Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

	:	Chapter 11
In re:	:
	:	Case No. 23-__________ (___)
Diebold Holding Company, LLC, et al.,[1]	:
	:	(Joint Administration Requested)
Debtors.	:
:

COMPREHENSIVE DISCLOSURE STATEMENT FOR (I) THE U.S.

JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF

DIEBOLD HOLDING COMPANY, LLC AND ITS DEBTOR AFFILIATES, AND

(II) THE NETHERLANDS WHOA PLAN OF DIEBOLD NIXDORF DUTCH HOLDING

B.V. AND THE DUTCH SCHEME PARTIES

WHOA PLAN

(section 370(1) of the Dutch Restructuring Law)

Relating to a WHOA proceeding with respect to Diebold Nixdorf Dutch Holding B.V.

and certain group companies within the meaning of sections 370(1) and 372 of the

Dutch Restructuring Law2

[1]

The Debtors are the following ten entities (the last four digits of their respective federal taxpayer identification numbers, if any, follow in parentheses): Diebold Nixdorf, Incorporated (3970); Diebold Nixdorf Technology Finance, LLC (9709); Diebold Global Finance Corporation (2596); Diebold SST Holding Company, LLC (3595); Diebold Holding Company, LLC (3478); Diebold Self-Service Systems (8298); Griffin Technology, Incorporated (4416); Impexa, LLC (1963); Diebold Nixdorf Canada, Limited (N/A); and Diebold Canada Holding Company Inc. (N/A) (collectively, the “U.S. Debtors”). The Debtors’ corporate headquarters are located at 50 Executive Pkwy, Hudson, Ohio 44236 and Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany.

[2]

Diebold Nixdorf Dutch Holding B.V., with its registered office in Amsterdam and a corporate office at Papendorpseweg 100 3528 BJ Utrecht, the Netherlands, will file a start declaration pursuant to the Dutch Restructuring Law and initiate a restructuring proceeding (the “Dutch Scheme Proceedings”). The group companies covered by the Dutch Scheme Proceedings are: Diebold Nixdorf Dutch Holding B.V.; Diebold Nixdorf Global Holding B.V.; Diebold Nixdorf Software Partner B.V.; Diebold Nixdorf Software CV; Diebold Nixdorf Global Solutions B.V.; Diebold Nixdorf B.V. (Netherlands); Diebold Nixdorf Sp. z o. o.; Diebold Nixdorf BPO Sp. z o. o.; Diebold Nixdorf S.L.; Diebold Nixdorf B.V. (Belgium); Diebold Nixdorf S.A.S.; Diebold Nixdorf AB; Diebold Nixdorf (UK) Ltd.; and Diebold Nixdorf s.r.l. (the “Dutch Scheme Parties”).

Heather Lennox (pro hac vice pending)

T. Daniel Reynolds (pro hac vice pending)

JONES DAY

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

Telephone:     (216) 586-3939

Facsimile:     (216) 579-0212

Email:           hlennox@jonesday.com

                      tdreynolds@jonesday.com

- and –

Daniel T. Moss (pro hac vice pending)

Nicholas J. Morin (pro hac vice pending)

JONES DAY

250 Vesey Street

New York, New York 10281

Telephone: (212) 326-3939

Facsimile: (212) 755-7306

Email:       dtmoss@jonesday.com

                  nmorin@jonesday.com

Proposed Counsel to the U.S. Debtors and

Debtors in Possession

Matthew D. Cavenaugh (TX Bar No. 24062656)

Kristhy M. Peguero (TX Bar No. 24102776)

Victoria Argeroplos (TX Bar No. 24105799)

JACKSON WALKER LLP

1401 McKinney Street, Suite 1900

Houston, Texas 77010

Telephone: (713) 752-4200

Facsimile: (713) 752-4221

Email:        mcavenaugh@jw.com

                  kpeguero@jw.com

                  vargeroplos@jw.com

Proposed Counsel to the U.S. Debtors and

Debtors in Possession

Jasper R. Berkenbosch

Sid C. Pepels

JONES DAY

Concertgebouwplein 20

1071 LN Amsterdam

The Netherlands

Telephone: 0031 3054200

Email: jberkenbosch@jonesday.com

            spepels@jonesday.com

Counsel solely with respect to the Netherlands Debtor and the Dutch Scheme Parties before the Dutch Court

Dated: May 30, 2023

THIS IS A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE U.S. PLAN AND THE WHOA PLAN. THE SOLICITATION OF THE U.S. PLAN IS IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF 11 U.S.C. §§ 1125, 1126 OF THE BANKRUPTCY CODE. THE SOLICITATION OF THE WHOA PLAN IS IN ACCORDANCE WITH SECTION 381 OF THE DUTCH RESTRUCTURING LAW (FAILLISSEMENTSWET). THIS COMPREHENSIVE DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT OR THE DUTCH COURT. THE U.S. DEBTORS INTEND TO SUBMIT THIS COMPREHENSIVE DISCLOSURE STATEMENT TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING COMMENCEMENT OF SOLICITATION AND THE DEBTORS’ FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. THE INFORMATION IN THIS COMPREHENSIVE DISCLOSURE STATEMENT IS SUBJECT TO CHANGE.

PRELIMINARY STATEMENT

On May 30, 2023, the U.S. Debtors and the Dutch Scheme Parties (both as defined in footnotes 1 and 2, respectively), entered into the restructuring support agreement attached hereto as Exhibit 1 (together with all exhibits thereto, and as amended, restated, and supplemented from time to time, the “RSA”) with certain holders that own, or manage with the authority to act on behalf of the beneficial owners of, (a) approximately 80.4% in aggregate amount of loans under the Company’s prepetition priority term loan facility due 2025 (the “Initial Consenting Superpriority Term Loan Creditors”); (b) approximately 79% in aggregate amount of loans under the Company’s term loan facility due 2025 (the “Initial Consenting First Lien Term Loan Creditors”); (c) approximately 78% in aggregate amount of U.S. dollar-denominated 9.375% senior secured notes due 2025 and Euro-denominated 9.000% senior secured notes due 2025 (the “Initial Consenting First Lien Notes Creditors”); and (d) approximately 58.3% in aggregate amount of U.S. dollar denominated 8.50%/12.50% senior secured PIK toggle notes due 2026 (the “Initial Consenting Second Lien Notes Creditors” and together with the Initial Consenting Superpriority Term Loan Creditors, Initial Consenting First Lien Term Loan Creditors, Initial Consenting First Lien Notes Creditors, and Initial Consenting 2023 Stub First Lien Term Loan Creditors (each as defined in the RSA) the “Consenting Creditors”).3

The RSA provides for the global and comprehensive restructuring of the Company as a going concern through: (i) the filing of chapter 11 cases by the U.S. Debtors with the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) and the Confirmation of the Joint Prepackaged Chapter 11 Plan of Reorganization attached hereto as Exhibit 2 (as may be amended, supplemented, or otherwise modified from time to time in accordance with its terms, the “U.S. Plan”); and (ii) the commencement by Diebold Nixdorf Dutch Holding B.V. (the “Netherlands Debtor”) of a proceeding pursuant to the Wet homologatie onderhands akkoord (the “WHOA”), pursuant to section 370(1) of the Dutch Restructuring Law before the District Court of Amsterdam (the “Dutch Court”) concerning a scheme of arrangement attached hereto as Exhibit 3 (the “WHOA Plan”). The WHOA Plan also aims to provide for the compromise of certain creditors’ rights against the Dutch Scheme Parties that form a group with the Netherlands Debtor within the meaning of section 2:24b of the Dutch Civil Code, pursuant to 372 and 370(a) of the Dutch Restructuring Law.

The distributions of consideration as set forth in the U.S. Plan and the WHOA Plan take into account Holders’ rights to payment, in respect of their Claims, against all the Debtors and the Dutch Scheme Parties taken as a whole. For creditors’ convenience, the same ballot will be used to solicit votes for the U.S. Plan and the WHOA Plan.

The U.S. Plan and the WHOA Plan are the outcome of extensive arms’-length negotiations among the Company (as defined below) and certain of its key stakeholders including the Consenting Creditors. The comprehensive, global restructuring contemplated by the RSA, the U.S. Plan and the WHOA Plan will substantially deleverage the Company’s balance sheet, provide substantial additional liquidity to the Company and leave the Company well positioned to fulfill its obligations to customers, suppliers and employees following the Effective Date. Each of the U.S. Plan and the WHOA Plan is an integral part of the Company’s restructuring, and both are necessary for such restructuring to succeed.

[3]

Capitalized terms used but not defined in this Comprehensive Disclosure Statement have the meaning ascribed to such terms in the U.S. Plan or the WHOA Plan (as defined herein), as applicable. Additionally, this Comprehensive Disclosure Statement incorporates the rules of interpretation located in Article I of the U.S. Plan. Any summary provided in this Comprehensive Disclosure Statement of any documents attached to this Comprehensive Disclosure Statement, including the U.S. Plan and the WHOA Plan, is qualified in its entirety by reference to the U.S. Plan and the WHOA Plan, the exhibits, and other materials referenced in the U.S. Plan and the WHOA Plan, the Chapter 11 Plan Supplement and the documents being summarized. In the event of any inconsistencies between the terms of this Comprehensive Disclosure Statement and the U.S. Plan, or the Comprehensive Disclosure Statement and the WHOA Plan, the U.S. Plan and the WHOA Plan shall govern, respectively.

The Company’s decision to enter into the RSA and solicit votes for the U.S. Plan and the WHOA Plan was precipitated by a liquidity challenge that followed the Company’s 2022 out-of-court restructuring and the substantial leverage accumulated by the Company since the 2016 acquisition of Wincor Nixdorf AG (the “2016 Acquisition”). Prior to entering into the RSA, the Company took numerous actions to cut costs, drive efficiencies and capitalize on new products; however, despite the Company’s efforts since the 2016 Acquisition to manage its capital structure, fundamental changes to the Company’s balance sheet are necessary. Each of the Netherlands Debtor and the other Dutch Scheme Parties is currently in the position where it is reasonably likely that they cannot comply with such obligations when they fall due, within the meaning of Section 370(1) of the Dutch Restructuring Law. Without the proposed modifications of the rights of Holders of Claims against the Dutch Scheme Parties, it is likely that the Dutch Scheme Parties are or soon will be insolvent. The proposed U.S. Plan and WHOA Plan, which are supported by the Consenting Creditors, will significantly reduce the Company’s debt, enhance liquidity and further advance the Company’s efforts to position itself for long-term success.

IMPORTANT INFORMATION REGARDING THIS

COMPREHENSIVE DISCLOSURE STATEMENT

COMPREHENSIVE DISCLOSURE STATEMENT DATED MAY 30, 2023

SOLICITATION OF VOTES ON THE U.S. PLAN FROM THE HOLDERS OF OUTSTANDING:

VOTING CLASS	NAME OF CLASS UNDER THE U.S. PLAN
Class 5	First Lien Claims
Class 6	Second Lien Notes Claims
Class 7	2024 Stub Unsecured Notes Claims

IF YOU ARE IN CLASS 5, CLASS 6 OR CLASS 7 OF THE U.S. PLAN YOU ARE RECEIVING THIS DOCUMENT AND THE ACCOMPANYING MATERIALS BECAUSE YOU ARE ENTITLED TO VOTE ON THE U.S. PLAN.

SOLICITATION OF VOTES ON THE WHOA PLAN FROM THE HOLDERS OF OUTSTANDING:

VOTING CLASS	NAME OF CLASS UNDER THE WHOA PLAN
Class 1	First Lien Claims
Class 2	2023 Stub First Lien Term Loan Claims
Class 3	Second Lien Notes Claims
Class 4	2024 Stub Unsecured Notes Claims

IF YOU ARE IN CLASS 1, CLASS 2, CLASS 3 OR CLASS 4 OF THE WHOA PLAN, YOU ARE RECEIVING THIS DOCUMENT AND THE ACCOMPANYING MATERIALS BECAUSE YOU ARE ENTITLED TO VOTE ON THE WHOA PLAN.

NOTE CERTAIN CLASSES ARE DEFINED DIFFERENTLY UNDER THE U.S. PLAN AND THE WHOA PLAN. BE SURE TO CONSULT THE DEFINITION OF YOUR CLASS IN THE U.S. PLAN OR WHOA PLAN, AS APPLICABLE.

v

DELIVERY OF BALLOTS

BALLOTS MUST BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE, WHICH IS 4:00 P.M. PREVAILING CENTRAL TIME ON JUNE 28, 2023, VIA THE ENCLOSED PREPAID, PRE-ADDRESSED RETURN ENVELOPE

OR

VIA FIRST CLASS MAIL, OVERNIGHT COURIER, OR HAND DELIVERY TO:

Diebold Holding Company, LLC

Ballot Processing Center

c/o Kroll Restructuring Administration LLC

850 Third Avenue, Suite 412

Brooklyn, NY 11232

PLEASE NOTE THAT MASTER BALLOTS AND PRE-VALIDATED BENEFICIAL BALLOTS

MAY BE DELIVERED VIA E-MAIL TO:

DIEBOLDNIXDORFBALLOTS@RA.KROLL.COM

FURTHERMORE, HOLDERS OF FIRST LIEN TERM LOAN CLAIMS AND 2023 STUB FIRST LIEN TERM LOAN CLAIMS MAY SUBMIT THEIR BALLOTS THROUGH THE SOLICITATION AGENT’S ONLINE BALLOT PORTAL, WHICH CAN BE ACCESSED THROUGH THE “SUBMIT E-BALLOT” LINK ON THE LEFT-HAND NAVIGATION PANEL OF THE DEBTORS’ RESTRUCTURING WEBSITE AT HTTPS://CASES.RA.KROLL.COM/DIEBOLDNIXDORF

BALLOTS RECEIVED VIA FACSIMILE OR ELECTRONIC MEANS OTHER THAN THOSE

DESCRIBED ABOVE WILL NOT BE COUNTED

IF YOU HAVE QUESTIONS ON THE PROCEDURE FOR VOTING ON THE U.S. PLAN OR THE

WHOA PLAN, PLEASE CALL THE SOLICITATION AGENT AT

833-701-9076 (TOLL-FREE U.S./CANADA) OR 646-440-4833 (INTERNATIONAL) OR EMAIL DIEBOLDNIXDORFINFO@RA.KROLL.COM.

This Comprehensive Disclosure Statement provides information regarding the U.S. Plan and the WHOA Plan that the Company is seeking to have confirmed by the Bankruptcy Court and sanctioned by the Dutch Court, respectively. The Company is providing the information in this Comprehensive Disclosure Statement to certain holders of Claims for purposes of soliciting votes to accept or reject the U.S. Plan and the WHOA Plan. For U.S. Plan purposes, this Comprehensive Disclosure Statement, including all exhibits hereto and as may be amended or modified from time to time and including all exhibits and supplements to the US. Plan, will be referred to herein as the “Comprehensive Disclosure Statement.” For WHOA Plan purposes, if there are material changes to this Comprehensive Disclosure Statement or the WHOA Plan, the Netherlands Debtor may need to resolicit votes for the WHOA Plan prior to the Dutch Sanction Hearing.

This Comprehensive Disclosure Statement contains, among other things, descriptions and summaries of provisions of the U.S. Plan and the WHOA Plan being proposed by the U.S. Debtors and the Netherlands Debtor, respectively. The U.S. Debtors reserve the right to modify the U.S. Plan consistent with section 1127 of Bankruptcy Code and Rule 3019 of the Bankruptcy Rules.

Pursuant to the RSA, the U.S. Plan and the WHOA Plan are currently supported by the Company and the Consenting Creditors. Holders of General Unsecured Claims – such as trade and vendors with outstanding amounts due from the Company – will not be impaired by the U.S. Plan and, as a result, the right to receive payment in full on account of existing obligations is not altered by the U.S. Plan. For the same reason and as further discussed below, holders of General Unsecured Claims are not included in the WHOA Plan. During the Chapter 11 Cases, the Company intends to operate its businesses in the ordinary course and will seek authorization from the Bankruptcy Court to make timely payments to, among others, all trade creditors, employees, and insurance providers of the Company.

The effectiveness of the U.S. Plan and the WHOA Plan are subject to certain material conditions precedent described herein and set forth in Article IX of the U.S. Plan and Article V of the WHOA Plan. There is no assurance that the Bankruptcy Court will confirm the U.S. Plan or, if the Bankruptcy Court does confirm the U.S. Plan, that the conditions necessary for the U.S. Plan to become effective will be satisfied or, in the alternative, waived. There is also no assurance that the Dutch Court will sanction the WHOA Plan or, if the Dutch Court does sanction the WHOA Plan, that the conditions necessary for the WHOA Plan to become effective will be satisfied or, in the alternative, waived.

The Company urges each holder of a Claim or Interest to consult with its own advisors with respect to any legal, financial, securities, tax, or business advice in reviewing this Comprehensive Disclosure Statement, the U.S. Plan, the WHOA Plan and each proposed transaction contemplated by the U.S. Plan and the WHOA Plan.

The Company strongly encourages Holders of Claims in Classes that are entitled to vote on the U.S. Plan and the WHOA Plan (each a “Voting Class” and collectively, the “Voting Classes”) to read this Comprehensive Disclosure Statement (including the Risk Factors described in Section VIII hereof). In addition, the Voting Classes should also read the U.S. Plan and the WHOA Plan, attached hereto as Exhibits 2 and 3, respectively, in their entirety before voting to accept or reject the U.S. Plan and the WHOA Plan. Assuming the requisite acceptances to the U.S. Plan are obtained, the U.S. Debtors will seek the Bankruptcy Court’s approval of the U.S. Plan at the Confirmation Hearing. Also, assuming the requisite acceptances to the WHOA Plan are obtained, the Netherlands Debtor will ask the Dutch Court to sanction the WHOA Plan at the Dutch Sanction Hearing.

RECOMMENDATION BY THE COMPANY AND CREDITOR SUPPORT

EACH OF THE DEBTORS’ AND DUTCH SCHEME PARTIES’ BOARDS OF DIRECTORS, MEMBERS, OR MANAGERS, AS APPLICABLE, HAS APPROVED THE TRANSACTIONS CONTEMPLATED BY THE U.S. PLAN AND THE WHOA PLAN AND DESCRIBED IN THIS COMPREHENSIVE DISCLOSURE STATEMENT, AND THE COMPANY BELIEVES THAT THE COMPROMISES CONTEMPLATED UNDER THE U.S. PLAN AND THE WHOA PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF EACH OF THE ESTATES, AND PROVIDE THE BEST RECOVERY POSSIBLE UNDER THE CIRCUMSTANCES TO CLAIM AND INTEREST HOLDERS. AT THIS TIME, EVERY COMPANY ENTITY BELIEVES THAT THE U.S. PLAN AND THE WHOA PLAN AND RELATED TRANSACTIONS REPRESENT THE BEST ALTERNATIVE FOR ACCOMPLISHING THE COMPANY’S OVERALL RESTRUCTURING OBJECTIVES. THE COMPANY, THEREFORE, STRONGLY RECOMMENDS THAT ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED SUBMIT BALLOTS TO ACCEPT THE U.S. PLAN AND THE WHOA PLAN BY RETURNING THEIR BALLOTS SO AS TO BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT NO LATER THAN JUNE 28, 2023 AT 4:00 P.M. (PREVAILING CENTRAL TIME) PURSUANT TO THE INSTRUCTIONS SET FORTH HEREIN AND ON THE BALLOTS.

HOLDERS OF APPROXIMATELY (A) 80.4% IN AGGREGATE AMOUNT OF LOANS UNDER THE COMPANY’S SUPERPRIORITY TERM LOAN; (B) 79% IN AGGREGATE AMOUNT OF LOANS UNDER THE COMPANY’S FIRST LIEN TERM LOAN; (C) 78% IN AGGREGATE AMOUNT OF FIRST LIEN NOTES; AND (D) 58.3% IN AGGREGATE AMOUNT OF SECOND LIEN NOTES AGREED, SUBJECT TO THE TERMS AND CONDITIONS OF THE RSA, TO SUPPORT AND VOTE IN FAVOR OF THE U.S. PLAN AND THE WHOA PLAN.

SPECIAL NOTICE REGARDING U.S. FEDERAL AND

STATE SECURITIES LAWS APPLICABLE TO THE U.S. PLAN

The Bankruptcy Court has not reviewed this Comprehensive Disclosure Statement or the U.S. Plan, and the securities to be issued on or after the Effective Date will not have been the subject of a registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933 as amended (the “Securities Act”) or any securities regulatory authority of any state under any state securities law (“Blue Sky Laws”). The U.S. Plan has not been approved or disapproved by the SEC or any state regulatory authority and neither the SEC nor any state regulatory authority has passed upon the accuracy or adequacy of the information contained in this Comprehensive Disclosure Statement or the U.S. Plan. Any representation to the contrary is a criminal offense. In connection with the solicitation of votes to accept or reject the U.S. Plan (the “Solicitation”), the U.S. Debtors are relying on Section 4(a)(2) of the Securities Act and/or Regulation D thereunder, and similar Blue Sky Laws provisions, as well as Regulation S under the Securities Act, to (i) offer to certain holders of U.S. Plan Class 5 Claims, U.S. Plan Class 6 Claims, WHOA Plan Class 1 Claims, WHOA Plan Class 2 Claims and WHOA Plan Class 3 Claims that are, in each case, either “qualified institutional buyers” as defined in Rule 144A under the Securities Act or “accredited investors” as defined in Rule 501 under the Securities Act or are not “U.S. persons” as defined in Regulation S under the Securities Act (such holders, the “Eligible Holders”) New Common Stock in connection with the Solicitation of votes to accept or reject the U.S. Plan and the WHOA Plan prior to the Petition Date and (ii) offer, issue, and distribute New Common Stock in respect of the DIP Premiums (as defined in the DIP Term Sheet which is included in Exhibit 1 of this Comprehensive Disclosure Statement) (the “Additional New Common Stock”) to the DIP Backstop Parties (as defined in the RSA) and DIP Lenders pursuant to and in accordance with the terms of the DIP Facility, in each case without registration under the Securities Act or the Blue Sky Laws.

After the Petition Date, the U.S. Debtors intend to rely on section 1145(a) of the Bankruptcy Code to exempt from registration under the Securities Act and Blue Sky Laws the offer, issuance, and distribution of New Common Stock under the U.S. Plan. Neither the Solicitation nor this Comprehensive Disclosure Statement constitutes an offer to sell or the solicitation of an offer to buy securities in any state or jurisdiction in which such offer or solicitation is not authorized.

DISCLAIMER

This Comprehensive Disclosure Statement contains summaries of certain provisions of the U.S. Plan, the WHOA Plan and certain other documents and financial information. The information included in this Comprehensive Disclosure Statement is provided solely for the purpose of soliciting acceptances of the U.S. Plan and the WHOA Plan and should not be relied upon for any purpose other than to determine whether and how to vote on the U.S. Plan and the WHOA Plan. All holders of Claims entitled to vote to accept or reject the U.S. Plan and the WHOA Plan are advised and encouraged to read this Comprehensive Disclosure Statement, the U.S. Plan and the WHOA Plan in their entirety before voting to accept or reject the U.S. Plan and the WHOA Plan. The Company believes that the U.S. Plan and the WHOA Plan summaries contained herein are fair and accurate. The summaries of the financial information and the documents that are attached to, or incorporated by reference in, this Comprehensive Disclosure Statement are qualified in their entirety by reference to such information and documents. In the event of any inconsistency or discrepancy between a description in this Comprehensive Disclosure Statement, on the one hand, and the terms and provisions of the U.S. Plan, the WHOA Plan or the financial information and documents incorporated in this Comprehensive Disclosure Statement by reference, on the other hand, the U.S. Plan, the WHOA Plan or the financial information and documents, as applicable, shall govern for all purposes.

Except as otherwise provided in the U.S. Plan or the WHOA Plan or in accordance with applicable law, the Company is under no duty to update or supplement this Comprehensive Disclosure Statement. The Bankruptcy Court’s approval of this Comprehensive Disclosure Statement does not constitute a guarantee of the accuracy or completeness of the information contained herein or the Bankruptcy Court’s endorsement of the merits of the U.S. Plan or the WHOA Plan. The statements and financial information contained in this Comprehensive Disclosure Statement have been made as of the date hereof unless otherwise specified. Holders of Claims or Interests reviewing the Comprehensive Disclosure Statement should not assume at the time of such review that there have been no changes in the facts set forth in this Comprehensive Disclosure Statement since the date of this Comprehensive Disclosure Statement. No Holder of a Claim or Interest should rely on any information, representations, or inducements that are not contained in or are inconsistent with the information contained in this Comprehensive Disclosure Statement, the documents attached to this Comprehensive Disclosure Statement, the U.S. Plan or the WHOA Plan. This Comprehensive Disclosure Statement does not constitute legal, business, financial or tax advice. Any Person or Entity desiring any such advice should consult with their own advisors. Additionally, this Comprehensive Disclosure Statement has not been approved or disapproved by the Bankruptcy Court, the Dutch Court, the SEC or any securities regulatory authority of any state under Blue Sky Laws. The Company is soliciting acceptances to the U.S. Plan and the WHOA Plan prior to commencing any cases under chapter 11 of the Bankruptcy Code or proceedings under the Dutch Restructuring Law.

x

FORWARD-LOOKING STATEMENTS

The financial information contained in or incorporated by reference into this Comprehensive Disclosure Statement has not been audited, except as specifically indicated otherwise. The Company’s management, in consultation with the its advisors, has prepared the financial projections attached hereto as Exhibit 4 and described in this Comprehensive Disclosure Statement (the “Financial Projections”). The Financial Projections, while presented with numerical specificity, necessarily were based on a variety of estimates and assumptions that are inherently uncertain and may be beyond the control of management. Important factors that may affect actual results and cause the management forecasts not to be achieved include, but are not limited to, risks and uncertainties relating to the Company’s businesses (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions and other factors. The Company cautions that no representations can be made as to the accuracy of these projections or to their ultimate performance compared to the information contained in the forecasts or that the forecasted results will be achieved. No independent auditor or accountant has reviewed or approved the Financial Projections. The Financial Projections may not be relied upon as a guarantee or other assurance that the actual results will occur.

Regarding contested matters, adversary proceedings, and other pending, threatened, or potential litigation or other actions, this Comprehensive Disclosure Statement does not constitute, and may not be construed as, an admission of fact, liability, stipulation, or waiver by the Company or any other party, but rather as a statement made in the context of settlement negotiations in accordance with Rule 408 of the Federal Rules of Evidence and any analogous state or foreign laws or rules. As such, this Comprehensive Disclosure Statement shall not be admissible in any non-bankruptcy or non-WHOA proceeding involving the Company or any other party in interest, nor shall it be construed to be conclusive advice on the tax, securities, financial or other effects of the U.S. Plan or the WHOA Plan to Holders of Claims against the Company or any other party in interest. Please refer to Section VII of this Comprehensive Disclosure Statement, entitled “Risk Factors” for a discussion of certain risk factors that Holders of Claims voting on the U.S. Plan and the WHOA Plan should consider.

Except as otherwise expressly set forth herein, all information, representations, or statements contained herein have been provided by the Company. No person is authorized by the Company in connection with this Comprehensive Disclosure Statement, the U.S. Plan, the WHOA Plan or the Solicitation to give any information or to make any representation or statement regarding this Comprehensive Disclosure Statement, the U.S. Plan, the WHOA Plan or the Solicitation, in each case, other than as contained in this Comprehensive Disclosure Statement and the exhibits attached hereto or as otherwise incorporated herein by reference or referred to herein. If any such information, representation, or statement is given or made, it may not be relied upon as having been authorized by the Company.

This Comprehensive Disclosure Statement contains certain forward-looking statements, all of which are based on various estimates and assumptions. Such forward-looking statements are subject to inherent uncertainties and to a wide variety of significant business, economic, and competitive risks, including, but not limited to, those summarized herein. When used in this Comprehensive Disclosure Statement, the words “anticipate,” “believe,” “estimate,” “will,” “may,” “intend,” and “expect” and similar expressions generally identify forward-looking statements. Although the Company believes that its plans, intentions, and expectations reflected in the forward-looking statements are reasonable, it cannot be ensured that they will be achieved. These statements are only predictions and are not guarantees of future performance or results. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. All forward-looking statements attributable to the Company or Persons or Entities acting on their behalf are expressly qualified in their entirety by the cautionary statements set forth in this Comprehensive Disclosure Statement. Forward-looking statements speak only as of the date on which they are made. Except as required by law, the Company expressly disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

ARTICLE I. EXECUTIVE SUMMARY	1

A. Purpose Of This Comprehensive Disclosure Statement, The U.S. Plan, And The WHOA Plan	1
B. Overview Of The Transactions Contemplated By The U.S. Plan And The WHOA Plan	1
C. Summary Of Treatment Of Claims And Interests And Description Of Recoveries Under The U.S. Plan And The WHOA Plan	4
D. Voting On The U.S. Plan And The WHOA Plan	6
E. Confirmation And Consummation Of The U.S. Plan	7
F. Sanctioning And Consummation Of The WHOA Plan	8
G. Additional Plan-Related Documents	9

ARTICLE II. THE COMPANY’S BUSINESS, CORPORATE HISTORY AND CAPITAL STRUCTURE	10

A. The Company’s Business And Corporate History	10
B. Events Leading Up To The 2022 Debt Restructuring	10
C. The Company’s Prepetition Capital Structure	12
D. Litigation Matters	23
E. Employees, Material Benefits Plans, And Management And Board Of Directors	24

ARTICLE III. EVENTS LEADING TO THESE CHAPTER 11 CASES AND THE DUTCH SCHEME PROCEEDINGS AND THE COMPANY’S ENTRY INTO THE RESTRUCTURING SUPPORT AGREEMENT	26

A. The Primary Components Of The Restructuring Support Agreement	27
B. The Company’s Proposed Comprehensive Disclosure Statement And Solicitation Process	29
C. The Company’s U.S. First Day Motions And Dutch Court Filings	29
D. Other Requested First Day Relief And Retention Applications	30

ARTICLE IV. SUMMARY OF THE U.S. PLAN AND THE WHOA PLAN	30

A. The U.S. Plan	30
1. Treatment Of Unclassified Claims In The U.S. Plan	30
2. Classification Of Claims And Interests Under The U.S. Plan	33
3. Treatment Of Classes Of Claims And Interests Under The U.S. Plan	33
4. Distribution Of Consideration Under U.S. Plan	39
5. Special Provision Governing Unimpaired Claims	39
6. Elimination Of Vacant Classes	39
7. Voting Classes; Presumed Acceptance By Non-Voting Classes	39
8. Subordinated Claims And Interests	39
9. Intercompany Interests	39
10. Controversy Concerning Impairment	39
11. Confirmation Pursuant To Section 1129(b) Of The Bankruptcy Code	40
12. Means For Implementation Of The U.S. Plan	40
13. Treatment Of Executory Contracts And Unexpired Leases Under The U.S. Plan	47
14. Provisions Governing Distributions	52
15. Procedures For Resolving Disputed Claims And Interests Under The U.S. Plan	57
16. Conditions To The Effective Date	59
17. Settlement, Release, Injunction, and Related Provisions In The U.S. Plan	61
18. Modification, Revocation, Or Withdrawal Of The U.S. Plan	67
B. The WHOA Plan	68
1. Treatment Of Unclassified Claims Under The WHOA Plan	68
2. Classification Of Claims Under The WHOA Plan	68
3. Treatment Of Classes Of Claims Under The WHOA Plan	69

4. Distribution Of Consideration Under The WHOA Plan	71
5. Cancellation Of DNI Interests Pursuant To The U.S. Plan	71
6. Means For Implementation Of The WHOA Plan	71
7. Settlement, Release, Injunction And Related Provisions	74
8. Conditions Precedent To The Effective Date Of The WHOA Plan	77
9. Modification, Revocation, Or Withdrawal Of The WHOA Plan; Reservation Of Rights	79
10. Works Council	80

ARTICLE V. CONFIRMATION OF THE U.S. PLAN AND SANCTIONING OF THE WHOA PLAN	81

A. The U.S. Plan	81
B. The WHOA Plan	86

ARTICLE VI. VOTING INSTRUCTIONS	89

A. Overview	89
B. Solicitation Procedures	89
C. Voting Procedures	91
D. Voting Tabulation	92

ARTICLE VII. RISK FACTORS	94

A. Risks Related To The Restructuring	94
B. Risks Related To Recoveries Under The U.S. Plan And The WHOA Plan	101
C. Risks Related To The Offer And Issuance Of Securities Under The U.S. Plan	102
D. Risk Factors Related To The Business Operations Of The Company And Reorganized Debtors	102
E. Miscellaneous Risk Factors And Disclaimers	105

ARTICLE VIII. IMPORTANT SECURITIES LAWS DISCLOSURES	106

A. U.S. Plan And The WHOA Plan Consideration	106
B. Exemption From Registration Requirements; Issuance And Resale Of Securities; Definition Of “Underwriter” Under Section 1145(b) Of The Bankruptcy Code	106
C. Private Placement Securities	108

ARTICLE IX. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE U.S. PLAN	110

A. Introduction	110
B. Certain U.S. Federal Income Tax Consequences to the U.S. Debtors And The Netherlands Debtor	111
C. Certain U.S. Federal Income Tax Consequences To U.S. Holders Of Certain Claims	116
D. Certain U.S. Federal Income Tax Consequences To Non-U.S. Holders Of Certain Claims	123
E. Information Reporting And Backup Withholding	126
F. Importance Of Obtaining Professional Tax Assistance	127

ARTICLE X. CERTAIN DUTCH TAX CONSEQUENCES OF THE U.S. PLAN AND THE WHOA PLAN	127

A. General	127
B. Taxation In The Netherlands	127

ARTICLE XI. RECOMMENDATION OF THE COMPANY	132

EXHIBITS

Exhibit 1	Restructuring Support Agreement

Exhibit 2	U.S. Plan of Reorganization

Exhibit 3	WHOA Plan of Reorganization

Exhibit 4	Financial Projections

Exhibit 5	Valuation Analysis

Exhibit 6	Liquidation Analysis

Exhibit 7	Corporate Structure of the Company

Exhibit 8	Dutch Scheme Parties’ Balance Sheets

Exhibit 9	Annual Financial Reports of the Dutch Scheme Parties from 2019 - 2021

I. EXECUTIVE SUMMARY

A.	Purpose Of This Comprehensive Disclosure Statement, The U.S. Plan, And The WHOA Plan

The U.S. Debtors and the Dutch Scheme Parties (collectively, the “Company”), submit this Comprehensive Disclosure Statement pursuant to sections 1125 and 1126 of the Bankruptcy Code and 370(1) of the Dutch Restructuring Law, and in relation to the Dutch Scheme Parties, pursuant to sections 372 and 370(1) of the Dutch Restructuring Law, to Holders of U.S. Plan Class 5 Claims, U.S. Plan Class 6 Claims, U.S. Plan 7 Claims, WHOA Plan Class 1 Claims, WHOA Plan Class 2 Claims, WHOA Plan Class 3 Claims and WHOA Plan Class 4 Claims in connection with the solicitation of acceptances with respect to the U.S. Plan and the WHOA Plan. A copy of the U.S. Plan is attached hereto as Exhibit 2 and a copy of the WHOA Plan is attached hereto as Exhibit 3 and both are incorporated herein by reference. The U.S. Plan constitutes a separate chapter 11 plan for each of the U.S. Debtors. The WHOA Plan constitutes an extended plan (een ‘breed akkoord’) pursuant to sections 372 and 370(1) of the Dutch Restructuring Law in relation to the Dutch Scheme Parties, based on not only the rights of the creditors vis-à-vis the Netherlands Debtor arising out of the funded debt obligations as described below, but also their corresponding claims vis-à-vis the Dutch Scheme Parties for which those Dutch Scheme Parties are liable with, or in addition to, the Netherlands Debtor.

THE COMPANY BELIEVES THAT THE COMPROMISES AND SETTLEMENTS CONTEMPLATED BY THE U.S. PLAN AND THE WHOA PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE ESTATES, AND MAXIMIZE RECOVERIES TO HOLDERS OF CLAIMS. THE COMPANY BELIEVES THE U.S. PLAN AND THE WHOA PLAN ARE THE BEST AVAILABLE ALTERNATIVE FOR IMPLEMENTING A RESTRUCTURING OF THE COMPANY’S BALANCE SHEET. THE COMPANY STRONGLY RECOMMENDS THAT YOU VOTE TO ACCEPT THE U.S. PLAN AND THE WHOA PLAN.

B.	Overview Of The Transactions Contemplated By The U.S. Plan And The WHOA Plan

On May 30, 2023, the Company entered into the RSA with certain Holders of (a) approximately 80.4% in aggregate amount of the Superpriority Term Loan; (b) approximately 79% in aggregate amount of First Lien Term Loans; (c) approximately 78% in aggregate amount of First Lien Notes; and (d) approximately 58.3% in aggregate amount of Second Lien Notes.

As of the date of this Comprehensive Disclosure Statement, the Company has $2.7 billion in outstanding funded debt obligations, including4 $2.631 billion of secured obligations, as set forth in the following chart:5

Instrument	Principal Amt		Borrower / Issuer and Jurisdiction	Rate	Maturity
ABL Facility	$ €	160mm 17.7mm	Diebold Nixdorf, Inc. (US) and Subsidiary Borrowers[6]	S+250-300	7/20/2026
FILO Facility		$58.9mm	Diebold Nixdorf, Inc. (U.S.)	S+800	6/4/2023
Superpriority Term Loan		$400.6mm	Diebold Nixdorf Holding Germany GmbH (Germany)	S+640	7/15/2025

			First Lien Debt
First Lien U.S. Term Loan		$533.5mm	Diebold Nixdorf, Inc. (U.S.)	S+525	7/15/2025
First Lien Euro Term Loan		€90.3mm	Diebold Nixdorf, Inc. (U.S.)	E+550	7/15/2025
First Lien U.S. Notes		$718.1mm	Diebold Nixdorf, Inc. (U.S.)	9.38%	7/15/2025
First Lien Euro Notes		€356.0mm	Diebold Nixdorf Dutch Holding B.V. (Netherlands)	9.00%	7/15/2025
2023 USD Term Loan		$12.8mm	Diebold Nixdorf, Inc. (U.S.)	L+275	11/6/2023
2023 EU Term Loan		€4.8mm	Diebold Nixdorf, Inc. (U.S.)	E+300	11/6/2023
Stub 2025 USD Secured Notes		$2.7mm	Diebold Nixdorf, Inc. (U.S.)	9.38%	7/15/2025
Stub 2025 Euro Secured Notes		€4.4mm	Diebold Nixdorf, Inc. (U.S.)	9.00%	7/15/2025

			Second Lien
Second Lien Notes		$333.6mm	Diebold Nixdorf, Inc. (U.S.)	PIK 8.50%	10/15/2026

			Unsecured Funded Debt
2024 Stub Unsecured Notes		$72.1mm	Diebold Nixdorf, Inc. (U.S.)	8.50%	4/15/2024

[4]	The following summary is qualified in its entirety by reference to the operative documents, agreements, schedules and exhibits.
[5]	These amounts are exclusive of accrued but unpaid interest and fees (and also exclusive of capitalized fees).
[6]

The “Subsidiary Borrowers” are: Diebold Nixdorf Canada, Limited, Diebold Nixdorf Deutschland GmbH, Diebold Nixdorf Systems GmbH, Wincor Nixdorf International GmbH, Diebold Nixdorf Global Logistics GmbH, Diebold Nixdorf AB, Diebold Nixdorf B.V. (Netherlands), Diebold Nixdorf S.A.S., Diebold Nixdorf (UK) Limited, Diebold Nixdorf s.r.l., Diebold Nixdorf sp. z o.o., Diebold Nixdorf S.L., Diebold Nixdorf BV (Belgium) and Diebold Self-Service Solutions S.a r.l.

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To implement a comprehensive financial restructuring of their funded debt, the U.S. Debtors will commence chapter 11 cases (the “Chapter 11 Cases”) in the Bankruptcy Court seeking Confirmation of the U.S. Plan, and the Netherlands Debtor will institute proceedings in the Dutch Court seeking sanctioning of the WHOA Plan. The U.S. Debtors will seek joint administration of the Chapter 11 Cases for procedural purposes and, upon commencement of the Chapter 11 Cases, will file the U.S. Plan, this Comprehensive Disclosure Statement and a motion seeking to approve solicitation procedures (the “Solicitation Procedures”) and schedule a combined hearing on the adequacy of the Comprehensive Disclosure Statement and Confirmation of the U.S. Plan.

As set forth in the U.S. Plan and the WHOA Plan, the Restructuring Transactions provide for a comprehensive restructuring of Claims against and Interests in the Company, significant deleveraging of the Company’s capital structure, enhanced operating liquidity in order to preserve the going-concern value of the Company’s businesses, maximize recoveries available to creditors and an equitable distribution to stakeholders. More specifically, the Restructuring Transactions provide, among other things, that:

•

Pursuant to the U.S. Plan, all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Other Secured Claims will be paid in full in cash or receive such treatment that renders them Unimpaired under the Bankruptcy Code;

•

Pursuant to the U.S. Plan, all Allowed General Unsecured Claims will be Reinstated and paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claim;

•

DNI will seek approval of a new $1.25 billion debtor-in-possession term loan facility, to be provided by certain of the Company’s existing first lien lenders on the terms set forth in the DIP Term Sheet and such other terms that are acceptable to the U.S. Debtors and a requisite number of lenders under the DIP Facility. The proceeds of the DIP Facility will be used to: (i) repay in full the term loan obligations, including a make-whole premium, under the Superpriority Credit Agreement; (ii) repay in full the ABL Facility and cash collateralize letters of credit thereunder; (iii) pay costs and reasonable and documented out-of-pocket fees and expenses related to the court-supervised restructuring proceedings; (iv) make certain “adequate protection payments”; and (v) fund the working capital needs and expenditures of the Company Parties and their non-debtor affiliates during the pendency of the court supervised restructuring proceedings;

•

Holders of Allowed First Lien Claims shall receive their pro rata share of 98% of the New Common Stock, subject to dilution on account of the Backstop Premium, the Upfront Premium, the Additional Premium, the Participation Premium (each as defined in the DIP Term Sheet) and New Management Incentive Plan;

•

Holders of Allowed Second Lien Notes Claims shall receive their pro rata share of 2% of the New Common Stock, subject to dilution on account of the Backstop Premium, the Upfront Premium, the Additional Premium and New Management Incentive Plan;

•

Holders of Allowed 2024 Unsecured Notes Claims shall receive their pro rata share of an amount of cash that would provide a holder of an Allowed 2024 Unsecured Notes Claim with the same percentage recovery on its Allowed 2024 Stub Unsecured Notes Claim that a holder of an Allowed Second Lien Notes Claim is receiving in respect of its Allowed Second Lien Notes Claim under Article III.B.6 of the U.S. Plan; and

•	Cancellation of DNI’s existing equity Interests.

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The payment in full under the U.S. Plan of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Other Secured Claims and Allowed General Unsecured Claims is necessary to ensure that the Company can continue its business on a going concern basis and that, as such, the value of the Reorganized Company, as described in the Valuation Analysis, will be realized with the contemplated Restructuring Transactions for the benefit of the joint creditors of the Company, including those of the Dutch Scheme Parties.

Each of the Dutch Scheme Parties is currently in the position where it is reasonably likely that they cannot comply with their obligations when they fall due within the meaning of Section 370(1) of the Dutch Restructuring Law. Without the proposed modifications of the rights of Holders of Allowed Claims against the Dutch Scheme Parties, it is likely that such parties are or will be insolvent.

As described below, you are receiving this Comprehensive Disclosure Statement because you are a Holder of a Claim or Interest entitled to vote to accept or reject the U.S. Plan and the WHOA Plan. Prior to voting on the U.S. Plan and the WHOA Plan, you are encouraged to read this Comprehensive Disclosure Statement and all documents attached to this Comprehensive Disclosure Statement in their entirety. As reflected in this Comprehensive Disclosure Statement, there are risks, uncertainties and other important factors that could cause the Company’s actual performance or achievements to be materially different from those they may project, and the Company undertakes no obligation to update any such statement. Certain of these risks, uncertainties and factors are described in Section VII of this Comprehensive Disclosure Statement, entitled “Risk Factors.”

C.	Summary Of Treatment Of Claims And Interests And Description Of Recoveries Under The U.S. Plan And The WHOA Plan.

The U.S. Plan and the WHOA Plan organize the creditor and equity constituencies into groups called “Classes.” The Classes for the WHOA Plan are organized pursuant to the rules for classification as provided in section 374 of the Dutch Restructuring Law. For each Class, the U.S. Plan and the WHOA Plan, as applicable, describe: (1) the underlying Claim or Interest; (2) the recovery available to the Holders of Allowed Claims or Interests in that Class under the U.S. Plan or the WHOA Plan, as applicable; (3) under the U.S. Plan, whether the Class is Impaired or Unimpaired; (4) the form of consideration, if any, that Holders in such Class will receive on account of their respective Allowed Claims or Interests; and (5) under the U.S. Plan, whether the Holders of Claims or Interests in such Class are entitled to vote to accept or reject the U.S. Plan.

The proposed distributions and classifications under the U.S. Plan and the WHOA Plan are based upon a number of factors, including the Valuation Analysis (which includes the reorganisatiewaarde) and Liquidation (liquidatiewaarde) Analysis. The valuation of the Reorganized Debtors as a going concern is based upon the value of their assets and liabilities as of an assumed Effective Date of August 1, 2023 and incorporates various assumptions and estimates, as discussed in detail in the Valuation Analysis prepared by the Company’s proposed investment banker, Ducera Partners, LLC (“Ducera”) and the Liquidation Analysis prepared by the Company’s financial advisor FTI Consulting, Inc., (“FTI”).

The table below provides a summary of the classification, description, treatment, and anticipated recovery of Claims and Interests under each of the U.S. Plan and the WHOA Plan. This information is provided in summary form below for illustrative purposes only and is qualified in its entirety by reference to Article III of the U.S. Plan and Article II of the WHOA Plan. Any estimates of Claims or Interests in this Comprehensive Disclosure Statement may vary from the final amounts allowed by the Bankruptcy Court. Your ability to receive distributions under the U.S. Plan and the WHOA Plan depends upon the ability of the U.S. Debtors and Netherlands Debtor to obtain Confirmation of the U.S. Plan and sanctioning of the WHOA Plan and meet the conditions necessary to consummate the U.S. Plan and the WHOA Plan. The recoveries available to Holders of Claims are estimates, and actual recoveries may materially differ based on, among other things, whether the amount of Claims actually Allowed exceeds the estimates provided below. In such an instance, the recoveries available to Holders of Allowed Claims could be materially lower when compared to the estimates provided below. To the extent that any inconsistency exists between the summaries contained in this Comprehensive Disclosure Statement and the U.S. Plan or the WHOA Plan, the terms of the U.S. Plan or the WHOA Plan shall govern, respectively.

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The only Claims addressed in the WHOA Plan are WHOA Plan Class 1 Claims (First Lien Claims), WHOA Plan Class 2 Claims (2023 Stub First Lien Term Loan Claims), WHOA Plan Class 3 Claims (Second Lien Notes Claims) and WHOA Plan Class 4 Claims (2024 Stub Unsecured Notes Claims). The WHOA Plan does not address any other Claims or Interests, including General Unsecured Claims, because these Claims are not being compromised under the WHOA Plan. Such omission from the WHOA Plan is in the best interest of the Dutch Scheme Parties and all creditors involved because leaving such Claims unimpaired will allow the Company to continue operating in the ordinary course during the restructuring proceedings and facilitate the Restructuring Transactions. The distributions of consideration as set forth in the U.S. Plan and the WHOA Plan take into account Holders’ rights to payment, in respect of Claims, against all the U.S. Debtors and the Dutch Scheme Parties taken as a whole.

For a more detailed description of the treatment of Claims and Interests under the U.S. Plan and the WHOA Plan and the sources of satisfaction for Claims and Interests, see Section IV of this Comprehensive Disclosure Statement, entitled “Summary of the U.S. Plan and the WHOA Plan.” The following chart represents the classification of Claims against and Interests in the U.S. Debtors pursuant to the U.S. Plan:

Class	Claim or Interest	Status	Voting Rights	Projected U.S. Plan Recovery
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
3	ABL Facility Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
4	Superpriority Term Loan Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
5	First Lien Claims	Impaired	Entitled to Vote	33.3% - 43.5%
6	Second Lien Notes Claims	Impaired	Entitled to Vote	4.1% - 5.4%
7	2024 Stub Unsecured Notes Claims	Impaired	Entitled to Vote	4.1% - 5.4%
8	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
9	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)	0%
10	Debtor Intercompany Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
11	Non-Debtor Intercompany Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
12	Intercompany Interests	Unimpaired	Not Entitled to Vote (Presumed to Accept)	100%
13	DNI Interests	Impaired	Not Entitled to Vote (Deemed to Reject)	0%

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The following chart represents the classification of Claims against the Dutch Scheme Parties pursuant to the WHOA Plan:

Class	Claim or Interest	Voting Rights	Projected WHOA Plan Recovery
1	First Lien Claims	Entitled to Vote	Same as U.S. Plan Class 5 Claims
2	2023 Stub First Lien Term Loan Claims	Entitled to Vote	No Additional Recovery Under the WHOA Plan but entitled to U.S. Plan Class 5 Claim Recovery
3	Second Lien Notes Claims	Entitled to Vote	No Additional Recovery Under the WHOA Plan but entitled to U.S. Plan Class 6 Claim Recovery
4	2024 Stub Unsecured Notes Claims	Entitled to Vote	No Additional Recovery Under the WHOA Plan but entitled to U.S. Plan Class 7 Claim Recovery

D.	Voting On The U.S. Plan And The WHOA Plan

Certain procedures will be used to collect and tabulate votes on the U.S. Plan and the WHOA Plan, as summarized in Section VI of this Comprehensive Disclosure Statement, entitled “Voting Instructions.” Readers should carefully read the voting instructions in Section VI herein.

Only Holders of Claims in Classes 5, 6, and 7 in the U.S. Plan and Classes 1, 2, 3, and 4 in the WHOA Plan are entitled to vote on the U.S. Plan and WHOA Plan, respectively. Only Holders that are Eligible Holders may vote on the U.S. Plan and the WHOA Plan prior to the Petition Date; Holders of Claims that are not Eligible Holders may vote on the U.S. Plan and the WHOA Plan after the Petition Date.

Holders of Claims or Interests in Classes 1, 2, 3, 4, 8, 10, 11 and 12 of the U.S. Plan are Unimpaired by the U.S. Plan and are conclusively presumed to accept the U.S. Plan.

Holders of Claims or Interests in Classes 9 and 13 of the U.S. Plan are impaired and deemed to reject the U.S. Plan because they will receive no recovery on account of their Claims or Interests under the U.S. Plan.

The Voting Deadline is June 28, 2023 at 4:00 p.m. (Prevailing Central Time). To be counted as votes to accept or reject the U.S. Plan and the WHOA Plan, each ballot (a “Ballot”) must be properly executed, completed, and delivered (either by using the return envelope provided, by first-class mail, overnight courier, personal delivery, or (a) in the case of Master Ballots and pre-validated Beneficial Ballots only via email to Dieboldnixdorfballots@ra.kroll.com) and (b) in the case of Ballots for Holders of First Lien Term Loan Claims and 2023 First Lien Stub Term Loan Claims via the Solicitation Agent’s online ballot portal, such that it is actually received by Kroll, LLC (“Kroll”), the Company’s proposed solicitation agent (the “Solicitation Agent”), before the Voting Deadline of June 28, 2023 at 4:00 p.m. (Prevailing Central Time) as follows:

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DELIVERY OF BALLOTS

1. Ballots must be actually received by the Solicitation Agent before the Voting Deadline.

2. Ballots must be returned by the following methods: (a) in the enclosed prepaid, pre-addressed return envelope, (b) via first-class mail, overnight courier, or hand delivery to the address set forth below, (c) in the case of Master Ballots and pre-validated Beneficial Ballots, via email to Dieboldnixdorfballots@ra.kroll.com; or (d) in the case of Beneficial Ballots, in accordance with instructions provided by your Nominee.

Diebold Holding Company, LLC

Ballot Processing Center

c/o Kroll Restructuring Administration LLC

850 Third Avenue, Suite 412

Brooklyn, NY 11232

Furthermore, Holders of First Lien Term Loan Claims and 2023 Stub First Lien Term Loan Claims may submit their Ballots through the Solicitation Agent’s online ballot portal, which can be accessed through the “Submit E-Ballot” link on the left-hand navigation panel of the Debtors’ restructuring website at https://cases.ra.kroll.com/dieboldnixdorf.

If you have any questions on the procedures for voting on the U.S. Plan and the WHOA Plan, please contact the Solicitation Agent by calling 646-440-4833 (International) or 833-701-9076 (Toll-Free U.S./Canada) or emailing DieboldNixdorfinfo@ra.kroll.com.

IF YOU HAVE ANY QUESTIONS ABOUT THE SOLICITATION OR VOTING PROCESS, PLEASE CONTACT THE SOLICITATION AGENT. ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE OR OTHERWISE NOT IN COMPLIANCE WITH THE VOTING INSTRUCTIONS WILL NOT BE COUNTED EXCEPT AS DETERMINED BY THE COMPANY.

E.	Confirmation And Consummation Of The U.S. Plan

Under section 1128(a) of the Bankruptcy Code, the Bankruptcy Court, after notice, may hold a hearing to confirm a plan of reorganization. If the U.S. Debtors file the Chapter 11 Cases, they will file a motion on or around the Petition Date requesting that the Bankruptcy Court set a date and time as soon as practicable after the Petition Date for a hearing (such hearing, the “Confirmation Hearing”) for the Bankruptcy Court to determine whether the Comprehensive Disclosure Statement contains adequate information under section 1125(a) of the Bankruptcy Code, whether the U.S. Debtors’ prepetition solicitation of acceptances in support of the U.S. Plan complied with section 1126(b) of the Bankruptcy Code, and whether the U.S. Plan should be confirmed in light of both the affirmative requirements of the Bankruptcy Code and objections, if any, that are timely filed, as permitted by section 105(d)(2)(B)(2)(v) of the Bankruptcy Code. The Confirmation Hearing, once set, may be continued from time to time without further notice other than an adjournment announced in open court or a notice of adjournment filed with the Bankruptcy Court and served on those parties who have requested notice under Bankruptcy Rule 2002 and the Entities who have filed an objection to the U.S. Plan, if any, without further notice to parties in interest. The Bankruptcy Court, in its discretion and prior to the Confirmation Hearing, may put in place additional procedures governing the Confirmation Hearing. Subject to sections 105 and 1127 of the Bankruptcy Code, the U.S. Plan may be modified, if necessary, prior to, during, or as a result of the Confirmation Hearing, without further notice to parties in interest.

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Additionally, section 1128(b) of the Bankruptcy Code provides that any party in interest may object to Confirmation. The U.S. Debtors, in the same motion requesting a date for Confirmation of the U.S. Plan, will request that the Bankruptcy Court set a date and time for parties in interest to file objections to the adequacy of the Comprehensive Disclosure Statement, the U.S. Debtors’ prepetition solicitation of acceptances in support of the U.S. Plan, or Confirmation of the U.S. Plan. All such objections must be filed with the Bankruptcy Court and served on the U.S. Debtors and certain other parties in interest in accordance with the applicable order of the Bankruptcy Court so that they are received before the deadline to file such objections.

1.	Confirmation Hearing

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Comprehensive Disclosure Statement contains adequate information under section 1125(a) of the Bankruptcy Code, the U.S. Debtors’ prepetition solicitation of acceptances in support of the U.S. Plan complied with section 1125(g) of the Bankruptcy Code, and the U.S. Plan should be confirmed in light of both the affirmative requirements of the Bankruptcy Code and objections, if any, that are timely filed, and subject to satisfaction or waiver of each condition precedent in Article IX of the U.S. Plan. For a more detailed discussion of the Confirmation Hearing, see Section V of this Comprehensive Disclosure Statement, entitled “Confirmation of the U.S. Plan.”

2.	Effect of Confirmation and Consummation of the U.S. Plan

Following Confirmation, and subject to satisfaction or waiver of each condition precedent in Article IX of the U.S. Plan, the U.S. Plan will be consummated on the Effective Date. Among other things, on the Effective Date, certain release, injunction, exculpation, and discharge provisions set forth in Article VIII of the U.S. Plan will become effective. Accordingly, it is important to read the provisions contained in Article VIII of the U.S. Plan very carefully so that you understand how Confirmation and Consummation—which effectuates such release, injunction, exculpation, and discharge provisions—will affect you and any Claim or Interest you may hold with respect to the U.S. Debtors so that you may cast your vote accordingly. These provisions are described in Section V of this Comprehensive Disclosure Statement.

F.	Sanctioning And Consummation Of The WHOA Plan

The Netherlands Debtor intends to request that the Dutch Court hold a Dutch Sanction Hearing to consider the WHOA Plan once the voting process has been finalized (section 383(1) of the Dutch Restructuring Law). The Dutch Court will set the date of the hearing as soon as possible after the request (section 383(4) of the Dutch Restructuring Law). Prior to the Dutch Sanction Hearing, the Holders of Claims will have the opportunity to submit a written objection or other statement in support of or opposition to the WHOA Plan to the Dutch Court. The deadline for any such submission will be the start of the Dutch Sanction Hearing (“tot aan de dag van de zitting,” section 383(8) of the Dutch Restructuring Law). The Dutch Sanction Hearing will take place within 8 to 14 days after the Netherlands Debtor requests the Dutch Court to sanction the WHOA Plan (section 383(6) of the Dutch Restructuring Law). The Netherlands Debtor intends to make such a request in July 2023.

1.	Dutch Sanction Hearing

During the Dutch Sanction Hearing, Holders of Claims will be provided with an opportunity to express their views on the WHOA Plan orally. Afterwards, the Dutch Court will determine whether all statutory requirements have been met as set out in section 384(2) of the Dutch Restructuring Law and whether any Holder of a Claim has rightfully objected to the sanctioning of the WHOA Plan in accordance with section 384(3) or (4) of the Dutch Restructuring Law. Under the Dutch Restructuring Law objections by Holders of Claims to the WHOA Plan must be made known to the Netherlands Debtor in a timely fashion. If the Holder of a Claim was familiar with the ground for objection/rejection but has not made its objection known prior to the Dutch Sanction Hearing, the right to reject, or object to, the WHOA Plan on those grounds may be forfeited (section 383(9) Dutch Restructuring Law). The judgment of the Dutch Court with respect to the Sanctioning will generally be rendered within five (5) days after the Dutch Sanction Hearing, although the exact timing will depend on the Dutch Court.

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2.	Effect of Sanctioning And Consummation Of The WHOA Plan

If the Dutch Court sanctions the WHOA Plan, it will be binding on all Holders of Claims that were included in the WHOA Plan and that had the right to vote on it (section 385 of the Dutch Restructuring Law). The WHOA Plan will become effective upon the satisfaction or waiver of the conditions precedent set forth in Article V of the WHOA Plan. The WHOA Plan, if sanctioned by the Dutch Court, is the operative document which effectuates the Restructuring Transactions, including the release, injunction, exculpation, and discharge provisions set forth in Article IV of the WHOA Plan. Such provisions, if implemented, will result in the cancellation, discharge, and release of the Claims set forth in Article II of the WHOA Plan. A sanctioned plan under the Dutch Restructuring Law is, by itself, sufficient to alter a creditor’s claim (“haircut”) or rights (e.g., modification of a debt instrument’s due date).

As set forth in the WHOA Plan and Chapter 11 Plan Supplement, the implementation of the Restructuring Transactions will involve additional steps to implement the WHOA Plan. The Chapter 11 Plan Supplement will contain term sheets and other documents which detail such steps.

G.	Additional Plan-Related Documents

The Company will file certain documents that provide more details about implementation of the U.S. Plan and the WHOA Plan in the Chapter 11 Plan Supplement, which will be filed with the Bankruptcy Court no later than seven (7) calendar days before the Confirmation Objection Deadline and otherwise in accordance with the RSA. The U.S. Debtors will serve a notice that will inform all parties that the initial Chapter 11 Plan Supplement was filed, list the information included therein, and explain how copies of the Chapter 11 Plan Supplement may be obtained. Holders of Claims entitled to vote to accept or reject the U.S. Plan shall not be entitled to change their vote based on the contents of the Chapter 11 Plan Supplement after the Voting Deadline. The Chapter 11 Plan Supplement will include:

a.	Rejected Executory Contract and Unexpired Lease List;

b.	Restructuring Steps Memorandum;

c.	Retained Causes of Action Schedule;

d.	New Corporate Governance Documents;

e.	List of Directors of the Reorganized DNI Board; and

f.	Exit Facility Credit Agreement.

Each of the foregoing Chapter 11 Plan Supplement documents and/or forms of documents, agreements, schedules, and exhibits to the U.S. Plan are subject to the consent rights of the Consenting Creditors on the terms set forth in the RSA.

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THE FOREGOING EXECUTIVE SUMMARY IS ONLY A GENERAL OVERVIEW OF THIS COMPREHENSIVE DISCLOSURE STATEMENT AND THE MATERIAL TERMS OF, AND TRANSACTIONS PROPOSED BY, THE U.S. PLAN AND THE WHOA PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED DISCUSSIONS APPEARING ELSEWHERE IN THIS COMPREHENSIVE DISCLOSURE STATEMENT AND THE EXHIBITS ATTACHED TO THIS COMPREHENSIVE DISCLOSURE STATEMENT, INCLUDING THE U.S. PLAN AND THE WHOA PLAN.

II. THE COMPANY’S BUSINESS, CORPORATE HISTORY AND CAPITAL STRUCTURE

A.	The Company’s Business And Corporate History

The Company, which was founded in 1859 in Cincinnati, Ohio, is a leading global financial and retail technology company that specializes in the sale, manufacturing, installation and maintenance of self-service transaction systems (such as ATMs and currency processing systems), point of sale terminals, physical security products and software related to services provided to global financial, retail and commercial institutions. In short, the Company provides integrated solutions to automate and digitize banking and shopping processes, and it serves the banking and retail sectors in over 100 countries around the world.

The Company currently employs approximately 21,000 workers and has a global real estate footprint of approximately 1.5 million square feet composed of manufacturing facilities, customer service centers and corporate offices. The Company’s organizational footprint is vast and consists of more than 140 entities in jurisdictions throughout North and South America, the United Kingdom, the European Union and other locations throughout Asia and the Middle East. As a result of the 2016 Acquisition, the Company’s global operations are coordinated by corporate teams in both Hudson, Ohio and Paderborn, Germany. Chairman of the Board, President and CEO Octavio Marquez, Chief Financial Officer James Barna, Chief Legal Officer and Secretary Jonathan Leiken, and Chief People Officer Lisa Radigan sit in Hudson. Chief Operating Officer Olaf Heyden sits in Paderborn. Executive Vice President, Global Banking Joe Myers and Executive Vice President, Global Retail Ilhami Cantadurucu work remotely.

DNI’s common shares, par value $1.25, of Diebold (the “Common Shares”) are listed on the New York Stock Exchange and the Frankfurt Stock Exchange’s regulated market, both trading under the ticker “DBD.” In addition, the 9.00% senior secured notes due 2025 issued by the Netherlands Debtor are currently listed on the International Stock Exchange (“TISE”).

B.	Events Leading Up To The 2022 Debt Restructuring

After the 2016 Acquisition, whereby the Company acquired Wincor Nixdorf Gmbh, the Company faced flat or declining sales growth and gross margins while supporting a significantly higher debt burden. At the same time, the Company incurred large non-routine expenses, attributable to post-merger capital investment and restructuring costs, which contributed to a cash burn of more than $500 million since 2018, stressing the Company’s liquidity. The Company posted its best adjusted gross profit margin since the 2016 Acquisition in the third quarter of 2019, largely as a result of the certain cost-cutting measures.

The Company continued to face liquidity headwinds leading up to and throughout 2022. Changes in operations and sales due to COVID-19, supply chain disruptions and rising inflation raised manufacturing costs, further reducing net income and contributing to an order backlog that grew to $1.3 billion by the end of 2022. In March 2022, the Company entered into a covenant relief amendment that modified the total net leverage ratio covenant in the credit agreement governing its then-extant revolving credit facility and term loan B facility, providing limited financial flexibility. In May 2022, S&P downgraded the Company to a credit rating of CCC+ due to what it identified as an unsustainable capital structure. At the time, the Company’s outstanding revolver balance of $136 million and outstanding first-lien term loan of $755 million were scheduled to mature in 2023, with an additional $400 million of unsecured notes scheduled to mature in 2024. The liquidity situation and impending maturities led the Company to engage with its lenders to try to extend maturities and augment liquidity.

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As a result of months of negotiations, in October 2022, the Company announced a transaction support agreement (the “TSA”) for a debt restructuring (the “2022 Debt Restructuring”) to refinance a portion of the Company’s then-existing debt structure and provide for an additional new-money facility. The 2022 Debt Restructuring was consummated on December 29, 2022 (the “Settlement Date”). As part of the 2022 Debt Restructuring, the Company entered into a new, $250 million asset-based ABL Facility, which replaced the Company’s prior revolving facility. Non-debtor Diebold Nixdorf Holding Germany GmbH (“German Borrower”) also became the borrower under a new $400 million Superpriority Term Loan, with lenders party to the TSA with respect to the 2022 Debt Restructuring serving as lenders under the Superpriority Term Loan.

The Company also entered into a twelfth amendment (the “Twelfth Amendment”) to the credit agreement, dated as of November 23, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”). The Twelfth Amendment, among other things: (a) permitted the Exchange Offers and Consent Solicitations (as defined below), the Term Loan Exchange (as defined below) and the entry into the Superpriority Facility (as defined below), the ABL Facility and certain other related transactions (together, the “Refinancing Transactions”); (b) removed substantially all negative covenants and mandatory prepayment provisions from the Existing Credit Agreement; and (c) directed the collateral agent under the Existing Credit Agreement to release the liens on certain current-asset collateral securing the ABL Facility on a first-priority basis (the “ABL Priority Collateral”) and certain other collateral securing the Company’s obligations under the Existing Credit Agreement and the Company’s existing subsidiary guarantors’ obligations under the related guarantees (in each case, to the extent permitted, including under applicable law).

The full extent of the 2022 Debt Restructuring is discussed more fully below in connection with the discussion of the Company’s Prepetition Capital Structure.

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C.	The Company’s Prepetition Capital Structure

The following table depicts the Company’s prepetition capital structure, exclusive of accrued but unpaid interest and fees (and also exclusive of capitalized fees):

Instrument	Principal Amt	Borrower / Issuer and Jurisdiction	Rate	Maturity
ABL Facility	$160mm €17.7mm	Diebold Nixdorf, Inc. (US) and Subsidiary Borrowers[7]	S+250-300	7/20/2026
FILO Facility	$58.9mm	Diebold Nixdorf, Inc. (U.S.)	S+800	6/4/2023
Superpriority Term Loan	$400.6mm	Diebold Nixdorf Holding Germany GmbH (Germany)	S+640	7/15/2025

		First Lien Debt
First Lien U.S. Term Loan	$533.5mm	Diebold Nixdorf, Inc. (U.S.)	S+525	7/15/2025
First Lien Euro Term Loan	€90.3mm	Diebold Nixdorf, Inc. (U.S.)	E+550	7/15/2025
First Lien U.S. Notes	$718.1mm	Diebold Nixdorf, Inc. (U.S.)	9.38%	7/15/2025
First Lien Euro Notes	€356.0mm	Diebold Nixdorf Dutch Holding B.V. (Netherlands)	9.00%	7/15/2025
2023 USD Term Loan	$12.8mm	Diebold Nixdorf, Inc. (U.S.)	L+275	11/6/2023
2023 EU Term Loan	€4.8mm	Diebold Nixdorf, Inc. (U.S.)	E+300	11/6/2023
Stub 2025 USD Secured Notes	$2.7mm	Diebold Nixdorf, Inc. (U.S.)	9.38%	7/15/2025
Stub 2025 Euro Secured Notes	€4.4mm	Diebold Nixdorf, Inc. (U.S.)	9.00%	7/15/2025

		Second Lien
Second Lien Notes	$333.6mm	Diebold Nixdorf, Inc. (U.S.)	PIK8.50%	10/15/2026
		Unsecured Funded Debt
2024 Stub Unsecured Notes	$72.1mm	Diebold Nixdorf, Inc. (U.S.)	8.50%	4/15/2024

[7]

The “Subsidiary Borrowers” are: Diebold Nixdorf Canada, Limited, Diebold Nixdorf Deutschland GmbH, Diebold Nixdorf Systems GmbH, Wincor Nixdorf International GmbH, Diebold Nixdorf Global Logistics GmbH, Diebold Nixdorf AB, Diebold Nixdorf B.V. (Netherlands), Diebold Nixdorf S.A.S., Diebold Nixdorf (UK) Limited, Diebold Nixdorf s.r.l., Diebold Nixdorf sp. z o.o., Diebold Nixdorf S.L., Diebold Nixdorf BV (Belgium) and Diebold Self-Service Solutions S.a r.l.

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In addition, the below chart demonstrates the various collateral packages for the secured debt and their respective priorities:

Priority	(Collateral Bucket #1) ABL Priority Collateral	(Collateral Bucket #2) Foreign and Released Domestic Non-ABL Priority Collateral (as defined below)	(Collateral Bucket #3) Non-Released Domestic Non- ABL Priority Collateral
First	2026 ABL Facility	2025 Superpriority Term Loan Facility	2025 Superpriority Term Loan Facility[8] 2025 USD Term Loan Facility and 2025 Euro Term Loan Facility 2025 Euro Secured Notes 2025 USD Secured Notes Pre-Refinancing Term Loans
Second	2025 Superpriority Term Loan Facility	2025 USD Term Loan Facility and 2025 Euro Term Loan Facility 2025 USD Secured Notes 2025 Euro Secured Notes	2L Notes
Third	2025 USD Term Loan Facility and 2025 Euro Term Loan Facility 2025 Euro Secured Notes 2025 USD Secured Notes	2L Notes	2026 ABL Facility
Fourth	2L Notes	2026 ABL Facility

;

[8]

Upon the release of certain liens and guarantees at certain German-domiciled direct and indirect subsidiaries of the Company, which is anticipated to take place in connection with the filing of the chapter 11 petitions pursuant to the RSA, the following facilities are automatically subordinated to the 2025 Superpriority Term Loan Facility with respect to the equity of Diebold Nixdorf Holding Germany GmbH, which is a component of this Collateral Bucket: 2025 USD Term Loan Facility and 2025 Euro Term Loan Facility; 2025 Euro Secured Notes; and 2025 USD Secured Notes.

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For ease of reference, the below table provides a summary overview of each Company entity’s obligations with respect to the Company’s funded debt obligations:

Entity Name	Entity Role
United States
Diebold Nixdorf, Incorporated	ABL Borrower and Guarantor Superpriority Guarantor 1LTerm Loan Borrower and Guarantor 1L Notes Issuer (USD) 1L Notes Guarantor (EUR) 2023 Stub Term Loan Borrower 2L Notes Issuer 2024 Stub Notes Issuer

Diebold Nixdorf Technology Finance, LLC	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Griffin Technology, Incorporated	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2023 Stub Term Loan Guarantor 2L Notes Guarantor 2024 Stub Notes Guarantor

Diebold SST Holding Company, LLC	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2023 Stub Term Loan Guarantor 2L Notes Guarantor 2024 Stub Notes Guarantor

Diebold Holding Company, LLC	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2023 Stub Term Loan Guarantor 2L Notes Guarantor 2024 Stub Notes Guarantor

Diebold Self-Service Systems	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2023 Stub Term Loan Guarantor 2L Notes Guarantor 2024 Stub Notes Guarantor

Diebold Global Finance Corporation	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2023 Stub Term Loan Guarantor 2L Notes Guarantor 2024 Stub Notes Guarantor

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Entity Name	Entity Role
Germany
Diebold Nixdorf Holding Germany GmbH	ABL Guarantor Superpriority Borrower 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

WINCOR NIXDORF International GmbH	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Deutschland GmbH	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Systems GmbH	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Operations GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Vermögensverwaltungs GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Finance Germany GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Logistics GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Business Administration Center GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Global Logistics GmbH	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

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Entity Name	Entity Role
Germany

IP Management GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Security GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

WINCOR NIXDORF Facility GmbH	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Real Estate GmbH & Co. KG	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

The Netherlands
Diebold Nixdorf Dutch Holding B.V.	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Issuer (EUR) 1L Notes Guarantor (US) 2023 Stub Term Loan Guarantor 2L Notes Guarantor 2024 Stub Notes Guarantor

Diebold Nixdorf Global Holding B.V.	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Software Partner B.V.	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Software CV	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Global Solutions B.V.	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf B.V.	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

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Entity Name	Entity Role
Poland

Diebold Nixdorf Sp. z o. o.	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf BPO Sp. z o. o.	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Canada

Diebold Canada Holding Company Inc.	ABL Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Diebold Nixdorf Canada, Limited	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Spain

Diebold Nixdorf, S.L.	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Switzerland

Diebold Self-Service Solutions S.ar.l.	ABL Borrower

Belgium

Diebold Nixdorf BV	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

France

Diebold Nixdorf S.A.S.	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Sweden

Diebold Nixdorf AB	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

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Entity Name	Entity Role
United Kingdom

Diebold Nixdorf (UK) Limited	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

Italy

Diebold Nixdorf S.r.l.	ABL Borrower and Guarantor Superpriority Guarantor 1L Term Loan Guarantor 1L Notes Guarantor 2L Notes Guarantor

1.	2024 Stub Unsecured Notes

On the Settlement Date, the Company completed a private exchange offer and consent solicitation with respect to the outstanding 8.50% senior notes due 2024 (the “2024 Stub Unsecured Notes”), which included (a) a private offer to certain eligible holders to exchange any and all 2024 Stub Unsecured Notes for units (the “Units”) consisting of (i) 8.50%/12.50% senior secured PIK toggle notes due 2026 (the “Second Lien Notes”) and (ii) a number of warrants (the “Warrants”) to purchase common shares, par value $1.25 per share, of the Company (the “Common Shares”); and (b) a related consent solicitation to adopt certain proposed amendments to the 2024 Stub Unsecured Notes Indenture to eliminate certain of the covenants, restrictive provisions and events of default intended to protect holders, among other things, from such indenture (collectively, the “2024 Exchange Offer and Consent Solicitation”).

Pursuant to the 2024 Exchange Offer and Consent Solicitation, the Company accepted approximately $327.9 million in aggregate principal amount of the 2024 Stub Unsecured Notes (representing 81.97% of the aggregate principal amount outstanding of the 2024 Stub Unsecured Notes) tendered for exchange and issued approximately $333.6 million in aggregate principal amount of Units consisting of approximately $333.6 million in aggregate principal amount of Second Lien Notes and 15,813,847 Warrants to purchase up to 15,813,847 Common Shares. After consummation of the 2024 Exchange Offer and Consent Solicitation, approximately $72.1 million of 2024 Stub Unsecured Notes remained outstanding. The Company was also required to commence a registered exchange offer for any 2024 Stub Unsecured Notes outstanding following the Settlement Date and, following the consummation thereof, to raise equity capital prior to the maturity date of the 2024 Stub Unsecured Notes in an amount necessary to repurchase, redeem, prepay or pay in full any outstanding 2024 Stub Unsecured Notes in excess of $20.0 million (such 2024 Stub Unsecured Notes in excess of $20.0 million the “Excess Stub Notes”).

Each Warrant initially represented the right to purchase one Common Share, at an exercise price of $0.01 per share. The Warrants were exercisable for up to 15,813,847 Common Shares (representing 19.99% of the Common Shares outstanding on the business day immediately preceding the Settlement Date), subject to adjustment. Unless earlier cancelled in accordance with their terms, Warrants could be exercised at any time on and after April 1, 2024 and prior to December 30, 2027 (or, if such day is not a business day, the next succeeding day that is a business day).

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2.	First Lien Notes

On the Settlement Date, the Company also completed the private exchange offers and consent solicitations with respect to the outstanding 9.375% senior secured notes due 2025 issued by DNI (the “First Lien U.S. Notes”) and the outstanding 9.000% senior secured notes due 2025 issued by the Netherlands Debtor, a direct and wholly owned subsidiary of the Company (the “First Lien Euro Notes”, and together with the First Lien U.S. Notes, the “First Lien Notes”), which included (a) private offers to certain eligible holders to exchange (i) any and all outstanding First Lien U.S. Notes for new First Lien U.S. Notes having the same terms as the outstanding First Lien U.S. Notes, other than the issue date, the first interest payment date, the first date from which interest will accrue and other than with respect to CUSIP and ISIN numbers, and (ii) any and all outstanding First Lien Euro Notes for new First Lien Euro Notes having the same terms as the outstanding First Lien Euro Notes, other than the issue date, the first interest payment date, the first date from which interest will accrue and other than with respect to ISIN numbers and common codes, and (b) related consent solicitations to enter into supplemental indentures with respect to (i) the amended and restated senior secured notes indenture then governing the First Lien U.S. Notes, dated as of December 29, 2022 (the “First Lien U.S. Notes Indenture”), and (ii) the amended and restated senior notes indenture then governing the First Lien Euro Notes, dated as of December 29, 2022 (the “First Lien Euro Notes Indenture” and, together with the First Lien U.S. Notes Indenture, the “First Lien Notes Indentures”), in order to amend certain provisions of the First Lien Notes Indentures to, among other things, permit the refinancing transactions set forth in the TSA (collectively, the “2025 Exchange Offers and Consent Solicitations” and, together with the 2024 Exchange Offer and Consent Solicitation, the “Exchange Offers and Consent Solicitations”).9

Pursuant to the 2025 Exchange Offers and Consent Solicitations, the Company accepted approximately $697.3 million in aggregate principal amount of the outstanding First Lien U.S. Notes (representing 99.61% of the aggregate principal amount of the outstanding First Lien U.S. Notes) tendered for exchange and issued approximately $718.1 million in aggregate principal amount of the new First Lien U.S. Notes. The Netherlands Debtor accepted approximately €345.6 million in aggregate principal amount of the outstanding First Lien Euro Notes (representing 98.75% of the aggregate principal amount of the outstanding First Lien Euro Notes) tendered for exchange and issued approximately €356.0 million aggregate principal amount of the new First Lien Euro Notes. In addition, eligible holders received payment in cash for accrued and unpaid interest on the outstanding First Lien Notes that were accepted for exchange.

The First Lien U.S. Notes are guaranteed by the Company’s material subsidiaries in the Specified Jurisdictions (as defined below), in each case, subject to agreed guaranty and security principles and certain exclusions. The obligations of the Company and the guarantors are secured (a) on a first-priority basis, ranking pari passu with the Superpriority Facility and the Existing Term Loans (as defined below) (excluding released liens), by certain Non-ABL Priority Collateral held by the Company and those guarantors that are organized in the United States, (b) on a second-priority basis by certain other Non-ABL Priority Collateral held by the Company and the guarantors and (c) on a third-priority basis by the ABL Priority Collateral.

The First Lien Euro Notes are guaranteed by DNI and the Company’s material subsidiaries in the Specified Jurisdictions (as defined below), other than the Netherlands Debtor in each case, subject to agreed guaranty and security principles and certain exclusions. The obligations of the Company and the guarantors are secured (a) on a first-priority basis, ranking pari passu with the Superpriority Facility and the Existing Term Loans (as defined below) (excluding released liens), by certain Non-ABL Priority Collateral held by the Company and those guarantors that are organized in the United States, (b) on a second-priority basis by certain other Non-ABL Priority Collateral held by the Company and the guarantors and (c) on a third-priority basis by the ABL Priority Collateral.

3.	Superpriority Term Loan

On the Settlement Date, the Company and German Borrower entered into that certain Superpriority Credit Agreement, providing for a superpriority secured term loan facility of $400 million (the “Superpriority Term Loan”). On the Settlement Date, the German Debtor borrowed the full $400 million of Superpriority Term Loans.

The proceeds of the borrowing under the Superpriority Term Loan were used (a) on the Settlement Date to repay the First Lien Term Loan (as defined below) in an amount equal to 15% of the principal amount of Existing Term Loans (as defined below) that participated in the Term Loan Exchange (the “Initial New Term Loan Paydown”) and (b) for general corporate purposes (excluding making payments on any other funded indebtedness).

[9]	In each case, additional guarantees and liens were also provided for.

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The Superpriority Term Loan will mature on July 15, 2025. The Superpriority Term Loan bears interest equal to (i) in the case of Term Benchmark Loans (as defined in the Superpriority Credit Agreement), the Adjusted Term SOFR Rate (as defined in the Superpriority Credit Agreement and subject to a 4.0% floor) plus a 0.10% credit spread adjustment plus an applicable margin of 6.40% and (ii) in the case of Floating Rate Loans (as defined in the Superpriority Credit Agreement), the Alternate Base Rate (as defined in the Superpriority Credit Agreement and subject to a 5.0% floor) plus an applicable margin of 5.40%. Interest accrued on the Superpriority Term Loan is payable (i) in the case of Term Benchmark Loans, on the last day of the applicable Interest Period (as defined in the Superpriority Credit Agreement) (provided that, if the Interest Period is longer than three months, interest is also payable on the last day of each three-month interval during such Interest Period), on any date on which the Term Benchmark Loans are repaid, and at maturity, and (ii) in the case of Floating Rate Loans, on the last business day of each March, June, September and December occurring after the Settlement Date, beginning with March 31, 2023, and at maturity.

The obligations of the German Borrower under the Superpriority Term Loan are guaranteed, subject to certain exclusions and agreed guaranty and security principles, by DNI and DNI’s material subsidiaries in the Specified Jurisdictions and secured (i) on a first-priority basis by substantially all assets (subject to agreed guaranty and security principles and certain exclusions) other than the ABL Priority Collateral (the “Non-ABL Priority Collateral”) held by the German Borrower and those guarantors that are organized outside the United States and certain Non-ABL Priority Collateral held by DNI and those guarantors that are organized in the United States, (ii) on a first-priority basis, ranking pari passu with the New First Lien Term Loan, the First Lien Notes, and the Existing Term Loans (excluding released liens), by certain Non-ABL Priority Collateral held by DNI and those guarantors that are organized in the United States and (iii) on a second-priority basis by the ABL Priority Collateral.

4.	First Lien Term Loans

On December 16, 2022, the Company made an offer to (a) each of the lenders (collectively, the “Existing Dollar Term Lenders”) holding certain dollar term loans (the “Existing Dollar Term Loans”) under the Existing Credit Agreement providing for the opportunity to exchange all (but not less than all) of the principal amount of its Existing Dollar Term Loans for the same principal amount of Dollar Term Loans (the “New Dollar Term Loans”) as defined in and made pursuant to the First Lien Credit Agreement (as defined below), plus the Transaction Premium (as defined in the Twelfth Amendment), and (b) each of the lenders (collectively, the “Existing Euro Term Lenders” and together with the Existing Dollar Term Lenders, the “Existing Term Lenders”) holding certain euro term loans (the “Existing Euro Term Loans” and together with the Existing Dollar Term Loans, the “Existing Term Loans”; the loan facility for the Existing Term Loans, the “Existing Term Loan Facility”) providing for the opportunity to exchange all (but not less than all) of the principal amount of its Existing Euro Term Loans for either (i) the same principal amount of Euro Term Loans (the “New Euro Term Loans” and together with the New Dollar Term Loans, the “New First Lien Term Loan”; the loan facility for the New Term Loans, the “New First Lien Term Loan Facility”) as defined in and made pursuant to the New First Lien Credit Agreement or (ii) the same principal amount of New Dollar Term Loans (with the exchange rate used for such conversion of the existing principal amount denominated in euros to the equivalent new principal amount denominated in dollars determined by reference to the WMR 4pm London Mid Spot Rate published by Refinitiv at 4:00 p.m. (London Time) on the date that was two business days prior to the Settlement Date), in each case, plus the Transaction Premium (collectively, clauses (a) and (b), the “Term Loan Exchange Offer” and the exchange pursuant to the Term Loan Exchange Offer, the “Term Loan Exchange”).

On the Settlement Date, the Company completed the Term Loan Exchange whereby approximately 96.6% of the aggregate principal amount of Existing Dollar Term Loans and approximately 98.6% of the aggregate principal amount of Existing Euro Term Loans, were exchanged into $626.0 million (including a transaction premium of $18.2 million) in aggregate principal amount of New Dollar Term Loans, and €106.0 million (including a transaction premium of € 3.1 million) in aggregate principal amount of New Euro Term Loans.

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Substantially concurrently with the completion of the Term Loan Exchange Offer, the Company prepaid $91.2 million in aggregate principal amount of New Dollar Term Loans and €15.4 million in aggregate principal amount of New Euro Term Loans, pursuant to the Initial New Term Loan Paydown.

As a result of the Term Loan Exchange, the Company’s obligations in respect of the Existing Term Loans of each lender who participated in the Term Loan Exchange were discharged and deemed satisfied in full, and each such lender’s commitments with respect to the Existing Term Loans were canceled.

The terms of the New First Lien Term Loans are governed by a Credit Agreement (the “New First Lien Credit Agreement”), dated as of the Settlement Date, among the Company the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and GLAS America LLC, as collateral agent, which provides that the New First Lien Term Loans will mature on July 15, 2025. The New Term First Lien Loans bear interest at a rate equal to (i) in the case of Term Benchmark Loans (as defined in the New Term Loan Credit Agreement), (a) for New Dollar Term Loans, the Adjusted Term SOFR Rate (as defined in the New First Lien Credit Agreement and subject to a 1.50% floor) plus a 0.10% credit spread adjustment plus an applicable margin of 5.25% and (b) for New Euro Term Loans, the Adjusted EURIBOR Rate (as defined in the New First Lien Credit Agreement and subject to a 0.50% floor) plus an applicable margin of 5.50% and (ii) in the case of Floating Rate Loans (as defined in the New First Lien Credit Agreement), the Alternate Base Rate (as defined in the New Term Loan Credit Agreement and subject to a 2.50% floor) plus an applicable margin of 4.25%. Interest accrued on the New First Lien Term Loan is payable (i) in the case of Term Benchmark Loans, on the last day of the applicable Interest Period (as defined in the New First Lien Credit Agreement) (provided that, if the Interest Period is longer than three months, interest is also payable on the last day of each three month interval during such Interest Period), on any date on which the Term Benchmark Loans are repaid and at maturity, (ii) in the case of Floating Rate Loans, on the last business day of each March, June, September and December occurring after the Settlement Date, beginning with March 31, 2023, and at maturity.

The obligations of DNI under the New First Lien Credit Agreement are guaranteed, subject to certain exclusions and agreed guaranty and security principles, by DNI’s material subsidiaries in the Specified Jurisdictions and secured (i) on a first-priority basis, ranking pari passu with the Superpriority Term Loan, the First Lien Notes and the Existing Term Loans (excluding released liens), by certain Non-ABL Priority Collateral held by DNI and those guarantors that are organized in the United States, (ii) on a second-priority basis by certain other Non-ABL Priority Collateral held by the guarantors that are organized outside the United States and (iii) on a third-priority basis by the ABL Priority Collateral.

5.	Second Lien Notes

As part of the private exchange offer in the 2022 Debt Restructuring, the Company offered to certain eligible holders of the 2024 Stub Unsecured Notes to exchange any and all such notes for Units consisting of (a) Second Lien Notes and (b) Warrants. If a Termination Event (as defined in the agreement governing the Units) occurs with respect to any Units prior to April 1, 2024, the Warrants forming part of such Units will automatically terminate and become void without further legal effect and will be cancelled for no further consideration. The Second Lien Notes are guaranteed by the Company’s material subsidiaries in the United States, Belgium, Canada, Germany, France, Italy, the Netherlands, Poland, Spain, Sweden and the United Kingdom (the “Specified Jurisdictions”), in each case, subject to agreed guaranty and security principles and certain exclusions. The obligations of DNI, the Netherlands Debtor and such guarantors are secured (a) on a second-priority basis by certain Non-ABL Priority Collateral held by DNI and those Guarantors that are organized in the United States, (b) on a third-priority basis by certain other Non-ABL Priority Collateral held by DNI, the Netherlands Debtor and the Guarantors and (c) on a fourth-priority basis by the ABL Collateral.

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The Second Lien Notes will mature on October 15, 2026 and bear interest at a fixed rate of 8.50% per annum through July 15, 2025, after which interest will accrue at the rate of 8.50% (if paid in cash) or 12.50% (if paid in the form of PIK Interest (as defined in the Second Lien Notes Indenture), subject to the applicable interest period determination election made for each applicable interest period after such date. Interest on the Second Lien Notes is payable on January 15 and July 15 of each year, commencing on July 15, 2023. Interest began to accrue on the 2022 Refinancing Date.

6.	ABL Credit Agreement

On the Settlement Date, the Company and subsidiary borrowers (together with the Company, the “ABL Borrowers”) entered into a Revolving Credit and Guaranty Agreement (the “ABL Credit Agreement”). The ABL Credit Agreement provides for the ABL Facility consisting of three Tranches (respectively, “Tranche A,” “Tranche B” and “Tranche C”, and each a “Tranche”) with a total commitment of up to $250 million, including a Tranche A commitment of up to $155 million, a Tranche B commitment of up to $25 million and a Tranche C commitment of up to $70 million. Letters of credit are limited to the lesser of (a) $50 million and (b) the aggregate unused amount of the applicable lenders’ Tranche A commitments then in effect. Swing line loans are limited to the lesser (a) $50 million and (b) in respect of an applicable borrower, such borrower’s Tranche A available credit then in effect. Subject to currencies available under the applicable Tranche, loans under the ABL Facility may be denominated, depending on the Tranche being drawn, in U.S. Dollars, Canadian Dollars, Euros and Pounds Sterling. The ABL Facility replaced the commitments of the Company’s existing revolving credit lenders under the Existing Credit Agreement, which were repaid in full and terminated on the Settlement Date.

On the Settlement Date, certain ABL Borrowers borrowed a total of $182 million under the ABL Facility, consisting of $122 million of Tranche A loans and $60 million of Tranche C loans. The proceeds of borrowing under the ABL Facility were used (a) to finance the Refinancing Transactions, including the repayment of revolving loans outstanding under the Existing Credit Agreement on the Settlement Date, (b) to finance the ongoing working capital requirements of the ABL Borrowers and their respective subsidiaries and (c) for other general corporate purposes.

The ABL Facility will mature on July 20, 2026, subject to a springing maturity to a date that is 91 days prior to the maturity date of any indebtedness for borrowed money (other than any Existing Term Loans or 2024 Stub Unsecured Notes that were not exchanged in connection with the Refinancing Transactions) in an aggregate principal amount of more than $25 million incurred by the Company or any of its subsidiaries. Loans under the ABL Facility bear interest determined by reference to a benchmark rate plus a margin of between 1.50% and 3.00%, in each case, depending on the amount of excess availability, the currency of the loans and the type of loans under the ABL Facility. A commitment fee equal to 0.50% per annum of the average daily unused portion is also payable quarterly by the ABL Borrowers under the ABL Facility.

The obligations of the ABL Borrowers under the ABL Facility are guaranteed, subject to certain exclusions and agreed guaranty and security principles, by the Company’s material subsidiaries in the Specified Jurisdictions and secured (a) on a first-priority basis by the ABL Priority Collateral, and (b) on a junior-most priority basis by the Non-ABL Priority Collateral.

7.	FILO Amendment

On March 21, 2023 the Company and certain of its subsidiaries entered into an amendment and limited waiver (the “FILO Amendment”) to the ABL Credit Agreement. The FILO Amendment provides for an additional tranche (the “FILO Tranche”) of commitments under the ABL Credit Agreement consisting of the FILO Facility. The initial commitments under the FILO Facility were $55.0 million and were borrowed in full and terminated on March 21, 2023, the date of borrowing under the FILO Facility. Proceeds of the loans made under the FILO Facility were used to finance the ongoing working capital requirements of the Company and its subsidiaries and for other general corporate purposes.

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Loans under the FILO Facility bear interest determined by reference to, at the Company’s option, either (x) adjusted term SOFR plus a margin of 8.00% or (y) an alternative base rate plus a margin of 7.00%. The Company paid an upfront fee of $3.9 million to the lenders providing the FILO Facility, which fee was capitalized and added to the outstanding balance under the FILO Facility. The obligations of the Company under the FILO Facility benefit from the same guarantees and security as the existing obligations under the ABL Credit Agreement.

Pursuant to the FILO Amendment, among other things, for a 75-day period ending on June 4, 2023 (the “Waiver Period”), the Company was permitted to maintain outstanding borrowings and letters of credit in excess of its then-current borrowing base in an amount not to exceed $233.8 million (inclusive of amounts outstanding under the FILO Facility but before giving effect to any payment in kind of interest or fees added thereto). During the Waiver Period, the Company was not permitted to borrow any additional amounts under the ABL Credit Agreement and had to maintain an actual borrowing base of at least $140.0 million. In addition, during the Waiver Period, the Company was not required to comply with certain reporting provisions required by the ABL Credit Agreement.

8.	Diebold Common Stock

As of the date of this Comprehensive Disclosure Statement, Diebold had 125 million shares of Common Shares authorized, 95.8 million Common Shares issued and 80 million Common Shares outstanding.

D.	Litigation Matters

1.	Tax Claims

At March 31, 2023, the Company was a party to several routine indirect tax claims from various taxing authorities globally that were incurred in the normal course of business, which neither individually nor in the aggregate are considered material by management in relation to the Company’s financial position or results of operations. In the Company’s opinion, the condensed consolidated financial statements would not be materially affected by the outcome of these indirect tax claims and/or proceedings or asserted claims.

2.	German Appraisal Proceedings

Diebold KGaA is a party to two separate appraisal proceedings (Spruchverfahren) in connection with the purchase of all shares in its former listed subsidiary, Diebold Nixdorf AG. Both proceedings are pending at the same Chamber for Commercial Matters (Kammer fur Hangelssachen) at the District Court (Landgericht) of Dortmund (Germany). The first appraisal proceeding relates to the Domination and Profit Loss Transfer Agreement (“DPLTA”) entered into by Diebold KGaA and former Diebold Nixdorf AG, which became effective on February 17, 2017. The DPLTA appraisal proceeding was filed by minority shareholders of Diebold Nixdorf AG challenging the adequacy of both the cash exit compensation of €55.02 per Diebold Nixdorf AG share (of which 6.9 million shares were then outstanding) and the annual recurring compensation of €2.82 per Diebold Nixdorf AG share offered in connection with the DPLTA.

The second appraisal proceeding relates to the cash merger squeeze-out of minority shareholders of Diebold Nixdorf AG in 2019. The squeeze-out appraisal proceeding was filed by former minority shareholders of Diebold Nixdorf AG challenging the adequacy of the cash exit compensation of €54.80 per Diebold Nixdorf AG share (of which 1.4 million shares were then outstanding) in connection with the merger squeeze-out.

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In both appraisal proceedings, a court ruling would apply to all Diebold Nixdorf AG shares outstanding at the time when the DPLTA or the merger squeeze-out, respectively, became effective. Any cash compensation received by former Diebold Nixdorf AG shareholders in connection with the merger squeeze-out would be netted with any higher cash compensation such shareholder may still claim in connection with the DPLTA appraisal proceeding.

In the second quarter of 2022, the District Court of Dortmund dismissed all claims to increase the cash compensation in the DPLTA appraisal proceedings. This first instance decision, however, is not final as some of the plaintiffs filed appeals. The Company believes that the compensation offered in connection with the DPLTA and the merger squeeze-out was in both cases fair and that the decision of the District Court of Dortmund in the DPLTA appraisal proceedings validates its position. German courts often adjudicate increases of the cash compensation to plaintiffs in varying amounts in connection with German appraisal proceedings. Therefore, the Company cannot rule out that a court may increase the cash compensation in these appraisal proceedings. The Company, however, believes that its defense in both appraisal proceedings is supported by strong sets of facts and the Company will continue to vigorously defend itself in these matters.

3.	Tariff Proceedings

As of September 2020, the Company is party to proceedings before the United States Court of International Trade to object to additional tariffs imposed on the importation of ATMs from China into the United States.

4.	Patent Proceedings

The Company is a party to certain proceedings in Brazil involving claims that the Company infringed patents.

5.	Brazilian Contract Proceedings

The Company is party to a lawsuit involving a contract dispute following termination of a contract. In August 2019, a second level court affirmed a decision of the first level court in the Company’s favor. The plaintiff appealed and the case is currently pending before the third judicial level.

6.	Insurance Proceedings

In November 2029, a plaintiff who was allegedly injured by an employee of the Company driving a Company vehicle filed suit in Washington State arguing that the employee was acting within the scope of his employment at the time. The Company could be exposed up to $2 million under its insurance deductible.

E.	Employees, Material Benefits Plans, And Management And Board Of Directors

1.	Employees

The Company currently employs approximately 21,000 full-time and part-time employees in addition to certain temporary employees. In the United States and Canada there are approximately 3,700 full-time and part-time employees and in the Netherlands there are approximately 143 full-time and part-time employees. Approximately 9,500 employees are represented by local works councils and trade unions in various jurisdictions across the globe, including approximately 23 in Canada and approximately 111 in the Netherlands. There are no unionized employees in the U.S.

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2.	Management Team And Board Of Directors

As of the date of this Comprehensive Disclosure Statement, the Company’s management team includes:

Name	Position
Octavio Marquez	President and Chief Executive Officer
Jim Barna	Executive Vice President, Chief Financial Officer
Jonathan B. Leiken	Executive Vice President, Chief Legal Officer and Corporate Secretary
Olaf Heyden	Executive Vice President, Chief Operating Officer
David Caldwell	Executive Vice President, Corporate Development
Jonathan B. Myers	Executive Vice President, Global Banking
Ilhami Cantadurucu	Executive Vice President, Global Retail
Elizabeth C. Radigan	Executive Vice President, Chief People Officer
Susan Malcolm	Vice President, Chief Ethics and Compliance Officer
Teresa Ostapower	Senior Vice President, Chief Information Officer

As of the date of this Comprehensive Disclosure Statement, DNI’s board of Directors (the “Board”) includes:

Name	Position
Arthur F. Anton	Lead Independent Director
William A. Borden	Director
Marjorie L. Bowen	Director
Matthew Goldfarb	Director
Octavio Marquez	Chairman of the Board, President and Chief Executive Officer
Emanuel R. Pearlman	Director
Kent M. Stahl	Director

The members of the Board will be deemed to have resigned as directors as of the Effective Date. On the Effective Date, the board of Reorganized DNI will consist of 7 members who, along with the officers, directors, and/or managers of each of the Reorganized Debtors, and in accordance with section 1129(a)(5) of the Bankruptcy Code, will be disclosed in the Chapter 11 Plan Supplement. The board members of Reorganized DNI shall be appointed in accordance with the terms of the RSA, and from and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation.

As of the date of this Comprehensive Disclosure Statement, the Netherlands Debtor’s board of directors (bestuur) consists of:

Name	Position
Heindrik Schouten	Managing Director
Elizabeth Radigan	Managing Director

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III. EVENTS LEADING TO THESE CHAPTER 11 CASES AND THE DUTCH SCHEME

PROCEEDINGS AND THE COMPANY’S ENTRY INTO THE RESTRUCTURING

SUPPORT AGREEMENT

The 2022 Debt Restructuring ultimately provided insufficient liquidity for the Company’s working capital needs, and, as discussed above, on March 21, 2023, the Company entered into the FILO Amendment to provide the Company with $55 million in additional liquidity as the Company and its lenders negotiated a long-term solution that would allow the Company to continue to operate and satisfy its obligations to its customers, suppliers and employees.

As a result of those negotiations, on May 30, 2023, the Company and the Consenting Creditors entered into the RSA to provide for a comprehensive restructuring of the Company’s balance sheet, enhanced liquidity to support the Company’s operations and a path to value maximization for the benefit of the Company’s various stakeholders.

The groundwork for this agreement was laid over the course of several weeks of extensive, arms’-length, and hard fought negotiations among the Company and its advisors and the advisors to the Consenting Creditors. Since March 2023, the Company and its advisors actively engaged in good-faith negotiations with the Consenting Creditors, and their respective advisors with the aim of driving a consensual, comprehensive restructuring transaction that would materially decrease the Company’s leverage and position the Company for success going forward. In order for the Company’s various creditor constituencies to understand the scope and complexity of the Company’s businesses, including current operations and financial projections, and potential liabilities, certain of the Company’s creditors, including the Consenting Creditors, were provided access to certain confidential and non-public information and documentation relating to the Company’s operations.

In the course of these negotiations, the Company and the Consenting Creditors exchanged and considered, with the assistance of their respective advisors, various restructuring proposals. The negotiations culminated on May 30, 2023 with the execution of the RSA by the Consenting Creditors and the Company. The RSA requires each party to support the consummation of the Restructuring Transactions through a prepackaged bankruptcy case in the United States and the Dutch Scheme Proceedings in the Netherlands. Importantly, the RSA includes an agreement on a consensual $1.25 billion priming debtor in possession financing facility, which will convert to an exit facility on the Effective Date of the U.S. Plan and the WHOA Plan, and the consensual use of cash collateral, each of which is essential to the Company’s proposed restructuring.

The $1.25 billion DIP Facility will provide substantial, additional liquidity to the Company and its affiliates around the world to stabilize operations, facilitate payments to employees and vendors in the ordinary course during the Chapter 11 Cases and Dutch Scheme Proceedings and right-size the Company’s working capital position. Debtor-in-possession financing is routinely and regularly granted in the United States in connection with chapter 11 proceedings. Indeed, the Bankruptcy Court has previously approved debtor-in-possession financing requests in recent cases such as In re McDermott International, Inc., Case No. 20-30336 (Bankr. S.D. Tex.) [Docket No. 447] ($2.81 billion), In re Chesapeake Energy, Case No. 20-33233 (Bankr. S.D. Tex.) [Docket No. 597] ($1.675 billion), In re Talen Energy Supply, Case No. 22-90054 (Bankr. S.D. Tex.) [Docket No. 588] ($1.7 billion) and In re Weatherford International plc, Case No. 19-33694 (Bankr. S.D. Tex.) [Docket No. 253] ($1.5 billion). In particular, the proceeds of such financing are proposed to be used for, among other things, the following:

a)	Repaying in full all ABL Facility Claims (U.S. Plan Class 3 Claims)

b)	Repaying in full the Superpriority Term Loan Claims (U.S. Plan Class 4 Claims)

c)	Paying the costs, fees and expenses related to the Chapter 11 Cases and Dutch Scheme Proceedings

d)

Funding the Company’s working capital needs and expenditures, including proposed payments to prepetition creditors such as, among others, employees, customers, lienholders, insurers, vendors and taxing authorities

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The transactions contemplated in the RSA, and proposed throughout the U.S. Plan and WHOA Plan, would facilitate a $2.1 billion deleveraging of the Company’s prepetition balance sheet through the equitization, repayment or cancellation the Company’s existing funded debt. In addition, the Company is expected to emerge as a publicly-traded Company in the United States.

Upon satisfaction or waiver of the conditions precedent to the Effective Date of the of the U.S. Plan and WHOA Plan, the outstanding principal balance of the DIP Facility will convert into term loans under the Exit Facility. Upon exiting the Chapter 11 Cases and the Dutch Scheme Proceedings, Reorganized DNI will be the borrower on the Exit Facility, and the lenders thereunder will have first priority liens on substantially all the assets of Reorganized DNI and its U.S. direct and indirect subsidiaries that are providing a guarantee under the Exit Facility. The Company does not anticipate that the Reorganized Netherlands Debtor, the Dutch Scheme Parties or any of Reorganized DNI’s non-U.S. subsidiaries will be guarantors of the Exit Facility, nor will such entities’ assets be subject to Exit Facility liens. Certain non-U.S. subsidiaries that guaranteed the Superpriority Term Loan (other than Diebold Nixdorf S.A.S.) will, for the duration of the DIP Facility guarantee the obligations of DNI under tranche B-2 of the DIP Facilities, but these guarantees will terminate at the conversion into the Exit Facility.

On May 30, 2023, following the execution of the RSA, the Company commenced solicitation of the U.S. Plan and the WHOA Plan by delivering copies of the U.S. Plan and the WHOA Plan and this Comprehensive Disclosure Statement (including Ballots) to the Voting Classes, the only Classes entitled to vote to accept or reject the U.S. Plan and the WHOA Plan. The Company established June 28, 2023 at 4:00 p.m. (Prevailing Central Time) (the “Voting Deadline”), as the deadline for the receipt of votes to accept or reject the U.S. Plan and the WHOA Plan from the Voting Classes.

A.	The Primary Components Of The Restructuring Support Agreement

The primary components of the Restructuring Transactions, which will be implemented through the U.S. Plan and the WHOA Plan and comprise a number of non-severable, interrelated transactions, include the following:

•

DNI will seek approval of a new $1.25 billion debtor-in-possession term loan facility, to be provided by certain of the Company’s existing first lien lenders on the terms set forth in the DIP Term Sheet and such other terms that are acceptable to the U.S. Debtors and a requisite number of lenders under the DIP Facility. The proceeds of the DIP Facility will be used to: (i) repay in full the term loan obligations, including a make-whole premium, under the Superpriority Credit Agreement; (ii) repay in full the ABL Facility and cash collateralize letters of credit thereunder; (iii) pay costs and reasonable and documented out-of-pocket fees and expenses related to the court-supervised restructuring proceedings; (iv) make certain “adequate protection payments”; and (v) fund the working capital needs and expenditures of the Company Parties and their non-debtor affiliates during the pendency of the court supervised restructuring proceedings;

•

Each Holder of Allowed Other Secured Claims will receive, at the Company’s option (with the reasonable consent of a requisite number of Consenting Creditors (the Required Consenting Creditors): (a) payment in full in cash; (b) the collateral securing its secured claim; (c) Reinstatement of its secured claim; or (d) such other treatment rendering its secured claim unimpaired in accordance with section 1124 of the U.S. Bankruptcy Code;

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•

Each Holder of Allowed Other Priority Claims will receive, at the Company’s option (with the reasonable consent of the Required Consenting Creditors): (a) payment in full in cash; or (b) such other treatment rendering its Other Priority Claim unimpaired in accordance with section 1124 of the U.S. Bankruptcy Code;

•

On or before the Effective Date of the U.S. Plan and WHOA Plan or earlier if ordered by the U.S. Bankruptcy Court (including in the orders approving the DIP Facility (as defined below)), allowed ABL Facility Claims would be paid in full and any letters of credit will be cash collateralized;

•	On or before the Effective Date, or earlier if ordered by the U.S. Bankruptcy Court (including in the orders approving the DIP Facility), Allowed Superpriority Term Loan Claims will be paid in full;

•

On or as soon as practicable after the Effective Date, each Holder of Allowed First Lien Claims will receive its pro rata share of 98% of the reorganized Company’s new common equity interests (i.e.,, the New Common Stock) available for distribution to certain creditors under the U.S. Plan, which will be subject to dilution on account of (a) the issuance of the Additional New Common Stock as described below and (b) a New Management Incentive plan to be implemented in connection with the Chapter 11 Cases pursuant to which 6% of the number of shares of New Common Stock to be issued pursuant to the Chapter 11 Plan on a fully diluted basis will be reserved for issuance to management as determined by the restructured Company’s new board of directors;

•

On or as soon as practicable after the Effective Date, each holder of Allowed Second Lien Notes Claims will receive its pro rata share of 2% of the New Common Stock available for distribution to creditors under the Plans, which will be subject to dilution on account of (a) the issuance of the Additional New Common Stock related to the Backstop Premium, Upfront Premium and Additional Premium, and (b) the New Management Incentive Plan;

•

On or as soon as reasonably practicable after the Effective Date, each Holder of an Allowed Claim under or with respect to the 2024 Senior Notes (i.e., the 2024 Stub Unsecured Notes Claims) will receive its pro rata share of an amount of cash that would provide such Holder with the same percentage recovery on its Allowed 2024 Stub Unsecured Notes Claim that a Holder of an Allowed Second Lien Notes Claim would receive in respect of its Allowed Second Lien Notes Claim under the Chapter 11 Plan based upon the midpoint of the equity value of the New Common Stock;

•

On the Effective Date, each Allowed General Unsecured Claim will be Reinstated and paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claim, or otherwise provided such treatment to render it unimpaired;

•

On the Effective Date, Claims that could have been asserted under section 510(b) of the U.S. Bankruptcy Code will be extinguished, cancelled and discharged, and holders thereof will receive no distributions from the Debtors in respect of their Claims;

•	Each holder of an equity Interest in DNI will have such Interest extinguished, cancelled and discharged without any distribution.

The RSA, the U.S. Plan and the WHOA Plan provide for a deleveraging restructuring supported by the Consenting Creditors. The Company believes the restructuring contemplated by the RSA is in the best interests of its estates and all stakeholders.

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B.	The Company’s Proposed Comprehensive Disclosure Statement And Solicitation Process

Following the execution of the RSA, the Company commenced solicitation of the U.S. Plan and the WHOA Plan on May 30, 2023 by delivering a copy of the U.S. Plan, the WHOA Plan, and the Comprehensive Disclosure Statement (including Ballots) to the Voting Classes, the only Classes entitled to vote to accept or reject the U.S. Plan and the WHOA Plan.

On the Petition Date, the U.S. Debtors intend to file the U.S. Plan, and this Comprehensive Disclosure Statement, and a motion to approve the Solicitation Procedures, including the Voting Deadline, with the Bankruptcy Court, and schedule the Confirmation Hearing to consider approval of this Comprehensive Disclosure Statement and Confirmation of the U.S. Plan. As soon as practicable after the Voting Deadline, the Solicitation Agent will file with the Bankruptcy Court and the Dutch Court a voting report (the “Voting Report”) setting forth the voting results for the Voting Classes.

The following table sets forth the proposed timetable for the solicitation process and the anticipated Chapter 11 Cases and WHOA:

Event	Dates
Voting Record Date	May 26, 2023
Commencement of Solicitation	May 30, 2023
WHOA Petition to Declare Group Moratorium (afkoelingsperiode)	On or about June 1, 2023
Proposed Chapter 11 Plan Supplement Deadline	June 23, 2023
Proposed Voting Deadline	June 28, 2023 at 4:00 p.m. (Central)
Anticipated WHOA Publication of Voting Results	On or before July 3, 2023
Proposed U.S. Plan Objection Deadline	July 5, 2023
Proposed U.S. Plan Hearing	July 12, 2023

C.	The Company’s U.S. First Day Motions And Dutch Court Filings

To minimize disruption to the U.S. Debtors’ operations and effectuate the terms of the U.S. Plan, upon the commencement of the Chapter 11 Cases, the U.S. Debtors intend to file motions seeking various relief, including, but not limited to, authority to: (1) obtain post-petition financing and use of cash collateral; (2) continue utilizing the Debtors’ prepetition cash management system, including with respect to intercompany transactions; (3) pay certain prepetition claims in the ordinary course of business, including, but not limited to, certain accrued taxes and fees, vendor claims and supplier claims; (4) pay prepetition wages and benefits and certain administrative costs related to those wages, in addition to maintaining certain employee benefit programs; (5) maintain and honor certain obligations on account of the Debtors’ insurance policies and surety bond program; (6) pay certain insurer and surety providers; (7) make an adequate assurance deposit to ensure continued utility service; and (8) establish and implement restrictions and notification requirements regarding the tax ownership and certain transfers of Diebold’s common stock.

The Netherlands Debtor will also file the following with the Dutch Court: (i) a start declaration (startverklaring) will be filed to open the proceedings, (ii) a petition for a worldwide moratorium (afkoelingsperiode) will be filed (with this Comprehensive Disclosure Statement as an exhibit thereto) which will seek to prohibit creditors whose Claims will be compromised under the WHOA Plan pursuant to section 372 of the Dutch Restructuring Law from seeking recourse against the assets of the Dutch Scheme Parties (in relation to the WHOA Plan Class 1 Claims, WHOA Plan Class 2 Claims, WHOA Plan Class 3 Claims and WHOA Plan Class 4 Claims), and (iii) a request will be filed to sanction the WHOA Plan during the Dutch Sanction Hearing. The Dutch Sanction Hearing will be set 8 to 14 days after the request is made (section 383(6) of the Dutch Restructuring Law), and the Netherlands Debtor intends to make such a request in July 2023.

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D.	Other Requested First Day Relief And Retention Applications

The U.S. Debtors also plan to file motions and/or applications seeking certain customary relief, including the entry of an order directing the joint administration of the U.S. Debtors’ Chapter 11 Cases under a single docket and the entry of an order approving the retention of Kroll as Solicitation Agent.

In addition, the U.S. Debtors plan to file applications approving the retention of bankruptcy advisors, including Jones Day and Jackson Walker LLP as legal counsel, FTI as financial advisor, and Ducera as investment banker, to be heard by the Bankruptcy Court at a hearing subsequent to the first hearing.

IV. SUMMARY OF THE U.S. PLAN AND THE WHOA PLAN

SECTION IV OF THIS COMPREHENSIVE DISCLOSURE STATEMENT IS INTENDED ONLY TO PROVIDE A SUMMARY OF THE KEY TERMS, STRUCTURE, CLASSIFICATION, TREATMENT, AND IMPLEMENTATION OF THE U.S. PLAN AND THE WHOA PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ENTIRE U.S. PLAN AND THE ENTIRE WHOA PLAN AND ALL EXHIBITS TO BOTH PLANS. ALTHOUGH THE STATEMENTS CONTAINED IN THIS COMPREHENSIVE DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE U.S. PLAN AND THE WHOA PLAN AND IN DOCUMENTS REFERRED TO THEREIN, THIS COMPREHENSIVE DISCLOSURE STATEMENT DOES NOT PURPORT TO BE A PRECISE OR COMPLETE STATEMENT OF ALL RELATED TERMS AND PROVISIONS, AND SHOULD NOT BE RELIED ON FOR A COMPREHENSIVE DISCUSSION OF THE U.S. PLAN AND/OR THE WHOA PLAN. INSTEAD, REFERENCE IS MADE TO THE U.S. PLAN AND THE WHOA PLAN AND ALL SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS. THE U.S. PLAN AND THE WHOA PLAN, THEMSELVES (INCLUDING EXHIBITS) AND THE CHAPTER 11 PLAN SUPPLEMENT WILL CONTROL THE TREATMENT OF HOLDERS OF CLAIMS AND INTERESTS UNDER THE U.S. PLAN AND THE WHOA PLAN. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THIS SECTION IV AND THE U.S. PLAN OR THE WHOA PLAN (INCLUDING ANY EXHIBITS) AND THE CHAPTER 11 PLAN SUPPLEMENT, THE U.S. PLAN AND CHAPTER 11 PLAN SUPPLEMENT, AND THE WHOA PLAN AS APPLICABLE, SHALL GOVERN.

A.	The U.S. Plan

1.	Treatment Of Unclassified Claims In The U.S. Plan

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims and DIP Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the U.S. Plan.

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a.	Administrative Claims

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the U.S. Debtors, or the Reorganized Debtors, or as otherwise set forth in an order of the Bankruptcy Court (including pursuant to the procedures specified therein), as applicable, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims and Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code, DIP Claims and Restructuring Expenses) related to the Chapter 11 Cases will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed as of the Effective Date, on or as soon as reasonably practicable after the Effective Date (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than 60 days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; or (4) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

Notwithstanding anything to the contrary contained herein, any unpaid Claim payable on account of the Restructuring Expenses, shall constitute an Allowed Administrative Claim and shall be paid on a current basis in full in Cash on the Effective Date, or to the extent accrued after the Effective Date, on a current basis in full in Cash as invoiced. Nothing herein shall require the members of the Ad Hoc Group to file applications, a Proof of Claim or otherwise seek approval of the Bankruptcy Court as a condition to payment of such Allowed Administrative Claims.

b.	Professional Fee Claims

(1)	Professional Fee Escrow Account

As soon as reasonably practicable after the Confirmation Date, and no later than one Business Day prior to the Effective Date, the U.S. Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estates, the U.S. Debtors, or the Reorganized Debtors.

The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the funds held in the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by an order of the Bankruptcy Court; provided, however, that obligations with respect to Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account. When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

(2)	Final Fee Applications And Payment Of Professional Fee Claims

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court orders. The amount of the Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals, including from funds held in the Professional Fee Escrow Account and Cash held by the Reorganized Debtors when such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court.

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(3)	Professional Fee Escrow Amount

The Professionals shall provide a reasonable and good-faith estimate of their fees and expenses incurred in rendering services to the U.S. Debtors before and as of the Confirmation Date projected to be outstanding as of the Confirmation Date, and shall deliver such estimate to the U.S. Debtors no later than five days before the anticipated Confirmation Date; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the U.S. Debtors may estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. The total aggregate amount so estimated as of the Confirmation Date shall be utilized by the U.S. Debtors to determine the amount to be funded to the Professional Fee Escrow Account, provided, however, that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are filed after the Confirmation Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates

(4)	Post-Confirmation Date Fees and Expenses

From and after the Confirmation Date, the U.S. Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the U.S. Plan and Consummation incurred by the U.S. Debtors or the Reorganized Debtors, as applicable. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or approval of compensation for services rendered after such date shall terminate, and the U.S. Debtors and Reorganized Debtors (as applicable) may employ and pay any professional entity (including any entity retained in the Chapter 11 Cases as a Professional) in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

c.	Priority Tax Claims

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of an Allowed Priority Tax Claim and the applicable U.S. Debtor or Reorganized Debtor, each Holder of an Allowed Priority Tax Claim will receive, at the option of the applicable U.S. Debtor or Reorganized Debtor, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (i) Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date or (ii) treatment in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date will be paid in the ordinary course of business by the Reorganized Debtors as they become due. For the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date to the extent required under sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

d.	DIP Claims

Unless otherwise agreed to by the Holder of an Allowed DIP Claim and the U.S. Debtors, on the Effective Date, each Holder of an Allowed DIP Claim will receive in full and final satisfaction, settlement, release, and discharge of, and in exchange for, its Allowed DIP Claim, the following: (i) in exchange for the principal amounts of such Allowed DIP Claim, on a dollar-for-dollar basis, loans or commitments (as applicable) under the Exit Facility Credit Agreement; and (ii) in exchange for all other amounts (other than any amounts payable in Additional New Common Stock) due and owing under such DIP Facility, including accrued interest and other obligations arising under the DIP Documents, payment in full in Cash.

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e.	Additional New Common Stock

The Debtors’ obligations to provide the Additional New Common Stock to the parties entitled thereto shall be satisfied by the Debtors’ provision of such Additional New Common Stock as set forth in the DIP Credit Agreement.

2.	Classification Of Claims And Interests Under The U.S. Plan

The U.S. Plan constitutes a separate chapter 11 plan of reorganization for each U.S. Debtor. The U.S. Plan does not contemplate and is conditioned upon there being no substantive consolidation of any of the U.S. Debtors. For brevity and convenience, the classification and treatment of Claims and Interests have been arranged into one chart. Such classification shall not affect any U.S. Debtor’s status as a separate legal entity, change the organization or corporate governance structure of the U.S. Debtors’ business enterprise, constitute a change of control of any U.S. Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets; and, except as otherwise provided by or permitted under the U.S. Plan, all U.S. Debtors shall continue to exist as separate legal entities.

Except for the Claims addressed in Article II of the U.S. Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the U.S. Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. For the avoidance of doubt, in no event shall any Holder of an Allowed Claim be entitled to receive payments or distributions on account of such Allowed Claim under the U.S. Plan that, in the aggregate, exceed the Allowed amount of such Holder’s Claim.

3.	Treatment Of Classes Of Claims And Interests Under The U.S. Plan

To the extent a Class contains Allowed Claims or Allowed Interests with respect to any U.S. Debtor, the classification of Allowed Claims and Allowed Interests is specified below.

1.	Class 1 — Other Secured Claims

(a)	Classification: Class 1 consists of any Other Secured Claims against any U.S. Debtor.

(b)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment of its Allowed Other Secured Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Secured Claim, each such Holder shall receive, at the option of the applicable U.S. Debtor(s) (subject to the Consent Rights, which shall not be unreasonably withheld, conditioned or delayed), either:

(i)	payment in full in Cash;

(ii)	delivery of the collateral securing its Allowed Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of its Allowed Other Secured Claim; or

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(iv)	such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

Voting: Class 1 is Unimpaired under the U.S. Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the U.S. Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the U.S. Plan.

2.	Class 2 — Other Priority Claims

(a)	Classification: Class 2 consists of any Other Priority Claims against any Debtor.

(b)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment of its Allowed Other Priority Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Priority Claim, each such Holder shall receive, at the option of the applicable U.S. Debtor(s) (subject to the Consent Rights, which shall not be unreasonably withheld, conditioned or delayed), either:

(i)	payment in full in Cash; or

(ii)	such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

Voting: Class 2 is Unimpaired under the U.S. Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the U.S. Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the U.S. Plan.

3.	Class 3 — ABL Facility Claims

(a)	Classification: Class 3 consists of all ABL Facility Claims against any Debtor.

(b)

Allowance: The ABL Facility Claims shall be Allowed in their entirety for all purposes of the U.S. Plan in amounts not less than the following aggregate principal amounts (x) $218,929,045 (inclusive of (i) $28,958,045 of letters of credit and (ii) $58,850,000 of “FILO” loans); and (y) €17,670,954, plus any accrued and unpaid interest, fees, costs, and other expenses arising under, and payable pursuant to, the ABL Credit Agreement up to and including the date of repayment as contemplated by subsection (c) hereof, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross claims, defenses, disallowance, impairments, or any other challenges under applicable law or regulation by any entity

(c)

Treatment: On or before the Effective Date, except to the extent that a Holder of an Allowed ABL Facility Claim agrees to less favorable treatment of its Allowed ABL Facility Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed ABL Facility Claim, to the extent such Allowed ABL Facility Claims have not been paid in full with the proceeds of the DIP Facility pursuant to an order of the Bankruptcy Court (including a DIP Order), each Holder of an Allowed ABL Facility Claim shall (i) receive payment in full in Cash; provided that in the case of any Letters of Credit (as defined in the ABL Credit Agreement) the U.S. Debtors shall cash collateralize, backstop or cancel such Letters of Credit in a manner reasonably satisfactory to the Issuing Banks (as defined in the ABL Credit Agreement).

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(d)

Voting: Class 3 is Unimpaired under the U.S. Plan. Holders of Allowed ABL Facility Claims are conclusively presumed to have accepted the U.S. Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed ABL Facility Claims are not entitled to vote to accept or reject the U.S. Plan.

4.	Class 4 — Superpriority Term Loan Claims

(a)	Classification: Class 4 consists of all Superpriority Term Loan Claims against any Debtor.

(b)

Allowance: The Superpriority Term Loan Claims shall be Allowed in their entirety for all purposes of the U.S. Plan in the aggregate principal amount of $400,631,233 plus any accrued and unpaid prepetition and postpetition interest, fees, costs, and other expenses arising under, and payable pursuant to, the Superpriority Credit Agreement (including, for the avoidance of doubt, the Make Whole Amount (as defined in the Superpriority Credit Agreement)) up to and including the date of repayment as contemplated by subsection (c) hereof, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross claims, defenses, disallowance, impairments, or any other challenges under applicable law or regulation by any entity

(c)

Treatment: On or before the Effective Date, except to the extent that a Holder of an Allowed Superpriority Term Loan Claim agrees to less favorable treatment of its Allowed Superpriority Term Loan Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Superpriority Term Loan Claim, to the extent such Allowed Superpriority Term Loan Claims have not been paid in full with the proceeds of the DIP Facility pursuant to an order of the Bankruptcy Court (including a DIP Order), each Holder of an Allowed Superpriority Term Loan Claim shall receive payment in full in Cash.

(d)

Voting: Class 4 is Unimpaired under the U.S. Plan. Holders of Allowed Superpriority Term Loan Claims are conclusively presumed to have accepted the U.S. Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Superpriority Term Loan Claims are not entitled to vote to accept or reject the U.S. Plan.

5.	Class 5 — First Lien Claims

(a)	Classification: Class 5 consists of any First Lien Claims against any U.S. Debtor.

(b)

Allowance: On the Effective Date, the First Lien Claims shall be Allowed in their entirety for all purposes of the U.S. Plan in the aggregate principal amount of $1,755,987,013, plus any accrued and unpaid interest, fees, costs, and other expenses arising under, and payable pursuant to, the 2023 Stub First Lien Credit Agreement, First Lien Credit Agreement, the First Lien Euro Notes Indenture, and the First Lien U.S. Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments, or any other challenges under applicable law or regulation by any entity.

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(c)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed First Lien Claim agrees to less favorable treatment of its Allowed First Lien Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed First Lien Claim, each Holder of an Allowed First Lien Claim will receive its pro rata share (determined as a percentage of all Allowed First Lien Claims) of the First Lien Claims Recovery.

(d)	Voting: Class 5 is Impaired under the U.S. Plan. Holders of Allowed First Lien Claims are entitled to vote to accept or reject the U.S. Plan.

6.	Class 6 — Second Lien Notes Claims

(a)	Classification: Class 6 consists of any Second Lien Notes Claims against any U.S. Debtor.

(b)

Allowance: On the Effective Date, Second Lien Notes Claims shall be Allowed in their entirety for all purposes of the U.S. Plan in the aggregate principal amount of $333,616,814, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the Second Lien Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Second Lien Notes Claim agrees to less favorable treatment of its Allowed Second Lien Notes Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Second Lien Notes Claim, each Holder of an Allowed Second Lien Notes Claim shall receive its pro rata share of the Second Lien Notes Claims Recovery.

(d)	Voting: Class 6 is Impaired under the U.S. Plan. Holders of Allowed Second Lien Notes Claims are entitled to vote to accept or reject the U.S. Plan.

7.	Class 7 — 2024 Stub Unsecured Notes Claims

(a)	Classification: Class 7 consists of any 2024 Stub Unsecured Notes Claims against any U.S. Debtor.

(b)

Allowance: On the Effective Date, the 2024 Stub Unsecured Notes Claims shall be Allowed in their entirety for all purposes of the U.S. Plan in the aggregate principal amount of $72,112,000, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the 2024 Stub Unsecured Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date, or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed 2024 Stub Unsecured Notes Claim agrees to less favorable treatment of its Allowed 2024 Stub Unsecured Notes Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed 2024 Stub Unsecured Notes Claim, each Holder of an Allowed 2024 Stub Unsecured Notes Claim shall receive its pro rata share of the 2024 Stub Unsecured Notes Claims Recovery.

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(d)	Voting: Class 7 is Impaired under the Plan. Holders of Allowed 2024 Stub Unsecured Notes Claims are entitled to vote to accept or reject the U.S. Plan.

8.	Class 8 — General Unsecured Claims

(a)	Classification: Class 8 consists of any General Unsecured Claims against any U.S. Debtor.

(b)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed General Unsecured Claim, each Allowed General Unsecured Claim shall be Reinstated and paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claim.

(c)

Voting: Class 8 is Unimpaired under the U.S. Plan. Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted the U.S. Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject the U.S. Plan.

9.	Class 9 — Section 510(b) Claims

(a)	Classification: Class 9 consists of any Section 510(b) Claims against any Debtor.

(b)

Treatment: On the Effective Date, each Section 510(b) Claim shall be extinguished, cancelled, released and discharged and will be of no further force or effect, and Holders thereof shall receive no distributions from the U.S. Debtors in respect of such Section 510(b) Claim.

(c)

Voting: Class 9 is Impaired under the U.S. Plan. Holders of Section 510(b) Claims are conclusively deemed to have rejected the U.S. Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Section 510(b) Claims are not entitled to vote to accept or reject the U.S. Plan.

10.	Class 10 — U.S. Debtor Intercompany Claims

(a)	Classification: Class 10 consists of any Claim held by a U.S. Debtor against another U.S. Debtor.

(b)

Treatment: On or after the Effective Date, subject to the Restructuring Steps Memorandum, each Allowed U.S. Debtor Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, canceled and released, or otherwise addressed at the option of the U.S. Debtors or Reorganized Debtors, as applicable (subject to the Consent Rights, which shall not to be unreasonably withheld, conditioned or delayed).

(c)

Voting: Class 10 is Unimpaired under the U.S. Plan. Holders of Allowed U.S. Debtor Intercompany Claims are conclusively presumed to have accepted the U.S. Plan under section 1126(f) of the Bankruptcy Code. Holders of U.S. Debtor Intercompany Claims are not entitled to vote to accept or reject the U.S. Plan.

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11.	Class 11 — Non-Debtor Intercompany Claims

(a)	Classification: Class 11 consists of any Non-Debtor Intercompany Claims against any Debtor.

(b)

Treatment: On or after the Effective Date, subject to the Restructuring Steps Memorandum, each Allowed Non-Debtor Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, canceled and released, or otherwise addressed at the option of the Debtors or Reorganized Debtors, as applicable (subject to the Consent Rights, which shall not be unreasonably withheld, conditioned or delayed).

(c)

Voting: Class 11 is Unimpaired under the U.S. Plan. Holders of Allowed Non-Debtor Intercompany Claims are conclusively presumed to have accepted the U.S. Plan under section 1126(f) of the Bankruptcy Code. Holders of Non-Debtor Intercompany Claims are not entitled to vote to accept or reject the U.S. Plan.

12.	Class 12 — Intercompany Interests

(a)	Classification: Class 12 consists of all Interests held by a U.S. Debtor or an Affiliate of a U.S. Debtor.

(b)

Treatment: On or after the Effective Date, subject to any alternative treatment set forth in the Chapter 11 Plan Supplement (including the Restructuring Steps Memorandum), Intercompany Interests shall be Reinstated or, at the option of the U.S. Debtors or Reorganized Debtors, as applicable (subject to the Consent Rights, which shall not to be unreasonably withheld, conditioned or delayed), canceled without any distribution on account of such Intercompany Interests.

(c)

Voting: Class 12 is Unimpaired under the U.S. Plan. Holders of Allowed Intercompany Interests are conclusively presumed to have accepted the U.S. Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Intercompany Interests are not entitled to vote to accept or reject the U.S. Plan.

13.	Class 13 — DNI Interests

(a)	Classification: Class 13 consists of all DNI Interests.

(b)

Treatment: On the Effective Date, each DNI Interest shall be extinguished, cancelled and discharged, and Holders thereof shall neither receive nor retain any property or distributions from the U.S. Debtors in respect of their Interests.

(c)

Voting: Class 13 is Impaired under the U.S. Plan. Holders of DNI Interests are conclusively deemed to have rejected the U.S. Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed DNI Interests are not entitled to vote to accept or reject the U.S. Plan.

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4.	Distribution Of Consideration Under U.S. Plan

The distributions of consideration as set forth in the U.S. Plan take into account Holders’ rights to payment, in respect of their Claims, against all of the U.S. Debtors and the Dutch Scheme Parties taken as a whole.

5.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the U.S. Plan, nothing under the U.S. Plan shall affect the U.S. Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

6.	Elimination Of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the U.S. Plan for purposes of voting to accept or reject the U.S. Plan and for purposes of determining acceptance or rejection of the U.S. Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

7.	Voting Classes; Presumed Acceptance By Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the U.S. Plan, the U.S. Plan shall be deemed accepted by the Holders of such Claims or Interests in such Class.

8.	Subordinated Claims And Interests

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the U.S. Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to reclassify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

9.	Intercompany Interests

To the extent Reinstated under the U.S. Plan, distributions on account of Intercompany Interests are not being received by Holders of Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and to allow the Reorganized Debtors to maintain their organizational structure to avoid the unnecessary cost of having to reconstitute such structure. For the avoidance of doubt, to the extent Reinstated pursuant to the U.S. Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the U.S. Debtor that owned such Intercompany Interests prior to the Effective Date (subject to the Restructuring Steps Memorandum).

10.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

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11.	Confirmation Pursuant To Section 1129(b) Of The Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the U.S. Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the U.S. Plan. The U.S. Debtors shall seek Confirmation of the U.S. Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The U.S. Debtors reserve the right to alter, amend, or modify the U.S. Plan, or any document in the Chapter 11 Plan Supplement in accordance with the RSA and Article X of the U.S. Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or to withdraw the U.S. Plan as to such U.S. Debtor, subject to and in accordance with the provisions of the U.S. Plan and the RSA.

12.	Means For Implementation Of The U.S. Plan

a.	General Settlement of Claims and Interests

Unless otherwise set forth in the U.S. Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and, to the extent applicable, Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the U.S. Plan, upon the Effective Date, the provisions of the U.S. Plan, including the releases set forth in Article VIII of the U.S. Plan, shall constitute an integrated, good-faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the U.S. Plan.

b.	Restructuring Transactions

On and after the Confirmation Date, the U.S. Debtors or Reorganized Debtors, as applicable, are authorized to take all actions as necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary or advisable to effectuate the RSA and the U.S. Plan, including the Restructuring Transactions and all transactions set forth in the Restructuring Steps Memorandum, in each case subject to the Consent Rights (which shall not be unreasonably withheld, conditioned or delayed). Without limiting the foregoing, unless otherwise provided by the terms of a Restructuring Transaction, all such Restructuring Transactions will be deemed to occur on the Effective Date. The actions to effect these transactions may include, as applicable: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, recapitalization, exchange, contribution, distribution, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the U.S. Plan; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, subrogation, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the U.S. Plan; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution or other certificates or documentation pursuant to applicable state or foreign law; (d) the execution and delivery of Exit Facility Documents, (e) the execution and delivery of the New Corporate Governance Documents, and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the U.S. Debtors and/or the Reorganized Debtors, as applicable); (f) the issuance, distribution, reservation, or dilution, as applicable, of the New Common Stock, as set forth herein; (g) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Restructuring Transactions; and (h) all actions necessary to effectuate the transactions contemplated by the U.S. Plan and the RSA in any non-U.S. jurisdictions, including any actions taken in connection with the Dutch Scheme Proceedings, the Chapter 15 Proceedings and any other Recognition Proceeding, in each case subject to the Consent Rights. Any such transactions may be effected on or subsequent to the Confirmation Date without any further action by the stockholders, members, partners or directors of any of the U.S. Debtors or the Reorganized Debtors.

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Without limiting the foregoing, the Restructuring Transactions may include changes to the corporate and/or capital structure of DNI and/or any of its subsidiaries to be made on or prior to the Effective Date, in each case, subject to the Consent Rights and as may be set forth in the Chapter 11 Plan Supplement. For the avoidance of doubt, such changes to the corporate and/or capital structure may include, but are not limited to, (i) the conversion of DNI and/or one or more of its subsidiaries into corporations, limited liability companies or partnerships, (ii) the creation of one or more newly formed Entities and/or holdings companies, (iii) the merger of one or more existing or newly formed entities and/or holding companies, (iv) the issuance of intercompany liabilities and/or intercompany equity, (v) any “election” that may be made for United States federal income tax purposes, and/or (vi) the restructuring or repositioning of any of the direct or indirect subsidiaries of DNI.

The U.S. Confirmation Order shall be deemed, pursuant to both section 1123 and section 363 of the Bankruptcy Code, to authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the U.S. Plan.

c.	Sources of Consideration for Plan Distributions

The U.S. Debtors shall fund distributions under the U.S. Plan with (a) Cash on hand, (b) the loan proceeds of the Exit Facility, and (c) the issuance of the New Common Stock. Each distribution and issuance referred to in Article VI of the U.S. Plan shall be governed by the terms and conditions set forth in the U.S. Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

(1)	Exit Facility

On the Effective Date, (a) the U.S. Debtors and the Reorganized Debtors, as applicable, shall be authorized to execute and deliver, and to consummate the transactions contemplated by, the Exit Facility Documents, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by the Exit Facility Documents), and (b) the Exit Facility Documents shall constitute legal, valid, binding and authorized indebtedness and obligations of the Reorganized Debtors, enforceable in accordance with their respective terms and such indebtedness and obligations shall not be and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under the U.S. Plan, the U.S. Confirmation Order or on account of the Confirmation or Consummation of the U.S. Plan.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors, their Affiliates and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal or other law that would be applicable in the absence of the U.S. Plan and the U.S. Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the U.S. Confirmation Order and any such filings, recordings, approvals and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

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(2)	Issuance and Distribution of New Common Stock

All DNI Interests shall be cancelled as of the Effective Date. On the Effective Date, the New Common Stock shall be issued and distributed by the Distribution Agent to the Entities entitled to receive the New Common Stock pursuant to the U.S. Plan and in accordance with, the terms of the U.S. Plan and the New Corporate Governance Documents. Such New Common Stock, when issued or distributed as provided in the U.S. Plan, will be duly authorized, validly issued and fully paid and nonassessable. Any shares of New Common Stock authorized but not necessary to satisfy obligations under the U.S. Plan shall have the status of authorized but not issued shares of New Common Stock of Reorganized DNI.

(3)	Corporate Governance

Each distribution and issuance of the New Common Stock shall be governed by the terms and conditions set forth in the U.S. Plan applicable to such distribution, issuance and/or dilution, as applicable, and by the terms and conditions of the instruments evidencing or relating to such distribution, issuance and/or dilution, as applicable, including the New Corporate Governance Documents, the terms and conditions of which shall bind each Entity receiving such distribution of the New Common Stock. All New Common Stock issued and distributed under the U.S. Plan shall be duly authorized, validly issued, fully paid and non-assessable.

On and after the Effective Date, Reorganized DNI shall continue to be a public reporting company. Reorganized DNI shall use commercially reasonable efforts to cause the New Common Stock to be listed for trading on the New York Stock Exchange as soon as practicable after the Effective Date. The New Common Stock will be registered under the Securities Exchange Act of 1934 on the Effective Date.

(4)	Cash on Hand

The U.S. Debtors or Reorganized Debtors, as applicable, shall use Cash on hand to fund distributions to certain Holders of Allowed Claims consistent with the terms of the U.S. Plan.

d.	Exemption from Registration Requirements

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, all shares of New Common Stock, issued and distributed pursuant to the U.S. Plan in exchange for Claims (including administrative expenses pursuant to section 1145(a)(1)(A) of the Bankruptcy Code) will be exempt from registration under the Securities Act or any similar federal, and any state’s securities law registration requirements and all rules and regulations promulgated thereunder.

The offering, issuance, and distribution of shares of New Common Stock pursuant to the U.S. Plan in reliance upon section 1145 of the Bankruptcy Code is exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities. Such shares of New Common Stock to be issued under the U.S. Plan (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the U.S. Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, and (iii) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.

Should the Reorganized Debtors elect, on or after the Effective Date, to reflect all or any portion of the ownership of New Common Stock through the facilities of DTC, the Reorganized Debtors shall not be required to provide any further evidence other than the U.S. Plan or U.S. Confirmation Order with respect to the treatment of such applicable portion of the New Common Stock.

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DTC (and any stock transfer agent) shall be required to accept and conclusively rely upon the U.S. Plan and U.S. Confirmation Order in lieu of any legal opinion regarding whether the offering and issuance of the New Common Stock is/are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the U.S. Plan, no entity (including, for the avoidance of doubt, DTC (or any stock transfer agent)) may require a legal opinion regarding the validity of any transaction contemplated by the U.S. Plan, including, for the avoidance of doubt, whether the issuance and/or distribution of the New Common Stock is/was exempt from registration and/or whether the New Common Stock is eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding any policies, practices, or procedures of DTC, DTC shall cooperate with and take all actions reasonably requested by a Distribution Agent or an indenture trustee to facilitate distributions to Holders of Allowed Claims without requiring that such distributions be characterized as repayments of principal or interest. No Distribution Agent or indenture trustee shall be required to provide indemnification or other security to DTC in connection with any distributions to Holders of Allowed Claims through the facilities of DTC.

e.	Corporate Existence

Except as otherwise provided in the U.S. Plan or the Chapter 11 Plan Supplement, each U.S. Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable U.S. Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the U.S. Plan, the New Corporate Governance Documents, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the U.S. Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

f.	Corporate Action

On or before the Effective Date, as applicable, all actions contemplated under the U.S. Plan or the Chapter 11 Plan Supplement shall be deemed authorized and approved in all respects, including: (1) adoption or assumption, as applicable, of employment or other compensation agreements or arrangements with existing management; (2) selection of the directors, managers, and officers for the Reorganized Debtors; (3) implementation of the Restructuring Transactions and the transactions set forth on the Restructuring Steps Memorandum; (4) the applicable Reorganized Debtors’ and other Entities’ entry into the Exit Facility Documents; (5) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (6) the adoption and filing of the New Corporate Governance Documents; (7) the issuance and distribution of New Common Stock; and (8) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated under the U.S. Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the U.S. Plan involving the corporate structure of the U.S. Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the U.S. Debtors or the Reorganized Debtors in connection with the U.S. Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the U.S. Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the U.S. Debtors or the Reorganized Debtors, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the U.S. Plan (or necessary or desirable to effect the transactions contemplated under the U.S. Plan) in the name of and on behalf of the Reorganized Debtors, including the Exit Facility Documents and any and all other agreements, documents, securities, or instruments related to the foregoing. The authorizations and approvals contemplated by Article IV,F of the U.S. Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

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g.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the U.S. Plan or the Chapter 11 Plan Supplement, or in any agreement, instrument, or other document incorporated in the U.S. Plan, on the Effective Date, all property in each U.S. Debtor’s Estate, all Causes of Action, and any property acquired by any of the U.S. Debtors under the U.S. Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations under the Exit Facility Documents, and Liens securing obligations on account of Other Secured Claims that are Reinstated pursuant to the U.S. Plan, if any). On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

h.	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided in the U.S. Plan or the Restructuring Steps Memorandum, all notes, instruments, certificates, shares, and other documents evidencing Claims or Interests shall be contributed, set off or cancelled consistent with the Restructuring Steps Memorandum, and the obligations of the U.S. Debtors or the Reorganized Debtors thereunder or in any way related thereto shall be discharged and deemed satisfied in full, without any further action on the part of any U.S. Debtor, and, as applicable, shall be deemed to have been surrendered to the Distribution Agent, and the Agents/Trustees shall automatically and fully be released from all duties and obligations thereunder; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, any credit document, indenture, or agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of (1) allowing Holders of Allowed Claims to receive distributions under the U.S. Plan and the WHOA Plan, (2) allowing and preserving the rights of the Agents/Trustees to make distributions pursuant to the U.S. Plan and the WHOA Plan, (3) preserving the Agents’ and Trustees’ rights to compensation and indemnification as against any money or property distributable to the Holders of First Lien Claims, Second Lien Notes Claims, and 2024 Stub Unsecured Notes Claims, including permitting each Agent/Trustee to maintain, enforce, and exercise its charging liens, if any, against such distributions, (4) preserving all rights, remedies, indemnities, powers, and protections, including rights of enforcement, of the Agents/Trustees against any Person (other than with respect to any claim released under the Debtor Release or the Third Party Release or Claims subject to treatment in the U.S. Plan), including with respect to indemnification or contribution from the Holders of First Lien Claims, Second Lien Notes Claims, 2024 Stub Unsecured Notes Claims, Superpriority Term Loan Claims, and ABL Facility Claims or any exculpations of the Agents/Trustees, pursuant and subject to the terms of the 2023 Stub First Lien Credit Agreement, the First Lien Credit Agreement, the ABL Credit Agreement, the Superpriority Credit Agreement, the 2024 Stub Unsecured Notes Indenture, the First Lien Euro Notes Indenture, the First Lien U.S. Notes Indenture, or the Second Lien Notes Indenture as in effect on the Effective Date, (5) permitting the Agents/Trustees to enforce any obligation (if any) owed to the Agents/Trustees under the U.S. Plan, (6) permitting the Agents/Trustees to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court, and (7) permitting the Agents/Trustees to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that (a) the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the U.S. Confirmation Order, the U.S. Plan, the Dutch Scheme Order or the WHOA Plan, or result in any expense or liability to the U.S. Debtors or Reorganized Debtors, as applicable, except as expressly provided for in the U.S. Plan and (b) the terms and provisions of the U.S. Plan shall not modify any existing contract or agreement that would in any way be inconsistent with distributions under the U.S. Plan. On the Effective Date, the Agents/Trustees shall be automatically and fully discharged and shall have no further obligation or liability except as provided in the U.S. Plan, U.S. Confirmation Order, the WHOA Plan and the Dutch Sanction Order, and after the performance by the Agents/Trustees and their representatives and professionals of any obligations and duties required under or related to the U.S. Plan or U.S. Confirmation Order, the Agents/Trustees shall be automatically and fully relieved of and released from any obligations and duties arising thereunder. As a condition precedent to receiving any distribution on account of a Claim in respect of any Prepetition Debt, each Holder of such Claim shall be deemed to have surrendered the instruments or other documentation evidencing or underlying each such Claim, and all such surrendered instruments and other documentation shall be deemed to be cancelled pursuant to the U.S. Plan, except to the extent otherwise expressly provided in the U.S. Plan. Notwithstanding anything to the contrary herein, any Agents/Trustees rights against any Holder of a Claim (but not against the Company Parties, which rights against the Company Parties shall be discharged under the U.S. Plan and the WHOA Plan) to reimbursement, indemnity and fees and expenses under any financing document that by its terms survives a termination of such document, shall survive the Effective Date, notwithstanding the payment in full or satisfaction of the Claims thereunder and the terms of the U.S. Plan.

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i.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the board of directors and managers thereof, shall be authorized to issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the U.S. Plan, the RSA, the Exit Facility Documents, the New Corporate Governance Documents, and the New Common Stock and Securities issued pursuant to the U.S. Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the U.S. Plan.

j.	Exemptions from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a U.S. Debtor to a Reorganized Debtor or to any other Person) pursuant to the U.S. Plan, including but not limited to the following, shall not be subject to any document recording Tax, stamp Tax, conveyance fee, intangibles or similar Tax, mortgage Tax, real estate transfer Tax, sale or use Tax, value added Tax, mortgage recording Tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar Tax or governmental assessment: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the U.S. Debtors or the Reorganized Debtors, including the New Common Stock and the execution and delivery of the Exit Facility; (b) the Restructuring Transactions and the transactions contemplated by the Restructuring Steps Memorandum; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for the loans under the Exit Facility Documents; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the U.S. Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the U.S. Plan. The U.S. Confirmation Order will direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such Taxes or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such Taxes or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such Taxes or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such Taxes or governmental assessment.

k.	New Corporate Governance Documents

The New Corporate Governance Documents shall, among other things: (1) contain terms consistent with the documentation set forth in the Chapter 11 Plan Supplement; (2) authorize the issuance, distribution, and reservation of the New Common Stock to the Entities entitled to receive such issuances, distributions and reservations under the U.S. Plan; and (3) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, and limited as necessary to facilitate compliance with non-bankruptcy federal laws, prohibit the issuance of non-voting equity Securities.

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On or immediately before the Effective Date, each of the U.S. Debtors or Reorganized Debtors, as applicable, will file its New Corporate Governance Documents with the applicable Secretary of State and/or other applicable authorities in their state of incorporation or formation in accordance with the applicable laws of its respective state of incorporation or formation, to the extent required for such New Corporate Governance Documents to become effective. After the Effective Date, each Reorganized Debtor may amend and restate its formation, organizational, and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of such documents.

l.	Directors and Officers

On the Effective Date, the terms of the current members of the board of directors of DNI shall expire, and the Reorganized DNI Board will include those directors set forth in the list of directors of the Reorganized Debtors included in the Chapter 11 Plan Supplement. On the Effective Date, the officers and overall management structure of Reorganized DNI, and all officers and management decisions with respect to Reorganized DNI (and/or any of its direct or indirect subsidiaries), compensation arrangements, and affiliate transactions shall only be subject to the approval of the Reorganized DNI Board or as otherwise set forth in such Reorganized Debtor’s New Corporate Governance Documents or such subsidiary’s organizational documents (as applicable).

On the Effective Date the initial officers of Reorganized DNI and the other Reorganized Debtors will consist of the individuals identified in the Chapter 11 Plan Supplement.

From and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall be appointed and serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents, the New Corporate Governance Documents and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. The Reorganized DNI Board on the Effective Date shall be comprised of seven (7) directors, which shall include Reorganized DNI’s Chief Executive Officer, and six (6) independent directors selected by the Required Consenting First Lien Creditors, provided, that the Required Consenting First Lien Creditors shall select the new directors in good faith consultation with Reorganized DNI’s Chief Executive Officer. To the extent that any such initial director or officer of the Reorganized Debtors identified in the Chapter 11 Plan Supplement is an “insider” pursuant to section 101(31) of the Bankruptcy Code, the Debtors will disclose the nature of any compensation to be paid to such director or officer.

m.	New Management Incentive Plan

The Reorganized DNI Board shall be authorized to, and shall, adopt the New Management Incentive Plan, enact and enter into related policies and agreements, and grant awards under the New Management Incentive Plan to participants on the terms and conditions determined by the Reorganized DNI Board in all respects consistent with the Restructuring Term Sheet.

The U.S. Plan will provide that the Reorganized DNI Board shall, within 90 days of the Effective Date, implement the New Management Incentive Plan, provided, that 6% of the New Common Stock, on a fully diluted basis, shall be reserved for issuance in connection with the New Management Incentive Plan. For the avoidance of doubt, the types of awards and the terms and conditions of the New Management Incentive Plan (including any awards, related agreements, policies, programs, other arrangements and the New Management Incentive Plan participants) shall be determined, and initial grants thereunder shall be made, by the board of directors of Reorganized DNI in consultation with the CEO no later than 90 days following the Effective Date.

n.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions listed on the Retained Causes of Action Schedule, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action expressly released by the U.S. Debtors pursuant to the releases and exculpations contained in the U.S. Plan.

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The Reorganized Debtors may pursue such retained Causes of Action in their discretion. No Entity may rely on the absence of a specific reference in the U.S. Plan, the Retained Causes of Action Schedule, the Chapter 11 Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the U.S. Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The U.S. Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity. Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the U.S. Plan, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

o.	No Change in Control

For the avoidance of doubt, except as provided in U.S. Plan Article V.G.1, (x) the cancellation of any Interests pursuant to the U.S. Plan, (y) any issuance, transfer or acquisition of New Common Stock or other Securities pursuant to the U.S. Plan or in connection with the U.S. Debtors’ restructuring, and (z) the revesting of assets in the Reorganized Debtors as of the Effective Date pursuant to the U.S. Plan, shall not, and shall not be deemed to, result in a “change in control” or “change of control” under any contract or other document to which any U.S. Debtor or Reorganized Debtor is a party.

13.	Treatment Of Executory Contracts And Unexpired Leases Under The U.S. Plan

a.	Assumption Of Executory Contracts And Unexpired Leases Under The U.S. Plan

On the Effective Date, except as otherwise provided in the U.S. Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the U.S. Plan, all Executory Contracts and Unexpired Leases shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract and Unexpired Lease (1) was assumed or rejected previously by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject filed on or before the Effective Date; or (4) is identified on the Rejected Executory Contract and Unexpired Lease List.

Entry of the U.S. Confirmation Order shall constitute a Bankruptcy Court order approving the assumption, assumption and assignment (including any related assignment resulting from the Restructuring Transactions or otherwise), or rejection, as applicable, of such Executory Contracts or Unexpired Leases as set forth in the U.S. Plan and the Rejected Executory Contract and Unexpired Lease List, as applicable, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the U.S. Plan are effective as of the Effective Date. Subject to the Restructuring Steps Memorandum and Restructuring Transactions, each Executory Contract or Unexpired Lease assumed pursuant to the U.S. Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the U.S. Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Notwithstanding anything to the contrary in the U.S. Plan, the U.S. Debtors, or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List at any time through and including 30 days after the Effective Date.

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Except as otherwise provided herein or agreed to by the U.S. Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. To the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the U.S. Plan restricts or prevents, or purports to restrict or prevent, or is breached or modified or deemed breached or modified by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” or “change in control” provision), then such provision shall be deemed modified such that the transactions contemplated by the U.S. Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default- or modification-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the U.S. Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

b.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Entry of the U.S. Confirmation Order shall constitute a Bankruptcy Court order approving the rejections, if any, of any Executory Contracts or Unexpired Leases as provided for in the U.S. Plan or the Rejected Executory Contract and Unexpired Lease List, as applicable. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the U.S. Plan or the U.S. Confirmation Order, if any, must be filed with the Solicitation Agent and served on the Reorganized Debtors no later than 30 days after the effective date of such rejection.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Solicitation Agent within such time shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the U.S. Debtors or Reorganized Debtors, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.G of the U.S. Plan, notwithstanding anything in a Proof of Claim to the contrary.

Any Claim arising from the rejection by any U.S. Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General Unsecured Claim pursuant to Article III.B of the U.S. Plan and may be objected to in accordance with the provisions of Article VII of the U.S. Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

c.	Cure of Defaults and Objections to Cure Amounts and Assumption

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the U.S. Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount at such times and in such amounts as in the ordinary course of the U.S. Debtors’ business or, at the U.S. Debtors’ election, on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree, subject in all events to all defenses and disputes the U.S. Debtors or the Reorganized Debtors may have with respect to the underlying Executory Contracts or Unexpired Leases, which the U.S. Debtors or the Reorganized Debtors may assert in the ordinary course. If there is any dispute in respect of any Executory Contract or Unexpired Lease, such dispute may be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Cases had not been commenced, and the U.S. Debtors and Reorganized Debtors (as applicable) shall have the authority to negotiate resolutions to any such dispute as if the Chapter 11 Cases had not been commenced.

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Following the Petition Date, the U.S. Debtors shall serve a notice on parties to Executory Contracts and Unexpired Leases to be assumed or assumed and assigned reflecting the U.S. Debtors’ intention to assume or assume and assign the Executory Contract or Unexpired Lease in connection with the U.S. Plan and indicating that the Cure Amount shall be asserted against the U.S. Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business. This notice shall include a description of the procedures for objecting to assumption thereof based on the proposed Cure Amounts or the Reorganized Debtors’ ability to provide “adequate assurance of future performance thereunder” (within the meaning of section 365 of the Bankruptcy Code). Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption, assumption and assignment or related Cure Amount must be filed by such counterparty by the Confirmation Objection Deadline or other deadline that may be set by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment or Cure Amount shall be deemed to have assented to such assumption, assumption and assignment, adequate assurance of future performance and Cure Amount.

Cure Amounts, if any, shall be paid in the ordinary course of the U.S. Debtors’ business or, at the U.S. Debtors’ election, on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. If there is a dispute regarding the assumption of any Executory Contract or Unexpired Lease, the payment of the Cure Amount shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption in the event of a dispute regarding (as applicable): (1) the amount of any payments to cure the applicable purported default; (2) the ability of the Reorganized Debtors or any assignee to provide adequate assurance of future performance under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption. If, after the resolution of any such dispute, the applicable U.S. Debtor or Reorganized Debtor, as applicable, in the exercise of its sound business judgment, concludes that the Cure Amount as determined by Final Order or as otherwise finally resolved renders assumption of such Executory Contract or Unexpired Lease unfavorable to the applicable U.S. Debtor’s Estate or to the applicable Reorganized Debtor, then such U.S. Debtor and/or Reorganized Debtor (as applicable) shall be authorized to reject any such Executory Contract or Unexpired Lease. Such rejected Executory Contracts or Unexpired Leases, if any, shall be deemed as listed on the Rejected Executory Contract and Unexpired Lease List.

Assumption of any Executory Contract or Unexpired Lease pursuant to the U.S. Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proof of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

d.	Insurance Contracts

Each of the Debtors’ Insurance Contracts and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the U.S. Plan. Notwithstanding anything to the contrary in the U.S. Plan (except as set forth in Article V.F of the U.S. Plan and the third paragraph of Article V.A of the U.S. Plan), the Chapter 11 Plan Supplement, the Disclosure Statement, the U.S. Confirmation Order, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening), (a) on the Effective Date, all Insurance Contracts will be assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code or continued in accordance with their terms; (b) the parties to each Insurance Contract will continue to be bound by such Insurance Contract as if the Chapter 11 Cases had not occurred; (c) nothing in the U.S. Plan shall affect, impair or prejudice the rights and defenses of the insurers or the Reorganized Debtors under the Insurance Contracts in any manner, and such insurers and Reorganized Debtors shall retain all rights and defenses under the Insurance Contracts, and the Insurance Contracts shall apply to, and be enforceable by and against, the Reorganized Debtors and the applicable insurer(s) as if the Chapter 11 Cases had not occurred; and (d) nothing in the U.S. Plan shall alter or modify the obligation, if any, that any insurers or third party administrators may have to pay claims covered by such Insurance Contracts and any right that such parties may have to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor (if any).

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e.	Indemnification Provisions

On and as of the Effective Date, the Indemnification Provisions will be assumed and irrevocable and will survive the effectiveness of the U.S. Plan, and the Reorganized Debtors’ New Corporate Governance Documents will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the U.S. Debtors’ and the Reorganized Debtors’ current and former directors, officers, employees and agents to the fullest extent permitted by law and at least to the same extent as the organizational documents of each of the respective U.S. Debtors on the Petition Date, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted occurring before the Effective Date. None of the U.S. Debtors, or the Reorganized Debtors, as applicable, will amend and/or restate their respective governance documents before or after the Effective Date to amend, augment, terminate, or adversely affect any of the Debtors’ or the Reorganized Debtors’ obligations to provide such indemnification rights or such directors’, officers’, employees’, or agents’ indemnification rights.

On and as of the Effective Date, any of the U.S. Debtors’ indemnification obligations with respect to any contract or agreement that is the subject of or related to any litigation against the Debtors or Reorganized Debtors, as applicable, shall be assumed by the Reorganized Debtors and otherwise remain unaffected by the Chapter 11 Cases.

f.	Director, Officer, Manager, and Employee Liability Insurance

To the extent not made, purchased or paid prior to the Petition Date, the U.S. Debtors shall, prior to the Effective Date: (a) make arrangements to continue the D&O Liability Insurance Policies, and/or purchase a tail policy or policies, for the period from and after the Effective Date, for the benefit of any person who is serving or has served as one of the Debtors’ directors, managers, officers, and employees at any time from and after the Petition Date and (b) fully pay the premium for such insurance.

On the Effective Date, pursuant to section 365(a) of the Bankruptcy Code, the U.S. Debtors or Reorganized Debtors, as applicable, shall be deemed to have assumed all of the D&O Liability Insurance Policies (including any “tail policy”) and any agreements, documents, or instruments relating thereto. Entry of the U.S. Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such policies (including any “tail policy”).

After the Effective Date, none of the U.S. Debtors or the Reorganized Debtors shall terminate or otherwise reduce the coverage under any such policies (including any “tail policy”) with respect to conduct occurring as of the Effective Date, and all officers, directors, managers, and employees of the U.S. Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policies regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date. Directors and officers shall be exculpated and indemnified by the U.S. Debtors and Reorganized Debtors to the extent of such insurance.

On and after the Effective Date, each of the Reorganized Debtors shall be authorized to purchase a directors’ and officers’ liability insurance policy for the benefit of their respective directors, members, trustees, officers, and managers in the ordinary course of business.

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g.	Employee Matters

(1)	Continuation of Employee Arrangements

Subject to Article V.G.5 of the U.S. Plan, on and after the Effective Date, the Reorganized Debtors shall have authority to: (a) amend, adopt, assume, and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, employment, compensation, including any incentive awards (including all cash-based annual, long-term and short-term incentive awards), retention benefits, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors (collectively “Employee Arrangements”) and (b) honor, in the ordinary course of business, Claims of employees for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Bankruptcy Court order. For the avoidance of doubt, the Reorganized Debtors shall continue, as of the Effective Date, all Employee Arrangements of the U.S. Debtors unless otherwise expressly addressed herein, subject to the terms and conditions of any such Employee Arrangement, including the Reorganized Debtors’ rights to amend, modify, supplement or terminate any such Employee Arrangements in accordance with the terms thereof.

Notwithstanding anything to the contrary in the U.S. Plan, whether the consummation of the Restructuring Transactions and any associated organizational changes constitutes a “change in control” or “change of control” (or similar term) under the Employee Arrangements shall be determined based on the terms and conditions of each applicable Employee Arrangement and without giving effect to Article IV.O of the U.S. Plan.

(2)	Retiree Benefits

Pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law and the terms of such benefit plan.

(3)	Pension Plans

On the Effective Date, the Reorganized Debtors, as applicable, shall assume their respective defined benefit pension plans. On and after the Effective Date, the Reorganized Debtors, as applicable, will continue to sponsor and administer such defined benefit pension plans in accordance with applicable law.

(4)	Workers’ Compensation

From and after the Effective Date: (a) the Reorganized Debtors will continue to administer and pay all valid claims for benefits and liabilities arising under the U.S. Debtors’ workers’ compensation programs for which the U.S. Debtors or the Reorganized Debtors are responsible under applicable state workers’ compensation law as of the Effective Date, regardless of when the applicable injuries occurred, in accordance with the U.S. Debtors’ prepetition practices and procedures and governing state workers’ compensation law; and (b) nothing in the U.S. Plan shall discharge, release or relieve the U.S. Debtors or the Reorganized Debtors from any current or future liability under applicable state workers’ compensation law in the jurisdictions where the U.S. Debtors or the Reorganized Debtors participate in workers’ compensation programs. The U.S. Debtors and the Reorganized Debtors, as applicable, expressly reserve the right to challenge the validity of any claim for benefits or liabilities arising under any workers’ compensation program.

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(5)	Equity Awards

Any DNI Interests granted prior to the Effective Date to a current or former employee, officer, director or contractor under an Employee Arrangement or otherwise shall be deemed cancelled on the Effective Date. For the avoidance of doubt, if an Employee Arrangement is assumed and such Employee Arrangement provides in part for an award or potential award of DNI Interests, such Employee Arrangement shall be assumed in all respects other than the provisions of such agreement relating to DNI Interest awards.

h.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the U.S. Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the U.S. Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the U.S. Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

i.	Reservation of Rights

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the U.S. Plan or Chapter 11 Plan Supplement shall constitute an admission by the U.S. Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.

If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the U.S. Debtors or the Reorganized Debtors, as applicable, shall have 30 calendar days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including by rejecting such contract or lease nunc pro tunc to the Confirmation Date. The deemed assumption provided for herein shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the U.S. Debtor following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

j.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

k.	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any U.S. Debtor and any Executory Contracts and Unexpired Leases assumed by any U.S. Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

14.	Provisions Governing Distributions

a.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the U.S. Plan, on the Effective Date (or if a Claim or Interest is not an Allowed Claim or Interest on the Effective Date, on the date that such Claim becomes an Allowed Claim or Interest or as soon as reasonably practicable thereafter) each Holder of an Allowed Claim and Interest shall receive the full amount of the distributions that the U.S. Plan provides for Allowed Claims and Interests in each applicable Class and in the manner provided in the U.S. Plan. If any payment or act under the U.S. Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Interests, distributions on account of any such Disputed Claims or Interests shall be made pursuant to the provisions set forth in Article VII. Except as otherwise provided in the U.S. Plan, Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the U.S. Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. The U.S. Debtors shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date.

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b.	Distributions on Account of Obligations of Multiple Debtors

For all purposes associated with distributions under the U.S. Plan, all guarantees by any U.S. Debtor of the obligations of any other U.S. Debtor, as well as any joint and several liability of any U.S. Debtor with respect to any other U.S. Debtor, shall be deemed eliminated so that any obligation that could otherwise be asserted against more than one U.S. Debtor shall result in a single distribution under the U.S. Plan; provided, however, that Claims held by a single Entity at different U.S. Debtors that are not based on guarantees or joint and several liability shall be entitled to the applicable distribution for such Claim at each applicable U.S. Debtor. Any such Claims shall be released and discharged pursuant to Article VIII of the U.S. Plan and shall be subject to all potential objections, defenses, and counterclaims, and to estimation pursuant to section 502(c) of the Bankruptcy Code.

c.	Distribution Agent

Except as otherwise provided in the U.S. Plan, all distributions under the U.S. Plan shall be made by the Distribution Agent on the Effective Date. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. The duties of any Third Party Distribution Agent may be set forth in the applicable agreement retaining such Third Party Distribution Agent.

d.	Rights and Powers of Distribution Agent

(1)	Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the U.S. Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the U.S. Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the distributions pursuant to the U.S. Plan.

(2)	Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and out-of-pocket expenses incurred by any Third Party Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and out-of-pocket expense reimbursement claims (including reasonable, actual, and documented attorney and/or other professional fees and expenses) made by any Third Party Distribution Agent shall be paid in Cash by the Reorganized Debtors. Any such Third Party Distribution Agent shall submit detailed invoices to the U.S. Debtors or the Reorganized Debtors, as applicable, for all fees and expenses for which the Third Party Distribution Agent seeks reimbursement, and the U.S. Debtors or the Reorganized Debtors, as applicable, shall pay those amounts that they deem reasonable, and shall object in writing to those fees and expenses, if any, that the U.S. Debtors or the Reorganized Debtors, as applicable, deem to be unreasonable. In the event that the U.S. Debtors or the Reorganized Debtors, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Third Party Distribution Agent’s invoice, the U.S. Debtors or the Reorganized Debtors, as applicable, and such Third Party Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the U.S. Debtors or the Reorganized Debtors, as applicable, and a Third Party Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

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e.	Delivery of Distributions

(1)	Delivery of Distributions in General

Except as otherwise provided in the U.S. Plan, distributions to Holders of Allowed Claims shall be made to Holders of record as of the Distribution Record Date by a Distribution Agent: (a) at the address for each such Holder as indicated on such Distribution Agent’s or the U.S. Debtors’ or Reorganized Debtors’ (as applicable) books and records as of the date of any such Distribution; (b) to the signatory set forth on any Proof of Claim or Proof of Interest filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Proof of Interest is filed or if the U.S. Debtors have not been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Distribution Agent, as appropriate, after the date of any related Proof of Claim or Proof of Interest; or (d) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. Subject to Article VI of the U.S. Plan, distributions under the U.S. Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the U.S. Plan. The U.S. Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the U.S. Plan except for fraud, gross negligence, or willful misconduct.

(2)	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made to such Holder unless and until the applicable Distribution Agent is notified by written certification of such Holder’s then-current address, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six months from the later of (a) the Effective Date and (b) the date of the first attempted distribution. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be fully discharged, released and forever barred.

Pending the distribution of any New Common Stock, the Distribution Agent shall vote, and shall be deemed to vote, all New Common Stock held by such Distribution Agent, whether relating to undeliverable distributions or undelivered distributions (including any New Common Stock held in reserve), in the same proportion as all outstanding shares of New Common Stock properly cast in a shareholder vote.

(3)	No Fractional Distributions

No fractional shares of the New Common Stock shall be distributed under the U.S. Plan, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the U.S. Plan on account of an applicable Allowed Claim would otherwise result in the issuance of a number of shares of the New Common Stock that is not a whole number, the actual distribution of shares of the New Common Stock, as applicable, shall be rounded as follows: (a) fractions of one-half (^) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (^) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of the New Common Stock shall be adjusted as necessary to account for the foregoing rounding. No consideration shall be provided in lieu of such fractional amounts of the New Common Stock that are rounded down.

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(4)	Minimum Distributions

Holders of Allowed Claims or Allowed Interests entitled to distributions of $50 or less in value shall not receive distributions, and each Claim or Interest to which this limitation applies shall be discharged pursuant to Article VIII of the U.S. Plan and its Holder shall be forever barred pursuant to Article VIII of the U.S. Plan from asserting that Claim or Interest against the Reorganized Debtors or their property, provided, however, nothing in Article VI.E.4 of the U.S. Plan shall alter the treatment of Allowed General Unsecured Claims under Article III.B of the U.S. Plan.

f.	Manner of Payment

Except as otherwise specified herein, all Cash payments made pursuant to the U.S. Plan shall be in U.S. currency. At the option of the Distribution Agent, any Cash payment to be made under the U.S. Plan may be made by check drawn on a domestic bank or foreign bank, as applicable, selected by the Distribution Agent or, at the option of the Distribution Agent, by wire transfer, electronic funds transfer or ACH from a domestic bank or foreign bank, as applicable, selected by the Distribution Agent; provided, however, that Cash payments to foreign Holders of Allowed Claims may be made, at the option of the Distribution Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. If the agreements, documents or contracts underlying a Claim specify a manner of payment in respect of the rights that provide the basis for such Claim, the Distribution Agent may elect to make such payment in such specified manner.

g.	Compliance Matters

In connection with the U.S. Plan and all instruments issued in connection therewith and distributed thereunder, to the extent applicable, each of the U.S. Debtors, the Reorganized Debtors, the Distribution Agent and any other party issuing any instruments or making any distributions under the U.S. Plan shall comply with all Tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the U.S. Plan and all related agreements shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the U.S. Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, applying a portion of any Cash distribution to be made under the U.S. Plan to pay applicable withholding Taxes or establishing any other mechanisms the Distribution Agent believes are reasonable and appropriate, including requiring a Holder of an Allowed Claim to pay the withholding Tax amount to the Distribution Agent in Cash as a condition of receiving any non-Cash distributions under the U.S. Plan. Any party issuing any instrument or making any distribution pursuant to the U.S. Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to the issuing or disbursing party for the payment of any Tax obligations. In the case of any non-Cash distributions subject to withholding, the distributing party may sell any property so withheld to generate Cash necessary to pay over the withholding Tax. The Reorganized Debtors reserve the right to allocate all distributions made under the U.S. Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. For the avoidance of doubt, any amounts withheld pursuant to Article VI.G of the U.S. Plan shall be treated as if distributed to the Holder of the Allowed Claim.

Notwithstanding any other provision of the U.S. Plan, each Holder of an Allowed Claim receiving a distribution pursuant to the U.S. Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any Governmental Unit on account of the distribution, including income, withholding and other Tax obligations.

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Any party entitled to receive any property as an issuance or distribution under the U.S. Plan will be required, if so requested, to deliver to the Distribution Agent (or such other entity designated by the Debtors, which entity will subsequently deliver to the Distribution Agent) a properly completed appropriate IRS Form W-9 or IRS Form W-8, and any other Tax forms, documentation or certifications that may be requested by the Distribution Agent to establish the amount of withholding or exemption therefrom. Unless a properly completed IRS Form W-9 or IRS Form W-8, as appropriate, and such other requested Tax forms, documentation or certifications are delivered to the Distribution Agent (or such other entity), the Distribution Agent, in its sole discretion, may (a) make a distribution net of any applicable withholding, including backup withholding or (b) reserve such distribution.

If the Distribution Agent reserves a distribution, and the Holder fails to either establish an exemption from withholding to the satisfaction of the issuing or disbursing party or make arrangements satisfactory to the issuing or disbursing party for the payment of any Tax obligations within 180 days after the Effective Date, such distribution shall be treated as unclaimed property under Article VI.E.2 of the U.S. Plan, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary.

h.	No Postpetition or Default Interest

Unless otherwise specifically provided for in the U.S. Plan, the Interim DIP Order, the Final DIP Order or the U.S. Confirmation Order, and notwithstanding any documents that govern the U.S. Debtors’ prepetition indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any Claims and (2) no Holder of a Claim shall be entitled to: (a) interest accruing on or after the Petition Date on any such Claim; or (b) interest at the contract default rate, as applicable.

i.	Allocation Between Principal and Accrued Interest

Except as otherwise provided in the U.S. Plan, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the U.S. Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, on such Allowed Claim accrued through the Petition Date.

j.	Setoffs and Recoupment

Unless otherwise provided in the U.S. Plan or the U.S. Confirmation Order, each U.S. Debtor and each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against or recoup any Allowed Claim and the distributions to be made pursuant to the U.S. Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such U.S. Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled as of the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the U.S. Plan shall constitute a waiver or release by such U.S. Debtor or Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder; provided, further, that nothing herein shall limit any rights of setoff or recoupment under the Exit Facility Documents with respect to matters occurring after the Effective Date. Regardless of whether a Holder of a Claim has indicated (in a Filed Proof of Claim or otherwise) that such Holder has, or intends, to preserve any right of setoff or recoupment pursuant to section 553 of the Bankruptcy Code or otherwise, in no event shall any Holder of a Claim be entitled to set off or recoup any such Claim against any claim, right, or Cause of Action of the U.S. Debtor or Reorganized Debtor (as applicable), unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff or recoupment on or before the Confirmation Date.

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k.	Claims Paid or Payable by Third Parties

(1)	Claims Paid by Third Parties

A Claim shall be deemed satisfied in full or in part (as applicable), and such Claim shall be disallowed without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full or in part (as applicable) on account of such Claim from a party that is not a U.S. Debtor or Reorganized Debtor. To the extent that a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a U.S. Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within 21 days of receipt thereof, repay, return, or deliver any distribution held by or transferred to the Holder to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the U.S. Plan.

(2)	Claims Payable by Third Parties

The availability, if any, of insurance policy proceeds for the satisfaction of an Allowed Claim shall be determined by the terms of the insurance policies of the U.S. Debtors or Reorganized Debtors, as applicable. No distributions under the U.S. Plan will be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ or Reorganized Debtors’ (as applicable) insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the U.S. Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be disallowed to the extent of any agreed upon satisfaction on the Claims Register by the Solicitation Agent without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(3)	Applicability of Insurance Policies

Except as otherwise provided in the U.S. Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of an applicable insurance policy. Nothing contained in the U.S. Plan shall constitute or be deemed a waiver of any Cause of Action that the U.S. Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained in the U.S. Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

15.	Procedures For Resolving Disputed Claims And Interests Under The U.S. Plan

These procedures for resolving disputed claims and interest under the U.S. Plan shall not apply to ABL Facility Claims, Superpriority Term Loan Claims, First Lien Claims, Second Lien Notes Claims or 2024 Stub Unsecured Notes Claims, which Claims shall be Allowed as set forth in Article III of the U.S. Plan, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

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a.	Disputed Claims and Interests Process

Holders of Claims and Interests need not file a Proof of Claim or Proof of Interest, as applicable, with the Bankruptcy Court and shall be subject to the Bankruptcy Court process only to the extent provided in the U.S. Plan, except to the extent a Claim arises on account of rejection of an Executory Contract or Unexpired Lease in accordance with Article V.B of the U.S. Plan. On and after the Effective Date, except as otherwise provided in the U.S. Plan, all Allowed General Unsecured Claims shall be paid pursuant to the U.S. Plan in the ordinary course of business of the Reorganized Debtors and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced. Other than (x) Claims arising from the rejection of an Executory Contract or Unexpired Lease, and (y) Claims which are expressly Allowed under U.S. Plan Articles III.B.3 (ABL Facility Claims), III.B.4 (Superpriority Term Loan Claims), III.B.5 (First Lien Claims), III.B.6 (Second Lien Notes Claims) and III.B.7 (2024 Stub Unsecured Notes Claims), if the U.S. Debtors or the Reorganized Debtors dispute any General Unsecured Claim or Interest, such dispute shall be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced, and the U.S. Debtors and Reorganized U.S. Debtors (as applicable) shall have the authority to negotiate resolutions to any such dispute as if the Chapter 11 Cases had not been commenced. Solely to the extent that an Entity is required to file a Proof of Claim and the U.S. Debtors or the Reorganized Debtors, as applicable, do not determine, and without the need for notice to or action, order, or approval of the Bankruptcy Court, that the Claim subject to such Proof of Claim is Allowed, such Claim shall be Disputed unless Allowed or disallowed by a Final Order or as otherwise set forth in Article VII of the U.S. Plan.

Entities must file Cure Amount objections as set forth in Article V.C of the U.S. Plan to the extent such Entity disputes the U.S. Debtors’ proposed Cure Amount. All Proofs of Claim required to be filed by the U.S. Plan that are filed after the date that they are required to be filed pursuant to the U.S. Plan shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

b.	Claims Administration Responsibilities.

Except as otherwise specifically provided in the U.S. Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority to: (1) file, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided in the U.S. Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.N of the U.S. Plan.

c.	Estimation of Claims and Interests

Before or after the Effective Date, the U.S. Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the U.S. Plan, a Claim that has been disallowed from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the U.S. Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

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d.	No Distributions Pending Allowance

Notwithstanding any other provision of the U.S. Plan, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest.

e.	Distributions After Allowance

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the U.S. Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the U.S. Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

f.	No Interest

Interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

16.	Conditions To The Effective Date

a.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to U.S. Plan Article IX.B:

1.

the Bankruptcy Court shall have entered an order approving the Comprehensive Disclosure Statement as containing adequate information with respect to the U.S. Plan within the meaning of section 1125 of the Bankruptcy Code;

2.

the Bankruptcy Court shall have entered the U.S. Confirmation Order in form and substance acceptable to the U.S. Debtors, subject to the Consent Rights, which U.S. Confirmation Order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

3.	the Dutch Court shall have entered the Dutch Sanction Order sanctioning the WHOA Plan, which Dutch Sanction Order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

4.

the Bankruptcy Court shall have entered an order in the Chapter 15 Proceedings recognizing the Dutch Scheme Proceedings and the WHOA Plan, and such order shall be in form and substance acceptable to the U.S. Debtors, subject to the Consent Rights, and such order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

5.	all of the Definitive Documents shall be consistent with the U.S. Plan, the RSA and the Consent Rights, and where applicable, shall have been executed and remain in full force and effect;

6.

the Exit Facility Documents shall have been entered into and all conditions precedent to the funding of the loans thereunder shall have been satisfied or waived in accordance therewith, and the U.S. Debtors or Reorganized Debtors, as applicable, shall have received the loans under the Exit Facility Documents;

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7.

the final version of the Chapter 11 Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the U.S. Plan (including the Definitive Documents), shall be consistent with the U.S. Plan, the RSA and the Consent Rights;

8.

the U.S. Plan shall not have been amended, altered or modified from the U.S. Plan as confirmed by the U.S. Confirmation Order, unless such material amendment, alteration or modification has been made in accordance with Article X.A of the U.S. Plan;

9.

the New Corporate Governance Documents shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived in accordance with such documents’ terms), subject to any applicable post-closing execution and delivery requirements;

10.	the payment in Cash in full of all Restructuring Expenses;

11.

the U.S. Debtors shall have received all material authorizations, consents, legal and regulatory approvals, rulings, letters, no-action letters, opinions, or documents that, in the determination of the U.S. Debtors, are necessary to implement and consummate the U.S. Plan, including Bankruptcy Court approval, and that, in the determination of the U.S. Debtors, are required by law, regulation, or order and any and all steps necessary to consummate the U.S. Plan, in the judgment of the U.S. Debtors, in any applicable jurisdictions other than the United States have been effectuated, including completion of the Restructuring Transactions and the other transactions contemplated by the U.S. Plan and the RSA and the implementation and consummation of the contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the U.S. Plan, and such material authorizations, consents, regulatory approvals, rulings, or documents shall not be subject to unfulfilled conditions and shall be in full force and effect, and all applicable regulatory waiting periods will have expired;

12.	the U.S. Debtors shall have complied, in all material respects, with the terms of the U.S. Plan that are to be performed by the U.S. Debtors on or prior to the Effective Date;

13.	the U.S. Debtors shall have implemented the Restructuring Transactions in a manner consistent in all material respects with the U.S. Plan; and

14.

all Professional Fee Claims and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in the Professional Fee Escrow Account pending approval by the Bankruptcy Court.

b.	Waiver of Conditions Precedent to Confirmation or the Effective Date

Each condition to the Effective Date set forth in U.S. Plan Article IX.A may be waived in whole or in part at any time by the U.S. Debtors with the prior reasonable consent of the Required Consenting First Lien Creditors without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm the U.S. Plan or Consummate the U.S. Plan, provided, however, that the condition in Article IX.A.5 of the U.S. Plan may be waived with respect to a particular Definitive Document only to the extent that every party needed pursuant to the RSA, to consent to the form and substance of a particular Definitive Document, agrees to waive such condition with respect to the subject Definitive Document.

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c.	Substantial Consummation.

“Substantial Consummation” of the U.S. Plan, as defined in section 1101(2) of the Bankruptcy Code, with respect to any of the U.S. Debtors, shall be deemed to occur on the Effective Date with respect to such U.S. Debtor.

d.	Effect of Non-Occurrence of Conditions to Consummation.

If the Effective Date does not occur with respect to any of the U.S. Debtors, the U.S. Plan shall be null and void in all respects with respect to such U.S. Debtor, and nothing contained in the U.S. Plan or the Disclosure Statement shall, with respect to such U.S. Debtor: (1) constitute a waiver or release of any Causes of Action held by, or Claims against or Interests in, such U.S. Debtor; (2) prejudice in any manner the rights of such U.S. Debtor, or any Holders of a Claim against or Interest in such U.S. Debtor, or any other Entity with respect to such U.S. Debtor; or (3) constitute an admission, acknowledgment, offer, or undertaking by such U.S. Debtor, any Holders, or any other Entity in any respect with respect to such U.S. Debtor.

17.	Settlement, Release, Injunction, and Related Provisions In The U.S. Plan

a.	Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and, to the extent applicable, Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the U.S. Plan, the provisions of the U.S. Plan, including the releases set forth in Article VIII of the U.S. Plan, shall constitute a global and integrated, good-faith compromise and settlement of all actual and potential claims or controversies relating to the rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the U.S. Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such claims or controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is (a) in the best interests of the U.S. Debtors, their Estates, and Holders of Claims and Interests; (b) the result of good faith, arms-length negotiations among the parties; and (c) fair, equitable, and reasonable. The settlements and releases contained within the U.S. Plan, including, without limitation, the settlements and releases described in this paragraph, are fully integrated with, and inseparable from, the other provisions of the U.S. Plan. In accordance with the provisions of the U.S. Plan and, to the extent applicable, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

b.	Discharge of Claims

Pursuant to sections 524(a)(1), 524(a)(2) and 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the U.S. Plan or the U.S. Confirmation Order, or in any contract, instrument, or other agreement or document created or entered into pursuant to the U.S. Plan, the distributions, rights, and treatment that are provided in the U.S. Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of (x) Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, Causes of Action and Liens of any nature whatsoever that arose before the Effective Date (including any interest accrued on Claims or Interests from and after the Petition Date), whether known or unknown, against or on any of the U.S. Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the U.S. Plan on account of such Claims, Interests, Causes of Action or Liens, (y) any liability (including withdrawal liability) of any of the Debtors to the extent such liability relates to services performed by employees of the U.S. Debtors prior to the Effective Date and that arise from a termination of employment, (y) any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and (z) all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the U.S. Plan or voted to reject the U.S. Plan. The U.S. Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date, except as otherwise specifically provided in the U.S. Plan, the U.S. Confirmation Order or in any contract, instrument, or other agreement or document created or entered into pursuant to the U.S. Plan. Such discharge will void any judgment obtained against the U.S. Debtors or Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim, Interest, Cause of Action, Lien or other right or entitlement.

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c.	Release of Liens

Except (1) with respect to the Liens securing (a) the DIP Facility, which shall be retained by the Exit Facility Agent to secure the loans under the Exit Facility Documents, and (b) the Other Secured Claims that are Reinstated pursuant to the U.S. Plan, or (2) as otherwise provided in the U.S. Plan or in any contract, instrument, release, or other agreement or document created or entered into pursuant to the U.S. Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against or in any property of the Estates, and subject to the consummation of the applicable distributions contemplated in the U.S. Plan, shall be fully released and discharged and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns. As of the Effective Date: (a) the Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents or take such actions as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, including the execution, delivery, filing or recording of such releases, intellectual property assignments, mortgage or deed of trust releases, UCC-3 termination statements and other similar discharge or release documents as may be requested by the Reorganized Debtors; and (b) the Reorganized Debtors shall be authorized to execute and file on behalf of creditors Form UCC-3 termination statements, intellectual property assignments, mortgage or deed of trust releases or such other forms or release documents as may be necessary or appropriate to implement the provisions of Article VIII.C of the U.S. Plan.

d.	U.S. Debtor Release

Notwithstanding anything contained in the U.S. Plan to the contrary, effective as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, each Released Party is deemed released and discharged by each and all of the U.S. Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, whether in law, equity or otherwise, including any derivative claims, asserted or assertable on behalf of any of the U.S. Debtors, that the U.S. Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a U.S. Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the U.S. Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the U.S. Plan, the business or contractual arrangements between any U.S. Debtor and any Released Party, the U.S. Debtors’ in- or out-of-court restructuring efforts (including the 2022 Debt Restructuring), intercompany transactions, the Interim DIP Order, the Final DIP Order, the Prepetition Debt, the Chapter 11 Cases, the RSA, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the RSA and related prepetition transactions, any Definitive Document, the Disclosure Statement, the New Corporate Governance Documents, the U.S. Plan, the WHOA Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, the New Corporate Governance Documents, the Exit Facility Documents, the New Common Stock, the U.S. Plan, the WHOA Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the U.S. Plan, including the issuance or distribution of Securities pursuant to the U.S. Plan, or the distribution of property under the U.S. Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the U.S. Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement the U.S. Plan, including the assumption of the Indemnification Provisions as set forth in the U.S. Plan; and (b) any Cause of Action included on the Retained Causes of Action Schedule; (c) the liability of any Released Party that otherwise would result from any act or omission to the extent that act or omission subsequently is determined in a Final Order to have constituted fraud, gross negligence or willful misconduct; or (d) any of the U.S. Debtors’ or Reorganized Debtors’ (as applicable) claims and defenses with respect to Allowed Claims that are Reinstated or Otherwise Unimpaired pursuant to the U.S. Plan.

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e.	Third Party Release

Notwithstanding anything contained in the U.S. Plan to the contrary, effective as of the Effective Date, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, is deemed to have released, acquitted and discharged each U.S. Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, and any Cause of Action asserted or assertable by or on behalf of the Holder of any Claims whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, whether in law, equity or otherwise, including any derivative claims, matured or unmatured, asserted or assertable on behalf of any of the Debtors, that such Entity would have, ever had, now have or thereafter can, shall or may have, been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the U.S. Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the U.S. Plan, the business or contractual arrangements between any U.S. Debtor and any Released Party, the U.S. Debtors’ in- or out-of-court restructuring efforts (including the 2022 Debt Restructuring), intercompany transactions, the Interim DIP Order, the Final DIP Order, the Prepetition Debt, the Chapter 11 Cases, the RSA, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the RSA and related prepetition transactions, any Definitive Document, the Disclosure Statement, the New Corporate Governance Documents, the U.S. Plan, the WHOA Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, the New Corporate Governance Documents, the Exit Facility Documents, the New Common Stock, the U.S. Plan, the WHOA Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the U.S. Plan, including the issuance or distribution of Securities pursuant to the U.S. Plan, or the distribution of property under the U.S. Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the U.S. Confirmation Order and the Bankruptcy Code). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) to the extent that any Causes of Action against any Releasing Party are not released or discharged pursuant to the U.S. Plan, any rights of such Releasing Party to assert any and all counterclaims, crossclaims, claims for contribution, defenses, and similar claims in response to such Causes of Action (provided that no such third-party claims or claims for contribution or similar claims may be asserted against the U.S. Debtors or the Reorganized Debtors to the extent such claims have been released or discharged pursuant to the U.S. Plan); (b) post-Effective Date obligations of any party or Entity under the U.S. Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement the U.S. Plan, including the assumption of the Indemnification Provisions as set forth in the U.S. Plan; (c) the liability of any Released Party (other than a U.S. Debtor) that otherwise would result from any act or omission to the extent that act or omission subsequently is determined in a Final Order to have constituted gross negligence or willful misconduct; or (d) any of the Dutch Scheme Parties’ obligations in respect of the First Lien Credit Agreement, the First Lien Notes Indentures, the 2023 Stub First Lien Credit Agreement; the Second Lien Notes Indenture, or the 2024 Stub Unsecured Notes Indenture (which are being treated in the WHOA Plan); (e) any Agent’s or Trustee’s rights against any Holder of a Claim (but not against the Company Parties) to reimbursement, indemnity and fees and expenses under any financing document that by its terms survives a termination of such document; of (f) any claim against a Dutch Scheme Party relating to any relationship, contract or arrangement that is not impaired by the WHOA Plan pursuant to Article II.E thereof.

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f.	Exculpation

Notwithstanding anything contained herein to the contrary, effective as of the Effective Date, and without affecting or limiting either the Debtor Release or the Third Party Release, no Exculpated Party shall have or incur liability for, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the RSA and related prepetition transactions, any Definitive Document, the Chapter 11 Cases, the Disclosure Statement, the New Corporate Governance Documents, the U.S. Plan, the WHOA Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the U.S. Plan, the WHOA Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the entry into the Exit Facility Documents, the administration and implementation of the U.S. Plan, including the issuance of Securities pursuant to the U.S. Plan and the WHOA Plan, or the distribution of property under the U.S. Plan or the WHOA Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the U.S. Plan or the reliance by any Exculpated Party on the U.S. Plan or the U.S. Confirmation Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the U.S. Plan. The Exculpated Parties have, and upon Consummation of the U.S. Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the U.S. Plan and the WHOA Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the U.S. Plan or such distributions made pursuant to the U.S. Plan or the WHOA Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth in Article VIII.F of the U.S. Plan does not release (a) any post-Effective Date obligations of any party or Entity under the U.S. Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement the U.S. Plan or (b) any claim against a Dutch Scheme Party relating to any relationship, contract or arrangement that is not impaired by the WHOA Plan pursuant to Article II.E thereof.

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g.	Injunction

Effective as of the Effective Date, pursuant to, inter alia, section 524(a) of the Bankruptcy Code, and except for obligations issued or required to be paid pursuant to the U.S. Plan, the U.S. Confirmation Order, the WHOA Plan or the Dutch Sanction Order and any post-Effective Date obligations of any party or Entity under the U.S. Plan, any Restructuring Transaction, the Exit Facility, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement the U.S. Plan and the WHOA Plan, all Entities that have been, are or may be Holders of (a) Claims or (b) Interests are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the U.S. Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the U.S. Debtors, their Estates or assets or the Reorganized Debtors, or the respective assets or property thereof; (2) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order against the U.S. Debtors, their Estates or assets or the Reorganized Debtors, or the respective assets or property thereof; (3) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind, including any Lien, against the U.S. Debtors, their Estates or assets or the Reorganized Debtors, or the respective assets or property thereof, other than as contemplated by the U.S. Plan; (4) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due a U.S. Debtor or Reorganized Debtor, or the respective assets or property thereof, unless such Holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner in any place whatsoever any action or other proceeding of any kind, in each case on account of or in connection with or with respect to Claims, Interests, Causes of Action or liens against or in any U.S. Debtor or Reorganized Debtor released, exculpated, discharged or settled pursuant to Article VIII.A, Article VIII.B, Article VIII.C, Article VIII.E, or Article VIII.F the U.S. Plan.

All Persons that have held, currently hold or may hold any Causes of Action, liens, rights or other liabilities released or exculpated pursuant to Articles VIII.E and VIII.F, of the U.S. Plan, respectively, will be permanently enjoined from taking any of the following actions against any Released Party or Exculpated Party or its property on account of such released or exculpated Causes of Action, rights or other liabilities: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind, including any Lien; (d) except as provided herein, asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due a Released Party or Exculpated Party; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the U.S. Plan.

All Entities are enjoined from interfering with any Restructuring Transaction, including the filing of any document, or taking of any other action, in the Dutch Scheme Proceedings or any Recognition Proceeding, including the Chapter 15 Proceedings, that would inhibit, restrain or otherwise seek to prevent Consummation of the U.S. Plan, the WHOA Plan or any Restructuring Transaction.

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h.	Gatekeeper Provision

No party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Claim or Cause of Action of any kind against any of the U.S. Debtors, Reorganized Debtors or the Released Parties that arose or arises from or is related to any Covered Claim without first (i) requesting a determination from the Bankruptcy Court, after notice and a hearing, that such Claim or Cause of Action represents a colorable claim against a U.S. Debtor or a Released Party, as applicable, and is not a Claim that was released under the U.S. Plan, which request must attach the complaint or petition proposed to be filed by the requesting party and (ii) obtaining from the Bankruptcy Court specific authorization for such party to bring such Claim or Cause of Action against a U.S. Debtor, Reorganized Debtor or a Released Party, as applicable. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Claims or Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Claim or Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Claim or Cause of Action. For the avoidance of doubt, this provision does not apply in relation to the WHOA Plan and the Dutch Scheme Parties.

i.	Protection Against Discriminatory Treatment in the U.S. Plan

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such U.S. Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

j.	Recoupment

In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any claim, right, or Cause of Action of the U.S. Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the U.S. Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

k.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as noncontingent, or (2) the relevant Holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

l.	Term of Injunctions or Stays

Unless otherwise provided in the U.S. Plan or in the U.S. Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to section 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the U.S. Plan or the U.S. Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the U.S. Plan or the U.S. Confirmation Order shall remain in full force and effect in accordance with their terms.

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m.	Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

18.	Modification, Revocation, Or Withdrawal Of The U.S. Plan

a.	Amendment and Modification of U.S. Plan

Subject to the Consent Rights, the U.S. Debtors reserve the right to modify the U.S. Plan prior to Confirmation and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified U.S. Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and subject to the Consent Rights (other than with respect to immaterial amendments or modifications to the U.S. Plan) and the terms of the RSA, the U.S. Debtors expressly reserve their rights to alter, amend, or modify materially the U.S. Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the U.S. Plan, or remedy any defect or omission, or reconcile any inconsistencies in the U.S. Plan, the Disclosure Statement, or the U.S. Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the U.S. Plan, provided, however, that Article X.A. of the U.S. Plan or any of the consent rights herein may only be modified with the consent of the Required Consenting First Lien Creditors.

Holders of Claims that have accepted the U.S. Plan shall be deemed to have accepted the U.S. Plan, as amended, modified, or supplemented, if the proposed amendment, modification, or supplement does not materially and adversely change the treatment of the Claim of such Holder; provided, however, that any Holders of Claims who were deemed to accept the U.S. Plan because such Claims were Unimpaired shall continue to be deemed to accept the U.S. Plan only if, after giving effect to such amendment, modification, or supplement, such Claims continue to be Unimpaired.

b.	Effect of Confirmation on Modifications

Entry of the U.S. Confirmation Order shall constitute approval of all modifications to the U.S. Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the U.S. Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

c.	Revocation or Withdrawal of the U.S. Plan

The U.S. Debtors reserve the right, subject to the terms of the RSA, to revoke or withdraw the U.S. Plan as to any U.S. Debtor or all of the U.S. Debtors before the Confirmation Date or at the Confirmation Hearing and to file subsequent chapter 11 plans. If the U.S. Debtors revoke or withdraw the U.S. Plan as to any U.S. Debtor or all of the U.S. Debtors, or if the Confirmation Date or the Effective Date does not occur as to any U.S. Debtor or all of the U.S. Debtors, then as to such U.S. Debtors: (1) the U.S. Plan will be null and void in all respects; (2) any settlement or compromise embodied in the U.S. Plan, assumption of Executory Contracts or Unexpired Leases effected by the U.S. Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (3) nothing contained in the U.S. Plan, nor any action taken or not taken by the U.S. Debtors with respect to the U.S. Plan, this Comprehensive Disclosure Statement or the U.S. Confirmation Order, shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of any U.S. Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any U.S. Debtor or any other Entity.

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B.	The WHOA Plan

1.	Treatment Of Unclassified Claims Under The WHOA Plan

Other than the discharge, cancellation and release of the Claims set forth in Article II.B of the WHOA Plan, the WHOA Plan does not impair or otherwise affect any relationship, contract or arrangement of the Dutch Scheme Parties. The following categories are excluded from the scope of the WHOA Plan in relation to the Netherlands Debtor and as such remain unaffected by the WHOA Plan in order to ensure the implementation of the global restructuring as contemplated in the RSA and realize the Dutch Scheme Parties’ going concern value for the benefit of all creditors of the Netherlands Debtor: (a) Claims against the Netherlands Debtor held by any trade vendor or customer of the Netherlands Debtor and other General Unsecured Claims (U.S. Plan Class 8 Claims); (b) Claims against the Netherlands Debtor held by any taxing authority with jurisdiction over the Netherlands Debtor; (c) Claims against the Netherlands Debtor held by any Company Party (U.S. Plan Classes 10 and 11 Claims); or (d) the Interests in the Netherlands Debtor held by DNI. These Claims and Interests must be left out of the WHOA Plan to realize the going concern value of the Company. Leaving such Claims and Interests unimpaired is required for the Company to continue operating in the ordinary course during the restructuring proceedings, maintain its existing global corporate structure and facilitate the Restructuring Transactions.

The following Holders of Claims are not entitled to vote on the WHOA Plan pursuant to section 381 of the Dutch Restructuring Law because such Holders’ recovery on account of their Claims is addressed under the U.S. Plan: Other Secured Claims (U.S. Plan Class 1 Claims), Other Priority Claims (U.S. Plan Class 2 Claims), the ABL Facility Claims (U.S. Plan Class 3 Claims) and the Superpriority Term Loan Claims (U.S. Plan Class 4 Claims). The WHOA Plan does not compromise any Superpriority Term Loan Claims or ABL Facility Claims against the Netherlands Debtor as those Claims will be refinanced through the U.S. Chapter 11 Cases.

Moreover, pursuant to section 372 of the Dutch Restructuring Law, all other Claims against and Interests in vis-à-vis the other Dutch Scheme Parties other than those discharged and released under the WHOA Plan remain unaffected as these are not Claims or Interests within the meaning of section 372(1) of the Dutch Restructuring Law and therefore cannot be included in the WHOA Plan as offered by the Netherlands Debtor.

None of the Holders of Claims qualify as an unsecured small and medium size enterprise creditor within the meaning of section 374(2) of the Dutch Restructuring Law and accordingly no Class of Holders of Claims is divided on the basis of those creditors qualifying as such. For the avoidance of doubt, unsecured small and medium size enterprise creditors are unimpaired under the U.S. Plan and WHOA Plan.

2.	Classification Of Claims Under The WHOA Plan

The WHOA Plan does not contemplate and is conditioned upon there being no substantive consolidation of any of the Dutch Scheme Parties. For brevity and convenience, the classification and treatment of Claims have been arranged into one chart in Section I above. Such classification shall not affect any Dutch Scheme Party’s status as a separate legal entity as set forth, change the organization or corporate governance structure of the Dutch Scheme Parties’ business enterprise, constitute a change of control of any Dutch Scheme Party for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets; and, except as otherwise provided by or permitted under the WHOA Plan, all Dutch Scheme Parties shall continue to exist as separate legal entities.

All Claims subject to compromise in the WHOA Plan are classified in the Classes set forth below in accordance with section 374 of the Dutch Restructuring Law, which prescribes that creditors must be placed into different classes if either (x) the rights they have in a liquidation of the Dutch Scheme Parties’ assets in bankruptcy or (y) the rights they are offered under the WHOA Plan are, in either case, so different that there is no comparable position with the Holders of Interests ranking junior to the Holders of Claims and pari passu amongst themselves. Priority has been determined in accordance with the prepetition capital structure outlined in Article II.B of the WHOA Plan and takes into account the various collateral packages for secured debt and their respective priorities in the assets of the respective individual Dutch Scheme Parties.

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A Claim is classified in a particular Class only to the extent that the Claim qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim qualifies within the description of such other Classes.

For the avoidance of doubt, in no event shall any Holder of a Claim be entitled to receive payments or distributions on account of such Claim under the WHOA Plan that, in the aggregate, exceed the amount of such Holder’s Claim.

3.	Treatment Of Classes Of Claims Under The WHOA Plan

To the extent a Class contains Claims with respect to any Dutch Scheme Party, the classification of such Claims, and treatment of such Claims in the WHOA Plan, is specified below.

14.	Class 1 — First Lien Claims

(a)	Classification: Class 1 consists of any First Lien Claims against any Dutch Scheme Party. First Lien Claims in Class 1 are secured Claims.

(b)

Amount: On the Effective Date, the First Lien Claims shall be deemed to be in the aggregate principal amount of $1,738,012,894, plus any accrued and unpaid interest, fees, costs, and other expenses arising under, and payable pursuant to, the First Lien Credit Agreement, the First Lien Euro Notes Indenture, and the First Lien U.S. Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross claims, defenses, disallowance, impairments, or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of a First Lien Claim agrees to less favorable treatment of its First Lien Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each First Lien Claim, each Holder of a First Lien Claim will receive a share of the First Lien Claims Recovery as set forth in the U.S. Plan.

(d)

Voting: Holders of First Lien Claims are entitled to vote to accept or reject the WHOA Plan in accordance with the voting procedure as outlined in the Ballot for Accepting or Rejecting (I) the U.S. Joint Prepackaged Chapter 11 Plan of Reorganization of DNI and its Debtor Affiliates and (II) the Netherlands WHOA Plan of Diebold Netherlands and Certain Group Companies within the Meaning of Articles 370(1) and 372 of the Dutch Restructuring Law. The voting deadline as included in the respective ballot is June 28, 2023, at 4:00 PM (Prevailing Central Time).

15.	Class 2 — 2023 Stub First Lien Term Loan Claims

(a)	Classification: Class 2 consists of any 2023 Stub First Lien Term Loan Claims against any Dutch Scheme Party. 2023 Stub First Lien Term Loan Claims in Class 2 are unsecured Claims.

(b)

Amount: On the Effective Date, 2023 Stub First Lien Term Loan Claims shall be deemed to be in the aggregate principal amount of $17,974.119, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the 2023 Stub First Lien Credit Agreement, as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

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(c)

Treatment: On the Effective Date, each 2023 Stub First Lien Term Loan Claim shall be extinguished, cancelled and discharged, and Holders thereof shall receive no distributions from the Dutch Scheme Parties in respect of such 2023 Stub First Lien Term Loan Claims; provided, that, it is recognized that, under the U.S. Plan, each Holder of a 2023 Stub First Lien Term Loan Claim shall receive a share of the First Lien Claims Recovery as set forth in the U.S. Plan.

(d)

Voting: Holders of 2023 Stub First Lien Term Loan Claims are entitled to vote to accept or reject the WHOA Plan in accordance with the voting procedure as outlined in the Ballot for Accepting or Rejecting the Netherlands WHOA Plan of Diebold Netherlands and Certain Group Companies within the Meaning of Articles 370(1) and 372 of the Dutch Restructuring Law. The voting deadline as included in the respective ballot is June 28, 2023, at 4:00 PM (Prevailing Central Time).

16.	Class 3 — Second Lien Notes Claims

(a)	Classification: Class 3 consists of any Second Lien Notes Claims against any Dutch Scheme Party. Second Lien Notes Claims in Class 3 are unsecured Claims.

(b)

Amount: On the Effective Date, Second Lien Notes Claims shall be deemed to be in the aggregate principal amount of $333,616,814, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the Second Lien Notes Indenture, as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date, each Second Lien Notes Claim shall be extinguished, cancelled and discharged, and Holders thereof shall receive no distributions from the Dutch Scheme Parties in respect of such Second Lien Notes Claims; provided that, it is recognized that, under the U.S. Plan, each Holder of a Second Lien Notes Claim shall receive a share of the Second Lien Notes Claims Recovery as set forth in the U.S. Plan.

(d)

Voting: Holders of Second Lien Notes Claims are entitled to vote to accept or reject the WHOA Plan in accordance with the voting procedure as outlined in the Ballot for Accepting or Rejecting (I) U.S. Joint Prepackaged Chapter 11 Plan of Reorganization of DNI and its Debtor Affiliates and (II) the Netherlands WHOA Plan of Diebold Netherlands and Certain Group Companies within the Meaning of Articles 370(1) and 372 of the Dutch Restructuring Law. The voting deadline as included in the respective ballot is June 28, 2023, at 4:00 PM (Prevailing Central Time).

17.	Class 4 — 2024 Stub Unsecured Notes Claims

(a)	Classification: Class 4 consists of any 2024 Stub Unsecured Notes Claims against any Dutch Scheme Party. 2024 Stub Unsecured Notes Claims in Class 4 Claims are unsecured Claims.

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(b)

Amount: On the Effective Date, the 2024 Stub Unsecured Notes Claims shall be deemed to be in the aggregate principal amount of $72,112,000, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the 2024 Stub Unsecured Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date, each 2024 Stub Unsecured Notes Claim shall be extinguished, cancelled and discharged, and Holders thereof shall receive no distributions from the Dutch Scheme Parties in respect of such 2024 Stub Unsecured Notes Claims; provided, that, it is recognized that, under the U.S. Plan, each Holder of a 2024 Stub Unsecured Notes Claim, shall receive a share of the 2024 Stub Unsecured Notes Claims Recovery as set forth in the U.S. Plan.

(d)

Voting: Holders of 2024 Stub Unsecured Notes Claims are entitled to vote to accept or reject the WHOA Plan in accordance with the voting procedure as outlined in the Ballot for Accepting or Rejecting (I) the U.S. Joint Prepackaged Chapter 11 Plan of Reorganization of DNI and its Debtor Affiliates and (II) the Netherlands WHOA Plan of Diebold Netherlands and Certain Group Companies within the Meaning of Articles 370(1) and 372 of the Dutch Restructuring Law. The voting deadline as included in the respective ballot is June 28, 2023, at 4:00 PM (Prevailing Central Time).

4.	Distribution Of Consideration Under The WHOA Plan

The distributions of consideration as set forth in the U.S. Plan and the WHOA Plan take into account Holders’ rights to payment, in respect of their Claims, against all the Company Parties taken as a whole. Any consideration to be provided to the Holders of Claims under the WHOA Plan, will be distributed in accordance with the U.S. Plan. As such, the New Common Stock will be distributed to Holders of Claims in accordance with the mechanics of the U.S. Plan. The obligations of the Netherlands Debtor under the WHOA Plan will accordingly be fully satisfied by distributions of New Common Stock and other consideration made in accordance with the U.S. Plan. For the avoidance of doubt, the distribution of New Common Stock in accordance with the U.S. Plan to Holders of First Lien Claims (including First Lien Euro Notes Claims) is expressly part of the WHOA Plan.

5.	Cancellation Of DNI Interests Pursuant To The U.S. Plan

The WHOA Plan does not cancel or modify existing DNI Interests. The distribution of the New Common Stock set forth in Article II.D of the WHOA Plan is contingent on the cancellation of existing DNI Interests pursuant to the U.S. Plan.

6.	Means For Implementation Of The WHOA Plan

a.	General Settlement of Claims

Unless otherwise set forth in the WHOA Plan, and in consideration for the classification, distributions, releases, and other benefits provided under the WHOA Plan, upon the Effective Date, the provisions of the WHOA Plan, including the releases set forth in Article IV of the WHOA Plan, shall constitute an integrated, good-faith compromise and settlement of all Claims and controversies resolved pursuant to the WHOA Plan.

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b.	Restructuring Transactions

The Dutch Scheme Parties are authorized to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the WHOA Plan, consistent with and contemporaneous with, the effectuation of the U.S. Plan.

Implementation of the restructuring as contemplated under the WHOA Plan will take place in accordance with the U.S. Plan and the Restructuring Steps Memorandum, in each case subject to the Consent Rights (which shall not be unreasonably withheld, conditioned or delayed). For example, subject to such Consent Rights, the Restructuring Steps Memorandum may provide that (i) DNI will acquire, or be deemed to acquire, the First Lien Euro Notes in exchange for the issuance of New Common Stock; (ii) DNI will issue New Common Stock in satisfaction of DNI’s guarantee of the First Lien Euro Notes and thereby become subrogated to the rights of the Holders of the First Lien Euro Notes against the Netherlands Debtor; or (iii) DNI will contribute or otherwise transfer, or be deemed to contribute or otherwise transfer, New Common Stock to the Netherlands Debtor, which will transfer such contributed or transferred New Common Stock to Holders of the First Lien Euro Notes in satisfaction thereof.

Each Holder of Claims shall perform all such (legal and other) acts and do all such things as may be required or desirable (in the sole discretion of the Company Parties) in connection with the implementation of the restructuring contemplated by the WHOA Plan.

The implementation of the WHOA Plan, upon the Effective Date, is sufficiently guaranteed within the meaning of Section 384(2)(e) of the Dutch Restructuring Law.

c.	Power of Attorney

Each of the Holders of Claims and the other Dutch Scheme Parties (other than the Netherlands Debtor) in the WHOA Plan grants an irrevocable power of attorney to the Netherlands Debtor, individually, to perform all acts and execute all documents on its behalf as are necessary for the implementation of the WHOA Plan.

d.	Sources of Consideration for WHOA Plan Distributions

Subject to the terms and conditions set forth in Article II of the WHOA Plan, the Company Parties shall fund distributions under the U.S. Plan and the WHOA Plan with (a) Cash on hand, (b) the loan proceeds of the Exit Facility, and (c) the issuance of the New Common Stock. Each distribution and issuance referred to in Article II of the WHOA Plan shall be governed by the terms and conditions set forth in the WHOA Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

(1)	Exit Facility

It is acknowledged that, on the Effective Date, the applicable Company Parties shall execute the Exit Facility Documents and will grant liens and security interests pursuant thereto. The Dutch Scheme Parties will not be guarantors under the Exit Facility and will not grant liens thereunder.

(2)	Issuance and Distribution of New Common Stock

Pursuant to the U.S. Plan, all DNI Interests shall be cancelled as of the Effective Date. On the Effective Date, the New Common Stock shall be issued and distributed to the Entities entitled to receive the New Common Stock pursuant to, and in accordance with, the terms of the WHOA Plan, the U.S. Plan and the New Corporate Governance Documents. Such New Common Stock, when issued or distributed as provided in the WHOA Plan and the U.S. Plan, will be duly authorized, validly issued and fully paid and nonassessable. Any shares of New Common Stock authorized but not necessary to satisfy obligations under the WHOA Plan or the U.S. Plan shall have the status of authorized but not issued shares of New Common Stock of Reorganized DNI.

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(3)	Corporate Governance

Each distribution and issuance of the New Common Stock shall be governed by the terms and conditions set forth in the WHOA Plan and the U.S. Plan applicable to such distribution, issuance and/or dilution, as applicable, and by the terms and conditions of the instruments evidencing or relating to such distribution, issuance and/or dilution, as applicable, including the New Corporate Governance Documents, the terms and conditions of which shall bind each Entity receiving such distribution of the New Common Stock. All New Common Stock issued and distributed under the WHOA Plan and the U.S. Plan shall be duly authorized, validly issued, fully paid and non-assessable.

It is understood that, on and after the Effective Date, Reorganized DNI shall continue to be a public reporting company. It is understood that Reorganized DNI shall use commercially reasonable efforts to cause the New Common Stock to be listed for trading on the New York Stock Exchange as soon as practicable after the Effective Date. It is understood that the New Common Stock will be registered under the Securities Exchange Act on the Effective Date.

(4)	Cash on Hand

The Company Parties or Reorganized Company Parties, as applicable, shall use Cash on hand to fund distributions to certain Holders of Claims consistent with the terms of the WHOA Plan and the U.S. Plan.

e.	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided in the WHOA Plan or the Restructuring Steps Memorandum, all notes, instruments, certificates, shares, and other documents evidencing Claims shall be contributed, set off or cancelled consistent with the Restructuring Steps Memorandum, and the obligations of the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties thereunder or in any way related thereto shall be discharged and deemed satisfied in full, without any further action on the part of any Dutch Scheme Party, and, as applicable, shall be deemed to have been surrendered to the Distribution Agent, and the Agents/Trustees shall automatically and fully be released from all duties and obligations thereunder; provided, however, that notwithstanding the sanction of the WHOA Plan or the occurrence of the Effective Date, any credit document, indenture, or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of (1) allowing Holders of Claims to receive distributions under the WHOA Plan and the U.S. Plan, (2) allowing and preserving the rights of the Agents and Trustees to make distributions pursuant to the WHOA Plan and the U.S. Plan, (3) preserving the Agents’ and Trustees’ rights to compensation and indemnification as against any money or property distributable to the Holders of First Lien Claims, 2023 Stub First Lien Term Loan Claims, Second Lien Notes Claims, and 2024 Stub Unsecured Notes Claims, including permitting each Agents/Trustees to maintain, enforce, and exercise its charging liens, if any, against such distributions; (4) preserving all rights, remedies, indemnities, powers, and protections, including rights of enforcement, of the Agents/Trustees against any Person (other than with respect to any claim released under the Third Party Release or Claims subject to treatment in the WHOA Plan or the U.S. Plan), including with respect to indemnification or contribution from the Holders of First Lien Claims, 2023 Stub First Lien Term Loan Claims, Second Lien Notes Claims, 2024 Stub Unsecured Notes Claims, Superpriority Term Loan Claims, and ABL Facility Claims or any exculpations of the Agents/Trustees, pursuant and subject to the terms of the 2023 Stub First Lien Credit Agreement, the First Lien Credit Agreement, the ABL Credit Agreement, the Superpriority Credit Agreement, 2024 Stub Unsecured Notes Indenture, First Lien Euro Notes Indenture, First Lien U.S. Notes Indenture, or Second Lien Notes Indenture as in effect on the Effective Date, (5) permitting the Agents/Trustees to enforce any obligation (if any) owed to the Agents/Trustees under the WHOA Plan, (6) permitting the Agents/Trustees to appear in the Dutch Scheme Proceedings or in any proceeding in the Dutch Court or any other court, and (7) permitting the Agents/Trustees to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that (a) the preceding proviso shall not affect the discharge of Claims pursuant to the Dutch Sanction Order, the WHOA Plan, the U.S. Confirmation Order, or the U.S. Plan or result in any expense or liability to the Dutch Scheme Parties or Reorganized Dutch Scheme Parties, as applicable, except as expressly provided for in the WHOA Plan and (b) the terms and provisions of the WHOA Plan shall not modify any existing contract or agreement that would in any way be inconsistent with distributions under the WHOA Plan and the U.S. Plan. On the Effective Date, the Agents/Trustees shall be automatically and fully discharged and shall have no further obligation or liability except as provided in the WHOA Plan, Dutch Sanction Order, the U.S. Plan, and the U.S. Confirmation Order and after the performance by the Agents/Trustees and their representatives and professionals of any obligations and duties required under or related to the WHOA Plan, the Dutch Sanction Order, the U.S. Plan or the U.S. Confirmation Order, the Agents/Trustees shall be automatically and fully relieved of and released from any obligations and duties arising thereunder. As a condition precedent to receiving any distribution on account of a Claim in respect of any Prepetition Debt, each Holder of such Claim shall be deemed to have surrendered the instruments or other documentation evidencing or underlying each such Claim, and all such surrendered instruments and other documentation shall be deemed to be cancelled pursuant to Section III.E of the WHOA Plan, except to the extent otherwise expressly provided herein. Notwithstanding anything to the contrary therein, any Agents’ or Trustees’ rights against any Holder of a Claim (but not against the Company Parties, which rights against the Company Parties shall be discharged under the U.S. Plan and the WHOA Plan) to reimbursement, indemnity and fees and expenses under any financing document that by its terms survives a termination of such document, shall survive the Effective Date, notwithstanding the payment in full or satisfaction of the Claims thereunder and the terms of the U.S. Plan

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7.	Settlement, Release, Injunction And Related Provisions

a.	Compromise and Settlement of Claims, Interests, and Controversies

In consideration for the distributions and other benefits provided pursuant to the WHOA Plan, the provisions of the WHOA Plan, including the releases set forth in Article IV of the WHOA Plan, shall constitute a global and integrated, good-faith compromise and settlement of all actual and potential claims or controversies relating to the rights that a Holder of a Claim compromised as set forth in Article II.B may have with respect to any such Claim, or any distribution to be made on account of such Claim. The entry of the Dutch Sanction Order shall constitute the Dutch Court’s approval of the compromise or settlement of all such claims or controversies, as well as a finding by the Dutch Court that such compromise or settlement is (a) in the best interests of the Dutch Scheme Parties, and Holders of Claims; and (b) fair and reasonable. The settlements and releases contained within the WHOA Plan, including, without limitation, the settlements and releases described in Article IV of the WHOA Plan, are fully integrated with, and inseparable from, the other provisions of the WHOA Plan.

b.	Discharge of Claims

The distributions, rights, and treatment that are referred to in the WHOA Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of the Claims for which treatment is specified in Article II of the WHOA Plan regardless of whether (a) any Holder of such a Claim receives or retains any property under the WHOA Plan or U.S. Plan on account of any such Claim; or (b) the Holder of such a Claim has accepted the WHOA Plan or voted to reject the WHOA Plan. The Dutch Sanction Order shall be a judicial determination of the discharge of all such Claims subject to the occurrence of the Effective Date.

For the avoidance of doubt, the WHOA Plan and the discharge under the WHOA Plan provide for the amendment and compromise of Claims against all Dutch Scheme Parties arising out of the First Lien Credit Agreement, the First Lien Notes Indentures, the 2023 Stub First Lien Credit Agreement, the Second Lien Notes Indenture and the 2024 Stub Unsecured Notes Indenture, within the meaning of sections 372 and 370(1) of the Dutch Restructuring Law.

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c.	Release of Liens

All mortgages, deeds of trust, liens, pledges, or other security interests against or in any property of the Dutch Scheme Parties that secure any Claim for which treatment is specified in Article II of the WHOA Plan, shall be fully released and discharged and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, liens, pledges, or other security interests shall revert to the applicable Reorganized Dutch Scheme Party and its successors and assigns. As of the Effective Date: (a) the Holders of such mortgages, deeds of trust, liens, pledges, or other security interests shall execute such documents or take such actions as may be reasonably requested by the Company Parties or the Reorganized Company Parties, as applicable, to reflect or effectuate such releases, including the execution, delivery, filing or recording of such releases, intellectual property assignments, mortgage or deed of trust releases, UCC-3 termination statements and other similar discharge or release documents as may be requested by the Reorganized Company Parties; and (b) the Reorganized Dutch Scheme Parties and their Affiliates shall be authorized to execute and file on behalf of creditors Form UCC-3 termination statements, intellectual property assignments, mortgage or deed of trust releases or such other forms or release documents as may be necessary or appropriate to implement the provisions of Article 0 of the WHOA Plan.

d.	Third Party Release

Notwithstanding anything contained in the WHOA Plan to the contrary, effective as of the Effective Date, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, is deemed to have released, acquitted and discharged each Dutch Scheme Party, Reorganized Dutch Scheme Party, and Released Party from any and all Causes of Action, and any Cause of Action asserted or assertable by or on behalf of the Holder of any Claims whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, whether in law, equity or otherwise, including any derivative claims, matured or unmatured, asserted or assertable on behalf of any of the Dutch Scheme Parties, that such Entity would have, ever had, now have or thereafter can, shall or may have, been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Dutch Scheme Parties (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties, the subject matter of, or the transactions or events giving rise to, any Claim that is treated in the WHOA Plan, the business or contractual arrangements between any Dutch Scheme Party and any Released Party, the Dutch Scheme Parties’ in- or out-of-court restructuring efforts (including the 2022 Debt Restructuring), intercompany transactions, the Interim DIP Order, the Final DIP Order, the Prepetition Debt, the Dutch Scheme Proceedings, the U.S. Chapter 11 Cases, the RSA, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the RSA and related prepetition transactions, any Definitive Document, the Disclosure Statement, the New Corporate Governance Documents, the U.S. Plan, the WHOA Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the RSA, the Disclosure Statement, the New Corporate Governance Documents, the Exit Facility Documents, the New Common Stock, the Plan, the WHOA Plan, the filing of the Dutch Scheme Proceedings, the pursuit of the sanction of the WHOA Plan, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of securities pursuant to the US. Plan or the WHOA Plan, or the distribution of property under the U.S. Plan or the WHOA Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date (which release will be in addition to the discharge of Claims provided herein and under the Dutch Sanction Order, the U.S. Confirmation Order and the Bankruptcy Code). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) to the extent that any Causes of Action against any Releasing Party are not released or discharged pursuant to the WHOA Plan, any rights of such Releasing Party to assert any and all counterclaims, crossclaims, claims for contribution, defenses, and similar claims in response to such Causes of Action (provided that no such third-party claims or claims for contribution or similar claims may be asserted against the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties to the extent such claims have been released or discharged pursuant to the WHOA Plan); (b) post-Effective Date obligations of any party or Entity under the WHOA Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement the WHOA Plan, including the assumption of the Indemnification Provisions as set forth in the U.S. Plan; (c) the liability of any Released Party (other than a Dutch Scheme Party) that otherwise would result from any act or omission to the extent that act or omission subsequently is determined in a Final Order to have constituted gross negligence or willful misconduct; (d) any of the U.S. Debtors’ obligations in respect of the First Lien Credit Agreement, the First Lien Notes Indentures, the 2023 Stub First Lien Credit Agreement, the Second Lien Notes Indenture, or the 2024 Stub Unsecured Notes Indenture (which are being treated in the Chapter 11 Plan); or (e) any Agent’s or Trustee’s rights against any Holder of a Claim (but not against the Company Parties) to reimbursement, indemnity and fees and expenses under any financing document that by its terms survives a termination of such document; (f) any Claim against a Dutch Scheme Party relating to any relationship, contract or arrangement that is not impaired by the WHOA Plan pursuant to Article II.E; or (g) any Claim in classes 1, 2, 8, 10, or 11 as set forth in Article III.B of the U.S. Plan.

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e.	Exculpation

Notwithstanding anything contained herein to the contrary, effective as of the Effective Date, and without affecting or limiting the Third Party Release, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the RSA and related prepetition transactions, any Definitive Document, the Dutch Scheme Proceedings, this Comprehensive Disclosure Statement, the New Corporate Governance Documents, the WHOA Plan, the U.S. Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the WHOA Plan, the U.S. Plan, the filing of the Dutch Scheme Proceedings, the pursuit of sanction of the WHOA Plan, the pursuit of Consummation, the entry into the Exit Facility Documents, the administration and implementation of the WHOA Plan, including the issuance of securities pursuant to the WHOA Plan and the U.S. Plan, or the distribution of property under the WHOA Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the WHOA Plan or the reliance by any Exculpated Party on the WHOA Plan or the Dutch Sanction Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the WHOA Plan. The Exculpated Parties have, and upon Consummation of the WHOA Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the WHOA Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the WHOA Plan or such distributions made pursuant to the WHOA Plan or the U.S. Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth in Article IV.E of the WHOA Plan does not release (a) any post Effective Date obligations of any party or Entity under the WHOA Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement the WHOA Plan; (b) any Claim against a Dutch Scheme Party relating to any relationship, contract or arrangement that is not impaired by the WHOA Plan pursuant to Article II.E of the WHOA Plan; or (c) any Claim in classes 1, 2, 8, 10, or 11 as set forth in Article III.B of the U.S. Plan.

f.	Injunction

Effective as of the Effective Date, and except for obligations issued or required to be paid pursuant to the WHOA Plan or the Dutch Sanction Order, the U.S. Plan or the U.S. Confirmation Order and any post-Effective Date obligations of any party or Entity under the WHOA Plan, the U.S. Plan, any Restructuring Transaction, the Exit Facility, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement the WHOA Plan and the U.S. Plan, all Entities that have been, are or may be Holders of Claims are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Dutch Scheme Parties, the Reorganized Dutch Scheme Parties, the Exculpated Parties, or the Released Parties: (1) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties, or the respective assets or property thereof; (2) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order against the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties, or the respective assets or property thereof; (3) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind, including any lien, against the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties, or the respective assets or property thereof, other than as contemplated by the WHOA Plan; (4) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due a Dutch Scheme Party or Reorganized Dutch Scheme Party, or the respective assets or property thereof, unless such Holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner in any place whatsoever any action or other proceeding of any kind, in each case on account of or in connection with or with respect to any Claims, Causes of Action or liens against or in any Dutch Scheme Party or Reorganized Dutch Scheme Party released, exculpated, discharged or settled pursuant to Article IV.A, Article IV.B, Article IV.C, Article IV.D, or Article IV.E of the WHOA Plan.

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All Persons that have held, currently hold or may hold any Causes of Action, liens, rights or other liabilities released or exculpated pursuant to Article IV.D or Article IV.E of the WHOA Plan, respectively, will be permanently enjoined from taking any of the following actions against any Released Party or Exculpated Party or its property on account of such released or exculpated Causes of Action, rights or other liabilities: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind, including any lien; (d) except as provided herein, asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due a Released Party or Exculpated Party; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the WHOA Plan.

All Entities are enjoined from interfering with any Restructuring Transaction, including the filing of any document, or taking of any other action, in the Dutch Scheme Proceedings or any Recognition Proceeding, including the Chapter 15 Proceedings, that would inhibit, restrain or otherwise seek to prevent Consummation of the WHOA Plan, the U.S. Plan or any Restructuring Transaction.

8.	Conditions Precedent To The Effective Date Of The WHOA Plan

a.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article V.B of the WHOA Plan:

1.

the U.S. Bankruptcy Court shall have entered an order approving the Comprehensive Disclosure Statement as containing adequate information with respect to the U.S. Plan within the meaning of section 1125 of the U.S. Bankruptcy Code;

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2.

the U.S. Bankruptcy Court shall have entered the U.S. Confirmation Order in form and substance acceptable to the applicable Company Parties, subject to the Consent Rights, which U.S. Confirmation Order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

3.	the Dutch Court shall have entered the Dutch Sanction Order sanctioning the WHOA Plan, which Dutch Sanction Order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

4.

the U.S. Bankruptcy Court shall have entered an order in the Chapter 15 Proceedings recognizing the Dutch Scheme Proceedings and the WHOA Plan, and such order shall be in form and substance acceptable to the Company Parties, subject to the Consent Rights, and such order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

5.

all of the Definitive Documents shall be consistent with the WHOA Plan, the U.S. Plan, the RSA and the Consent Rights, and where applicable shall have been executed and remain in full force and effect;

6.

the Exit Facility Documents shall have been entered into and all conditions precedent to the funding of the loans thereunder shall have been satisfied or waived in accordance therewith, and the Company Parties or Reorganized Company Parties, as applicable, shall have received the loans under the Exit Facility Documents;

7.

the final version of the Chapter 11 Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the U.S. Plan (including the Definitive Documents), shall be consistent with the U.S. Plan, the RSA and the Consent Rights;

8.

the WHOA Plan shall not have been amended, altered or modified from the version of the WHOA Plan as sanctioned by the Dutch Sanction Order, unless such material amendment, alteration or modification has been made in accordance with Article VI.A of the WHOA Plan;

9.

the New Corporate Governance Documents shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived in accordance with such documents’ terms), subject to any applicable post-closing execution and delivery requirements;

10.	the payment in Cash in full of all Restructuring Expenses;

11.

the Dutch Scheme Parties shall have received all material authorizations, consents, legal and regulatory approvals, rulings, letters, no-action letters, opinions, or documents that, in the determination of the Company Parties, are necessary to implement and consummate the WHOA Plan, including Dutch Court approval, and that, in the determination of the Company Parties, are required by law, regulation, or order and any and all steps necessary to consummate the WHOA Plan, in the judgment of the Company Parties, in any applicable jurisdictions have been effectuated, including completion of the Restructuring Transactions and the other transactions contemplated by the WHOA Plan and the RSA and the implementation and consummation of the contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the WHOA Plan, and such material authorizations, consents, regulatory approvals, rulings, or documents shall not be subject to unfulfilled conditions and shall be in full force and effect, and all applicable regulatory waiting periods will have expired;

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12.	the Dutch Scheme Parties shall have complied, in all material respects, with the terms of the WHOA Plan that are to be performed by the Dutch Scheme Parties on or prior to the Effective Date;

13.	the Dutch Scheme Parties shall have implemented the Restructuring Transactions in a manner consistent in all material respects with the WHOA Plan; and

14.

all Professional Fee Claims and expenses of retained professionals required to be approved by the U.S. Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses shall have been placed in the Professional Fee Escrow Account pending approval by the U.S. Bankruptcy Court.

b.	Waiver of Conditions to the Effective Date

Each condition to the Effective Date set forth in Article V.A of the WHOA Plan may be waived in whole or in part at any time by the Dutch Scheme Parties with the prior reasonable consent of the Required Consenting First Lien Creditors without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Dutch Court, and without any formal action other than a proceeding to sanction the WHOA Plan or Consummate the WHOA Plan; provided, however, that the condition in Article V.A.5 of the WHOA Plan may be waived with respect to a particular Definitive Document only to the extent that every party needed, pursuant to the RSA, to consent to the form and substance of a particular Definitive Document agrees to waive such condition with respect to the subject Definitive Document.

c.	Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur with respect to any of the Dutch Scheme Parties, the WHOA Plan shall be null and void in all respects with respect to such Dutch Scheme Party, and nothing contained in the WHOA Plan or the Disclosure Statement shall, with respect to such Dutch Scheme Party: (1) constitute a waiver or release of any Causes of Action held by, or Claims against such Dutch Scheme Party; (2) prejudice in any manner the rights of such Dutch Scheme Party, or any Holders of a Claim against such Dutch Scheme Party, or any other Entity with respect to such Dutch Scheme Party; or (3) constitute an admission, acknowledgment, offer, or undertaking by such Dutch Scheme Party, any Holders, or any other Entity in any respect with respect to such Dutch Scheme Party.

9.	Modification, Revocation, Or Withdrawal Of The WHOA Plan; Reservation Of Rights

a.	Amendment and Modification of the WHOA Plan

Subject to the Consent Rights, the Dutch Scheme Parties reserve the right to modify the WHOA Plan prior to entry of the Dutch Sanction Order and seek sanction of the WHOA Plan and, as appropriate, not resolicit votes on such modified WHOA Plan to the extent permitted under Dutch law. Subject to the Consent Rights (other than with respect to immaterial amendments or modifications to the WHOA Plan) and the terms of the RSA, the Dutch Scheme Parties expressly reserve their rights to alter, amend, or modify materially the WHOA Plan, one or more times, to the extent necessary, may take the necessary actions and initiate proceedings to so alter, amend, or modify the WHOA Plan, or remedy any defect or omission, or reconcile any inconsistencies in the WHOA Plan, the Comprehensive Disclosure Statement, or the Dutch Sanction Order (in each such instance to the extent permissible under applicable law), in such matters as may be necessary to carry out the purposes and intent of the WHOA Plan; provided, however, that Article VI.A of the WHOA Plan or any of the consent rights in the WHOA Plan may only be modified with the consent of the Required Consenting First Lien Creditors.

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To the extent permissible under applicable law, Holders of Claims that have accepted the WHOA Plan shall be deemed to have accepted the WHOA Plan, as amended, modified, or supplemented, if the proposed amendment, modification, or supplement does not materially and adversely change the treatment of the Claim of such Holder.

b.	Effect of Sanction on Modifications

To the extent permissible under applicable law, entry of the Dutch Sanction Order shall constitute approval of all modifications to the WHOA Plan occurring after the solicitation thereof and a finding that such modifications to the WHOA Plan do not require additional disclosure or resolicitation.

c.	Revocation or Withdrawal of the WHOA Plan

In accordance with the Dutch Restructuring Law, and in particular sections 382 to 383 and under the conditions in section 369(5), the Dutch Scheme Parties reserve the right, subject to the terms of the RSA, to revoke or withdraw the WHOA Plan as to any Dutch Scheme Party or all of the Dutch Scheme Parties before the Sanction Date or at the Dutch Sanction Hearing and to file subsequent schemes of arrangement. If the Dutch Scheme Parties revoke or withdraw the WHOA Plan as to any Dutch Scheme Party or all of the Dutch Scheme Parties, or if the entry of the Dutch Sanction Order, or the Effective Date does not occur as to any Dutch Scheme Party or all of the Dutch Scheme Parties, then as to such Dutch Scheme Parties: (1) the WHOA Plan will be null and void in all respects; (2) any settlement or compromise embodied in the WHOA Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (3) nothing contained in the WHOA Plan, nor any action taken or not taken by the Dutch Scheme Parties with respect to the WHOA Plan, the Disclosure Statement or the Dutch Sanction Order, shall (a) constitute a waiver or release of any Claims or Causes of Action, (b) prejudice in any manner the rights of any Dutch Scheme Party or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Dutch Scheme Party or any other Entity.

10.	Works Council

While the Netherlands Debtor does not have a works council (ondernemingsraad), two of its affiliates, Diebold Nixdorf B.V. (“DN WC”) and Diebold Nixdorf SAS (comité social et économique) (“DN French WC”) each have a works council.

The DN WC had advisory rights (adviesrechten) under article 25 of the Dutch Works Councils Act (Wet op de ondernemingsraden) regarding the DIP Facility and RSA given both implicated Diebold Nixdorf B.V. A consultation meeting with the DN WC was held on May 23, 2023, and the DN WC confirmed that it had been sufficiently informed about the DIP Facility and RSA and rendered positive advice regarding the same without any conditions. After receipt of the positive advice from DN WC, Diebold Nixdorf B.V. confirmed to DN WC that it had executed the RSA.

Diebold Nixdorf SAS has scheduled an information meeting to take place on June 1, 2023, with the DN French WC to inform and update the DN French WC on the latest developments related to the RSA and the Restructuring Transactions and the potential implications for Diebold Nixdorf SAS. During this meeting, Diebold Nixdorf SAS will inform the DN French WC of (i) the entry into the RSA and, as a result of the execution of the RSA, Diebold Nixdorf SAS’s participation in the WHOA Plan and (ii) the impact Diebold Nixdorf SAS’s participation in the RSA.

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V. CONFIRMATION OF THE U.S. PLAN AND SANCTIONING OF THE WHOA PLAN

A.	The U.S. Plan

1.	The Confirmation Hearing

At the Confirmation Hearing for the U.S. Debtors, the Bankruptcy Court will determine whether to approve the Comprehensive Disclosure Statement and whether the U.S. Plan should be confirmed in light of both the affirmative requirements of the Bankruptcy Code and objections, if any, that are timely filed. The Confirmation Hearing may be adjourned from time to time without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or the filing of a notice of such adjournment served in accordance with the order approving the Solicitation Procedures.

2.	Deadline to Object To Approval Of The Comprehensive Disclosure Statement And Confirmation Of The U.S. Plan

Upon commencement of the Chapter 11 Cases and scheduling of the Confirmation Hearing, the U.S. Debtors will provide notice of the Confirmation Hearing, and, if approved by the Bankruptcy Court, the notice will provide that objections to the Comprehensive Disclosure Statement and Confirmation of the U.S. Plan must be filed and served as directed by the Bankruptcy Court. Unless objections to the Comprehensive Disclosure Statement or Confirmation of the U.S. Plan are timely filed, they may not be considered by the Bankruptcy Court.

3.	Requirements For Approval Of The Comprehensive Disclosure Statement

Pursuant to sections 1125(g) and 1126(b) of the Bankruptcy Code, prepetition solicitation of votes to accept or reject a chapter 11 plan must comply with applicable federal or state securities laws and regulations (including the registration and disclosure requirements thereof) or, if such laws and regulations do not apply, provide “adequate information” under section 1125 of the Bankruptcy Code. At the Confirmation Hearing the U.S. Debtors will seek a determination from the Bankruptcy Court that the Comprehensive Disclosure Statement satisfies sections 1125(g) and 1126(b) of the Bankruptcy Code.

4.	Requirements For Confirmation Of The U.S. Plan

a.	Requirements of Section 1129(a) of the Bankruptcy Code

Among the requirements for Confirmation of the U.S. Plan are the following: (a) the U.S. Plan is accepted by all impaired Classes of Claims and Interests or, if the U.S. Plan is rejected by an Impaired Class, at least one Impaired Class of Claims or Interests has voted to accept the U.S. Plan and a determination that the U.S. Plan “does not discriminate unfairly” and is “fair and equitable” as to Holders of Claims in all rejecting Impaired Classes; (b) the U.S. Plan is feasible; and (c) the U.S. Plan is in the “best interests” of Holders of Impaired Claims and Interests.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the U.S. Plan satisfies the requirements of section 1129 of the Bankruptcy Code. The U.S. Debtors believe that the U.S. Plan satisfies or will satisfy all of the necessary requirements of chapter 11 of the Bankruptcy Code, including those set forth below.

•	The U.S. Plan complies with the applicable provisions of the Bankruptcy Code.

•	The U.S. Debtors, as the U.S. Plan proponents, have complied with the applicable provisions of the Bankruptcy Code.

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•	The U.S. Plan has been proposed in good-faith and not by any means forbidden by law.

•

Any payment made or promised under the U.S. Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the U.S. Plan and incident to the Chapter 11 Cases, will be disclosed to the Bankruptcy Court, and any such payment: (a) made before Confirmation will be reasonable or (b) will be subject to the approval of the Bankruptcy Court as reasonable, if it is to be fixed after Confirmation.

•

Either each Holder of an Impaired Claim against or Interest in the U.S. Debtors will accept the U.S. Plan, or each non-accepting Holder will receive or retain under the U.S. Plan on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that the Holder would receive or retain if the U.S. Debtors were liquidated on that date under chapter 7 of the Bankruptcy Code.

•

Except to the extent that the Holder of a particular Claim agrees to a different treatment of its Claim, the U.S. Plan provides that, to the extent an Allowed Administrative Claim has not already been paid in full or otherwise satisfied during the Chapter 11 Cases, Allowed Administrative Claims and Allowed Other Priority Claims will be paid in full on the Effective Date, or as soon thereafter as is reasonably practicable.

•	At least one Class of Impaired Claims will have accepted the U.S. Plan, determined without including any acceptance of the U.S. Plan by any insider holding a Claim in that Class.

•	Confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the U.S. Debtors or any successors thereto under the U.S. Plan.

•	All fees of the type described in 28 U.S.C. § 1930, including the fees of the U.S. Trustee, will be paid as of the Effective Date.

Section 1126(c) of the Bankruptcy Code provides that a class of claims has accepted a plan of reorganization if such plan has been accepted by creditors that hold at least two-thirds in amount and more than one-half in number of the allowed claims of such class. Section 1126(d) of the Bankruptcy Code provides that a class of interests has accepted a plan of reorganization if such plan has been accepted by holders of such interests that hold at least two-thirds in amount of the allowed interests of such class.

b.	Debtor Release, Third-Party Release, Exculpation, and Injunction Provisions

Article VIII of the U.S. Plan provides for releases of certain claims and Causes of Action the U.S. Debtors may hold against the Released Parties. The Released Parties are: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each of the Superpriority Term Loan Lenders; (d) each of the ABL Facility Lenders; (e) each of the First Lien Term Loan Lenders; (f) each of the First Lien Euro Noteholders; (g) each of the First Lien U.S. Noteholders; (h) each of the 2023 Stub First Lien Term Loan Lenders; (i) each of the Second Lien Noteholders; (j) each of the 2024 Stub Unsecured Noteholders; (k) the Agents; (l) the Trustees; (m) the DIP Agent; (n) each of the DIP Lenders; (o) each Consenting Creditor; (p) each current Affiliate of each Entity in clause (a) through the following clause (q); and (q) each Related Party of each Entity in clause (a) through this clause (q); provided, that no Entity shall be a Released Party unless such Entity is also a Releasing Party; provided, further, that any of the foregoing identified as a non-released party in a schedule included in the Plan Supplement shall not be a Released Party.

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Article VIII of the U.S. Plan provides for releases of certain claims and Causes of Action that Holders of Claims may hold against the Released Parties in exchange for the good and valuable consideration and the valuable compromises made by the Released Parties (the “Third-Party Release”). The Holders of Claims who are releasing certain claims and Causes of Action against non-Debtors under the Third-Party Release include: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each of the Superpriority Term Loan Lenders; (d) each of the ABL Facility Lenders; (e) each of the First Lien Term Loan Lenders; (f) each of the First Lien Euro Noteholders; (g) each of the First Lien U.S. Noteholders; (h) each of the 2023 Stub First Lien Term Loan Lenders; (i) each of the Second Lien Noteholders; (j) each of the 2024 Stub Unsecured Noteholders; (k) the Agents; (l) the Trustees; (m) the DIP Agent; (n) each of the DIP Lenders; (o) each Consenting Creditor; (p) all Holders of Impaired Claims who voted to accept the Plan and did not opt out of or object to the applicable release; (q) all Holders of Impaired Claims who abstained from voting on the Plan or voted to reject the Plan but did not timely opt out of or object to the applicable release; (r) all Holders of Unimpaired Claims who did not timely object to the applicable release or opt out of the applicable release by checking the box on the applicable notice of non-voting status; (s) all Holders of Impaired Claims that are deemed to reject the Plan and who did not timely object to the applicable release or affirmatively opt out of the applicable release by checking the box on the applicable notice of non-voting status; (t) each current and former Affiliate of each Entity in clause (a) through the following clause (u); and (u) each Related Party of each Entity in clause (a) through this clause (u).

Article VIII of the U.S. Plan provides for the exculpation of each Exculpated Party for certain acts or omissions taken in connection with the Chapter 11 Cases. The released and exculpated claims are limited to those claims or Causes of Action that may have arisen in connection with, related to, or arising out of the U.S. Plan, this Comprehensive Disclosure Statement, or the Chapter 11 Cases. The Exculpated Parties are: (a) each of the Debtors; and (b) each independent director or manager of the Debtors, if any.

Article VIII of the U.S. Plan permanently enjoins Entities who have held, hold, or may hold Claims, Interests, or Liens that have been discharged or released pursuant to the U.S. Plan or are subject to exculpation pursuant to the U.S. Plan from asserting such Claims, Interests, or Liens against each Debtor, the Reorganized Debtors, and the Released Parties.

Under applicable law, a debtor release of the Released Parties is appropriate where the releases are: (a) specific in language; (b) integral to the plan; (c) a condition of the settlement; and (d) given for consideration. Finally, an injunction under 105(a) is appropriate where it is necessary to the reorganization and is consistent with the Bankruptcy Code and does not alter any other provision. In addition, approval of the releases, exculpations, and injunctions for each of the Released Parties and each Exculpated Party as part of Confirmation of the U.S. Plan will be limited to the extent such releases, exculpations, and injunctions are permitted by applicable law.

The U.S. Debtors believe that the releases, exculpations, and injunctions set forth in the U.S. Plan are appropriate because, among other things, the releases are narrowly tailored to the U.S. Debtors’ restructuring proceedings, and the releases and discharges of Claims and Causes of Action described in the U.S. Plan, including releases by the U.S. Debtors and by holders of Claims, constitute good-faith compromises and settlements of the matters covered thereby and are consensual. Such compromises and settlements are made in exchange for consideration and are in the best interest of Holders of Claims, are fair, equitable, reasonable, and are integral elements of the resolution of the Chapter 11 Cases in accordance with the U.S. Plan. The U.S. Debtors believe that each of the discharge, release, indemnification and exculpation provisions set forth in the U.S. Plan (a) is within the jurisdiction of the Bankruptcy Court under sections 1334(a), 1334(b) and 1334(e) of title 28 of the United States Code, (b) is an essential means of implementing the U.S. Plan, (c) is an integral and non-severable element of the transactions incorporated into the U.S. Plan, (d) confers a material benefit on, and is in the best interests of, the U.S. Debtors, their Estates and their Creditors, (e) is important to the overall objectives of the U.S. Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors, (f) is fair, equitable and reasonable and in exchange for good and valuable consideration and (g) is consistent with sections 105, 1123, 1129 and other applicable provisions of the Bankruptcy Code.

In addition, the U.S. Debtors believe the Third-Party Release is consensual under the established case law in the United States Bankruptcy Court for the Southern District of Texas.

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5.	Best Interests of Creditors — Liquidation Analysis

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to Confirmation, that a chapter 11 plan provides, with respect to each class, that each holder of a claim or an interest in such class either (a) has accepted the plan or (b) will receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtors liquidated under chapter 7 of the Bankruptcy Code.

To demonstrate compliance with the “best interests” test, the U.S. Debtors, with the assistance of their advisors, prepared the Liquidation Analysis, attached hereto as Exhibit 6, showing that the value of the distributions provided to Holders of Allowed Claims and Interests under the U.S. Plan would be the same or greater than under a hypothetical chapter 7 liquidation. Accordingly, the U.S. Debtors believe that the U.S. Plan is in the best interests of creditors.

6.	Feasibility/Financial Projections

Section 1129(a)(11) of the Bankruptcy Code requires that Confirmation of a chapter 11 plan of reorganization is not likely to be followed by the liquidation of the reorganized debtor or the need for further financial reorganization of the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in the chapter 11 plan).

For purposes of determining whether the U.S. Plan meets this requirement, the U.S. Debtors have analyzed their ability to meet their obligations under the U.S. Plan. As part of this analysis, the Company has prepared certain unaudited pro forma financial statements with regard to the Reorganized Debtors, which projections and the assumptions upon which they are based are attached hereto as Exhibit 4.

Based on the Financial Projections, the U.S. Debtors believe the deleveraging contemplated by the U.S. Plan in conjunction with the provision of additional liquidity for the Reorganized Debtors meets the financial feasibility requirement. Moreover, the U.S. Debtors believe that sufficient funds will exist to make all payments required by the U.S. Plan. Accordingly, the U.S. Debtors believe that the U.S. Plan satisfies the feasibility requirement of section 1129(a)(11) of the Bankruptcy Code.

7.	Acceptance by Impaired Classes

The Bankruptcy Code requires that, except as described in the following section, each impaired class of claims or interests must accept a plan in order for it to be confirmed. A class that is not “impaired” under a plan is presumed to have accepted the plan and, therefore, solicitation of acceptances with respect to the class is not required. A class is “impaired” unless the plan: (a) leaves unaltered the legal, equitable, and contractual rights to which the claim or the interest entitles the holder of the claim or interest; (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or interest entitles the holder of such claim or interest; or (c) provides that, on the consummation date, the holder of such claim receives cash equal to the allowed amount of that claim or, with respect to any equity interest, the holder of such interest receives value equal to the greater of (i) any fixed liquidation preference to which the holder of such equity interest is entitled, (ii) the fixed redemption price to which such holder is entitled, or (iii) the value of the interest.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims in that class, counting only those claims that actually voted to accept or to reject the plan. Thus, a class of claims will have voted to accept the plan only if two-thirds in amount and a majority in number of creditors actually voting cast their ballots in favor of acceptance. For a class of impaired interests to accept a plan, section 1126(d) of the Bankruptcy Code requires acceptance by interest holders that hold at least two-thirds in amount of the allowed interests of such class, counting only those interests that actually voted to accept or reject the plan. Thus, a class of interests will have voted to accept the plan only if two-thirds in amount actually voting cast their ballots in favor of acceptance.

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8.	Confirmation Without Acceptance by All Impaired Classes.

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if not all impaired classes have accepted the plan; provided that the plan has been accepted by at least one impaired class of claims. Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class rejection or deemed rejection of the plan, the plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as “cramdown,” so long as the plan does not “discriminately unfairly” and is “fair and equitable” with respect to each class of claims or interests that is impaired under, and has not accepted, the plan.

If any Impaired Class of Claims or Interests rejects the U.S. Plan, including Classes of Claims or Interests deemed to reject the U.S. Plan (as is the case for U.S. Plan Class 9 Claims, U.S. Plan Class 13 Claims), the U.S. Debtors will request Confirmation of the U.S. Plan, as it may be modified from time to time, utilizing the “cramdown” provision under section 1129(b) of the Bankruptcy Code. The U.S. Debtors reserve the right to modify the U.S. Plan in accordance with Article X of the U.S. Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or to withdraw the U.S. Plan as to such U.S. Debtor.

The U.S. Debtors believe that the U.S. Plan and the treatment of all Classes of Claims and Interests under the U.S. Plan satisfy the requirements for cramdown.

a.	No Unfair Discrimination

The “unfair discrimination” test applies with respect to classes of claim or interests that are of equal priority but are receiving different treatment under a proposed plan. The test does not require that the treatment be the same or equivalent, but that the treatment be “fair.” In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims of equal rank (e.g., classes of the same legal character). Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly. Under certain circumstances, a proposed plan may treat two classes of unsecured creditors differently without unfairly discriminating against either class.

With respect to the unfair discrimination requirement, all Classes under the U.S. Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank. Accordingly, the U.S. Debtors believe that the U.S. Plan meets the standard to demonstrate that the U.S. Plan does not unfairly discriminate and the U.S. Debtors will be prepared to meet their burden to establish that there is no unfair discrimination as part of Confirmation of the U.S. Plan.

b.	Fair and Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100% of the amount of the allowed claims in such class. As to each non-accepting class and as set forth below, the test sets different standards depending on the type of claims or interests in such class. The U.S. Debtors believe that the U.S. Plan satisfies the “fair and equitable” requirement, notwithstanding the fact that certain Classes are deemed to reject the U.S. Plan. There is no Class receiving more than a 100% recovery and no junior Class is receiving a distribution under the U.S. Plan until all senior Classes have received a 100% recovery or have agreed to receive a different treatment under the U.S. Plan.

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(1)	Secured Claims

The condition that a plan be “fair and equitable” to a non-accepting class of secured claims includes the requirements that: (A) the holders of such secured claims retain the liens securing such claims to the extent of the allowed amount of the claims, whether the property subject to the liens is retained by the debtor or transferred to another entity under the plan; and (B) each holder of a secured claim in the class receives deferred cash payments totaling at least the allowed amount of such claim with a value, as of the effective date, at least equivalent to the value of the secured claimant’s interest in the debtor’s property subject to the claimant’s liens.

(2)	Unsecured Claims

The condition that a plan be “fair and equitable” to a non-accepting class of unsecured claims includes the requirement that either: (A) the plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date, equal to the allowed amount of such claim; or (B) the holder of any claim or any interest that is junior to the claims of such class will not receive or retain any property under the plan on account of such junior claim or junior interest, subject to certain exceptions.

(3)	Interests

The condition that a plan be “fair and equitable” to a non-accepting class of interests, includes the requirements that either: (A) the plan provides that each holder of an interest in that class receives or retains under the plan on account of that interest property of a value, as of the effective date, equal to the greater of: (1) the allowed amount of any fixed liquidation preference to which such holder is entitled; (2) any fixed redemption price to which such holder is entitled; or (3) the value of such interest; or (B) the holder of any interest that is junior to the interests of such class will not receive or retain any property under the plan on account of such junior interest.

9.	Valuation Of the Company

Ducera has prepared an independent valuation analysis, which is attached to this Comprehensive Disclosure Statement as Exhibit 5 (the “Valuation Analysis”). The Valuation Analysis should be considered in conjunction with the Risk Factors discussed in Section VII of this Comprehensive Disclosure Statement, entitled “Risk Factors,” and the Financial Projections. The Valuation Analysis is dated as of May 25, 2023, and is based on data and information as of that date. Holders of Claims should carefully review the information in Exhibit 5 in its entirety. The U.S. Debtors believe that the Valuation Analysis demonstrates that the U.S. Plan is “fair and equitable” to the non-accepting classes.

B.	The WHOA Plan

1.	The Dutch Sanction Hearing

The Dutch Sanction Hearing will take place at least 8 but at most 14 days after the request for such a hearing has been made (Article 383(6) Dutch Restructuring Law), unless such times are modified by the Dutch Court. At the Sanction Hearing, the Dutch Court will offer the opportunity to a number of parties to offer their view on the WHOA plan. Then the Dutch Court will verify whether the WHOA Plan and the procedures on voting on the WHOA Plan meet all the requirements in Article 384 of the Dutch Restructuring Law. The Dutch Court will verify whether all statutory requirements have been met, and if an objection to the WHOA Plan was launched, whether the objections are valid. Once the Dutch Sanctioning Hearing is finalized, the Dutch Court will issue its judgment (in principle) within 5 days in which it will sanction or reject the WHOA Plan.

Please take note that the Dutch Court may deviate from the abovementioned timelines

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2.	Deadline to Object To Approval Of The Sanctioning Of The WHOA Plan

Prior to the Dutch Sanction Hearing, the opportunity is offered to the Holders of Claims (and if applicable restructuring expert (herstructureringsdeskundige) or observer (observator)) to submit a written statement with their view on the WHOA Plan until the day of the Dutch Sanction Hearing (section 383(8) of the Dutch Restructuring Law). Objections can be further elaborated on during the Dutch Sanction Hearing. If a party fails to submit a written statement, it may still express its views during the Dutch Sanction Hearing. If, however, a possible objection was known to a Holder of a Claim prior to the Dutch Sanction Hearing, but it was not communicated to the Netherlands Debtor, the right to object to the WHOA Plan on those grounds could be considered forfeited (section 383(9) of the Dutch Restructuring Law), which will be determined by the Dutch Court.

Please take note that the Dutch Court may deviate from the abovementioned timelines

3.	Requirements For Sanctioning Of The WHOA Plan

a.	Debtor Release, Third-Party Release, Exculpation, and Injunction Provisions

Third party releases outside the scope of section 372 of the Dutch Restructuring Law (which only deals with the releases of non-debtor group companies under certain conditions) are common practice under Dutch insolvency law, but their binding effect on non-consenting creditors has not been finally ruled on by the Dutch Supreme Court (de Hoge Raad).

Additionally, section 372 of the Dutch Restructuring Law allows third party releases if the Netherlands Debtor is considered a group entity (as defined in section 2:24b of the Dutch Civil Code) within the group of the relevant non-debtor companies, and if (a) the creditors’ Claims serve to satisfy or secure the performance of the Netherlands Debtors’ obligations or obligations for which those legal entities are liable with or in addition to the Netherlands Debtor, (b) the relevant non-debtor group companies also meet the criterion for starting the Dutch Scheme Proceedings, (c) the relevant non-debtor party has consented to being a beneficiary of the Dutch Scheme Proceedings and (d) the Dutch Court would have had jurisdiction if that relevant non-debtor group companies itself offered a WHOA plan.

The fact that relevant non-debtor group companies are liable for the same debt as the Netherlands Debtor is sufficient for the Dutch Court to assume jurisdiction in relation to non-Dutch Scheme Parties under section 369(7)(b) and section 3(c) of the Dutch Civil Code (Wetboek van Burgerlijke Rechtsvordering). The Dutch Court also has jurisdiction as the Netherlands Debtor has its domicile in the Netherlands and, to the extent relevant, the claims relating to other (non-Dutch) Dutch Scheme Parties are so closely connected that it is expedient to hear and determine them together to avoid the risk of irreconcilable judgments resulting from separate proceedings. The WHOA Plan provides for such non-debtor group company releases pursuant to section 372 of the Dutch Restructuring Law in relation to the Dutch Scheme Parties. The Dutch Court will determine whether the WHOA Plan will satisfy the requirements as set out in Article 384 and 372(2)(b) of the Dutch Restructuring Law.

b.	Best Interests of Creditors — Liquidation Analysis

The “best interest of creditors” test under Dutch law requires that the Holders of Claims will receive more value if the WHOA Plan is executed than they would receive in a bankruptcy liquidation of the relevant debtor under the laws of its jurisdiction (section 384(3) Dutch Restructuring Law). As the Liquidation Analysis attached hereto as Exhibit 6 demonstrates, the value awarded to creditors under the WHOA Plan by the Company remaining a going concern is more than the liquidation value on an individual, creditor-by-creditor basis. The Dutch Court will only determine whether this condition is met if a Holder of a Claim objects to the sanctioning of the WHOA Plan based on section 384(3) of the Dutch Restructuring Law.

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c.	Feasibility/Financial Projections

The Dutch Court will sanction the WHOA Plan if the implementation of the WHOA Plan is sufficiently guaranteed (section 384(2)(e) of the Dutch Restructuring Law), meaning that there must be sufficient certainty that the WHOA Plan can be implemented as presented to the Dutch Court. Whether sufficient assurance of proper performance exists is a question of fact that will be determined by the Dutch Court.

d.	Acceptance by Classes

Section 381(6) of the Dutch Restructuring Law prescribes that a class of claims has accepted the WHOA Plan if at least two-thirds of the total amount in value of claims that actually voted within that class has voted in favor of that plan.

e.	Confirmation Without Acceptance by All Classes.

The WHOA Plan may be sanctioned if not all Classes have accepted the WHOA Plan (Article 384(4) (b) Dutch Restructuring Law). If at least one of the Impaired Classes that would receive any value in case of a liquidation of the Netherlands Debtor has voted in favor of the WHOA Plan, a cross-class cram-down can occur to have the WHOA Plan sanctioned. In the case of a cross-class cram-down, dissenting creditors who are part of a dissenting class may object to the sanctioning of the WHOA Plan if the value of the Netherlands Debtor (and the Dutch Scheme Parties) is not distributed to the dissenting class in accordance with statutory and contractual priorities unless there is a reasonable ground for such deviation and the deviation does not disadvantage affected stakeholders (i.e., the “absolute priority rule” combined with a reasonableness exception). If the Dutch Court finds that there is a reasonable cause for awarding value to the lower ranking Impaired Class, the WHOA Plan may be sanctioned nonetheless if the higher priority Impaired Class are not harmed, as determined by the Dutch Court.

Additionally, dissenting creditors who are part of a dissenting Class may petition the Dutch Court to refuse to sanction the WHOA Plan if (a) those creditors have secured or priority claims as a result of a pledge or mortgage (as referred to in section 278, subsection 1, of Book 3 of the Dutch Civil Code (Burgerlijk Wetboek)) and such creditors (i) have provided financing to the Dutch Scheme Parties in the ordinary course of business, (ii) are offered shares or depositary receipts on account of such claims, and (iii) do not have the right to opt for consideration on account of their claim in a form other than equity (section 384(4) (d) of the Dutch Restructuring Law), or (b) for all other creditors than those referenced under (a), if they are not entitled under the WHOA Plan to elect to receive a cash payment equal to the amount they would be expected to receive in a bankruptcy liquidation of the Dutch Scheme Parties’ assets (section 384(4)(c) of the Dutch Restructuring Law).

(1)	No Unfair Discrimination

Under section 384(4)(a) of the Dutch Restructuring Law, value distributed to creditors under the WHOA Plan (the reorganisatiewaarde) must be divided fairly among the creditors of the Dutch Scheme Parties. The distribution is considered fair when the value is distributed in accordance with the contractual and statutory ranking (priority) of the relevant Claims. Thus, creditors with equal rights should be placed in the same Class (section 374(1) Dutch Restructuring Law) unless they are treated differently under the WHOA Plan, and equally ranking creditors (creditors of equal priority) should only be treated differently if there is reasonable cause to do so (section 384(4)(b) Dutch Restructuring Law).

As indicated in Section IV.B above, which summarizes the WHOA Plan, various specified Claims and Interests are left out of the WHOA Plan to realize the going concern value of the Company. Leaving such Claims and Interests unimpaired is required for the Company to continue operating in the ordinary course during the restructuring proceedings and to facilitate the Restructuring Transactions. Additionally, there is no unfair discrimination because the priority of Claims has been determined in accordance with the legal priorities and secured or unsecured status of each Claim. A chart summarizing the same is set forth above in Section II.C above.

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(2)	Fair and Equitable Test

The WHOA Plan must distribute the value that is available to creditors as a result of and in accordance with the statutory and contractual ranking (priority) of the relevant Claims against the Dutch Scheme Parties. As part of this rule (section 384(4)(b) Dutch Restructuring Law), a class of holders of claims (or an individual holder of a claim) may not receive more than 100% of their or its allowed claims. This “no more than 100% rule” aims to prevent claimants from receiving more value of the Reorganized Netherlands Debtor and Dutch Scheme Parties’ value than they are entitled to on the basis of their claim amount and ranking (priority).

f.	Valuation Of the Company

The Liquidation Analysis attached as Exhibit 6 and the Valuation Analysis attached as Exhibit 5 shows that the WHOA Plan will award more value to each individual Holder of a Claim than it would have received in a liquidation of the Dutch Scheme Parties. Thus, the Netherlands Debtor believes that the WHOA Plan (a) is not to the detriment of Dissenting Creditors and (b) does not encroach on the rights of any dissenting classes in accordance with the best interest of creditors test. Thus, the Netherlands Debtor believes that the Valuation Analysis shows (a) the viability of the Dutch Scheme Parties after the implementation of the U.S. Plan and the WHOA Plan and, therefore, the necessity for implementing them and (b) the fair distribution of the Reorganized Company’s value (de reorganisatiewaarde) in accordance with section 384(4)(b) of the Dutch Restructuring Law.

VI. VOTING INSTRUCTIONS

A.	Overview

Holders of Claims entitled to vote should carefully read the below voting instructions.

B.	Solicitation Procedures

1.	Solicitation Agent

The Company has proposed to retain Kroll to act, among other things, as the Solicitation Agent in connection with the solicitation of votes to accept or reject the U.S. Plan and the WHOA Plan. The Solicitation Agent will process and tabulate Ballots for each Class entitled to vote to accept or reject the U.S. Plan and the WHOA Plan and will file the Voting Report as soon as practicable after the Voting Deadline and, in any event, with the Dutch Court within seven (7) days following the Voting Deadline in accordance with section 382(1) of the Dutch Restructuring Law.

2.	Solicitation Package

The following materials constitute the solicitation package (the “Solicitation Package”) distributed to Holders of Claims in the Voting Classes:

•	the Company’s cover letter in support of the U.S. Plan and WHOA Plan;

•	the appropriate Ballot and/or applicable voting instructions, together with a pre-addressed, postage prepaid return envelope; and

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•	this Comprehensive Disclosure Statement and all exhibits hereto, including the U.S. Plan and WHOA Plan and all exhibits thereto (which may be distributed in paper or USB-flash drive format).

The Company will seek authorization from the Bankruptcy Court to allow Nominees to use (or ratify such use of) their customary methods for conveying the materials (or links to the materials) in the Solicitation Packages to their Beneficial Owner clients, including by e-mail, internal file-sharing websites, voter information form, or other accepted customary methods in addition to (or in lieu of) hard copy Solicitation Packages.

In the case of the First Lien Euro Notes, which are held and vote entirely through Euroclear and Clearstream on those depositories’ electronic platforms, the Company will seek authorization to provide voting instructions in lieu of any ballot.

3.	Voting Deadline

The period during which Ballots with respect to the U.S. Plan and the WHOA Plan will be accepted by the Company will terminate at 4:00 p.m. prevailing Central Time on June 28, 2023 for the Voting Classes unless the Company extends the date until which Ballots will be accepted. Except to the extent that the Company so determines or as permitted by the Bankruptcy Court, Ballots that are received after the Voting Deadline will not be counted or otherwise used by the Company in connection with the request for Confirmation of the U.S. Plan and the WHOA Plan (or any permitted modification thereof).

Subject to the consent rights of the Consenting Creditors on the terms set forth in the RSA, the Company may adjust the milestones as set forth in the RSA, which may impact the deadline for when Ballots will be accepted, including determining whether or not the requisite number of acceptances have been received, and will make a public announcement of such adjustment no later than the first Business Day next succeeding the previously announced Voting Deadline. The Company will give notice of any such extension in a manner deemed reasonable by the Company in its discretion. There can be no assurance that the Company will exercise its right to extend the Voting Deadline.

4.	Voting Under The WHOA Plan

The WHOA Plan can be sanctioned by the Dutch Court and thereby made binding on Holders of Claims if it is accepted by the Holders of at least two-thirds of the aggregate amount of the Claims that have actually voted in each Class that votes on the WHOA Plan and if the WHOA Plan otherwise satisfies the applicable requirements of section 384 of the Dutch Restructuring Law. If the requisite acceptances are not obtained and at least one Class that would receive a distribution in a case of a bankruptcy liquidation votes to accept the WHOA Plan, the Dutch Court may nonetheless sanction the WHOA Plan if the Dutch Court finds that the WHOA Plan satisfies the requirements of section 384 of the Dutch Restructuring Law. If the WHOA Plan is sanctioned by the Dutch Court it will be binding (algemeen verbindend) on Holders of Claims regardless of whether they vote or if they vote to accept or reject the WHOA Plan.

The Netherlands Debtor will:

•

within seven (7) days after the June 28, 2023 deadline for voting, prepare a voting report (stemverslag), and also indicate whether it will request the court to sanction the WHOA Plan in accordance with section 382(1) of the Dutch Restructuring Law; and

•

enable each Holder of a Claim subject to compromise under this WHOA Plan to review such voting report at the registry of the Dutch Court where such voting report will be available for inspection free of charge until the Dutch Court has entered the Dutch Sanction Order.

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5.	Distribution of the Solicitation Package and Chapter 11 Plan Supplement

The Company caused the Solicitation Agent to distribute the Solicitation Package to Holders of Claims in the Voting Classes on May 30, 2023, which is 29 days before the Voting Deadline.

The Solicitation Package (except the Ballots) may also be obtained from the Solicitation Agent by (a) calling the Solicitation Agent at 646-440-4833 (International) or 833-701-9076 (Toll-Free U.S./Canada), (b) emailing the Solicitation Agent at DieboldNixdorfinfo@ra.kroll.com or (c) writing to the following address: Diebold Holding Company, LLC Ballot Processing Center c/o Kroll Restructuring Administration LLC 850 Third Avenue, Suite 412 Brooklyn, NY 11232. When the U.S. Debtors file the Chapter 11 Cases, you may also obtain copies of any pleadings filed with the Bankruptcy Court for free by visiting the U.S. Debtors’ restructuring website, https://cases.ra.kroll.com/DieboldNixdorf or for a fee at the Bankruptcy Court’s CM/ECF website https://ecf.txsb.uscourts.gov/.

The U.S. Debtors will file the Chapter 11 Plan Supplement in accordance with the terms of the U.S. Plan. As the Chapter 11 Plan Supplement is updated or otherwise modified, such modified or updated documents will be made available on the U.S. Debtors’ restructuring website. The U.S. Debtors and the Netherlands Debtor will not serve paper or USB-flash drive copies of the Chapter 11 Plan Supplement. However, parties may obtain a copy of the Chapter 11 Plan Supplement at no cost from the Solicitation Agent by: (a) calling the Solicitation Agent at one of the telephone numbers set forth above or (b) visiting the U.S. Debtors’ restructuring website https://cases.ra.kroll.com/DieboldNixdorf.

C.	Voting Procedures

On May 26, 2023 (the “Voting Record Date”) is the date that was used for determining which Holders of Claims are entitled to vote to accept or reject the U.S. Plan and the WHOA Plan and receive the Solicitation Package in accordance with the Solicitation Procedures. Except as otherwise set forth herein, the Voting Record Date and all of the Company’s solicitation and voting procedures shall apply to all of the Company’s creditors and other parties in interest.

In order for the Holder of a Claim in the Voting Classes to have such Holder’s Ballot counted as a vote to accept or reject the U.S. Plan and the WHOA Plan, such Holder’s Ballot must be properly completed, executed, and delivered by (a) using the enclosed prepaid, pre-addressed return envelope; (b) via first-class mail, overnight courier, or personal delivery to the Solicitation Agent at Diebold Holding Company, LLC Ballot Processing Center c/o Kroll Restructuring Administration LLC 850 Third Avenue, Suite 412 Brooklyn, NY 11232; (c) through the Solicitation Agent’s online ballot portal, which can be accessed through the “Submit E-Ballot” link on the Debtors’ restructuring website at https://cases.ra.kroll.com/DieboldNixdorf; (d) the return envelope addressed to your Nominee or via email to your Nominee, in accordance with the instructions provided by your Nominee, and, in any event, with sufficient time to permit your Nominee to deliver your vote(s) on a completed Master Ballot (which may be submitted via email at Dieboldnixdorfballots@ra.kroll.com.) so that it is actually received by the Solicitation Agent by the Voting Deadline.

The Company will seek authorization from the Bankruptcy Court to allow the Nominees to collect votes from their Beneficial Owner clients by telephone, e-mail, file-sharing websites, voter information form, or other acceptable customary methods used by Nominees to collect votes in lieu of paper Beneficial Ballots and to record such votes on a Master Ballot.

The Company is providing the Solicitation Package to the Voting Classes, which are Holders of U.S. Plan Class 5 Claims, U.S. Plan Class 6 Claims, U.S. Plan 7 Claims, WHOA Plan Class 1 Claims, WHOA Plan Class 2 Claims, WHOA Plan Class 3 Claims and WHOA Plan Class 4 Claims. If a Holder of a Claim in a Voting Class transfers all of such Claim to one or more parties on or after the Voting Record Date and before the Holder has cast its vote on the U.S. Plan and the WHOA Plan, such Holder of a Claim is automatically deemed to have provided a voting proxy to the purchaser(s) of the Holder’s Claim and such purchaser(s) shall be deemed to be the Holder(s) thereof as of the Voting Record Date for purposes of voting on the U.S. Plan and the WHOA Plan, provided that the transfer complies with the applicable requirements under the RSA, if applicable.

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ANY BALLOT RECEIVED BY THE SOLICITATION AGENT AFTER THE VOTING DEADLINE WILL NOT BE COUNTED UNLESS THE U.S. DEBTORS OR THE DUTCH SCHEME PARTIES DETERMINE OTHERWISE OR AS PERMITTED BY THE BANKRUPTCY COURT OR DUTCH COURT, AS APPLICABLE.

THE FOLLOWING BALLOTS SHALL NOT BE COUNTED IN DETERMINING THE ACCEPTANCE OR REJECTION OF THE U.S. PLAN AND THE WHOA PLAN: (A) ANY BALLOT THAT IS ILLEGIBLE OR CONTAINS INSUFFICIENT INFORMATION TO PERMIT THE IDENTIFICATION OF THE HOLDER OF THE CLAIM; (B) ANY BALLOT NOT ACTUALLY RECEIVED BY THE SOLICITATION AGENT BEFORE THE VOTING DEADLINE, UNLESS THE U.S. DEBTORS OR THE DUTCH SCHEME PARTIES DETERMINE OTHERWISE OR AS PERMITTED BY THE BANKRUPTCY COURT AND/OR DUTCH COURT; (C) ANY UNSIGNED BALLOT; (D) ANY BALLOT THAT DOES NOT CONTAIN AN ORIGINAL SIGNATURE; (E) ANY BALLOT THAT PARTIALLY REJECTS AND PARTIALLY ACCEPTS THE U.S. PLAN AND/OR THE WHOA PLAN; (F) ANY BALLOT NOT MARKED TO EITHER ACCEPT OR REJECT THE U.S. PLAN AND/OR THE WHOA PLAN, OR MARKED TO BOTH ACCEPT AND REJECT THE U.S. PLAN AND/OR THE WHOA PLAN; AND (G) ANY BALLOT SUPERSEDED BY A LATER, TIMELY SUBMITTED VALID BALLOT. FOR THE AVOIDANCE OF DOUBT, BALLOTS SUBMITTED THROUGH THE E-BALLOTING PORTAL WILL BE DEEMED TO CONTAIN AN ORIGINAL SIGNATURE.

EACH HOLDER OF A CLAIM MUST VOTE ALL OF ITS CLAIMS WITHIN A PARTICULAR CLASS EITHER TO ACCEPT OR REJECT THE U.S. PLAN AND THE WHOA PLAN. NO SPLIT VOTES WILL BE PERMITTED. IF YOU DELIVER MULTIPLE BALLOTS TO THE SOLICITATION AGENT, ON ACCOUNT OF THE SAME CLAIMS, THE LAST PROPERLY EXECUTED BALLOT TIMELY RECEIVED WILL SUPERSEDE AND REVOKE ANY EARLIER RECEIVED BALLOT.

IT IS IMPORTANT THAT THE HOLDER OF A CLAIM IN THE VOTING CLASSES FOLLOWS THE SPECIFIC INSTRUCTIONS PROVIDED ON SUCH HOLDER’S BALLOT.

D.	Voting Tabulation

A Ballot does not constitute, and shall not be deemed to be, a Proof of Claim or an assertion or admission of a Claim. Only Holders of Claims in the Voting Classes shall be entitled to vote with regard to such Claims.

Any Ballot received by the Solicitation Agent after the Voting Deadline will not be counted unless the U.S. Debtors or the Dutch Scheme Parties determine otherwise or as permitted by the Bankruptcy Court or Dutch Court, as applicable. Except as otherwise provided herein, delivery will be deemed made only when the Solicitation Agent actually timely receives the properly executed Ballot. In all cases, Holders should allow sufficient time to assure timely delivery. No Ballot should be sent to the U.S. Debtors, the Dutch Scheme Parties or their respective financial or legal advisors. The method of delivery of this Ballot to the Solicitation Agent is at your election and risk.

The Bankruptcy Code may require the U.S. Debtors to disseminate additional solicitation materials if the Company makes material changes to the terms of the U.S. Plan or the WHOA Plan or if the Company waives a material condition to Confirmation of the U.S. Plan or the sanctioning of the WHOA Plan. Likewise, the Dutch Court may require the Netherlands Debtor to disseminate additional solicitation materials if the Company makes material changes to the terms of the U.S. Plan or the WHOA Plan or if the Company waives a material condition to Confirmation of the U.S. Plan or sanctioning of the WHOA Plan. In either of these events, the solicitation will be extended to the extent directed by the Bankruptcy Court and/or Dutch Court.

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To the extent there are multiple Claims within Voting Classes held by a particular Holder, the U.S. Debtors and the Netherlands Debtor may, in their discretion, and to the extent possible, aggregate the Claims of any particular Holder within a Voting Class for the purpose of counting votes.

In the event a designation of lack of good-faith is requested by a party in interest under section 1126(e) of the Bankruptcy Code, the Bankruptcy Court will determine whether any vote to accept and/or reject the U.S. Plan and the WHOA Plan cast with respect to that Claim will be counted for purposes of determining whether the U.S. Plan and the WHOA Plan has been accepted and/or rejected.

The following Ballots will not be counted in determining the acceptance or rejection of the U.S. Plan and the WHOA Plan:

a)	any ballot that is illegible or contains insufficient information to permit the identification of the Holder of the Claim;

b)

any ballot not actually received by the Solicitation Agent before the Voting Deadline, unless the U.S. Debtors or the Dutch Scheme Parties determine otherwise or as permitted by the Bankruptcy Court and/or Dutch Court;

c)	any unsigned ballot;

d)	any ballot that does not contain an original signature;

e)	any ballot that partially rejects and partially accepts the U.S. Plan and/or the WHOA Plan;

f)	any ballot not marked to either accept or reject the U.S. Plan and/or the WHOA Plan, or marked to both accept and reject the U.S. Plan and/or the WHOA Plan; and

g)	any ballot superseded by a later, timely submitted valid ballot.

As soon as practicable after the Voting Deadline, the Solicitation Agent will file (or cause to be filed) the Voting Report with the Bankruptcy Court and Dutch Court, and in any event with the Dutch Court within seven (7) days following the Voting Deadline in accordance with section 382(1) of the Dutch Restructuring Law. The Voting Report shall, among other things, delineate every Ballot that does not conform to the voting instructions or that contains any form of irregularity (each an “Irregular Ballot”), including those Ballots that are late or (in whole or in material part) illegible, unidentifiable, lacking signatures or lacking necessary information, or damaged. The Solicitation Agent will attempt to reconcile the amount of any Claim reported on a Ballot with the Company’s records or the records of the applicable securities depository, but in the event such amount cannot be timely reconciled without undue effort on the part of the Solicitation Agent, the amount shown in the Company’s records or the records of the applicable securities depository shall govern. The Voting Report also shall indicate the Company’s intentions with regard to such Irregular Ballots. Neither the Company nor any other Person or Entity will be under any duty to provide notification of defects or irregularities with respect to delivered Ballots other than as provided in the Voting Report, nor will any of them incur any liability for failure to provide such notification.

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VII. RISK FACTORS

BEFORE TAKING ANY ACTION WITH RESPECT TO THE U.S. PLAN AND THE WHOA PLAN, HOLDERS OF CLAIMS WHO ARE ENTITLED TO VOTE TO ACCEPT OR REJECT THE U.S. PLAN AND THE WHOA PLAN SHOULD READ AND CONSIDER CAREFULLY THE RISK FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS COMPREHENSIVE DISCLOSURE STATEMENT, THE U.S. PLAN, THE WHOA PLAN AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH, REFERRED TO, OR INCORPORATED BY REFERENCE INTO THIS COMPREHENSIVE DISCLOSURE STATEMENT, INCLUDING OTHER DOCUMENTS FILED WITH THE BANKRUPTCY COURT IN THE CHAPTER 11 CASES AND DOCUMENTS FILED WITH THE DUTCH COURT IN THE DUTCH SCHEME PROCEEDINGS. THE RISK FACTORS SHOULD NOT BE REGARDED AS CONSTITUTING THE ONLY RISKS PRESENT IN CONNECTION WITH THE COMPANY’S BUSINESSES OR THE RESTRUCTURING AND CONSUMMATION OF THE U.S. PLAN AND THE WHOA PLAN. EACH OF THE RISK FACTORS DISCUSSED IN THIS COMPREHENSIVE DISCLOSURE STATEMENT MAY APPLY EQUALLY TO THE DEBTORS, THE REORGANIZED DEBTORS, THE DUTCH SCHEME PARTIES AND THE REORGANIZED DUTCH SCHEME PARTIES, AS APPLICABLE, AND AS CONTEXT REQUIRES.

A.	Risks Related To The Restructuring

1.	The Company Will Consider All Available Restructuring Alternatives If the Restructuring Transactions Are Not Implemented, and Such Alternatives May Result in Lower Recoveries for Holders of Claims.

Subject to the terms of the RSA, if the Restructuring Transactions are not consummated, the Company may consider all available restructuring alternatives, including filing an alternative chapter 11 plan, converting to a chapter 7 plan, commencing section 363 sales of the Company’s assets and any other transaction that would maximize the value of the estates. The terms of any alternative restructuring proposal may be less favorable to Holders of Claims under the Bankruptcy Code or Dutch Restructuring Law than the terms of the U.S. Plan and the WHOA Plan as described in this Comprehensive Disclosure Statement. Any material delay in the Confirmation of the U.S. Plan and sanctioning of the WHOA Plan, the prosecution of the Chapter 11 Cases and the Dutch Scheme Proceedings, or the threat of rejection of the U.S. Plan and the WHOA Plan by the Bankruptcy Court or Dutch Court, would add substantial expense and uncertainty to the process.

The uncertainty surrounding a prolonged restructuring would have other adverse effects on the Company. For example, it would adversely affect (a) the Company’s ability to raise additional capital, (b) the Company’s liquidity, (c) how the Company’s business is viewed by investors, lenders and credit ratings agencies, (d) the Company’s enterprise value, and (e) the Company’s business relationships.

2.	Even If the Restructuring Transactions Are Successful, the Company Will Continue to Face Risks

The Restructuring Transactions are generally designed to reduce the Company’s overall debt burden, materially improve liquidity and provide the Company greater flexibility. Even if the Restructuring Transactions are implemented, however, the Company will continue to face a number of risks, including certain risks that are beyond its control, such as changes in economic conditions, the potential resurgence of COVID-19 and its direct and indirect effects on the global economy, changes in the industry and changes in commodity prices. As a result of these risks, there is no guarantee that the Restructuring Transactions will achieve the Company’s stated goals.

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3.	Risks Related to the Exit Facility and the New Common Stock

The following are some of the risks that apply to Holders of Claims or other parties who become Holders of loans under the Exit Facility or the New Common Stock pursuant to the U.S. Plan and the WHOA Plan. There are additional risk factors related to the Exit Facility and New Common Stock that Holders of Claims should consider before deciding to vote to accept or reject the U.S. Plan and the WHOA Plan.

a.	The Consideration Under the U.S. Plan and the WHOA Plan Do Not Reflect any Independent Valuation of Claims against or Interests in the Company

The Company has not obtained or requested an opinion from any bank or other firm as to the fairness of the consideration under the U.S. Plan and the WHOA Plan.

b.	The Terms of the Exit Facility Documents and the New Common Stock Are Subject to Change Based on Negotiation and the Approval of the Bankruptcy Court and Dutch Court

The terms of the Exit Facility Documents and the New Common Stock are subject to change based on negotiations between the Company and the Required Consenting Creditors. Holders of Claims that are not the Required Consenting Creditors will not participate in these negotiations and the results of such negotiations may alter the terms of the Exit Facility Documents or the New Common Stock in a material manner. As a result, the final terms of the Exit Facility Documents or the New Common Stock may be less favorable to Holders of certain Claims (provided that such final terms would be consistent with the U.S. Plan and the WHOA Plan and the requirements of the Bankruptcy Code and the Dutch Restructuring Law).

c.	Certain Significant Holders of New Interests May Have Substantial Influence over the Reorganized Debtors Following the Effective Date

Assuming that the Effective Date occurs, holders of Allowed Claims who receive distributions representing a substantial percentage of the outstanding shares of the New Common Stock may be in a position to influence matters requiring approval by the holders of shares of new common shares, including, among other things, the election of directors and the approval of a change of control of the Reorganized Debtors.

d.	Holders of the New Common Stock May Experience Dilution of Their Ownership Interests

Holders of the New Common Stock will be subject to dilution of their ownership interests in connection with any equity that may be issued post-emergence, including through the Backstop Premium, Upfront Premium, Additional Premium, Participation Premium, the New Management Incentive Plan and the conversion of any options, warrants, convertible securities, exercisable securities, or other securities post-emergence.

e.

The Exit Credit Facility Will Be Secured Only to the Extent of the Value of the Assets Granted as Security for the Exit Credit Facility. The Fair Market Value of the Reorganized Debtors Upon Any Foreclosure May Not Be Sufficient to Repay the Holders of such in Full

The Exit Facility Loans will be secured by a first-priority lien on substantially all of the assets of the borrower and the guarantors, subject to customary exceptions (the “Exit Facility Collateral”). The fair market value of the Exit Facility Collateral may not be sufficient to repay the Exit Facility Loans and all of the Holders of other debt holding a security interest in the Exit Facility Collateral, if any, upon any foreclosure. The fair market value of the Exit Facility Collateral is subject to fluctuations based on factors that include, among other things, a decline in revenue in the Company’s businesses. The amount to be received by creditors upon a sale of any Exit Facility Collateral would be dependent on numerous factors, including the value obtainable by selling the Exit Facility Collateral at the time, general market and economic conditions, and the timing and the manner of sale.

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In the event that a subsequent bankruptcy or similar proceeding is commenced by or against the Reorganized Debtors, Holders of the Exit Credit Facility may be deemed to have an unsecured claim if the Exit Loans exceed the value of the Exit Facility Collateral. Upon a finding by a bankruptcy court that the lenders under the Exit Credit Facility are undersecured, the claims in the bankruptcy proceeding with respect to such debt instruments, absent an election by the holders of the obligations under the Exit Credit Facility pursuant to section 1111(b) of the Bankruptcy Code, would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the Exit Facility Collateral. Additionally, some or all accrued but unpaid interest may be disallowed in any bankruptcy proceeding.

The security interests granted in favor of the administrative agent and the collateral agent under the Exit Facility Documents (the “Exit Facility Agent”) are subject to practical problems generally associated with the realization of security interests in collateral. For example, the Exit Facility Agent may need to obtain the consent of a third-party to obtain or enforce a security interest in a contract, and the Company cannot assure holders of the Exit Facility Loans that the Exit Facility Agent will be able to obtain any such consent. The consents of any third parties may not be given when required to facilitate a foreclosure on any particular assets. Accordingly, the Exit Facility Agent may not have the ability to foreclose upon such assets, and the value of the Exit Facility Collateral may significantly decrease.

The Reorganized Debtors’ ability to make scheduled payments on their debt obligations depends on their financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may not be able to maintain a level of cash flow sufficient to permit them to pay the principal, premium, if any, and interest on their debt, including the Exit Facility Loans.

If cash flows and capital resources are insufficient to fund the Reorganized Debtors’ debt obligations, they could face substantial liquidity problems and might be forced to reduce or delay investments and capital expenditures, or to dispose of assets or operations, seek additional capital or restructure or refinance debt, including the Exit Credit Facility. These alternative measures may not be successful, may not be completed on economically attractive terms, or may not be adequate to satisfy their debt obligations when due.

Further, if the Reorganized Debtors suffer or appear to suffer from a lack of available liquidity, the evaluation of their creditworthiness by counterparties and rating agencies and the willingness of third parties to do business with them could be adversely affected.

4.	A Decline in the Reorganized Debtors’ Credit Ratings Could Negatively Affect the Company’s Ability to Access the Capital Markets in the Future

The Company’s or the Reorganized Debtors’ credit ratings could be lowered, suspended, or withdrawn entirely, at any time, by the rating agencies, if, in each rating agency’s judgment, circumstances warrant, including as a result of exposure to the credit risk and the business and financial condition of the Company or the Reorganized Debtors, as applicable. Downgrades in the Reorganized Debtors’ long-term debt ratings may make it more difficult to refinance their debt and increase the cost of any debt that they may incur in the future.

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5.	Risks Related to Confirmation and Consummation of the U.S. Plan and Sanctioning and Consummation of the WHOA Plan.

a.	The Restructuring Support Agreement May Be Terminated

To the extent that events giving rise to termination of the RSA occur, the RSA may terminate prior to the Confirmation or Consummation of the U.S. Plan and the sanctioning of the WHOA Plan, which could result in the loss of support for the U.S. Plan and the WHOA Plan by important creditor constituencies and could result in the loss of use of cash collateral by the Company under certain circumstances. Any such loss of support could adversely affect the Company’s ability to confirm and consummate the U.S. Plan and the WHOA Plan.

b.	The Conditions Precedent for the DIP Facility to Convert to an Exit Facility Commitments May Not Occur

The conditions precedent for the DIP Facility to convert to an Exit Facility may not occur and, to the extent that events giving rise to termination of the Exit Facility commitments occur, the Exit Facility commitments may terminate prior to Confirmation or Consummation of the U.S. Plan and the WHOA Plan, which could adversely affect the Company’s ability to obtain Confirmation of the U.S. Plan and Sanctioning of the WHOA Plan.

c.	Conditions Precedent to the Effective Date of the U.S. Plan and the WHOA Plan May Not Occur

As more fully set forth in Article IX of the U.S. Plan and Article V.A of the WHOA Plan, the occurrence of the Effective Date are each subject to a number of conditions precedent. If each condition precedent to the Effective Date under each of the U.S. Plan and the WHOA Plan is not met or waived, the Effective Date will not take place. In the event that the U.S. Plan is not confirmed or is not consummated, the Company may seek Confirmation of a new plan or plans. In the event that the WHOA Plan is not sanctioned, the Company may develop a new plan or plans for sanctioning. Pursuit of new plans would be subject to limitations in the DIP Orders and may require consents or concessions from some or all of the Consenting Creditors. The Company can provide no assurances that such consents or concessions would be obtained. If the Company does not secure sufficient working capital to continue its operations or if the new plans are not confirmed or sanctioned, as applicable, however, the Company may be forced to liquidate its assets.

d.	The U.S. Debtors and Netherlands Debtor May Not Be Able to Satisfy Vote Requirements

Pursuant to section 1126(c) of the Bankruptcy Code, section 1129(a)(7)(A)(i) of the Bankruptcy Code will be satisfied with respect to U.S. Plan Class 5 Claims, U.S. Plan Class 6 Claims and U.S. Plan 7 Claims if Holders of at least two-thirds in amount and more than one-half in number of the Allowed Claims in each such Classes that vote on the U.S. Plan cast votes to accept the U.S. Plan. There is no guarantee that the U.S. Debtors will receive the necessary acceptances from Holders of Claims in the Voting Classes.

Pursuant to Article 381(7) the Dutch Restructuring Law, voting requirements will be satisfied with respect to a WHOA Plan Class 1 Claims, WHOA Plan Class 2 Claims, WHOA Plan Class 3 Claims and WHOA Plan Class 4 Claims if Holders of at least two-thirds in amount of the Allowed Claims in such Classes that vote on the WHOA Plan cast votes to accept the WHOA Plan. At least one Class that would receive any value in a bankruptcy liquidation scenario needs to vote in favor of the WHOA Plan if such plan is to be confirmed by the Dutch Court (Article 383(1) Dutch Restructuring Law). There is no guarantee that the Netherlands Debtor will receive the necessary acceptances from Holders of Claims in the aforementioned classes.

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e.	The U.S. Debtors or Netherlands Debtor May Not Be Able to Secure Confirmation or Sanctioning, as Applicable

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the bankruptcy court that: (a) the plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting Classes; (b) the plan is not likely to be followed by a liquidation or a need for further financial reorganization unless liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting Holders of Claims within a particular Class under the plan will not be less than the value of distributions such Holders would receive if the debtor were liquidated under chapter 7 of the Bankruptcy Code.

Article 384 of the Dutch Restructuring Law sets out the grounds on which the Dutch Court can reject sanctioning of the WHOA Plan. There are two types of requirements: (a) statutory requirements that the Dutch Court will test on its own accord and (b) requirements that are tested if a creditor from a dissenting Class states that it wishes the WHOA Plan to be rejected and provides grounds to do so.

The statutory requirements the Dutch Court considers pursuant to section 384(2) of the Dutch Restructuring Law are:

a)	the Netherlands Debtor and each of the Dutch Scheme Parties must meet the requirements to open the Dutch Scheme Proceedings;

b)	the terms for informing Holders of Claims of the WHOA Plan and the ability to vote on it must have been followed;

c)	the procedural requirements for the voting process must have been followed;

d)	the Claims of Holders of Claims as reflected in the WHOA Plan must be in the correct amount;

e)	the fulfillment of the WHOA Plan (feasibility) must be sufficiently guaranteed;

f)	the WHOA Plan must not provide for unnecessary new financing and/or transactions (unless this does not harm the interests of Holders of Claims);

g)

the WHOA Plan must not be developed by fraud (bedrog), by favoring one or more Holders of Claims (begunstiging) or entitling certain Holders of Claims to vote or by other unfair means (andere oneerlijke middelen);

h)	whether the fees of the Dutch Court were paid or security was obtained; and

i)	there exist no other grounds for refusing the sanctioning of the WHOA Plan.

Dissenting Holders of Claims from a dissenting Class (a Class that has voted to reject the WHOA Plan) can invoke the following grounds for asking the Dutch Court to not sanction the WHOA Plan pursuant to section 384(4) of the Dutch Restructuring Law: (i) trade creditors do not receive a distribution of at least 20% of their Claim(s); (ii) value is awarded to a lower priority Class whilst a higher priority Class did not vote in favor of the WHOA Plan; (iii) the rights of a Holder of an Allowed Secured Claim are amended and offered stock or other interests whilst not being awarded the opportunity to choose for another form of distribution; or (iv) the rights of a Holder of any other type of Claim are amended whilst not being awarded the opportunity to choose for payment in cash to an amount equal to the distribution they would receive in case of a bankruptcy liquidation of the relevant Dutch Scheme Parties.

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Finally, pursuant to section 384(3) of the Dutch Restructuring Law, dissenting Holders of Claims, regardless of whether they are included in a dissenting Class, may petition the Dutch Court to deny sanctioning of the WHOA Plan if they do not receive a distribution under the WHOA Plan that is at least equal in value to the distribution which they would have received in case of a bankruptcy liquidation

There can be no assurance that the requisite acceptances to confirm the U.S. Plan and sanction the WHOA Plan will be received. Even if the requisite acceptances are received, there can be no assurance that the Bankruptcy Court or the Dutch Court will confirm or sanction the U.S. Plan and the WHOA Plan, respectively. A dissenting Holder of an Allowed Claim might challenge either the adequacy of this Comprehensive Disclosure Statement or whether the voting results satisfy the requirements of the Bankruptcy Code, Bankruptcy Rules or the Dutch Restructuring Law. Even if the Bankruptcy Court determines that this Comprehensive Disclosure Statement and the voting results are appropriate, the Bankruptcy Court can decline to confirm the U.S. Plan if it finds that any of the statutory requirements for Confirmation have not been met, including the requirements described above. Similarly, even if the Dutch Court determines the voting results are appropriate, the Dutch Court can decline to sanction the WHOA Plan if it finds that any of the statutory requirements for sanctioning have not been met.

If the U.S. Plan and the WHOA Plan are not confirmed or sanctioned, as applicable, it is unclear what distributions, if any, Holders of Allowed Claims and Interests will receive with respect to their Allowed Claims and Interests, as applicable.

Subject to the limitations contained in the U.S. Plan and the consent rights of the Consenting Creditors on the terms set forth in the RSA, the Company reserves the right to modify the U.S. Plan and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified U.S. Plan. Any modifications could result in a less favorable treatment of any Class than the treatment currently provided in the U.S. Plan, such as a distribution of property to the Class affected by the modification of a lesser value than currently provided in the U.S. Plan.

f.	The WHOA Plan May Need to be Resolicited

The Dutch Restructuring Law in principle may not permit modifications to the WHOA Plan once submitted to the Holders of Claims for a vote. Accordingly, any modifications to the WHOA Plan may require the Netherlands Debtor to resolicit the WHOA Plan in accordance with Dutch Restructuring Law.

g.	Parties in Interest May Object to the U.S. Plan’s and the WHOA Plan’s Classification of Claims and Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. The U.S. Debtors believe that the classification of the Claims and Interests under the U.S. Plan complies with the requirements set forth in the Bankruptcy Code because the U.S. Debtors created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class. Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

Under section 374 of the Dutch Restructuring Law, a plan must place a claim or an equity interest in a different class if the rights those creditors would have in case of a liquidation of the assets of the Dutch Scheme Parties are so different that their position is not comparable. In any case, creditors who have a different rank (priority) in accordance with Title 10 of Book 3 of the Dutch Civil Code or another law or a regulation based thereon or an agreement with respect to the recovery of the debtor’s assets, should be assigned to different classes.

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Secured creditors will only be classified in one or more classes to the extent of the value of such security, unless this does not change the distribution of the value under the WHOA Plan. For the remaining part of an under-secured claim, such creditors are classified in a class of unsecured creditors. The determination of the secured portion of a secured creditor’s claim is based on the value that would have been expected to be obtained in a bankruptcy liquidation scenario.

h.	Parties in Interest May Object to the Releases Contained in the U.S. Plan and the WHOA Plan

Confirmation is also subject to the Bankruptcy Court’s approval of the settlement, release, injunction, and related provisions described in Article VIII of the U.S. Plan. Certain parties in interest may assert that the U.S. Debtors cannot demonstrate that they meet the standards for approval of releases, exculpations, and injunctions established by the United States Court of Appeals for the Fifth Circuit.

The settlement, release, injunction and related provisions described in Article IV of the WHOA Plan are commonly approved in connection with Dutch schemes; however, certain parties in interest may object to these provisions or the Dutch Court may not approve such provisions.

i.	The U.S. Debtors and Netherlands Debtor May Not Be Able to Pursue Nonconsensual Confirmation Over Certain Impaired Non-Accepting Classes

Generally, a bankruptcy court or Dutch court, as applicable, may confirm a plan under the Bankruptcy Code’s or sanction a plan under the Dutch Restructuring Law’s “cramdown” provisions over the objection of an impaired non-accepting class of claims or interests if at least one impaired class of claims has accepted the plan (with acceptance being determined without including the vote of any “insider” in that accepting class under the Bankruptcy Code), and, as to each impaired class that has not accepted the plan, the relevant court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the rejecting impaired classes.

As to at least one of the Voting Classes, the U.S. Debtors and Netherlands Debtor, as applicable, believe they have secured or will secure support from the Holders of Claims in excess of the requisite two-thirds in amount—the amounts required for an accepting Class of Claims pursuant to section 1126(c) of the Bankruptcy Code and Article 381(7) of the Dutch Restructuring Law. However, there is no guarantee that the Consenting Creditors will vote their Claims in favor of the U.S. Plan and the WHOA Plan and no guarantee that Holders in excess of the requisite one-half in number will vote in favor of the U.S. Plan. There can be no assurances that the U.S. Debtors will confirm a chapter 11 plan or that the Netherlands Debtor will obtain sanctioning of a scheme and, thus, both emerge as a reorganized company. In that event, and it is unclear what distributions, if any, Holders of Allowed Claims and Interests will receive with respect to their Allowed Claims and Interests. In addition, the pursuit of any other alternative restructuring proposal may result in, among other things, increased expenses relating to Professional Fee Claims.

Finally, to the extent that a Voting Class votes to reject the U.S. Plan and the WHOA Plan, the U.S. Debtors and Netherlands Debtor will not be able to seek to “cramdown” such Voting Class under section 1129(b) of the Bankruptcy Code or Article 384(4) (b) Dutch Restructuring Law, as applicable, if there is no other impaired Class of Claims entitled to vote under the either plan that has accepted the plan.

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j.	The Company May Object to the Amount or Classification of a Claim or Interest

Except as otherwise provided in the U.S. Plan and the WHOA Plan, the Company reserves the right to object to the amount or classification of any Claim or Interest under the U.S. Plan and the WHOA Plan. The estimates set forth in this Comprehensive Disclosure Statement cannot be relied upon by any Holder of a Claim or Interest where such Claim or Interest is subject to an objection or dispute. Any Holder of a Claim or Interest that is subject to an objection or dispute may not receive its expected share of the estimated distributions described in this Comprehensive Disclosure Statement.

k.	The Effective Date May Not Occur

Although the Company believes that the Effective Date may occur quickly after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur.

B.	Risks Related To Recoveries Under The U.S. Plan And The WHOA Plan

1.	The Company’s Historical Financial Information May Not Be Comparable to the Financial Information of the Reorganized Debtors

As a result of Consummation and the transactions contemplated thereby, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Company’s historical financial statements.

2.	The Company May Not Be Able to Achieve its Projected Financial Results or Meet Their Post-Restructuring Debt Obligations

The Financial Projections represent management’s best estimate of the future financial performance of the Company or the Reorganized Debtors, as applicable, based on currently known facts and assumptions about future operations of the Company or the Reorganized Debtors, as applicable, as well as the U.S. and world economy in general and the relevant industry in which the Company operates. There is no guarantee that the Financial Projections will be realized, and actual financial results may differ significantly from the Financial Projections. To the extent the Reorganized Debtors do not meet their projected financial results or achieve projected revenues and cash flows, the Reorganized Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date, may be unable to service their debt obligations as they come due, or may not be able to meet their operational needs, all of which may negatively affect the value of the Exit Facility Loans, and the New Common Stock. Further, a failure of the Reorganized Debtors to meet their projected financial results could lead to cash flow and working capital constraints, which may require the Company to seek additional working capital. The Reorganized Debtors may be unable to obtain such working capital when required, or may only be able to obtain such capital on unreasonable or cost prohibitive terms. For example, the Reorganized Debtors may be required to take on additional debt, the interest costs of which could adversely affect the results of the operations and financial condition of the Reorganized Debtors, and also have a negative effect on the value of the Exit Facility Loans, and the New Common Stock.

3.	Estimated Valuations of the Company, the New Common Stock, and Estimated Recoveries to Holders of Allowed Claims and Interests Are Not Intended to Represent Potential Market Values

The Company’s estimated recoveries to Holders of Allowed Claims and Allowed Interests are not intended to represent the market value of the Company’s Securities. The estimated recoveries are based on numerous assumptions (the realization of many of which will be beyond the control of the Company), including: (a) the successful reorganization of the Company; (b) an assumed date for the occurrence of the Effective Date; (c) the Company’s ability to achieve the operating and financial results included in the Financial Projections; (d) the Company’s ability to maintain adequate liquidity to fund operations; and (e) the assumption that capital and equity markets remain consistent with current conditions.

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4.	Certain Tax Implications of the U.S. Debtors’ Bankruptcy and Reorganization May Increase the Tax Liability of the Reorganized Debtors

Holders of Allowed Claims should carefully review Section IX of this Comprehensive Disclosure Statement, entitled “Certain U.S. Federal Tax Consequences of the U.S. Plan,” to determine how the tax implications of the U.S. Plan and the Chapter 11 Cases may adversely affect the U.S. Debtors.

C.	Risks Related To The Offer And Issuance Of Securities Under The U.S. Plan

1.	There Is No Established Market for the New Common

The New Common Stock will be new issuances of securities, and there is no established trading market for those securities. The Company will use its commercially reasonable efforts to cause the New Common Stock to be listed for trading on the New York Stock Exchange (the “NYSE”) as soon as practicable following the Effective Date. However, the Company cannot predict whether the NYSE will approve the New Common Stock for listing or when any such listing will occur. There can be no assurance that the New Common Stock will be listed on the NYSE or any other national exchange or interdealer quotation system or that Reorganized DNI will continue to meet the requirements for listing once a listing has been approved. Accordingly, you may not be able to sell your New Common Stock at a particular time or at favorable prices. As a result, the U.S. Debtors cannot assure you as to the liquidity of any trading market for the New Common Stock. Accordingly, you may be required to bear the financial risk of your ownership of the New Common Stock indefinitely. If a trading market were to develop, future trading prices of the New Common Stock may be volatile and will depend on many factors, including: (a) the Debtors’ operating performance and financial condition; (b) the interest of securities dealers in making a market for them; and (c) the market for similar securities.

D.	Risk Factors Related To The Business Operations Of The Company And Reorganized Debtors

1.	The Company May Not Be Able to Generate Sufficient Cash to Service All of Their Indebtedness

The Company’s ability to make scheduled payments on or refinance its debt obligations depends on the Company’s financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Company’s control. The Company may be unable to maintain a level of cash flow from operating activities sufficient to permit the Company to pay the principal, premium, if any, and interest on its indebtedness, including potential borrowings under the Exit Facility upon emergence.

2.

The U.S. Debtors and Netherlands Debtor Will File Voluntary Petitions for Relief Under Chapter 11 of the Bankruptcy Code and WHOA, respectively, and Will Be Subject to the Risks and Uncertainties Associated With Any Court-Supervised Restructuring

For the duration of the Chapter 11 Cases and the Dutch Scheme Proceedings, the U.S. Debtors’ and Netherlands Debtor’s operations and the U.S. Debtors’ and Netherlands Debtor’s ability to execute their business strategy will be subject to the risks and uncertainties associated with a court-supervised restructuring. These risks include, among other things:

•	the U.S. Debtors’ and Netherlands Debtor’s ability to obtain approval of the Bankruptcy Court or Dutch Court, respectively, with respect to pleadings and motion papers filed;

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•

the U.S. Debtors’ ability to obtain creditor and Bankruptcy Court approval for, and then to Consummate, the U.S. Plan and the Netherlands Debtor to obtain sanctioning of the WHOA Plan and the Company to emerge from bankruptcy;

•	the occurrence of any event, change, or other circumstance that could give rise to the termination of the RSA;

•	the Company’s ability to obtain and maintain normal trade terms with service providers and maintain contracts that are critical to its operations;

•	the Company’s ability to attract, motivate, and retain key employees; and

•	the Company’s ability to fund and execute its business plan.

The U.S. Debtors will also be subject to risks and uncertainties with respect to the actions and decisions of creditors and other third parties who have interests in the Chapter 11 Cases that may be inconsistent with the U.S. Plan and WHOA Plan.

These risks and uncertainties could affect the Company’s businesses and operations in various ways. For example, negative events or publicity associated with the Chapter 11 Cases or Dutch Scheme Proceedings could adversely affect the Company’s relationships with its suppliers and employees, which, in turn, could adversely affect the Company’s operations and financial condition. Also, pursuant to the Bankruptcy Code, the U.S. Debtors need Bankruptcy Court approval for transactions outside the ordinary course of business, which may limit their ability to timely respond to certain events or take advantage of certain opportunities. Because of the risks and uncertainties associated with the court-supervised restructurings, the Company cannot predict or quantify the ultimate effect that events occurring during the Chapter 11 Cases or the Dutch Scheme Proceedings will have on its businesses, financial condition, and results of operations.

As a result of the Chapter 11 Cases, the realization of assets and the satisfaction of liabilities are subject to uncertainty. While operating as debtors in possession, and subject to approval of the Bankruptcy Court, or otherwise as permitted in the normal course of business or Bankruptcy Court order, the U.S. Debtors may sell or otherwise dispose of assets and liquidate or settle liabilities. Further, the U.S. Plan and the WHOA Plan could materially change the amounts and classifications of assets and liabilities reported in the historical consolidated financial statements. The historical consolidated financial statements do not include any adjustments to the reported amounts of assets or liabilities that might be necessary as a result of Confirmation.

3.	Operating in Bankruptcy for a Long Period of Time May Harm the Company’s Businesses

The Company’s future results will be dependent upon the successful Confirmation (or sanctioning, as applicable) and implementation of the U.S. Plan and the WHOA Plan or alternative restructuring transaction. A long period in chapter 11 could have a material adverse effect on the Company’s businesses, financial condition, results of operations, and liquidity. For example, senior management will be required to spend a significant amount of resources on the Company’s reorganization efforts instead of exclusively on operations if the cases continue for a prolonged period. In addition, the longer the chapter 11 cases, the more likely it is that suppliers will lose confidence in the Company’s ability to reorganize successfully and will seek to establish alternative commercial relationships. Moreover, a longer case means that the Company will be required to incur additional professional and administrative fees and expenses, which could require additional debtor-in-possession financing to fund those costs as well as operations. If the Company is unable to obtain such financing on favorable terms or at all, the chances of successfully reorganizing may be seriously jeopardized, the likelihood that the Company will need to liquidate may be enhanced. This could impair creditor recoveries significantly. Ultimately, the Company cannot predict the outcome of its restructuring process but believes that its proposed path forward is the most efficient way to reorganize its business.

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4.	The Company May Not Be Able to Achieve its Projected Financial Results

The Financial Projections set forth in this Comprehensive Disclosure Statement represent the best estimate of the future financial performances of the Company based on currently known facts and assumptions about future operations as well as the United States and world economies in general. The actual financial results may differ significantly from the projections. If the Company does not achieve its projected financial results, then the value of the Company’s debt or equity issued pursuant to the U.S. Plan and the WHOA Plan may experience a decline, and the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date. There are numerous factors and assumptions inherent in determining the Debtors financial results, many of which are beyond the Company’s control, including the following:

•	future capital expenditures (or funding thereof) and working capital;

•	global supply chain challenges, including to the extent affected by the COVID-19 pandemic and the recovery therefrom;

•	volatility and declines in raw materials, including to the extent affected by the COVID- 19 pandemic and the recovery therefrom;

•	geopolitical events affecting raw materials;

•	the Company’s inability to retain and attract key personnel and the ongoing impact of COVID-19 on the health of key personnel;

•	risks related to the roll out of any new services and products;

•	risks related to the geographic concentration of the Company’s assets;

•	the extent to which the Company is able to continue to reduce general and administrative expenses;

•	risks related to cybersecurity incidents or vulnerabilities that could disrupt the Company’s internal operations or services;

•	competition;

•	outcome, effects or timing of current or future legal proceedings;

•	the Company’s ability to make acquisitions and to integrate acquisitions;

•	effectiveness and extent of the Company’s risk management activities;

•	integration of existing and new technologies into operations;

•	the effects of government regulation and permitting and other legal requirements; and

•	the impact of legislative, tax and regulatory initiatives.

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5.	Potential for the Loss of Key Members of the Executive Management Team and Employee and Labor Risks

If the Company were to lose key members of its senior management team on account of the court-supervised restructurings or otherwise, the Company’s business, financial condition, liquidity, and results of operations could be adversely affected. Further, the success of the Company’s business depends, in part, on its ability to attract and retain experienced professional personnel. The loss of any key executives or other key personnel could have a material adverse effect on its operations. The Company or Reorganized Debtors may need to enter into retention or other arrangements that could be costly to maintain. If executives, managers or other key personnel resign, retire or are terminated, or their service is otherwise interrupted, the Company may not be able to replace them in a timely manner and the Company could experience significant declines in productivity.

E.	Miscellaneous Risk Factors And Disclaimers

1.	The Financial Information Is Based on the Company’s Books and Records and, Unless Otherwise Stated, No Audit Was Performed

In preparing this Comprehensive Disclosure Statement, the Company relied on financial data derived from its books and records that was available at the time of such preparation. Although the Company has used its reasonable business judgment to assure the accuracy of the financial information provided in this Comprehensive Disclosure Statement, and while the Company believes that such financial information fairly reflects its financial condition, the Company is unable to warrant or represent that the financial information contained in this Comprehensive Disclosure Statement (or any information in any of the exhibits to the Comprehensive Disclosure Statement) is without inaccuracies.

2.	No Legal or Tax Advice Is Provided by This Disclosure Statement

This Comprehensive Disclosure Statement is not legal advice to any person or Entity. The contents of this Comprehensive Disclosure Statement should not be construed as legal, business, or tax advice. Each reader should consult its own legal counsel and accountant with regard to any legal, tax, and other matters concerning its Claim. This Comprehensive Disclosure Statement may not be relied upon for any purpose other than to determine how to vote to accept or reject the U.S. Plan and the WHOA Plan or whether to object to Confirmation or sanctioning.

3.	No Admissions Made

The information and statements contained in this Comprehensive Disclosure Statement will neither (a) constitute an admission of any fact or liability by any Entity (including the Company) nor (b) be deemed evidence of the tax or other legal effects of the U.S. Plan and the WHOA Plan on the Company, the Reorganized Debtors, Holders of Allowed Claims or Interests, or any other parties in interest.

4.	Failure to Identify Litigation Claims or Projected Objections

No reliance should be placed on the fact that a particular litigation claim or projected objection to a particular Claim is, or is not, identified in this Comprehensive Disclosure Statement. The Company may seek to investigate, file, and prosecute Claims and may object to Claims after Confirmation (or sanctioning, as applicable) and Consummation of the U.S. Plan and the WHOA Plan, irrespective of whether this Comprehensive Disclosure Statement identifies such Claims or objections to Claims.

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5.	Information Was Provided by the Company and Was Relied Upon by its Advisors

Counsel to and other advisors retained by the Company have relied upon information provided by the Company in connection with the preparation of this Comprehensive Disclosure Statement. Although counsel to and other advisors retained by the Company have performed certain limited due diligence in connection with the preparation of this Comprehensive Disclosure Statement and the exhibits to the Comprehensive Disclosure Statement, they have not independently verified the information contained in this Comprehensive Disclosure Statement or the information in the exhibits to the Comprehensive Disclosure Statement.

6.	No Representations Outside This Comprehensive Disclosure Statement Are Authorized

No representations concerning or relating to the Company, the Chapter 11 Cases, the Dutch Scheme Proceedings or the U.S. Plan and the WHOA Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Comprehensive Disclosure Statement. Any representations or inducements made to secure voting Holders’ acceptance or rejection of the U.S. Plan and the WHOA Plan that are other than as contained in, or included with, this Comprehensive Disclosure Statement, should not be relied upon by voting Holders in arriving at their decision. Voting Holders should promptly report unauthorized representations or inducements to counsel to the Company and the Office of the United States Trustee for the Southern District of Texas.

VIII. IMPORTANT SECURITIES LAWS DISCLOSURES

No registration statement will be filed under the Securities Act, or pursuant to any state securities laws, with respect to the offer and distribution of securities under the U.S. Plan

A.	U.S. Plan and the WHOA Plan Consideration

In accordance with the U.S. Plan, the WHOA Plan, and the RSA, the Company and/or Reorganized Debtors, as applicable, will distribute (i) New Common Stock (other than the Additional New Common Stock) to Holders of U.S. Plan Class 5 Claims, U.S. Plan Class 6 Claims, WHOA Plan Class 1 Claims, WHOA Plan Class 2 Claims, WHOA Plan Class 3 Claims, and (ii) the Additional New Common Stock to the DIP Backstop Parties and DIP Lenders pursuant to and in accordance with the terms of the DIP Facility. The Company believes that the New Common Stock and the options or other equity awards to be issued pursuant to the New Management Incentive Plan will be “securities,” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and any applicable state Blue Sky Laws.

B.	Exemption From Registration Requirements; Issuance and Resale Of Securities; Definition Of “Underwriter” Under Section 1145(b) Of The Bankruptcy Code

1.	Exemption From Registration Requirements; Issuance and Resale of New Common Stock

Section 1145 of the Bankruptcy Code provides that the registration requirements of Section 5 of the Securities Act (and any applicable state Blue Sky Laws) shall not apply to the offer or sale of stock, options, warrants, or other securities by a debtor if: (a) the offer or sale occurs under a plan of reorganization; (b) the recipients of the securities hold a claim against, an interest in, or claim for administrative expense against, the debtor; and (c) the securities are issued in exchange for a claim against or interest in a debtor or are issued principally in such exchange and partly for cash and property. In reliance upon these exemptions, the offer, issuance and distribution of the New Common Stock (the “1145 Securities”) as contemplated by the U.S. Plan and the WHOA Plan will not be registered under the Securities Act or any applicable state Blue Sky Laws.

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The U.S. Debtors and Netherlands Debtor believe that the issuance of the 1145 Securities contemplated by the U.S. Plan and the WHOA Plan are covered by section 1145 of the Bankruptcy Code (WHOA Plan provisions regarding 1145 Securities being implanted via the Chapter 15 Proceeding for the Netherlands Debtor). Accordingly, the U.S. Debtors and Netherlands Debtor believe that such 1145 Securities may be resold without registration under the Securities Act or other federal securities laws, unless the Holder is an “underwriter” (as discussed in Section VIII.B.2 below) with respect to such securities, as that term is defined in section 1145(b) of the Bankruptcy Code, or an affiliate of the Reorganized Debtors (or has been such an “affiliate” within ninety days of such transfer). The U.S. Debtors and Netherlands Debtor will seek to obtain, as part of the U.S. Confirmation Order, a provision confirming such exemption. In addition, such 1145 Securities generally may be able to be resold without registration under applicable state Blue Sky Laws by a Holder that is not an underwriter or an affiliate of the Reorganized Debtors pursuant to various exemptions provided by the respective Blue Sky Laws of those states. However, the availability of such exemptions cannot be known unless individual state Blue Sky Laws are examined.

Recipients of the 1145 Securities contemplated by the U.S. Plan and the WHOA Plan are advised to consult with their own legal advisors as to the availability and applicability of section 1145 of the Bankruptcy Code to such 1145 Securities and any other potential exemption from registration under the Securities Act or applicable state Blue Sky Laws in any given instance and as to any applicable requirements or conditions to such availability.

Notwithstanding anything to the contrary in the U.S. Plan and the WHOA Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the U.S. Plan or the WHOA Plan, including, for the avoidance of doubt, whether the applicable 1145 Securities are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

The U.S. Debtors and Netherlands Debtor do not have any contract, arrangement, or understanding relating to, and will not, directly or indirectly, pay any commission or other remuneration to any broker, dealer, salesperson, agent, or any other person for soliciting votes to accept or reject the U.S. Plan or the WHOA Plan. The U.S. Debtors and Netherlands Debtor have received assurances that no person will provide any information to the Voting Classes relating to the solicitation of votes on the U.S. Plan or the WHOA Plan other than to refer such Holders to the information contained in this Comprehensive Disclosure Statement. In addition, no broker, dealer, salesperson, agent, or any other person, is engaged or authorized to express any statement, opinion, recommendation, or judgment with respect to the relative merits and risks of the U.S. Plan or the WHOA Plan. Thus, no person will receive any commission or other remuneration, directly or indirectly, for soliciting votes to accept or reject the U.S. Plan or the WHOA Plan or in connection with the offer of any 1145 Securities that may be the deemed to occur in connection with voting on the U.S. Plan or the WHOA Plan.

2.	Definition of “Underwriter” Under Section 1145(b) of the Bankruptcy Code; Implications for Resale of New Common Stock

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions of an entity that is not an issuer”: (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest; (b) offers to sell securities offered or sold under a plan for the holders of such securities; (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (d) is an issuer of the securities within the meaning of section 2(a)(11) of the Securities Act. In addition, a Person who receives a fee in exchange for purchasing an issuer’s securities could also be considered an underwriter within the meaning of section 2(a)(11) of the Securities Act.

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The definition of an “issuer,” for purposes of whether a Person is an underwriter under section 1145(b)(1)(D) of the Bankruptcy Code, by reference to section 2(a)(11) of the Securities Act, includes as “statutory underwriters” all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. The reference to “issuer,” as used in the definition of “underwriter” contained in section 2(a)(11) of the Securities Act, is intended to cover “controlling persons” of the issuer of the securities. “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor or its successor under a plan of reorganization may be deemed to be a “controlling Person” of such debtor or successor, particularly if the management position or directorship is coupled with ownership of a significant percentage of the reorganized debtor’s or its successor’s voting securities. In addition, the legislative history of section 1145 of the Bankruptcy Code may suggest that a creditor who owns 10% or more of a class of voting securities of a reorganized debtor may be presumed to be a “controlling Person” and, therefore, an underwriter.

Whether any particular Person would be deemed to be an “underwriter” (including whether such Person is a “controlling Person”) with respect to the 1145 Securities to be issued in respect of Claims as contemplated by the U.S. Plan and the WHOA Plan would depend upon various facts and circumstances applicable to that Person. Accordingly, the U.S. Debtors and Netherlands Debtor express no view as to whether any Person would be deemed an “underwriter” with respect to the 1145 Securities to be issued in respect of Claims and Interests as contemplated by the U.S. Plan or the WHOA Plan and whether any Person may freely resell such 1145 Securities. The Company recommends that potential recipients of such 1145 Securities consult their own counsel concerning their ability to freely trade such securities without registration under the federal and applicable state Blue Sky Laws.

C.	Private Placement Securities

1.	Issuance

To the extent the exemption provided by section 1145 of the Bankruptcy Code for the issuance of the Additional New Common Stock in respect of the DIP Premiums to the DIP Backstop Parties and DIP Lenders pursuant to and in accordance with the terms of the DIP Facility is unavailable, the Debtors believe that such Additional New Common Stock (the “4(a)(2) Securities”) are issuable without registration under the Securities Act in reliance upon the exemption from registration provided under Section 4(a)(2) of the Securities Act. Section 4(a)(2) of the Securities Act provides that the issuance of securities by an issuer in transactions not involving a public offering are exempt from registration under the Security Act. The 4(a)(2) Securities will be subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration, or an applicable exemption from registration, under the Securities Act and other applicable law, as described below.

2.	Subsequent Transfers

The 4(a)(2) Securities will be deemed “restricted securities” (as defined by Rule 144 of the Securities Act) that may not be offered, sold, exchanged, assigned or otherwise transferred unless they are registered under the Securities Act, or an exemption from registration under the Securities Act is available. Rule 144 provides a limited safe harbor for the public resale of restricted securities if certain conditions are met. These conditions vary depending on whether the holder of the restricted securities is an “affiliate” of the issuer. Rule 144 defines an affiliate as “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.” A non-affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and who has not been an affiliate of the issuer during the ninety (90) days preceding such sale may resell restricted securities after a one-year holding period whether or not there is current public information regarding the issuer.

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An affiliate of an issuer that is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act may resell restricted securities after the one-year holding period if at the time of the sale certain current public information regarding the issuer is available. An affiliate must also comply with the volume, manner of sale and notice requirements of Rule 144. First, the rule limits the number of restricted securities (plus any unrestricted securities) sold for the account of an affiliate (and related persons) in any three-month period to the greater of 1% of the outstanding securities of the same class being sold, or, if the class is listed on a stock exchange, the average weekly reported volume of trading in such securities during the four weeks preceding the filing of a notice of proposed sale on Form 144 or if no notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker. Second, the manner of sale requirement provides that the restricted securities must be sold in a broker’s transaction, directly with a market maker or in a riskless principal transaction (as defined in Rule 144). Third, if the amount of securities sold under Rule 144 in any three month period exceeds 5,000 shares or has an aggregate sale price greater than $50,000, an affiliate must file or cause to be filed with the SEC a notice of proposed sale on Form 144, and provide a copy to any exchange on which the securities are traded.

The U.S. Debtors believe that the Rule 144 exemption will not be available with respect to any 4(a)(2) Securities (whether held by non-affiliates or affiliates) until at least one year after the Effective Date. Accordingly, unless transferred pursuant to an effective registration statement or another available exemption from the registration requirements of the Securities Act, non-affiliate Holders of 4(a)(2) Securities will be required to hold their 4(a)(2) Securities for at least one year and, thereafter, to sell them only in accordance with the applicable requirements of Rule 144, pursuant to the an effective registration statement or pursuant to another available exemption from the registration requirements of applicable securities laws.

The 4(a)(2) Securities, shall be subject to and, in the case of any certificate, stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES EXCEPT PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.”

Reorganized DNI reserves the right to require certification, legal opinions or other evidence of compliance with Rule 144 as a condition to the removal of such legend or to any resale of the 4(a)(2) Securities. Reorganized DNI also reserves the right to stop the transfer of any 4(a)(2) Securities if such transfer is not in compliance with Rule 144, pursuant to an effective registration statement or pursuant to another available exemption from the registration requirements of applicable securities laws. All persons who receive 4(a)(2) Securities will be required to acknowledge and agree that (a) they will not offer, sell or otherwise transfer any 4(a)(2) Securities except in accordance with an exemption from registration, including under Rule 144 under the Securities Act, if and when available, or pursuant to an effective registration statement, and (b) the 4(a)(2) Securities will be subject to the other restrictions described above.

Any Persons receiving restricted securities under the U.S. Plan should consult with their own counsel concerning the availability of an exemption from registration for resale of these securities under the Securities Act and other applicable law.

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BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE AND THE HIGHLY FACT SPECIFIC NATURE OF THE AVAILABILITY OF EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING THE EXEMPTIONS AVAILABLE UNDER SECTION 1145 OF THE BANKRUPTCY CODE AND RULE 144 UNDER THE SECURITIES ACT, NONE OF THE U.S. DEBTORS OR THE REORGANIZED DEBTORS MAKE ANY REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE U.S. PLAN. THE COMPANY RECOMMENDS THAT POTENTIAL RECIPIENTS OF THE SECURITIES TO BE ISSUED UNDER THE U.S. PLAN CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES AND THE CIRCUMSTANCES UNDER WHICH THEY MAY RESELL SUCH SECURITIES.

IX.	CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE U.S. PLAN

A.	Introduction

The following discussion summarizes certain U.S. federal income tax consequences of the implementation of the U.S. Plan and the WHOA Plan to the U.S. Debtors and the Netherlands Debtor, the Reorganized Debtors and certain Holders (which, solely for purposes of this discussion, means the beneficial owners for U.S. federal income tax purposes) of Allowed Claims. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions and published administrative rules, and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof. Changes in the rules or new interpretations of the rules may have retroactive effect and could materially affect the U.S. federal income tax consequences described below. The U.S. federal income tax consequences of the U.S. Plan and the WHOA Plan are complex and, in important respects, uncertain. No ruling has been requested from the IRS; no opinion has been requested from the Company’s counsel concerning any tax consequence of the U.S. Plan or the WHOA Plan; and no tax opinion is given by this Comprehensive Disclosure Statement. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This summary does not address state, local, gift, estate, or non-U.S. or other non-income tax consequences of the U.S. Plan and the WHOA Plan, nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a Holder in light of its individual circumstances or to a Holder that may be subject to special tax rules (such as Persons who are related to the U.S. Debtors or the Netherlands Debtor within the meaning of the Code, Holders liable for the alternative minimum tax or corporate alternative minimum tax, Holders whose functional currency is not the U.S. dollar, U.S. expatriates, Holders that received their Claims as compensation, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, pass-through entities, beneficial owners of pass-through entities, trusts, governmental authorities or agencies, dealers and traders in securities, partnerships, subchapter S corporations, Persons who hold Claims or who will hold the New Common Stock as part of a straddle, hedge, conversion transaction or other integrated investment, Persons using a mark-to-market method of accounting, and Holders of Claims who are themselves in bankruptcy). Furthermore, this summary assumes that a Holder of a Claim holds only Claims in a single Class and holds a Claim only as a “capital asset” (within the meaning of section 1221 of the Code). This summary also assumes that the various debt and other arrangements to which any of the U.S. Debtors or the Netherlands Debtor are a party will be respected for U.S. federal income tax purposes in accordance with their form, and that the Claims constitute interests in the U.S. Debtors or the Netherlands Debtor “solely as a creditor” for purposes of section 897 of the Code. This summary does not discuss differences in tax consequences to Holders of Claims that act or receive consideration in a capacity other than as a Holder of a Claim of the same Class or Classes as other Holders in such Class or Classes, and the tax consequences to such Holders may differ materially from those described below. This summary does not address the U.S. federal income tax consequences to Holders of Interests or Holders of Claims (a) whose Claims are Unimpaired or otherwise entitled to payment in full in Cash under the U.S. Plan, (b) that are not entitled to vote on the U.S. Plan, or (c) that are otherwise deemed to reject the U.S. Plan. Further, this summary does not address the U.S. federal income tax treatment of the DIP Premiums or similar arrangements, the tax consequences of which could be materially different from the tax consequences described herein. Those receiving DIP Premiums should consult their own tax advisors as to the tax consequences related to receipt thereof.

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For purposes of this discussion, a “U.S. Holder” is a Holder of a Claim that is: (a) an individual citizen or resident of the United States for U.S. federal income tax purposes; (b) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (d) a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person” (within the meaning of section 7701(a)(30) of the Code). For purposes of this discussion, a “Non-U.S. Holder” is any Holder of a Claim that is not a U.S. Holder other than any partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder of a Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the entity. Partners (or other beneficial owners) of partnerships (or other pass-through entities) that are Holders of Claims should consult their own tax advisors regarding the U.S. federal income tax consequences of the U.S. Plan and the WHOA Plan.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND PROFESSIONAL TAX ADVICE BASED ON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER. ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, GIFT, ESTATE, NON-U.S., NON-INCOME AND OTHER TAX CONSEQUENCES OF THE U.S. PLAN AND THE WHOA PLAN.

B.	Certain U.S. Federal Income Tax Consequences to the U.S. Debtors and the Netherlands Debtor

1.	Effects of the Restructuring Transactions on the U.S. Debtors and the Netherlands Debtor

The U.S. Debtors and the Netherlands Debtor generally would not recognize taxable gain or loss on the cancellation of all outstanding DNI common stock and the issuance by Reorganized DNI of Reorganized DNI common stock (i.e., New Common Stock) in exchange for Allowed Claims (the “Recapitalization”). The net operating losses (“NOLs”) and other tax attributes of the U.S. Debtors and the Netherlands Debtor generally would carry over to the applicable Reorganized Debtors to the extent provided in the Code and the Treasury Regulations following the Recapitalization, subject to certain reductions, restrictions and limitations, including those described below in the discussions regarding cancellation of debt (“COD”) income, the limitation on the utilization of NOLs and other tax attributes, and the corporate alternative minimum tax.

Other U.S. federal income tax consequences to the U.S. Debtors or the Netherlands Debtor may result depending on the terms of any additional Restructuring Transactions that occur with respect to them.

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2.	Cancellation of Debt Income and Reduction of Tax Attributes

a.	The U.S. Debtors

Generally, absent an exclusion, the discharge of a debt obligation of a debtor for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation, with certain adjustments) creates COD income that must be included in the debtor’s income. The amount of COD income of the U.S. Debtors is dependent upon the value of the consideration distributed pursuant to the U.S. Plan or the WHOA Plan on account of the Allowed Claims against the U.S. Debtors relative to the amount of such Allowed Claims (or adjusted issue price if different from the amount of the Allowed Claims), as well as the extent to which those Allowed Claims constitute debt for U.S. federal income tax purposes and the extent to which the payment of such Allowed Claims would be deductible for such purposes. However, COD income is excluded from gross income of a taxpayer that is under the jurisdiction of the court in a case under the Bankruptcy Code (a “title 11 case”) if the discharge of indebtedness is granted by the bankruptcy court or pursuant to a plan approved by the bankruptcy court. The U.S. Plan, if approved by the Bankruptcy Court, would enable the U.S. Debtors to qualify for this bankruptcy exclusion rule with respect to any COD income triggered by the U.S. Plan.

If debt of a debtor is discharged in a title 11 case qualifying for the bankruptcy exclusion, however, certain income tax attributes otherwise available and of value to the debtor are reduced, in most cases by the amount of the COD income. Tax attributes subject to reduction include, in the following order: (a) NOLs and NOL carryforwards; (b) most credit carryforwards, including the general business credit and the minimum tax credit; (c) capital losses and capital loss carryforwards; (d) the tax basis of the debtor’s assets, but not in an amount greater than the excess of the aggregate tax bases of the property held by the debtor immediately after the discharge over the aggregate amount of the debtor’s liabilities immediately after the discharge (the “Liability Stop”); and (e) foreign tax credit carryforwards. A debtor may elect to avoid the prescribed order of tax attribute reduction and instead reduce the basis of depreciable property first (in which case the Liability Stop would not apply). Carryover of disallowed interest expense is not a tax attribute subject to a reduction unless future Treasury Regulations provide to the contrary. Any excess COD income over the amount of available tax attributes generally will not give rise to U.S. federal income tax and generally will have no other U.S. federal income tax impact.

DNI is the parent of a consolidated U.S. federal income tax group that includes those U.S. Debtors that are treated as corporations for U.S. federal income tax purposes (the “DNI Tax Group”, and upon the Effective Date, the “Reorganized DNI Tax Group”). In the case of affiliated corporations filing a consolidated return, such as the DNI Tax Group, the tax attribute reduction rules apply first to the separate tax attributes of, or attributable to, the particular corporation whose debt is being discharged, and then, if necessary, to certain tax attributes of other members of the group. Accordingly, COD income of a debtor would result first in the reduction of any NOLs and other tax attributes, including asset basis of, or attributable to, such debtor, and then, potentially, of consolidated NOLs and/or basis of, or attributable to, other members of the consolidated group. Tax attribute reduction does not occur until immediately after the close of the taxable year in which the debt discharge occurs, i.e., after use of any NOLs and other tax attributes to determine the consolidated group’s taxable income for the taxable year in which the debt is discharged.

The DNI Tax Group expects to realize COD income in connection with the implementation of the U.S. Plan. No determination has yet been made whether the Reorganized Debtors would elect to first reduce tax basis in their depreciable property or to first reduce NOLs. The exact amount of any COD income that will be realized by the U.S. Debtors will not be determinable until the Consummation of the U.S. Plan. The U.S. Debtors expect that the amount of such COD income will reduce the U.S. Debtors’ tax attributes, and no assurance can be given that the Reorganized DNI Tax Group would have NOLs or other tax attributes remaining after reduction for COD income.

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b.	The Netherlands Debtor

If a foreign corporation is a controlled foreign corporation (within the meaning of section 957(a) of the Code) (a “CFC”) at any time during a taxable year, any U.S. person that owns (directly, indirectly or constructively) 10% or more of the stock of the foreign corporation, determined by voting power or value (a “U.S. Shareholder”), and that holds (directly or indirectly) stock of the foreign corporation on the last day of the foreign corporation’s taxable year on which the foreign corporation is a CFC generally must include in its gross income for U.S. federal income tax purposes its pro rata share of the foreign corporation’s “subpart F income” (even if the subpart F income is not distributed) and certain earnings and profits of the foreign corporation that are invested in U.S. property.

In addition, each U.S. person that is a U.S. Shareholder of a CFC during a taxable year must include in gross income for U.S. federal income tax purposes such U.S. Shareholder’s global intangible low-taxed income (“GILTI”) for the taxable year. In general, the GILTI with respect to a U.S. Shareholder is the excess (if any) of its “net CFC tested income” over its “net deemed tangible income return.” A U.S. Shareholder’s “net CFC tested income” is generally equal to the excess of its pro rata share of the “tested income” of each CFC with respect to which it is a U.S. Shareholder over its pro rata share of the “tested loss” of each such CFC. The “tested income” or “tested loss” of a CFC is generally determined by subtracting from the CFC’s gross income (excluding any subpart F income and certain other amounts) the amount of any deductions properly allocable to such gross income. For these purposes, the “tested income” or “tested loss” of a CFC is generally determined by treating the CFC as a domestic corporation.

The Netherlands Debtor is a CFC with respect to which DNI is a U.S. Shareholder. The Netherlands Debtor expects to realize COD income in connection with the implementation of the WHOA Plan. If not excluded from taxable income, such COD income could be treated as “tested income,” which could increase the amount of DNI’s GILTI inclusion for the applicable taxable year. However, the domestic treatment of COD income under the bankruptcy exclusion described in Section IX.B.2 above is expected to apply for purposes of determining the tested income of a CFC. Furthermore, the WHOA Plan, if recognized by the Bankruptcy Court under chapter 15 of the Bankruptcy Code, is expected to qualify as a title 11 case for this purpose. Thus, the Netherlands Debtor is expected to be the relevant taxpayer under the bankruptcy exclusion rule for COD income, and such rule is expected to apply for purposes of determining the Netherlands Debtor’s tested income. Accordingly, DNI is not expected to include additional GILTI in gross income as a result of any COD income realized by the Netherlands Debtor under the WHOA Plan. The amount of such COD income may reduce the Netherlands Debtor’s U.S. tax attributes, including U.S. tax basis in its assets.

The rules regarding CFCs, subpart F income and GILTI are complex and there is limited guidance as to their application. In addition, changes to the rules regarding the determination of subpart F income or tested income, or other changes in law, could adversely affect the U.S. federal income tax treatment of any COD income realized by the Netherlands Debtor under the WHOA Plan. Accordingly, there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

3.	Limitation on NOLs and Other Tax Attributes

a.	General

The U.S. Debtors have generated NOLs and other tax attributes through the taxable year ending December 31, 2022. The U.S. Debtors expect to incur additional NOLs through the Effective Date.

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Section 382 of the Code provides rules limiting the utilization of a corporation’s NOLs and disallowed interest expense carryforwards to offset income following a more than 50% change in ownership of the corporation’s equity (an “Ownership Change”). Section 383 of the Code (by reference to section 382 of the Code) similarly limits the income against which capital losses, general business credits, minimum tax credits and foreign tax credits may be applied after an Ownership Change. For this purpose, if a corporation (or consolidated group) has a “net unrealized built-in loss” at the time of an Ownership Change (taking into account most assets and items of built-in gain and deductions), then, generally, built-in losses (including amortization or depreciation deductions attributable to such built-in losses) recognized during the succeeding five years (up to the amount of the original net unrealized built-in loss) will be treated as pre-change losses and similarly would be subject to the annual limitation as set forth in section 382 of the Code. A corporation’s (or consolidated group’s) net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (a) $10,000,000 or (b) 15% of the fair market value of its assets (with certain adjustments) before the Ownership Change. The U.S. Debtors anticipate that the DNI Tax Group will undergo an Ownership Change in connection with the U.S. Plan and the WHOA Plan but no determination has been made whether the DNI Tax Group will be in a net unrealized built-in gain or net unrealized built-in loss position.

In general, section 382 of the Code subjects a corporation that undergoes an Ownership Change to an annual limitation in an amount equal to the product of (a) the fair market value of the stock of the corporation immediately before the Ownership Change (with certain adjustments) and (b) the “long-term tax-exempt rate” (which is the highest of the adjusted federal long-term rates in effect for any month in the 3-calendar-month period ending with the calendar month in which the Ownership Change occurs, or 3.04% for May 2023) (the “Annual Limitation”). Section 383 of the Code applies a similar limitation to capital loss carryforwards and certain tax credits, including foreign tax credits.

The Annual Limitation may be increased if the DNI Tax Group has a net unrealized built-in gain at the time of an Ownership Change, up to the amount of such net unrealized built-in gains that are recognized or deemed recognized in the five-year period succeeding the date of such Ownership Change (subject to certain adjustments). As discussed above, however, if the DNI Tax Group has a net unrealized built-in loss at the time of an Ownership Change, the Annual Limitation may apply to such net unrealized built-in losses that are recognized or deemed recognized in the five-year period succeeding the date of such Ownership Change.

Any unused Annual Limitation may be carried forward, thereby increasing the Annual Limitation in the subsequent taxable year. However, if the Reorganized DNI Tax Group does not continue its historic business (or a historic business of a member of the DNI Tax Group) or use a significant portion of its assets (or those of a member of the DNI Tax Group) in a new business for two years after the Ownership Change (the “Business Continuity Requirement”), the Annual Limitation resulting from the Ownership Change would be zero.

It is possible that not all of the U.S. Debtors’ tax losses will be subject to the Annual Limitation. For example, if the U.S. Debtors recognize a tax loss in the taxable year in which the Effective Date occurs (e.g., for one or more worthlessness deductions or otherwise), unless an election is made, the portion of any such loss allocated ratably to the post-Effective Date portion of such taxable year (based upon the number of days in the pre- versus post-Effective Date portions of the taxable year) may not be subject to the Annual Limitation. To the extent that any such loss would not be limited by the Annual Limitation, it may be available (after taking into account any reduction for COD income in accordance with the rules described in Section IX.B.2 herein) to offset post-Effective Date taxable income.

As discussed below, however, special rules may apply in the case of a corporation that experiences an Ownership Change as the result of a bankruptcy proceeding.

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b.	Special Bankruptcy Exception

Section 382(l)(5) of the Code (the “Bankruptcy Exception”) provides that the Annual Limitation does not apply to limit the utilization of a debtor’s NOLs or other tax attributes if the debtor stock owned by those persons that were stockholders of the debtor immediately before the Ownership Change, together with the stock received by certain holders of claims pursuant to the debtor’s plan, comprise 50% or more of the value of all of the debtor’s stock outstanding immediately after the Ownership Change. Stock received by holders is included in the 50% calculation if, and to the extent that, such holders constitute “qualified creditors.” A “qualified creditor” is a holder of a claim that (i) was held by such holder since the date that is 18 months before the date on which the debtor first filed its petition with the bankruptcy court or (ii) arose in the ordinary course of business and is held by the person that at all times held the beneficial interest in such claim. In determining whether the Bankruptcy Exception applies, certain holders of claims that would own a de minimis amount of the debtor’s stock pursuant to the debtor’s plan are presumed to have held their claims since the origination of such claims. In general, this de minimis rule applies to holders of claims who would own directly or indirectly less than 5% of the total fair market value of the debtor’s stock pursuant to the plan. The application of this rule to the DNI Tax Group is uncertain.

If the Bankruptcy Exception applies, a subsequent Ownership Change with respect to the Reorganized DNI Tax Group occurring within two years after the Effective Date would result in the reduction of the Annual Limitation to zero. Thus, an Ownership Change within two years after the Effective Date would eliminate the ability of the Reorganized DNI Tax Group to use pre-Ownership Change NOLs and other tax attributes. If the Bankruptcy Exception applies, the Business Continuity Requirement would not apply, although a lesser business continuation requirement may apply under the Treasury Regulations. If an Ownership Change occurs after the two years following the Effective Date, then the Reorganized DNI Tax Group would become subject to limitation in the use of its NOLs and other tax attributes based upon the value of the Reorganized DNI Tax Group at the time of that subsequent change.

Although the Annual Limitation would not restrict the utilization of NOLs and other tax attributes if the Bankruptcy Exception applies, NOLs of the DNI Tax Group would be reduced by the amount of any deduction by the U.S. Debtors for any interest paid or accrued with respect to all Allowed Claims converted into New Common Stock during the three taxable years preceding the taxable year in which the Ownership Change occurs and during the portion of the taxable year of the Ownership Change preceding the Ownership Change.

c.	Section 382(l)(6) Special Rule

If the Bankruptcy Exception does not apply, or the Reorganized Debtors elect out of the Bankruptcy Exception, section 382(l)(6) of the Code (the “Section 382(l)(6) Special Rule”) sets forth the limitation provisions applicable to a corporation that undergoes an Ownership Change in bankruptcy. Therefore, unless the Bankruptcy Exception applies to the Recapitalization (or the Reorganized Debtors elect out of the Bankruptcy Exception), the Reorganized DNI Tax Group’s utilization of any NOLs and other tax attributes of the Reorganized DNI Tax Group after the Effective Date (reduced for COD income in accordance with the rules described in Section IX.B.2 above) would be limited by the Section 382(l)(6) Special Rule.

The Annual Limitation will be calculated by reference to the value of the reorganized debtor’s equity value immediately after the Ownership Change. Accordingly, under the Section 382(l)(6) Special Rule, the Annual Limitation would be calculated by reference to the value of the New Common Stock immediately after the Ownership Change pursuant to implementation of the U.S. Plan and the WHOA Plan (subject to certain adjustments). This differs from the ordinary rule discussed in Section IX.B.3.a above because it would reflect the increase, if any, in equity value resulting from any surrender or cancellation of any Claims in the Chapter 11 Cases.

The U.S. Debtors have not yet determined whether the DNI Tax Group would be eligible for the Bankruptcy Exception. Even if the Bankruptcy Exception would otherwise apply, the Reorganized Debtors may elect not to have the Bankruptcy Exception apply, in which event the Section 382(l)(6) Special Rule would apply. The Reorganized Debtors have until the due date of the tax return for the taxable year in which the Effective Date occurs to make such a determination.

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4.	Corporate Alternative Minimum Tax

The Inflation Reduction Act of 2022 imposed a new 15% corporate alternative minimum tax (“CAMT”) for tax years beginning after December 31, 2022, based on adjusted financial statement income applicable to corporations with a three-year average adjusted financial statement income of over $1 billion. If applicable to a corporation, such corporation must pay the greater of the regular corporate income tax or the CAMT. Substantial uncertainty exists with respect to any final guidance that will be issued by the U.S. Treasury Department and IRS with respect to the administration and applicability of the CAMT.

C.	Certain U.S. Federal Income Tax Consequences to U.S. Holders of Certain Claims

The following discussion assumes that, unless otherwise provided in the Chapter 11 Plan Supplement, (i) the U.S. Debtors and the Netherlands Debtor will structure the Restructuring Transactions as contemplated by the U.S. Plan and the WHOA Plan, and (ii) the U.S. Holders of Allowed Claims against any U.S. Debtor or the Netherlands Debtor are treated as receiving property from the Company in satisfaction of their Allowed Claims. The U.S. Debtors and the Netherlands Debtor intend to treat distributions under the U.S. Plan and the WHOA Plan as such. U.S. Holders of Allowed Claims are urged to consult their own tax advisors regarding the tax consequences of the Restructuring Transactions.

The U.S. federal income tax consequences of the U.S. Plan and the WHOA Plan to U.S. Holders of Allowed Claims depend, in part, on the tax characterization of the exchanges of the Allowed Claims for other property, whether the Allowed Claim surrendered constitutes a “security” for U.S. federal income tax purposes, the type of consideration a U.S. Holder receives in exchange for an Allowed Claim, whether the U.S. Holder reports income on the accrual or cash basis, whether the U.S. Holder has taken a bad debt deduction or worthless security deduction with respect to an Allowed Claim, and whether the U.S. Holder receives distributions under the U.S. Plan and the WHOA Plan in more than one of its taxable years.

1.	Definition of a “Security”

Neither the Code nor the Treasury Regulations define the term “security” for U.S. federal income tax purposes. Whether a debt instrument constitutes a “security” for U.S. federal income tax purposes is determined based on all of the relevant facts and circumstances pertaining to the origin and character of the debt instrument. Nevertheless, courts have generally held that a debt instrument having a term of less than five years is evidence that the instrument is not a security, whereas a debt instrument evidenced by a written instrument and having an original term of ten years or more is evidence that it is a security.

There are numerous other factors that could be taken into account in determining whether a debt instrument is a security, including the security for payment, the creditworthiness of the issuer, the subordination or lack thereof with respect to other creditors, the right to vote or otherwise participate in the management of the issuer, convertibility of the instrument into an equity interest of the issuer, whether payments of interest are fixed, variable or contingent, and whether such payments are made on a current basis or accrued.

Because of the limited guidance in this area, it is unclear whether the First Lien Claims, the 2023 Stub First Lien Term Loan Claims or the Second Lien Notes Claims should be treated as securities for U.S. federal income tax purposes. U.S. Holders of Allowed Claims are urged to consult their own tax advisors as to whether their Allowed Claims constitute securities. The discussion below assumes, alternatively, that such Claims are treated as securities or are not treated as securities.

2.	Tax Treatment of Certain Exchanges under the U.S. Plan and the WHOA Plan

a.	Consequences to U.S. Holders of First Lien Claims (U.S. Plan Class 5 Claims and WHOA Plan Class 1 Claims)

The exchange of a U.S. Holder’s First Lien Claims for New Common Stock will be an exchange for U.S. federal income tax purposes, with the consequences described below. Such consequences may vary depending on debt obligations underlying such First Lien Claims.

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(1)	Consequences to U.S. Holders of First Lien U.S. Claims

Pursuant to the U.S. Plan, in exchange for full and final satisfaction, compromise, settlement, release and discharge of the Claims arising from the First Lien U.S. Notes and the New Dollar Term Loans (the “First Lien U.S. Claims”), each Holder thereof would receive as consideration its pro rata share of the First Lien Claims Recovery.

Subject to the rules relating to accrued interest and market discount described below, if the First Lien U.S. Claims are not treated as securities, a U.S. Holder would be treated as exchanging its First Lien U.S. Claims for New Common Stock in a fully taxable exchange under section 1001 of the Code. A U.S. Holder of First Lien U.S. Claims who is subject to this treatment would recognize gain or loss equal to the difference between (i) the fair market value of the New Common Stock received in exchange for its First Lien U.S. Claims and (ii) the U.S. Holder’s adjusted tax basis in its First Lien U.S. Claims. Any gain or loss would be capital or ordinary, depending on the status of the First Lien U.S. Claims in the U.S. Holder’s hands. Generally, any gain or loss recognized by a U.S. Holder would be long-term capital gain or loss if the U.S. Holder has held its First Lien U.S. Claims (or the underlying debt instrument) for more than one year, and short-term capital gain or loss if the U.S. Holder has held its First Lien U.S. Claims (or the underlying debt instrument) for one year or less (e.g., any U.S. Holder that acquired its First Lien U.S. Claims (or the underlying debt instrument) in the 2022 Debt Restructuring and treated the acquisition as a taxable exchange that was not part of a recapitalization may have a holding period of one year or less). Short-term capital gains are generally subject to tax at the marginal rates applicable to ordinary income for non-corporate U.S. Holders. The deductibility of capital losses is also subject to certain limitations discussed below.

A U.S. Holder would not recognize capital gain or loss, however, to the extent that the U.S. Holder had previously claimed a bad debt deduction with respect to its First Lien U.S. Claims, to the extent that the U.S. Holder has previously accrued market discount with respect to its First Lien U.S. Claims (or the underlying debt instrument), or to the extent any portion of a U.S. Holder’s recovery is allocable to accrued and unpaid interest, as discussed below. A U.S. Holder’s tax basis in the New Common Stock would be equal to its fair market value on the Effective Date and a U.S. Holder’s holding period of the New Common Stock received on the Effective Date would begin on the day following the Effective Date.

Subject to the rules relating to accrued interest and market discount described below, if the First Lien U.S. Claims are treated as securities, then the exchange of such First Lien U.S. Claims would be treated as a “recapitalization” within the meaning of section 368(a)(1)(E) of the Code. A U.S. Holder of First Lien U.S. Claims generally would not recognize gain or loss upon such an exchange. A U.S. Holder’s aggregate tax basis in the New Common Stock received in satisfaction of its First Lien U.S. Claims would equal the U.S. Holder’s aggregate adjusted tax basis in its First Lien U.S. Claims exchanged therefor, except that, to the extent any New Common Stock is treated as received in exchange for accrued but unpaid interest, the tax basis of such New Common Stock would equal the amount of such accrued interest. In general, the U.S. Holder’s holding period of the New Common Stock received would include the U.S. Holder’s holding period for which it held its First Lien U.S. Claims except to the extent issued in respect of a First Lien U.S. Claim for accrued but unpaid interest.

For the treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount (whether or not the First Lien U.S. Claims are treated as securities), see Section IX.C.4.a and Section IX.C.4.b, below.

(2)	Consequences to U.S. Holders of First Lien Euro Term Loan Claims

Pursuant to the U.S. Plan, in exchange for full and final satisfaction, compromise, settlement, release and discharge of the Claims arising from the New Euro Term Loans (the “First Lien Euro Term Loan Claims”), each Holder thereof would receive as consideration its pro rata share of the First Lien Claims Recovery.

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Subject to the rules relating to accrued interest and market discount described below, if the First Lien Euro Term Loan Claims are not treated as securities, a U.S. Holder would be treated as exchanging its First Lien Euro Term Loan Claims for New Common Stock in a fully taxable exchange, generally with the same tax consequences described above for taxable exchanges of First Lien U.S. Claims. Further, any portion of the gain or loss recognized on the exchange of a U.S. Holder’s First Lien Euro Term Loan Claims for New Common Stock attributable to changes in the U.S. dollar-euro exchange rate between the date of acquisition of such First Lien Euro Term Loan Claims and the Effective Date would be recognized as U.S.-source exchange gain or loss treated as ordinary income or loss, but not in excess of the U.S. Holder’s total amount of gain or loss realized on the exchange. A U.S. Holder’s tax basis and holding period in the New Common Stock received would be determined in the same manner as described above for New Common Stock received in taxable exchanges of First Lien U.S. Claims.

Subject to the rules relating to accrued interest and market discount described below, if the First Lien Euro Term Loan Claims are treated as securities, then the exchange of such First Lien Euro Term Loan Claims would be treated as a “recapitalization” within the meaning of section 368(a)(1)(E) of the Code, generally with the same tax consequences described above for exchanges of First Lien U.S. Claims treated as recapitalizations. However, a U.S. Holder would recognize U.S.-source exchange gain or loss treated as ordinary income or loss (regardless of otherwise applicable nonrecognition provisions related to recapitalizations) to the extent any portion of such U.S. Holder’s amount realized on the recapitalization is attributable to changes in the U.S. dollar-euro exchange rate between the date of acquisition of such First Lien Euro Term Loan Claims and the Effective Date. Any ordinary income or loss recognized by a U.S. Holder by reason of the preceding sentence will not exceed the U.S. Holder’s total gain or loss realized in the recapitalization. A U.S. Holder who recognizes gain or loss would increase or decrease, as applicable, its aggregate tax basis in the New Common Stock received by the amount of such gain or loss recognized.

For the treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount, see Section IX.C.4.a and Section IX.C.4.b, below.

(3)	Consequences to U.S. Holders of First Lien Euro Notes Claims (U.S. Plan Class 5 Claims and WHOA Plan Class 1 Claims)

Pursuant to the WHOA Plan, in exchange for full and final satisfaction, compromise, settlement, release and discharge of the First Lien Euro Notes Claims, each Holder thereof would receive as consideration its pro rata share of the First Lien Claims Recovery.

Generally, a U.S. Holder would be treated as exchanging its First Lien Euro Notes Claims for the New Common Stock in a fully taxable exchange, regardless of whether the First Lien Euro Notes Claims are treated as securities because the First Lien Euro Notes were issued by the Netherlands Debtor and the New Common Stock will be issued by DNI. The tax consequences of such exchange would be the same as those described above for taxable exchanges of First Lien Euro Term Loan Claims. A U.S. Holder’s tax basis and holding period in the New Common Stock received would be determined in the same manner as described above for New Common Stock received in taxable exchanges of First Lien Euro Term Loan Claims.

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However, it is possible that the exchange of First Lien Euro Notes Claims for the New Common Stock could be treated as subject to section 351(a) of the Code. A U.S. Holder of First Lien Euro Notes Claims generally would not recognize gain or loss upon such an exchange and would otherwise have the same tax consequences described above for exchanges of First Lien Euro Term Loans Claims treated as recapitalizations. In general, section 351(a) of the Code provides that no gain or loss is recognized by transferors of property to a corporation solely in exchange for stock of the corporation if, immediately after the exchange, the transferors as a group are in “control” of the corporation. For this purpose, “control” means the ownership of stock possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the corporation. While Holders of First Lien Euro Notes Claims, as a group by themselves, will not receive a sufficient amount of New Common Stock to satisfy the control requirement of section 351(a) of the Code, such Holders may satisfy the control requirement if New Common Stock distributed on account of other Claims is taken into account for this purpose. Because the application of section 351(a) of the Code depends on the ownership of New Common Stock on the Effective Date, the U.S. Debtors and the Netherlands Debtor are not currently able to determine whether section 351(a) of the Code applies to the exchange of First Lien Euro Notes Claims for New Common Stock. Furthermore, complete information about such ownership may not be available following the Effective Date. However, based on the limited information available to the U.S. Debtors and the Netherlands Debtor, it is not anticipated that section 351(a) of the Code will apply to the exchange of First Lien Euro Notes Claims.

To the extent that the additional Restructuring Transactions involve the deemed liquidation for U.S. federal income tax purposes of the Netherlands Debtor, it is possible that the exchange could be treated as a recapitalization generally with the consequences described above for the First Lien U.S. Claims and subject to rules on changes in exchange rates. Please see the Chapter 11 Plan Supplement.

For the treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount, see Section IX.C.4.a and Section IX.C.4.b, below.

b.	Consequences to U.S. Holders of 2023 Stub First Lien Term Loan Claims (U.S. Plan Class 5 Claims and WHOA Plan Class 1 Claims)

Pursuant to the U.S. Plan, in exchange for full and final satisfaction, compromise, settlement, release and discharge of the 2023 Stub First Lien Term Loan Claims, each Holder thereof would receive as consideration its pro rata share of the 2023 Stub First Lien Term Loan Claims Recovery, which consists of each Holder’s pro rata share of the First Lien Claims Recovery.

Subject to the rules relating to accrued interest and market discount described below, if the 2023 Stub First Lien Term Loan Claims are not treated as securities, a U.S. Holder of 2023 Stub First Lien Term Loan Claims would be treated as exchanging its 2023 Stub First Lien Term Loan Claims for New Common Stock in a fully taxable exchange under section 1001 of the Code. A U.S. Holder of 2023 Stub First Lien Term Loan Claims who is subject to this treatment would recognize gain or loss equal to the difference between (i) the fair market value of the New Common Stock received in exchange for its 2023 Stub First Lien Term Loan Claims and (ii) the U.S. Holder’s adjusted tax basis in its 2023 Stub First Lien Term Loan Claims. The character of any such gain or loss would be determined in the same manner as described above for New Common Stock received in taxable exchanges of First Lien U.S. Claims. Such a U.S. Holder’s tax basis and holding period in the New Common Stock received would be determined in the same manner as described above for New Common Stock received in taxable exchanges of First Lien U.S. Claims.

However, for U.S. Holders of euro-denominated 2023 Stub First Lien Term Loan Claims (the “2023 Stub First Lien Euro Term Loan Claims”), any portion of the gain or loss recognized on the exchange of a U.S. Holder’s 2023 Stub First Lien Euro Term Loan Claims for New Common Stock attributable to changes in the U.S. dollar-euro exchange rate would be treated in the same manner as described above for exchange gain or loss on taxable exchanges of First Lien Euro Term Loan Claims. A U.S. Holder’s tax basis and holding period in the New Common Stock received would otherwise be determined in the same manner as described above for New Common Stock received in taxable exchanges of First Lien U.S. Claims.

Subject to the rules relating to accrued interest and market discount described below, if the 2023 Stub First Lien Term Loan Claims are treated as securities, then the exchange of such 2023 Stub First Lien Term Loan Claims would be treated as a “recapitalization” within the meaning of section 368(a)(1)(E) of the Code, generally with the same tax consequences described above for exchanges of First Lien U.S. Claims treated as recapitalizations. However, U.S. Holders of 2023 Stub First Lien Euro Term Loan Claims would recognize U.S.-source exchange gain or loss and determine basis in the New Common Stock in the same manner as described of above for exchange gain or loss on exchanges of First Lien Euro Term Loan Claims treated as recapitalizations.

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For the treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount, see Section IX.C.4.a and Section IX.C.4.b, below.

c.	Consequences to U.S. Holders of Second Lien Notes Claims (U.S. Plan Class 6 Claims and WHOA Plan Class 3 Claims)

Pursuant to the U.S. Plan, in exchange for full and final satisfaction, compromise, settlement, release and discharge of the Second Lien Notes Claims, each Holder thereof would receive as consideration its pro rata share of the Second Lien Notes Claims Recovery.

The Second Lien Notes are considered “contingent payment debt instruments” subject to the “noncontingent bond method” for accruing original issue discount (“OID”) as set forth in applicable Treasury Regulations. The exchange of the Second Lien Notes Claims for New Common Stock generally would constitute an unscheduled retirement of the Second Lien Notes Claims.

If the Second Lien Notes Claims are not treated as securities, a U.S. Holder would be treated as receiving New Common Stock in a repurchase of its Second Lien Notes Claims by the applicable U.S. Debtor. As a result, the U.S. Holder would recognize gain or loss equal to (a) the fair market value of the New Common Stock received in exchange for its Second Lien Notes Claims less (b) the U.S. Holder’s adjusted tax basis in its Second Lien Notes Claims. Generally, the amount of any gain or loss would be subject to adjustment had any contingent payments been made on the Second Lien Notes; however, no such payments have been made or are expected to be made prior to the Effective Date. Any gain recognized by a U.S. Holder on the retirement of its Second Lien Claims would be ordinary interest income. Any loss recognized by a U.S. Holder would be ordinary loss to the extent of OID included in income for the year of the retirement and any prior period, and thereafter, capital loss (which such capital loss would be long-term capital loss to the extent that a U.S. Holder has held its Second Lien Notes for more than one year, and short-term capital loss to the extent a U.S. Holder has held its Second Lien Notes Claims for one year or less (e.g., any U.S. Holder that acquired its Second Lien Notes Claims in the 2022 Debt Restructuring and treated the acquisition as a taxable exchange that was not part of a recapitalization may have a holding period of one year or less)). The deductibility of capital losses is also subject to certain limitations discussed below. A U.S. Holder’s tax basis and holding period in the New Common Stock would be determined in the same manner as described above for taxable exchanges of First Lien U.S. Claims.

If the Second Lien Notes Claims are treated as securities, then the exchange of such Second Lien Notes Claims would be treated as a “recapitalization” within the meaning of section 368(a)(1)(E) of the Code. Although it is not entirely clear how the rules regarding recapitalizations apply to contingent payment debt instruments, a U.S. Holder of a Second Lien Notes Claim generally should not recognize gain or loss upon such exchange. Assuming a U.S. Holder does not recognize gain or loss upon such exchange, a U.S. Holder’s tax basis and holding period in the New Common Stock received would be determined in the same manner as described above for recapitalizations of the First Lien U.S. Claims, except that rules relating to accrued but unpaid interest and market discount would not apply.

The rules regarding contingent payment debt instruments are complex and U.S. Holders should consult their own tax advisors with respect to the treatment of the exchange of the Second Lien Notes Claims for New Common Stock.

d.	Consequences to U.S. Holders of 2024 Stub Unsecured Notes Claims (U.S. Plan Class 7 Claims and WHOA Plan Class 4 Claims)

Pursuant to the U.S. Plan, in full and final satisfaction, compromise, settlement, release and discharge of the 2024 Stub Unsecured Notes Claims, each Holder thereof would receive Cash.

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Subject to the rules related to accrued interest and market discount, a U.S. Holder would be treated as receiving Cash allocated to principal on its 2024 Stub Unsecured Notes Claims. A U.S. Holder of 2024 Stub Unsecured Notes Claims would recognize gain or loss equal to the difference between (i) the amount of any cash or other property received in exchange for its 2024 Stub Unsecured Notes Claims and (ii) the U.S. Holder’s adjusted tax basis in its 2024 Stub Unsecured Notes Claims. Any gain or loss would be capital or ordinary, depending on the status of the 2024 Stub Unsecured Notes Claims in the U.S. Holder’s hands. Generally, any gain or loss recognized by a U.S. Holder would be long-term capital gain or loss if the U.S. Holder has held its 2024 Stub Unsecured Notes Claims for more than one year, and short-term capital gain or loss if the U.S. Holder has held its 2024 Stub Unsecured Notes Claims for one year or less. Short-term capital gains are generally subject to tax at the marginal rates applicable to ordinary income for non-corporate U.S. Holders. The deductibility of capital losses is also subject to certain limitations discussed below.

A U.S. Holder would not recognize capital gain or loss, however, to the extent that the U.S. Holder had previously claimed a bad debt deduction with respect to its 2024 Stub Unsecured Notes Claims, to the extent that the U.S. Holder has previously accrued market discount with respect to its 2024 Stub Unsecured Notes Claims, or to the extent any portion of a U.S. Holder’s recovery is allocable to accrued and unpaid interest, as discussed below.

For the treatment of the exchange to the extent a portion of the consideration received is allocable to accrued but unpaid interest or market discount, see Section IX.C.4.a and Section IX.C.4.b, below.

3.	Treatment of U.S. Holders of New Common Stock

The tax consequences to a U.S. Holder of owning the New Common Stock would be those standard tax consequences of owning stock in a U.S. corporation, including that distributions generally are treated as taxable dividends to the extent made out of earnings and profits (possibly subject to qualified dividend treatment), then tax-free return of basis (to the extent thereof), and then capital gain thereafter, subject to the extraordinary dividend rules. However, under the recapture rules of section 108(e)(7) of the Code, a U.S. Holder may be required to treat gain recognized on such dispositions of the New Common Stock as ordinary income if such U.S. Holder took a bad-debt deduction with respect to its Claim or recognized an ordinary loss on the exchange of its Allowed Claim for New Common Stock.

4.	Certain Other Tax Considerations for U.S. Holders of Allowed Claims

a.	Accrued Interest

In general, a U.S. Holder that has not previously included in taxable income any accrued but unpaid interest on the U.S. Holder’s First Lien Claims may be required to include such amount as taxable interest income upon receipt of a distribution under the U.S. Plan or the WHOA Plan. A U.S. Holder that has previously included in taxable income any accrued but unpaid interest on the U.S. Holder’s First Lien Claims may be entitled to recognize a deductible loss to the extent that such interest is not satisfied under the U.S. Plan or the WHOA Plan, as applicable. Although not entirely clear, such a loss may be treated as an ordinary loss rather than a capital loss. Each of the U.S. Plan and the WHOA Plan provides (and the Company intends to take the position for U.S. federal income tax purposes) that, to the extent applicable, all distributions to a holder of First Lien Claims would apply first to the principal amount of such First Lien Claims until such principal amount is paid in full and then to any accrued but unpaid interest on such First Lien Claims. There is no assurance, however, that the IRS would respect this treatment and would not determine that all or a portion of amounts distributed to such U.S. Holder and attributable to principal under the U.S. Plan or the WHOA Plan is properly allocable to interest.

Except as noted in the following paragraph, any income attributable to payments of accrued but unpaid interest on the First Lien Euro Notes Claims would be foreign-source income.

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With respect to the First Lien Euro Term Loan Claims, the First Lien Euro Notes Claims and the 2023 Stub First Lien Euro Term Loan Claims, if a U.S. Holder uses the cash receipts and disbursements method of accounting for tax purposes, such income generally will be determined by translating the euro interest accrued into U.S. dollars at the U.S. dollar-euro exchange rate in effect on the Effective Date. If a U.S. Holder uses the accrual method of accounting for tax purposes, the U.S. Holder may recognize U.S.-source exchange gain or loss (taxable as ordinary income or loss) measured by the difference, if any, between the U.S. dollar amount of interest income the U.S. Holder previously accrued and the U.S. dollar value of the accrued interest based on the U.S. dollar-euro exchange rate in effect on the Effective Date. Any exchange gain or loss (including any exchange gain or loss described in Sections IX.C.2.a.2, IX.C.2.a.3 and IX.C.2.b with respect to gain or loss recognized on the exchange) will not exceed the total gain or loss a U.S. Holder realizes on the exchange

Each U.S. Holder of First Lien Claims on which interest has accrued is urged to consult its own tax advisor regarding the tax treatment of distributions under the U.S. Plan and the WHOA Plan, the deductibility of any accrued but unpaid interest for U.S. federal income tax purposes, and, as applicable, the tax treatment of receiving a distribution with respect to a euro-denominated debt instrument.

b.	Market Discount

A U.S. Holder of First Lien Claims that purchased its First Lien Claims (or the underlying debt instrument) from another holder of the Claims (or the underlying debt instrument) with market discount is subject to the market discount rules of the Code. Under those rules, assuming that the U.S. Holder has made no election to amortize the market discount into income on a current basis with respect to any market discount instrument, any gain recognized on the exchange of its First Lien Claims (or the underlying debt instrument) (subject to a de minimis rule) generally would be characterized as ordinary income to the extent of the accrued market discount on such First Lien Claims as of the date of the exchange. In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if the holder’s adjusted tax basis in the debt instrument is less than (i) the sum of all remaining payments to be made on the debt instrument (excluding “qualified stated interest”), or (ii) in the case of a debt instrument issued with OID, its adjusted issue price, by, in each case, at least a de minimis amount (equal to 0.25% of the sum of all remaining payments to be made on the debt instrument (excluding qualified stated interest) multiplied by the number of remaining whole years to maturity).

To the extent that a U.S. Holder’s Claim would be exchanged in a “recapitalization,” any accrued market discount not treated as ordinary income upon such exchange may carry over, on an allocable basis, to any New Common Stock, such that any gain recognized by the U.S. Holder upon a subsequent disposition of New Common Stock would be treated as ordinary income to the extent of any accrued market discount not previously included in income.

For the First Lien Euro Term Loan Claims, the First Lien Euro Notes Claims, and the 2023 Stub First Lien Euro Term Loan Claims, the accrued market discount would be determined in euros and then translated into U.S. dollars based on the U.S. dollar-euro exchange rate in effect on the Effective Date. Any gain treated as ordinary income as described in the preceding sentence would be U.S.-source income with respect to the First Lien Euro Term Loan Claims and 2023 Stub First Lien Euro Term Loan Claims and foreign-source income with respect to the First Lien Euro Notes Claims.

c.	Post-Effective Date Distributions

Because certain U.S. Holders of Allowed Claims may receive distributions subsequent to the Effective Date, the imputed interest provisions of the Code may apply and cause a portion of any post-Effective Date distribution to be treated as imputed interest, which may be included in the gross income of certain U.S. Holders. Additionally, to the extent a U.S. Holder receives distributions with respect to an Allowed Claim in a taxable year or years following the year of the initial distribution, any loss and a portion of any gain realized by the U.S. Holder may be deferred. U.S. Holders of Allowed Claims are urged to consult their own tax advisors regarding the possible application of (or ability to elect out of) the “installment method” of reporting with respect to their Allowed Claims.

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d.	Limitation on Use of Capital Losses

A U.S. Holder of a Claim who recognizes capital losses as a result of the transactions undertaken pursuant to the U.S. Plan and the WHOA Plan may be subject to limits on the use of such capital losses. For a non-corporate U.S. Holder, capital losses may be used to offset any capital gains recognized (without regard to holding periods), plus (to the extent such losses exceed such gains) the lesser of (a) $3,000 ($1,500 for married individuals filing separate returns) or (b) the excess of such capital losses over such capital gains. A non-corporate U.S. Holder may carry over unused capital losses recognized and apply them against future capital gains recognized and a portion of its ordinary income recognized for an unlimited number of years. For corporate U.S. Holders, capital losses recognized may only be used to offset capital gains recognized. A corporate U.S. Holder whose capital losses recognized exceed capital gains may carry back unused capital losses to the three taxable years preceding the capital loss year or may carry over unused capital losses for the five years succeeding the capital loss year.

e.	Possible Deductions in Respect of Claims

A U.S. Holder who, under the U.S. Plan or the WHOA Plan, receives in respect of an Allowed Claim no distribution or, so long as the exchange is not deemed to be a “reorganization” within the meaning of section 368(a) of the Code for U.S. federal income tax purposes (including a recapitalization), an amount less than the U.S. Holder’s tax basis in the Allowed Claim, may be entitled to a deduction for U.S. federal income tax purposes. The rules governing the character, timing and amount of such a deduction place considerable emphasis on the facts and circumstances of the U.S. Holder, the issuer and the instrument with respect to which a deduction would be claimed. U.S. Holders of Allowed Claims, therefore, are urged to consult their tax advisors with respect to their ability to take such a deduction.

f.	Medicare Surtax

Subject to certain limitations and exceptions, U.S. Holders who are individuals, estates or trusts may be required to pay an additional 3.8% surtax on all or part of that U.S. Holder’s “net investment income,” which includes, among other items, dividends on stock and interest (including OID) on debt, and capital gains from the sale or other taxable disposition of stock or debt. U.S. Holders that are individuals, estates or trusts should consult their own tax advisors regarding the effect, if any, of this surtax on their ownership and disposition of the New Common Stock.

D.	Certain U.S. Federal Income Tax Consequences to Non-U.S. Holders of Certain Claims

The following discussion assumes that the U.S. Debtors will structure the Restructuring Transactions as contemplated by the U.S. Plan and the WHOA Plan and includes only certain U.S. federal income tax consequences of the Restructuring Transactions to Non-U.S. Holders. The discussion does not include any non-U.S. tax considerations. The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex, and each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, and local and the non-U.S. tax consequences of the Consummation of the U.S. Plan and the WHOA Plan to such Non-U.S. Holder and the ownership and disposition of the New Common Stock received pursuant to the U.S. Plan and the WHOA Plan.

Whether a Non-U.S. Holder realizes gain or loss on an exchange or other disposition, and the amount of such gain or loss, is determined in the same manner as set forth above in connection with U.S. Holders.

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1.	Tax Treatment of Exchange or Disposition of Allowed Claims and New Common Stock

Subject to the application of the Foreign Account Tax Compliance Act (“FATCA”) and/or backup withholding (each discussed below), a Non-U.S. Holder generally would not be subject to U.S. federal income or withholding tax with respect to any gain realized on the exchange of an Allowed Claim pursuant to the U.S. Plan or the WHOA Plan, or on the sale or other taxable disposition (including a cash redemption) of the New Common Stock received pursuant to the U.S. Plan or the WHOA Plan, unless:

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the United States;

•

such gain is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies, such gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States); or

•

in certain circumstances, in the case of a sale or other taxable disposition of New Common Stock, DNI or Reorganized DNI is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the Non-U.S. Holder’s holding period for such interests.

If the first exception applies, to the extent that any gain is taxable, the Non-U.S. Holder generally would be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate or exemption from tax established through adequate documentation to be available to the Non-U.S. Holder under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange or other disposition.

If the second exception applies, the Non-U.S. Holder generally would be subject to U.S. federal income tax with respect to any gain realized on the exchange in the same manner as a U.S. Holder. To claim an exemption from withholding tax, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates to the applicable withholding agent). In addition, if such Non-U.S. Holder is a corporation, it may be subject to a branch profits tax at a rate of 30% (or such lower rate provided by an applicable treaty) with respect to its earnings and profits effectively connected with a trade or business within the United States that are attributable to such gains, subject to certain adjustments.

If the third exception applies, the Non-U.S. Holder generally would be subject to U.S. federal income tax in the same manner as a U.S. Holder and would also be subject to withholding tax (currently at a rate of 15%) with respect to gross proceeds of a distribution or a disposition. Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of such United States real property interests, the fair market value of its worldwide real property interests, and its other assets used or held for use in a trade or business. Whether a certain “regularly traded” or other applicable exception to such withholding may be available with regard to certain holders will depend upon facts not yet known to the U.S. Debtors. DNI does not believe it is, and does not currently anticipate that Reorganized DNI will be or become, a USRPHC.

2.	Interest

Subject to the application of FATCA and/or backup withholding, payments to a Non-U.S. Holder of an Allowed Claim attributable to accrued but untaxed interest on such Allowed Claim generally will not be subject to U.S. federal income or withholding tax, provided that the applicable withholding agent has received or receives, prior to payment, appropriate documentation (generally, a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or a successor form)) establishing that the Non-U.S. Holder is not a U.S. person and therefore the portfolio interest exception is met, unless:

•	the Non-U.S. Holder is a “10-percent shareholder” within the meaning of section 871(h)(3)(B) of the Code;

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•

such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the applicable withholding agent), in which case the Non-U.S. Holder (a) generally would not be subject to withholding tax, but (b) generally would be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but untaxed interest at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

A Non-U.S. Holder that does not qualify for an exemption from withholding tax with respect to interest that is not effectively connected income generally would be subject to U.S. federal withholding tax at a 30% rate (or at a reduced rate or exemption from tax established through adequate documentation to be available to the Non-U.S. Holder under an applicable income tax treaty) on payments that are attributable to accrued but untaxed interest on an Allowed Claim. For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or successor form), to the applicable withholding agent, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

3.	Dividends on New Common Stock

Any distributions made on account of New Common Stock would constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of the Reorganized Debtors as determined under U.S. federal income tax principles. If the amount of any distribution exceeds the Reorganized Debtors’ current or accumulated earnings and profits, such excess would first be treated as a return of capital to the extent of a Non-U.S. Holder’s basis in its shares of New Common Stock, and thereafter would be treated as capital gain. Except as described below, U.S.-source dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are not effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (or, if an income tax treaty applies, are not attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) would be subject to U.S. federal withholding tax at a rate of 30% (or at a reduced rate or exemption from tax established through adequate documentation to be available to the Non-U.S. Holder under an applicable income tax treaty).

A Non-U.S. Holder generally would be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or a successor form) to the applicable withholding agent upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments. Dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are established through adequate documentation to be effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) generally would be subject to U.S. federal income tax as if the Non-U.S. Holder were a U.S. Holder, and– a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30% (or at a reduced rate or exemption from tax under an applicable income tax treaty).

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4.	FATCA

Under FATCA, foreign financial institutions (which term includes most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) and certain other foreign entities generally must comply with certain information reporting rules with respect to their U.S. account holders and investors or be subject to a 30% withholding tax on certain U.S.-source payments, or “withholdable payments,” made to them (whether received as a beneficial owner or as an intermediary for another party). For this purpose, “withholdable payments” are generally U.S.-source payments of fixed or determinable, annual or periodical income (including dividends (and constructive dividends), if any, on the New Common Stock), and, subject to the paragraph immediately below, also includes gross proceeds from the sale of any property of a type which can produce U.S.-source interest or dividends (which would include the New Common Stock). FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

FATCA withholding rules currently apply only to U.S.-source payments of fixed or determinable, annual or periodic income. FATCA withholding rules were previously scheduled to take effect on January 1, 2019, which would have applied to payments of gross proceeds from the sale or other disposition of property of a type that can produce U.S.-source interest or dividends. However, such withholding rules have effectively been suspended under proposed Treasury Regulations that may be relied on until final regulations become effective. Nonetheless, there can be no assurance that similar rules will not go into effect in the future. Each Non-U.S. Holder should consult its own tax advisor regarding the possible impact of these rules on such Non-U.S. Holder’s ownership of the New Common Stock.

Unless otherwise provided in the Definitive Documents, the U.S. Debtors and the Netherlands Debtor will not pay any additional amounts to Non-U.S. Holders in respect of any amounts withheld from distributions, including pursuant to FATCA. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based upon their particular circumstances.

E.	Information Reporting and Backup Withholding

The U.S. Debtors, the Netherlands Debtor and the Reorganized Debtors will withhold all amounts required by law to be withheld from payments of interest and dividends. All distributions under the U.S. Plan and the WHOA Plan, and on instruments received pursuant to the U.S. Plan or the WHOA Plan are subject to applicable federal income tax reporting and withholding. The Code imposes “backup withholding” (currently at a rate of 24%) on certain “reportable” payments to certain taxpayers, including payments of interest (including OID) and dividends on New Common Stock. Under the Code’s backup withholding rules, a Holder of an Allowed Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the U.S. Plan or the WHOA Plan, or on instruments received pursuant to the U.S. Plan or the WHOA Plan, unless in the case of a U.S. Holder, such U.S. Holder provides a properly executed IRS Form W-9 or, in the case of a Non-U.S. Holder, such Non-U.S. Holder provides a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption) to the applicable withholding agent. Backup withholding is not an additional U.S. federal income tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of income tax. A U.S. Holder of an Allowed Claim may be required to establish an exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.

The U.S. Debtors, the Netherlands Debtor and the Reorganized Debtors will comply with all applicable reporting requirements of the Code. In general, information reporting requirements may apply to distributions or payments made to a Holder of a Claim under the U.S. Plan or the WHOA Plan. In addition, from an information reporting perspective, the Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds. Holders are urged to consult their own tax advisors regarding these regulations and whether the transactions contemplated by the U.S. Plan and the WHOA Plan would be subject to these regulations and require disclosure on the Holders’ tax returns.

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F.	Importance of Obtaining Professional Tax Assistance

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE U.S. PLAN AND THE WHOA PLAN ARE COMPLEX. THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND U.S. FEDERAL INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE U.S. PLAN AND THE WHOA PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE U.S. PLAN AND THE WHOA PLAN, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

X.	CERTAIN DUTCH TAX CONSEQUENCES OF THE U.S. PLAN AND THE WHOA PLAN

A.	General

The following summary of certain Dutch taxation matters is based on the laws, published regulations thereunder and authoritative case law, all as in effect on the date of this Comprehensive Disclosure Statement, and is subject to any changes in law and the interpretation and application thereof, which changes could be made with retroactive effect. The following summary does not purport to be a comprehensive description of all the tax considerations that may be relevant for Holders of First Lien Euro Notes Claims pursuant to the U.S. Plan and the WHOA Plan and does not purport to deal with the tax consequences applicable to all categories of Holders, some of which may be subject to special rules. In view of its general nature, this general summary should be treated with corresponding caution. Further, this summary does not address the Dutch tax consequences of the DIP Premiums or similar arrangements, the tax consequences of which could be materially different from the tax consequences described herein. Those receiving DIP Premiums should consult their own tax advisors as to the tax consequences related to receipt thereof.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT DUTCH TAX ADVICE OR A COMPLETE DESCRIPTION OF ALL DUTCH TAX CONSEQUENCES THAT MAY BE RELEVANT FOR HOLDERS OF FIRST LIEN EURO NOTES CLAIMS PURSUANT TO THE U.S. PLAN AND THE WHOA PLAN. HOLDERS OF FIRST LIEN EURO NOTES CLAIMS SHOULD CONSULT THEIR OWN TAX ADVISORS ON THE TAX CONSEQUENCES RELATING TO THE U.S. PLAN AND THE WHOA PLAN.

B.	Taxation in the Netherlands

For the purposes of Dutch tax law, a holder of First Lien Euro Notes Claims or New Common Stock, may include an individual or entity who or which does not have legal title to this First Lien Euro Notes Claims and/or New Common Stock, but to whom or which nevertheless the First Lien Euro Notes Claims and/or New Common Stock or the income thereof is attributed based on specific statutory provisions or on the basis of such individual or entity having an interest in the First Lien Euro Notes Claims and/or New Common Stock or the income thereof.

This summary does not address the Dutch tax consequences for:

•	investment institutions (fiscale beleggingsinstellingen);

•	pensions funds, exempt investment institutions (vrijgestelde beleggingsinstellingen) or other Dutch tax-resident entities that are not subject to or exempt from Dutch corporate income tax;

•	corporate holders of New Common Stock which qualify for the participation exemption (deelnemingsvrijstelling) or which qualify for participation credit (deelnemingsverrekening).

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Generally speaking, a shareholding is considered to qualify as a participation for the participation exemption or participation credit if it represents an interest of 5% or more of the nominal paid-up share capital (and provided certain conditions are met). A corporate holder that does not hold at least 5% of the nominal paid-up share capital of DNI may further qualify for the participation exemption or participation credit if certain conditions are met and a related entity (a statutorily defined term) does hold a qualifying participation in DNI, or if DNI is a related entity of the relevant holder;

•

holders of First Lien Euro Notes Claims and/or New Common Stock holding a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in the Netherlands Debtor and/or DNI and holders of First Lien Euro Notes Claims and/or New Common Stock of whom a certain related person holds a substantial interest in the Netherlands Debtor and/or DNI. Generally speaking, a substantial interest in a company arises if a person, alone or, where such person is an individual, together with his or her partner (a statutorily defined term), directly or indirectly, holds or is deemed to hold (A) an interest of 5% or more of the total issued capital in that company or 5% or more of the issued capital of a certain class of shares in that company, (B) rights to acquire, directly or indirectly, such interest or (C) certain profit-sharing rights in that company;

•

persons to whom the First Lien Euro Notes Claims and/or New Common Stock and the income therefrom are attributed based on the separated private assets (afgezonderd particulier vermogen) provisions of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001);

•

entities which are a resident of Aruba, Curaçao or Sint Maarten and that have an enterprise which is carried on through a permanent establishment or a permanent representative on Bonaire, Sint Eustatius or Saba and the First Lien Euro Notes and/or New Common Stock are attributable to such permanent establishment or permanent representative;

•

holders of the First Lien Euro Notes Claims and/or New Common Stock which are not considered the beneficial owner (uiteindelijk gerechtigde) of these shares or of the benefits derived from or realized in respect of these shares;

•

are entities within the meaning of Article 2.1 of the Dutch Withholding Tax Act (Wet bronbelasting 2021) that are related to the Netherlands Debtor within the meaning of Article 3.3 in conjunction with Article 1.2, letter c, of the Dutch Withholding Tax Act (Wet bronbelasting 2021); and

•

individuals to whom the First Lien Euro Notes Claims and/or New Common Stock or the income therefrom are attributable to membership of a management board or a supervisory board or employment activities which are taxed as employment income in the Netherlands.

Where this summary refers to “the Netherlands” or “Dutch,” such reference is restricted to the part of the Kingdom of the Netherlands that is situated in Europe and to the legislation applicable in that part of the Kingdom. This summary does not address tax consequences arising in any jurisdiction other than the Netherlands.

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1.	Certain Dutch Tax Aspects of the Exchange of First Lien Euro Notes Claims for New Common Stock

a.	Dutch Withholding Tax

The exchange of First Lien Euro Notes Claims for New Common Stock issued by DNI in connection with the U.S. Plan and the WHOA Plan, will not be subject to withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

b.	Corporate and Individual Income Tax – Residents of the Netherlands

If a Holder of First Lien Euro Notes Claims other than an individual is a resident of the Netherlands or deemed to be a resident of the Netherlands for Dutch corporate income tax purposes and is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of an enterprise to which the First Lien Euro Notes Claims are attributable, income derived from the First Lien Euro Notes Claims and gains realized upon the redemption or disposal of the First Lien Euro Notes Claims are generally taxable in the Netherlands (at up to a maximum rate of 25.8% (rate for 2023)).

If an individual is a resident of the Netherlands or deemed to be a resident of the Netherlands for Dutch individual income tax purposes, income derived from the First Lien Euro Notes Claims and gains realized upon the redemption or disposal of the First Lien Euro Notes Claims are taxable at the progressive rates (at up to a maximum rate of 49.50% (rate for 2023)) under the Dutch Income Tax Act 2001, if:

(a)

the individual is an entrepreneur (ondernemer) and has an enterprise to which the First Lien Euro Notes Claims are attributable or the individual has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the First Lien Euro Notes Claims are attributable; or

(b)

such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which includes activities with respect to the First Lien Euro Notes Claims that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If neither condition (a) nor condition (b) above applies to the Holder of the First Lien Euro Notes Claims, taxable income with regard to the First Lien Euro Notes Claims must be determined on the basis of a deemed return on savings and investments (sparen en beleggen), rather than on the basis of income actually derived from the First Lien Euro Notes Claims or gains actually realized upon the redemption or disposal of the First Lien Euro Notes Claims. The fair market value of the First Lien Euro Notes Claims will be included as an asset in the individual’s yield basis for purposes of tax on savings and investments. A deemed benefit, which is calculated on the basis of a Holder’s actual bank savings plus his or her actual other investments (including the value of his or her First Lien Euro Notes Claims), minus his or her actual liabilities whilst taking into account a deemed benefit for each of these categories, is taxed at the rate of 32%. For the year 2023, the estimated deemed benefit rate for actual bank savings is 0.36%, the estimated deemed benefit rate for actual other investments is 6.17% and the deemed benefit rate for actual liabilities is 2.57%. The estimated deemed return percentages will be confirmed later.

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c.	Corporate and Individual Income Tax – Non-Residents of the Netherlands

If a person is neither a resident of the Netherlands nor is deemed to be a resident of the Netherlands for Dutch corporate or individual income tax purposes, such person is not liable to Dutch income tax in respect of income derived from the First Lien Euro Notes Claims and gains realized upon the redemption or disposal of the First Lien Euro Notes Claims, unless:

(a)

the person is not an individual and such person (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the First Lien Euro Notes Claims are attributable, or (2) is, other than by way of securities, entitled to a share in the profits of an enterprise or has a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the First Lien Euro Notes Claims are attributable. This income is and these gains are subject to Dutch corporate income tax at up to a maximum rate of 25.8% (rate for 2023);

(b)

the person is an individual and such individual (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the First Lien Euro Notes Claims are attributable, or (2) realizes income or gains with respect to the First Lien Euro Notes Claims that qualify as income from miscellaneous activities in the Netherlands which includes activities with respect to the First Lien Euro Notes Claims that exceed regular, active portfolio management, or (3) is, other than by way of securities, entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands and to which enterprise the First Lien Euro Notes Claims are attributable. Income and gains derived from the First Lien Euro Notes Claims as specified under (1) and (2) by an individual are subject to individual income tax at progressive rates up to a maximum rate of 49.50% (rate for 2023). Income derived from a share in the profits of an enterprise as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on savings and investments (as described above).

d.	Gift and Inheritance Tax

No Dutch gift or inheritance tax will be due in connection with the with the exchange of First Lien Euro Notes Claims for New Common Stock issued by DNI in connection with the U.S. Plan and/or the WHOA Plan.

e.	Value Added Tax

No Dutch value added tax will arise in connection with the exchange of First Lien Euro Notes Claims for New Common Stock issued by DNI in connection with the U.S. Plan and/or the WHOA Plan.

f.	Other Taxes

No Dutch registration tax, customs duty, transfer tax, stamp duty or any other similar documentary tax or duty will be payable in the Netherlands by in respect of or in connection with the exchange of First Lien Euro Notes Claims for New Common Stock issued by DNI in connection with the U.S. Plan and/or the WHOA Plan.

2.	Certain Dutch Aspects of Income Derived from, and Gains Realized Upon the Redemption or Disposal of, the New Common Stock

a.	Dutch Withholding Tax

All payments made by DNI in respect of New Common Stock may be made free of withholding or deduction for any taxes of whatsoever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

b.	Corporate and Individual Income Tax – Residents of the Netherlands

If a holder of New Common Stock other than an individual is a resident of the Netherlands or deemed to be a resident of the Netherlands for Dutch corporate income tax purposes and is fully subject to Dutch corporate income tax or is only subject to Dutch corporate income tax in respect of an enterprise to which the New Common Stock are attributable, income derived from the New Common Stock and gains realized upon the redemption or disposal of the New Common Stock are generally taxable in the Netherlands (at up to a maximum rate of 25.8% (rate for 2023)).

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If an individual is a resident of the Netherlands or deemed to be a resident of the Netherlands for Dutch individual income tax purposes, income derived from the New Common Stock and gains realized upon the redemption or disposal of the New Common Stock are taxable at the progressive rates (at up to a maximum rate of 49.50% (rate for 2023)) under the Dutch Income Tax Act 2001, if:

(a)

the individual is an entrepreneur (ondernemer) and has an enterprise to which the New Common Stock are attributable or the individual has, other than as a shareholder, a co-entitlement to the net worth of an enterprise (medegerechtigde), to which enterprise the New Common Stock are attributable; or

(b)

such income or gains qualify as income from miscellaneous activities (resultaat uit overige werkzaamheden), which includes activities with respect to the New Common Stock that exceed regular, active portfolio management (normaal actief vermogensbeheer).

If neither condition (a) nor condition (b) above applies to the holder of the New Common Stock, taxable income with regard to the New Common Stock must be determined on the basis of a deemed return on savings and investments (sparen en beleggen), rather than on the basis of income actually derived from the New Common Stock or gains actually realized upon the redemption or disposal of the New Common Stock. The fair market value of the New Common Stock will be included as an asset in the individual’s yield basis for purposes of tax on savings and investments. A deemed benefit, which is calculated on the basis of a holder’s actual bank savings plus his or her actual other investments (including the value of his or her New Common Stock), minus his or her actual liabilities whilst taking into account a deemed benefit for each of these categories, is taxed at the rate of 32%. For the year 2023, the estimated deemed benefit rate for actual bank savings is 0.36%, the estimated deemed benefit rate for actual other investments is 6.17% and the deemed benefit rate for actual liabilities is 2.57%. The estimated deemed return percentages will be confirmed later.

c.	Corporate and Individual Income Tax – Non-Residents of the Netherlands

If a person is neither a resident of the Netherlands nor is deemed to be a resident of the Netherlands for Dutch corporate or individual income tax purposes, such person is not liable to Dutch income tax in respect of income derived from the New Common Stock and gains realized upon the redemption or disposal of the New Common Stock, unless:

(a)

the person is not an individual and such person (1) has an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the New Common Stock are attributable, or (2) is, other than by way of securities, entitled to a share in the profits of an enterprise or has a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the New Common Stock are attributable. This income is and these gains are subject to Dutch corporate income tax at up to a maximum rate of 25.8% (rate for 2023);

(b)

the person is an individual and such individual (1) has an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands to which permanent establishment or permanent representative the New Common Stock are attributable, or (2) realizes income or gains with respect to the New Common Stock that qualify as income from miscellaneous activities in the Netherlands which includes activities with respect to the New Common Stock that exceed regular, active portfolio management, or (3) is, other than by way of securities, entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands and to which enterprise the New Common Stock are attributable. Income and gains derived from the New Common Stock as specified under (1) and (2) by an individual are subject to individual income tax at progressive rates up to a maximum rate of 49.50% (rate for 2023). Income derived from a share in the profits of an enterprise as specified under (3) that is not already included under (1) or (2) will be taxed on the basis of a deemed return on savings and investments (as described above).

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d.	Gift and Inheritance Tax

Dutch gift or inheritance taxes will not be levied on the occasion of the transfer of the New Common Stock by way of gift by, or on the death of, a holder of New Common Stock, unless:

(a)	the holder of the New Common Stock is, or is deemed to be, resident in the Netherlands for the purpose of the relevant provisions; or

(b)

the transfer is construed as an inheritance or gift made by, or on behalf of, a person who, at the time of the gift or death, is or is deemed to be resident in the Netherlands for the purpose of the provisions.

e.	Value Added Tax

In general, no Dutch value added tax will arise in respect of a cash payment made under the New Common Stock, or in respect of a transfer of the New Common Stock.

f.	Other Taxes and Duties

No registration tax, customs duty, transfer tax, stamp duty, capital tax or any other similar documentary tax or duty will be payable in the Netherlands by a holder in respect of or in connection with the subscription, issue, placement, allotment, delivery or transfer of the New Common Stock.

XI. RECOMMENDATION OF THE COMPANY

In the opinion of the Company, the U.S. Plan and the WHOA Plan are preferable to the alternatives described in this Comprehensive Disclosure Statement because it provides for a larger distribution to Holders of Allowed Claims and Interests than would otherwise result in a liquidation under chapter 7 of the Bankruptcy Code. In addition, any alternative other than Confirmation of the U.S. Plan and sanctioning of the WHOA Plan could result in extensive delays and increased administrative expenses resulting in smaller distributions to Holders of Allowed Claims than proposed under the U.S. Plan and the WHOA Plan. Accordingly, the Company recommends that Voting Classes vote to accept the U.S. Plan and the WHOA Plan and support Confirmation of the U.S. Plan and sanctioning of the WHOA Plan.

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Diebold Nixdorf, Incorporated

On behalf of itself and each of the other U.S. Debtors

By:	/s/ James Barna
Name:	James Barna
Title:	Executive Vice President; Chief Financial Officer

Diebold Nixdorf Dutch Holding B.V.

On behalf of itself and each of the Dutch Scheme Parties

By:	/s/ Elizabeth C. Radigan
Name:	Elizabeth C. Radigan
Title:	Managing Director

Dated: May 30, 2023

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Exhibit 1

See attached

Exhibit 10.1

Execution Version

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AND SHALL NOT BE CONSTRUED AS AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN, A WHOA PLAN OR ANY OTHER RESTRUCTURING PLAN WITHIN THE MEANING OF SECTION 1125 OF THE U.S. BANKRUPTCY CODE, THE DUTCH RESTRUCTURING LAW OR ANY OTHER LAW. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE U.S. BANKRUPTCY CODE, THE DUTCH RESTRUCTURING LAW AND OTHER APPLICABLE LAW. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE, OR BE CONSTRUED AS, AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS RESTRUCTURING SUPPORT AGREEMENT HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE, FEDERAL AND OTHER STATUTES, RULES, AND LAWS. THIS RESTRUCTURING SUPPORT AGREEMENT AND THE INFORMATION CONTAINED HEREIN ARE SUBJECT TO THE TERMS OF ANY CONFIDENTIALITY AGREEMENTS (AS DEFINED HEREIN).

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 2 and as may be amended, supplemented, or otherwise modified from time to time in accordance with Section 14, this “Agreement”) is made and entered into as of May 30, 2023 (the “Execution Date”), by and among the following parties, as applicable (each of the following described in sub-clauses (i) through (viii) of this preamble, collectively, the “Parties”):1

i.

Diebold Nixdorf, Incorporated, an Ohio corporation, and each of its direct and indirect subsidiaries listed on Exhibit A-1 to this Agreement that have executed and delivered counterpart signature pages to this Agreement to counsel to the Consenting Creditors (collectively, the “Company Parties”);

ii.

the undersigned holders of, or solely to the extent set forth on a signature page hereto, investment advisors, sub-advisors, or managers (together with their respective successors and permitted assignees) of discretionary accounts or other beneficial owners that hold Superpriority Term Loan Claims that have executed and delivered counterpart signature pages to this Agreement to counsel to the Company Parties (collectively, the “Initial Consenting Superpriority Term Loan Creditors”);

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them herein.

iii.

the undersigned holders of, or solely to the extent set forth on a signature page hereto, investment advisors, sub-advisors, or managers (together with their respective successors and permitted assignees) of discretionary accounts or other beneficial owners that hold First Lien Term Loan Claims that have executed and delivered counterpart signature pages to this Agreement to counsel to the Company Parties (collectively, the “Initial Consenting First Lien Term Loan Creditors”);

iv.

the undersigned holders of, or solely to the extent set forth on a signature page hereto, investment advisors, sub-advisors, or managers (together with their respective successors and permitted assignees) of discretionary accounts or other beneficial owners that hold First Lien U.S. Notes Claims that have executed and delivered counterpart signature pages to this Agreement to counsel to the Company Parties (collectively, the “Initial Consenting First Lien U.S. Notes Creditors”);

v.

the undersigned holders of, or solely to the extent set forth on a signature page hereto, investment advisors, sub-advisors, or managers (together with their respective successors and permitted assignees) of discretionary accounts or other beneficial owners that hold First Lien Euro Notes Claims that have executed and delivered counterpart signature pages to this Agreement to counsel to the Company Parties (collectively, the “Initial Consenting First Lien Euro Notes Creditors” and, collectively with the Initial Consenting First Lien Term Loan Creditors and the Initial Consenting First Lien U.S. Notes Creditors, the “Initial Consenting First Lien Creditors”);

vi.

the undersigned holders of, or solely to the extent set forth on a signature page hereto, investment advisors, sub-advisors, or managers (together with their respective successors and permitted assignees) of discretionary accounts or other beneficial owners that hold Second Lien Notes Claims that have executed and delivered counterpart signature pages to this Agreement to counsel to the Company Parties (collectively, the “Initial Consenting Second Lien Notes Creditors” and, collectively with the Initial Consenting Superpriority Term Loan Creditors and the Initial Consenting First Lien Creditors, the “Initial Consenting Creditors”);

vii.

the undersigned holders of, or solely to the extent set forth on a signature page hereto, investment advisors, sub-advisors, or managers (together with their respective successors and permitted assignees) of discretionary accounts or other beneficial owners that hold 2023 Stub First Lien Term Loan Claims that have executed and delivered a Joinder or Transfer Agreement to counsel to the Company Parties (collectively, the “Consenting 2023 Stub First Lien Term Loan Creditors”); and

viii.	the undersigned DIP Backstop Parties.

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RECITALS

WHEREAS, prior to the date hereof, the Company Parties and the Consenting Creditors have, in good faith and at arm’s length, negotiated certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure to be implemented pursuant to (x) a pre-packaged chapter 11 plan of reorganization to be filed by the Debtors in connection with the commencement by the Debtors of voluntary cases under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “U.S. Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “U.S. Bankruptcy Court”), (y) a scheme of arrangement to be filed by Diebold Dutch Holding in connection with the commencement by Diebold Dutch Holding of voluntary scheme proceedings (the “Dutch Scheme Proceedings”) under the Dutch Act on Confirmation of Extrajudicial Plans (Wet homologatie onderhands akkoord) (the “Dutch Restructuring Law”) in the District Court of Amsterdam (the “Dutch Court”) and (z) recognition of such scheme of arrangement pursuant to, among other Recognition Proceedings, a case commenced under chapter 15 of the U.S. Bankruptcy Code by Diebold Dutch Holding (the “Chapter 15 Proceedings”), on the terms set forth in this Agreement and as specified in the term sheet attached as Exhibit B hereto (including all exhibits, annexes, and schedules thereto and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, the “Restructuring Term Sheet”), subject to agreement on definitive documentation and approval by the U.S. Bankruptcy Court and the Dutch Court;

WHEREAS, the Company Parties will implement the Restructuring Transactions on the terms and conditions set forth in this Agreement (including the Restructuring Term Sheet);

WHEREAS, each Party hereto listed on Exhibit G as a “DIP Backstop Party” (each, a “DIP Backstop Party” and, collectively, the “DIP Backstop Parties”) has agreed to, severally and not jointly, commit to backstop (or cause to be backstopped) a portion of the DIP Facility as set forth on Exhibit G (such commitment, in each case, a “DIP Backstop Commitment”) on the terms set forth herein; and

WHEREAS, the Parties desire to express their mutual support and commitment in respect of the Restructuring Transactions, including through the consummation of the Chapter 11 Plan and WHOA Plan on the terms and conditions contained in this Agreement and the Restructuring Term Sheet.

NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

3

AGREEMENT

Section 1. Definitions and Interpretation.

1.01. Definitions. The following terms shall have the following definitions:

“2023 Stub First Lien Credit Agreement” means that certain Credit Agreement, dated as of November 23, 2015, by and among DNI, as borrower, certain of the other Company Parties from time to time party thereto, as subsidiary borrowers, the lenders from time to time party thereto, and J.P. Morgan Chase Bank, N.A., solely in its capacity as Administrative Agent, as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.

“2023 Stub First Lien Term Loan” means that certain prepetition first lien term loan facility, due 2023, provided for under the 2023 Stub First Lien Credit Agreement.

“2023 Stub First Lien Term Loan Claims” means any Claim against any Company Party arising under, derived from, based on or related to the 2023 Stub First Lien Term Loan and the 2023 Stub First Lien Credit Agreement.

“2024 Stub Unsecured Notes” means those certain 8.50% senior notes due 2024, issued by DNI pursuant to the 2024 Stub Unsecured Notes Indenture.

“2024 Stub Unsecured Notes Claims” means any Claim against any Company Party arising under, derived from, based on or related to the 2024 Stub Unsecured Notes and the 2024 Stub Unsecured Notes Indenture.

“2024 Stub Unsecured Notes Indenture” means that certain Indenture, dated as of April 19, 2016, among DNI, as issuer, certain Company Parties, as guarantors, and U.S. Bank Trust Company, National Association, solely in its capacity as Trustee, as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, relating to the 2024 Stub Unsecured Notes.

“ABL Credit Agreement” means that certain Asset-Based Revolving Credit and Guaranty Agreement, dated as of December 29, 2022, by and among certain of the Company Parties, as borrowers and guarantors, the lenders from time to time party thereto, J.P. Morgan Chase Bank, N.A., as Administrative Agent, and the collateral agents party thereto, as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.

“ABL Facility” means (a) that certain prepetition priority asset-based revolving credit facility, due 2026 and (b) that certain prepetition first-in-last-out term loan facility due 2023, provided for under the ABL Credit Agreement.

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“ABL Facility Claims” means Claims arising under, derived from, based on or related to the ABL Facility and the ABL Credit Agreement.

“Ad Hoc Group Advisors” means Davis Polk & Wardwell LLP and Houlihan Lokey, Inc., as counsel and financial advisor, respectively, to an ad hoc group of Consenting Creditors, as well as any local counsel(s) to such ad hoc group, including, but not limited to, Loyens & Loeff N.V. and Porter Hedges LLP.

“Additional Consenting First Lien Creditors” means, collectively, the Additional Consenting First Lien Euro Notes Creditors, Additional Consenting First Lien Term Loan Creditors and Additional Consenting First Lien U.S. Notes Creditors.

“Additional Consenting First Lien Euro Notes Creditors” means those Consenting First Lien Euro Notes Creditors that execute a Joinder following the date hereof.

“Additional Consenting First Lien Term Loan Creditors” means those Consenting First Lien Term Loan Creditors that execute a Joinder following the date hereof.

“Additional Consenting First Lien U.S. Notes Creditors” means those Consenting First Lien U.S. Notes Creditors that execute a Joinder following the date hereof.

“Additional Consenting Second Lien Notes Creditors” means those Consenting Second Lien Notes Creditors that execute a Joinder following the date hereof.

“Additional Consenting Superpriority Term Loan Creditors” means those Consenting Superpriority Term Loan Creditors that execute a Joinder following the date hereof.

“Additional New Common Stock” has the meaning set forth in the DIP Term Sheet.

“Administrative Claim” means a Claim against a Debtor for the costs and expenses of administration of the Chapter 11 Cases arising on or prior to the Effective Date pursuant to sections 328, 330, or 503(b) of the U.S. Bankruptcy Code and entitled to priority pursuant to sections 507(a)(2), 507(b), or 1114(e)(2) of the U.S. Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Debtors’ estates and operating the Debtors’ businesses; and (b) Allowed Professional Fee Claims.

“Affiliate” has the meaning set forth in section 101(2) of the U.S. Bankruptcy Code.

“Agent” means any administrative agent, collateral agent, or similar Entity under the 2023 Stub First Lien Credit Agreement, the ABL Credit Agreement, the First Lien Credit Agreement or the Superpriority Credit Agreement, in each case, including any predecessor or successor thereto.

“Agents/Trustees” means, collectively, each of the Agents and Trustees.

5

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto (including the Restructuring Term Sheet) in accordance with Section 2.

“Agreement Effective Date” means the date on which the conditions set forth in Section 3 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

“Allowed” means, as to a Claim or an Interest, a Claim or an Interest allowed under the Chapter 11 Plan, under the U.S. Bankruptcy Code, or by a Final Order, as applicable.

“Alternative Restructuring Proposal” means any plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, winding up, assignment for the benefit of creditors, asset sale, share issuance, tender offer, rights offering, exchange offer, consent solicitation, recapitalization, plan of reorganization, plan of arrangement, plan of liquidation, share exchange, business combination, joint venture, contingent value rights issuance, or similar transaction involving any one or more Company Parties or the debt, equity, or other Interests in any one or more Company Parties, in each case, other than the Restructuring Transactions.

“Business Day” means any day other than a Saturday, Sunday, or legal holiday, as defined in Bankruptcy Rule 9006(a).

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Chapter 11 Plan” means the joint plan of reorganization to be filed by the Debtors under chapter 11 of the U.S. Bankruptcy Code that is consistent in all material respects with the Restructuring Term Sheet and embodies the Restructuring Transactions.

“Chapter 11 Plan Supplement” means the compilation of documents and forms and/or term sheets of documents, agreements, schedules, and exhibits to the Chapter 11 Plan that will be filed by the Debtors with the U.S. Bankruptcy Court prior to the Effective Date, each of which shall be consistent in all material respects with this Agreement (to the extent applicable) and subject to the consent rights set forth in Section 4.

“Chapter 15 Documents” means all documents, in the judgement of the Company Parties, necessary or appropriate to effectuate recognition of the Dutch Scheme Proceedings in the United States pursuant to chapter 15 of the U.S. Bankruptcy Code.

“Chapter 15 Proceedings” has the meaning set forth in the recitals to this Agreement.

6

“Claim” has the meaning ascribed to it in section 101(5) of the U.S. Bankruptcy Code and shall include, for the avoidance of doubt, any right to payment in respect of the Prepetition Debt.

“Class” means a category of holders of Claims or Interests pursuant to section 1122(a) of the U.S. Bankruptcy Code and the Dutch Restructuring Law, as applicable.

“Company Claims” means any Claim against a Company Party.

“Company Parties” has the meaning set forth in the recitals to this Agreement.

“Confidentiality Agreement” means an executed confidentiality agreement, including with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Restructuring Transactions.

“Consenting 2023 Stub First Lien Term Loan Creditors” has the meaning set forth in the preamble hereto.

“Consenting Creditors” means, collectively, Consenting Superpriority Term Loan Creditors, Consenting First Lien Term Loan Creditors, Consenting First Lien U.S. Notes Creditors, Consenting First Lien Euro Notes Creditors, Consenting 2023 Stub First Lien Term Loan Creditors and Consenting Second Lien Notes Creditors. For the avoidance of doubt, the term “Consenting Creditors” shall not include any Company Party.

“Consenting First Lien Creditors” means, collectively, the Consenting 2023 Stub First Lien Term Loan Creditors, the Initial Consenting First Lien Creditors and the Additional Consenting First Lien Creditors.

“Consenting First Lien Euro Notes Creditors” means, collectively, the Initial Consenting First Lien Euro Notes Creditors and the Additional Consenting First Lien Euro Notes Creditors.

“Consenting First Lien Term Loan Creditors” means, collectively, the Initial Consenting First Lien Term Loan Creditors and the Additional Consenting First Lien Term Loan Creditors.

“Consenting First Lien U.S. Notes Creditors” means, collectively, the Initial Consenting First Lien U.S. Notes Creditors and the Additional Consenting First Lien U.S. Notes Creditors.

“Consenting Second Lien Notes Creditors” means, collectively, the Initial Consenting Second Lien Notes Creditors and the Additional Consenting Second Lien Notes Creditors.

“Consenting Superpriority Term Loan Creditors” means, collectively, the Initial Consenting Superpriority Term Loan Creditors and the Additional Consenting Superpriority Term Loan Creditors.

7

“Consummation” means the occurrence of the Effective Date.

“Debtor Intercompany Claims” means any Claim held by a Debtor against another Debtor.

“Debtors” means the Company Parties that shall commence Chapter 11 Cases, listed on Exhibit A-2.

“Definitive Documents” means the documents listed in Section 4.01.

“Diebold Dutch Holding” means Diebold Nixdorf Dutch Holding B.V.

“DIP Agent” means, collectively, GLAS USA LLC, in its capacity as Administrative Agent, and GLAS Americas LLC, in its capacity as Collateral Agent, in each case, under the DIP Credit Agreement, and any predecessor or successor thereto, or any other institution acceptable to the Required DIP Backstop Parties and the DIP Borrower.

“DIP Backstop Commitment” has the meaning set forth in the recitals to this Agreement.

“DIP Commitment Outside Date” means June 2, 2023.

“DIP Backstop Party” has the meaning set forth in the recitals to this Agreement.

“DIP Borrower” means DNI.

“DIP Claim” means any claim arising under, derived from or based upon the DIP Documents, including claims for all principal amounts outstanding, interest, fees, expenses, costs, penalties, and other charges arising under the DIP Documents.

“DIP Closing Date” has the meaning assigned to the term “Closing Date” in the DIP Term Sheet.

“DIP Credit Agreement” means that certain Superpriority Secured Debtor In Possession Credit Agreement, to be entered into by the DIP Borrower, the other DIP Obligors, the DIP Lenders and the DIP Agent, and which shall be on terms substantially consistent with the DIP Term Sheet or otherwise acceptable to the Specified DIP Backstop Parties and the DIP Borrower, as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.

“DIP Documents” means the documentation governing the DIP Facility, including the DIP Credit Agreement, DIP Orders and any related credit agreement, security agreement or similar documents, in each case, substantially consistent with the DIP Term Sheet, Exit Term Sheet or otherwise acceptable to the Specified DIP Backstop Parties and the DIP Borrower, as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, in accordance with the terms and conditions set forth herein and therein.

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“DIP Facility” means that certain $1,250,000,000 debtor-in-possession term loan credit facility to be provided by the DIP Lenders on the terms of, and subject to the conditions set forth in, the DIP Credit Agreement.

“DIP Guarantors” means the Debtors and their Affiliates that shall guarantee the DIP Borrower’s obligations in connection with the DIP Facility.

“DIP Lenders” means, collectively the banks, financial institutions, and other lenders party to the DIP Credit Agreement from time to time, each solely in their capacity as such.

“DIP Obligors” means, collectively, the DIP Borrower and the DIP Guarantors.

“DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

“DIP Term Sheet” means the debtor-in-possession financing term sheet setting forth the terms of the DIP Facility attached to the Restructuring Term Sheet as Exhibit 1.

“Disclosure Statement” means the comprehensive disclosure statement with respect to the Chapter 11 Plan and the WHOA Plan, including, in each case, all exhibits, schedules, supplements, modifications or amendments thereto, which shall be consistent with this Agreement.

“DNI” means Diebold Nixdorf, Incorporated, an Ohio corporation.

“DNI Interests” means any Interest of DNI.

“Dutch Court” has the meaning set forth in the preamble to this Agreement.

“Dutch Restructuring Law” has the meaning set forth in the preamble to this Agreement.

“Dutch Sanction Hearing” means the hearing to consider sanction of the WHOA Plan.

“Dutch Sanction Order” means the order of the Dutch Court sanctioning the WHOA Plan.

“Dutch Scheme Parties” means the Company Parties listed on Exhibit 1 to the WHOA Plan.

“Dutch Scheme Proceedings” has the meaning set forth in the preamble to this Agreement.

“Effective Date” means the date on which all conditions to consummation of the Chapter 11 Plan and WHOA Plan have been satisfied in full or waived, in accordance with the terms of the Chapter 11 Plan and the WHOA Plan, and the Chapter 11 Plan and the WHOA Plan become effective.

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“Enforcement Action” means, except to the extent expressly permitted by an order of the U.S. Bankruptcy Court: (a) any step towards the acceleration of any payment of any Prepetition Debt or any other indebtedness of any Company Party or any other Affiliate thereof, including the making of any declaration that any Prepetition Debt or any such other indebtedness is immediately due and payable or due and payable on demand; (b) exercise or seek to exercise any rights or remedies, including any right of set-off or recoupment, account combination or payment netting against any Company Party or Affiliate thereof, or institute or attempt to institute any action or proceeding with respect to such rights and remedies (including any action of foreclosure); (c) any action of any kind to recover or demand cash cover in respect of all or any part of indebtedness owed by any Company Party or Affiliate thereof; (d) the taking of any steps to enforce or require the enforcement of any guarantee, mortgage, charge, pledge, lien or other security interest or any other agreement or arrangement having a similar effect granted by any Company Party or any Affiliate thereof or granted by any other person as security or credit support for an obligation of any Company Party or Affiliate thereof, including the exercise of any right under any collateral access agreements, landlord waiver or bailee’s letter or similar agreement; (e) the taking of any steps to block any bank account or securities account of any Company Party or Affiliate thereof or otherwise restrict any Company Party’s or Affiliate thereof access to any bank account or securities account, including the issuance of any notices of sole control to any account bank or securities intermediary; (f) any action of any kind to sue, claim or institute or continue legal process (including legal proceedings, execution, distress and diligence) against any Company Party or Affiliate thereof; (g) any action of any kind to designate an early termination date under any document evidencing a derivative transaction or terminate, or close out any transaction under any document evidencing a derivative transaction, prior to its stated maturity, or demand payment of any amount which would become payable on or following an early termination date or any such termination or close-out; and (h) the petitioning, applying for, voting for or taking of any step towards or in connection with the involuntary commencement of any Restructuring Proceeding in respect of any Company Party or any Affiliate thereof.

“Entity” has the meaning set forth in section 101(15) of the U.S. Bankruptcy Code.

“Equity Interests” or “Interests” means any common stock, limited liability company interest, equity security (as defined in section 101(16) of the U.S. Bankruptcy Code), equity, ownership, profit interests, unit, or share in a Debtor, including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtors and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable Securities or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

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“Exit Facility Credit Agreement” means the credit agreement governing the Exit Facility, the form of which shall be included in the Chapter 11 Plan Supplement, and which shall be on terms substantially consistent with the Exit Facility Term Sheet or otherwise acceptable to the Required DIP Lenders, the Required Consenting Creditors and the Company Parties and otherwise in form and substance acceptable to the Required DIP Lenders, the Required Consenting Creditors and the Company Parties.

“Exit Facility Documents” means, collectively, the Exit Facility Credit Agreement, and all other agreements, documents, and instruments evidencing or securing the Exit Facility, to be delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, and other security documents) and which shall be on terms substantially consistent with the Exit Facility Term Sheet or otherwise acceptable to the Required DIP Lenders and the Company Parties and otherwise in form and substance acceptable to the Required DIP Lenders, the Required Consenting Creditors and the Company Parties.

“Exit Facility” means the senior secured term loan facility on terms materially consistent with those set forth in the Exit Facility Term Sheet.

“Exit Facility Term Sheet” means the term sheet setting forth the material terms of the Exit Facility attached as Exhibit 2 to the Restructuring Term Sheet.

“Final DIP Order” means the order of the U.S. Bankruptcy Court approving the DIP Facility on a final basis, which order shall be in form and substance satisfactory to the DIP Obligors and the Required DIP Lenders.

“Final Order” means, as applicable, an order or judgment of the U.S. Bankruptcy Court, the Dutch Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, modified, or amended, vacated or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument, or rehearing shall then be pending or (ii) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the U.S. Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument, or rehearing shall have been denied, or resulted in no modification of such order, and such time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with U.S. Bankruptcy Rule 8002; provided, that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the U.S. Bankruptcy Rules may be filed relating to such order, shall not cause an order not to be a Final Order.

“First Day Pleadings” means the first-day pleadings that the Company Parties determine are necessary or desirable to file with the U.S. Bankruptcy Court.

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“First Lien Claims” means, collectively, the First Lien Term Loan Claims, 2023 Stub First Lien Term Loan Claims and the First Lien Notes Claims.

“First Lien Credit Agreement” means that certain Credit Agreement, dated as of December 29, 2022, by and among DNI, as borrower, certain of the Company Parties, as guarantors, the First Lien Term Loan Lenders, the First Lien Term Loan Administrative Agent, and the First Lien Term Loan Collateral Agent, as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.

“First Lien Euro Noteholders” means collectively, the banks, financial institutions, and other holders of the First Lien Euro Notes, each solely in their capacity as such.

“First Lien Euro Notes” means the first lien Euro-denominated notes issued under the First Lien Euro Notes Indenture.

“First Lien Euro Notes Claims” means any Claim against any Company Party arising under, derived from, based on or related to the notes and commitments arising under the First Lien Euro Notes and the First Lien Euro Notes Indenture, including any guarantee thereof.

“First Lien Euro Notes Collateral Agent” means GLAS Americas LLC, solely in its capacity as Notes Collateral Agent under the First Lien Euro Notes Indenture, and any predecessor or successor thereto.

“First Lien Euro Notes Indenture” means that certain amended and restated senior secured notes indenture, dated as of December 29, 2022 among Diebold Nixdorf Dutch Holding B.V., as issuer, Diebold Nixdorf, Incorporated, as guarantor, certain of the Company Parties, as guarantors, the First Lien Euro Notes Trustee, as Trustee, and the First Lien Euro Notes Collateral Agent, as Notes Collateral Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, relating to the First Lien Euro Notes.

“First Lien Euro Notes Trustee” means U.S. Bank Trust Company, National Association, solely in its capacity as Trustee under the First Lien Euro Notes Indenture, and any predecessor or successor thereto.

“First Lien Notes” means, collectively, the First Lien U.S. Notes and the First Lien Euro Notes.

“First Lien Notes Claims” means, collectively, the First Lien U.S. Notes Claims and the First Lien Euro Notes Claims.

“First Lien Notes Guarantee and Lien Release Documents” means, collectively, the instruction letters to, as applicable, the First Lien U.S. Notes Trustee, the First Lien Euro Notes Trustee, the First Lien U.S. Notes Collateral Agent and the First Lien Euro Notes Collateral Agent in the forms attached hereto as Exhibit E-3 and the Security Release Agreement in the form attached hereto as Exhibit F.

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“First Lien Notes Indentures” means, collectively, the First Lien U.S. Notes Indenture and the First Lien Euro Notes Indenture.

“First Lien Term Loan” means that certain prepetition first lien term loan facility due 2025, provided for under the First Lien Credit Agreement.

“First Lien Term Loan Administrative Agent” means JPMorgan Chase Bank, N.A., solely in its capacity as Administrative Agent under the First Lien Credit Agreement, and any predecessor or successor thereto.

“First Lien Term Loan Claims” means any Claim against any Company Party arising under, derived from, based on or related to the loans and commitments under the First Lien Term Loan and the First Lien Credit Agreement, including any guarantee thereof.

“First Lien Term Loan Collateral Agent” means GLAS Americas LLC, solely in its capacity as Collateral Agent under the First Lien Credit Agreement, and any predecessor or successor thereto.

“First Lien Term Loan Forbearance and Amendment Agreement” means the Forbearance and Amendment Agreement substantially in the form attached hereto as Exhibit E-5.

“First Lien Term Loan Guarantee and Lien Release Documents” means, collectively, the Guarantor Limited Release Agreement in substantially the form attached hereto as Exhibit E-2 and the Security Release Agreement in substantially the form attached hereto as Exhibit F.

“First Lien Term Loan Lenders” means, collectively, the banks, financial institutions, and other lenders party to the First Lien Credit Agreement from time to time, each solely in their capacity as such.

“First Lien U.S. Noteholders” means, collectively, the banks, financial institutions, and other holders of the First Lien U.S. Notes, each solely in their capacity as such.

“First Lien U.S. Notes” means the U. S. dollar-denominated notes issued under the First Lien U.S. Notes Indenture.

“First Lien U.S. Notes Claims” means any Claim against any Company Party arising under, derived from, based on or related to the notes and commitments under the First Lien U.S. Notes and the First Lien U.S. Notes Indenture, including any guarantee thereof.

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“First Lien U.S. Notes Collateral Agent” means GLAS Americas LLC, solely in its capacity as the Notes Collateral Agent under the First Lien U.S. Notes Indenture, and any predecessor or successor thereto.

“First Lien U.S. Notes Indenture” means that certain amended and restated senior secured notes indenture, dated as of December 29, 2022, among Diebold Nixdorf, Incorporated, as issuer, certain of the Company Parties, as guarantors, the First Lien U.S. Notes Trustee, as Trustee, and the First Lien U.S. Notes Collateral Agent, as Notes Collateral Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, relating to the First Lien U.S. Notes.

“First Lien U.S. Notes Trustee” means U.S. Bank Trust Company, National Association, solely in its capacity as Trustee under the First Lien U.S. Notes Indenture, and any predecessor or successor thereto.

“General Unsecured Claim” means any Claim that is not a Secured Claim and is not an Administrative Claim (including, for the avoidance of doubt, a Professional Fee Claim, the Debtors’ obligations to deliver the Additional New Common Stock to the recipients entitled thereto, as set forth in this Agreement, and all reasonable and documented fees and expenses of the Ad Hoc Group Advisors that the Company Parties are obligated to pay pursuant to this Agreement, and for which the Company Parties have received an invoice), an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, an ABL Facility Claim, a Superpriority Term Loan Claim, a First Lien Claim, a Second Lien Notes Claim, a 2024 Stub Unsecured Notes Claim, a Section 510(b) Claim, a Debtor Intercompany Claim, or a Non-Debtor Intercompany Claim.

“Initial Consenting Creditors” has the meaning set forth in the preamble to this Agreement.

“Initial Consenting First Lien Creditors” has the meaning set forth in the preamble to this Agreement.

“Initial Consenting First Lien Euro Notes Creditors” has the meaning set forth in the preamble to this Agreement.

“Initial Consenting First Lien Term Loan Creditors” has the meaning set forth in the preamble to this Agreement.

“Initial Consenting First Lien U.S. Notes Creditors” has the meaning set forth in the preamble to this Agreement.

“Initial Consenting Second Lien Notes Creditors” has the meaning set forth in the preamble to this Agreement.

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“Initial Consenting Superpriority Term Loan Creditors” has the meaning set forth in the preamble to this Agreement.

“Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the U.S. Bankruptcy Code or under the Dutch Restructuring Law.

“Intercompany Interest” means an Interest held by a Debtor or an Affiliate of a Debtor.

“Interim DIP Order” means the order of the U.S. Bankruptcy Court approving the DIP Facility on an interim basis, which order shall be in form and substance reasonably satisfactory to the DIP Obligors and the Required DIP Lenders.

“Joinder” means a joinder to this Agreement substantially in the form attached hereto as Exhibit D.

“Joining DIP Commitment Party” has the meaning set forth in Section 6.05.

“Law” means any federal, state, local, EU law instruments (including directives and regulations), or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the U.S. Bankruptcy Court and Dutch Court).

“Lien” as defined in section 101(37) of the U.S. Bankruptcy Code.

“Milestones” means the milestones set forth in Section 5, as any such milestone may be extended or waived in writing in accordance with the terms of Section 5.

“New Common Stock” means the new common equity securities of Reorganized DNI.

“New Corporate Governance Documents” means the amended and restated or new applicable corporate governance documents (including, without limitation, the certificate or articles of incorporation, limited liability company agreement, partnership agreement, stockholders agreement, registration rights agreement or such other applicable formation documents or governance documents (if any) of the Reorganized Company Parties, forms of which shall be included in the Chapter 11 Plan Supplement, and all of which shall be in form and substance reasonably acceptable to the Company Parties and the Required Consenting Creditors.

“New Management Incentive Plan” means the management incentive plan to be implemented by Reorganized DNI, which shall be substantially consistent with the Restructuring Term Sheet.

“No Recourse Party” has the meaning given to such term in Section 6.19.

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“Non-Debtor Intercompany Claim” means any Claim held by a non-Debtor Affiliate of the Debtors against a Debtor.

“Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the U.S. Bankruptcy Code.

“Other Secured Claim” means any Secured Claim, other than a DIP Claim, a First Lien Claim or a Second Lien Notes Claim.

“Outside Date” has the meaning set forth in Section 13.05.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Transferee” means each transferee of any Company Claims who meets the requirements of Section 10.01.

“Petition Date” means the date on which the Debtors file their chapter 11 petitions under the U.S. Bankruptcy Code and commence the Chapter 11 Cases.

“Prepetition Debt” means, collectively, the Company Parties’ and their Affiliates’ obligations under the: 2023 Stub First Lien Credit Agreement, 2024 Stub Unsecured Notes Indenture, ABL Credit Agreement, First Lien Credit Agreement, First Lien Euro Notes Indenture, First Lien U.S. Notes Indenture, Second Lien Notes Indenture and Superpriority Credit Agreement.

“Prepetition Intercreditor Agreements” means, collectively, (i) that certain 2022 ABL Intercreditor Agreement, dated as of December 29, 2022, by among the Agents/Trustees party thereto, and acknowledged by the grantors party thereto from time to time; (ii) that certain Junior Lien Intercreditor Agreement, dated as of December 29, 2022, by and among the Agents/Trustees party thereto; (iii) that certain Multi-Lien Intercreditor Agreement dated as of December 29, 2022, by and among the Agents/Trustees party thereto; (iv) that certain Non-Released Multi-Lien Intercreditor Agreement, dated as of December 29, 2022, by and among the Agents/Trustees party thereto; and (v) that certain the First Lien Pari Passu Intercreditor Agreement, dated as of December 29, 2022, by and among the Agents/Trustees party thereto, in each case as may be amended, restated, amended and restated, supplemented or modified from time.

“Priority Tax Claim” means any Claim of a governmental unit (as defined in section 101(27) the U.S. Bankruptcy Code) of the kind specified in section 507(a)(8) of the U.S. Bankruptcy Code.

“Professional Fee Claim” means any Claim by a professional seeking an award by the U.S. Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the U.S. Bankruptcy Code.

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“Qualified Marketmaker” means an Entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims), in its capacity as a dealer or market maker in Company Claims and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Recognition Proceedings” means an in-court proceeding, commenced by a Company Party, to effectuate the recognition of the restructuring contemplated by this Agreement and the Restructuring Term Sheet, including proceedings to be commenced under chapter 15 of the U.S. Bankruptcy Code.

“Reinstatement” or “Reinstated” means with respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired in accordance with section 1124 of the U.S. Bankruptcy Code.

“Reorganized Company Parties” means a Company Party, or any successor or assign thereto, by merger, reorganization, consolidation, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date.

“Reorganized DNI” means DNI, or any successor or assign thereto, by merger, reorganization, consolidation, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date.

“Reorganized DNI Board” means the Board of Directors of Reorganized DNI on the Effective Date, the members of which shall be selected consistent with the Restructuring Term Sheet.

“Required Consenting Creditors” means the Required Consenting First Lien Creditors.

“Required Consenting First Lien Creditors” means, as of the relevant date (a) at least two (2) unaffiliated Initial Consenting First Lien Creditors holding at least 55.01% of the aggregate principal amount of First Lien Claims that are held by all Initial Consenting First Lien Creditors in aggregate; (b) if there are not at least two (2) unaffiliated Initial Consenting First Lien Creditors holding at least 55.01% of the aggregate outstanding principal amount of such First Lien Claims, then the Consenting First Lien Creditors holding at least 55.01% of the aggregate outstanding principal amount of First Lien Claims that are held by the Initial Consenting First Lien Creditors; or (c) if there are no Initial Consenting First Lien Creditors party to this Agreement, Consenting First Lien Creditors holding at least 55.01% of the aggregate outstanding principal amount of the First Lien Claims held by such Consenting First Lien Creditors.

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“Required Consenting Second Lien Notes Creditors” means, as of the relevant date (a) at least two (2) unaffiliated Initial Consenting Second Lien Notes Creditors holding at least 50.01% of the aggregate principal amount of Second Lien Notes Claims that are held by all Initial Consenting Second Lien Notes Creditors in aggregate; (b) if there are not at least two (2) unaffiliated Initial Consenting Second Lien Notes Creditors holding at least 50.01% of the aggregate outstanding principal amount of such Second Lien Notes Claims, then the Consenting Second Lien Notes Creditors holding at least 50.01% of the aggregate outstanding principal amount of Second Lien Notes Claims that are held by the Initial Consenting Second Lien Notes Creditors; or (c) if there are no Initial Consenting Second Lien Notes Creditors party to this Agreement, Consenting Second Lien Notes Creditors holding at least 50.01% of the aggregate outstanding principal amount of Second Lien Notes Claims that are held by the Consenting Second Lien Notes Creditors.

“Required Consenting Superpriority Term Loan Creditors” means, as of the relevant date (a) at least two (2) unaffiliated Initial Consenting Superpriority Term Loan Creditors holding at least 50.01% of the aggregate principal amount of Superpriority Term Loan Claims held by all Initial Consenting Superpriority Term Loan Creditors in aggregate; (b) if there are not at least two (2) unaffiliated Initial Consenting Superpriority Term Loan Creditors holding at least 50.01% of the aggregate outstanding principal amount of such Superpriority Term Loan Claims, then the Initial Consenting Superpriority Term Loan Creditors holding at least 50.01% of the aggregate outstanding principal amount of Superpriority Term Loan Claims that are held by Consenting Superpriority Term Loan Creditors; or (c) if there are no Initial Consenting Superpriority Term Loan Creditors party to this Agreement, Consenting Superpriority Term Loan Creditors holding at least 50.01% of the aggregate outstanding principal amount of Superpriority Term Loan Claims that are held by the Consenting Superpriority Term Loan Creditors.

“Required DIP Backstop Parties” means, as of the relevant date, at least two (2) unaffiliated DIP Backstop Parties holding at least 50.1% in aggregate principal amount of DIP Backstop Commitments held by the DIP Backstop Parties as of such date.

“Required DIP Lenders” means (a) prior to the DIP Closing Date, the Required DIP Backstop Parties, and (b) at any time after the DIP Closing Date, the Required DIP Lenders (as defined in the DIP Credit Agreement).

“Restructuring Proceedings” means, other than the Chapter 11 Cases, Dutch Proceeding, any Recognition Proceeding, or any other action or proceeding taken in furtherance of or in connection with the Restructuring Transactions with the consent of the Company Parties and the Required Consenting Creditors, the appointment of an administrator, liquidator, provisional liquidator, bankruptcy or proposal trustee, receiver, administrative receiver or similar officer in respect of any Company Party or any Affiliate thereof, or the winding up, liquidation, provisional liquidation, dissolution, administration, reorganization, composition, compromise, or arrangement of or with any Company Party or any Affiliate thereof, or any equivalent or analogous appointment or proceedings under the law of any other jurisdiction.

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“Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Restructuring Transactions” means the transactions contemplated or outlined in this Agreement and the Restructuring Term Sheet. For the avoidance of doubt, the term “Restructuring Transactions” shall include all Recognition Proceedings that are necessary or desirable, as determined by the Company Parties with the consent of the Required Consenting Creditors (which consent not to be unreasonably withheld, conditioned or delayed), to effectuate the restructuring contemplated by this Agreement and the Restructuring Term Sheet.

“Rules” means Rule 501(a)(1), (2), (3), and (7) under the Securities Act.

“Second Lien Noteholders” means, collectively, the banks, financial institutions, and other holders of the Second Lien Notes, each solely in their capacity as such.

“Second Lien Notes” means those certain 8.50%/12.50% senior secured PIK toggle notes due 2026, issued by DNI pursuant to the Second Lien Notes Indenture.

“Second Lien Notes Claims” means Claims arising under, derived from, based on or related to the Second Lien Notes and the Second Lien Notes Indenture.

“Second Lien Notes Collateral Agent” means GLAS Americas LLC, solely in its capacity as the Notes Collateral Agent under the Second Lien Notes Indenture, and any predecessor or successor thereto.

“Second Lien Notes Indenture” means that certain senior secured PIK toggle notes indenture, dated as of December 29, 2022, among Diebold Nixdorf, Incorporated, as issuer, certain of the Company Parties, as guarantors, the Second Lien Notes Trustee, as Trustee, and the Second Lien Notes Collateral Agent, as Notes Collateral Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, relating to the Second Lien Notes.

“Second Lien Notes Trustee” means U.S. Bank Trust Company, National Association, solely in its capacity as Trustee under the Second Lien Notes Indenture, and any predecessor or successor thereto.

“Section 510(b) Claim” means any Claim against DNI that is subject to section 510(b) of the U.S. Bankruptcy Code.

“Secured” means when referring to a Claim: (a) secured by a lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the U.S. Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the U.S. Bankruptcy Code.

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“Secured Claim” means any Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the U.S. Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the U.S. Bankruptcy Code.

“Securities” has the meaning set forth in Section 2(a)(1) of the Securities Act (including, for the avoidance of doubt, the New Common Stock and any other securities that may be received in exchange for any Company Claims during the Agreement Effective Period and prior to or on the Effective Date).

“Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a et seq., or any similar U.S. federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, 15 U.S.C. §§ 78a et seq., or any similar U.S. federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

“Solicitation Materials” means the ballots and other related materials drafted in connection with the solicitation of acceptances of the Chapter 11 Plan and the WHOA Plan.

“Special Meeting” means any annual, extraordinary or other general meeting of the shareholders (or equivalent meeting or convention of equity- or securityholders) of DNI or any of its Affiliates to, among other things, (i) authorize additional share capital as may be necessary or advisable to effectuate the Restructuring Transactions; (ii) authorize or amend the New Corporate Governance Documents, their predecessor documents, or similar governing document of DNI or any of its Affiliates as may be necessary or advisable to effectuate the Restructuring Transactions; (iii) accept the resignation of existing directors; (iv) elect or approve the appointment of new directors as set forth in the Chapter 11 Plan Supplement or as otherwise consistent with the Restructuring Term Sheet; or (v) approve any other proposals that the Debtors or the Company Parties in their reasonable discretion deem necessary or advisable, in consultation with the Required Consenting Creditors, in connection therewith or otherwise in order to effectuate the Restructuring Transactions.

“Specified Required Consenting Creditors” means those Initial Consenting Creditors that would hold, as of the date of determination, at least 50.01% of the New Common Stock, after giving effect to the issuance of the Additional New Common Stock, held by all Initial Consenting Creditors upon the occurrence of the Effective Date.

“Specified DIP Backstop Parties” means those DIP Backstop Parties holding, collectively, as of the date of determination, at least 55.01% of the First Lien Claims held by all DIP Backstop Parties and 50.01% of the Superpriority Term Loan Claims held by all DIP Backstop Parties.

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“Superpriority Credit Agreement” means that certain Credit Agreement, dated as of December 29, 2022, by and among DNI and Diebold Nixdorf Holding Germany GmbH, as borrowers, certain of the Company Parties, as guarantors, the Superpriority Term Loan Lenders, the Superpriority Term Loan Administrative Agent and the Superpriority Term Loan Collateral Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.

“Superpriority Guarantee and Lien Release Documents” means, collectively, the Guarantor Limited Release Agreement in substantially the form attached hereto as Exhibit E-1 and the Security Release Agreement in substantially the form attached hereto as Exhibit F.

“Superpriority Term Loan” means that certain prepetition priority term loan facility due July 2025, provided for under Superpriority Credit Agreement.

“Superpriority Term Loan Administrative Agent” means GLAS USA LLC, solely in its capacity as Administrative Agent under the Superpriority Credit Agreement, and any predecessor or successor thereto.

“Superpriority Term Loan Claims” means any Claims against any Company Party arising under, derived from, based on or related to the loans and commitments under the Superpriority Credit Agreement (including, for the avoidance of doubt, the Make Whole Amount), including the guarantees thereof.

“Superpriority Term Loan Collateral Agent” means GLAS Americas LLC, solely in its capacity as Collateral Agent under the Superpriority Credit Agreement, and any predecessor or successor thereto.

“Superpriority Term Loan Credit Agreement Consent and Amendment” means an instruction, amendment and waiver to be executed and delivered by the Consenting Superpriority Term Loan Creditors, the Superpriority Term Loan Administrative Agent and the Superpriority Term Loan Collateral Agent, substantially in the form attached hereto as Exhibit E-4 and which shall be executed on or before May 30, 2023.

“Superpriority Term Loan Lenders” means collectively, the banks, financial institutions, and other lenders party to the Superpriority Credit Agreement from time to time, each solely in their capacity as such.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 13.01, 13.02, 13.03, 13.04, 13.05, 13.06 or 13.07.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions).

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“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit C.

“Trustee” means any indenture trustee, collateral trustee, or other trustee or similar Entity under the 2024 Stub Unsecured Notes Indenture, the First Lien Euro Notes Indenture, the First Lien U.S. Notes Indenture or the Second Lien Notes Indenture, and any predecessor or successor thereto, solely in its capacity as such.

“Unimpaired” means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Impaired.

“U.S. Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

“U.S. Bankruptcy Court” has the meaning set forth in the recitals to this Agreement.

“U.S. Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the U.S. Bankruptcy Court, as now in effect or hereafter amended.

“U.S. Confirmation” means entry of the Confirmation Order by the U.S. Bankruptcy Court on the docket of the Chapter 11 Cases.

“U.S. Confirmation Hearing” means the hearing to consider confirmation of the Chapter 11 Plan.

“U.S. Confirmation Order” means the order of the U.S. Bankruptcy Court confirming the Chapter 11 Plan under section 1129 of the U.S. Bankruptcy Code.

“WHOA Plan” means the scheme of arrangement to be filed by Diebold Dutch Holding under the Dutch Restructuring Law that is consistent with the Restructuring Term Sheet and embodies the Restructuring Transactions.

1.02. Interpretation. For purposes of this Agreement:

(a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

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(c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms of this Agreement; provided, however, that any capitalized terms herein that are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(d) unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(e) the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(f) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(g) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(h) the use of “include” or “including” is without limitation, whether stated or not; and

(i) the use of “writing,” “written” and comparable terms refer to printing, typing, and other means of reproducing words (including electronic media) in a visible form.

Section 2. Exhibits Incorporated by Reference; Conflicts. Each of the exhibits attached hereto, including, without limitation, the Restructuring Term Sheet, is expressly incorporated herein and made part of this Agreement, and all references to this Agreement, unless specified otherwise, shall include such exhibits, provided, however, that (i) to the extent that there is a conflict between this Agreement (excluding the Restructuring Term Sheet) on the one hand, and the Restructuring Term Sheet on the other hand, the terms and provisions of the Restructuring Term Sheet shall govern and, (ii) to the extent that there is a conflict between the Restructuring Term Sheet, on the one hand, and any of the Definitive Documents on the other hand, the terms and provisions of any of the Definitive Documents shall govern; provided, further, that no such conflict or purported conflict shall in any way impact the Company Parties’ rights pursuant to Sections 9.01 or 9.02 hereof.

Section 3. Effectiveness of this Agreement. This Agreement shall become effective and binding upon each of the Parties as of 11:59 p.m., prevailing Eastern Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:

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(a) each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties;

(b) entities holding at least two-thirds of the aggregate outstanding principal amount of Superpriority Term Loan Claims shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties;

(c) entities holding at least seventy-eight percent of the aggregate outstanding principal amount of First Lien Term Loan Claims shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties;

(d) entities holding at least two-thirds of the aggregate outstanding principal amount of First Lien Notes Claims shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties; and

(e) entities holding at least a majority of the aggregate outstanding principal amount of Second Lien Notes Claims shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties.

Section 4. Definitive Documents.

4.01. The Definitive Documents governing the Restructuring Transactions shall include the following: (a) the Chapter 11 Plan (and any and all exhibits, annexes, and schedules thereto) and the WHOA Plan (and any and all exhibits, annexes, and schedules thereto); (b) the Chapter 11 Plan Supplement; (c) the U.S. Confirmation Order and the petition for the Dutch Sanction Order; (d) the Disclosure Statement and Solicitation Materials; (e) the Chapter 15 Documents; (f) the DIP Documents; (g) the Exit Facility Documents; (h) the New Corporate Governance Documents; (i) the New Management Incentive Plan; (j) the First Day Pleadings and all orders sought pursuant thereto; (k) any material disclosure documents related to the issuance of the New Common Stock; (l) the Superpriority Guarantee and Lien Release Documents, the First Lien Notes Guarantee and Lien Release Documents; (m) to the extent not included above, all financing documents needed to effectuate the Restructuring Transactions; and (n) any and all other material documents, deeds, agreements, filings, notifications, letters or instruments necessary or desirable to consummate the Restructuring Transactions (including any exhibits, amendments, modifications, or supplements made from time to time thereto).

4.02. The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to good faith negotiation and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter, or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement and shall be at all times in form and substance reasonably acceptable in all respects to the Company Parties and the Required Consenting Creditors, including any modifications, amendments or supplements thereto; provided, that (a) the DIP Documents, the Chapter 11 Plan, the WHOA Plan, the Chapter 11 Plan Supplement, the U.S. Confirmation Order and the petition for the Dutch Sanction Order shall at all times be acceptable in all respects to the Company Parties and the Required Consenting Creditors; (b) any Definitive Document that directly affects the recovery of the Second Lien Notes Claims as set forth in the Restructuring Term Sheet shall also be reasonably acceptable to the Required Consenting Second Lien Notes Creditors; and (c) any Definitive Documents that directly affects the recoveries of the Superpriority Term Loan Claims as set forth in the Restructuring Term Sheet shall also be reasonably acceptable to the Required Consenting Superpriority Term Loan Creditors. In the event that a Definitive Document fails to satisfy the requirements of the foregoing sentence, any covenants, commitments or obligations of any Party with respect to supporting or performing obligations under such Definitive Document shall be null and void and of no force and effect until such time as such Definitive Document satisfies such requirements.

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4.03. The Company Parties acknowledge and agree that they will provide advance initial draft copies of the Definitive Documents to counsel for the Consenting Creditors (as set forth in Section 16.09) as soon as reasonably practicable and will use commercially reasonable efforts to provide such documents no later than three (3) calendar days prior to the date when any Company Party intends to file the applicable Definitive Document with the U.S. Bankruptcy Court or the Dutch Court or otherwise finalize such document. The Company Parties further acknowledge and agree that they will provide advance initial draft copies of any substantive pleadings other than the Definitive Documents to counsel for the Consenting Creditors (as set forth in Section 16.09) and will use commercially reasonable efforts to provide such documents one (1) Business Day prior to the date when any Debtor or Company Party intends to file the applicable substantive pleadings with the U.S. Bankruptcy Court or the Dutch Court or otherwise finalize such document.

Section 5. Milestones.

5.01. During the Agreement Effective Period, the Company Parties shall implement the Restructuring Transactions in accordance with the following milestones, as applicable, unless extended or waived in writing (which may be electronic mail between applicable counsel) by the Required Consenting Creditors:

(a) no later than 11:59 pm (prevailing Eastern Time) on May 31, 2023, the Company Parties shall have commenced solicitation of the Chapter 11 Plan and the WHOA Plan;

(b) no later than June 1, 2023, the Petition Date shall have occurred;

(c) on the Petition Date, the Company Parties shall have filed the Chapter 11 Plan and the Disclosure Statement with the U.S. Bankruptcy Court;

(d) no later than two (2) days after the Petition Date, the U.S. Bankruptcy Court shall have entered the Interim DIP Order;

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(e) no later than five (5) days after the Petition Date, the Company Parties shall have commenced the Dutch Scheme Proceedings with the Dutch Court;

(f) no later than forty-five (45) days after the Petition Date, the U.S. Bankruptcy Court shall have entered the Final DIP Order;

(g) no later than forty-five (45) days after the Petition Date, the U.S. Bankruptcy Court shall have entered the U.S. Confirmation Order;

(h) no later than seventy-five (75) days after the Petition Date, the Dutch Court shall have entered the Dutch Sanction Order; and

(i) no later than eighty (80) days after the Petition Date, the Effective Date shall have occurred.

Section 6. Commitments of the Consenting Creditors.

6.01. General Commitments, Forbearances, and Waivers.

(a) During the Agreement Effective Period, each Consenting Creditor, severally, and not jointly, agrees, in respect of any Company Claims and Interests, to:

(i) support the Restructuring Transactions and, subject to Section 6.02 of this Agreement, vote and use commercially reasonable efforts to exercise any powers or rights available to it (including in any board, or creditors’, or shareholders’ meeting (including any Special Meeting), including by proxy vote or otherwise, or in any other process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent reasonably requested or necessary to implement the Restructuring Transactions;

(ii) use commercially reasonable efforts to cooperate with the Company Parties in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders;

(iii) use commercially reasonable efforts to oppose (or join the Company Parties in opposing) any party or person from taking any actions contemplated in Section 6.01(b);

(iv) give any reasonable notice, order, instruction, or direction to the applicable Agents/Trustees necessary to give effect to the Restructuring Transactions, in each case in form and substance reasonably acceptable to the applicable Consenting Creditors;

(v) negotiate in good faith and execute and effectuate the Definitive Documents that are consistent with this Agreement to which it is required to be a party;

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(vi) negotiate in good faith any appropriate additional provisions or agreements to address any legal, financial, or structural impediment that may arise that would prevent, hinder, impede, or delay the consummation of the Restructuring Transactions; provided, for the avoidance of doubt, that no Consenting Creditor shall be required to consent to any provisions or agreements that would result in any change that is inconsistent with such Consenting Creditor’s treatment set forth in the Restructuring Term Sheet;

(vii) use commercially reasonable efforts to support any action by the Company Parties to obtain regulatory approvals required or desirable for the consummation of the Restructuring Transactions; and

(viii) subject to applicable law or regulation, provide any and all information reasonably requested by the Company Parties needed to obtain regulatory approvals required for the consummation of the Restructuring Transactions.

(b) During the Agreement Effective Period, each Consenting Creditor, severally, and not jointly, agrees that it shall not directly or indirectly:

(i) (1) object to, delay, impede, or take any other action to interfere with, acceptance, consummation, or implementation of the Restructuring Transactions or (2) direct any Affiliate or any Agent/Trustee to undertake any such action, including any action to undermine the enforcement of the Prepetition Intercreditor Agreements (except as otherwise provided in accordance with the Restructuring Transactions);

(ii) publicly propose, file, support, or vote for any Alternative Restructuring Proposal;

(iii) file any motion, pleading, or other document with the U.S. Bankruptcy Court, the Dutch Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is materially inconsistent with this Agreement, the Chapter 11 Plan or the WHOA Plan;

(iv) exercise, or direct any other person to exercise, any right or remedy for the enforcement, collection, or recovery of any Claims against or Interests in the Company Parties; provided, however, that nothing herein shall be construed to impede the rights of any Consenting Creditor under any of the DIP Documents or any other order of the U.S. Bankruptcy Court;

(v) object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the U.S. Bankruptcy Code or any moratorium issued in the Dutch Scheme Proceedings except as expressly permitted by this Agreement, the Restructuring Term Sheet or any order of the U.S. Bankruptcy Court; or

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(vi) take or fail to take any action (except to the extent expressly contemplated by the Restructuring Term Sheet) if such action or failure to act would be expected to cause, individually or in the aggregate, a material adverse tax consequence to the Company Parties without the prior written consent of the Company Parties, unless required by applicable Law.

(c) For the avoidance of doubt, nothing in this Agreement shall (i) require any Consenting Creditor to consent to, acquiesce in, vote for, support, or not object to any Alternative Restructuring Proposal or (ii) limit the right of any Consenting Creditor hereto to exercise any right or remedy provided under this Agreement, the U.S. Confirmation Order, the Dutch Sanction Order or any other Definitive Document.

6.02. Commitments with Respect to Chapter 11 Cases and Dutch Scheme Proceedings.

(a) During the Agreement Effective Period, each Consenting Creditor that is entitled to vote to accept or reject the Chapter 11 Plan and WHOA Plan pursuant to their terms agrees that it shall, subject to the receipt by such Consenting Creditor of the Solicitation Materials:

(i) vote each of its Company Claims to accept the Chapter 11 Plan and WHOA Plan by delivering its duly executed and completed ballot accepting the Chapter 11 Plan and WHOA Plan on a timely basis following the commencement of the solicitation of the Chapter 11 Plan and WHOA Plan and its actual receipt of the Solicitation Materials and the ballot;

(ii) to the extent it is permitted to elect whether to opt out of the releases set forth in the Chapter 11 Plan, elect not to opt out of the releases set forth in the Chapter 11 Plan by timely delivering its duly executed and completed ballot(s) indicating such election; and

(iii) not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (i) and (ii) above.

(b) Except as expressly set forth in this Agreement and the Restructuring Term Sheet, nothing in this Agreement shall require any Consenting Creditor to incur any material expenses, liabilities or other obligations, or agree to any commitments, undertakings, concessions, indemnities, grants or any liens or security interests, or other arrangements that could result in any material expenses, liabilities or other obligations to any Consenting Creditor or its affiliates.

6.03. Forbearance; Waiver.

(a) During the Agreement Effective Period, each Consenting Creditor (severally and not jointly) agrees to forbear from taking any Enforcement Action or exercising any other rights or remedies in respect of any default or event of default (x) existing in respect of the Prepetition Debt as of the Agreement Effective Date or (y) arising from or related to:

(i) the commencement of the Chapter 11 Cases, the Dutch Scheme Proceedings or any other Restructuring Proceeding commenced by any Company Party or any Affiliate thereof;

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(ii) the non-payment of any principal and/or interest and/or fee in respect of the Prepetition Debt (including any amount payable to an Issuing Bank (as defined in the ABL Credit Agreement) in respect of any drawing under any applicable Letter of Credit (under and as defined in the ABL Credit Agreement)) during the Agreement Effective Period (subject to any rights granted to the Consenting Creditors pursuant to the DIP Documents or any other order of the U.S. Bankruptcy Court); and

(iii) the failure to consummate a registered exchange of the 2024 Stub Unsecured Notes for Second Lien Notes.

For the avoidance of doubt, the foregoing forbearance shall not be construed to impair the ability of the Consenting Creditors to take any remedial action, without requirement for any notice, demand or presentment of any kind, at any time after the Termination Date (unless the Termination Date occurs solely as a result of the occurrence of the Effective Date). If the Restructuring Transactions are not consummated or if this Agreement is terminated for any reason (other than termination solely as a result of the occurrence of the Effective Date), the Consenting Creditors fully reserve any and all of their rights.

(b) On or before May 30, 2023:

(i) The Consenting Superpriority Term Loan Creditors shall execute, and deliver to the Superpriority Term Loan Administrative Agent and the Superpriority Term Loan Collateral Agent the Superpriority Term Loan Credit Agreement Consent and Amendment.

(ii) The Consenting First Lien Term Loan Creditors hereby irrevocably (A) instruct and direct the First Lien Term Loan Administrative Agent and the First Lien Term Loan Collateral Agent to refrain from taking any action that would violate Section 6.03(a) if such Consenting First Lien Term Loan Creditors were to take such action and (B) authorize and direct the First Lien Term Loan Administrative Agent and the First Lien Term Loan Collateral Agent to execute and deliver any documents, agreements or instruments evidencing or relating to the foregoing instruction as may be necessary or desirable, including the First Lien Term Loan Forbearance and Amendment Agreement.

(iii) The Consenting First Lien U.S. Notes Creditors agree that, if reasonably requested by the Company Parties, such Consenting First Lien U.S. Notes Creditors will (A) instruct and direct the First Lien U.S. Notes Trustee and the First Lien U.S. Notes Collateral Agent to refrain from taking any action that would violate Section 6.03(a) if such Consenting First Lien U.S. Notes Creditors were to take such action and (B) authorize and direct the First Lien U.S. Notes Trustee and the First Lien U.S. Notes Collateral Agent to execute and deliver any documents, agreements or instruments evidencing or relating to the foregoing instruction as may be reasonably necessary or desirable.

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(iv) The Consenting First Lien Euro Notes Creditors agree that, if reasonably requested by the Company Parties, such Consenting First Lien Euro Notes Creditors will (A) instruct and direct the First Lien Euro Notes Trustee and the First Lien Euro Notes Collateral Agent to refrain from taking any action that would violate Section 6.03(a) if such Consenting First Lien Euro Notes Creditors were to take such action and (B) authorize and direct the First Lien Euro Notes Trustee and the First Lien Euro Notes Collateral Agent to execute and deliver any documents, agreements or instruments evidencing or relating to the foregoing instruction as may be necessary or desirable.

(v) The Consenting Second Lien Notes Creditors agree that, if reasonably requested by the Company Parties, such Consenting Second Lien Notes Creditors will (A) instruct and direct the Second Lien Notes Trustee and the Second Lien Notes Collateral Agent to refrain from taking any action that would violate Section 6.03(a) if such Consenting Second Lien Notes Creditors were to take such action and (B) authorize and direct the Second Lien Notes Trustee and the Second Lien Notes Collateral Agent to execute and deliver any documents, agreements or instruments evidencing or relating to the foregoing instruction as may be necessary or desirable.

6.04. Lien and Guarantor Release. On or before May 30, 2023:

(a) The Consenting Superpriority Term Loan Creditors, constituting Superpriority Term Loan Lenders holding in excess of 66 2/3% of the outstanding loans under the Superpriority Credit Agreement, hereby (A) authorize and direct the Superpriority Term Loan Administrative Agent and the Superpriority Term Loan Collateral Agent to execute the Superpriority Guarantee and Lien Release Documents, (B) consent to the release of the guarantees of the obligations under the Superpriority Credit Agreement issued by, and the related liens secured by the assets of, the German-domiciled guarantors under the Superpriority Credit Agreement, which shall take effect and occur automatically upon satisfaction of the conditions set forth in such Superpriority Guarantee and Lien Release Documents, and (C) represent that they have determined in good faith that the release of such guarantees and liens is necessary to avoid material value deterioration of such German-domiciled guarantors;

(b) The Consenting First Lien Term Loan Creditors, constituting First Lien Term Loan Lenders holding in excess of 66 2/3% of the outstanding loans under the First Lien Credit Agreement, hereby (A) authorize and direct the First Lien Term Loan Administrative Agent and the First Lien Term Loan Collateral Agent to execute the First Lien Term Loan Guarantee and Lien Release Documents, (B) consent to the release of the guarantees of the obligations under the First Lien Credit Agreement issued by, and the related liens secured by the assets of, the German-domiciled guarantors under the First Lien Credit Agreement, which shall take effect and occur automatically upon satisfaction of the conditions set forth in such First Lien Guarantee and Lien Release Documents, and (C) represent that they have determined in good faith that the release of such guarantees and liens is necessary to avoid material value deterioration of such German-domiciled guarantors; and

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(c) The Consenting First Lien U.S. Notes Creditors and Consenting First Lien Euro Notes Creditors holding, in the aggregate, in excess of 66 2/3% of the issued and outstanding First Lien Notes, agree that, if requested by the Company Parties, such Consenting First Lien U.S. Notes Creditors and Consenting First Lien Euro Notes Creditors shall (A) execute and deliver to the First Lien U.S. Notes Trustee, the First Lien Euro Notes Trustee, the First Lien Euro Notes Collateral Agent and the First Lien U.S. Notes Collateral Agent, as applicable, the First Lien Notes Guarantee and Lien Release Documents, (B) authorize and direct the First Lien U.S. Notes Trustee, First Lien Euro Notes Trustee, the First Lien Euro Notes Collateral Agent and the First Lien U.S. Notes Collateral Agent to execute the First Lien Notes Guarantee and Lien Release Documents (in the event that such First Lien Notes Guarantee and Lien Release Documents are to be executed by the First Lien U.S. Notes Trustee, the First Lien Euro Notes Trustee, the First Lien Euro Notes Collateral Agent, as applicable, and the First Lien U.S. Notes Collateral Agent, as applicable), (C) consent to the release of the guarantees of the obligations under the First Lien Notes Indentures issued by, and the related liens secured by the assets of, the German-domiciled guarantors under the First Lien Notes Indentures, which shall take effect and occur automatically upon satisfaction of the conditions set forth in the applicable First Lien Notes Guarantee and Lien Release Documents, and (D) represent that they have determined in good faith that the release of such guarantees and liens is necessary to avoid material value deterioration of such German-domiciled guarantors.

6.05. DIP Backstop Commitments. (i) Each of the DIP Backstop Parties shall, and (ii) any Consenting Creditor that executes a Joinder on or before the DIP Commitment Outside Date, may, by making the appropriate election on such Joinder, commit to provide (or cause any of its designees to provide) a portion of the DIP Facility in an amount relative to the First Lien Claims beneficially held2 by such Consenting Creditor as of May 19, 2023 (as determined by the Ad Hoc Group Advisors, which determination shall be binding), on the terms and conditions set forth in the DIP Term Sheet, with such changes as are acceptable to the Company Parties and the Required DIP Backstop Parties (any Consenting Creditor that elects to make such a commitment, a “Joining DIP Commitment Party” and, collectively, the “Joining DIP Commitment Parties”). Subject to the termination rights set forth in Section 13.02 and subject to the conditions described herein and in the DIP Term Sheet, each of the DIP Backstop Parties, severally and not jointly, agrees to backstop any portion of the DIP Facility not provided by the DIP Backstop Parties or the Joining DIP Commitment Parties in accordance with the foregoing sentence (or cause any of its designees, including any fronting institution, to backstop) in accordance with its DIP Backstop Commitment as set forth on Exhibit G attached hereto on the terms and conditions substantially as set forth in the DIP Term Sheet, with such changes as are acceptable to the Company Parties and the Required DIP Backstop Parties. In the event that after the Agreement Effective Date or, with respect to a Joining DIP Commitment Party, the date such Joining DIP Commitment Party executes a Joinder, but before the DIP Commitment Outside Date, a DIP Backstop Party or a Joining DIP Commitment Party acquires First Lien Claims from a party that has not executed a Joinder or sells First Lien Claims in accordance with this Agreement, such DIP Backstop Party or Joining DIP Commitment Party shall, with respect to such acquisitions, have the right to provide a portion of the DIP Facility in the same amount that the seller of such First Lien Claims would have had with respect to such First Lien Claims by notifying counsel to the Company Parties and the Ad Hoc Group Advisors in accordance with Section 10.01(b) hereof prior to the DIP Commitment Outside Date and, with respect to sales, no longer be obligated to provide a portion of the DIP Facility in the amount that it was required to provide with respect to the sold First Lien Claims (provided that the transferee in such sale has agreed to be obligated to provide such portion of the DIP Facility). Prior to DIP Closing Date, DIP Backstop Commitments (and any DIP Premiums (as defined in the DIP Term Sheet)) may not be transferred by any DIP Backstop Party except to another DIP Backstop Party, an affiliated designee of such DIP Backstop Party or any other party that executes a Joinder, and upon notice of any such transfer, the Company shall amend Exhibit G attached hereto to reflect such transfer. Upon the earlier of the DIP Closing Date and the termination or expiration of this Agreement in accordance with its terms prior to the closing of the DIP Credit Agreement, the commitment of the DIP Backstop Parties and Joining DIP Commitment Parties to provide their respective portions of the DIP Facility pursuant to this Section 6.05 shall terminate.

[2]

For the avoidance of doubt, purchases that are unsettled as of such date shall be considered to be beneficially held by the purchaser and not the seller for purposes of this Section 6.05 and the DIP Backstop Commitments set forth on Exhibit G shall be allocated on such basis.

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Section 7. Additional Provisions Regarding the Consenting Creditors’ Commitments.

7.01. Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) be construed to prohibit any Consenting Creditor from appearing as a party in interest and filing papers in any matter to be adjudicated in the Chapter 11 Cases or the Dutch Scheme Proceedings, in each case to the extent consistent with this Agreement; (b) affect the ability of any Consenting Creditor to consult or negotiate with any other Consenting Creditor, the Company Parties, or any other party in interest in the Chapter 11 Cases (including the United States Trustee and other creditors that are not Consenting Creditors) or the Dutch Scheme Proceedings regarding any aspect of the Restructuring Transactions, including modifications thereto; (c) impair or waive the rights of any Consenting Creditor to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions, the Chapter 11 Cases or the Dutch Scheme Proceedings; (d) prevent any Consenting Creditor from enforcing this Agreement or any other Definitive Document, or from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, such document(s), or exercising its rights or remedies specifically reserved herein or in any of the Definitive Documents; (e) obligate a Consenting Creditor to deliver a vote to support the Chapter 11 Plan or WHOA Plan or prohibit a Consenting Creditor from withdrawing such vote, in each case, from and after the Termination Date (other than a Termination Date as a result of the occurrence of the Effective Date); provided that upon the withdrawal of any such vote after the Termination Date (other than a Termination Date as a result of the occurrence of the Effective Date), such vote shall be deemed void ab initio and such Consenting Creditor shall have the opportunity to change its vote at any time before entry of the U.S. Confirmation Order or the Dutch Sanction Order, as applicable; (f) (i) prevent any Consenting Creditor from taking any action which is required by applicable Law, or (ii) require any Consenting Creditor to take any action that is prohibited by applicable Law or to waive or forego the benefit of any applicable legal privilege (such as attorney-client privilege or common interest privilege); (g) prevent any Consenting Creditor by reason of this Agreement or the Restructuring Transactions from making, seeking, or receiving any regulatory filings, notifications, consents, determinations, authorizations, permits, approvals, licenses, or the like that are required by applicable Law; (h) prevent any Consenting Creditor from enforcing its rights or the Debtors’ obligations under the Interim DIP Order or Final DIP Order (as applicable) or other order of the U.S. Bankruptcy Court; (i) prevent any Consenting Creditor from taking any customary perfection step or other action as is necessary to preserve or defend the validity, existence or priority of its Company Claims (including, without limitation, the filing of a proof of claim against any Company Party); (j) prohibit any Consenting Creditor from taking any action that is not inconsistent with this Agreement; or (k) require any Consenting Creditor to consent to, acquiesce in, vote for, support, or not object to any Alternative Restructuring Proposal or any portion thereof.

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Section 8. Commitments of the Company Parties.

8.01. Affirmative Commitments. Except as set forth in Section 9, during the Agreement Effective Period, the Company Parties agree to:

(a) support and take all steps reasonably necessary and desirable to (i) consummate the Restructuring Transactions in accordance with this Agreement (including the Restructuring Term Sheet), (ii) obtain entry of the DIP Orders, (iii) obtain entry of the U.S. Confirmation Order, the Dutch Sanction Order and an order recognizing the Dutch Sanction Order in the Chapter 15 Proceedings, and (iv) prosecute and defend any appeals relating to the U.S. Confirmation Order and the Dutch Sanction Order;

(b) comply with each Milestone;

(c) to the extent any legal, tax, or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, support and take all steps reasonably necessary and desirable to address any such impediment;

(d) use commercially reasonable efforts to obtain any and all required governmental and/or regulatory approvals for the Restructuring Transactions (including, as applicable, U.S. Bankruptcy Court and Dutch Court approval);

(e) negotiate in good faith and, where applicable, execute and deliver the Definitive Documents and any other agreements required to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;

(f) actively oppose and object to the efforts of any person seeking to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Restructuring Transactions (including, if applicable, the filing of timely objections or written responses);

(g) use commercially reasonable efforts to seek additional support for the Restructuring Transactions from other material stakeholders to the extent reasonably prudent;

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(h) operate their business in the ordinary course, taking into account the Restructuring Transactions, the Chapter 11 Cases and the Dutch Scheme Proceedings;

(i) timely file a formal objection, after consultation in good faith with the Ad Hoc Group Advisors, to any motion filed with the U.S. Bankruptcy Court by a third party seeking the entry of an order (i) modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable, (ii) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the U.S. Bankruptcy Code), (iii) converting any of the Chapter 11 Cases to cases under chapter 7 of the U.S. Bankruptcy Code, or (iv) dismissing any of the Chapter 11 Cases;

(j) promptly pay or reimburse all reasonable and documented fees and out-of-pocket expenses of the Ad Hoc Group Advisors, in each case, in accordance with any engagement letter or fee letter between the Ad Hoc Group Advisors and the Company Parties, and for which an invoice has been received by the Company Parties;

(k) inform the Ad Hoc Group Advisors as soon as reasonably practicable (but no later than two (2) Business Days) after becoming aware of: (i) any event or circumstance that has occurred that would permit any Party to terminate, or would result in the termination of, this Agreement; (ii) any matter or circumstance which they know to be a material impediment to the implementation or consummation of the Restructuring Transactions; (iii) any notice of any commencement of any material involuntary insolvency proceedings of the Company Parties or their Affiliates; (iv) any notice of any legal suit for payment of debt or securement of security from or by any person in respect of any Company Party, in each case, which they know to be a material impediment to the implementation or consummation of the Restructuring Transactions; (v) a material breach of this Agreement by any Company Party; and (vi) any representation or statement made by them under this Agreement which is or proves to have been materially incorrect or materially misleading in any respect when made;

(l) at the request of the Specified Required Consenting Creditors, appoint a chief restructuring officer, who shall be selected by the Specified Required Consenting Creditors and be reasonably acceptable to the Chief Executive Officer of DNI;

(m) promptly upon receipt, but in all events, no later than 24 hours after such receipt, provide a copy of any Alternative Restructuring Proposal received by any Company Party to the Ad Hoc Group Advisors; and

(n) notify the Ad Hoc Group Advisors of any material governmental or third-party complaints, litigations, inquiries, investigations or hearings that are reasonably likely to materially impede the consummation of the Restructuring Transactions.

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8.02. Negative Commitments. Except as set forth in Section 9 or with the prior written consent of the Required Consenting Creditors, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly, and shall cause their respective subsidiaries not to:

(a) object to, delay, impede, or take any other action to interfere with or that is inconsistent with or is intended or could reasonably be expected to interfere with, delay, or impede the acceptance, approval, implementation, or consummation of the Restructuring Transactions, including any action to undermine the enforcement of the Prepetition Intercreditor Agreements (except as otherwise provided in accordance with the Restructuring Transactions);

(b) withdraw or revoke the Chapter 11 Plan or WHOA Plan or publicly state its intention not to pursue the Chapter 11 Plan or WHOA Plan or to delay in any way the pursuit of confirmation of the Chapter 11 Plan or WHOA Plan in a manner that is inconsistent with the Milestones;

(c) directly or indirectly, through any Entity, seek, solicit, propose, support, assist, or participate in the formulation or preparation of any Alternative Restructuring Proposal;

(d) amend or propose to amend its respective certificate or articles of incorporation, bylaws, or comparable organizational documents in a manner inconsistent with this Agreement, the Chapter 11 Plan or the WHOA Plan;

(e) enter into any separate or additional agreement (including without limitation, support agreements, cooperation agreements or letter agreements) in respect of the Restructuring Transactions with any Party without the consent of the Required Consenting Creditors;

(f) modify the Chapter 11 Plan, WHOA Plan or any Definitive Document, in whole or in part, in a manner that is not consistent with this Agreement in all material respects; or

(g) commence, support, or join any litigation or adversary proceeding relating to the Chapter 11 Cases or the Dutch Scheme Proceedings against any Consenting Creditor.

Section 9. Additional Provisions Regarding Company Parties’ Commitments.

9.01. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, after consulting with their respective counsel and following the conclusion of any applicable investigation, to take any action or to refrain from taking any action with respect to the Restructuring Transactions, the Chapter 11 Plan, the WHOA Plan or the Chapter 15 Proceedings, to the extent taking or failing to take such action is or would be inconsistent with applicable Law or the exercise of its respective fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 9.01 shall not be deemed to constitute a breach of this Agreement; provided, it is agreed that any such action that results in a termination of this Agreement in accordance with the terms hereof shall result in the automatic termination of this Agreement as set forth in Section 13.06.

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9.02. Notwithstanding anything to the contrary in this Agreement, each Company Party and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the rights to: (a) consider and respond to Alternative Restructuring Proposals; (b) provide access to non-public information concerning any Company Party to any Entity or enter into Confidentiality Agreements or nondisclosure agreements with any Entity; (c) maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals; (d) otherwise cooperate with, assist or participate in any inquiries, proposals, discussions, or negotiation of Alternative Restructuring Proposals; and (e) enter into or continue discussions or negotiations with holders of Claims against or Equity Interests in a Company Party (including, but subject to Section 6.01(b)(ii), any Consenting Creditor), any other party in interest in the Chapter 11 Cases (including any official creditors committee and the United States Trustee) or the Dutch Scheme Proceedings, or any other Entity regarding the Restructuring Transactions or Alternative Restructuring Proposals.

9.03. Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 10. Transfer of Interests.

10.01. During the Agreement Effective Period, no Consenting Creditor shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act) in any Company Claims to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless:

(a) in the case of any Company Claims, the authorized transferee is either (1) a qualified institutional buyer as defined in Rule 144A under the Securities Act, (2) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (3) an institutional “accredited investor” (as defined in the Rules), or (4) another Consenting Creditor; and

(b) either (i) the transferee executes and delivers to counsel to the Company Parties, within five (5) Business Days of the Transfer, a fully executed Transfer Agreement or (ii) the transferee is a Consenting Creditor and the transferee provides notice of such Transfer and the identification of the purchasing Consenting Creditor (including the amount and type of Company Claim Transferred) to counsel to the Company Parties and the Ad Hoc Group Advisors within five (5) Business Days of the Transfer and such transferee agrees in writing prior to, or contemporaneous with, such Transfer to be bound by all terms of the Agreement with respect to any and all Company Claims, including any such Company Claims held prior to or after the Transfer.

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10.02. Upon compliance with the requirements of Section 10.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations, with the exception of any obligations arising from any breach occurring prior to such transfer) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims. Any Transfer in violation of Section 10.01 shall be void ab initio.

10.03. This Agreement shall in no way be construed to preclude the Consenting Creditors from acquiring additional Company Claims or any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act) in any Company Claims; provided that (a) such additional Company Claims shall automatically and immediately upon acquisition by a Consenting Creditor be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Creditors) and (b) such Consenting Creditor must provide notice of such acquisition (including the amount and type of Company Claim acquired) to counsel to the Company Parties and the Ad Hoc Group Advisors within five (5) Business Days of such acquisition.

10.04. This Section 10 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Creditor to Transfer any of its Company Claims. Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement that remain in effect following the entry of this Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

10.05. Notwithstanding Section 10.01, a Qualified Marketmaker that acquires any Company Claims with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims if (i) such Qualified Marketmaker subsequently transfers such Company Claims (by purchase, sale assignment, participation, or otherwise) within ten (10) Business Days of its acquisition to a transferee that is an Entity that is not an affiliate, affiliated fund, or affiliated Entity with a common investment advisor; (ii) the transferee otherwise is a transfer permitted under Section 10.01; and (iii) the Transfer otherwise is a permitted Transfer under Section 10.01. For the avoidance of doubt, to the extent Section 10.01 is applicable to such Transfer, the ultimate Permitted Transferee must deliver a properly-executed Joinder to the Company Parties in accordance with Section 16.09, unless such Permitted Transferee is a Consenting Creditor as of the date of the Transfer. To the extent that a Consenting Creditor is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Company Claims that the Qualified Marketmaker acquires from a holder of the Company Claims who is not a Consenting Creditor without complying with the first sentence of this Section 10.05.

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10.06. Notwithstanding anything to the contrary in this Section 10, the restrictions on Transfer set forth in this Section 10 shall not apply (i) to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests or (ii) with respect to any Consenting Creditor that is a private equity fund, hedge fund or similar vehicle (including any investment fund or managed account), to any Transfer of general or limited partnership or other similar interest in such Entity, or the change of or change in control of any general partner, manager or similar person of such Entity; provided, that, any such transfer shall not relieve the relevant Consenting Creditor of its obligations under this Agreement.

Section 11. Representations and Warranties of Consenting Creditors. Each Consenting Creditor severally, and not jointly, represents and warrants that, as of the date such Consenting Creditor executes and delivers this Agreement:

(a) (x) it is the beneficial or record owner of the face amount of the Company Claims and Interests as set forth on such Consenting Creditor’s signature page to this Agreement or a Transfer Agreement or (y) solely to the extent set forth on such Consenting Creditor’s signature page to this Agreement or a Transfer Agreement, is the nominee, investment manager, or advisor for beneficial holders of the Company Claims and Interests reflected in such Consenting Creditor’s signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated pursuant to Section 10);

(b) it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims and Interests;

(c) such Company Claims and Interests are free and clear of any pledge, lien, security interest, charge, Claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Creditor’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d) it has the full power to vote, approve changes to, and transfer all of its Company Claims and Interests referable to it as contemplated by this Agreement subject to applicable Law; and

(e) (i) it is either (A) a qualified institutional buyer as defined in Rule 144A under the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in the Rules), and (ii) any Securities acquired by the Consenting Creditor in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

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Section 12. Mutual Representations, Warranties, and Covenants. Each of the Parties severally, and not jointly, represents, warrants, and covenants to each other Party, as of the date such Party executes and delivers this Agreement:

(a) it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b) except as expressly provided in this Agreement, the Chapter 11 Plan, the WHOA Plan, the U.S. Bankruptcy Code and the Dutch Restructuring Law, no consent or approval is required by any other person or Entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

(c) the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents;

(d) except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and

(e) except as expressly provided by this Agreement, it is not party to any restructuring support or similar agreements or arrangements with the other Parties to this Agreement concerning the Company Parties that have not been disclosed to all Parties to this Agreement.

Section 13. Termination Events.

13.01. Consenting Creditors’ Termination Events. This Agreement may be terminated as to the Consenting Creditors by the Required Consenting Creditors’ delivery to the Company Parties of a written notice in accordance with Section 16.09 hereof upon the occurrence of the following events:

(a) the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that (i) is adverse to the Consenting Creditors seeking termination pursuant to this provision and (ii) remains uncured (to the extent curable) for five (5) Business Days after such terminating Required Consenting Creditors transmit a written notice in accordance with Section 16.09 hereof detailing any such breach;

(b) any of the Milestones set forth in Section 5.01 (as may be extended or waived in accordance with this Agreement) has not been achieved by the date specified for such Milestone;

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(c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for fifteen (15) Business Days after the Required Consenting Creditors transmit a written notice in accordance with Section 16.09 hereof detailing any such issuance; provided, however, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(d) the U.S. Bankruptcy Court enters an order denying confirmation of the Chapter 11 Plan and such order remains in effect for ten (10) Business Days after entry of such order;

(e) the Dutch Court enters an order denying sanction of the WHOA Plan and such order remains in effect for ten (10) Business Days after entry of such order;

(f) any order approving the Chapter 11 Plan or WHOA Plan is reversed, stayed, dismissed, vacated, or reconsidered without the prior written consent of the Required Consenting Creditors or is modified or amended (i) in a manner that is inconsistent with this Agreement, (ii) adverse to the Consenting Creditors seeking termination pursuant to this provision, provided, however, that the Company Parties shall have fifteen (15) Business Days after the Required Consenting Creditors transmit written notice in accordance with Section 16.09 hereof detailing any such breach to obtain relief that would allow consummation of the Restructuring Transactions in a manner that does not prevent or diminish compliance with the terms of the Restructuring Term Sheet and this Agreement;

(g) the filing of any of the Definitive Documents (or pleading seeking approval of any Definitive Document) by any Company Party that contains terms or conditions that are inconsistent with this Agreement and that have not received the consent of the applicable Consenting Creditors as provided for in Section 4 of this Agreement;

(h) any Company Party (i) withdraws the Chapter 11 Plan or WHOA Plan without the prior written consent of the Required Consenting Creditors, (ii) publicly announces its intention not to support the Restructuring Transactions or (iii) files, publicly announces or executes any definitive agreement with respect to an Alternative Restructuring Proposal;

(i) any of the Company Parties (i) files any motion seeking to avoid, disallow, subordinate, or recharacterize any Claims or any lien or interest held by any Consenting Creditor or (ii) supports any application, adversary proceeding, or cause of action referred to in the immediately preceding clause (i) filed by a third party, or consents to the standing of any such third party to bring such application, adversary proceeding, or cause of action, in each case, in a manner that is materially inconsistent with this Agreement;

(j) the U.S. Bankruptcy Court or the Dutch Court grants relief that is materially inconsistent with this Agreement, the Chapter 11 Plan or WHOA Plan, as applicable (in each case, with such amendments and modifications as have been effected in accordance with the terms hereof) in a manner that would be adverse to the interests of the Consenting Creditors that seek termination pursuant to this provision;

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(k) the U.S. Bankruptcy Court enters the Confirmation Order in a form not reasonably acceptable to the Required Consenting Creditors;

(l) other than the Chapter 11 Cases, the Dutch Scheme Proceedings, the Chapter 15 Proceedings and any other Recognition Proceedings, if (x) any Company Party (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, receivership, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, except as contemplated by this Agreement, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding subsection (i), (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to any Company Party or for a substantial part of such Company Party’s assets, (iv) makes a general assignment or arrangement for the benefit of creditors, or (v) takes any corporate action for the purpose of authorizing any of the foregoing and (y) such event as set forth in the foregoing clause (x) would have a materially adverse effect on the Restructuring Transactions;

(m) the entry of an order by the U.S. Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Creditors) (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the U.S. Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the U.S. Bankruptcy Code or a chapter 11 trustee in one or more of the Chapter 11 Cases of a Company Party, (iii) dismissing one or more of the Chapter 11 Cases, or (iv) rejecting this Agreement;

(n) failure of the Company Parties to timely comply with Section 8.01(m) hereof; or

(o) (i) the occurrence of any event that would constitute a default under the DIP Documents or the DIP Orders, as applicable, that has not been cured (if susceptible to cure) or waived by the Required DIP Backstop Parties, as applicable or (ii) the U.S. Bankruptcy Court enters an order vacating a DIP Order.

13.02. DIP Backstop Party Termination Events. The DIP Backstop Commitments of the DIP Backstop Parties may be terminated by the Specified DIP Backstop Parties at any time prior to the DIP Closing Date by delivery to the Company Parties of a written notice in accordance with Section 16.09 hereof upon the occurrence and during the continuance of the following events:

(a) the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that (i) would be materially or economically adverse to the interests of the DIP Backstop Parties in their respective capacities as DIP Lenders (as defined in the DIP Term Sheet), lenders under the Exit Facility or as holders of New Common Stock, as applicable, seeking termination pursuant to this provision and (ii) remains uncured (to the extent curable) for five (5) Business Days after the Specified DIP Backstop Parties transmit a written notice in accordance with Section 16.09 hereof detailing any such breach;

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(b) any of the Milestones set forth in Section 5.01 (as may be extended or waived in accordance with this Agreement) has not been achieved by the date specified for such Milestone;

(c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for fifteen (15) Business Days after the Specified DIP Backstop Parties transmit a written notice in accordance with Section 16.09 hereof detailing any such issuance; provided, however, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(d) the filing of any of the Definitive Documents (or pleading seeking approval of any Definitive Document) by any Company Party that contains terms or conditions that are inconsistent with this Agreement and that have not received the consent of the Required DIP Backstop Parties as required in Section 4 of this Agreement;

(e) the entry of an order by the U.S. Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required DIP Backstop Parties) (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the U.S. Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the U.S. Bankruptcy Code or a chapter 11 trustee in one or more of the Chapter 11 Cases of a Company Party, (iii) dismissing one or more of the Chapter 11 Cases, or (iv) rejecting this Agreement;

(f) the U.S. Bankruptcy Court or the Dutch Court grants relief that is materially inconsistent with this Agreement (with such amendments and modifications as have been effected in accordance with the terms hereof) in a manner that would be materially adverse to the interests of the DIP Backstop Parties under the DIP Credit Agreement;

(g) other than the Chapter 11 Cases, the Dutch Scheme Proceedings, the Chapter 15 Proceedings and any other Recognition Proceeding, if (x) any Company Party (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, receivership, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect, except as contemplated by this Agreement, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described in the preceding subsection (i), (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator, or similar official with respect to any Company Party or for a substantial part of such Company Party’s assets, (iv) makes a general assignment or arrangement for the benefit of creditors, or (v) takes any corporate action for the purpose of authorizing any of the foregoing and (y) such event as set forth in the foregoing clause (x) would have a materially adverse effect on the Restructuring Transactions;

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(h) any of the Company Parties (i) files any motion seeking to avoid, disallow, subordinate, or recharacterize any Claims or any lien or interest held by any DIP Backstop Party or (ii) supports any application, adversary proceeding, or cause of action referred to in the immediately preceding clause (i) filed by a third party, or consents to the standing of any such third party to bring such application, adversary proceeding, or cause of action, in each case, in a manner that is materially inconsistent with this Agreement;

(i) any Company Party (i) withdraws the Chapter 11 Plan or WHOA Plan without the prior written consent of the Required Consenting Creditors, (ii) publicly announces its intention not to support the Restructuring Transactions or (iii) files, publicly announces or executes any definitive agreement with respect to an Alternative Restructuring Proposal;

(j) the entry of an order by the U.S. Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Creditors) (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the U.S. Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the U.S. Bankruptcy Code or a chapter 11 trustee in one or more of the Chapter 11 Cases of a Company Party, (iii) dismissing one or more of the Chapter 11 Cases, or (iv) rejecting this Agreement; or

(k) (i) the occurrence of any event that would constitute a default under the DIP Documents or the DIP Orders, as applicable, that has not been cured (if susceptible to cure) or waived by the Required DIP Backstop Parties, as applicable or (ii) the U.S. Bankruptcy Court enters an order vacating a DIP Order.

13.03. Company Party Termination Events. Any Company Party may terminate this Agreement as to such Company Party upon prior written notice to all Parties in accordance with Section 16.09 hereof upon the occurrence of any of the following events:

(a) the breach in any material respect by any Consenting Creditor with respect to any of the representations, warranties, or covenants of such Consenting Creditor set forth in this Agreement, and which breach remains uncured for a period of five (5) Business Days after the receipt by the applicable Consenting Creditor from the Company Parties of written notice of such breach in accordance with Section 16.09 hereof, which written notice will set forth the alleged breach; provided, that a Company Party shall not be entitled to terminate this Agreement pursuant to this subsection (a) if non-breaching Consenting Creditors hold: (x) at least two-thirds of the aggregate outstanding principal amount of Superpriority Term Loan Claims; (y) at least two-thirds of the aggregate outstanding principal amount of First Lien Claims; and (z) at least two-thirds of the aggregate outstanding principal amount of Second Lien Notes Claims;

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(b) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for fifteen (15) Business Days after such terminating Company Party transmits a written notice in accordance with Section 16.09 hereof detailing any such issuance; provided, that this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement;

(c) the U.S. Bankruptcy Court enters an order denying confirmation of the Chapter 11 Plan and such order remains in effect for ten (10) Business Days after entry of such order;

(d) the Dutch Court enters an order denying sanction of the WHOA Plan and such order remains in effect for ten (10) Business Days after entry of such order;

(e) the U.S. Bankruptcy Court enters an order denying recognition of the Dutch Scheme Proceedings in the Chapter 15 Proceedings and such order remains in effect for ten (10) Business Days after entry of such order; or

(f) the termination of this Agreement by a Consenting Creditor pursuant to Section 13.05, provided, that a Company Party shall not be entitled to terminate this Agreement pursuant to this subsection (f) if non-terminating Consenting Creditors hold: (x) at least two-thirds of the aggregate outstanding principal amount of Superpriority Term Loan Claims, unless the Superpriority Term Loans have been indefeasibly paid in full in cash prior to such termination; (y) at least two-thirds of the aggregate outstanding principal amount of First Lien Claims; and (z) at least a majority of the aggregate outstanding principal amount of Second Lien Notes Claims.

13.04. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required Consenting Creditors; and (b) each Company Party.

13.05. Individual Consenting Creditor Termination. This Agreement may be terminated as to any Consenting Creditor, by such Consenting Creditor’s delivery to the Company Parties of a written notice in accordance with Section 16.09 hereof, upon the date that is 180 days after the Petition Date (the “Outside Date”).

13.06. Automatic Termination. This Agreement shall terminate automatically without any further required action or notice immediately upon the earlier of (a) the Effective Date; (b) the date that the Company Parties (i) notify the Consenting Creditors and/or make a public announcement that they intend to pursue an Alternative Restructuring Proposal or (ii) enter into a definitive agreement with respect to an Alternative Restructuring Proposal; or (c) the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal in accordance with Section 9.

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13.07. Effect of Termination. Upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims, Interests or Causes of Action (including challenging any proposed classification, treatment, or impaired/unimpaired status of any and all Claims and Interests); provided that in no event shall any such termination relieve a Party from (i) liability for its breach or non-performance of its obligations hereunder before the Termination Date and (ii) obligations under this Agreement which expressly survive such termination pursuant to Section 15 hereof. Upon the occurrence of a Termination Date as to a Party prior to the U.S. Confirmation Order being entered by the U.S. Bankruptcy Court and the Dutch Sanction Order being entered by the Dutch Court, any and all consents, agreements, undertakings, waivers, forbearances, votes, or ballots tendered by such Party subject to such termination before such Termination Date shall be deemed, for all purposes, to be null and void from the first instance, without regard to any impact of the automatic stay under section 362 of the U.S. Bankruptcy Code or any moratorium issued in the Dutch Scheme Proceedings, and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise and such consents or ballots may be changed or resubmitted by such terminating Party prior to the applicable voting deadline. Nothing in this Agreement shall be construed as prohibiting any Party from contesting whether any such termination is in accordance with this Agreement’s terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. No purported termination of this Agreement shall be effective under this Section 13.07 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement except a termination pursuant to Section 13.03(b), Section 13.03(c), Section 13.03(d), Section 13.03(e), or Section 13.03(f). Nothing in this Section 13.07 shall restrict the automatic termination of this Agreement pursuant to Section 13.06. No termination of this Agreement shall unwind, reverse or otherwise render unenforceable (a) the waiver of rights set forth in Sections 6.03(a)(ii) and (b)(i) or (b) the release of the guarantees and liens set forth in Section 6.04.

13.08. Limitations. No Party may terminate this Agreement on account of a Termination Event if the occurrence of such Termination Event was primarily caused by, or primarily resulted from, such Party’s own actions (or failure to act) in breach of the terms of this Agreement, provided that an individual Consenting Creditor’s action (or failure to act) shall not be imputed to the Consenting Creditors as a group or any other individual Consenting Creditor.

Section 14. Amendments and Waivers.

(a) This Agreement (including as to the required content of and consent rights with respect to any Definitive Document) may not be modified, amended, or supplemented, and no condition, rights, or requirement of this Agreement may be waived, in any manner except in accordance with this Section 14.

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(b) This Agreement may be modified, amended, or supplemented, or a condition, a right or requirement of this Agreement may be waived, in a writing signed by (i) each Company Party and (ii) the Required Consenting Creditors; provided, that (a) solely with respect to any modification, amendment, waiver, or supplement that materially, adversely and disproportionately affects the rights of the Company Claims/Interests held by a Consenting Creditor, such modification, amendment waiver or supplement must be acceptable to the affected Consenting Creditor; (b) solely with respect to any modification, amendment, wavier, or supplement that directly or adversely affects the recovery of the Second Lien Notes Claims as set forth in the Restructuring Term Sheet, such modification, amendment waiver or supplement must be acceptable to the Required Consenting Second Lien Notes Creditors; and (c) solely with respect to any modification, amendment, waiver, or supplement that directly or adversely affects the recoveries of the Superpriority Term Loan Claims as set forth in the Restructuring Term Sheet, such modification, amendment waiver or supplement must be acceptable to the Required Consenting Superpriority Term Loan Creditors; provided, further, that (x) any amendment to the definition of “Required Consenting Creditors”, “Required Consenting Superpriority Term Loan Creditors,” “Initial Consenting Superpriority Term Loan Creditors,” “Consenting Superpriority Term Loan Creditors,” “Required Consenting First Lien Creditors,” “Initial Consenting First Lien Creditors,” “Required Consenting Second Lien Notes Creditors,” “Initial Consenting Second Lien Notes Creditors,” “Consenting 2023 Stub First Lien Term Loan Creditors,” “Specified Required Consenting Creditors,” “Specified DIP Backstop Parties” or “Required DIP Backstop Parties;” (y) any extension of the Outside Date, and (z) any amendment or modification to this Section 14 and shall require consent of each Party. Any consent required to be provided pursuant to this Section 14 may be delivered by email from counsel. All Parties who have consent rights with respect to amendments, modifications, waivers or supplements hereunder shall be provided with no less than three (3) Business Days’ prior written notice of any proposed amendments, modifications, waivers or supplements, absent exigent circumstances, in which case such Parties shall be provided as much advance notice as practicable.

(c) Notwithstanding the foregoing, and except as set forth in Section 6.05 hereof, prior to the closing of the DIP Facility, any change, modification or amendment to this Agreement that adversely affects the rights of the DIP Backstop Parties as a group in their capacity as DIP Backstop Parties shall require the consent of the Specified DIP Backstop Parties; provided, that, in addition to the Specified DIP Backstop Parties, (i) any change, modification, or amendment to Exhibit G hereto that materially and adversely affects the rights of any DIP Backstop Party shall require the consent of such DIP Backstop Party and (ii) any adverse change, modification, or amendment of the interest rate and other economic terms for the DIP Facility set forth in the DIP Term Sheet shall require the consent of each DIP Backstop Party, provided, further, that, in the case of the foregoing proviso, if the consent of the Specified DIP Backstop Parties is obtained but consent is withheld by any DIP Backstop Party or affected DIP Backstop Party, as applicable, such DIP Backstop Party shall (1) have the right to terminate its commitment to provide (or cause to be provided) its portion of the DIP Facility, which commitment, if terminated, will be reallocated to the other DIP Backstop Parties that agree to assume such commitment and (2) have no further obligations with respect to the DIP Facility.

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(d) Any proposed modification, amendment, waiver or supplement that does not comply with this Section 14 shall be ineffective and void ab initio.

(e) The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

(f) Any consent or waiver contemplated in this Agreement may be provided by electronic mail from counsel to the relevant Parties.

Section 15. Survival. Notwithstanding the termination of this Agreement pursuant to Section 13, the agreements and obligations of the Parties set forth in Sections 13.07 and 16 (and any defined terms used in any such Sections) and, if earned prior to the termination of this Agreement in accordance with the DIP Term Sheet, the right of the DIP Backstop Parties to receive the Additional New Common Stock, shall survive such termination and shall continue in full force and effect for the benefit of the Consenting Creditors and Company Parties in accordance with the terms hereof; provided, that any liability of a Party for failure to comply with the terms of this Agreement shall survive such termination.

Section 16. Miscellaneous.

16.01. Acknowledgement. Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization or scheme of arrangement for purposes of sections 1125 and 1126 of the U.S. Bankruptcy Code, the Dutch Restructuring Law or under any non-U.S. law or otherwise. Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the U.S. Bankruptcy Code, the Dutch Restructuring Law, and/or other applicable Law. The Parties understand and acknowledge that this Agreement may be disclosed and filed with the U.S. Securities and Exchange Commission; provided that such filing shall not include any signature pages hereto.

16.02. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to use commercially reasonable efforts to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary and not inconsistent with this Agreement or any of the Definitive Documents, or as may be required by order of the U.S. Bankruptcy Court or the Dutch Court, from time to time, to effectuate the Restructuring Transactions in accordance with the Definitive Documents, as applicable.

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16.03. Complete Agreement. Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties, or any subset thereof, with respect thereto, other than any Confidentiality Agreement.

16.04. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in either a state or federal court of competent jurisdiction in the State and County of New York. By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of each such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing, each of the Parties hereto hereby agrees that, if the Chapter 11 Cases have been commenced and are pending, the U.S. Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of or in connection with this Agreement. By executing and delivering this Agreement, and upon commencement of the Chapter 11 Cases, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of the U.S. Bankruptcy Court solely for purposes of any action, suit, proceeding or other contested matter arising out of or relating to this Agreement, or for recognition or enforcement of any judgment rendered or order entered in any such action, suit, proceeding, or other contested matter.

16.05. TRIAL BY JURY WAIVER. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.06. Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

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16.07. Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Creditors, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof. The Company Parties and the Consenting Creditors were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

16.08. Successors and Assigns; Third Parties. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other person or Entity, except as expressly permitted in Section 10 hereof, and any such attempted assignment, delegation, or transfer shall be void ab initio.

16.09. Notices. All notices and deliveries hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)	if to a Company Party, to:

Diebold Nixdorf, Incorporated

50 Executive Pkwy

Hudson, OH 44236

Attn: Jonathan Leiken

Email: Jonathan.Leiken@dieboldnixdorf.com

with copies to:

Jones Day

250 Vesey Street

New York, NY 10281-1047

Attn: Heather Lennox; Dan Moss; Nicholas Morin

Email: hlennox@JonesDay.com; dtmoss@JonesDay.com; nmorin@jonesday.com

(b)	if to a Consenting Creditor, to:

the Consenting Creditor’s address, as set forth on such Consenting Creditor’s signature page to this Agreement with copies to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attn: Damian S. Schaible; Adam L. Shpeen and Dylan A. Consla; Amber Leary

Email: damian.schaible@davispolk.com; adam.shpeen@davispolk.com; dylan.consla@davispolk.com; amber.leary@davispolk.com

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Any notice given by delivery, mail, or courier shall be effective when received.

16.10. Independent Due Diligence and Decision Making. Each Consenting Creditor hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties.

16.11. Waiver. If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

16.12. Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Consenting Creditor, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the U.S. Bankruptcy Court or other court of competent jurisdiction requiring any Consenting Creditor to comply promptly with any of its obligations hereunder. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages for lost profits.

16.13. Several, Not Joint, Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

16.14. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

16.15. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

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16.16. Capacities of Consenting Creditors. Each Consenting Creditor has entered into this Agreement on account of the Company Claims and Equity Interests listed on its signature page to this Agreement (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims and Equity Interests.

16.17. Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 4.02, Section 14, or otherwise, including a written approval by the Company Parties or the Required Consenting Creditors, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

16.18. Relationship Among Parties. Notwithstanding anything to the contrary herein, the duties and obligations of the Consenting Creditors under this Agreement shall be several, not joint. None of the Consenting Creditors shall have by virtue of this Agreement any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities to each other, any Consenting Creditor, any Company Party, or any of the Company Party’s respective creditors or other stakeholders, and there are no commitments among or between the Consenting Creditors, except as expressly set forth in this Agreement. It is understood and agreed that any Consenting Creditor may trade in any debt or equity Securities of any Company Parties without the consent of the Company Parties or any Consenting Creditor, subject to compliance with Section 10 of this Agreement and applicable securities Laws. No prior history, pattern or practice of sharing confidence among or between any of the Consenting Creditors, DIP Backstop Parties and/or the Company Parties shall in any way affect or negate this understanding and agreement. The Parties acknowledge that this Agreement does not constitute an agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any securities of any of the Company Parties and shall not be deemed, as a result of its entering into and performing its obligations under this Agreement, to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act or Rule 13d-5 promulgated thereunder. For the avoidance of doubt: (1) each Consenting Creditor is entering into this Agreement directly with the Company Parties and not with any other Consenting Creditor, (2) no other Consenting Creditor shall have any right to bring any action against any other Consenting Creditor with respect this Agreement (or any breach thereof), other than in accordance with this Agreement, and (3) no Consenting Creditor shall, nor shall any action taken by a Consenting Creditor pursuant to this Agreement, be deemed to be acting in concert or as any group with any other Consenting Creditor with respect to the obligations under this Agreement, nor shall this Agreement create a presumption that the Consenting Creditors are in any way acting as a group. All rights under this Agreement are separately granted to each Consenting Creditor by the Company Parties and vice versa, and the use of a single document is for the convenience of the Parties. Each Party’s decision to commit to enter into the transactions contemplated by this Agreement has been made independently and is based upon its own business judgment with the understanding that no Company Party has made any representations or warranties as to the success of the Restructuring Transactions or, ultimately, the confirmation of the Chapter 11 Plan or sanction of the WHOA Plan.

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16.19. No Recourse. This Agreement may only be enforced against the named parties hereto (and then only to the extent of the specific obligations undertaken by such parties in this Agreement). All claims or Causes of Action (whether in contract, tort, equity, or any other theory) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement, may be made only against the Entities that are expressly identified as parties hereto (and then only to the extent of the specific obligations undertaken by such parties herein). No past, present or future direct or indirect director, manager, officer, employee, incorporator, member, partner, stockholder, equity holder, trustee, affiliate, controlling person, agent, attorney, or other representative of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto), nor any past, present, or future direct or indirect director, manager, officer, employee, incorporator, member, partner, stockholder, equity holder, trustee, affiliate, controlling person, agent, attorney, or other representative of any of the foregoing (other than any of the foregoing that is a party hereto) (any such Person, a “No Recourse Party”), shall have any liability with respect to this Agreement or with respect to any proceeding (whether in contract, tort, equity, or any other theory that seeks to “pierce the corporate veil” or impose liability of an Entity against its owners or affiliates or otherwise) that may arise out of or relate to this Agreement, or the negotiation, execution, or performance of this Agreement.

16.20. Identification of Consenting Creditors. Except as required by applicable Law, no Company Party or Ad Hoc Group Advisor shall divulge the amount of Company Claims held by any specific Consenting Creditor in any public manner without such Consenting Creditor’s prior written consent; provided, however, that (a) if such disclosure is required by Law, subpoena or other legal process or regulation, the disclosing Party shall afford the relevant Consenting Creditor a reasonable opportunity to review and comment before such disclosure and shall take all reasonable measures to limit such disclosure, (b) the foregoing shall not prohibit the public disclosure of the aggregate percentage or aggregate principal amount of Company Claims held by all Consenting Creditors collectively, or with respect to any particular ad hoc group, and (c) any Company Party may disclose information requested by a governmental regulatory authority (including U.S. and non-U.S. regulators) with jurisdiction over its operations to such authority without limitation or notice to any Party or other person or Entity. Any public filing or other disclosure of this Agreement which includes executed signature pages to this Agreement shall include such signature pages only in redacted form with respect to the holdings and identity of each Consenting Creditor.

16.21. Publicity. Unless otherwise required by Law, the Company Parties shall submit drafts to the Ad Hoc Group Advisors of any press releases and public documents that constitute disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement prior to making any such disclosure, and shall afford them a reasonable opportunity under the circumstances to comment on such documents and disclosures and shall considering incorporating any such reasonable comments in good faith. Except as required by Law, no Party or its advisors shall (a) use the name of any Consenting Creditors in any public manner (including in any press release) with respect to this Agreement, the Restructuring Transactions, or any of the Definitive Documents or (b) disclose to any Entity (including, for the avoidance of doubt, any other Consenting Creditor), other than advisors to the Company Parties, the principal amount or percentage of any Company Claims/Interests held by any Consenting Creditors without such Consenting Creditor’s prior written consent (it being understood and agreed that each Consenting Creditor’s signature page to this Agreement shall be redacted to remove the name of such Consenting Creditor and the amount and/or percentage of Company Claims/Interests held by such Consenting Creditor to the extent this Agreement with signature pages is filed on the docket maintained in the Chapter 11 Cases or otherwise made publicly available); provided, however, that (x) if such disclosure is required by Law, and to the extent reasonably practicable and not otherwise prohibited by Law, the disclosing Party shall afford the relevant Consenting Creditor a reasonable opportunity to review and comment in advance of such disclosure and such Party shall take all reasonable measures to limit such disclosure and (y) the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Company Claims/Interests held by the Consenting Creditors of the same class, collectively. Notwithstanding the provisions in this Section 16.20, (1) any Party may disclose the identities of the other Parties in any action to enforce this Agreement as a result of any breaches hereof and (2) any Party may disclose, to the extent expressly consented to in writing in advance by a Consenting Creditor, such Consenting Creditor’s identity and individual holdings.

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16.22. Tax.

(a) To the extent practicable, and subject to the consent of the Required Consenting Creditors (which shall not be unreasonably withheld, conditioned or delayed), the Restructuring Transactions will be structured in a tax-efficient manner, so as to minimize tax impacts of cancellation-of-debt income of the Debtors and Company Parties and their direct and indirect subsidiaries, preserve or otherwise maximize favorable tax attributes (including tax basis) of the Debtors and Company Parties and their direct and indirect subsidiaries and to otherwise obtain the most beneficial structure for the Company Parties or the Reorganized Company Parties, the Consenting Creditors and the holders of New Common Stock post-Effective Date. The Company Parties and the Consenting Creditors will cooperate on a reasonable basis in connection with such structuring, including by providing each other with any reasonably requested information.

(b) At the request of a Consenting Creditor, Reorganized DNI shall use reasonable best efforts to deliver or cause to be delivered to such Consenting Creditor a duly executed certificate from Reorganized DNI prepared in accordance with Treasury Regulation Section 1.897-2(h)(1) informing such Consenting Creditor whether such Consenting Creditor’s interest in Reorganized DNI constitutes a United States real property interest and a notice to the Internal Revenue Service in accordance with U.S. Treasury Regulation Section 1.897-2(h)(2).

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

DIEBOLD NIXDORF, INCORPORATED

By:	/s/ Jonathan Leiken

Name:	Jonathan Leiken
Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary

DIEBOLD NIXDORF TECHNOLOGY FINANCE, LLC

By:	/s/ Jonathan Leiken

Name:	Jonathan Leiken
Title:	President

GRIFFIN TECHNOLOGY INCORPORATED

By:	/s/ Jonathan Leiken

Name:	Jonathan Leiken
Title:	President

DIEBOLD SST HOLDING COMPANY, LLC

By:	/s/ Jonathan Leiken

Name:	Jonathan Leiken
Title:	President

DIEBOLD HOLDING COMPANY, LLC

By:	/s/ Jonathan Leiken

Name: Jonathan Leiken
Title: President

DIEBOLD SELF-SERVICE SYSTEMS

By:	/s/ Jonathan Leiken

Name: Jonathan Leiken
Title: President

DIEBOLD GLOBAL FINANCE CORPORATION

By:	/s/ Jonathan Leiken

Name: Jonathan Leiken
Title: President

DIEBOLD NIXDORF HOLDING GERMANY GMBH

By:	/s/ Olaf Heyden

Name: Olaf Heyden
Title: Managing Director

WINCOR NIXDORF INTERNATIONAL GMBH

By:	/s/ Jörn Förster
	Name:	Jörn Förster
	Title:	Managing Director

DIEBOLD NIXDORF DEUTSCHLAND GMBH

By:	/s/ Frank Johann
	Name:	Frank Johann
	Title:	Managing Director

DIEBOLD NIXDORF SYSTEMS GMBH

By:	/s/ Jörn Förster
	Name:	Jörn Förster
	Title:	Managing Director

DIEBOLD NIXDORF OPERATIONS GMBH

By:	/s/ Michael Schuett
	Name:	Michael Schuett
	Title:	Managing Director

DIEBOLD NIXDORF VERMÖGENSVERWALTUNGS GMBH

By:	/s/ Olaf Heyden
	Name:	Olaf Heyden
	Title:	Managing Director

DIEBOLD NIXDORF FINANCE GERMANY GMBH

By:	/s/ Jörn Förster
	Name:	Jörn Förster
	Title:	Managing Director

DIEBOLD NIXDORF LOGISTICS GMBH

By:	/s/ Christina Wieber
	Name:	Christina Wieber
	Title:	Managing Director

DIEBOLD NIXDORF BUSINESS ADMINISTRATION CENTER GMBH

By:	/s/ Jörg Kleinschmidt
	Name:	Jörg Kleinschmidt
	Title:	Managing Director

DIEBOLD NIXDORF GLOBAL LOGISTICS GMBH

By:	/s/ Christina Wieber
	Name:	Christina Wieber
	Title:	Managing Director

IP MANAGEMENT GMBH

By:	/s/ Olaf Heyden
	Name:	Olaf Heyden
	Title:	Managing Director

DIEBOLD NIXDORF SECURITY GMBH

By:	/s/ Jörn Förster
	Name:	Jörn Förster
	Title:	Managing Director

WINCOR NIXDORF FACILITY GMBH

By:	/s/ Jörn Förster
	Name:	Jörn Förster
	Title:	Managing Director

DIEBOLD NIXDORF REAL ESTATE GMBH & CO. KG

By:	/s/ Jörn Förster
	Name:	Jörn Förster
	Title:	Managing Director

DIEBOLD NIXDORF DUTCH HOLDING B.V.

By:	/s/ Elizabeth Christine Radigan
	Name:	Elizabeth Christine Radigan
	Title:	Managing Director A

By:	/s/ Hendrik Roelof Schouten
	Name:	Hendrik Roelof Schouten
	Title:	Managing Director B

DIEBOLD NIXDORF GLOBAL HOLDING B.V.

By:	/s/ Elizabeth Christine Radigan
	Name:	Elizabeth Christine Radigan
	Title:	Managing Director A

By:	/s/ Hendrik Roelof Schouten
	Name:	Hendrik Roelof Schouten
	Title:	Managing Director B

DIEBOLD NIXDORF SOFTWARE PARTNER B.V.

By:	/s/ Michael Engel

Name:	Michael Engel
Title:	Managing Director

DIEBOLD NIXDORF SOFTWARE CV

By:	/s/ Hendrik Roelof Schouten
	Name:	Hendrik Roelof Schouten
	Title:	Authorized Signatory

DIEBOLD NIXDORF GLOBAL SOLUTIONS B.V.

By:	/s/ Hendrik Roelof Schouten
	Name:	Hendrik Roelof Schouten
	Title:	Managing Director

DIEBOLD NIXDORF B.V.

By:	/s/ Hendrik Roelof Schouten
	Name:	Hendrik Roelof Schouten
	Title:	Managing Director

By:	/s/ Michael Engel
	Name:	Michael Engel
	Title:	Managing Director

DIEBOLD NIXDORF SP. Z O. O.

By:	/s/ Stanislav Zrcek
	Name:	Stanislav Zrcek
	Title:	Member of the Management Board

DIEBOLD NIXDORF BPO SP. Z O. O.

By:	/s/ Adrian Gawrys
	Name:	Adrian Gawrys
	Title:	Director

DIEBOLD CANADA HOLDING COMPANY INC.

By:	/s/ Jonathan Leiken
	Name:	Jonathan Leiken
	Title:	Vice President and Secretary

DIEBOLD NIXDORF CANADA, LIMITED

By:	/s/ Jonathan Leiken
	Name:	Jonathan Leiken
	Title:	Vice President and Secretary

DIEBOLD NIXDORF S.L.

By:	/s/ Antonio Albarrán Rodriguez
	Name:	Antonio Albarrán Rodriguez
	Title:	Director

DIEBOLD SELF-SERVICE SOLUTIONS S. AR. L.

By:	/s/ James Barna
	Name:	James Barna
	Title:	Manager

DIEBOLD NIXDORF BV

By:	/s/ Nancy De Troyer
	Name:	Nancy De Troyer
	Title:	Finance Director

DIEBOLD NIXDORF S.A.S.

By:	/s/ Octavio Marquez
	Name:	Octavio Marquez
	Title:	President

DIEBOLD NIXDORF AB

By:	/s/ René Lauxtermann
Name: René Lauxtermann
Title: Director

DIEBOLD NIXDORF (UK) LIMITED

By:	/s/ Paul Young
Name: Paul Young
Title: Director

DIEBOLD NIXDORF S.R.L.

By:	/s/ Ewa Porebska
Name: Ewa Porebska
Title: Director

IMPEXA, LLC

By:	/s/ Jonathan Leiken
Name: Jonathan Leiken
Title: President

Consenting Creditor Signature Page to

the Restructuring Support Agreement

[Consenting Creditor Signature Pages Redacted]

EXHIBIT A-1

Company Parties

•	Diebold Nixdorf, Incorporated

•	Diebold Nixdorf Technology Finance, LLC

•	Griffin Technology Incorporated

•	Diebold SST Holding Company, LLC

•	Diebold Holding Company, LLC

•	Diebold Self-Service Systems

•	Diebold Global Finance Corporation

•	Impexa, LLC

•	Diebold Nixdorf Holding Germany GmbH

•	WINCOR NIXDORF International GmbH

•	Diebold Nixdorf Deutschland GmbH

•	Diebold Nixdorf Systems GmbH

•	Diebold Nixdorf Operations GmbH

•	Diebold Nixdorf Vermogensverwaltungs GmbH

•	Diebold Nixdorf Finance Germany GmbH

•	Diebold Nixdorf Logistics GmbH

•	Diebold Nixdorf Business Administration Center GmbH

•	Diebold Nixdorf Global Logistics GmbH

•	IP Management GmbH

•	Diebold Nixdorf Security GmbH

•	WINCOR NIXDORF Facility GmbH

•	Diebold Nixdorf Real Estate GmbH & Co. KG

•	Diebold Nixdorf Dutch Holding B.V.

•	Diebold Nixdorf Global Holding, B.V.

•	Diebold Nixdorf Software Partner B.V.

•	Diebold Nixdorf Software CV

•	Diebold Nixdorf Global Solutions B.V.

•	Diebold Nixdorf B.V., an entity organized in the Netherlands

•	Diebold Nixdorf Sp. z o. o.

•	Diebold Nixdorf BPO Sp. z o. o.

•	Diebold Canada Holding Company Inc.

•	Diebold Nixdorf Canada, Limited

•	Diebold Nixdorf S.L.

•	Diebold Self-Service Solutions S. ar. l.

•	Diebold Nixdorf B.V., an entity organized in Belgium

•	Diebold Nixdorf S.A.S.

•	Diebold Nixdorf AB

•	Diebold Nixdorf (UK) Limited

•	Diebold Nixdorf S.r.l.

EXHIBIT A-2

Debtors

•	Diebold Nixdorf, Incorporated

•	Diebold Nixdorf Technology Finance, LLC

•	Griffin Technology Incorporated

•	Diebold SST Holding Company, LLC

•	Diebold Holding Company, LLC

•	Diebold Self-Service Systems

•	Diebold Global Finance Corporation

•	Impexa, LLC

•	Diebold Canada Holding Company Inc.

•	Diebold Nixdorf Canada, Limited

EXHIBIT B

Restructuring Term Sheet

Execution Version

THIS RESTRUCTURING TERM SHEET IS NOT AND SHALL NOT BE CONSTRUED AS AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN, A WHOA PLAN OR ANY OTHER RESTRUCTURING PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE OR ANY OTHER LAW. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE, THE DUTCH RESTRUCTURING LAW AND OTHER APPLICABLE LAW. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NOTHING CONTAINED IN THIS RESTRUCTURING TERM SHEET SHALL BE, OR BE CONSTRUED AS, AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE EFFECTIVE DATE OF THE RESTRUCTURING SUPPORT AGREEMENT ON THE TERMS DESCRIBED HEREIN AND IN THE RESTRUCTURING SUPPORT AGREEMENT, DEEMED BINDING ON ANY OF THE PARTIES HERETO. THE TERMS SET FORTH HEREIN ARE SUBJECT TO THE EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTATION BY THE PARTIES AND CONFIRMATION BY THE U.S. BANKRUPTCY COURT AND SANCTION BY THE DUTCH COURT.

THIS RESTRUCTURING TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE, FEDERAL AND OTHER STATUTES, RULES, AND LAWS. THIS RESTRUCTURING TERM SHEET AND THE INFORMATION CONTAINED HEREIN ARE SUBJECT TO THE TERMS OF ANY CONFIDENTIALITY AGREEMENTS (AS DEFINED IN THE RESTRUCTURING SUPPORT AGREEMENT).

RESTRUCTURING TERM SHEET

INTRODUCTION

This Restructuring Term Sheet describes proposed financial restructurings for each of the Debtors and other Company Parties.1 This Restructuring Term Sheet is being agreed to in connection with the Company Parties’ and the Consenting Creditors’ entry into that certain Restructuring Support Agreement, dated as of May 30, 2023, to which this Restructuring Term Sheet is attached as Exhibit B. Pursuant to the Restructuring Support Agreement, the Company Parties and the Consenting Creditors have agreed to support the transactions contemplated therein and herein.

This Restructuring Term Sheet does not include a description of all of the terms, conditions, and other provisions that are to be contained in the Definitive Documents, which remain subject to negotiation and completion. The Definitive Documents shall not contain any terms or conditions that are inconsistent with this Restructuring Term Sheet or the Restructuring Support Agreement. This Restructuring Term Sheet incorporates the rules of construction as set forth in section 102 of the U.S. Bankruptcy Code. All allocations of all distributions, consideration, fees and commitments pursuant to this Restructuring Term Sheet (including all attachments hereto) shall give effect to any trades of Claims among the Consenting Creditors that remain open, pending or otherwise unsettled as of May 19, 2023, as if such trades had been settled as of such date.

[1]	Capitalized terms used but not defined in this Restructuring Term Sheet have the meanings given to such terms in the Restructuring Support Agreement.

GLOBAL RESTRUCTURING

Global Restructuring

The restructuring of the Prepetition Debt and other Company Claims/Interests contemplated by the Restructuring Support Agreement and this Restructuring Term Sheet shall be effectuated pursuant to, among other things, the following:

•  The Chapter 11 Plan to be filed by the Debtors, which shall, at a minimum, contain a discharge and/or release of the Debtors’ Prepetition Debt obligations as set forth herein;

•  The WHOA Plan to be filed by Diebold Dutch Holding, which shall, at a minimum, contain a discharge and/or release of (a) the obligations of Diebold Dutch Holding under the First Lien Euro Notes Indenture and (b) the Dutch Scheme Parties’ Prepetition Debt obligations as set forth herein.

The Dutch Scheme Proceedings and Dutch Sanction Order shall be recognized, at a minimum, in the United States pursuant to the Chapter 15 Proceedings.

MATERIAL TERMS OF CREDIT FACILITIES IMPLEMENTED AS PART OF RESTRUCTURING

Debtor in Possession Financing

The Debtors shall seek approval of the DIP Facility on the terms set forth in the DIP Term Sheet attached as Exhibit 1 to this Restructuring Term Sheet and such other terms that are acceptable to the Debtors and the Required DIP Lenders.

The proceeds of the DIP Facility shall be used as follows:

•  to repay in full the Superpriority Term Loan Claims (including, for the avoidance of doubt, the Make Whole Amount (as defined in the Superpriority Credit Agreement));

•  to repay in full the ABL Facility (including repayment in cash any and all Obligations (as defined in the ABL Credit Agreement) and FILO Obligations (as defined in the ABL Credit Agreement) under the ABL Credit Agreement and any fees and costs of the administrative agent’s counsel and other advisors; provided that in the case of any Letters of Credit (as defined in the ABL Credit Agreement) the Debtors shall cash collateralize, backstop or cancel such Letters of Credit in a manner reasonably satisfactory to the Issuing Banks (as defined in the ABL Credit Agreement));

•  made available to the Debtors and their Affiliates for incremental liquidity / general corporate purposes.

Consistent with Section 16.22 of the Restructuring Support Agreement, the Debtors and the Consenting Creditors shall cooperate in good faith to ensure repayment of the Superpriority Term Loan and ABL Facility is structured in a tax-efficient manner.

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MATERIAL TERMS OF CREDIT FACILITIES IMPLEMENTED AS PART OF RESTRUCTURING

Exit Facility	On the Effective Date, the DIP Lenders shall provide the Exit Facility to the Debtors and Company Parties pursuant to the Exit Facility Credit Agreement. The interest rates, maturity dates and other terms of the Exit Facility shall be consistent with the Exit Facility Term Sheet attached hereto as Exhibit 2 in all material respects and otherwise acceptable to the Company Parties and the Required DIP Lenders. Definitive Documentation for the Exit Facility shall be included in the Plan Supplement.

GENERAL PROVISIONS REGARDING THE RESTRUCTURING

New Common Stock

Subject to the consent rights set forth in the Restructuring Support Agreement, on the Effective Date, Reorganized DNI will issue the New Common Stock as follows:

•  100% of the New Common Stock shall be received by the holders of Allowed First Lien Claims and Allowed Second Lien Notes Claims in exchange for their Claims in accordance with this Restructuring Term Sheet, subject to dilution on account of the Additional New Common Stock and the New Management Incentive Plan; provided, that, the New Common Stock to be received by holders of Second Lien Notes Claims as set forth herein shall not be subject to dilution by the Participation Premium (as defined in the DIP Term Sheet).

•  The Additional New Common Stock shall be issued by Reorganized DNI as set forth in the DIP Term Sheet. The Additional New Common Stock shall be subject to dilution on account of the New Management Incentive Plan.

Section 1145	To the fullest extent permitted by law, the issuance of the New Common Stock will be exempt from registration under the Securities Act of 1933 (the “Securities Act”) pursuant to section 1145 of the U.S. Bankruptcy Code. To the extent that such exemption under section 1145 of the U.S. Bankruptcy Code is unavailable, the issuance of other shares of New Common Stock will be made pursuant to any other available exemptions from registration, as applicable, including Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated under the Securities Act. Good faith efforts shall be made to make the New Common Stock DTC eligible.

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GENERAL PROVISIONS REGARDING THE RESTRUCTURING

Tax Matters	To the extent practicable, and subject to the consent of the Required Consenting Creditors (which shall not be unreasonably withheld), the Restructuring Transactions will be structured in a tax-efficient manner, so as to minimize tax impacts of cancellation-of-debt income of the Debtors and Company Parties and their direct and indirect subsidiaries, preserve or otherwise maximize favorable tax attributes (including tax basis) of the Debtors and Company Parties and their direct and indirect subsidiaries and to otherwise obtain the most beneficial structure for the Company Parties or the Reorganized Company Parties, the Consenting Creditors and the holders of New Common Stock post-Effective Date.

Distributions

Each holder of an Allowed Claim or Interest, as applicable, shall receive under the Chapter 11 Plan the treatment described below (or less favorable treatment that may be agreed by the Debtors and the holder of such Allowed Claim or Interest) in exchange for such holder’s Allowed Claim or Interest.

At the request of a Consenting Creditor, Reorganized DNI shall use reasonable best efforts to deliver or cause to be delivered to such Consenting Creditor a duly executed certificate from Reorganized DNI prepared in accordance with Treasury Regulation Section 1.897-2(h)(1) informing such Consenting Creditor whether such Consenting Creditor’s interest in Reorganized DNI constitutes a United States real property interest and a notice to the Internal Revenue Service in accordance with U.S. Treasury Regulation Section 1.897-2(h)(2).

Restructuring Transactions

The U.S. Confirmation Order and Dutch Sanction Order, as applicable, shall be deemed to authorize, among other things, all actions as may be necessary or appropriate to effectuate any transaction described in, approved by, contemplated by, or necessary to consummate the Chapter 11 Plan, the WHOA Plan and the Restructuring Transactions, including, for the avoidance of doubt, any and all actions required to implement the Restructuring Transactions in the United States and any foreign jurisdiction.

On the Effective Date, each of the Debtors, the Company Parties and their Affiliates, as applicable, shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Restructuring Transactions.

Rule 9019 Settlement	The Chapter 11 Plan will be treated as a global and integrated compromise and settlement of all actual and potential disputes between and among the Company Parties and all holders of Claims pursuant to U.S. Bankruptcy Rule 9019.

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ALLOWANCE AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE CHAPTER 11 PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
Unclassified Non-Voting Claims

N/A	DIP Claims	On the Effective Date, in full and final satisfaction of the Allowed DIP Claims: (a) the principal amount of the Allowed DIP Claims shall be converted into the Exit Facility, and (b) Allowed DIP Claims that constitute accrued but unpaid interest, premiums or fees on the DIP Facility shall be paid in cash or Additional New Common Stock as set forth in the DIP Term Sheet.	N/A

N/A	Administrative Claims	On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Administrative Claim shall receive, in full and final satisfaction, compromise, settlement, release and discharge of such Claim, payment in full in cash; provided, that if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, the holder of such Allowed Administrative Claim shall receive payment in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the holders of such Allowed Administrative Claim.	N/A

N/A	Priority Tax Claims	On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction, compromise, settlement, release and discharge of such Claim, treatment in a manner consistent with section 1129(a)(9)(C) of the U.S. Bankruptcy Code.	N/A

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ALLOWANCE AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE CHAPTER 11 PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
Classified Claims and Interests

1	Other Secured Claims	On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Other Secured Claim shall receive, in full and final satisfaction, compromise, settlement, release and discharge of such Claim, at the Debtors’ option (with the consent of the Required Consenting Creditors, not to be unreasonably withheld, conditioned or delayed): (a) payment in full in cash; (b) delivery of the collateral securing its Allowed Other Secured Claim and payment of any interest required under section 506(b) of the U.S. Bankruptcy Code; (c) Reinstatement of its Allowed Other Secured Claim; or (d) such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the U.S. Bankruptcy Code.	Unimpaired / Presumed to Accept

2	Other Priority Claims	On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Other Priority Claim shall receive, in full and final satisfaction, compromise, settlement, release and discharge of such Claim, at the Debtors’ option (with the consent of the Required Consenting Creditors, not to be unreasonably withheld, conditioned or delayed): (a) payment in full in cash; or (b) such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the U.S. Bankruptcy Code.	Unimpaired / Presumed to Accept

3	ABL Facility Claims	ABL Facility Claims shall be paid in full on or before the Effective Date and, if prior to the Effective Date, pursuant to an order of the U.S. Bankruptcy Court. Each Allowed ABL Facility Claim shall be provided such treatment to render it Unimpaired.	Unimpaired / Presumed to Accept

4	Superpriority Term Loan Claims	Superpriority Term Loan Claims shall be paid in full on or before the Effective Date and, if prior to the Effective Date, pursuant to an order of the U.S. Bankruptcy Court. Each Allowed Superpriority Term Loan Claim shall be provided such treatment to render it Unimpaired.	Unimpaired / Presumed to Accept

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ALLOWANCE AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE CHAPTER 11 PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
5	First Lien Claims	On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed First Lien Claim shall receive, in full and final satisfaction, compromise, settlement, release and discharge of such Claim, its pro rata share of 98% of the New Common Stock, subject to dilution on account of the New Management Incentive Plan and the Additional New Common Stock.	Impaired / Entitled to Vote

6	Second Lien Notes Claims	On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Second Lien Notes Claim shall receive, in full and final satisfaction, compromise, settlement, release and discharge of such Claim, its pro rata share of 2% of the New Common Stock, subject to dilution on account of the New Management Incentive Plan and the Additional New Common Stock (other than the Participation Premium (as defined in the DIP Term Sheet)).	Impaired / Entitled to Vote

7	2024 Stub Unsecured Notes Claims	On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed 2024 Stub Unsecured Notes Claims shall receive, in full and final satisfaction, compromise, settlement, release and discharge of such Claim, its pro rata share of an amount of cash that would provide such holder with the same percentage recovery on its Allowed 2024 Stub Unsecured Notes Claim that a holder of an Allowed Second Lien Notes Claim is receiving in respect of its Allowed Second Lien Notes Claim (taking into account dilution on account of the Additional New Common Stock, as applicable) under the Chapter 11 Plan based upon the midpoint of the equity value of the New Common Stock as set forth in the Disclosure Statement filed in the Chapter 11 Cases.	Impaired / Entitled to Vote

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ALLOWANCE AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE CHAPTER 11 PLAN
Class No.	Type of Claim	Treatment	Impairment / Voting
8	General Unsecured Claims	On or as soon as reasonably practicable after the Effective Date, each Allowed General Unsecured Claim shall be Reinstated and paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claim, or otherwise provided such treatment to render it Unimpaired.	Unimpaired / Presumed to Accept

9	Section 510(b) Claims	On the Effective Date, each Section 510(b) Claim, if any, shall be extinguished, cancelled and discharged, and holders thereof shall receive no distributions from the Debtors in respect of their Claims.	Impaired / Deemed to Reject

10	Debtor Intercompany Claims	On or as soon as reasonably practicable after the Effective Date, each Allowed Debtor Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, canceled and released, or otherwise addressed at the option of the Debtors with the consent of the Required Consenting Creditors (not to be unreasonably delayed, withheld or conditioned).	Unimpaired / Presumed to Accept

11	Non-Debtor Intercompany Claims	On or as soon as reasonably practicable after the Effective Date, each Allowed Non-Debtor Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, canceled and released, or otherwise addressed at the option of the Debtors with the consent of the Required Consenting Creditors (not to be unreasonably delayed, withheld or conditioned).	Unimpaired / Presumed to Accept

12	Intercompany Interests	Subject to any alternative treatment set forth in the Chapter 11 Plan Supplement, Intercompany Interests shall be either Reinstated or canceled without any distribution on account of such Intercompany Interests at the option of the Debtors with the consent of the Required Consenting Creditors (not to be unreasonably delayed, withheld or conditioned).	Unimpaired / Presumed to Accept

13	DNI Interests	On the Effective Date, each DNI Interest shall be extinguished, cancelled and discharged, and holders thereof shall receive no distributions from the Debtors in respect of their Interests.	Impaired / Deemed to Reject

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TREATMENT OF CLAIMS AND INTERESTS UNDER THE WHOA PLAN

WHOA Plan Treatment

The WHOA Plan shall include treatment in respect Classes 5, 6 and 7 consistent with the treatment set forth above, with the following modifications:

•  The 2023 Stub First Lien Term Loan Claims, which hold unsecured Claims against the Dutch Scheme Parties, shall be classified in a separate Class and shall receive no additional consideration under the WHOA Plan; such Class shall be entitled to vote to accept or reject the WHOA Plan; and

•  The Second Lien Notes Claims and 2024 Stub Unsecured Notes Claims shall receive no additional consideration under the WHOA Plan; such Classes shall be entitled to vote to accept or reject the WHOA Plan.

The WHOA Plan only compromises the Claims referenced above and as expressly set forth in this Restructuring Term Sheet. For the avoidance of doubt, the WHOA Plan shall not propose any compromise or impairment of any trade vendor or customer of the Dutch Scheme Parties, or any claims between or among Company Parties.

GENERAL PROVISIONS REGARDING THE CHAPTER 11 PLAN AND WHOA PLAN

Discharge of Claims and Termination of Interests

The Chapter 11 Plan and WHOA Plan shall contain discharge and termination provisions acceptable to the Company Parties and Required Consenting Creditors.

The WHOA Plan shall, at a minimum, contain provisions discharging and/or releasing the Prepetition Debt obligations of the Dutch Scheme Parties, and enjoining such discharged and released obligations, as set forth herein.

Extinguishment of Notes, Instruments, Certificates, and Other Documents

The Chapter 11 Plan and WHOA Plan shall contain debt extinguishment provisions acceptable to the Company Parties and Required Consenting Creditors.

The DNI Interests shall be deemed canceled and of no further force and effect on the Effective Date. The holders of, or parties to, such canceled Securities and other documentation will have no rights arising from or relating to such Securities and other documentation or the cancellation thereof.

Executory Contracts and Unexpired Leases

The Chapter 11 Plan will provide that the executory contracts and unexpired leases that are not rejected by the Debtors as of the Effective Date (either pursuant to the Chapter 11 Plan or a separate motion) will be deemed assumed by the Debtors or Reorganized Debtors, as applicable, pursuant to section 365 of the U.S. Bankruptcy Code.

The WHOA Plan will not propose any compromise or rejection of any trade or customer contract of the Dutch Scheme Parties.

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GENERAL PROVISIONS REGARDING THE CHAPTER 11 PLAN AND WHOA PLAN

Retention of Jurisdiction

The Chapter 11 Plan will provide that the U.S. Bankruptcy Court shall retain jurisdiction for usual and customary matters.

The WHOA Plan will provide that the Dutch Court shall retain jurisdiction for usual and customary matters.

The recognition order pursuant to the Chapter 15 Proceedings will provide that the U.S. Bankruptcy Court shall retain concurrent jurisdiction over Diebold Dutch Holding for usual and customary matters.

Releases by the Debtors	The Chapter 11 Plan and WHOA Plan shall contain Debtor release provisions acceptable to the Company Parties and Required Consenting Creditors.

Releases by Holders of Claims and Interests

The Chapter 11 Plan and WHOA Plan shall contain third-party release provisions acceptable to the Company Parties and Required Consenting Creditors.

The WHOA Plan shall, at a minimum, contain provisions discharging and/or releasing the Prepetition Debt obligations of the Dutch Scheme Parties, and enjoining such discharged and released obligations, as set forth herein.

Exculpation	The Chapter 11 Plan and WHOA Plan shall contain exculpation provisions acceptable to the Company Parties and Required Consenting Creditors.

Injunction	The Chapter 11 Plan and WHOA Plan shall contain injunction provisions acceptable to the Company Parties and Required Consenting Creditors.

OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING

Governance

The Reorganized DNI Board on the Effective Date shall be comprised of seven (7) directors, which shall include Reorganized DNI’s Chief Executive Officer, and six (6) independent directors selected by the Specified Required Consenting Creditors, provided, that the Specified Required Consenting Creditors shall select the new directors in good faith consultation with Reorganized DNI’s Chief Executive Officer.

Reorganized DNI shall execute a registration rights agreement on terms reasonably acceptable to Reorganized DNI and the Specified Required Consenting Creditors.

Reorganized DNI Common Stock

The New Common Stock will be registered under the Securities Exchange Act of 1934 on the Effective Date.

Reorganized DNI shall use commercially reasonable efforts to cause the New Common Stock to be listed for trading on the New York Stock Exchange as soon as practicable after the Effective Date.

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OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING

Indemnification Obligations	The Chapter 11 Plan and WHOA Plan shall contain provisions relating to the continuation of the Company Parties’ indemnity obligations set forth in the Company Parties’ organizational documents in a form acceptable to the Company Parties and the Required Consenting Creditors.

New Management Incentive Plan	The Chapter 11 Plan will provide that the Reorganized DNI Board shall, within 90 days of the Effective Date, implement the New Management Incentive Plan or as soon as reasonably practicable thereafter, provided, that 6% of the New Common Stock, on a fully diluted basis, shall be reserved for issuance in connection with the New Management Incentive Plan.

Retained Causes of Action	The Chapter 11 Plan and WHOA Plan shall contain provisions relating to the Company Parties’ retention of causes of action acceptable to the Company Parties and Required Consenting Creditors.

Conditions Precedent to Restructuring

Unless waived in accordance with the provisions of the Chapter 11 Plan and the WHOA Plan, the following shall be conditions to the Effective Date:

(a)   (x) the U.S. Bankruptcy Court shall have entered the U.S. Confirmation Order and (y) the Dutch Court shall have entered the Dutch Sanction Order, which U.S. Confirmation Order and Dutch Sanction Order shall:

(i) be in form and substance consistent with the Restructuring Support Agreement;

(ii)  authorize the Debtors and Company Parties to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Chapter 11 Plan and WHOA Plan;

(iii)  authorize the Debtors and Company Parties, as applicable/necessary, to: (a) implement the Restructuring Transactions; (b) make all distributions and issuances as required under the Chapter 11 Plan and the WHOA Plan; and (c) enter into any agreements, transactions, and sales of property contemplated by the Restructuring Support Agreement, including the Exit Facility; and

(iv) authorize the implementation of the Chapter 11 Plan and WHOA Plan in accordance with their terms;

(b)   the U.S. Bankruptcy Court shall have entered an order recognizing the Dutch Scheme Proceedings and Dutch Sanction Order under chapter 15 of the U.S. Bankruptcy Code;

(c)   the Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Chapter 11 Plan and WHOA Plan;

(d)   the final version of the Chapter 11 Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in a manner consistent in all material respects with the Restructuring Support Agreement and the Chapter 11 Plan and WHOA Plan;

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(e)   the documentation related to the Exit Facility shall have been duly executed and delivered by all of the Entities that are parties thereto and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the effectiveness of the Exit Facility shall have been satisfied or duly waived in writing in accordance with the terms of the Exit Facility Documents;

(f)   all Definitive Documents shall have been (or shall, contemporaneously with the occurrence of the Effective Date, be) executed and in full force and effect, and shall be in form and substance consistent with the Restructuring Support Agreement in all material respects, and all conditions precedent contained in the Definitive Documents shall have been satisfied or waived in accordance with the terms thereof, except with respect to such conditions that by their terms shall be satisfied substantially contemporaneously with or after Consummation of the Chapter 11 Plan and WHOA Plan;

(g)   the closing of the Exit Facility and issuance of debt in respect thereof shall have occurred;

(h)   Reorganized DNI shall amend and restate its charter and bylaws in the manner contemplated by the Chapter 11 Plan Supplement;

(i) all actions, documents, certificates, and agreements necessary to implement the Chapter 11 Plan (including any documents contained in the Chapter 11 Plan Supplement) and WHOA Plan (including any documents contained in the Chapter 11 Plan Supplement) shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable governmental units (as defined in section 101(27) the U.S. Bankruptcy Code), in accordance with applicable laws;

(j) the Company Parties or the Reorganized Company Parties, as applicable, shall have obtained directors’ and officers’ insurance policies and entered into indemnification agreements or similar arrangements for the Reorganized DNI Board, which shall be, in each case, effective on or by the Effective Date;

(k)   all reasonable, documented and invoiced professional fees and expenses of the Ad Hoc Group Advisors, which the Company Parties are obligated to pay under the Restructuring Support Agreement and for which the Company Parties have received an invoice, shall have been paid in full; and

(l) all reasonable, documented and invoiced professional fees and expenses of retained professionals that require the U.S. Bankruptcy Court’s approval shall have been paid in full or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in a professional fee escrow account pending the U.S. Bankruptcy Court’s approval of such fees and expenses.

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OTHER MATERIAL PROVISIONS REGARDING THE RESTRUCTURING

For the avoidance of doubt, unless otherwise specified herein, the conditions precedent to the Restructuring Transactions enumerated above shall apply to each Company Party on an individual basis, and the Effective Date for any individual Company Party may occur prior to the Effective Date of any other individual Company Party, provided that doing so is not otherwise inconsistent with the terms and conditions of this Restructuring Term Sheet or the Restructuring Support Agreement.

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Exhibit 1

DIP Term Sheet

EXECUTION VERSION

DIEBOLD NIXDORF, INCORPORATED

$1,250 MILLION SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION TERM LOAN FACILITY

TERM SHEET

This term sheet (this “DIP Term Sheet”) sets forth the principal terms of a senior secured superpriority debtor-in-possession facility (the “DIP Facility”; the credit agreement evidencing the DIP Facility, the “DIP Credit Agreement” and, together with the other definitive documents governing the DIP Facility, including the DIP Orders (as herein defined), the “DIP Documents”; each of which shall be in form and substance consistent with this DIP Term Sheet and otherwise acceptable to the Required DIP Backstop Parties in their sole discretion) to be entered into by the Borrowers and each of the DIP Guarantors (each as defined herein) in connection with their respective cases (the “Chapter 11 Cases”; the debtors and debtors-in-possession thereunder, the “Debtors” and each, a “Debtor”) under chapter 11 of title 11 of the United States Code (the “U.S. Bankruptcy Code”). The DIP Facility will be subject to the approval of the United States Bankruptcy Court in the Southern District of Texas (the “U.S. Bankruptcy Court”) and consummated in the Chapter 11 Cases in accordance with (i) the DIP Orders and (ii) the other DIP Documents. Capitalized terms used and not defined herein have the meanings as defined in the Restructuring Support Agreement (including the Restructuring Term Sheet) to which this DIP Term Sheet is attached as Exhibit 1.

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Borrowers:	Diebold Nixdorf, Incorporated, an Ohio corporation, as a debtor and debtor-in-possession under the Chapter 11 Cases (the “Parent Borrower” or the “Company”), and, at the election of the Company and with the consent of the Required DIP Backstop Parties (not to be unreasonably withheld, delayed or conditioned), solely with respect to the Tranche B DIP Term Loans (as defined below), one or more Non-Debtor DIP Guarantors (as defined below) (if any, each a “Subsidiary Borrower” and together with the Parent Borrower, each a “Borrower”, and collectively the “Borrowers”).

Guarantors:

Each of (i) the Company’s direct and indirect subsidiaries that are Debtors under the Chapter 11 Cases (the “Debtor DIP Guarantors”) and (ii) with respect to the obligations under the Tranche B DIP Term Loans, each other direct or indirect subsidiary of the Company, other than any German-domiciled subsidiary, that is a grantor or guarantor under the Superpriority Credit Agreement (collectively, the “Non-Debtor DIP Guarantors” and, collectively with the Debtor DIP Guarantors, the “DIP Guarantors”); provided, however, that (x) the guarantee and security provisions and documentation entered into by the Non-Debtor DIP Guarantors will be subject to substantially the same limitations as set forth in the Superpriority Credit Agreement and the related documentation, (y) no subsidiary shall be required to be a Non-Debtor DIP Guarantor to the extent the granting of a security interest or a guarantee would not provide a corporate benefit to such subsidiary or would cause such subsidiary to be insolvent or financial distressed, in each case, as determined in good faith by such subsidiary or the governing body of such subsidiary, and (z) any local law limitations, applied in a manner consistent with their application under the Superpriority Credit Agreement and the related documentation (the “Foreign Guarantee and Collateral Exception”). The Borrowers and the DIP Guarantors are referred to herein as “DIP Obligors” and each, a “Loan Party”.

Notwithstanding the foregoing, Diebold Nixdorf S.A.S. shall not be a Non-Debtor DIP Guarantor, DIP Obligor or Loan Party.

All obligations of the Borrowers under the DIP Facility (i) under the Tranche A DIP Term Loans (as defined below) will be unconditionally guaranteed on a joint and several basis by the Debtor DIP Guarantors and (ii) under the Tranche B DIP Term Loans will be unconditionally guaranteed on a joint a several basis by all DIP Guarantors.

No DIP Guarantor shall be released from its guarantee obligations by virtue of becoming a non-wholly owned subsidiary unless such DIP Guarantor became non-wholly owned as a result of a bona fide commercial transaction with a third party in which the primary intent was not to cause the release of the guarantee obligations.

Administrative Agent:	GLAS Americas LLC, or any other entity acceptable to the Loan Parties and the Required Lenders (in such capacity, the “DIP Agent”).

Fronting Lender:	Jefferies Capital Services LLC (in such capacity, the “Fronting Lender”).

Backstop:	As set forth in the Restructuring Support Agreement.

DIP Lenders:	Each of the DIP Backstop Parties and the Joining DIP Commitment Parties (or any affiliated, managed or co-managed or related fund or institution) (in their capacity as lenders under the DIP Facility, together with their respective successors and permitted assigns, collectively, the “DIP Lenders”); provided, that, on the Closing Date, the Fronting Lender will make the DIP Term Loans pursuant to arrangements agreed by the Company, the Fronting Lender and the Required DIP Backstop Parties. The Debtors will pay all fronting fees, costs, and expenses of the Fronting Lender.

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DIP Facility:

A senior secured superpriority debtor-in-possession facility in an aggregate principal amount of $1,250,000,000 consisting of term loans, to be provided or caused to be provided by the DIP Lenders on the Closing Date (“DIP Term Loans”) and the commitments with respect to the DIP Term Loans shall be referred to as the “DIP Term Commitments.” The borrowing of DIP Term Loans shall automatically and permanently decrease the DIP Term Commitments on a dollar-for-dollar basis, and all DIP Term Loans repaid or prepaid may not be reborrowed. Voluntary and mandatory prepayments of DIP Term Loans shall be made on a pro rata basis to outstanding DIP Term Loans and reductions or terminations of DIP Term Commitments shall be made on a pro rata basis. The DIP Obligors or their subsidiaries will not be permitted to repurchase DIP Term Loans in the open market or otherwise.

Each of the DIP Lenders shall (on a several but not joint basis) on the date on which the conditions precedent under “Conditions Precedent to the Closing Date” are satisfied (or waived by the Required DIP Backstop Parties) (such date, the “Closing Date”) make (or caused to be made) its ratable portion of the DIP Term Loans in an aggregate principal amount of $1,250 million available to the Borrowers in a single draw of DIP Term Loans, consisting of (i) DIP Term Loans (the “Tranche B DIP Term Loans”) in a principal amount equal to the amount of all Superpriority Term Loan Claims (which, for the avoidance of doubt, shall include any claim on account of principal, interest, the Make Whole Amount (as defined in the Superpriority Credit Agreement) or other outstanding Obligations (as defined in the Superpriority Credit Agreement) in respect of the Superpriority Term Loans) outstanding on the Closing Date and (ii) new money DIP Term Loans (the “Tranche A DIP Term Loans”) in a principal equal to the remaining amount of all DIP Term Loans.

The DIP Term Loans and all other obligations under the DIP Facility shall be immediately due and payable on the Maturity Date.

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Use of Proceeds:

Solely in accordance with the DIP Orders and the Approved Budget (as defined below) (subject to any permitted variances), the proceeds of the DIP Term Loans will be used:

(a) in the case of the Tranche A DIP Term Loans, (i) to refinance and repay in full all ABL Facility Claims outstanding on the Closing Date, (ii) to pay costs, fees and expenses related to the Chapter 11 Cases, including the Carve-Out (as defined below) (iii) to make Adequate Protection (as defined below) payments, and (iv) to fund the working capital needs and expenditures of the Debtors and their non-debtor affiliates during the Chapter 11 Cases and the WHOA Plan in accordance with the Approved Budget, including, for the avoidance of doubt, the claims of prepetition creditors, which may include, without limitation, employees, customers, lienholders, insurers, vendors and taxing authorities, in each case, to the extent authorized by the Interim Order or the Final Order (as applicable) and consistent with the Approved Budget; and

(b) in the case of the Tranche B DIP Term Loans, to refinance and repay in full the Superpriority Term Loan Claims (which, for the avoidance of doubt, shall include any claim on account of principal, interest, the Make Whole Amount (as defined in the Superpriority Credit Agreement) or other outstanding Obligation (as defined in the Superpriority Credit Agreement) in respect of the Superpriority Term Loans) outstanding on the Closing Date.

Term:	Unless converted into the Exit Facility, all obligations under the DIP Term Loan Documents will be due and payable in full in cash (except to the extent specifically described herein with respect to the DIP Premiums) on the earliest of: (i) the date that is 4 months after the Petition Date; (ii) if the Final Order has not been entered by the U.S. Bankruptcy Court on or before the date of the applicable milestone for the entry of the Final Order in the Restructuring Support Agreement, the date of the applicable milestone; (iii) the date of acceleration of the DIP Term Loans and the termination of the DIP Lenders’ commitments under the DIP Facility pursuant to the terms of the DIP Credit Agreement; (iv) the date the U.S. Bankruptcy Court orders a conversion of the Chapter 11 Cases to a chapter 7 liquidation or the dismissal of the chapter 11 case of any Debtor without the consent of the Required DIP Lenders (defined below); and (v) the substantial consummation (as defined in 11 U.S.C. § 1101(2)) of a Chapter 11 Plan which has been confirmed by the Confirmation Order (such earliest date, the “Maturity Date”).

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Conversion to Exit Facility:	Upon the effective date of the Chapter 11 Plan, the outstanding principal balance of the DIP Term Loans shall automatically convert into term loans and commitments, as applicable, under the Exit Facility which shall be subject to the conditions set forth in the Exit Facility Term Sheet; provided that all guarantees, security interests and liens provided by any Non-Debtor DIP Guarantor and each Subsidiary Borrower that is not the Company shall be automatically released upon such conversion.

Amortization:	None.

DIP Term Loan Documents:	The DIP Facility will be initially provided pursuant to the terms the DIP Credit Agreement and other guarantee, security and other relevant documentation reflecting the terms and provisions set forth in this DIP Term Sheet and otherwise in form and substance satisfactory to the DIP Agent (with respect to provisions that affect the DIP Agent in its capacity as such), the Required DIP Backstop Parties in their sole discretion and the Company.

Security and Priority:	All obligations under the DIP Facility of the Company and the Debtor DIP Guarantors to the DIP Lenders and to the DIP Agent, including, without limitation, all principal, accrued interest, costs, premiums (including the DIP Premiums) and fees (collectively, the “DIP Obligations”), shall be secured, pursuant to U.S. Bankruptcy Code sections 361, 362, 364(c)(2), 364(c)(3) and 364(d) and pursuant to the terms of the DIP Documents, by a valid, binding, continuing, enforceable, fully-perfected, non-avoidable and automatically perfected first priority senior priming lien on, and security interest in (such liens and security interests, the “DIP Liens”), all present and after acquired property (whether tangible, intangible, real, personal or mixed) of the applicable Loan Parties, wherever located, including, without limitation, all accounts, deposit accounts, cash and cash equivalents, inventory, equipment, capital stock in subsidiaries of the Loan Parties, and the proceeds thereof, investment property, instruments, chattel paper, real estate, leasehold interests, contracts, patents, copyrights, trademarks and other general intangibles, and all products and proceeds thereof, and subject to and effective upon entry of the Final Order, the proceeds of any causes of action under U.S. Bankruptcy Code sections 502(d), 544, 545, 547, 548, 549, 550 or 553 or any other avoidance actions under the U.S. Bankruptcy Code or applicable non-bankruptcy law, in each case, subject to customary exceptions to be agreed by the Company and the Required DIP Backstop Parties (all such property, the “DIP Collateral”), which liens and security interests shall be senior to the prepetition liens and security interests of the holders of the Prepetition Debt including the Adequate Protection Liens granted under the DIP Orders, provided, however, such liens and security interests shall be junior to: (i) the Carve-Out; and (ii) any valid and perfected Permitted Liens in existence as of the Petition Date (including liens (if any) perfected subsequent to the Filing Date as permitted by and in accordance with section 546(b) of the U.S. Bankruptcy Code. The DIP Liens shall be perfected pursuant to the entry of the DIP Orders. The term “Permitted Liens” shall be defined in the DIP Credit Agreement.

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The DIP Obligations of the Company and the Debtor DIP Guarantors shall also constitute claims entitled to the benefits of U.S. Bankruptcy Code section 364(c)(1), having a super-priority over any and all administrative expenses and claims, of any kind or nature whatsoever, including, without limitation, the superpriority adequate protection claims granted under the Interim Order and the Final Order, and the administrative expenses of the kinds specified in or ordered pursuant to U.S. Bankruptcy Code sections 105, 326, 327, 328, 330, 331, 361, 362, 363, 364, 365, 503, 506 (subject to the entry of the Final Order), 507(a), 507(b), 546, 552 (subject to the entry of the Final Order), 726, 1113 and 1114, and any other provision of the U.S. Bankruptcy Code (“DIP Claims”), subject only to the Carve-Out.

The obligations of the Non-Debtor DIP Guarantors with respect to the DIP Facility shall (i) be secured by a lien on substantially all assets of each of the Non-Debtor Guarantors, which shall be granted pursuant to customary New York law (and other applicable US law) governed security documentation, (ii) constitute “First Priority Obligations” (as defined in that certain Multi-Lien Intercreditor Agreement, dated as of December 29, 2022, by and among the grantors thereto (the “Multi-Lien Intercreditor Agreement”), and (iii) be subject to local law limitations to be agreed and substantially consistent with the limitations applicable to the “Obligations” under the Superpriority Credit Agreement, the Foreign Guarantee Agreement and the Security Documents (as defined in the Superpriority Credit Agreement), as applicable.

Carve-Out:	To be acceptable to the DIP Obligors and the Required DIP Backstop Parties and to be set forth in the DIP Orders.

Interim and Final Orders:	The order approving the DIP Facility on an interim basis and authorizing the use of prepetition cash collateral, which shall be satisfactory in form and substance to the Debtors, the DIP Agent (with respect to any provisions that affect the DIP Agent in its capacity as such), and the Required DIP Backstop Parties (the “Interim Order”), shall authorize and approve (i) the Debtors’ entry into the DIP Documents, (ii) the making of the DIP Term Loans, (iii) the granting of the super-priority claims and liens against the applicable Loan Parties and their assets in accordance with the DIP Documents with respect to the DIP Collateral, (iv) the payment of all reasonable and documented out-of-pocket fees and expenses (including the reasonable and documented out-of-pocket fees and expenses of outside counsel and financial advisors) required to be paid to the DIP Agent and the Fronting Lender pursuant to the applicable fee letters and the DIP Backstop Parties as described in “Indemnification and Expenses” by the Loan Parties, (v) the payment of all reasonable and documented out-of-pocket fees and expenses of the Ad Hoc Group Advisors and White & Case LLP, as counsel to the DIP Agent and any additional local counsel to the DIP Agent, (vi) the use of prepetition cash collateral in accordance with the DIP Budget, and (vii) customary releases and exculpations for the DIP Backstop Parties, DIP Lenders, DIP Agent, Superpriority Term Loan Lenders and the Fronting Lender. The order approving the DIP Facility on a final basis and authorizing the use of prepetition cash collateral shall and be in form and substance satisfactory to the Debtors, the DIP Agent (with respect to any provisions that affect the DIP Agent in its capacity as such) and the Required DIP Lenders (the “Final Order” and, together with the Interim Order, the “DIP Orders”).

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Interest:	Interest on the DIP Term Loans shall be payable in cash at the end of each applicable interest period, and in any event, no less than quarterly. At all times prior to the occurrence of an Event of Default (as defined below), interest on the outstanding principal amount of all DIP Term Loans shall accrue at a rate per annum equal to either (i) the Term SOFR Rate (subject to a floor of 4.00%), plus 7.50% or (ii) an Alternate Base Rate (subject to a floor of 5.00%), plus 6.50%.

Default Interest:	During the continuance of an Event of Default, (i) all DIP Term Loans will bear interest at the rate that is otherwise applicable thereto plus 2.00% and (ii) all other amounts under the DIP Facility that are overdue will bear interest at a rate applicable to DIP Term Loans that bear interest at the Alternate Base Rate plus 2.00%. Default interest shall be payable in cash on demand.

Mandatory Prepayments:	Mandatory prepayments of the DIP Term Loans shall be required in an amount equal to 100% of net cash proceeds from any asset disposition or recovery event (on terms and subject to exceptions to be set forth in the DIP Credit Agreement), subject to the Carve-Out.

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Premiums:

In consideration of their commitments with respect to the DIP Facility on the Execution Date and the Exit Facility, the DIP Backstop Parties shall receive, in the aggregate:

(i) a backstop premium equal to 13.5 % of the New Common Stock (subject only to dilution on account of the New Management Incentive Plan) (the “Backstop Premium”), which Backstop Premium shall be allocated as set forth in Exhibit G of the Restructuring Support Agreement.

(ii) an upfront premium equal to 6.5% of the New Common Stock (subject only to dilution on account of the New Management Incentive Plan) (the “Upfront Premium”), which Upfront Premium shall be allocated as set forth in Exhibit G of the Restructuring Support Agreement.

(iii) an additional premium equal to equal to 7.0% of the New Common Stock (subject only to dilution on account of the New Management Incentive Plan) (the “Additional Premium”), which Additional Premium shall be allocated as set forth in Exhibit G of the Restructuring Support Agreement.

In consideration for providing (or causing to be provided) the DIP Term Loans and DIP Term Commitments and the Exit Facility, the DIP Lenders (or Fronting Lender, as applicable) shall be entitled to receive a participation premium, payable on a pro rata basis based on the DIP Term Loans and DIP Term Commitments provided (or caused to be provided) by such DIP Lender, equal to, in the aggregate, 10.0% of the New Common Stock (subject only to dilution on account of the New Management Incentive Plan) (the “Participation Premium” and, collectively, with the Backstop Premium, the Upfront Premium and the Additional Premium, the “DIP Premiums” and the Common Stock issuable on account of the DIP Premiums, the “Additional New Common Stock”).

The Backstop Premium, the Upfront Premium and the Additional Premium shall be earned on the date hereof, subject to the entry of the Interim Order, and the Participation Premium shall be earned on the Closing Date.

If (i) the Maturity Date occurs (other than in accordance with clause (v) of the definition thereof as a result of the occurrence of the Effective Date in accordance with the Restructuring Term Sheet), or (ii) the DIP Facility is accelerated or all of the obligations thereunder become due and payable prior to its stated date of maturity for any other reason, the DIP Premiums shall be immediately due and payable in cash as a DIP Obligation (on an equal priority basis with the principal amount of the DIP Term Loans) at a value equal to the value of such DIP Premiums based upon the midpoint of equity value under the Chapter 11 Plan (which shall, in any event be deemed to be no less than $875.0 million (the “Minimum Plan Equity Value Amount”)).

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The parties acknowledge and agree that for U.S. federal income tax purposes (x) the Backstop Premium, Upfront Premium and Additional Premium are intended to be treated as premium for an option to put the DIP Term Loans (and to the extent treated as part of a single debt instrument for U.S. federal income tax purposes together with the DIP Term Loans, the Exit Term Loans) to the DIP Backstop Parties and (y) the Participation Premium is intended to be treated as issued together with the DIP Term Loans (and to the extent treated as part of a single debt instrument for U.S. federal income tax purposes together with the DIP Term Loans, the Exit Term Loans) as part of an “investment unit” as described in Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise required pursuant to a “final determination” within the meaning of Section 1313(a) of the Code, each Loan Party shall treat, including for information reporting and withholding purposes, the Backstop Premium, Upfront Premium, Additional Premium and Participation Premium as described in clauses (x) and (y) of the preceding sentence and the parties shall not take any position or action inconsistent with such treatment and/or characterization. Upon reasonable written request, the Company will make available to any DIP Lender the following information: (1) the issue price and issue date of the DIP Term Loans and Exit Term Loans, (2) the amount of original issue discount on the DIP Term Loans and Exit Term Loans and (3) the yield to maturity of the DIP Term Loans and Exit Term Loans.

Conditions Precedent to the Closing Date:

A. All documentation relating to the DIP Facility shall be in form and substance consistent with this DIP Term Sheet and the Restructuring Support Agreement and satisfactory to the Debtors and the Required DIP Backstop Parties and (with respect to any provisions that affect the DIP Agent in its capacity as such) the DIP Agent.

B. The Petition Date shall have occurred, and the Company and each of the Debtor DIP Guarantors shall be a Debtor and a Debtor-in-Possession in the Chapter 11 Cases.

C. The Chapter 11 Cases of the Debtors shall not have been dismissed or converted to cases under Chapter 7.

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D. The Interim Order shall have been entered by the U.S. Bankruptcy Court and remain in full force and effect.

E.  All customary “First Day Orders” shall have been entered and shall be satisfactory to the Required DIP Backstop Parties.

F.  No trustee under chapter 7 or chapter 11 shall have been appointed in the Chapter 11 Cases.

G. (i) All reasonable and documented out-of-pocket fees and expenses to the DIP Agent, the DIP Lenders and the DIP Backstop Parties (including the reasonable and documented out-of-pocket fees and expenses of the Ad Hoc Group Advisors) shall have been paid in full (or shall be paid in full from the proceeds of the DIP Term Loans), and (ii) all fees payable to the DIP Agent and Fronting Lender shall have been paid in full (or shall be paid in full from the proceeds of the DIP Term Loans).

H. There shall not occur as a result of, and after giving effect to, the initial extension of credit under the DIP Facility, a default (or any event which with the giving of notice or lapse of time or both would be a default) under any of the Debtors’ or their respective subsidiaries’ material debt instruments and other material agreements (in each case, other than with respect to any Prepetition Debt) which would permit the counterparty thereto to exercise remedies thereunder (other than any default the exercise of remedies of which is stayed by the U.S. Bankruptcy Code or subject to a forbearance.

I.   The DIP Agent shall have received customary closing documentation, including officer’s certificates, a borrowing notice, customary legal opinions, evidence of authority, good standing certificates and lien searches, in each case in form and substance reasonably satisfactory to the DIP Agent and the Required DIP Backstop Parties.

J.   The absence of a material adverse change, or any event or occurrence, other than as a result of the commencement of the Chapter 11 Cases or as otherwise disclosed in the first day declaration, which has had or could reasonably be expected to result in a material adverse change, in (i) the business, financial condition, operations, performance, properties, contingent liabilities or material agreements of the Borrowers, the Guarantors and their respective subsidiaries, taken as a whole, since December 31, 2022, (ii) the ability of the Borrowers or the DIP Guarantors to perform their respective obligations under the DIP Documents or (iii) the ability of the DIP Agent and the DIP Lenders to enforce the DIP Documents (any of the foregoing being a “Material Adverse Change”).

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K. There shall exist no action, suit, investigation, litigation or proceeding pending or (to the knowledge of the Loan Parties) threatened in any court or before any arbitrator or governmental instrumentality (other than the Chapter 11 Cases and any action, suit, investigation or proceeding arising from the commencement and continuation of the Chapter 11 Cases or the consequences that would normally result from the commencement and continuation of the Chapter 11 Cases) that is not stayed and could reasonably be expected to result in a Material Adverse Change (any such action, suit, investigation, litigation or proceeding, a “Material Litigation”).

L.  The DIP Agent, the Fronting Lender and each DIP Lender who has requested the same at least two Business Days prior to the Closing Date shall have received all requested “know your customer” and similar customary information.

M.   (i) The DIP Agent shall have a valid and perfected lien on and security interest in the DIP Collateral in the manner and with the priority set forth in this DIP Term Sheet, (ii) the Loan Parties shall have delivered uniform commercial code financing statements and executed and delivered any other security agreements and other collateral documents, in each case, in suitable form for filing, if applicable, (iii) provisions reasonably satisfactory to the DIP Agent and the Required DIP Backstop Parties for the payment of all fees and taxes for such filings shall have been duly made, and (iv) each of the First Lien Euro Notes Indenture, the First Lien U.S. Notes Indenture, the Second Lien Notes Indenture and the First Lien Credit Agreement shall have been amended and the Multi-Lien Intercreditor Agreement shall have been supplemented in a manner acceptable to the Required DIP Backstop Parties to provide that the DIP Obligations of the Non-Debtor DIP Guarantors shall constitute “First Priority Obligations” and the property of the Non-Debtor Guarantors constitutes “Shared Collateral” (as defined in the Multi-Lien Intercreditor Agreement).

N. The Restructuring Support Agreement shall be in full force and effect and shall not have been amended or modified (other than in accordance with its terms) and shall not have been terminated.

O. The DIP Agent and the Required DIP Backstop Parties shall have received and shall be satisfied with a monthly DIP budget covering the first four (4) months after the Petition Date.

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P.  The Company shall have delivered certificates and endorsements naming the DIP Agent, on behalf of the DIP Lenders, as an additional insured and loss payee, as applicable, under all insurance policies to be maintained with respect to the DIP Collateral, it being understood that such certificates and endorsements may be provided no later than 30 days after the Closing Date (or such later date as the Required DIP Lenders may agree in their reasonable discretion).

Q. The DIP Agent and the DIP Backstop Parties shall have received a 13-week cash forecast in form and substance reasonably satisfactory to the Required DIP Backstop Parties, which reflects on a line-item basis, the Debtors’ (i) weekly projected cash receipts, (ii) weekly projected disbursements (including ordinary course operating expenses (which include capital expenditures), any proposed payments to non-debtors, non-operating disbursements and bankruptcy related expenses), (iii) the weekly projected liquidity of the Debtors and their subsidiaries and (iv) the projected advances for working capital and other corporate purposes by subsidiaries of the Company that are not Loan Parties (the “Initial Approved Budget” and, as revised and approved as described under “Budget Variance and Liquidity Covenant” below, the “Approved Budget”).

R. The total assets as of February 28, 2023 of Company Parties other than those Company Parties organized in the United States or any state thereof or organized under laws of Germany (the “Non-German Foreign Company Parties”) that are not DIP Obligors with respect to the Tranche B DIP Term Loans shall not exceed 25% of the total assets of the Non-German Foreign Company Parties.

Representations and Warranties:	The DIP Documents will contain representations and warranties acceptable to the Required DIP Backstop Parties and giving due regard to the First Lien Credit Agreement with modifications to reflect debtor in possession financings of this type (which will be applicable to the Borrowers, the Guarantors and their respective subsidiaries and subject to certain exceptions and qualifications to be agreed).

Budget Variance and Liquidity Covenant:	Budget Variance Covenant: The permitted variance to the Approved Budget with respect to each of (i) total disbursements and (ii) total receipts plus disbursements shall in each case, on a cumulative 4-week rolling basis, not exceed 15%. The permitted variance to the Approved Budget with respect to total receipts shall, on a cumulative 4-week rolling basis, not exceed 20%.

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The first variance test shall occur in week three (week ended June 25th) for the cumulative period starting on June 5th and ending June 18th. A revised budget shall be submitted for approval every four weeks and upon such approval shall become the “Approved Budget”. Upon approval of a revised budget, the first testing period thereafter shall include one week of forecast under the revised budget plus three weeks of the previously Approved Budget.

Minimum Liquidity: $250 million, tested weekly starting with the week ended June 11th (reported on June 15th).

Reporting Covenants, Affirmative Covenants and Negative Covenants:

The DIP Documents shall include such reporting and information covenants and affirmative and negative covenants as the Required DIP Backstop Parties may require giving due regard to the First Lien Credit Agreement with modifications to reflect debtor in possession financings of this type.

In any event, the Company will be required to use commercially reasonable efforts to obtain public facility ratings for the DIP Facility (but not any specific rating) from S&P and Moody’s no later than the date that is 90 days after the Closing Date.

The incurrence of any indebtedness not permitted as of the Closing Date shall require (i) the consent of the Required DIP Lenders and (ii) the absence of a default or event of default. No such additional indebtnedness may be incurred in connection with (or in furtherance of contemplation of) the solicitation of consents from the DIP Lenders.

No transfers, dispositions, investments, or other transactions (including, without limitation, subsidiary designations) from any Loan Party shall be permitted that result in any person holding intellectual property material to the business of the Company and its subsidiaries as a whole unless such person is a DIP Obligor.

Events of Default:	The DIP Documents will contain events of default giving due regard to the First Lien Credit Agreement with modifications to reflect debtor in possession financings of this type that are acceptable to the Required DIP Backstop Parties, including, without limitation, any termination of the use of prepetition cash collateral pursuant to the DIP Orders, as applicable, dismissal or conversion of the Chapter 11 Cases without the consent of the Required DIP Lenders, adverse motions or U.S. Bankruptcy Court final orders, termination of the Interim Order or the Final Order, as applicable (except in the case of the Interim Order, as a result of the entry of the Final Order), allowance of any claims under Section 506(c) of the U.S. Bankruptcy Code without the consent of the Required DIP Lenders, filing of an unacceptable Chapter 11 Plan or Disclosure Statement, termination of the Restructuring Support Agreement, and an unapproved sale of the Debtors’ assets.

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Remedies:

The DIP Agent (acting at the direction of the Required DIP Lenders) and the DIP Lenders shall have customary remedies for debtor in possession financings of this type, including, without limitation, the right to realize on all DIP Collateral, including cash collateral.

The automatic stay pursuant to U.S. Bankruptcy Code section 362 shall be terminated on the Maturity Date or upon the occurrence of any Event of Default which is not cured within five (5) Business Days after notice thereof, and the DIP Agent (at the direction of the Required DIP Lenders) shall be permitted to exercise all rights and remedies, including with respect to the DIP Collateral, set forth in the Interim Order or the Final Order, as applicable, and the DIP Documents, and as otherwise available at law without further order or application or motion to the U.S. Bankruptcy Court, and without restriction or restraint by any stay under U.S. Bankruptcy Code sections 362 or 105 or otherwise, subject, however, to the Carve-Out.

In the event any party requests a hearing seeking to prevent the DIP Agent or the DIP Lenders from exercising any of their rights and remedies that arise after an Event of Default occurs and during the continuance thereof, the sole issue before the U.S. Bankruptcy Court at such hearing shall be whether an Event of Default has occurred and has not been cured or waived. No other issue or argument shall be relevant to any opposition to enforcement of the DIP Agent’s and the DIP Lenders’ rights.

Adequate Protection:	As adequate protection for the use of the collateral securing the obligations under the Prepetition Debt (the “Prepetition Collateral”): (i) [reserved] and (ii) the holders of First Lien Claims, and Second Lien Notes Claims shall, during the pendency of the Chapter 11 Cases, receive on account of any diminution of value in their Prepetition Claims, as applicable, (a) payments in cash of all reasonable and documented fees, costs and expenses of the Ad Hoc Group, (b) shall be granted additional and replacement liens on, except as set forth herein, all property of the Debtors’ estates that constitutes DIP Collateral (the “Adequate Protection Liens”) and a super-priority claims pursuant to section 507(b) of the U.S. Bankruptcy Code, in each case, of the same relative priority to the extent of the post-petition diminution in value of the respective Prepetition Collateral (as defined in the DIP Documents), subject, in each case, to the DIP Liens, DIP Claims and Carve-Out (each as defined in the DIP Documents) (the “Existing Adequate Protection Claims”). Notwithstanding the foregoing, the Prepetition Agents/Trustees shall be entitled to seek additional forms of adequate protection for any reason, including due to any extension of the Milestones or any failure to satisfy any of them.

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Right to Credit Bid:	The DIP Agent shall have the right, at the instruction of the Required DIP Lenders, to credit bid (either directly or through one or more acquisition vehicles) as part of any asset sale process or plan sponsorship process the full amount of the DIP Claims during any sale of Debtors’ assets (in whole or in part), including without limitation, sales occurring pursuant to section 363 of the U.S. Bankruptcy Code or included as part of any restructuring plan subject to confirmation under section 1129(b)(2)(A)(ii)-(iii) of the U.S. Bankruptcy Code, by a chapter 7 trustee under section 725 of the U.S. Bankruptcy Code, or otherwise, without need for further court order authorizing the same.

Stipulations:	The DIP Orders shall contain stipulations as to, among other things, the amount, validity, enforceability, perfection and priority of the secured indebtedness under the Prepetition Debt and/or liens granted in favor of the secured parties under the Prepetition Debt, including with respect to any actions taken by the Agent/Trustees in respect of the foregoing prior to commencement of the Chapter 11 Cases, subject to a customary challenge period.

Waivers:	Debtors will seek a waiver of the (i) “equities of the case” exception to section 552(b) of the U.S. Bankruptcy Code, (ii) the ability to surcharge the DIP Collateral and Prepetition Collateral, including under section 506(c) of the U.S. Bankruptcy Code, and (iii) the equitable doctrine of “marshaling” with respect to the DIP Collateral and Prepetition Collateral (a “Marshaling Waiver”), in each case, with respect to collateral securing the term loans under the Prepetition Debt.

Proof of Claim:	The DIP Orders will provide that the DIP Agent, the DIP Lenders, the Agent and the lenders under the Prepetition Debt will not be required to file a proof of claim in connection with the Chapter 11 Cases.

Indemnification and Expenses:	The Loan Parties will indemnify the DIP Agent, the DIP Backstop Parties, the DIP Lenders, their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members of each of the foregoing (each, an “Indemnified Person”) and hold them harmless from and against all reasonable and documented costs, expenses (including reasonable and documented fees, disbursements and other charges of outside counsel) and liabilities of such Indemnified Person arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnified Person is a party thereto and regardless of whether such matter is initiated by a third party or by the Borrowers or any of their affiliates) that relates to the DIP Facility, the transactions contemplated thereby or in connection therewith; provided that, no Indemnified Person will be indemnified for any cost, expense or liability to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted solely from its gross negligence, bad faith or willful misconduct. In addition, (a) all reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented fees, disbursements and other charges of outside counsel and financial advisors) of the DIP Agent, the DIP Backstop Parties, the Fronting Lender and the DIP Lenders in connection with the DIP Facility and the transactions contemplated thereby shall be paid by the Loan Parties from time to time, subject to the occurrence of the Closing Date, and (b) all reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented fees, disbursements and other charges of outside counsel and financial advisors) of the DIP Agent and the DIP Lenders for enforcement costs and documentary taxes associated with the DIP Facility and the transactions contemplated thereby will be paid by the Loan Parties. All reasonable and documented out-of-pocket fees and expenses described above shall be payable by the Loan Parties, on a joint and several basis, whether accrued or incurred prior to, on, or after the Petition Date; provided, that the DIP Lenders and DIP Backstop Parties shall be reimbursed for only one set of lead bankruptcy counsel and local counsel in any jurisdiction required.

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Assignments and Participations:	Usual and customary for debtor-in-possession financings of this type, including assignments of DIP Term Loans and/or DIP Term Commitments (as applicable) to persons that are not DIP Lenders or affiliated or related to a DIP Lender subject to the consent of the Company (not to be unreasonably withheld) unless a Default or Event of Default exists (such consent to be deemed given if no objection is provided within 10 business days).

Amendments:	Any amendment or modification to the DIP Facility shall be required to be approved by the Company, DIP Lenders holding a majority of the DIP Term Loans and DIP Term Commitments (the “Required DIP Lenders”), except for provisions customarily requiring approval by each affected DIP Lender or 100% of the DIP Lenders (including, without limitation, (i) forgiveness, reductions or decreases of the right to receive payment of premiums (including DIP Premiums after final approval thereof by the U.S. Bankruptcy Court and decreases in the Minimum Plan Equity Value Amount, the forgiveness, reduction or decrease or the modification of the form or manner or payment of which shall in any event require the consent of the person entitled thereto, whether or not such person is a DIP Lender), interest or principal or the form or manner of payment for any of the foregoing, (ii) increases of commitments of any affected DIP Lender, (iii) extensions of the term of the DIP Facility beyond 4 months, and (iv) any amendment that modifies the grace period in respect of payment defaults), or the DIP Agent, as applicable; provided, however, that the foregoing amendments and modifications shall not require the consent of any Defaulting Lenders (to be defined in the DIP Credit Agreement).

16

Any amendment or other modification to the DIP Documents, and any waiver or consent to the DIP Documents which has the effect of releasing any collateral with a fair market value in excess of 25% of the fair market value of the collateral of all DIP Obligors on a consolidated basis prior to giving effect to such release or any guarantors with total assets or revenues in excess of 25% of the total assets or revenues, as applicable, of all DIP Obligors on a consolidated basis prior to giving effect to such release in connection with any financing transaction (including liability management transactions) shall require the consent of DIP Lenders holding no less than 90% of the principal amount of all DIP Term Loans unless each DIP Lender has been offered a bona fide opportunity to participate in such transaction on a pro rata basis and has declined, failed to respond within five (5) Business Days or not accepted the opportunity to participate. In addition, any waiver or consent to the DIP Documents which has the effect of releasing all or substantially all of the collateral and/or guarantees shall require the consent of all affected DIP Lenders.

Any amendment or other modification to the DIP Documents, and any waiver or consent required or permitted by the DIP Documents, that has the effect of subordinating the DIP Term Loans in either payment priority or lien priority to any other indebtedness of the DIP Obligors shall require the consent of each affected DIP Lender unless such DIP Lender has been offered a bona fide opportunity to participate in the transaction on a pro rata basis and has declined, failed to respond within five (5) Business Days or not accepted the opportunity to participate.

Miscellaneous:	The DIP Term Loan Documents will include (i) standard yield protection provisions (including, without limitation, provisions relating to compliance with risk-based capital guidelines, increased costs and payments free and clear of withholding taxes (subject to customary qualifications)), (ii) waivers of consequential damages and jury trial, and (iii) customary agency, set-off and sharing language.

17

Governing Law and Submission to Non-Exclusive Jurisdiction:	State of New York (and to the extent applicable, the U.S. Bankruptcy Code).

Counsel to DIP Lenders:	Davis Polk & Wardwell LLP

Counsel to DIP Agent:	White & Case LLP

18

Exhibit 2

Exit Facility Term Sheet

Execution Version

DIEBOLD NIXDORF, INCORPORATED

SENIOR SECURED EXIT FACILITY

TERM SHEET

This term sheet (the “Exit Facility Term Sheet”) sets forth the principal terms and conditions of a senior secured term loan credit facility to be provided to the Company in connection with the Restructuring Transactions. All capitalized terms used and not defined herein shall have the meanings assigned to such term in the restructuring support agreement to which this Exit Facility Term Sheet is attached (including the exhibits attached thereto, the “Restructuring Support Agreement”).

SUMMARY OF PRINCIPAL TERMS AND CONDITIONS

Borrower:	Diebold Nixdorf, Incorporated, an Ohio corporation, as reorganized pursuant to the Cases, or any successor entity thereto acceptable to the Required DIP Lenders on the Exit Date (the “Borrower” or the “Company”).

Guarantors:	Each of the Borrower’s direct and indirect domestic subsidiaries, subject to certain exceptions acceptable to the Required DIP Lenders (collectively, the “Guarantors”). The Borrower and the Guarantors are referred to herein as “Loan Parties” and each, a “Loan Party”. All obligations of the Borrower under the Exit Facility will be unconditionally guaranteed on a joint and several basis by the Guarantors. No Guarantor shall be released from its guarantee obligations by virtue of becoming a non-wholly owned subsidiary unless such Guarantor became non-wholly owned as a result of a bona fide commercial transaction with a third party in which the primary intent was not to cause the release of the guarantee obligations.

Exit Agent:	GLAS Americas LLC or such other institution reasonably acceptable to the Borrower and the Required DIP Lenders (in such capacity, the “Exit Agent”).

Lenders:	The DIP Lenders on the Exit Date and their permitted successors and assigns (collectively, in such capacity, the “Exit Lenders”).

Exit Facility:	An exit term loan facility in an aggregate principal amount equal to the lesser of (i) $1,250 million and (ii) the aggregate principal amount of any DIP Loans under the DIP Facility outstanding on the Exit Date (the “Exit Facility”) upon the consummation of the Chapter 11 Plan (collectively, the “Exit Loans”) and which will be deemed to be drawn in a single drawing on the Exit Date (as defined below) upon satisfaction (or waiver) of the conditions set forth in the Exit Loan Documents (as defined below), including the conditions set forth under “Conditions Precedent to Exit Loan” set forth below. Once borrowed and repaid, the Exit Loans may not be reborrowed.

Use of Proceeds:	The proceeds of the Exit Facility may be used to refinance the outstanding principal amount under the DIP Facility on the Exit Date.

Term:	All obligations under the Exit Loan Documents will be due and payable in full in cash on the date that is the fifth anniversary of the Exit Date (the “Maturity Date”).

Amortization:	None.

Exit Loan Documents:	The Exit Facility will be documented by a Credit Agreement (the “Exit Loan Agreement”) and other guarantee, security and other relevant documentation (together with the Exit Loan Agreement, collectively, the “Exit Loan Documents”) reflecting the terms and provisions set forth in this Term Sheet and otherwise in form and substance satisfactory to the Borrower and Required DIP Lenders.

Security and Priority:	First priority perfected liens on substantially all of the assets of the Borrower and the Guarantors, subject to customary exceptions.

Interest:	Interest on the Exit Loans shall be payable in cash at the end of each interest period. Interest on the outstanding principal amount of all Exit Loans shall accrue at a rate per annum equal to either (i) the Term SOFR Rate (subject to a floor of 4.00%), plus 7.50% or (ii) an Alternate Base Rate (subject to a floor of 5.00%), plus 6.50%.

Default Interest	During the continuance of an Event of Default, the Exit Loans will bear interest at an additional 2.00% per annum and any overdue amounts (including overdue interest and fees) will bear interest at the applicable non-default interest rate plus an additional 2.00% per annum. Default interest shall be payable in cash on demand.

Mandatory Prepayments:

The Exit Loan Documents will contain mandatory prepayment provisions customarily found in loan agreements for similar financings (as determined by the Required DIP Lenders).

In addition, the Company shall make a mandatory prepayment within 3 Business Days of the initial incurrence of indebtedness under the Accordion Basket (as defined below) in an amount equal to the net cash proceeds of such incurrence; provided that, if such indebtedness is incurred in the form of revolving indebtedness, the amount of such mandatory prepayment shall not exceed the lesser of (i) the amount of the initial commitments with respect to such indebtedness and (ii) $200 million.

Optional Prepayments:

Prepayments of the Exit Loans will be permitted without premium or penalty, except:

(i) any prepayment from the proceeds of any refinancing indebtedness incurred under the Accordion Basket on or prior to the 18-month anniversary of the Exit Date will be subject to a prepayment premium of 1.00% of the principal amount so prepaid; and

(ii) any voluntary prepayment and any prepayment from the proceeds of any other refinancing indebtedness on or prior to the 18-month anniversary of the Exit Date will be subject to a prepayment premium of 5.00% of the principal amount so prepaid.

The Borrower may repurchase Exit Loans only through open market purchases arranged by a third-party broker and in a process in which all willing sellers are given an opportunity to sell.

Conditions Precedent to the Closing:	The closing date (the “Exit Date”) under the Exit Facility shall be subject to conditions which are satisfactory to the Required DIP Lenders (unless waived by the Required DIP Lenders), including, without limitation, that (i) delivery of customary legal opinions and other closing deliverables, (ii) the Bankruptcy Court shall have entered the Confirmation Order consistent with the Restructuring Support Agreement and such order shall be a Final Order; (iii) the Restructuring Transactions shall have been, or shall be substantially consummated in accordance with the Chapter 11 Plan and in a manner that is consistent with the Restructuring Support Agreement in all respects, (iv) all of the Ad Hoc Group Advisors’ reasonable and documented fees and expenses payable under the Restructuring Support Agreement and all other fees and expenses and amounts (other than principal) payable under the DIP Facility, including the DIP Premiums, shall have been paid in accordance with and in the manner provided in the DIP Term Sheet, and (v) consummation of the WHOA Plan.

Representations and Warranties:	The Exit Loan Documents will contain representations and warranties customarily found in loan agreements for similar financings (as determined by the Required DIP Lenders), giving due regard to that certain Credit Agreement, dated as of December 29, 2022, by and among Diebold Nixdorf, Incorporated, JPMorgan Chase Bank, N.A., as Administrative Agent, GLAS Americas LLC, as Collateral Agent and the Lenders from time to time parties thereto (the “Precedent Credit Agreement”).

Affirmative Covenants and Negative Covenants:

The Exit Loan Documents will contain affirmative and negative covenants customarily found in loan agreements for similar financings (as determined by the Required DIP Lenders), giving due regard to the Precedent Credit Agreement with qualifiers with respect to the Cases and will, in any event permit (i) working capital facilities incurred by foreign subsidiaries in an aggregate amount to be agreed and (ii) additional indebtedness that ranks senior or pari passu with the Exit Facility in an amount of up to $200 million (the “Accordion Basket”); provided that to the extent the all-in yield of any indebtedness incurred under the Accordion Basket prior to the first anniversary of the Exit Date would exceed the all-in yield of the Exit Loans by more than 0.50%, the interest rate applicable to the Exit Loans shall be increased such that the all-in yield of such indebtedness exceeds the all-in yield of the Exit Loans by no more than 0.50%.

The incurrence of indebtedness under the Accordion Basket (other than any bona fide revolving credit facility provided by lenders or institutions that customarily provide such revolving credit facilities in the ordinary course of their business and who are not Exit Lenders prior thereto) shall require (i) the consent of Exit Lenders holding at least 50.01% of the Exit Loans (the “Required Exit Lenders”) unless all Exit Lenders have been given a bona fide opportunity to participate in such incremental indebtedness on a ratable basis and (ii) the absence of a default or event of default. No incremental indebtedness, including under the Accordion Basket, may be incurred in connection with (or in furtherance of contemplation of) the solicitation of consents from the Exit Lenders.

No transfers, dispositions, investments, or other transactions (including, without limitation, subsidiary designations) by any Loan Party shall be permitted that result in any person holding intellectual property material to the business of the Company and its subsidiaries as a whole unless such person is a Loan Party.

No transfers, dispositions, investments, or other transactions (including, without limitation, subsidiary designations) from any Loan Party shall be permitted that result in any person holding intellectual property material to the business of the Company and its subsidiaries as a whole unless such person is a Loan Party.

Financial Covenants:	None.

Ratings:	The Borrower shall be required to use commercially reasonable efforts to obtain public issuer and facility ratings (but not any specific ratings) from S&P and Moody’s no later than the date that is 90 days after the Exit Date.

Events of Default:	The Exit Loan Documents will contain events of default customarily found in loan agreements for similar financings (as determined by the Required DIP Lenders), giving due regard to the Precedent Credit Agreement with qualifiers with respect to the Cases (each, an “Event of Default”).

Indemnification and Expenses:	The Exit Loan Documents will contain indemnification and cost reimbursement provisions giving due regard to the Precedent Credit Agreement with qualifiers with respect to the Cases and otherwise customarily found in loan agreements for similar exit financings (as determined by the Required DIP Lenders).

Assignments and Participations:	The Exit Loan Documents will contain assignment provisions giving due regard to the Precedent Credit Agreement with qualifiers with respect to the Cases and otherwise customarily found in loan agreements for similar exit financings (as determined by the Required DIP Lenders).

Amendments; Modifications; Waivers or Consents:

Any amendment or other modification to the Exit Loan Documents, and any waiver or consent required or permitted by the Exit Loan Documents, shall be required to be approved by the Borrower and Required Exit Lenders (to be defined in a manner to be agreed), except any amendment or modification to, or waiver or consent in respect of, usual and customary provisions that require approval by each affected Exit Lender or all Exit Lenders, as applicable (which provisions shall include, for the avoidance of doubt, protections in respect of (i) the pro rata sharing provisions, (ii) waterfall provisions, (iii) subordination (subject to certain customary exceptions to be acceptable to the Required DIP Lenders and the Company), (iv) extensions of the final maturity date, (v) forgiveness or reductions of the right to receive scheduled payments of principal, interest, fees or premiums when due, (vi) increases of commitments of any affected Exit Lender, and (vii) any amendment that modifies the grace period in respect of payment defaults, which shall require the consent of each Exit Lender).

Any amendment or other modification to the Exit Loan Documents, and any waiver or consent to the Exit Loan Documents which has the effect of releasing collateral with a fair market value in excess of 25% of the fair market value of the collateral of all Loan Parties on a consolidated basis prior to giving effect to such release or any guarantors with total assets or revenues in excess of 25% of the total assets or revenues, as applicable, of all Loan Parties on a consolidated basis prior to giving effect to such release in connection with any financing transaction (including liability management transactions) shall require the consent of Exit Lenders holding no less than 90% of the principal amount of all Exit Loans, unless each Exit Lender has been offered a bona fide opportunity to participate in such financing transaction on a pro rata basis and has declined, failed to respond within five (5) Business Days or not accepted the opportunity to participate. In addition, any waiver or consent to the Exit Loan Documents which has the effect of releasing all or substantially all of the collateral and/or guarantees shall require the consent of all affected Exit Lenders.

Any amendment or other modification to the Exit Loan Documents, and any waiver or consent required or permitted by the Exit Loan Documents, that has the effect of subordinating the Exit Loans in either payment priority or lien priority to any other indebtedness of the Loan Parties shall require the consent of each affected Exit Lender unless such Exit Lender has been offered a bona fide opportunity to participate in the transaction on a pro rata basis and has declined, failed to respond within five (5) Business Days or not accepted the opportunity to participate.

Miscellaneous:	The Exit Loan Documents will include (i) standard yield protection provisions (including, without limitation, provisions relating to compliance with risk-based capital guidelines, increased costs and payments free and clear of withholding taxes (subject to customary qualifications)), (ii) waivers of consequential damages and jury trial, and (iii) customary agency, set-off and sharing language to be agreed upon by the Borrower and the Required Consenting First Lien Lenders.

Governing Law and Submission to Non-Exclusive Jurisdiction:	State of New York

EXHIBIT C

Provision for Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of May 30, 2023 (the “Agreement”),1 by and among Diebold Nixdorf, Incorporated and its Affiliates and subsidiaries bound thereto and the Consenting Creditors, including the transferor to the Transferee of any Company Claims (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Creditor” under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein applicable to a Consenting Creditor as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

Name:

Title:

Address:

E-mail address(es):

Aggregate Amounts Being Transferred by Transferor to Transferee
Superpriority Term Loan Claims
First Lien Term Loan Claims
First Lien U.S. Notes Claims
First Lien Euro Notes Claims
2023 Stub First Lien Term Loan Claims
Second Lien Notes Claims
2024 Stub Unsecured Notes Claims
DNI Interests

[1]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.

EXHIBIT D

Joinder Agreement

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of May 30, 2023 (the “Agreement”),1 by and among Diebold Nixdorf, Incorporated and its Affiliates and subsidiaries bound thereto and the Consenting Creditors, and agrees to be bound by the terms and conditions thereof, and shall be deemed a “Consenting Creditor” under the terms of the Agreement.

The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date hereof and any further date specified in the Agreement, in each case, applicable to such class of Consenting Creditor.

☐ By checking this box, the Joining Party hereby represents and warrants that as of May 19, 2023, it held Prepetition Debt in the amounts as set forth below, and hereby commits to provide a share of the DIP Facility as a Joining DIP Commitment Party as provided in and in accordance with Section 6.05 of the Agreement:

Date Executed:

Name:

Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
Superpriority Term Loan Claims
First Lien Term Loan Claims
First Lien U.S. Notes Claims
First Lien Euro Notes Claims
2023 Stub First Lien Term Loan Claims
Second Lien Notes Claims
2024 Stub Unsecured Notes Claims
DNI Interests

[1]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.

EXHIBIT E-1

Guarantor Limited Release Agreement (Superpriority Credit Agreement)

1

GUARANTOR LIMITED RELEASE AGREEMENT

THIS GUARANTOR LIMITED RELEASE AGREEMENT (this “Agreement”) is made as of May 30, 2023, by GLAS USA LLC, as administrative agent for the Lenders (in such capacity “Administrative Agent”) and GLAS Americas LLC, as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), with respect to the Foreign Guarantors listed on Schedule 1 hereto (the “German Guarantors”) party to that certain Foreign Guarantee Agreement, dated as of December 29, 2022 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Foreign Guarantee Agreement”), made by each of the Foreign Guarantors (such Foreign Guarantors other than the German Guarantors being referred to herein as the “Non-German Foreign Guarantors”) in favor of the Secured Parties. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Foreign Guarantee Agreement.

RECITALS

WHEREAS, the Foreign Guarantee Agreement was entered into in connection with that certain Credit Agreement, dated as of December 29, 2022 (as it may be amended, restated, supplemented or modified from time to time, and together with any agreement executed in replacement therefor or otherwise refinancing such credit agreement, the “Credit Agreement”), among Diebold Nixdorf Holding Germany GMBH, as borrower (the “Borrower”), Diebold Nixdorf, Incorporated, an Ohio corporation (the “Company”), the Administrative Agent, the Collateral Agent and the Lenders;

WHEREAS, Section 8.2.1(c)(ii) of the Credit Agreement provides that in immediate contemplation, or following commencement, of bankruptcy, insolvency or reorganization proceedings with respect to the Company and its material Domestic Subsidiaries, the Guarantees provided by the German-domiciled Guarantors and the Liens on assets of such entities and the Liens on assets of the Borrower may be released with the consent of the Supermajority Lenders, solely in the event that (x) (i) the Supermajority Lenders, (ii) lenders holding in excess of 66 2/3% of the outstanding loans under the New Term Loans, as defined in the Credit Agreement (the “Supermajority New Term Lenders”), and (iii) holders holding in excess of 66 2/3% of the issued and outstanding 2025 Notes (the “Supermajority 2025 Notes Holders”) determine in good faith that the release of such Guarantees and Liens is necessary to avoid material value deterioration of the Borrower and the German-domiciled Guarantors (collectively, the “Release Consents”) and (y) such Guarantors and the Borrower are concurrently released from their guarantee obligations under the New Term Loans and the 2025 Notes and the Liens on the assets of such entities securing the New Term Loans and the 2025 Notes are concurrently released (clauses (x) and (y) above referred to herein, collectively, as the “Release Conditions”);

WHEREAS, the Company entered into that certain Restructuring Support Agreement, dated as of May 30, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “RSA”) by and among the Company, certain of its Subsidiaries listed on the signature pages there to and the Consenting Creditors (as defined therein);

2

WHEREAS, pursuant to the RSA, the Company, any Company Party (as defined in the RSA) or any Affiliate thereof (as defined in the RSA) may file the Chapter 11 Cases (as defined in the RSA);

WHEREAS, pursuant to the RSA, (a) the Supermajority Lenders, the Supermajority New Term Lenders and the Supermajority 2025 Notes Holders have provided the Release Consents, (b) the German Guarantors and the Borrower will, concurrently with the effectiveness of this Agreement, be released from their guarantee obligations under the New Term Loans and the 2025 Notes, (c) the Liens on the assets of the German Guarantors and the Borrower securing the Obligations, the New Term Loans and the 2025 Notes will, concurrently with the effectiveness of this Agreement, be released and (d) the Supermajority Lenders irrevocably authorized and directed the Administrative Agent and the Collateral Agent to enter into this Agreement; and

WHEREAS, the Administrative Agent and the Collateral Agent are entering into this Agreement at the direction of the Supermajority Lenders, the Supermajority New Term Lenders and the Supermajority 2025 Notes Holders to give effect to the release of the Borrower and the German Guarantors from the Foreign Guarantee Agreement immediately and automatically upon the commencement of the Chapter 11 Cases on the Petition Date (each as defined in the RSA); it being understood and agreed that the effectiveness of this Agreement and the releases provided for herein are subject to, and conditioned upon, the occurrence of the Effective Date (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged and accepted, the parties hereby agree as follows:

AGREEMENT

1. Recitals. Each German Guarantor acknowledges the accuracy of the Recitals hereto.

2. Release of German Guarantors. The Administrative Agent and the Collateral Agent, acting at the direction of the Supermajority Lenders, the Supermajority New Term Lenders and the Supermajority 2025 Notes Holders, without recourse or warranty, express or implied by the Administrative Agent or the Collateral Agent, hereby irrevocably and unconditionally release and discharge, effective upon the occurrence of the Effective Date (as defined below), the German Guarantors from the Foreign Guarantee Agreement, and any and all liabilities, undertakings and obligations created, evidenced, conferred or otherwise resulting thereunder (“Release of German Guarantors”); provided, however, this release shall not apply to the Non-German Foreign Guarantors and the Non-German Foreign Guarantors shall remain liable and obligated under the Foreign Guarantee Agreement. For the avoidance of doubt, the Release of German Guarantors does not affect, impair or reduce the obligations of any other party under the Foreign Guarantee Agreement.

3. Effectiveness of Release. The Supermajority Lenders have agreed pursuant to the RSA that this Agreement shall take effect and the Release of German Guarantors under this Agreement shall occur automatically and without any further action by any Person on the first date on which the following conditions have been satisfied: (i) the RSA shall be in effect, (ii) the Chapter 11 Cases shall have commenced and the Petition Date shall have occurred and (iii) the Release Conditions shall have been satisfied (such date, the “Effective Date”). It being understood and agreed that if the RSA is terminated prior to the Petition Date, this Agreement shall immediately and automatically terminate and shall have no further force or effect.

3

4. Reaffirmation of Foreign Guarantee Agreement. Except for the Release of the German Guarantors, the Foreign Guarantee Agreement shall remain unchanged and in full force and effect. No amendment, consent or waiver by the Administrative Agent, the Collateral Agent or any Lender under the Foreign Guarantee Agreement, the Credit Agreement or the Security Documents (as defined in the Credit Agreement) is granted or intended except for the Release of German Guarantors expressly set forth herein (subject to the limitations set forth herein), and the Administrative Agent, the Collateral Agent and each Lender requires strict compliance with the terms of the Foreign Guarantee Agreement, Credit Agreement and Security Documents in all other respects.

5. Further Assurances. The Administrative Agent or Collateral Agent, as the case may be, shall at the reasonable written request of the Company in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent (and the direction of the Supermajority Lenders, the Supermajority New Term Lenders and the Supermajority 2025 Notes Holders (as applicable)), and at the Company’s sole cost and expense, execute and deliver all further instruments and documents, and take any other actions in each case as may be necessary in order to give effect to the Release of German Guarantors contained in this Agreement. The Administrative Agent or Collateral Agent (in each case, at the direction of the Supermajority Lenders, the Supermajority New Term Lenders and the Supermajority 2025 Notes Holders (as applicable)), as the case may be, hereby authorizes the Borrower and the German Guarantors or any designee of the Borrower or any such German Guarantor to, at any time on and after the Effective Date, prepare or file all such documents and other releases, discharges and related filings and to take all actions, in each case, as may be necessary to effectuate the Release of German Guarantors herein referred to. This Agreement is a Loan Document (as defined in the Credit Agreement).

6. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties in respect of the subject matter hereof and supersedes all prior representations, warranties, agreements, and understandings, if any, with respect thereto.

7. Counterpart Execution. This Agreement may be executed any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail message shall be effective as delivery of a manually executed counterpart of this Agreement.

8. Governing Law. THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY RELATING TO THE SUBJECT MATTER HEREOF, WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

4

THE TERMS SET FORTH IN SECTION 19 OF THE FOREIGN GUARANTY AGREEMENT (SUBMISSION TO JURISDICTION; WAIVERS; CONSENT TO SERVICE OF PROCESS) ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9. Agents. The Administrative Agent and Collateral Agent are entering into this Agreement solely in their respective capacities as Administrative Agent and Collateral Agent under the Loan Documents and at the direction of the Supermajority Lenders, the Supermajority New Term Lenders and the Supermajority 2025 Notes Holders. All rights, protections, indemnities and benefits granted to the Administrative Agent and the Collateral Agent in the Loan Documents are hereby reaffirmed with respect to their actions taken pursuant to this Agreement and incorporated as if fully set forth in this Agreement.

[Signatures Begin on the Following Page]

5

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ADMINISTRATIVE AGENT:

GLAS USA LLC

By:
Name:
Title:

COLLATERAL AGENT:

GLAS Americas LLC

By:
Name:
Title:

COMPANY:

Diebold Nixdorf, Incorporated

By:
Name:
Title:

Signature Page to Guarantor Limited Release Agreement

GERMAN GUARANTORS:

Diebold Nixdorf Holding Germany GMBH

By:
Name:
Title:

WINCOR NIXDORF International GmbH

By:
Name:
Title:

Diebold Nixdorf Deutschland GmbH

By:
Name:
Title:

Diebold Nixdorf Systems GmbH

By:
Name:
Title:

Diebold Nixdorf Operations GmbH

By:
Name:
Title:

Signature Page to Guarantor Limited Release Agreement

Diebold Nixdorf Vermogensverwaltungs GmbH

By:
Name:
Title:

Diebold Nixdorf Finance Germany GmbH

By:
Name:
Title:

Diebold Nixdorf Logistics GmbH

By:
Name:
Title:

Diebold Nixdorf Business Administration Center GmbH

By:
Name:
Title:

Diebold Nixdorf Global Logistics GmbH

By:
Name:
Title:

IP Management GmbH

By:
Name:
Title:

Signature Page to Guarantor Limited Release Agreement

Diebold Nixdorf Security GmbH

By:
Name:
Title:

Wincor Nixdorf Facility GmbH

By:
Name:
Title:

Diebold Nixdorf Real Estate GmbH & Co. KG

By:
Name:
Title:

Signature Page to Guarantor Limited Release Agreement

Schedule 1

GERMAN GUARANTORS

	Entity	Jurisdiction
1.	WINCOR NIXDORF International GmbH	Germany

2.	Diebold Nixdorf Deutschland GmbH	Germany

3.	Diebold Nixdorf Systems GmbH	Germany

4.	Diebold Nixdorf Operations GmbH	Germany

5.	Diebold Nixdorf Vermogensverwaltungs GmbH	Germany

6.	Diebold Nixdorf Finance Germany GmbH	Germany

7.	Diebold Nixdorf Logistics GmbH	Germany

8.	Diebold Nixdorf Business Administration Center GmbH	Germany

9.	Diebold Nixdorf Global Logistics GmbH	Germany

10.	IP Management GmbH	Germany

11.	Diebold Nixdorf Security GmbH	Germany

12.	Wincor Nixdorf Facility GmbH	Germany

13.	Diebold Nixdorf Real Estate GmbH & Co. KG	Germany

EXHIBIT E-2

Guarantor Limited Release Agreement (First Lien Credit Agreement)

Execution Version

GUARANTOR LIMITED RELEASE AGREEMENT

THIS GUARANTOR LIMITED RELEASE AGREEMENT (this “Agreement”) is made as of May 30, 2023, by JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity “Administrative Agent”), and GLAS Americas LLC, as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), with respect to the Foreign Guarantors listed on Schedule 1 hereto (the “German Guarantors”) party to that certain Foreign Guarantee Agreement, dated as of December 29, 2022 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Foreign Guarantee Agreement”), made by each of the Foreign Guarantors (such Foreign Guarantors other than the German Guarantors being referred to herein as the “Non-German Foreign Guarantors”) in favor of the Secured Parties. Capitalized terms used in this Agreement and not otherwise defined herein have the meanings ascribed to such terms in the Foreign Guarantee Agreement.

RECITALS

WHEREAS, the Foreign Guarantee Agreement was entered into in connection with that certain Credit Agreement, dated as of December 29, 2022 (as it may be amended, restated, supplemented or modified from time to time, and together with any agreement executed in replacement therefor or otherwise refinancing such credit agreement, the “Credit Agreement”), among Diebold Nixdorf Incorporated, an Ohio corporation (the “Company”), the Administrative Agent, the Collateral Agent and the Lenders;

WHEREAS, Section 8.2.1(c)(ii) of the Credit Agreement provides that in immediate contemplation, or following commencement, of bankruptcy, insolvency or reorganization proceedings with respect to the Company and its material Domestic Subsidiaries, the Guarantees provided by the German-domiciled Guarantors and the Liens on assets of such entities may be released with the consent of the Supermajority Lenders, solely in the event that (x) (i) the Supermajority Lenders, (ii) lenders holding in excess of 66 2/3% of the outstanding loans under the Superpriority Term Loans, as defined in the Credit Agreement (the “Supermajority Superpriority Lenders”), and (iii) holders holding in excess of 66 2/3% of the issued and outstanding 2025 Notes (the “Supermajority 2025 Notes Holders”) determine in good faith that the release of such Guarantees and Liens is necessary to avoid material value deterioration of the German-domiciled Guarantors (collectively, the “Release Consents”) and (y) such Guarantors are concurrently released from their guarantee obligations under the Superiority Term Loans and the 2025 Notes and the Liens on the assets of such entities securing the Superpriority Term Loans and the 2025 Notes are concurrently released (clauses (x) and (y) above referred to herein, collectively, as the “Release Conditions”);

WHEREAS, the Company entered into that certain Restructuring Support Agreement, dated as of May 30, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “RSA”), by and among the Company, certain of its Subsidiaries listed on the signature pages there to and the Consenting Creditors (as defined therein);

WHEREAS, pursuant to the RSA, the Company, any Company Party (as defined in the RSA) or any Affiliate (as defined in the RSA) thereof may file the Chapter 11 Cases (as defined in the RSA);

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WHEREAS, pursuant to the RSA, (a) the Supermajority Lenders, the Supermajority Superpriority Lenders and the Supermajority 2025 Notes Holders have provided the Release Consents, (b) the German Guarantors will, concurrently with the effectiveness of this Agreement, be released from their guarantee obligations under the Superpriority Term Loans and the 2025 Notes, (c) the Liens on the assets of the German Guarantors securing the Obligations, the Superpriority Term Loans and the 2025 Notes will, concurrently with the effectiveness of this Agreement, be released and (d) the Supermajority Lenders irrevocably authorized and directed the Administrative Agent and the Collateral Agent to enter into this Agreement; and

WHEREAS, the Administrative Agent and the Collateral Agent are entering into this Agreement at the direction of the Supermajority Lenders, the Supermajority Superpriority Lenders and the Supermajority 2025 Notes Holders to give effect to the release of the German Guarantors from the Foreign Guarantee Agreement immediately and automatically upon the commencement of the Chapter 11 Cases on the Petition Date (each as defined in the RSA); it being understood and agreed that the effectiveness of this Agreement and the releases provided for herein are subject to, and conditioned upon, the occurrence of the Effective Date (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged and accepted, the parties hereby agree as follows:

AGREEMENT

1. Recitals. Each German Guarantor acknowledges the accuracy of the Recitals hereto.

2. Release of German Guarantors. The Administrative Agent and the Collateral Agent, acting at the direction of the Supermajority Lenders, the Supermajority Superpriority Lenders and the Supermajority 2025 Notes Holders, without recourse or warranty, express or implied by the Administrative Agent or the Collateral Agent, hereby irrevocably and unconditionally release and discharge, effective upon the occurrence of the Effective Date (as defined below), the German Guarantors from the Foreign Guarantee Agreement, and any and all liabilities, undertakings and obligations created, evidenced, conferred or otherwise resulting thereunder (“Release of German Guarantors”); provided, however, this release shall not apply to the Non-German Foreign Guarantors and the Non-German Foreign Guarantors shall remain liable and obligated under the Foreign Guarantee Agreement. For the avoidance of doubt, the Release of German Guarantors does not affect, impair or reduce the obligations of any other party under the Foreign Guarantee Agreement.

3. Effectiveness of Release. The Supermajority Lenders have agreed pursuant to the RSA that this Agreement shall take effect and the Release of German Guarantors under this Agreement shall occur automatically and without any further action by any Person on the first date on which the following conditions have been satisfied: (i) the RSA shall be in effect, (ii) the Chapter 11 Cases shall have commenced and the Petition Date shall have occurred and (iii) the Release Conditions shall have been satisfied (such date, the “Effective Date”). It being understood and agreed that if the RSA is terminated prior to the Petition Date, this Agreement shall immediately and automatically terminate and shall have no further force or effect.

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4. Reaffirmation of Foreign Guarantee Agreement. Except for the Release of the German Guarantors, the Foreign Guarantee Agreement shall remain unchanged and in full force and effect. No amendment, consent or waiver by the Administrative Agent, the Collateral Agent or any Lender under the Foreign Guarantee Agreement, the Credit Agreement or the Security Documents (as defined in the Credit Agreement) is granted or intended except for the Release of German Guarantors expressly set forth herein (subject to the limitations set forth herein), and the Administrative Agent, the Collateral Agent and each Lender requires strict compliance with the terms of the Foreign Guarantee Agreement, Credit Agreement and Security Documents in all other respects.

5. Further Assurances. The Administrative Agent or Collateral Agent, as the case may be, shall at the reasonable written request of the Company in form and substance reasonably satisfactory to the Administrative Agent and Collateral Agent (and the direction of the Supermajority Lenders, the Supermajority Superpriority Lenders and the Supermajority 2025 Notes Holders (as applicable)), and at the Company’s sole cost and expense, execute and deliver all further instruments and documents, and take any other actions in each case as may reasonably be necessary in order to give effect to the Release of German Guarantors contained in this Agreement. The Administrative Agent or Collateral Agent (in each case, at the direction of the Supermajority Lenders, the Supermajority Superpriority Lenders and the Supermajority 2025 Notes Holders (as applicable)), as the case may be, hereby authorizes the German Guarantors or any designee of any such German Guarantor to, at any time on and after the Effective Date, prepare or file all such documents and other releases, discharges and related filings and to take all actions, in each case, as may reasonably be necessary to effectuate the Release of German Guarantors herein referred to. This Agreement is a Loan Document (as defined in the Credit Agreement).

6. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties in respect of the subject matter hereof and supersedes all prior representations, warranties, agreements, and understandings, if any, with respect thereto.

7. Counterpart Execution. This Agreement may be executed any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail message shall be effective as delivery of a manually executed counterpart of this Agreement.

8. Governing Law. THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY RELATING TO THE SUBJECT MATTER HEREOF, WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

THE TERMS SET FORTH IN SECTION 19 OF THE FOREIGN GUARANTY AGREEMENT (SUBMISSION TO JURISDICTION; WAIVERS; CONSENT TO SERVICE OF PROCESS) ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.

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EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9. Agents. The Administrative Agent and Collateral Agent are entering into this Agreement solely in their respective capacities as Administrative Agent and Collateral Agent under the Loan Documents and at the direction of the Supermajority Lenders, the Supermajority Superpriority Lenders and the Supermajority 2025 Notes Holders. All rights, protections, indemnities and benefits granted to the Administrative Agent and the Collateral Agent in the Loan Documents are hereby reaffirmed with respect to their actions taken pursuant to this Agreement and incorporated as if fully set forth in this Agreement.

[Signatures Begin on the Following Page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Diebold Nixdorf, Incorporated

By:
Name:
Title:

COLLATERAL AGENT:

GLAS Americas LLC

By:
Name:
Title:

ADMINISTRATIVE AGENT:

JPMorgan Chase Bank, N.A.

By:
Name:
Title:

Signature Page to Guarantor Limited Release Agreement

GERMAN GUARANTORS:

Diebold Nixdorf Holding Germany GMBH

By:
Name:
Title:

WINCOR NIXDORF International GmbH

By:
Name:
Title:

Diebold Nixdorf Deutschland GmbH

By:
Name:
Title:

Diebold Nixdorf Systems GmbH

By:
Name:
Title:

Diebold Nixdorf Operations GmbH

By:
Name:
Title:

Signature Page to Guarantor Limited Release Agreement

Diebold Nixdorf Vermogensverwaltungs GmbH

By:_________________________________
Name: ______________________________
Title: _______________________________

Diebold Nixdorf Finance Germany GmbH

By:_________________________________
Name: ______________________________
Title: _______________________________

Diebold Nixdorf Logistics GmbH

By:_________________________________
Name: ______________________________
Title: _______________________________

Diebold Nixdorf Business Administration Center GmbH

By:_________________________________
Name: ______________________________
Title: _______________________________

Diebold Nixdorf Global Logistics GmbH

By:_________________________________
Name: ______________________________
Title: _______________________________

IP Management GmbH

By:_________________________________
Name: ______________________________
Title: _______________________________

Signature Page to Guarantor Limited Release Agreement

Diebold Nixdorf Security GmbH

By:_________________________________
Name: ______________________________
Title: _______________________________

Wincor Nixdorf Facility GmbH

By:_________________________________
Name: ______________________________
Title: _______________________________

Diebold Nixdorf Real Estate GmbH & Co. KG

By:_________________________________
Name: ______________________________
Title: _______________________________

Signature Page to Guarantor Limited Release Agreement

Schedule 1

GERMAN GUARANTORS

	Entity	Jurisdiction

1.	Diebold Nixdorf Holding Germany GmbH	Germany

2.	WINCOR NIXDORF International GmbH	Germany

3.	Diebold Nixdorf Deutschland GmbH	Germany

4.	Diebold Nixdorf Systems GmbH	Germany

5.	Diebold Nixdorf Operations GmbH	Germany

6.	Diebold Nixdorf Vermogensverwaltungs GmbH	Germany

7.	Diebold Nixdorf Finance Germany GmbH	Germany

8.	Diebold Nixdorf Logistics GmbH	Germany

9.	Diebold Nixdorf Business Administration Center GmbH	Germany

10.	Diebold Nixdorf Global Logistics GmbH	Germany

11.	IP Management GmbH	Germany

12.	Diebold Nixdorf Security GmbH	Germany

13.	Wincor Nixdorf Facility GmbH	Germany

14.	Diebold Nixdorf Real Estate GmbH & Co. KG	Germany

EXHIBIT E-3

First Lien Notes Guarantee and Lien Release Instructions Letters

Consent Letter

May [•], 2023

Diebold Nixdorf, Incorporated

5995 Mayfair Road

PO Box 3077

North Canton, Ohio 44720

Attention: James Barna

U.S. Bank Trust Company, National Association

1350 Euclid Avenue, Suite 1100

Cleveland, Ohio 44115 CN-OH-RN11

Attention: David A. Schlabach

GLAS Americas LLC

3 Second Street, Suite 206

Jersey City, NJ 07311

Attention: Transaction Management

Re:	Consent to Amended and Restated Senior Secured Notes Indenture governing the 9.375% Senior Secured Notes due 2025 of Diebold Nixdorf, Incorporated

Reference is made herein to that certain Amended and Restated Indenture, dated as of December 29, 2022 (as amended or supplemented to the date hereof, the “Indenture”), by and among Diebold Nixdorf, Incorporated, an Ohio corporation (the “Company”), the guarantors party thereto (the “Guarantors”), all of which are subsidiaries of the Company, U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and GLAS Americas LLC, as notes collateral agent under the Indenture (in such capacity, the “Notes Collateral Agent”), pursuant to which the Company has issued $720,838,000 aggregate principal amount of its 9.375% Senior Secured Notes due 2025 (the “Notes”). Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

By its signature below, each of the undersigned beneficial owners (each, a “Beneficial Owner”) of Notes set forth on Schedule A hereto (or investment manager or attorney in fact of such Beneficial Owner(s)), severally for itself only and not with respect to any other Beneficial Owner, hereby represents and warrants to the Company, the Guarantors, the Trustee and the Notes Collateral Agent that (i) as of May 17, 2023 (the “Record Date”), the principal amount of the Notes set forth opposite such Beneficial Owner’s name on Schedule A hereto was credited to the account of the participant (each, a “Participant”) of The Depository Trust Company (“DTC”) set forth opposite such Beneficial Owner’s name and was beneficially owned by such Beneficial Owner, as a customer of such Participant, under the CUSIP number set forth opposite such Beneficial Owner’s name, (ii) such Beneficial Owner has good and valid title to such Notes, free and clear of any Liens, (iii) such Beneficial Owner has not, in whole or in part, since the Record Date (x) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its right, title or interest in such Notes or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Notes and (iv) such Beneficial Owner (or the investment manager or attorney in fact, if any, executing this Consent Letter on behalf of such Beneficial Owner) has full power and authority to execute and deliver this Consent Letter with respect to such Notes.

Each Beneficial Owner of the principal amount of Notes set forth opposite such Beneficial Owner’s name on Schedule A hereto hereby:

(i)

consents, pursuant to Sections 9.02(f) and 11.07(c) of the Indenture, to release the Guarantees provided by the German-domiciled Guarantors and the Liens on the assets of such entities (together, the “Release”), understanding that (a) the Release is given solely in immediate contemplation of commencement of bankruptcy, insolvency or reorganization proceedings with respect to the Company and its material Domestic Subsidiaries, (b) the Beneficial Owners have determined in good faith that the Release is necessary to avoid material value deterioration of the German-domiciled Guarantors, (c) the consent of holders holding in excess of 66 2/3% of the aggregate principal amount of the outstanding 2025 Notes (which, for the avoidance of doubt, consists of the Notes and Diebold Nixdorf Dutch Holding B.V.’s 9.000% Senior Secured Notes due 2025 (the “2025 Euro Notes”)) is required under the Indenture in order to effect the Release and (d) the Release will become effective upon the occurrence of each of the following conditions: (x) the commencement of the contemplated bankruptcy, insolvency or reorganization proceedings with respect to the Company and its material Domestic Subsidiaries; and (y) the substantially concurrent release of the guarantees by such German-domiciled Guarantors under the Superpriority Credit Facility and 2025 Credit Facility;

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(ii)

waives, pursuant to Section 9.02(f) of the Indenture, for a period of 15 days, the date milestones contemplated by Section 4.18(a) of the Indenture relating to consummation of the Registered Exchange Offer no later than May 30, 2023 (the “Milestones Waiver”), understanding that (a) the Company is seeking a corresponding waiver or consent from the lenders party to the Superpriority Credit Facility and the 2025 Credit Facility (each in accordance with their terms) (such waivers and consents together, the “Credit Agreement Waivers”) and from the requisite number of holders of the 2025 Euro Notes (in accordance with the terms of the 2025 Euro Notes Indenture) (such waiver or consent, the “Euro Notes Waiver”), (b) the Milestones Waiver given hereby will be valid only if the Credit Agreement Waivers and Euro Notes Waiver are received and (c) the consent of Holders holding a majority of the aggregate principal amount of the outstanding Notes is required to effect the Milestones Waiver;

(iii)

waives, pursuant to Section 9.02(a) of the Indenture, the reporting requirements contemplated by Section 4.06(a)(2) of the Indenture relating to the filing of financial information that would be required to be contained in a quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2023;

(iv)

consents to the amendment to the definition of “Refinancing Indebtedness” in the Indenture to add the following to the end of such definition: “; provided, however, the foregoing requirements of clauses (1) through (7) above shall not apply to any Indebtedness incurred to refinance the Superpriority Credit Facility pursuant a debtor-in-possession financing under applicable Bankruptcy Laws, which any such refinancing is expressly deemed “Refinancing Indebtedness” and permitted hereunder”;

(v)

acknowledges and agrees that the administrative agent, collateral agent or other similar agent for the lenders providing any debtor-in-possession financing under applicable Bankruptcy Laws, which refinances the Superpriority Credit Facility shall be, upon such refinancing, a “First Priority Representative” under, and as defined in, the Multi Lien Intercreditor Agreement and such Refinancing Indebtedness shall constitute “First Priority Obligations” under, and as defined in, the Multi Lien Intercreditor Agreement; and

(vi)

subject to the satisfaction of the terms and conditions set forth in this item (vi), agrees to forbear from, and instructs the Trustee and the Notes Collateral Agent to forbear from, during the period commencing on (and including) the date hereof and ending on the Termination Date (as defined in that certain Restructuring Support Agreement, dated as of May 23, 2023, by and among the Company, certain of the Company’s direct and indirect subsidiaries party thereto, the Initial Consenting Creditors (as defined in the Restructuring Support Agreement) party thereto and the DIP Backstop Parties (as defined in the Restructuring Support Agreement) (the “Forbearance Period”) party thereto), (a) declaring due and payable, or both, the principal of and accrued and unpaid interest and fees in respect of, the Notes and/or any other Obligations thereunder and (b) otherwise exercising any of their other respective rights, remedies, powers, privileges and defenses under the Notes, the Indenture and applicable law, solely to the extent that such remedies arise exclusively from a Default; provided, that upon the expiration or termination of the Forbearance Period in accordance with the terms of this item (vi), the agreement of the Beneficial Owner hereunder to forbear from exercising its rights and remedies with respect to a Default shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind.

[Signature pages follow]

THE BENEFICIAL OWNERS:

Re: 9.375% Senior Secured Notes due 2025 (the “Notes”) issued by Diebold Nixdorf, Incorporated, an Ohio corporation (the “Company”), pursuant to that certain Amended and Restated Indenture, dated as of December 29, 2022 (the “Indenture”), by and among the Company, the guarantors party thereto, all of which are subsidiaries of the Company, U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and GLAS Americas LLC, as notes collateral agent under the Indenture.

Complete as appropriate:

A. EXECUTION BY BENEFICIAL OWNER

The undersigned hereby represents and warrants that as of May 17, 2023 (the “Record Date”) it was the beneficial owner (the “Beneficial Owner”) of the Notes described opposite the name of such Beneficial Owner on Schedule A hereto and is duly authorized to execute and deliver this Consent Letter to the Trustee, and that such power has not been granted or assigned to any other person or entity.

Name of Beneficial Owner: [•][1]

Contact Name:

Address:

Phone:

Fax:

E-mail:

Signature:

(Print Name of Authorized Signatory):

Title:

B. EXECUTION BY NOMINEE OR ADVISOR

The undersigned hereby represents and warrants that as of the Record Date it was the nominee or advisor for the Beneficial Owner of the Notes described opposite the name of such Beneficial Owner on Schedule A hereto, and that such Beneficial Owner has granted to the undersigned the power and authority to execute and deliver this Consent Letter to the Trustee, on behalf of such Beneficial Owner, and that such power has not been granted or assigned to any other person or entity.

Name of Nominee or Advisor:

Contact Name:

Address:

Phone:

Fax:

E-mail:

Name of Beneficial Owner:

Signature:

(Print Name of Authorized Signatory):

Title:

[1]

The obligations arising out of this instrument are several and not joint with respect to each participating Beneficial Owner, in accordance with its Notes, and the parties agree not to proceed against any Beneficial Owner for the obligations of another.

[Signature Page to Consent Letter for Notes]

SCHEDULE A

Beneficial Owners

Beneficial Owner	DTC Participant Name	DTC Participant Number	CUSIP No.	Principal Amount of Notes

THE DTC PARTICIPANTS:

Re: 9.375% Senior Secured Notes due 2025 (the “Notes”) issued by Diebold Nixdorf, Incorporated, an Ohio corporation (the “Company”), pursuant to that certain Amended and Restated Indenture, dated as of December 29, 2022 (the “Indenture”), by and among the Company, the guarantors party thereto, all of which are subsidiaries of the Company, U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and GLAS Americas LLC, as notes collateral agent under the Indenture.

[BROKER] (the “Participant”) is a participant of The Depository Trust Company (“DTC”). As of May 17, 2023 (the “Record Date”), the Participant, as custodian, held, on behalf of the Beneficial Owners set forth in Schedule A, that aggregate principal amount of the Notes, as is set forth opposite such Participant’s name in Schedule A. As of the Record Date, the Notes were registered in the name of Cede & Co., which is the nominee of DTC, and were credited to the Participant’s participant account [ACCOUNT NUMBER] at DTC.

Very truly yours,

[BROKER]

By:
Name:
Title:

Medallion Guarantee

EXHIBIT E-3

First Lien Notes Guarantee and Lien Release Instructions Letters (Senior Secured Euro Indenture Due 2025)

Consent Letter

May [•], 2023

Diebold Nixdorf, Incorporated

5995 Mayfair Road

PO Box 3077

North Canton, Ohio 44720

Attention: James Barna

Diebold Nixdorf Dutch Holding B.V.

5995 Mayfair Road

PO Box 3077

North Canton, Ohio 44720

Attention: James Barna

U.S. Bank Trust Company, National Association

1350 Euclid Avenue, Suite 1100

Cleveland, Ohio 44115 CN-OH-RN11

Attention: David A. Schlabach

GLAS Americas LLC

3 Second Street, Suite 206

Jersey City, NJ 07311

Attention: Transaction Management

Re:	Consent to Amended and Restated Senior Secured Notes Indenture governing the 9.000% Senior Secured Notes due 2025 of Diebold Nixdorf Dutch Holding B.V.

Reference is made herein to that certain Amended and Restated Indenture, dated as of December 29, 2022 (as amended or supplemented to the date hereof, the “Indenture”), by and among Diebold Nixdorf Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law (the “Issuer”), Diebold Nixdorf, Incorporated, an Ohio corporation (the “Company”), as Guarantor, the other guarantors party thereto (the “Guaranteeing Subsidiaries”), all of which are subsidiaries of the Company, Elavon Financial Services DAC, as paying agent, transfer agent and registrar, U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and GLAS Americas LLC, as notes collateral agent under the Indenture (in such capacity, the “Notes Collateral Agent”), pursuant to which the Issuer has issued €360,368,720.00 aggregate principal amount of its 9.000% Senior Secured Notes due 2025 (the “Notes”). Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

By its signature below, each of the undersigned beneficial owners (each, a “Beneficial Owner”) of Notes set forth on Schedule A hereto (or investment manager or attorney in fact of such Beneficial Owner(s)), severally for itself only and not with respect to any other Beneficial Owner, hereby represents and warrants to the Issuer, the Company, the Guaranteeing Subsidiaries, Elavon Financial Services DAC, the Trustee and the Notes Collateral Agent that (i) as of May 17, 2023 (the “Record Date”), the principal amount of the Notes set forth opposite such Beneficial Owner’s name on Schedule A hereto was credited to the account of the participant (each, a “Participant”) of Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream”) set forth opposite such Beneficial Owner’s name and was beneficially owned by such Beneficial Owner, as a customer of such Participant, under the CUSIP or ISIN number set forth opposite such Beneficial Owner’s name, (ii) such Beneficial Owner has good and valid title to such Notes, free and clear of any Liens, (iii) such Beneficial Owner has not, in whole or in part, since the Record Date (x) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its right, title or interest in such Notes or (y) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Notes and (iv) such Beneficial Owner (or the investment manager or attorney in fact, if any, executing this Consent Letter on behalf of such Beneficial Owner) has full power and authority to execute and deliver this Consent Letter with respect to such Notes.

Each Beneficial Owner of the principal amount of Notes set forth opposite such Beneficial Owner’s name on Schedule A hereto hereby:

(i)

consents, pursuant to Sections 9.02(f) and 11.07(c) of the Indenture, to release the Guarantees provided by the German-domiciled Guarantors and the Liens on the assets of such entities (together, the “Release”), understanding that (a) the Release is given solely in immediate contemplation of commencement of bankruptcy, insolvency or reorganization proceedings with respect to the Company and its material Domestic Subsidiaries, (b) the Beneficial Owners have determined in good faith that the Release is necessary to avoid material value deterioration of the German-domiciled Guarantors, (c) the consent of holders holding in excess of 66 2/3% of the aggregate principal amount of the outstanding 2025 Notes (which, for the avoidance of doubt, consists of the Notes and the Company’s 9.375% Senior Secured Notes due 2025 (the “2025 USD Notes”)) is required under the Indenture in order to effect the Release and (d) the Release will become effective upon the occurrence of each of the following conditions: (x) the commencement of the contemplated bankruptcy, insolvency or reorganization proceedings with respect to the Company and its material Domestic Subsidiaries; and (y) the substantially concurrent release of the guarantees by such German-domiciled Guarantors under the Superpriority Credit Facility and 2025 Credit Facility;

(ii)

waives, pursuant to Section 9.02(f) of the Indenture, for a period of 15 days, the date milestones contemplated by Section 4.18(a) of the Indenture relating to consummation of the Registered Exchange Offer no later than May 30, 2023 (the “Milestones Waiver”), understanding that (a) the Company is seeking a corresponding waiver or consent from the lenders party to the Superpriority Credit Facility and the 2025 Credit Facility (each in accordance with their terms) (such waivers and consents together, the “Credit Agreement Waivers”) and from the requisite number of holders of the 2025 USD Notes (in accordance with the terms of the 2025 USD Notes Indenture) (such waiver or consent, the “USD Notes Waiver”), (b) the Milestones Waiver given hereby will be valid only if the Credit Agreement Waivers and USD Notes Waiver are received and (c) the consent of Holders holding a majority of the aggregate principal amount of the outstanding Notes is required to effect the Milestones Waiver;

(iii)

waives, pursuant to Section 9.02(a) of the Indenture, the reporting requirements contemplated by Section 4.06(a)(2) of the Indenture relating to the filing of financial information that would be required to be contained in a quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2023;

(iv)

consents to the amendment to the definition of “Refinancing Indebtedness” in the Indenture to add the following to the end of such definition: “; provided, however, the foregoing requirements of clauses (1) through (7) above shall not apply to any Indebtedness incurred to refinance the Superpriority Credit Facility pursuant a debtor-in-possession financing under applicable Bankruptcy Laws, which any such refinancing is expressly deemed “Refinancing Indebtedness” and permitted hereunder”;

(v)

acknowledges and agrees that the administrative agent, collateral agent or other similar agent for the lenders providing any debtor-in-possession financing under applicable Bankruptcy Laws, which refinances the Superpriority Credit Facility shall be, upon such refinancing, a “First Priority Representative” under, and as defined in, the Multi Lien Intercreditor Agreement and such Refinancing Indebtedness shall constitute “First Priority Obligations” under, and as defined in, the Multi Lien Intercreditor Agreement; and

(vi)

subject to the satisfaction of the terms and conditions set forth in this item (vi), agrees to forbear from, and instructs the Trustee and the Notes Collateral Agent to forbear from, during the period commencing on (and including) the date hereof and ending on the Termination Date (as defined in that certain Restructuring Support Agreement, dated as of May 23, 2023, by and among the Company, certain of the Company’s direct and indirect subsidiaries party thereto, the Initial Consenting Creditors (as defined in the Restructuring Support Agreement) party thereto and the DIP Backstop Parties (as defined in the Restructuring Support Agreement) (the “Forbearance Period”) party thereto), (a) declaring due and payable, or both, the principal of and accrued and unpaid interest and fees in respect of, the Notes and/or any other Obligations thereunder and (b) otherwise exercising any of their other respective rights, remedies, powers, privileges and defenses under the Notes, the Indenture and applicable law, solely to the extent that such remedies arise exclusively from a Default; provided, that upon the expiration or termination of the Forbearance Period in accordance with the terms of this item (vi), the agreement of the Beneficial Owner hereunder to forbear from exercising its rights and remedies with respect to a Default shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind.

[Signature pages follow]

THE BENEFICIAL OWNERS:

Re: 9.000% Senior Secured Notes due 2025 (the “Notes”) issued by Diebold Nixdorf Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law (the “Issuer”), pursuant to that certain Amended and Restated Indenture, dated as of December 29, 2022 (the “Indenture”), by and among the Issuer, Diebold Nixdorf, Incorporated, an Ohio corporation (the “Company”), as Guarantor, the other guarantors party thereto, all of which are subsidiaries of the Company, Elavon Financial Services DAC, as paying agent, transfer agent and registrar, U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and GLAS Americas LLC, as notes collateral agent under the Indenture.

Complete as appropriate:

A. EXECUTION BY BENEFICIAL OWNER

The undersigned hereby represents and warrants that as of May 17, 2023 (the “Record Date”) it was the beneficial owner (the “Beneficial Owner”) of the Notes described opposite the name of such Beneficial Owner on Schedule A hereto and is duly authorized to execute and deliver this Consent Letter to the Trustee, and that such power has not been granted or assigned to any other person or entity.

Name of Beneficial Owner: [•][1]

Contact Name:

Address:

Phone:

Fax:

E-mail:

Signature:

(Print Name of Authorized Signatory):

Title:

B. EXECUTION BY NOMINEE OR ADVISOR

The undersigned hereby represents and warrants that as of the Record Date it was the nominee or advisor for the Beneficial Owner of the Notes described opposite the name of such Beneficial Owner on Schedule A hereto, and that such Beneficial Owner has granted to the undersigned the power and authority to execute and deliver this Consent Letter to the Trustee, on behalf of such Beneficial Owner, and that such power has not been granted or assigned to any other person or entity.

Name of Nominee or Advisor:

Contact Name:

Address:

Phone:

Fax:

E-mail:

Name of Beneficial Owner:

Signature:

(Print Name of Authorized Signatory):

Title:

[1]

The obligations arising out of this instrument are several and not joint with respect to each participating Beneficial Owner, in accordance with its Notes, and the parties agree not to proceed against any Beneficial Owner for the obligations of another.

[Signature Page to Consent Letter for Notes]

SCHEDULE A

Beneficial Owners

Beneficial Owner	Euroclear and/or Clearstream Participant Name	Euroclear and/or Clearstream Participant Number	CUSIP /ISIN No.	Principal Amount of Notes

THE EUROCLEAR AND/OR CLEARSTREAM PARTICIPANTS:

Re: 9.000% Senior Secured Notes due 2025 (the “Notes”) issued by Diebold Nixdorf Dutch Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law (the “Issuer”), pursuant to that certain Amended and Restated Indenture, dated as of December 29, 2022 (the “Indenture”), by and among the Issuer, Diebold Nixdorf, Incorporated, an Ohio corporation (the “Company”), as Guarantor, the other guarantors party thereto, all of which are subsidiaries of the Company, Elavon Financial Services DAC, as paying agent, transfer agent and registrar, U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and GLAS Americas LLC, as notes collateral agent under the Indenture.

[BROKER] (the “Participant”) is a participant of Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, S.A. (“Clearstream”). As of May 17, 2023 (the “Record Date”), the Participant, as custodian, held, on behalf of the Beneficial Owners set forth in Schedule A, that aggregate principal amount of the Notes, as is set forth opposite such Participant’s name in Schedule A. As of the Record Date, the Notes were registered in the name of Euroclear and/or Clearstream, and were credited to the Participant’s participant account at either Euroclear and/or Clearstream, as evidenced by the screenshots of such position(s) set forth in Exhibit A hereto.

Very truly yours,

[BROKER]

By:
Name:
Title:

[Signature Page to Consent Letter for Notes]

EXHIBIT A

EVIDENCE OF HOLDINGS

EXHIBIT E-4

Superpriority Term Loan Credit Agreement Consent and Amendment

EXECUTION VERSION

FIRST AMENDMENT AND WAIVER

THIS FIRST AMENDMENT AND WAIVER, dated as of May 30, 2023 (this “Amendment and Waiver”), is among DIEBOLD NIXDORF, INCORPORATED, an Ohio corporation (the “Company”), DIEBOLD NIXDORF HOLDING GERMANY GMBH (the “Borrower”), each other Loan Party party hereto, the Lenders party hereto, GLAS USA LLC, as administrative agent (the “Administrative Agent”), and GLAS AMERICAS LLC, as collateral agent (the “Collateral Agent”), and amends that certain Credit Agreement, dated as of December 29, 2022, by and among the Company, the Borrower, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent (as amended, restated, amended and restated, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”, and as further amended and modified by this Amendment and Waiver, the “Credit Agreement”).

WHEREAS, on the date hereof, the Company, certain of the Company’s direct and indirect Subsidiaries party thereto, the Initial Consenting Creditors (as defined in the Restructuring Support Agreement (as defined below)) party thereto and the DIP Backstop Parties (as defined in the Restructuring Support Agreement) party thereto have entered into that certain Restructuring Support Agreement, dated as of May 30, 2023 (the “Restructuring Support Agreement”), which contemplates certain Restructuring Transactions (as defined therein); and

WHEREAS, in anticipation of the Restructuring Transactions, the Company, the Borrower and the other Loan Parties have requested that the Administrative Agent and the Lenders party hereto, constituting the Required Lenders under the Credit Agreement as of the date hereof (collectively, the “Consenting Lenders”), amend the Existing Credit Agreement and temporarily waive the Specified Defaults (as defined below) on the terms and conditions set forth herein, and the Consenting Lenders and the Administrative Agent have agreed to amend the Existing Credit Agreement and grant such temporary waivers, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreement, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

ARTICLE II

WAIVER AND FORBEARANCE

2.1. The Company has informed the Administrative Agent, the Collateral Agent and the Consenting Lenders that, but for this Amendment and Waiver, certain Unmatured Defaults and Defaults would result from the Restructuring Transactions under:

(i) Section 7.2 of the Credit Agreement as a result of failure to pay (A) principal of any Loan when due, (B) interest on any Loan or of any commitment or ticking fee when due, or (C) any other obligations under any of the Loan Documents when due;

(ii) Section 7.5 of the Credit Agreement as a result of (A) the failure by the Company or any of its Subsidiaries to pay when due any principal of, or premium or interest on (beyond any applicable grace period therefor) any Material Indebtedness, (B) default by the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or the occurrence of any other event or condition, the effect of which causes, or permits the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity, or (C) Material Indebtedness of the Company or any of its Subsidiaries declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof;

(iii) Section 7.6 of the Credit Agreement as result of any of the following occurring with respect to the Company or certain of its Subsidiaries (A) voluntarily having an order for relief entered with respect to it under any existing or future Debtor Relief Law, (B) making an assignment for the benefit of creditors, (C) applying for, seeking, consenting to, or acquiescing in, the appointment of a receiver, interim receiver, monitor, administrator, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (D) instituting any proceeding seeking an order for relief under any existing or future Debtor Relief Law, seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, administration, reorganization, moratorium, arrangement, adjustment or composition of it or its debts or seeking similar relief under any Debtor Relief Law or similar proceeding or failing to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (E) taking any corporate, company or other action to authorize or effect any of the foregoing actions set forth in the foregoing clauses (A)-(D), or (F) not paying, or admitting in writing its inability to pay, its debts generally as they become due;

(iv) Section 7.13 of the Credit Agreement as result of any Lien purported to be created on any material portion of the Collateral under any Security Document ceasing to be, or being asserting in writing by any Loan Party not to be, a valid and perfected Lien on such Collateral; and

(v) Section 7.14 of the Credit Agreement as result of the Credit Agreement, any Guaranty or any Security Document ceasing to be in full force and effect and valid, binding and enforceable in accordance with its terms, or any Loan Party so stating in writing (collectively, clauses (i)-(v), the “Specified Defaults”).

2.2. Commencing on the Effective Date (as defined below), the Administrative Agent and the Collateral Agent (each acting at the direction of the Consenting Lenders pursuant to this Amendment and Waiver) and the Consenting Lenders hereby agree to temporarily waive the Specified Defaults. It being understood and agreed that during such waiver period, none of the Specified Defaults shall constitute an Unmatured Default or Default under the Credit Agreement and no event giving rise to any Specified Default shall result in the acceleration of the Obligations under Section 8.1 of the Credit Agreement or any other provision of any Loan Document.

2.3. If the “Termination Date” (as defined in the Restructuring Support Agreement) occurs at any time prior to the indefeasible repayment in full of all Obligations, the waiver of the Specified Defaults set forth in Section 2.1 above shall automatically terminate and the Company, the Borrower and the other Loan Parties shall be required to comply with the terms of the Credit Agreement as if the waiver in this Article II shall have never occurred.

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2.4. Commencing on the Effective Date and continuing until the occurrence of the Termination Date (as defined in the Restructuring Support Agreement), the Consenting Lenders hereby agree to forbear from, and instruct the Administrative Agent and the Collateral Agent to forbear from, (x) declaring due and payable, or both, the principal of and accrued and unpaid interest and fees in respect of, the Loans and/or any other Obligations, and (y) otherwise exercising any of their other respective rights, remedies, powers, privileges and defenses under the Credit Agreement, the other Loan Documents and applicable law, solely to the extent that such remedies arise exclusively from an Unmatured Default or Default. Upon the occurrence of the Termination Date, the agreement of the Consenting Lenders under this Section 2.4 to forbear from exercising their respective rights and remedies with respect to an Unmatured Default and a Default shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which are waived by the Company, the Borrower and each other Loan Party. The Company, the Borrower and the other Loan Parties agree that the Administrative Agent, the Collateral Agent or the Consenting Lenders may at any time following the occurrence of the Termination Date proceed to exercise any and all of their respective rights and remedies under any or all of the Credit Agreement, the other Loan Documents and/or applicable law, including their respective rights and remedies with respect to an Unmatured Default or a Default, in each case, subject to the terms and conditions set forth therein.

2.5. This Amendment and Waiver shall not constitute a waiver of any Unmatured Default or Default that has occurred and is continuing, or any rights or remedies of the Lenders under the Loan Documents in connection therewith, except as expressly stated in this Section 2.

ARTICLE III

REPRESENTATIONS

3.1. Each Loan Party party hereto represents and warrants to the Administrative Agent and the Consenting Lenders on the date hereof, that:

(i) each Loan Party party hereto has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and Waiver and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment and Waiver;

(ii) each Loan Party party hereto has duly executed and delivered this Amendment and Waiver, and this Amendment and Waiver constitutes the legal, valid, and binding obligation of such Loan Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(iii) neither the execution and delivery by the Loan Parties of this Amendment and Waiver, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate the constitutive documents of any Loan Party party hereto.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS

This Amendment and Waiver shall become effective on the first date (the “Effective Date”) on which each of the following conditions have been satisfied:

4.1. this Amendment and Waiver shall have been duly executed and delivered by the Company, the Borrower, each of the other Loan Parties, the Administrative Agent, the Collateral Agent and the Consenting Lenders (constituting the Required Lenders);

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4.2. all representations and warranties made by any Loan Party contained herein are true and correct in all material respects; and

4.3. the Restructuring Support Agreement shall be in full force and effect.

ARTICLE V

MISCELLANEOUS

5.1. On and after the date hereof, references in the Credit Agreement or in any other Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended, restated, modified or supplemented from time to time. This Amendment and Waiver shall constitute a Loan Document.

5.2. Subject to the Interim DIP Order and Final DIP Order (each as defined in the Restructuring Support Agreement), the Company, the Borrower and the other Loan Parties agree to pay all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent and the Collateral Agent (including the reasonable fees, charges and disbursements of White & Case LLP, as counsel to the Administrative Agent and the Collateral Agent), (ii) the Consenting Lenders (including the reasonable fees, charges and disbursements of (A) Davis Polk & Wardwell LLP, as counsel to the Consenting Lenders, (ii) Houlihan Lokey, Inc., as financial advisor to the Consenting Lenders and (iii) any local counsels to the Consenting Lenders), in each case, in connection with the preparation, execution and delivery of this Amendment and Waiver, which such amounts, for the avoidance of doubt, shall constitute Obligations under the Credit Agreement and the other Loan Documents.

5.3. Except as expressly amended hereby, the Company, the Borrower and the other Loan Parties agree that the Credit Agreement and the other Loan Documents are ratified and confirmed and shall remain in full force and effect in accordance with their terms and that they are not aware of any set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment and Waiver shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Nothing herein shall be deemed to entitle the Company, the Borrower or the other Loan Parties to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment and Waiver shall not constitute a novation of any Obligations.

5.4. This Amendment and Waiver may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment and Waiver by telecopy or PDF shall be effective as delivery of a manually executed counterpart of this Amendment and Waiver. For the avoidance of doubt, the words “execution,” “signed,” “signature,” and words of like import in this Amendment and Waiver shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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5.5. THIS AMENDMENT AND WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions contained in Section 16.2 of the Credit Agreement (Waiver of Jury Trial) and Section 16.3 of the Credit Agreement (Submission to Jurisdiction; Waivers) are incorporated herein by reference, mutatis mutandis, to the same extent as if reproduced herein in their entirety.

5.6. Any provision in this Amendment and Waiver that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment and Waiver are declared to be severable.

5.7. The Administrative Agent and the Collateral Agent are entering into this Amendment and Waiver solely in their respective capacities as Administrative Agent and the Collateral Agent under the Credit Agreement and pursuant to the instructions of the Consenting Lenders. The Borrower, the Company, each other Loan Party and each Consenting Lender (a) confirms that this Amendment and Waiver imposes no duty on the Administrative Agent and the Collateral Agent to take any action or to exercise any of the powers granted to it (other than as expressly set forth herein) and (b) all rights, protections, indemnities and benefits granted to the Administrative Agent and the Collateral Agent in the Loan Documents are hereby reaffirmed with respect to each of their actions taken pursuant to this Amendment and Waiver and incorporated as if fully set forth in this Amendment and Waiver.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

DIEBOLD NIXDORF, INCORPORATED

By:
Name:

Title:

DIEBOLD NIXDORF HOLDING GERMANY GMBH

By:
Name:

Title:

DIEBOLD GLOBAL FINANCE CORPORATION

By:
Name:

Title:

DIEBOLD HOLDING COMPANY, LLC

By:
Name:

Title:

DIEBOLD SST HOLDING COMPANY, LLC

By:
Name:

Title:

[Signature Page to First Amendment and Waiver]

GRIFFIN TECHNOLOGY INCORPORATED

By:
Name:

Title:

DIEBOLD SELF-SERVICE SYSTEMS

By:
Name:

Title:

DIEBOLD NIXDORF TECHNOLOGY FINANCE, LLC

By:
Name:

Title:

DIEBOLD NIXDORF (UK) LIMITED

By:
Name:

Title:

DIEBOLD NIXDORF CANADA, LIMITED

By:
Name:

Title:

DIEBOLD CANADA HOLDING COMPANY INC.

By:
Name:

Title:

[Signature Page to First Amendment and Waiver]

DIEBOLD NIXDORF B.V.

By:
Name:

Title:

DIEBOLD NIXDORF GLOBAL HOLDINGS, B.V.

By:
Name:

Title:

DIEBOLD NIXDORF B.V.

By:
Name:

Title:

DIEBOLD NIXDORF DUTCH HOLDINGS B.V.

By:
Name:

Title:

DIEBOLD NIXDORF SOFTWARE PARTNER B.V.

By:
Name:

Title:

DIEBOLD NIXDORF SOFTWARE C.V.

By:	Diebold Nixdorf Software Partner B.V., its General Partner

By:
Name:

Title:

[Signature Page to First Amendment and Waiver]

DIEBOLD NIXDORF GLOBAL SOLUTIONS B.V.

By:
Name:

Title:

DIEBOLD NIXDORF S.A.S.

By:
Name:

Title:

DIEBOLD NIXDORF S.R.L.

By:
Name:

Title:

Place of Execution:

DIEBOLD NIXDORF SP. Z O. O.

By:
Name:

Title:

DIEBOLD NIXDORF BPO SP. Z O. O.

By:
Name:

Title:

DIEBOLD NIXDORF S.L.

By:
Name:

Title:

[Signature Page to First Amendment and Waiver]

DIEBOLD NIXDORF AB

By:
Name:

Title:

[Signature Page to First Amendment and Waiver]

GLAS USA LLC, as Administrative Agent

By:
Name:

Title:

GLAS AMERICAS LLC, as Collateral Agent
Name:

Title:

[Signature Page to First Amendment and Waiver]

[LENDER]
Name:

Title:

[Signature Page to First Amendment and Waiver]

EXECUTION VERSION

EXHIBIT E-5

First Lien Term Loan Forbearance and Amendment Agreement

FORBEARANCE AND AMENDMENT AGREEMENT

This FORBEARANCE AND AMENDMENT AGREEMENT, dated as of May 30, 2023 (this “Forbearance and Amendment”), is entered into among DIEBOLD NIXDORF, INCORPORATED, an Ohio corporation (the “Company”), each other Loan Party party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”), and GLAS AMERICAS LLC, as collateral agent (the “Collateral Agent”) and amends that certain Credit Agreement, dated as of December 29, 2022, by and among the Company, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent (as amended, restated, amended and restated, modified or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”, and as further amended and modified by this Forbearance and Amendment, the “Credit Agreement”).

RECITALS:

WHEREAS, the Company and the other Loan Parties have requested, and the Lenders party hereto, constituting the Supermajority Lenders under the Credit Agreement as of the date hereof (collectively, the “Consenting Lenders”), have agreed, subject to the terms and conditions set forth herein, to forbear from, and instruct the Administrative Agent and the Collateral Agent to forbear from, during the Forbearance Period (as defined below), (x) declaring due and payable, or both, the principal of, and accrued and unpaid interest and fees in respect of, the Loans and/or any other Obligations and (y) otherwise exercising any rights, remedies, powers, privileges and defenses under the Credit Agreement, the other Loan Documents and applicable law, with respect to any Unmatured Default or Default.

WHEREAS, the Company, the Borrower and the other Loan Parties have requested that the Administrative Agent and the Consenting Lenders, amend the Existing Credit Agreement on the terms and conditions set forth herein, and the Consenting Lenders and the Administrative Agent (acting at the direction of the Consenting Lenders) have agreed to amend the Existing Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. For purposes of this Forbearance and Amendment, the following terms shall have the following meanings:

(a) “Forbearance Period” shall mean the period commencing on (and including) the Effective Date (as defined below) and ending on the Forbearance Termination Date.

(b) “Forbearance Termination Date” means the Termination Date (as defined in the Restructuring Support Agreement).

(c) “Restructuring Support Agreement” means that certain Restructuring Support Agreement, dated as of May 30, 2023, by and among the Company, certain of the Company’s direct and indirect Subsidiaries party thereto, the Initial Consenting Creditors (as defined in the Restructuring Support Agreement) party thereto and the DIP Backstop Parties (as defined in the Restructuring Support Agreement) party thereto.

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2. Agreements and Acknowledgements. Each Loan Party acknowledges and agrees that as of the Effective Date, the (i) outstanding principal amounts of the Indebtedness in respect of the Term Loans are €90,265,282.04 and $533,465,152.68 and (ii) aggregate amount of accrued and unpaid interest on the Term Loans under the Credit Agreement are €1,992,265.84 and $14,285,557.53. Each Loan Party acknowledges and agrees that such Obligations, together with all other outstanding Obligations owed or owing pursuant to the terms of the Loan Documents, including interest, fees, expenses and other charges, are validly owed or owing thereunder, and each Loan Party is jointly and severally obligated with respect thereto (the foregoing amounts in clauses (i) and (ii) are hereafter collectively referred to as the “Current Outstanding Obligations”). The foregoing amounts do not include other fees, expenses (including professional fees and expenses), and other Obligations and amounts which are chargeable or otherwise reimbursable under the Credit Agreement and the other Loan Documents or which are payable pursuant to this Forbearance and Amendment. As of the Effective Date, neither the Company nor any other Loan Party has any rights of offset, defenses, claims or counterclaims with respect to the Current Outstanding Obligations or any of the other Obligations or any payment obligation under this Forbearance and Amendment, and each Loan Party is jointly and severally obligated with respect thereto, in each case, in accordance with the terms of the applicable Loan Documents and, with respect to payment obligations hereunder, this Forbearance and Amendment.

3. Forbearance. Subject to the satisfaction of the terms and conditions set forth in Section 5 of this Forbearance and Amendment, the Consenting Lenders hereby agree to forbear from, and instruct the Administrative Agent and the Collateral Agent to forbear from, during the Forbearance Period, (x) declaring due and payable, or both, the principal of and accrued and unpaid interest and fees in respect of, the Loans and/or any other Obligations and (y) otherwise exercising any of their other respective rights, remedies, powers, privileges and defenses under the Credit Agreement, the other Loan Documents and applicable law, solely to the extent that such remedies arise exclusively from an Unmatured Default or a Default. Upon the expiration or termination of the Forbearance Period in accordance with the terms of this Forbearance and Amendment, the agreement of the Consenting Lenders hereunder to forbear from exercising their respective rights and remedies with respect to an Unmatured Default or a Default shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which are waived by the Company and each other Loan Party. The Company and the other Loan Parties agree that the Administrative Agent, the Collateral Agent or the Consenting Lenders may at any time following the expiration or termination of the Forbearance Period in accordance with the terms of this Forbearance and Amendment proceed to exercise any and all of their respective rights and remedies under any or all of the Credit Agreement, the other Loan Documents and/or applicable law, including their respective rights and remedies with respect to an Unmatured Default or a Default, in each case, subject to the terms and conditions set forth therein.

4. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 5 hereof, each of the parties hereto agrees that the Existing Credit Agreement shall be amended to amend and restate in its entirety the definition of “Permitted Refinancing Indebtedness” as set forth below:

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(a) ““Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, renew, refinance, replace, defease or refund (whether by tender offer, open market purchases, negotiated transactions or otherwise, in each case, including by exchange offers and private exchanges) (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the original principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon, any committed or undrawn amounts and underwriting discounts, defeasance costs, fees, commissions and expenses, associated with such Permitted Refinancing Indebtedness), (b) the final maturity date and weighted average life of such Permitted Refinancing Indebtedness is no earlier than the final maturity date and then remaining weighted average life of the Indebtedness being Refinanced, (c) if the original Indebtedness being Refinanced is by its terms subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, taken as a whole, (d) no Permitted Refinancing Indebtedness shall have obligors or contingent obligors that were not obligors or contingent obligors in respect of the Indebtedness being Refinanced, (e) if the Indebtedness being Refinanced is (or would have been required to be) secured (whether senior, equally and ratably with, or junior to, the Obligations or otherwise), such Permitted Refinancing Indebtedness may be secured by a Lien on the same property that secures the Indebtedness that is being Refinanced on terms no less favorable (including as to priority of such Lien), taken as a whole, to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced, and to the extent the Obligations are secured by such property, shall be subject to an applicable Intercreditor Agreement in form and substance substantially the same as the Intercreditor Agreement to which the Indebtedness being Refinanced is subject or reasonably acceptable to the Administrative Agent and the Collateral Agent (acting at the direction of the Required Lenders) and (f) if the Indebtedness being Refinanced is unsecured, such Permitted Refinancing Indebtedness shall be unsecured; provided, however, the foregoing requirements of clauses (a) through (f) above shall not apply to any Indebtedness incurred to Refinance the Superpriority Term Loan Facility pursuant a debtor-in-possession financing under applicable Debtor Relief Laws, which any such refinancing is expressly deemed “Permitted Refinancing Indebtedness” and permitted hereunder.”

5. Effectiveness of Forbearance and Amendment. This Forbearance and Amendment shall become effective on the date (such date the “Effective Date”) that each of the following conditions precedent are satisfied or waived:

(a) the execution and delivery of this Forbearance and Amendment by the Company, the Consenting Lenders (constituting the Supermajority Lenders), the Administrative Agent and the Collateral Agent; and

(b) the Restructuring Support Agreement shall be in full force and effect.

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6. Representations and Warranties. To induce the Consenting Lenders to enter into this Forbearance and Amendment, the Company and the other Loan Parties party hereto represent and warrant that, as of the Effective Date:

(a) the Company and each other Loan Party party hereto has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Forbearance and Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Forbearance and Amendment; and

(b) the Company and each other Loan Party party hereto has duly executed and delivered this Forbearance and Amendment, and this Forbearance and Amendment constitutes the legal, valid, and binding obligation of such Loan Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

7. Reference to and Effect on Loan Documents.

(a) Ratification. Each Loan Party party hereto hereby expressly acknowledges and agrees that (i) all of the terms and conditions of, and their continued obligations and liability under, the Credit Agreement and the other Loan Documents and (ii) all guarantees, collateral, security interests, liens heretofore or hereafter granted to the Agents, for the benefit of the Lenders, under the Credit Agreement and all other Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.

(b) No Waiver. Except as expressly set forth herein, neither the execution, delivery and effectiveness of this Forbearance and Amendment shall, directly or indirectly, operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent or the Lenders under the Credit Agreement or any of the other Loan Documents or a waiver of any Unmatured Default or Default. No course of dealing or any passage of time on account of the Forbearance Period shall be considered or used as a basis for asserting an untimely exercise of any such party’s rights, for altering any Obligation of the Company or any other Person or any right, privilege or remedy of the Administrative Agent, the Collateral Agent or the Lenders under the Credit Agreement or any other Loan Document, or to otherwise prejudice any such right, power, or remedy. The Loan Parties party hereto expressly acknowledge and agree that there has not been, and this Forbearance and Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents.

(c) Loan Document. On and after the Effective Date, this Forbearance and Amendment shall constitute a “Loan Document” as defined under the Credit Agreement.

(d) Each Loan Party hereto hereby acknowledges and agrees that the administrative agent, collateral agent or other similar agent for the lenders providing any debtor-in-possession financing under applicable Debtor Relief Laws, which Refinances the Superpriority Term Loan Facility shall be, upon such refinancing, a “First Priority Representative” under, and as defined in, the Multi Lien Intercreditor Agreement and such Permitted Refinancing Indebtedness shall constitute “First Priority Obligations” under, and as defined in, the Multi Lien Intercreditor Agreement.

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8. Miscellaneous.

(a) Successors and Assigns. This Forbearance and Amendment shall be binding on and shall inure to the benefit of the Company, the other Loan Parties and the Lenders and their respective successors and assigns as set forth in the Loan Documents.

(b) Entire Agreement. This Forbearance and Amendment and the Loan Documents, as amended hereby, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all other understandings, oral or written, with respect to the subject matter hereof.

(c) Fees and Expenses. Subject to the Interim DIP Order and Final DIP Order (each as defined in the Restructuring Support Agreement), the Company and the other Loan Parties agree to pay all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent (including the reasonable fees, charges and disbursements of outside counsel to the Administrative Agent), (ii) the Collateral Agent (including the reasonable fees, charges and disbursements of White & Case LLP, as counsel to the Collateral Agent) and (iii) the Consenting Lenders (including the reasonable fees, charges and disbursements of (A) Davis Polk & Wardwell LLP, as counsel to the Consenting Lenders, (B) Houlihan Lokey, Inc., as financial advisor to the Consenting Lenders and (C) any local counsels to the Consenting Lenders), in each case, in connection with the preparation, execution and delivery of this Forbearance and Amendment, which amounts, for the avoidance of doubt, shall constitute Obligations under the Credit Agreement and the other Loan Documents.

(d) Headings. Section headings in this Forbearance and Amendment are included herein for convenience of reference only and shall not constitute a part of this Forbearance and Amendment for any other purpose.

(e) Severability. Wherever possible, each provision of this Forbearance and Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Forbearance and Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Forbearance and Amendment.

(f) Counterparts. This Forbearance and Amendment may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement. Delivery of an executed counterpart of a signature page to this Forbearance and Amendment by telecopy or PDF shall be effective as delivery of a manually executed counterpart of this Forbearance and Amendment. For the avoidance of doubt, the words “execution,” “signed,” “signature,” and words of like import in this Forbearance and Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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(g) Incorporation of Credit Agreement Provisions. THIS FORBEARANCE AND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions contained in Section 16.2 of the Credit Agreement (Waiver of Jury Trial) and Section 16.3 of the Credit Agreement (Submission to Jurisdiction; Waivers) are incorporated herein by reference, mutatis mutandis, to the same extent as if reproduced herein in their entirety.

(h) The Administrative Agent and the Collateral Agent are entering into this Forbearance and Amendment solely in their respective capacities as Administrative Agent and Collateral Agent under the Credit Agreement and pursuant to the instructions of the Consenting Lenders. The Company, each Consenting Lender and each other Loan Party party hereto confirms that (a) this Forbearance and Amendment imposes no duty on the Administrative Agent or Collateral Agent, as applicable, to take any action or to exercise any of the powers granted to it (other than as expressly set forth herein) and (b) all rights, protections, indemnities and benefits granted to the Administrative Agent or the Collateral Agent, as applicable, in the Loan Documents are hereby reaffirmed with respect to their respective actions taken pursuant to this Forbearance and Amendment and incorporated as if fully set forth in this Forbearance and Amendment.

9. Release.

(a) In consideration of the agreements of the Lenders, the Administrative Agent and the Collateral Agent contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each other Loan Party, on behalf of itself and its successors and assigns, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Lenders, the Administrative Agent and the Collateral Agent, and each of their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (each Lender, the Administrative Agent, the Collateral Agent and all such other Persons being hereinafter referred to collectively as the “Releasees”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Company and each other Loan Party or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever in relation to, or in any way in connection with any of the Credit Agreement, any of the other Loan Documents, this Forbearance and Amendment or transactions thereunder or related thereto which arises at any time on or prior to the date of this Forbearance and Amendment.

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(b) The Company each other Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) The Company each other Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(d) Notwithstanding anything to the contrary contained herein, in the event of a conflict between the releases set forth in this Section 9 and any release contained in the Restructuring Support Agreement or as part of the transactions contemplated thereby, the Restructuring Support Agreement shall control.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Forbearance and Amendment Agreement as of the date first above written.

DIEBOLD NIXDORF, INCORPORATED

By:
Name:

Title:

DIEBOLD GLOBAL FINANCE CORPORATION

By:
Name:

Title:

DIEBOLD HOLDING COMPANY, LLC

By:
Name:

Title:

DIEBOLD SST HOLDING COMPANY, LLC

By:
Name:

Title:

GRIFFIN TECHNOLOGY INCORPORATED

By:
Name:

Title:

Signature Page to Forbearance and Amendment Agreement

DIEBOLD SELF-SERVICE SYSTEMS

By:
Name:

Title:

DIEBOLD NIXDORF TECHNOLOGY FINANCE, LLC

By:
Name:

Title:

DIEBOLD NIXDORF (UK) LIMITED

By:
Name:

Title:

DIEBOLD NIXDORF CANADA, LIMITED

By:
Name:

Title:

DIEBOLD CANADA HOLDING COMPANY INC.

By:
Name:

Title:

DIEBOLD NIXDORF B.V.

By:
Name:

Title:

Signature Page to Forbearance and Amendment Agreement

DIEBOLD NIXDORF GLOBAL HOLDINGS, B.V.

By:
Name:

Title:

DIEBOLD NIXDORF B.V.

By:
Name:

Title:

DIEBOLD NIXDORF DUTCH HOLDINGS B.V.

By:
Name:

Title:

DIEBOLD NIXDORF SOFTWARE PARTNER B.V.

By:
Name:

Title:

DIEBOLD NIXDORF SOFTWARE C.V.

By:	Diebold Nixdorf Software Partner B.V., its General Partner

By:
Name:

Title:

Signature Page to Forbearance and Amendment Agreement

DIEBOLD NIXDORF GLOBAL SOLUTIONS B.V.

By:
Name:

Title:

DIEBOLD NIXDORF S.A.S.

By:
Name:

Title:

DIEBOLD NIXDORF S.R.L.

By:
Name:

Title:

Place of Execution:

DIEBOLD NIXDORF SP. Z O. O.

By:
Name:

Title:

DIEBOLD NIXDORF BPO SP. Z O. O.

By:
Name:

Title:

DIEBOLD NIXDORF S.L.

By:
Name:

Title:

Signature Page to Forbearance and Amendment Agreement

DIEBOLD NIXDORF AB

By:
Name:

Title:

Signature Page to Forbearance and Amendment Agreement

[LENDER]

By:
Name:
Title:

Signature Page to Forbearance and Amendment Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to Forbearance and Amendment Agreement

GLAS AMERICAS LLC, as Collateral Agent

By:
Name:
Title:

Signature Page to Forbearance and Amendment Agreement

Execution Version

EXHIBIT F

Security Release

DATED	30 MAY 2023

(1)	GLAS AMERICAS LLC
as European Collateral Agent

(2)	JPMORGAN CHASE BANK, N.A.
as Administrative Agent

(3)	DIEBOLD NIXDORF, INCORPORATED

(4)	DIEBOLD NIXDORF DEUTSCHLAND GMBH

(5)	DIEBOLD NIXDORF SYSTEMS GMBH

(6)	WINCOR NIXDORF INTERNATIONAL GMBH

(7)	DIEBOLD NIXDORF GLOBAL LOGISTICS GMBH

(8)	DIEBOLD NIXDORF HOLDING GERMANY GMBH

(9)	DIEBOLD NIXDORF LOGISTICS GMBH

(10)	WINCOR NIXDORF FACILITY GMBH

(11)	DIEBOLD NIXDORF REAL ESTATE GMBH & CO. KG

(12)	DIEBOLD NIXDORF BUSINESS ADMINISTRATION CENTER GMBH

(13)	IP MANAGEMENT GMBH

(14)	DIEBOLD NIXDORF VERMÖGENSVERWALTUNGS GMBH

(15)	DIEBOLD NIXDORF SECURITY GMBH

(16)	DIEBOLD NIXDORF OPERATIONS GMBH

(17)	DIEBOLD NIXDORF FINANCE GERMANY GMBH

(18)	DIEBOLD NIXDORF AB

SECURITY RELEASE AND AMENDMENT

AGREEMENT

(Sicherheitenfreigabe- und -änderungsvereinbarung)

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THIS SECURITY RELEASE AND AMENDMENT AGREEMENT (THE “AGREEMENT”) IS MADE ON 30 MAY 2023 BETWEEN THE FOLLOWING PARTIES:

(1)

GLAS AMERICAS LLC, as European Collateral Agent (the “European Collateral Agent”), and in the name of the financial institutions listed in Schedule 1 hereto as lenders, agents and/or letter of credit issuers (the European Collateral Agent and the entities listed in Schedule 1 are collectively referred to as the “Secured Parties”); and

(2)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the federal banking laws of the United States under Charter No. 8 issued by the US Comptroller of the Currency, as Administrative Agent (the “Administrative Agent”); and

(3)	DIEBOLD NIXDORF, INCORPORATED, an Ohio corporation, with its business address at 5995 Mayfair Road, North Canton, Ohio 44720 USA, as pledgor (the “Security Provider 1”); and

(4)

DIEBOLD NIXDORF DEUTSCHLAND GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung), existing under the laws of Germany and having its registered office at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn under registration number HRB 13110 (the “Security Provider 2”); and

(5)

DIEBOLD NIXDORF SYSTEMS GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung), existing under the laws of Germany and having its registered office at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn under registration number HRB 9489 (the “Security Provider 3”); and

(6)

WINCOR NIXDORF INTERNATIONAL GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung), existing under the laws of Germany and having its registered office at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn under registration number HRB 3507 (the “Security Provider 4”); and

(7)

DIEBOLD NIXDORF GLOBAL LOGISTICS GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung), existing under the laws of Germany and having its registered office at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn under registration number HRB 12262 (the “Security Provider 5”); and

(8)

DIEBOLD NIXDORF HOLDING GERMANY GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung), existing under the laws of Germany and having its registered office at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn under registration number HRB 14567 (the “Security Provider 6”); and

(9)

DIEBOLD NIXDORF LOGISTICS GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung), existing under the laws of Germany and having its registered office at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn under registration number HRB 3913 (the “Security Provider 7”); and

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(10)

WINCOR NIXDORF FACILITY GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung), existing under the laws of Germany and having its registered office at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn under registration number HRB 3505 (the “Security Provider 8”); and

(11)

DIEBOLD NIXDORF REAL ESTATE GMBH & CO. KG, a limited partnership (Kommanditgesellschaft), existing under the laws of Germany and having its registered office at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn under registration number HRA 2547 (the “Security Provider 9”); and

(12)

DIEBOLD NIXDORF BUSINESS ADMINISTRATION CENTER GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung), existing under the laws of Germany and having its registered office at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn under registration number HRB 9546 (the “Security Provider 10”); and

(13)

IP MANAGEMENT GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung), existing under the laws of Germany and having its registered office at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn under registration number HRB 8833 (the “Security Provider 11”); and

(14)

DIEBOLD NIXDORF VERMÖGENSVERWALTUNGS GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung), existing under the laws of Germany and having its registered office at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn under registration number HRB 15720 (the “Security Provider 12”); and

(15)

DIEBOLD NIXDORF SECURITY GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung), existing under the laws of Germany and having its registered office at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn under registration number HRB 3697 (the “Security Provider 13”); and

(16)

DIEBOLD NIXDORF OPERATIONS GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung), existing under the laws of Germany and having its registered office at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn under registration number HRB 3887 (the “Security Provider 14”); and

(17)

DIEBOLD NIXDORF FINANCE GERMANY GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung), existing under the laws of Germany and having its registered office at Heinz-Nixdorf-Ring 1, 33106 Paderborn, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Paderborn under registration number HRB 15287 (the “Security Provider 15” and, together with the Security Provider 2 through and including the Security Provider 15, collectively, the “German Security Providers”); and

(18)

DIEBOLD NIXDORF AB, a private limited liability company organized under the laws of Sweden with company registration number 556567-7787 (the “Security Provider 16” and, together with the Security Provider 1 through and including the Security Provider 15, collectively, the “Security Providers” and each, a “Security Provider”).

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The parties referred to in (1) through (18) above are collectively referred to as the “Parties”.

INTRODUCTION

(A)

On 29 December 2022, among others, the Security Provider 1, as parent borrower, company and guarantor, the Security Provider 2, the Security Provider 3, the Security Provider 4 and the Security Provider 5, each as German borrowers and guarantors, several banks and other financial institutions or entities from time to time party thereto, as lenders, certain other guarantors, the Administrative Agent, as administrative agent, and the European Collateral Agent, as European collateral agent, entered into a USD 250,000,000 asset-based revolving credit and guaranty agreement governed by the laws of the State of New York (as amended, restated, supplemented or modified from time to time, the “ABL Credit Agreement”).

(B)

On 21 March 2023, among others, the Security Provider 1, as parent borrower, US borrower, company and guarantor, the Security Provider 2, the Security Provider 3, the Security Provider 4 and the Security Provider 5, each as German borrowers and guarantors, several banks and other financial institutions or entities from time to time party thereto as lenders, certain other guarantors and the Administrative Agent, as administrative agent, entered into an amendment and limited waiver agreement in relation to the ABL Credit Agreement to, inter alia, establish a USD 55,000,000 FILO Facility (as defined therein) under the ABL Credit Agreement (as amended, restated, supplemented or modified from time to time, the “FILO Facility”).

(C)

On 29 December 2022, among others, the Security Provider 1, as company and guarantor, the Security Provider 6, as borrower, the other Security Providers, as guarantors, several banks and other financial institutions or entities from time to time party thereto, as lenders, certain guarantors, GLAS USA LLC, as administrative agent (the “Super Priority Agent”), and the European Collateral Agent, as collateral agent, entered into a USD 400,000,000 credit agreement governed by the laws of the State of New York (as amended, restated, supplemented or modified from time to time, the “Super Priority Credit Agreement”).

(D)

On 20 July 2020, among others, the Security Provider 1, as issuer, certain guarantors party thereto from time to time, U.S. Bank Trust Company, National Association, as notes trustee and collateral agent, entered into an indenture relating to the Security Provider 1’s 9.375% senior secured notes due 2025 in an aggregate principal amount of USD 700,000,000, which indenture was amended and restated on 29 December 2022 in connection with an exchange of certain 9.375% senior secured notes due 2025 for additional 9.375% senior secured notes due 2025 by the amended and restated senior secured notes indenture, dated as of 29 December 2022, among the Security Provider 1, as issuer, certain guarantors party thereto from time to time, U.S. Bank Trust Company, National Association, as notes trustee, and the European Collateral Agent, as collateral agent (as amended and restated and as it may be further amended, restated, supplemented or modified from time to time, the “Existing USD Notes Indenture”).

(E)

On 20 July 2020, among others, Diebold Nixdorf Dutch Holding B.V., as issuer, the Security Provider 1, as guarantor, certain other guarantors party thereto from time to time, Elavon Financial Services DAC, as paying agent, transfer agent and registrar, U.S. Bank Trust Company, National Association, as notes trustee, and U.S. Bank Trustees Limited, as collateral agent, entered into an indenture relating to Diebold Nixdorf Dutch Holding B.V.’s 9.000% senior secured notes due 2025 in an aggregate principal amount of EUR 350,000,000, which indenture was amended and restated on 29 December 2022 in connection with an exchange of certain 9.000% senior secured notes due 2025 for additional 9.000% senior secured notes due 2025 by the amended and restated senior secured notes indenture, dated as of 29 December 2022, among Diebold Nixdorf Dutch Holding B.V., as issuer, the Security Provider 1, as guarantor, certain other guarantors party thereto from time to time, Elavon Financial Services DAC, as paying agent, transfer agent and registrar, U.S. Bank Trust Company, National Association, as notes trustee, and the European Collateral Agent, as collateral agent (as amended and restated and as it may be further amended, restated, supplemented or modified from time to time, the “Existing EUR Notes Indenture” and, together with the Existing USD Notes Indenture, the “2025 Notes Indentures”).

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(F)

On 29 December 2022, among others, the Security Provider 1, the guarantors party thereto, the Administrative Agent, as administrative agent, the European Collateral Agent, as collateral agent, and the lenders party thereto from time to time entered into a USD 607,729,725.09 and EUR 102,866,418.28 credit agreement governed by the laws of the State of New York (as amended, restated, supplemented or modified from time to time, the “Extended Credit Agreement”).

(G)

On 29 December 2022, among others, the Security Provider 1, the guarantors party thereto, U.S. Bank Trust Company, National Association, as notes trustee, and the European Collateral Agent, as collateral agent, entered into a senior secured PIK toggle notes indenture relating to the Security Provider 1’s 8.50%/12.50% senior secured PIK toggle notes due 2026 in an aggregate principal amount of USD 333,616,814 (as amended, restated, supplemented or modified from time to time the “2L Notes Indenture”).

(H)

On 29 December 2022, among others, (i) the Administrative Agent, as an ABL representative, (ii) the European Collateral Agent, as an ABL representative, (iii) the European Collateral Agent, as the super priority term representative, (iv) the European Collateral Agent, as the extended term representative, (v) the Administrative Agent, as the existing term representative, (vi) the European Collateral Agent, as the new term debt representative, (vii) the European Collateral Agent, as the existing USD notes representative, (viii) the European Collateral Agent, as the existing EUR notes representative, and (ix) each of the loan parties party thereto entered into the ABL intercreditor agreement governed by the laws of the State of New York (as amended, restated, supplemented or modified from time to time, the “ABL Intercreditor Agreement”). Under the ABL Intercreditor Agreement, in order to secure each separate payment claim of each separate secured party, the Security Providers have acknowledged certain payment obligations under the Parallel Debt (as defined in the ABL Intercreditor Agreement).

(I)

In order to secure the Security Providers’ obligations under, as the case may be, the ABL Credit Agreement, the FILO Facility, the Super Priority Credit Agreement, the 2025 Notes Indentures, the Extended Credit Agreement, the 2L Notes Indenture, and any agreement that has been, or will be, entered into in connection therewith, in particular the ABL Intercreditor Agreement and any agreement purporting to create a security interest, as well as any other document designated as a debt document by the parties thereto, certain Security Providers have entered into certain German-law governed security agreements with the European Collateral Agent and/or the Administrative Agent. In this respect, (i) on 29 December 2022, the Security Provider 2 through and including the Security Provider 16 pledged to the European Collateral Agent and certain of the entities listed in Schedule 1 hereto their relevant bank accounts held with any bank in the Federal Republic of Germany (the “German Account Pledge Agreement”), (ii) on 29 December 2022, the Security Provider 2 through and including the Security Provider 15 transferred for security purposes to the European Collateral Agent certain of their movable assets located in the Federal Republic of Germany (as amended by a security amendment and restatement agreement dated 29 March 2023 between the European Collateral Agent, the Administrative Agent and the Security Provider 2 through and including the Security Provider 16, the “German Security Transfer Agreement”), (iii) on 29 December 2022, the Security Provider 2 through and including the Security Provider 15 assigned for security purposes to the European Collateral Agent their trade receivables, insurance receivables and intragroup receivables (as amended by a security amendment and restatement agreement dated 29 March 2023 between the European Collateral Agent, the Administrative Agent and the Security Provider 2 through and including the Security Provider 16, the “German Global Assignment Agreement”), (iv) on 29 March 2023, the Security Provider 2, the Security Provider 7 and the Security Provider 8 pledged to the European Collateral Agent under the notarial deed 262/2023 F of the German notary public Dr. Sabine Funke, Frankfurt am Main, the equity interests respectively owned by each such Security Provider in such other Security Providers (the “German Share Pledge Agreement”), (v) on 29 March 2023, the Security Provider 2 and the Security Provider 13 pledged to the European Collateral Agent under the notarial deed 262/2023 F of the German notary public Dr. Sabine Funke, Frankfurt am Main, their respective partnership interests in the Security Provider 9 (the “German Partners’ Interest Pledge Agreement”), (vi) on 29 March 2023 the Security Provider 2 through and including the Security Provider 16 pledged by way of a junior-ranking pledge to the European Collateral Agent and certain of the entities listed in Schedule 1 hereto their relevant bank accounts held with any bank in the Federal Republic of Germany (the “Junior-Ranking German Account Pledge Agreement” and, together with the German Account Pledge Agreement, the German Share Pledge Agreement and the German Partners’ Interest Pledge Agreement, collectively, the “German Pledge Agreements”) and (vii) on 29 March 2023, the Security Provider 2 through and including the Security Provider 15 assigned for security purposes to the European Collateral Agent certain intellectual property rights, domain claims and ancillary claims (the “German IP Security Assignment Agreement”, and, together with the German Pledge Agreements, the German Security Transfer Agreement and the German Global Assignment Agreement, collectively, the “German Security Agreements”).

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(J)

Section 8.2.1(c)(ii) of the Super Priority Credit Agreement provides that in immediate contemplation, or following commencement, of bankruptcy, insolvency or reorganization proceedings with respect to the Security Provider 1 and its material Domestic Subsidiaries (as defined in the Super Priority Credit Agreement), the guarantees provided by the German Security Providers and the liens and security interests on assets of such entities may be released with the consent of the Supermajority Superpriority Lenders (as defined herein), solely in the event that (x) (i) lenders holding in excess of 66 2/3% of the outstanding loans under the Super Priority Credit Agreement (the “Supermajority Superpriority Lenders”), (ii) lenders holding in excess of 66 2/3% of the outstanding loans under the Extended Credit Agreement, (the “Supermajority New Term Lenders”), and (iii) holders holding in excess of 66 2/3% of the aggregate principal amount of the outstanding notes under the 2025 Notes Indentures (the “Supermajority 2025 Notes Holders”) determine in good faith that the release of such guarantees and liens and security interests is necessary to avoid material value deterioration of the German Security Providers (collectively, the “Superpriority Release Consents”) and (y) such German Security Providers are concurrently released from their guarantee obligations under the Extended Credit Agreement and the 2025 Notes Indentures and the liens and security interests on the assets of such entities securing the Extended Credit Agreement and the 2025 Notes Indentures are concurrently released (clauses (x) and (y) above referred to herein, collectively, as the “Superpriority Release Conditions”).

(K)

Section 8.2.1(c)(ii) of the Extended Credit Agreement provides that in immediate contemplation, or following commencement, of bankruptcy, insolvency or reorganization proceedings with respect to the Security Provider 1 and its material Domestic Subsidiaries (as defined in the Extended Credit Agreement), the guarantees provided by German Security Providers and the liens and security interests on assets of such German Security Providers may be released with the consent of the Supermajority Lenders (as defined in the Extended Credit Agreement), solely in the event that (x) (i) the Supermajority New Term Lenders, (ii) the Supermajority Superpriority Lenders, and (iii) the Supermajority 2025 Notes Holders determine in good faith that the release of such liens and security interests is necessary to avoid material value deterioration of the German Security Providers (collectively, the “Extended Release Consents”) and (y) such German Security Providers are concurrently released from their guarantee obligations under the Super Priority Credit Agreement and the 2025 Notes Indentures and the liens and security interests on the assets of such entities securing the Super Priority Credit Agreement and the 2025 Notes Indentures are concurrently released (clauses (x) and (y) above referred to herein, collectively, as the “Extended Release Conditions” and, together with the Superpriority Release Conditions, collectively, the “Release Conditions”).

5

(L)

Section 9.02(f) of each of the 2025 Notes Indentures provides that in immediate contemplation or following commencement of bankruptcy, insolvency or reorganization proceedings with respect to the Security Provider 1 and its material Domestic Subsidiaries (as defined in the 2025 Notes Indentures), the guarantees provided by German Security Providers and the liens on assets of such German Security Providers may be released with the consent of (x) the Supermajority Superpriority Lenders, (y) the Supermajority New Term Lenders, (z) the Supermajority 2025 Notes Holders in the event that such lenders and holders determine in good faith that the release of such guarantees and liens is necessary to avoid material value deterioration of the German Security Providers (collectively, the “2025 Notes Release Consents” and, together with the Superpriority Release Consents and the Extended Release Consents, collectively, the “Release Consents”).

(M)

Section 9.02(f) of the 2L Notes Indenture provides that in immediate contemplation or following commencement of bankruptcy, insolvency or reorganization proceedings with respect to the Security Provider 1 and its material Domestic Subsidiaries (as defined in the 2L Notes Indenture), the guarantees provided by German Security Providers and the liens on assets of such German Security Providers may be released with the consent of (x) (i) the Supermajority Superpriority Lenders, (ii) the Supermajority New Term Lenders, (iii) the Supermajority 2025 Notes Holders in the event that such lenders and holders determine in good faith that the release of such guarantees and liens is necessary to avoid material value deterioration of the German Security Providers.

(N)

The Security Provider 1 entered into that certain Guarantor Limited Release Agreement, dated as of 30 May 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Superpriority Guarantor Release Agreement”), made by the Security Provider 1, as company, the German Security Providers, as German guarantors, the Super Priority Agent, as administrative agent, and the European Collateral Agent, as collateral agent.

(O)

The Security Provider 1 entered into that certain Guarantor Limited Release Agreement, dated as of 30 May 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Extended Guarantor Release Agreement” and, together with the Superpriority Guarantor Release Agreement, each, a “Relevant Guarantor Release Agreement”), made by the Security Provider 1, as company, the German Security Providers, as German guarantors, the Administrative Agent, as administrative agent, and the European Collateral Agent, as collateral agent.

(P)

The Supermajority 2025 Notes Holders have delivered to the trustees under the 2025 Notes Indenture and 2L Notes Indenture consents to the release of the German Security Providers from their guarantee obligations under the 2025 Notes Indentures and the Security Provider 1 and Diebold Nixdorf Dutch Holding B.V., as applicable, have delivered to the trustees under the 2025 Notes Indenture and 2L Notes Indenture copies of the Relevant Guarantor Release Agreements.

(Q)

The Security Provider 1 entered into that certain Restructuring Support Agreement, dated as of 30 May 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “RSA”), by and among the Security Provider 1, certain of its subsidiaries listed on the signature pages there to and the Consenting Creditors (as defined therein).

6

(R)	Pursuant to the RSA, the Security Provider 1, any Company Party (as defined in the RSA) or any Affiliate (as defined in the RSA) thereof may file the Chapter 11 Cases (as defined in the RSA).

(S)

Pursuant to the RSA, (i) the Supermajority Superpriority Lenders, the Supermajority New Term Lenders and the Supermajority 2025 Notes Holders have provided the Release Consents, (ii) the German Security Providers will, concurrently upon the satisfaction of the Condition Precedent (as defined below) and with the effectiveness of each Relevant Guarantor Release Agreement, be released from their guarantee obligations under the Super Priority Credit Agreement, the Extended Credit Agreement, the 2025 Notes Indentures and the 2L Notes Indenture, (iii) the liens and security interests on the assets of the German Security Providers securing the obligations under the Super Priority Credit Agreement, the Extended Credit Agreement, the 2025 Notes Indentures and the 2L Notes Indenture will, concurrently upon the satisfaction of the Condition Precedent and with the effectiveness of each Relevant Guarantor Release Agreement, be released and (iv) (A) the Supermajority Superpriority Lenders irrevocably authorized and directed the European Collateral Agent, as collateral agent, to enter into this Agreement and (B) the Supermajority New Term Lenders irrevocably authorized and directed the European Collateral Agent, as collateral agent, to enter into this Agreement. It being understood and agreed that immediately upon the occurrence of the releases contemplated in clauses (ii) and (iii) above, the Release Conditions shall be automatically satisfied.

(T)

The Administrative Agent and the European Collateral Agent are entering into this Agreement at the direction of the Supermajority Superpriority Lenders, the Supermajority New Term Lenders and the Supermajority 2025 Notes Holders to give effect to the release of the liens and security interests on the assets of the German Security Providers created under or pursuant to the German Security Agreements securing the obligations under the Super Priority Credit Agreement, the Extended Credit Agreement, the 2025 Notes Indentures and the 2L Notes Indenture immediately and automatically upon the commencement of the Chapter 11 Cases on the Petition Date (as defined in the RSA).

1.	INTERPRETATION

1.1	The interpretation and construction provisions set out in clause 1.2 of the German Security Agreements shall apply to this Agreement unless the context otherwise requires.

1.2

This Agreement is made in the English language only. However, terms to which a German translation has been added in italics shall be interpreted as having the meaning assigned to them by the German translation.

2.	CONDITION PRECEDENT

All waivers and amendments referred to in this Agreement (including clause 3 (Release of the German Security Agreements), collectively, the “Release”) are conditional upon (aufschiebend bedingt auf) (i) the commencement of the Chapter 11 Cases and occurrence of the Petition Date, (ii) the RSA being in effect and (iii) the satisfaction of the Release Conditions (the “Condition Precedent”).

7

3.	RELEASE UNDER THE GERMAN SECURITY AGREEMENTS

Subject only to the satisfaction of the Condition Precedent, the European Collateral Agent, acting at the direction of the Supermajority Superpriority Lenders, the Supermajority New Term Lenders and the Supermajority 2025 Notes Holders, and the other Secured Parties hereby irrevocably and unconditionally waive all rights they have or may have against any of the German Security Providers under or pursuant to the German Security Agreements in so far as the security granted by the German Security Providers under the German Security Agreements secure the obligations, liabilities and indemnities under or in connection with the Super Priority Credit Agreement, the Extended Credit Agreement, the 2025 Notes Indentures and the 2L Notes Indenture, so that the security granted by the German Security Providers under the German Security Agreements subject to satisfaction of the Condition Precedent only secure the obligations, liabilities and indemnities under or in connection with the ABL Credit Agreement and that the definition of Secured Obligations in the German Security Agreements shall be amended and construed accordingly:

(A)	German Account Pledge Agreement,:

The definition of “Secured Obligations” in clause 1.1 of the German Account Pledge Agreement shall be amended so that it reads as follows:

“ “Secured Obligations” means the “Secured Obligations” as that term is defined in the Intercreditor Agreement and in any event, includes any and all present and future, actual and contingent obligations which are (or are expressed to be) or become owed by any Loan Party to any Pledgee under or in respect of any Debt Document, and shall include (a) each Parallel Debt Undertaking, (b) any claims for unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt), as well as (c) any claims of the Pledgees arising from the insolvency administrator’s choice to fulfil mutual agreements according to Section 103 of the German Insolvency Code (Insolvenzordnung), provided that in relation to any security created hereunder by Pledgor 1 to Pledgor 14, the Secured Obligations shall be limited to the Secured Obligations under or in respect of the ABL Credit Agreement (as amended from time to time and including the amendment dated 21 March 2023)). The term “Secured Obligations” also covers any future extension, prolongation or increase of any claims and rights of the Pledgees against the Loan Parties which constitute Secured Obligations.”

(B)	Junior-Ranking German Account Pledge Agreement:

The definition of “Secured Obligations” in clause 1.1 of the Junior-Ranking German Account Pledge Agreement shall be amended so that it reads as follows:

“ “Secured Obligations” means the “Secured Obligations” as that term is defined in the Intercreditor Agreement and in any event, includes any and all present and future, actual and contingent obligations which are (or are expressed to be) or become owed by any Loan Party to any Pledgee under or in respect of any Debt Document, and shall include (a) each Parallel Debt Undertaking, (b) any claims for unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt), as well as (c) any claims of the Pledgees arising from the insolvency administrator’s choice to fulfil mutual agreements according to Section 103 of the German Insolvency Code (Insolvenzordnung) provided that in relation to any security created hereunder by Pledgor 1 to Pledgor 14, the Secured Obligations shall be limited to the Secured Obligations under or in respect of the ABL Credit Agreement (as amended from time to time and including the amendment dated 21 March 2023)). The term “Secured Obligations” also covers any future extension, prolongation or increase of any claims and rights of the Pledgees against the Loan Parties under the Debt Documents which constitute Secured Obligations.”

(C)	German Security Transfer Agreement and German Global Assignment Agreement:

8

The definition of “Secured Obligations” in clause 1.1 of each of the German Security Transfer Agreement and the German Global Assignment Agreement shall be amended so that it reads as follows:

“ “Secured Obligations” means the “Secured Obligations” as that term is defined in the Intercreditor Agreement (but limited to the Secured Obligations under or in respect of the ABL Credit Agreement (as amended from time to time and including the amendment dated 21 March 2023)) and in any event, includes any and all present and future, actual and contingent obligations which are (or are expressed to be) or become owed by any Loan Party to any Secured Party under or in respect of any Debt Document in respect of the ABL Credit Agreement (as amended from time to time and including the amendment dated 21 March 2023), and shall include (a) each Parallel Debt Undertaking, (b) any claims for unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt), as well as (c) any claims of the Secured Parties arising from the insolvency administrator’s choice to fulfil mutual agreements according to Section 103 of the German Insolvency Code (Insolvenzordnung). The term “Secured Obligations” also covers any future extension, prolongation or increase of any claims and rights of the Secured Parties against the Loan Parties which constitute Secured Obligations.”

(D)	German IP Security Assignment Agreement:

The definition of “Secured Obligations” in clause 1.1 of the German IP Security Assignment Agreement shall be amended so that it reads as follows:

“ “Secured Obligations” means the “Secured Obligations” as that term is defined in the Intercreditor Agreement and in any event, includes any and all present and future, actual and contingent obligations which are (or are expressed to be) or become owed by any Loan Party to any Secured Party under or in respect of any Debt Document, and shall include (a) each Parallel Debt Undertaking, (b) any claims for unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt), as well as (c) any claims of the Secured Parties arising from the insolvency administrator’s choice to fulfil mutual agreements according to Section 103 of the German Insolvency Code (Insolvenzordnung), provided that in relation to any Security created hereunder by Assignor 2 to and including Assignor 15, the Secured Obligations shall be limited to the Secured Obligations under or in respect of the ABL Credit Agreement (as amended from time to time and including the amendment dated 21 March 2023). The term “Secured Obligations” also covers any future extension, prolongation or increase of any claims and rights of the Secured Parties against the Loan Parties which constitute Secured Obligations.”

(E)	German Share Pledge Agreement:

The definition of “Secured Obligations” in clause 1.1 of each of the German Share Pledge Agreement shall be amended so that it reads as follows:

“ “Secured Obligations” means any and all present and future, actual and contingent obligations which are (or are expressed to be) or become owed by any Loan Party to the Collateral Agent under or in respect of any Debt Document, and shall include (a) each Parallel Debt Undertaking, (b) any claims for unjust enrichment “ungerechtfertigte Bereicherung” or tort “Delikt”, as well as (c) any claims of the Collateral Agent arising from the insolvency administrator’s choice to fulfil mutual agreements according to Section 103 of the German Insolvency Code “Insolvenzordnung”, provided that in relation to any security created hereunder by Pledgor 2 to and including Pledgor 4, the Secured Obligations shall be limited to the Secured Obligations under or in respect of the ABL Credit Agreement (as amended from time to time and including the amendment dated 21 March 2023). The term “Secured Obligations” also covers any future extension, prolongation or increase of any claims and rights of the Collateral Agent against the Loan Parties which constitute Secured Obligations;”, and

9

(F)	German Partners’ Interest Pledge Agreement:

The definition of “Secured Obligations” in clause 1.1 of the German Partners’ Interest Pledge Agreement shall be amended so that it reads as follows:

“ “Secured Obligations” means any and all present and future, actual and contingent obligations which are (or are expressed to be) or become owed by any Loan Party to the Collateral Agent under or in respect of the ABL Credit Agreement (as amended from time to time and including the amendment dated 21 March 2023), and shall include (a) each Parallel Debt Undertaking, (b) any claims for unjust enrichment “ungerechtfertigte Bereicherung” or tort “Delikt”, as well as (c) any claims of the Collateral Agent arising from the insolvency administrator’s choice to fulfil mutual agreements according to Section 103 of the German Insolvency Code “Insolvenz-ordnung”. The term “Secured Obligations” also covers any future extension, prolongation or increase of any claims and rights of the Collateral Agent against the Loan Parties which constitute Secured Obligations;”.

Each German Security Provider hereby accepts the foregoing waivers and each Security Provider hereby accepts the foregoing amendments in respect to the relevant German Security Agreement(s) to which it is party.

Clause 3 (Purpose of the pledges) of the German Account Pledge Agreement, clause 3 (Purpose of the pledges) of the Junior-Ranking German Account Pledge Agreement, clause 3 (Security purpose) of the German Security Transfer Agreement, clause 3 (Security purpose) of the German Global Assignment Agreement, clause 4 (Secured obligations) of the German IP Security Assignment Agreement; clause 3 (Security purpose) of the German Share Pledge Agreement and clause 3 (Security purpose) of the German Partners’ Interest Pledge Agreement shall be construed in a way that any security purpose other than to secure the ABL Secured Obligations (as defined in the relevant security agreement) shall only apply to the extent such security purpose is covered by the definition of “Secured Obligations” in the relevant security agreement.

4.	FURTHER ASSURANCE

Each applicable Secured Party hereby agrees that, at the written request, and at the sole cost and expense, of the relevant Security Provider, it will promptly sign and execute such further documents or instruments of release and do all such things and execute all such documents as may be reasonably necessary to give effect to the waivers and amendments made under this Agreement.

5.	NOTIFICATION OF RELEASE

Each applicable Secured Party hereby authorises the relevant Security Provider immediately following satisfaction of the Condition Precedent to notify any third party affected by the releases under this Agreement, in particular account banks, insurers and trade partners, in each case who have been informed of the German Security Agreements and on a need-to-know basis, of the amendments and releases effected under this Agreement and solely for that purpose to disclose the relevant parts of this Agreement to the relevant third party.

10

6.	INDEMNITY

6.1

The Secured Parties shall not be liable for any loss or damage suffered by any Security Provider save in respect of such loss or damage which is suffered as a result of the relevant Secured Party’s wilful misconduct (Vorsatz).

6.2

The Security Providers shall indemnify the Secured Parties and keep the Secured Parties indemnified against any damages, losses, actions, claims, expenses, demands and liabilities which may be made against or incurred by a Secured Party for anything done or omitted in the exercise or purported exercise of the powers and rights under this Agreement or occasioned by any breach of any of the Security Providers of any of their obligations or undertakings contained herein other than to the extent that such damages, losses, actions, claims, expenses, demands and liabilities are incurred by or made against a Secured Party as a result of the relevant Secured Party’s wilful misconduct (Vorsatz).

7.	COST AND EXPENSES

7.1

The Security Providers shall bear all costs, charges, fees and expenses triggered by this Agreement or reasonably incurred in connection with its preparation, execution, amendment and enforcement, in each case including fees for legal advisers, and shall pay such costs, charges, fees and expenses promptly following a respective demand by any of the Secured Parties.

8.	ASSIGNMENT AND TRANSFER

The Security Providers shall not be entitled to assign, transfer or otherwise dispose of any or all rights and/or obligations under this Agreement without the prior consent of the European Collateral Agent.

9.	PARTIAL INVALIDITY

The illegality, invalidity or unenforceability of any one or more provisions of this Agreement or any omission from this Agreement shall not affect the legality, validity or enforceability of this Agreement or any of its other provisions. Any illegal, invalid or unenforceable provision shall be replaced by the Parties hereto by a provision, or any omission shall be rectified by incorporation of a provision, which best achieves the commercial effect that the Parties hereto intended thereby.

10.	AMENDMENTS

This Agreement may be amended, modified or waived only in writing in an agreement signed by the Parties hereto. This also applies to this clause 10 (Amendments).

11.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts each of which, when so executed and delivered, shall be an original but all the counterparts shall together constitute but one and the same instrument.

11

12.	LAW AND JURISDICTION

12.1	Law

This Agreement (and all non-contractual rights and obligations arising under or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

12.2	Jurisdiction

The place of exclusive jurisdiction for the Parties hereto for disputes arising out of or in connection with this Agreement (including all disputes with regard to non-contractual rights and obligations arising out of or in connection with this Agreement) shall be the courts of Frankfurt am Main, Germany. Each Secured Party shall, however, also be entitled to take legal action against the relevant Security Provider before any other competent court of law having jurisdiction over that Security Provider or any of its assets.

12

SCHEDULE 1 – LIST OF SECURED PARTIES

(other than the European Collateral Agent)

JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A., Toronto Branch

J.P. Morgan SE

PNC Bank, National Association

Bank of America, N.A.

Bank of America, N.A. (acting through its London Branch)

Bank of America Europe Designated Activity Company

Bank of America, N.A., Canada Branch

Deutsche Bank AG

Deutsche Bank AG New York Branch

Credit Suisse AG, Cayman Islands Branch

U.S. Bank National Association

HSBC Bank USA, National Association

SCF II Group Secondary Holdings, LLC

SPCP Group, LLC

SPCP Institutional Group, LLC

Capital Group Core Plus Total Return (US)

American High Income Trust

Income Fund of America

American Funds Insurance Series-Asset Allocation

American Funds Insurance Series - American High-Income Trust

American Funds Strategic Bond Fund

American Funds Insurance Series World Bond Fund

Capital World Bond Fund

American Funds Multi-Sector Income Fund

Capital Group U.S. Multi-Sector Income ETF

WATER AND POWER EMPLOYEES’ RETIREMENT, DISABILITY, AND DEATH BENEFIT INSURANCE PLAN—WATER AND POWER EMPLOYEES’ RETIREMENT PLAN

WATER AND POWER EMPLOYEES’ RETIREMENT, DISABILITY, AND DEATH BENEFIT INSURANCE PLAN – RETIREE HEALTH BENEFITS FUND

BPC Lending II LLC

SPCP Group, LLC

SPCP Institutional Group, LLC

13

SIGNATURES

As European Collateral Agent

GLAS AMERICAS LLC

By:

Name:

Title:

As Administrative Agent

JPMORGAN CHASE BANK, N.A.

By:

Name:

Title:

As Security Provider 1

DIEBOLD NIXDORF, INCORPORATED

By:

Name:

Title:

As Security Provider 2

DIEBOLD NIXDORF DEUTSCHLAND GMBH

By:

Name:

Title:

As Security Provider 3

DIEBOLD NIXDORF SYSTEMS GMBH

By:

Name:

Title:

As Security Provider 4

WINCOR NIXDORF INTERNATIONAL GMBH

By:

Name:

Title:

As Security Provider 5

DIEBOLD NIXDORF GLOBAL LOGISTICS GMBH

By:

Name:

Title:

As Security Provider 6

DIEBOLD NIXDORF HOLDING GERMANY GMBH

By:

Name:

Title:

2

As Security Provider 7

DIEBOLD NIXDORF LOGISTICS GMBH

By:

Name:

Title:

As Security Provider 8

WINCOR NIXDORF FACILITY GMBH

By:

Name:

Title:

As Security Provider 9

DIEBOLD NIXDORF REAL ESTATE GMBH & CO. KG

By:

Name:

Title:

As Security Provider 10

DIEBOLD NIXDORF BUSINESS ADMINISTRATION CENTER GMBH

By:

Name:

Title:

3

As Security Provider 11

IP MANAGEMENT GMBH

By:

Name:

Title:

As Security Provider 12

DIEBOLD NIXDORF VERMÖGENSVERWALTUNGS GMBH

By:

Name:

Title:

As Security Provider 13

DIEBOLD NIXDORF SECURITY GMBH

By:

Name:

Title:

As Security Provider 14

DIEBOLD NIXDORF OPERATIONS GMBH

By:

Name:

Title:

4

As Security Provider 15

DIEBOLD NIXDORF FINANCE GERMANY GMBH

By:

Name:

Title:

As Security Provider 16

DIEBOLD NIXDORF AB

By:

Name:

Title:

5

EXHIBIT G

[Redacted]

Exhibit 2

See attached

IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION

In re: Diebold Holding Company, LLC, et al.,[1] Debtors.	: : : : : : : :	Chapter 11 Case No. 23- ( ) (Joint Administration Requested)

DEBTORS’ JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION

Matthew D. Cavenaugh (TX Bar No. 24062656)

Kristhy M. Peguero (TX Bar No. 24102776)

Victoria Argeroplos (TX Bar No. 24105799)

JACKSON WALKER LLP

1401 McKinney Street, Suite 1900

Houston, Texas 77010

Telephone:     (713) 752-4200

Facsimile:      (713) 752-4221

Email:            mcavenaugh@jw.com

           kpeguero@jw.com

           vargeroplos@jw.com

Proposed Counsel for

the Debtors and Debtors in Possession

Heather Lennox (pro hac vice pending)

T. Daniel Reynolds (pro hac vice pending)

JONES DAY

North Point

901 Lakeside Avenue

Cleveland, Ohio 44114

Telephone:     (216) 586-3939

Facsimile:      (216) 579-0212

Email:            hlennox@jonesday.com

           tdreynolds@jonesday.com

- and -

Daniel T. Moss (pro hac vice pending)

Nicholas J. Morin (pro hac vice pending)

JONES DAY

250 Vesey Street

New York, New York 10281

Telephone:     (212) 326-3939

Facsimile:      (212) 755-7306

Email:            dtmoss@jonesday.com

           nmorin@jonesday.com

Proposed Counsel for

the Debtors and Debtors in Possession

Dated:   May 30, 2023

    Houston, Texas

[1]

The Debtors are the following ten entities (the last four digits of their respective federal taxpayer identification numbers, if any, follow in parentheses): Diebold Nixdorf, Incorporated (3970); Diebold Nixdorf Technology Finance, LLC (9709); Diebold Global Finance Corporation (2596); Diebold SST Holding Company, LLC (3595); Diebold Holding Company, LLC (3478); Diebold Self-Service Systems (8298); Griffin Technology Incorporated (4416); Impexa, LLC (1963); Diebold Nixdorf Canada, Limited (N/A); and Diebold Canada Holding Company Inc. (N/A). The Debtors’ noticing address in these chapter 11 cases is 50 Executive Parkway, Hudson, OH 44236.

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR VOTES TO ACCEPT OR REJECT THE PLAN IN ACCORDANCE WITH BANKRUPTCY CODE SECTION 1125 AND WITHIN THE MEANING OF 11 U.S.C. §§ 1125, 1126 OF THE BANKRUPTCY CODE. THIS CHAPTER 11 PLAN HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THE DEBTORS INTEND TO SUBMIT THIS CHAPTER 11 PLAN TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING THE COMMENCEMENT OF SOLICITATION AND THE DEBTORS’ FILING FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE.

INTRODUCTION		1

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES		1

A.	Defined Terms	1
B.	Rules of Interpretation	15
C.	Computation of Time	15
D.	Governing Law	15
E.	Reference to Monetary Figures	16
F.	Reference to the Debtors or the Reorganized Debtors	16
G.	Controlling Documents	16
H.	Consent Rights	16

ARTICLE II. ADMINISTRATIVE, PRIORITY AND DIP CLAIMS		16

A.	Administrative Claims	16
B.	Professional Fee Claims	17
C.	Priority Tax Claims	18
D.	DIP Claims	18
E.	Additional New Common Stock	18

ARTICLE III. CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS		18

A.	Classification of Claims and Interests	18
B.	Treatment of Classes of Claims and Interests	19
C.	Distribution of Consideration Under Plan and WHOA Plan	24
D.	Special Provision Governing Unimpaired Claims	24
E.	Elimination of Vacant Classes	25
F.	Voting Classes; Presumed Acceptance by Non-Voting Classes	25
G.	Subordinated Claims and Interests	25
H.	Intercompany Interests	25
I.	Controversy Concerning Impairment	25
J.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code	25

ARTICLE IV. MEANS FOR IMPLEMENTATION OF THE PLAN		26

A.	General Settlement of Claims and Interests	26
B.	Restructuring Transactions	26
C.	Sources of Consideration for Plan Distributions	27
D.	Exemption from Registration Requirements	28
E.	Corporate Existence	28
F.	Corporate Action	29
G.	Vesting of Assets in the Reorganized Debtors	29
H.	Cancellation of Notes, Instruments, Certificates, and Other Documents	29
I.	Effectuating Documents; Further Transactions	30
J.	Exemptions from Certain Taxes and Fees	30
K.	New Corporate Governance Documents	31
L.	Directors and Officers	31
M.	New Management Incentive Plan	31
N.	Preservation of Causes of Action	31
O.	No Change in Control	32

ARTICLE V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		32

A.	Assumption of Executory Contracts and Unexpired Leases	32
B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	33
C.	Cure of Defaults and Objections to Cure Amounts and Assumption	33
D.	Insurance Contracts	34

-i-

(continued)

-ii-

(continued)

-iii-

INTRODUCTION

Diebold Holding Company, LLC and its affiliated debtors in the above-captioned chapter 11 cases (each a “Debtor” and, collectively, the “Debtors”) propose this joint plan of reorganization (the “Plan”) for the resolution of the outstanding Claims against and Interests in the Debtors pursuant to chapter 11 of the Bankruptcy Code. Capitalized terms used in the Plan and not otherwise defined shall have the respective meanings set forth in Article I.A of the Plan. Although proposed jointly for administrative purposes, the Plan constitutes a separate Plan for each Debtor for the resolution of outstanding Claims and Interests pursuant to the Bankruptcy Code. Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III of the Plan shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. The Plan does not contemplate substantive consolidation of any of the Debtors. Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections, risk factors, a summary of the Plan, and certain related matters.

The Plan is part of a global restructuring for certain obligations of Diebold Nixdorf, Incorporated and certain of its Debtor and non-Debtor subsidiaries. The effectiveness of the Plan is conditioned on approval of the WHOA Plan by the Dutch Court.

ALL HOLDERS OF CLAIMS AND INTERESTS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY, PARTICULARLY HOLDERS OF CLAIMS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.	Defined Terms

1.    “2023 Stub First Lien Credit Agreement” means that certain Credit Agreement, dated as of November 23, 2015, by and among DNI, as borrower, certain of the Debtors as guarantors, the 2023 Stub First Lien Term Loan Lenders and the 2023 Stub First Lien Term Loan Administrative Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.

2.    “2023 Stub First Lien Term Loan” means that certain prepetition first lien term loan facility due 2023, provided for under the 2023 Stub First Lien Credit Agreement.

3.    “2023 Stub First Lien Term Loan Administrative Agent” means JPMorgan Chase Bank, N.A., solely in its capacity as Administrative Agent under the 2023 Stub First Lien Credit Agreement, and any predecessor or successor thereto.

4.    “2023 Stub First Lien Term Loan Claims” means any Claim against any Debtor arising under, derived from, based on or related to the 2023 Stub First Lien Term Loan and the 2023 Stub First Lien Credit Agreement.

5.     “2023 Stub First Lien Term Loan Lenders” means, collectively, the banks, financial institutions, and other lenders party to the 2023 Stub First Lien Credit Agreement from time to time, each solely in their capacity as such.

6.    “2024 Stub Unsecured Noteholders” means, collectively, the banks, financial institutions, and other holders of the 2024 Stub Unsecured Notes, each solely in their capacity as such.

7.    “2024 Stub Unsecured Notes” means those certain 8.50% senior notes due 2024, issued by DNI pursuant to the 2024 Stub Unsecured Notes Indenture.

8.    “2024 Stub Unsecured Notes Claims” means any Claim against any Debtor arising under, derived from, based on or related to the 2024 Stub Unsecured Notes and the 2024 Stub Unsecured Notes Indenture.

9.    “2024 Stub Unsecured Notes Claims Recovery” means an amount of cash that would provide each holder of an Allowed 2024 Unsecured Notes Claim with the same percentage recovery on its Allowed 2024 Stub Unsecured Notes Claim that a Holder of an Allowed Second Lien Notes Claim is receiving in respect of its Allowed Second Lien Notes Claim (taking into account dilution on account of the Additional New Common Stock, as applicable) under Article III.B.6 of the Plan based upon the midpoint of the equity value of the New Common Stock as set forth in the Disclosure Statement filed in the Chapter 11 Cases.

10.    “2024 Stub Unsecured Notes Indenture” means that certain Indenture, dated as of April 19, 2016, among DNI, as issuer, certain Debtors, as guarantors, and the 2024 Stub Unsecured Notes Trustee, as Trustee, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, relating to the 2024 Stub Unsecured Notes.

11.    “2024 Stub Unsecured Notes Trustee” means U.S. Bank Trust Company, National Association, solely in its capacity as Trustee under the 2024 Stub Unsecured Notes Indenture, and any predecessor or successor thereto.

12.    “ABL Credit Agreement” means that certain Asset-Based Revolving Credit and Guaranty Agreement, dated as of December 29, 2022, by and among certain of the Company Parties, as borrowers and guarantors, the ABL Facility Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, and the collateral agents party thereto, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.

13.    “ABL Facility” means (a) that certain prepetition priority asset-based revolving credit facility, due 2026; and (b) that certain prepetition first-in-last-out term loan facility due 2023, provided for under the ABL Credit Agreement.

14.    “ABL Facility Claims” means any Claim arising under, derived from, based on or related to the ABL Facility and the ABL Credit Agreement.

15.    “ABL Facility Lenders” means, collectively, the banks, financial institutions, and other lenders, issuing banks, hedge providers, cash management banks or agents party to the ABL Credit Agreement from time to time, each solely in their capacity as such.

16.    “Ad Hoc Group” means, collectively, the ad hoc group of Consenting Creditors represented by Davis Polk & Wardwell LLP and advised by Houlihan Lokey, Inc. as counsel and financial advisor, respectively.

17.    “Ad Hoc Group Advisors” means collectively, Davis Polk & Wardwell LLP and Houlihan Lokey, Inc., as counsel and financial advisor, respectively, to the Ad Hoc Group, as well as any local counsel(s) to the Ad Hoc Group, including, but not limited to, Loyens & Loeff N.V. and Porter Hedges LLP.

18.    “Additional New Common Stock” has the meaning set forth in the DIP Term Sheet. For the avoidance of doubt, the Additional New Common Stock shall be subject to dilution in respect of the New Management Incentive Plan.

19.    “Administrative Claim” means a Claim against a Debtor for the costs and expenses of administration of the Chapter 11 Cases arising on or prior to the Effective Date pursuant to sections 328, 330, or 503(b) of the Bankruptcy Code and entitled to priority pursuant to sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ businesses; (b) Allowed Professional Fee Claims; (c) the Debtors’ obligations to deliver the Additional New Common Stock to the recipients entitled thereto, as set forth in the DIP Credit Agreement; and (d) the Restructuring Expenses.

20.    “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

21.    “Agent” means any administrative agent, collateral agent, or similar Entity under the 2023 Stub First Lien Credit Agreement, the ABL Credit Agreement, the First Lien Credit Agreement, or the Superpriority Credit Agreement, in each case, solely in its capacity as such, and including any predecessor or successor thereto.

22.    “Agents/Trustees” means, collectively, each of the Agents and Trustees.

23.    “Allowed” means with respect to any Claim or Interest, except as otherwise provided in the Plan: (a) a Claim or Interest that either (i) is not Disputed or (ii) has been allowed by a Final Order; (b) a Claim or Interest that is allowed, compromised, settled, or otherwise resolved (i) pursuant to the terms of the Plan, (ii) in any stipulation that is approved by the Bankruptcy Court by a Final Order, or (iii) pursuant to any contract, instrument, indenture, or other agreement entered into or assumed in connection herewith; (c) a Claim relating to a rejected Executory Contract or Unexpired Lease that either (i) is not a Disputed Claim or (ii) has been allowed by a Final Order; or (d) a Claim or Interest as to which a Proof of Claim or Proof of Interest, as applicable, has been timely filed and as to which no objection has been filed; provided that, notwithstanding the foregoing and anything to the contrary herein, (x) the Debtors and Reorganized Debtors (as applicable) shall retain any and all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan other than those Unimpaired Claims in Classes 3 or 4 that are repaid in full in cash on or prior to the Effective Date; and (y) no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays the amount, or turns over any property, for which such Entity is liable.

24.    “Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies which any of the Debtors, the debtors in possession, the Estates, or other appropriate parties in interest have asserted or may assert under section 502, 510, 542, 544, 545, 547 through 553, or 724(a) of the Bankruptcy Code or under similar or related state or federal statutes and common law or applicable non-U.S. foreign statues and common law (including those of the European Union and the Netherlands).

25.    “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

26.    “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas and, to the extent of the withdrawal of the reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas.

27.    “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases and the general, local, and chambers rules of the Bankruptcy Court, as now in effect or hereafter amended.

28.    “Business Day” means any day, other than a Saturday, Sunday, or legal holiday, as defined in Bankruptcy Rule 9006(a).

29.    “Cash” or “$” means the legal tender of the United States of America or the equivalent thereof, including bank deposits, checks, and cash equivalents, as applicable.

30.    “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively (including without limitation, under alter ego theories), matured or unmatured, suspected or unsuspected, choate or inchoate, in contract, tort, law, equity, or otherwise (including under foreign law). Causes of Action include, without limitation: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims or Interests; (c) any claim pursuant to sections 362 and 543 of the Bankruptcy Code; (d) any Avoidance Action; (e) such claims and defenses as fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (f) any state or foreign law fraudulent transfer or similar claim.

31.    “Chapter 11 Cases” means the voluntary cases commenced by the Debtors under chapter 11 of the Bankruptcy Code, which are being jointly administered under Case No. [●] in the Bankruptcy Court.

32.    “Chapter 15 Proceedings” means the case to be commenced by Diebold Dutch Holding under chapter 15 of the Bankruptcy Code in connection with the Restructuring Transactions.

33.    “Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code and shall include, for the avoidance of doubt, any right to payment in respect of the Prepetition Debt.

34.    “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Solicitation Agent.

35.    “Class” means a category of Holders of Claims or Interests under section 1122(a) of the Bankruptcy Code.

36.    “Company Parties” has the meaning given to such term in the Restructuring Support Agreement.

37.    “Confirmation” means entry of the Confirmation Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

38.    “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

39.    “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to Bankruptcy Rule 3020(b)(2) and section 1128 of the Bankruptcy Code, including any adjournments thereof, at which the Bankruptcy Court considers confirmation of the Plan and approval of the Disclosure Statement.

40.    “Confirmation Objection Deadline” means the deadline by which objections to confirmation of the Plan must be received by the Debtors.

41.    “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code and approving the Disclosure Statement, which shall be in form and substance subject to the Consent Rights.

42.    “Consent Rights” means the approval, consent and/or consultation rights of the Company Parties and the Consenting Creditors as and to the extent set forth in the Restructuring Support Agreement, including over the Definitive Documents.

43.    “Consenting Creditors” has the meaning given to such term in the Restructuring Support Agreement.

44.    “Consummation” means the occurrence of the Effective Date.

45.    “Covered Claims” means any claim or Cause of Action related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation or filing of the Restructuring Support Agreement and related prepetition transactions, the DIP Facility, the Disclosure Statement, the Plan, the Plan Supplement or any contract, instrument, release or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the DIP Facility, the Disclosure Statement, and Plan, the Plan Supplement, the Chapter 11 Cases, the commencement of the Chapter 11 Cases, the DIP Documents, the DIP Orders, solicitation of votes on the Plan, the prepetition negotiation and settlement of claims, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan or the distribution of property under the Plan or the WHOA Plan or any other related agreement, or upon any other related act or omission, transaction, agreement, event, or other occurrence taking place on or after the Petition Date and on or before the Effective Date.

46.    “Cure Amount” means the payment of Cash or the distribution of other property (as the parties may agree or the Bankruptcy Court may order) as necessary to (a) cure a monetary default by the Debtors in accordance with the terms of an Executory Contract or Unexpired Lease and (b) permit the Debtors to assume or assume and assign such Executory Contract or Unexpired Lease under section 365(a) of the Bankruptcy Code.

47.    “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) maintained by the Debtors as of or after the Petition Date for liabilities against any of the Debtors’ current or former directors, managers, officers, and employees, and all agreements, documents, or instruments relating thereto.

48.    “Debtor Intercompany Claims” means any Claim held by a Debtor against another Debtor.

49.    “Debtor Release” means the release given on behalf of the Debtors and their Estates to the Released Parties as set forth in Article VIII.D of the Plan.

50.    “Definitive Documents” has the meaning given to such term in the Restructuring Support Agreement.

51.    “Diebold Dutch Holding” means Diebold Nixdorf Dutch Holding B.V.

52.    “DIP Agent” means, collectively, GLAS USA LLC, in its capacity as Administrative Agent and GLAS Americas LLC, in its capacity as Collateral Agent, in each case, under the DIP Credit Agreement, and any predecessor or successor thereto, or any other institution acceptable to the Required DIP Backstop Parties and the DIP Borrower.

53.    “DIP Borrower” means DNI.

54.    “DIP Claim” means any Claim arising under, derived from or based upon the DIP Documents, including Claims for all principal amounts outstanding, interest, fees, expenses, costs, penalties and other charges arising under the DIP Documents.

55.    “DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor In Possession Credit Agreement, to be entered into by the DIP Borrower, the other DIP Obligors, the DIP Lenders and the DIP Agent, and which shall be on terms substantially consistent with the DIP Term Sheet or otherwise acceptable to the Specified DIP Backstop Parties and the DIP Borrower, as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.

56.    “DIP Documents” means the documentation governing the DIP Facility, including the DIP Credit Agreement, DIP Orders and any related credit agreement, security agreement or similar documents, in each case, substantially consistent with the DIP Term Sheet, the Exit Facility Term Sheet or otherwise acceptable to the Specified DIP Backstop Parties and the DIP Borrower, as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, in accordance with the terms and conditions set forth herein and therein.

57.    “DIP Facility” means that certain $1,250,000,000 debtor-in-possession term loan credit facility to be provided by the DIP Lenders on the terms of, and subject to the conditions set forth in, the DIP Credit Agreement.

58.    “DIP Guarantors” means the Debtors and their Affiliates that shall guarantee the DIP Borrower’s obligations in connection with the DIP Facility.

59.    “DIP Lenders” means, collectively the banks, financial institutions, and other lenders party to the DIP Credit Agreement from time to time, each solely in their capacity as such.

60.    “DIP Obligors” means, collectively, the DIP Borrower and the DIP Guarantors.

61.    “DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

62.    “DIP Term Sheet” means the debtor-in-possession financing term sheet setting forth the terms of the DIP Facility attached to the Restructuring Term Sheet as Exhibit 1.

63.    “Disclosure Statement” means the comprehensive disclosure statement with respect to the Plan and the WHOA Plan, including, in each case, all exhibits, schedules, supplements, modifications or amendments thereto.

64.    “Disputed” means, with respect to any Claim or Interest, any Claim or Interest, or any portion thereof, (a) to the extent neither Allowed nor disallowed under the Plan or a Final Order nor deemed Allowed under section 502, 503, or 1111 of the Bankruptcy Code, (b) for which a Proof of Claim or Proof of Interest or a motion for payment has been timely filed with the Bankruptcy Court, to the extent the Debtors or any other party in interest has interposed a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, or the Bankruptcy Rules, which objection or request for estimation has not been withdrawn or determined by a Final Order, or (c) any Claim that is otherwise disputed by any of the Debtors or Reorganized Debtors in accordance with applicable law or contract, which dispute has not been withdrawn, resolved or overruled by a Final Order; provided, however, that in no event shall a Claim that is deemed Allowed pursuant to the Plan be a Disputed Claim.

65.    “Distribution Agent” means, as applicable, (a) any Reorganized Debtor in its capacity as distribution agent pursuant to Article VI or (b) any Third Party Distribution Agent.

66.    “Distribution Record Date” means the date for determining which Holders of Allowed Claims and Interests are eligible to receive distributions pursuant to the Plan, which date shall be a date in advance of the Effective Date that is selected by the Debtors and the Required Consenting Creditors. The Distribution Record Date shall not apply to the First Lien Notes Claims, the Second Lien Notes Claims, the 2024 Stub Unsecured Notes Claims or any securities of the Debtors deposited with DTC, the holders of which shall receive a distribution in accordance with the customary procedures of DTC or Euroclear/Clearstream.

67.    “DNI” means Diebold Nixdorf, Incorporated, an Ohio corporation.

68.    “DNI Interests” means any Interest in DNI.

69.    “Dutch Court” means the District Court of Amsterdam.

70.    “Dutch Restructuring Law” means the Dutch Act on Confirmation of Extrajudicial Plans (Wet homologatie onderhands akkoord).

71.    “Dutch Sanction Order” means the order of the Dutch Court sanctioning the WHOA Plan.

72.    “Dutch Scheme Parties” means the Company Parties listed on Exhibit 1 to the WHOA Plan.

73.    “Dutch Scheme Proceedings” means the voluntary scheme proceedings commenced by Diebold Dutch Holding under the Dutch Restructuring Law in the Dutch Court.

74.    “Effective Date” means the date on which all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.B of the Plan.

75.    “Employee Arrangements” has the meaning set forth in Article V.G.1.

76.    “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

77.    “Equity Interests” or “Interests” means any common stock, limited liability company interest, equity security (as defined in section 101(16) of the Bankruptcy Code), equity, ownership, profit interests, unit, or share in a Debtor, including all issued, unissued, authorized, or outstanding shares of capital stock of the Debtors and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable Securities or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Debtor (including, without limitation, any equity or equity-based incentives, grants, or other instruments issued, granted or promised to be granted to current or former employees, directors, officers, or contractors of the Debtors to acquire any such interests in a Debtor that existed immediately before the Effective Date).

78.    “Estate” means the estate of any Debtor created under sections 301 and 541 of the Bankruptcy Code upon the commencement of the applicable Debtor’s Chapter 11 Case.

79.    “Exculpated Party” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; and (b) each independent director or manager of the Debtors, if any.

80.    “Executory Contract” means a contract or lease to which one or more of the Debtors is a party that is subject to assumption, assumption and assignment or rejection under section 365 of the Bankruptcy Code.

81.    “Exit Facility” means the senior secured term loan facility on terms materially consistent with those set forth in the Exit Facility Term Sheet.

82.    “Exit Facility Agent” means the administrative agent under the Exit Facility Credit Agreement.

83.    “Exit Facility Credit Agreement” means the credit agreement governing the Exit Facility, the form of which shall be included in the Plan Supplement, and which shall be on terms substantially consistent with the Exit Facility Term Sheet or otherwise acceptable to the Required DIP Lenders, the Required Consenting Creditors and the Company Parties and otherwise in form and substance acceptable to the Required DIP Lenders, the Required Consenting Creditors and the Company Parties.

84.    “Exit Facility Documents” means, collectively, the Exit Facility Credit Agreement, and all other agreements, documents, and instruments evidencing or securing the Exit Facility, to be delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, and other security documents) and which shall be on terms substantially consistent with the Exit Facility Term Sheet or otherwise acceptable to the Required DIP Lenders and the Company Parties and otherwise in form and substance acceptable to the Required DIP Lenders, the Required Consenting Creditors and the Company Parties.

85.    “Exit Facility Term Sheet” means the term sheet setting forth the material terms of the Exit Facility attached as Exhibit 2 to the Restructuring Term Sheet.

86.    “File,” “Filed,” or “Filing” means file, filed, or filing in the Chapter 11 Cases with the Bankruptcy Court or, with respect to the filing of a Proof of Claim, the Solicitation Agent.

87.    “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

88.    “Final DIP Order” means the order of the Bankruptcy Court approving the DIP Facility on a final basis, which order shall be on terms and conditions consistent with the Restructuring Support Agreement and the DIP Credit Agreement.

89.    “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court, or any other court of competent jurisdiction, as entered on the docket in the Chapter 11 Cases or the docket of any other court of competent jurisdiction, with respect to the relevant subject matter that has not been reversed, vacated or stayed, modified or amended, and as to which the time to appeal or seek certiorari or move, under Bankruptcy Rule 9023 or Rule 59 of the Federal Rules of Civil Procedure, for a new trial, stay, reargument or rehearing has expired, and as to which no appeal, petition for certiorari, other proceeding or motion for a new trial, stay, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order; provided that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order.

90.    “First Lien Claims” means, collectively, the First Lien Term Loan Claims, 2023 Stub First Lien Term Loan Claims and the First Lien Notes Claims.

91.    “First Lien Claims Recovery” means 98% of the New Common Stock, subject to dilution on account of the New Management Incentive Plan and the Additional New Common Stock.

92.    “First Lien Credit Agreement” means that certain Credit Agreement, dated as of December 29, 2022, by and among DNI, as borrower, certain of the Company Parties, as guarantors, the First Lien Term Loan Lenders, the First Lien Term Loan Administrative Agent, and the First Lien Term Loan Collateral Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.

93.    “First Lien Euro Noteholders” means collectively, the banks, financial institutions, and other holders of the First Lien Euro Notes, each solely in their capacity as such.

94.    “First Lien Euro Notes” means the first lien Euro-denominated notes issued under the First Lien Euro Notes Indenture.

95.    “First Lien Euro Notes Claims” means any Claim against any Debtor arising under, derived from, based on or related to the notes and commitments under the First Lien Euro Notes and the First Lien Euro Notes Indenture.

96.    “First Lien Euro Notes Collateral Agent” means GLAS Americas LLC, solely in its capacity as Notes Collateral Agent under the First Lien Euro Notes Indenture, and any predecessor or successor thereto.

97.    “First Lien Euro Notes Indenture” means that certain amended and restated senior secured notes indenture, dated as of December 29, 2022 among Diebold Nixdorf Dutch Holding B.V., as issuer, Diebold Nixdorf, Incorporated, as guarantor, certain of the Company Parties, as guarantors, the First Lien Euro Notes Trustee, as Trustee, and the First Lien Euro Notes Collateral Agent, as Notes Collateral Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, relating to the First Lien Euro Notes.

98.    “First Lien Euro Notes Trustee” means U.S. Bank Trust Company, National Association, solely in its capacity as Trustee under the First Lien Euro Notes Indenture, and any predecessor or successor thereto.

99.    “First Lien Notes” means, collectively, the First Lien U.S. Notes and the First Lien Euro Notes.

100.    “First Lien Notes Claims” means, collectively, the First Lien U.S. Notes Claims and the First Lien Euro Notes Claims.

101.    “First Lien Notes Indentures” means, collectively, the First Lien U.S. Notes Indenture and the First Lien Euro Notes Indenture.

102.    “First Lien Term Loan” means that certain prepetition first lien term loan facility due 2025, provided for under the First Lien Credit Agreement.

103.    “First Lien Term Loan Administrative Agent” means JPMorgan Chase Bank, N.A., solely in its capacity as Administrative Agent under the First Lien Credit Agreement, and any predecessor or successor thereto.

104.    “First Lien Term Loan Claims” means any Claim against any Debtor arising under, derived from, based on or related to the loans and commitments under the First Lien Term Loan and the First Lien Credit Agreement.

105.    “First Lien Term Loan Collateral Agent” means GLAS Americas LLC, solely in its capacity as Collateral Agent under the First Lien Credit Agreement, and any predecessor or successor thereto.

106.    “First Lien Term Loan Lenders” means, collectively, the banks, financial institutions, and other lenders party to the First Lien Credit Agreement from time to time, each solely in their capacity as such.

107.    “First Lien U.S. Noteholders” means, collectively, the banks, financial institutions, and other holders of the First Lien U.S. Notes, each solely in their capacity as such.

108.    “First Lien U.S. Notes” means the U.S. dollar-denominated notes issued under the First Lien U.S. Notes Indenture.

109.    “First Lien U.S. Notes Claims” means any Claim against any Debtor arising under, derived from, based on or related to the notes and commitments under the First Lien U.S. Notes and the First Lien U.S. Notes Indenture.

110.    “First Lien U.S. Notes Collateral Agent” means GLAS Americas LLC, solely in its capacity as the Notes Collateral Agent under the First Lien U.S. Notes Indenture, and any predecessor or successor thereto.

111.    “First Lien U.S. Notes Indenture” means that certain amended and restated senior secured notes indenture, dated as of December 29, 2022, among Diebold Nixdorf, Incorporated, as issuer, certain of the Company Parties, as guarantors, the First Lien U.S. Notes Trustee, as Trustee, and the First Lien U.S. Notes Collateral Agent, as Notes Collateral Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, relating to the First Lien U.S. Notes.

112.    “First Lien U.S. Notes Trustee” means U.S. Bank Trust Company, National Association, solely in its capacity as Trustee under the First Lien U.S. Notes Indenture, and any predecessor or successor thereto.

113.    “General Unsecured Claim” means any Claim that is not a Secured Claim and is not an Administrative Claim (including, for the avoidance of doubt, a Professional Fee Claim, the Debtors’ obligations to deliver the Additional New Common Stock to the recipients entitled thereto, as set forth in the Restructuring Support Agreement or DIP Credit Agreement, as applicable, and the Restructuring Expenses), an Other Secured Claim, a Priority Tax Claim, an Other Priority Claim, an ABL Facility Claim, a Superpriority Term Loan Claim, a First Lien Claim, a Second Lien Notes Claim, a 2024 Stub Unsecured Notes Claim, a Section 510(b) Claim, a Debtor Intercompany Claim, or a Non-Debtor Intercompany Claim.

114.    “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

115.    “Holder” means an Entity holding a Claim or an Interest, as applicable.

116.    “Impaired” means, with respect to any Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

117.    “Indemnification Provisions” means each of the Debtors’ indemnification provisions in place immediately prior to the Effective Date whether in the Debtors’ bylaws, certificates of incorporation, other formation documents, board resolutions, or contracts for, as applicable, the benefit of the current and former directors, officers, managers, employees, attorneys, other professionals, and agents and such current and former directors, officers, and managers’ respective Affiliates.

118.    “Insurance Contract” means any policy of insurance under which any of the Debtors could have asserted, did assert or may in the future assert a right to coverage for any claim, together with any other contracts, documents or instruments that pertain or relate to such policy.

119.    “Intercompany Interest” means an Interest held by a Debtor or an Affiliate of a Debtor.

120.    “Interim DIP Order” means the order of the Bankruptcy Court approving the DIP Facility on an interim basis, which order shall be on terms and conditions consistent with the Restructuring Support Agreement and the DIP Credit Agreement.

121.    “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1-4001, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

122.    “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

123.    “New Common Stock” means the new common equity Securities of Reorganized DNI.

124.    “New Corporate Governance Documents” means the amended and restated or new applicable corporate governance documents (including, without limitation, the certificate or articles of incorporation, limited liability company agreement, partnership agreement, stockholders agreement, registration rights agreement or such other applicable formation documents or governance documents (if any)) of the Reorganized Debtors, forms or descriptions of which shall be included in the Plan Supplement, and all of which shall be in form and substance subject to the Consent Rights.

125.    “New Management Incentive Plan” means the management incentive plan to be implemented by Reorganized DNI, which shall be substantially consistent with the Restructuring Term Sheet.

126.     “Non-Debtor Intercompany Claim” means any Claim held by a non-Debtor Affiliate of the Debtors against a Debtor.

127.    “Other Priority Claim” means any Claim other than an Administrative Claim or a Priority Tax Claim entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

128.    “Other Secured Claim” means any Secured Claim, other than a DIP Claim, a First Lien Claim, or a Second Lien Notes Claim.

129.    “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

130.    “Petition Date” means the date on which the Debtors file their chapter 11 petitions under the Bankruptcy Code and commence the Chapter 11 Cases.

131.    “Plan” has the meaning given to such term in the preamble to this Plan.

132.    “Plan Supplement” means the compilation of documents and forms and/or term sheets of documents, agreements, schedules, and exhibits to the Plan that will be filed by the Debtors with the Bankruptcy Court prior to the Effective Date, each of which shall be consistent in all material respects with the Restructuring Support Agreement (to the extent applicable) and subject to the Consent Rights.

133.    “Prepetition Debt” means, collectively, the Company Parties’ and their Affiliates’ obligations under the: 2023 Stub First Lien Credit Agreement, 2024 Stub Unsecured Notes Indenture, ABL Credit Agreement, First Lien Credit Agreement, First Lien Euro Notes Indenture, First Lien U.S. Notes Indenture, Second Lien Notes Indenture and Superpriority Credit Agreement.

134.    “Prior Refinancing” means the refinancing of certain of the Company Parties’ debt that was effectuated in December 2022.

135.    “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

136.    “Professional” means an Entity retained in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 105, 327, 363, and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date pursuant to sections 327, 328, 329, 330, 331, 363 or 503(b) of the Bankruptcy Code.

137.    “Professional Fee Claim” means any Claim by a Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Confirmation Date under sections 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

138.    “Professional Fee Escrow Account” means an interest-bearing account funded by the Debtors with Cash on or before the Effective Date in an amount equal to the Professional Fee Escrow Amount; provided, however, that the Cash funds in the Professional Fee Escrow Account shall be increased from Cash on hand at the Reorganized Debtors to the extent applications are filed after the Confirmation Date in excess of the amount of Cash funded into the escrow as of the Confirmation Date.

139.    “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses Professionals reasonably estimate they have incurred or will incur in rendering services to the Debtors prior to and as of the Confirmation Date, which estimates Professionals shall deliver to the Debtors and the Ad Hoc Group Advisors as set forth in Article II.B of the Plan.

140.    “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

141.    “Proof of Interest” means a proof of Interest filed in any of the Debtors in the Chapter 11 Cases.

142.    “Recognition Proceedings” means an in-court proceeding, commenced by a Company Party, to effectuate the recognition of the restructuring contemplated by the Restructuring Support Agreement and the Restructuring Term Sheet, including proceedings to be commenced under chapter 15 of the Bankruptcy Code.

143.    “Reinstate,” “Reinstated,” or “Reinstatement” means with respect to Claims and Interests, that the Claim or Interest shall be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code.

144.    “Rejected Executory Contract and Unexpired Lease List” means the list as determined by the Debtors or the Reorganized Debtors (subject to the Consent Rights), as applicable, of Executory Contracts and Unexpired Leases that will be rejected by the Reorganized Debtors pursuant to the Plan (if any), which list, as may be amended from time to time, shall be included in the Plan Supplement.

145.    “Related Party” means each of, and in each case in its capacity as such, current directors, managers, officers, investment committee members, special or other committee members, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or special committee member or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

146.    “Released Party” means, collectively, and in each case, in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each of the Superpriority Term Loan Lenders; (d) each of the ABL Facility Lenders; (e) each of the First Lien Term Loan Lenders; (f) each of the First Lien Euro Noteholders; (g) each of the First Lien U.S. Noteholders; (h) each of the 2023 Stub First Lien Term Loan Lenders; (i) each of the Second Lien Noteholders; (j) each of the 2024 Stub Unsecured Noteholders; (k) the Agents; (l) the Trustees; (m) the DIP Agent; (n) each of the DIP Lenders; (o) each Consenting Creditor; (p) each current Affiliate of each Entity in clause (a) through the following clause (q); and (q) each Related Party of each Entity in clause (a) through this clause (q); provided, that no Entity shall be a Released Party unless such Entity is also a Releasing Party; provided, further, that any of the foregoing identified as a non-released party in a schedule included in the Plan Supplement shall not be a Released Party.

147.    “Releasing Parties” means, collectively, and in each case in its capacity as such: (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) each of the Superpriority Term Loan Lenders; (d) each of the ABL Facility Lenders; (e) each of the First Lien Term Loan Lenders; (f) each of the First Lien Euro Noteholders; (g) each of the First Lien U.S. Noteholders; (h) each of the 2023 Stub First Lien Term Loan Lenders; (i) each of the Second Lien Noteholders; (j) each of the 2024 Stub Unsecured Noteholders; (k) the Agents; (l) the Trustees; (m) the DIP Agent; (n) each of the DIP Lenders; (o) each Consenting Creditor; (p) all Holders of Impaired Claims who voted to accept the Plan and did not opt out of or object to the applicable release; (q) all Holders of Impaired Claims who abstained from voting on the Plan or voted to reject the Plan but did not timely opt out of or object to the applicable release; (r) all Holders of Unimpaired Claims who did not timely object to the applicable release or opt out of the applicable release by checking the box on the applicable notice of non-voting status; (s) all Holders of Impaired Claims that are deemed to reject the Plan and who did not timely object to the applicable release or affirmatively opt out of the applicable release by checking the box on the applicable notice of non-voting status; (t) each current and former Affiliate of each Entity in clause (a) through the following clause (u); and (u) each Related Party of each Entity in clause (a) through this clause (u).

148.    “Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, reorganization, consolidation, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date.

149.    “Reorganized DNI” means DNI, or any successor or assign thereto, by merger, reorganization, consolidation, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date.

150.    “Reorganized DNI Board” means the Board of Directors of Reorganized DNI on the Effective Date, the members of which shall be selected consistent with the Restructuring Term Sheet.

151.    “Required Consenting Creditors” has the meaning given to such term in the Restructuring Support Agreement.

152.    “Required Consenting First Lien Creditors” has the meaning given to such term in the Restructuring Support Agreement.

153.    “Required DIP Backstop Parties” has the meaning given to such term in the Restructuring Support Agreement.

154.    “Required DIP Lenders” has the meaning given to such term in the Restructuring Support Agreement.

155.    “Restructuring Expenses” means collectively, the reasonable and documented prepetition and postpetition fees and expenses of the Ad Hoc Group Advisors that the Company Parties are obligated to pay under the Restructuring Support Agreement and/or as adequate protection under the DIP Orders, and for which the Company Parties have received an invoice.

156.    “Restructuring Steps Memorandum” means the summary of transaction steps to complete the restructuring contemplated by the Plan and Restructuring Support Agreement, which shall be included in the Plan Supplement and shall be in form and substance subject to the Consent Rights.

157.    “Restructuring Support Agreement” means that certain restructuring support agreement, dated as of May 30, 2023 (as may be further amended, supplemented or modified pursuant to the terms thereof), by and among the Company Parties and the Consenting Creditors.

158.    “Restructuring Term Sheet” means the Restructuring Term Sheet attached to the Restructuring Support Agreement as Exhibit B.

159.    “Restructuring Transactions” means, collectively, those mergers, consolidations, restructurings, reorganizations, recapitalizations, exchanges, contributions, distributions, transfers, dispositions, conversions, liquidations or dissolutions that the Debtors or Reorganized Debtors determine to be necessary or appropriate to effect a corporate restructuring of their respective businesses or otherwise to simplify the overall corporate structure of the Reorganized Debtors. For the avoidance of doubt, the term “Restructuring Transactions” shall include all Recognition Proceedings that are necessary or desirable, as determined by the Company Parties with the consent of the Required Consenting Creditors (which consent shall not be unreasonably withheld, conditioned or delayed), to effectuate the restructuring contemplated by the Restructuring Support Agreement and the Restructuring Term Sheet.

160.    “Retained Causes of Action Schedule” means the schedule of certain Causes of Action of the Debtors that are not released, waived or transferred pursuant to the Plan and that are to be retained by the Reorganized Debtors after the Effective Date, as the same may be amended, modified or supplemented from time to time, which shall be included in the Plan Supplement.

161.    “Second Lien Noteholders” means, collectively, the banks, financial institutions, and other holders of the Second Lien Notes, each solely in their capacity as such.

162.    “Second Lien Notes” means those certain 8.50%/12.50% senior secured PIK toggle notes due 2026, issued by DNI pursuant to the Second Lien Notes Indenture.

163.    “Second Lien Notes Claims” means any Claim against any Debtor arising under, derived from, based on or related to the Second Lien Notes and the Second Lien Notes Indenture.

164.    “Second Lien Notes Claims Recovery” means 2% of the New Common Stock, subject to dilution on account of the New Management Incentive Plan and the Additional New Common Stock (but not subject to dilution on account of the Participation Premium (as defined in the DIP Term Sheet)).

165.     “Second Lien Notes Collateral Agent” means GLAS Americas LLC, solely in its capacity as the Notes Collateral Agent under the Second Lien Notes Indenture, and any predecessor or successor thereto.

166.    “Second Lien Notes Indenture” means that certain senior secured PIK toggle notes indenture, dated as of December 29, 2022, among Diebold Nixdorf, Incorporated, as issuer, certain of the Company Parties, as guarantors, the Second Lien Notes Trustee, as Trustee, and the Second Lien Notes Collateral Agent, as Notes Collateral Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, relating to the Second Lien Notes.

167.    “Second Lien Notes Trustee” means U.S. Bank Trust Company, National Association, solely in its capacity as Trustee under the Second Lien Notes Indenture, and any predecessor or successor thereto.

168.    “Section 510(b) Claim” means any Claim against DNI that is subject to section 510(b) of the Bankruptcy Code.

169.    “Secured” means when referring to a Claim: (a) secured by a lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

170.    “Secured Claim” means any Claim: (a) secured by a valid, perfected, and enforceable Lien on collateral to the extent of the value of such collateral, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code.

171.    “Securities” has the meaning set forth in Section 2(a)(1) of the Securities Act (including, for the avoidance of doubt, the New Common Stock).

172.    “Securities Act” means the Securities Act of 1933, as amended 15 U.S.C. §§ 77a et seq., or any similar U.S. federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

173.    “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, 15 U.S.C. §§ 78a et seq., or any similar U.S. federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

174.    “Solicitation Agent” means Kroll Restructuring Administration LLC, the notice, claims, and solicitation agent retained by the Debtors for the Chapter 11 Cases.

175.    “Specified DIP Backstop Parties” has the meaning set forth in the Restructuring Support Agreement.

176.    “Superpriority Credit Agreement” means that certain Credit Agreement, dated as of December 29, 2022, by and among Diebold Nixdorf Holding Germany GmbH, as borrower, certain of the Company Parties, as guarantors, the Superpriority Term Loan Lenders, the Superpriority Term Loan Administrative Agent and the Superpriority Term Loan Collateral Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.

177.    “Superpriority Term Loan” means that certain prepetition priority term loan facility due July 2025, provided for under Superpriority Credit Agreement.

178.    “Superpriority Term Loan Administrative Agent” means GLAS USA LLC, solely in its capacity as Administrative Agent under the Superpriority Credit Agreement, and any predecessor or successor thereto.

179.    “Superpriority Term Loan Claims” means any Claims arising under, derived from, based on or related to the loans and commitments under the Superpriority Credit Agreement (including, for the avoidance of doubt, the Make Whole Amount (as defined in the Superpriority Credit Agreement)).

180.    “Superpriority Term Loan Collateral Agent” means GLAS Americas LLC, solely in its capacity as Collateral Agent under the Superpriority Credit Agreement, and any predecessor or successor thereto.

181.    “Superpriority Term Loan Lenders” means, collectively, the banks, financial institutions, and other lenders party to the Superpriority Credit Agreement from time to time, each solely in their capacity as such.

182.    “Taxes” means (a) any and all U.S. federal, state or local, or foreign, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, escheat, unclaimed property, alternative or add-on minimum, estimated, or other tax of any kind whatsoever (including any assessment, duty, fee or other charge in the nature of or in lieu of any such tax) and any interest, penalty, or addition thereto, whether disputed or not or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other Person.

183.    “Third Party Distribution Agent” means the Person expressly designated by a Debtor or Reorganized Debtor to act as a Distribution Agent pursuant to Article VI.

184.    “Third Party Release” means the release given by each of the Releasing Parties to the Released Parties as set forth in Article VIII.E of the Plan.

185.    “Trustee” means any indenture trustee, collateral trustee, or other trustee or similar Entity under the 2024 Stub Unsecured Notes Indenture, the First Lien Euro Notes Indenture, the First Lien U.S. Notes Indenture or the Second Lien Notes Indenture, and any predecessor or successor thereto, solely in its capacity as such.

186.    “Unexpired Lease” means a lease of nonresidential real property to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

187.    “Unimpaired” means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Impaired.

188.    “U.S. Trustee” means the Office of the United States Trustee for the Southern District of Texas.

189.    “WHOA Plan” means the scheme of arrangement to be filed by Diebold Dutch Holding under the Dutch Restructuring Law that is consistent with the Restructuring Term Sheet and embodies the Restructuring Transactions.

B.	Rules of Interpretation

For purposes of the Plan, except as otherwise provided in the Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference in the Plan to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to the Plan, the Confirmation Order or otherwise; (3) unless otherwise specified, all references to Sections, Articles or exhibits herein are references to Sections, Articles and exhibits of or to the Plan; (4) the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (5) any effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan (in each case, subject to the Consent Rights, to the extent applicable) all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; (6) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (7) unless otherwise specified in the Plan, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the extent not inconsistent with any other provision of this Article I.B; (8) references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (9) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (10) any reference to a Person as a Holder of a Claim or Interest includes that Person’s successors, assigns and Affiliates; (11) the terms “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; and (12) except as otherwise provided in the Plan, any reference to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

C.	Computation of Time

Unless otherwise specifically stated in the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed in the Plan. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next Business Day.

D.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan, any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control); provided, however, that corporate governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the state of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable.

E.	Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided herein.

F.	Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

G.	Controlling Documents

In the event of an inconsistency between the Plan, the Restructuring Support Agreement, and the Disclosure Statement, the terms of the Plan shall control and take precedence in all respects. In the event of an inconsistency between the Plan and the Plan Supplement, the Plan Supplement shall control and take precedence (unless otherwise stated in such document or in the Confirmation Order). In the event of any inconsistency between the Plan or Plan Supplement, on the one hand, and the Confirmation Order on the other hand, the Confirmation Order shall control and take precedence.

H.	Consent Rights

Notwithstanding anything herein to the contrary, any and all Consent Rights of the parties to the Restructuring Support Agreement, as set forth in the Restructuring Support Agreement, with respect to any matter, including the form and substance of the Plan, all exhibits to the Plan, and the Plan Supplement, and any other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by reference (including to the applicable definitions in Article I.A of the Plan) and be fully enforceable as if stated in full in the Plan. Failure to reference herein the rights in the immediately preceding sentence, as such rights relate to any document referenced in the Restructuring Support Agreement, shall not impair such rights and obligations.

ARTICLE II.

ADMINISTRATIVE, PRIORITY AND DIP CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims and DIP Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

A.	Administrative Claims

Unless otherwise agreed to by the Holder of an Allowed Administrative Claim and the Debtors, or the Reorganized Debtors, or as otherwise set forth in an order of the Bankruptcy Court (including pursuant to the procedures specified therein), as applicable, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims, Claims for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code, DIP Claims and Restructuring Expenses) related to the Chapter 11 Cases will receive in full and final satisfaction of its Allowed Administrative Claim an amount of Cash equal to the amount of such Allowed Administrative Claim in accordance with the following: (1) if an Administrative Claim is Allowed as of the Effective Date, on or as soon as reasonably practicable after the Effective Date (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than 60 days after the date on which an order allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction giving rise to such Allowed Administrative Claim without any further action by the Holders of such Allowed Administrative Claim; or (4) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

Notwithstanding anything to the contrary contained herein, any unpaid Claim payable on account of the Restructuring Expenses, shall constitute an Allowed Administrative Claim and shall be paid on a current basis in full in Cash on the Effective Date, or to the extent accrued after the Effective Date, on a current basis in full in Cash as invoiced. Nothing herein shall require the members of the Ad Hoc Group to file applications, a Proof of Claim or otherwise seek approval of the Bankruptcy Court as a condition to payment of such Allowed Administrative Claims.

B.	Professional Fee Claims

1.	Professional Fee Escrow Account

As soon as reasonably practicable after the Confirmation Date, and no later than one Business Day prior to the Effective Date, the Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount. The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estates, the Debtors, or the Reorganized Debtors.

The amount of Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals from the funds held in the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by an order of the Bankruptcy Court; provided, however, that obligations with respect to Allowed Professional Fee Claims shall not be limited nor be deemed limited to funds held in the Professional Fee Escrow Account. When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

2.	Final Fee Applications and Payment of Professional Fee Claims

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be filed no later than 45 days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, Bankruptcy Rules, and prior Bankruptcy Court orders. The amount of the Allowed Professional Fee Claims owing to the Professionals shall be paid in Cash to such Professionals, including from funds held in the Professional Fee Escrow Account and Cash held by the Reorganized Debtors when such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court.

3.	Professional Fee Escrow Amount

The Professionals shall provide a reasonable and good-faith estimate of their fees and expenses incurred in rendering services to the Debtors before and as of the Confirmation Date projected to be outstanding as of the Confirmation Date, and shall deliver such estimate to the Debtors no later than five days before the anticipated Confirmation Date; provided, however, that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional and such Professionals are not bound to any extent by the estimates. If a Professional does not provide an estimate, the Debtors may estimate a reasonable amount of unbilled fees and expenses of such Professional, taking into account any prior payments; provided, however, that such estimate shall not be binding or considered an admission with respect to the fees and expenses of such Professional. The total aggregate amount so estimated as of the Confirmation Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account, provided, however, that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are filed after the Confirmation Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

4.	Post-Confirmation Date Fees and Expenses

From and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors or the Reorganized Debtors, as applicable. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or approval of compensation for services rendered after such date shall terminate, and the Debtors and Reorganized Debtors (as applicable) may employ and pay any professional entity (including any entity retained in the Chapter 11 Cases as a Professional) in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

C.	Priority Tax Claims

Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the Holder of an Allowed Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each Holder of an Allowed Priority Tax Claim will receive, at the option of the applicable Debtor or Reorganized Debtor, in full satisfaction of its Allowed Priority Tax Claim that is due and payable on or before the Effective Date, either (i) Cash equal to the amount of such Allowed Priority Tax Claim on the Effective Date or (ii) treatment in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code; provided, however, that all Allowed Priority Tax Claims that are not due and payable on or before the Effective Date will be paid in the ordinary course of business by the Reorganized Debtors as they become due. For the avoidance of doubt, Holders of Allowed Priority Tax Claims will receive interest on such Allowed Priority Tax Claims after the Effective Date to the extent required under sections 511 and 1129(a)(9)(C) of the Bankruptcy Code.

D.	DIP Claims

Unless otherwise agreed to by the Holder of an Allowed DIP Claim and the Debtors, on the Effective Date, each Holder of an Allowed DIP Claim will receive in full and final satisfaction, settlement, release, and discharge of, and in exchange for, its Allowed DIP Claim, the following: (i) in exchange for the principal amounts of such Allowed DIP Claim, on a dollar-for-dollar basis, loans or commitments (as applicable) under the Exit Facility Credit Agreement; and (ii) in exchange for all other amounts (other than any amounts payable in Additional New Common Stock) due and owing under such DIP Facility, including accrued interest and other obligations arising under the DIP Documents, payment in full in Cash.

E.	Additional New Common Stock

The Debtors’ obligations to provide the Additional New Common Stock to the parties entitled thereto shall be satisfied by the Debtors’ provision of such Additional New Common Stock as set forth in the DIP Credit Agreement.

ARTICLE III.

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS AND INTERESTS

A.	Classification of Claims and Interests

The Plan constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan does not contemplate and is conditioned upon there being no substantive consolidation of any of the Debtors. For brevity and convenience, the classification and treatment of Claims and Interests have been arranged into one chart. Such classification shall not affect any Debtor’s status as a separate legal entity, change the organization or corporate governance structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets; and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal entities.

Except for the Claims addressed in Article II of the Plan, all Claims and Interests are classified in the Classes set forth below in accordance with section 1122 of the Bankruptcy Code. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes. A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date. For the avoidance of doubt, in no event shall any Holder of an Allowed Claim be entitled to receive payments or distributions on account of such Allowed Claim under the Plan that, in the aggregate, exceed the Allowed amount of such Holder’s Claim.

The following chart represents the classification of Claims against and Interests in the Debtors pursuant to the Plan:

Class	Claim or Interest	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

2	Other Priority Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

3	ABL Facility Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

4	Superpriority Term Loan Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

5	First Lien Claims	Impaired	Entitled to Vote

6	Second Lien Notes Claims	Impaired	Entitled to Vote

7	2024 Stub Unsecured Notes Claims	Impaired	Entitled to Vote

8	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

9	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)

10	Debtor Intercompany Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

11	Non-Debtor Intercompany Claims	Unimpaired	Not Entitled to Vote (Presumed to Accept)

12	Intercompany Interests	Unimpaired	Not Entitled to Vote (Presumed to Accept)

13	DNI Interests	Impaired	Not Entitled to Vote (Deemed to Reject)

B.	Treatment of Classes of Claims and Interests

To the extent a Class contains Allowed Claims or Allowed Interests with respect to any Debtor, the classification of Allowed Claims and Allowed Interests is specified below.

1.	Class 1 — Other Secured Claims

(a)	Classification: Class 1 consists of any Other Secured Claims against any Debtor.

(b)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment of its Allowed Other Secured Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Secured Claim, each such Holder shall receive, at the option of the applicable Debtor(s) (subject to the Consent Rights, which shall not be unreasonably withheld, conditioned or delayed), either:

(i)	payment in full in Cash;

(ii)	delivery of the collateral securing its Allowed Other Secured Claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

(iii)	Reinstatement of its Allowed Other Secured Claim; or

(iv)	such other treatment rendering its Allowed Other Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

Voting: Class 1 is Unimpaired under the Plan. Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Secured Claims are not entitled to vote to accept or reject the Plan.

2.	Class 2 — Other Priority Claims

(a)	Classification: Class 2 consists of any Other Priority Claims against any Debtor.

(b)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Other Priority Claim agrees to less favorable treatment of its Allowed Other Priority Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Other Priority Claim, each such Holder shall receive, at the option of the applicable Debtor(s) (subject to the Consent Rights, which shall not be unreasonably withheld, conditioned or delayed), either:

(i)	payment in full in Cash; or

(ii)	such other treatment rendering its Allowed Other Priority Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

(c)

Voting: Class 2 is Unimpaired under the Plan. Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Other Priority Claims are not entitled to vote to accept or reject the Plan.

3.	Class 3 — ABL Facility Claims

(a)	Classification: Class 3 consists of all ABL Facility Claims against any Debtor.

(b)

Allowance: The ABL Facility Claims shall be Allowed in their entirety for all purposes of the Plan in amounts not less than the following aggregate principal amounts (x) $218,929,045 (inclusive of (i) $28,958,045 of letters of credit and (ii) $58,850,000 of “FILO” loans); and (y) €17,670,954, plus any accrued and unpaid interest, fees, costs, and other expenses arising under, and payable pursuant to, the ABL Credit Agreement up to and including the date of repayment as contemplated by subsection (c) hereof, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments, or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On or before the Effective Date, except to the extent that a Holder of an Allowed ABL Facility Claim agrees to less favorable treatment of its Allowed ABL Facility Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed ABL Facility Claim, to the extent such Allowed ABL Facility Claims have not been paid in full with the proceeds of the DIP Facility pursuant to an order of the Bankruptcy Court (including a DIP Order), each Holder of an Allowed ABL Facility Claim shall receive payment in full in Cash; provided that in the case of any Letters of Credit (as defined in the ABL Credit Agreement) the Debtors shall cash collateralize, backstop or cancel such Letters of Credit in a manner reasonably satisfactory to the Issuing Banks (as defined in the ABL Credit Agreement).

(d)

Voting: Class 3 is Unimpaired under the Plan. Holders of Allowed ABL Facility Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed ABL Facility Claims are not entitled to vote to accept or reject the Plan.

4.	Class 4 — Superpriority Term Loan Claims

(a)	Classification: Class 4 consists of all Superpriority Term Loan Claims against any Debtor.

(b)

Allowance: The Superpriority Term Loan Claims shall be Allowed in their entirety for all purposes of the Plan in the aggregate principal amount of $400,631,233, plus any accrued and unpaid prepetition and postpetition interest, fees, costs, and other expenses arising under, and payable pursuant to, the Superpriority Credit Agreement (including, for the avoidance of doubt, the Make Whole Amount (as defined in the Superpriority Credit Agreement)) up to and including the date of repayment as contemplated by subsection (c) hereof, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments, or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On or before the Effective Date, except to the extent that a Holder of an Allowed Superpriority Term Loan Claim agrees to less favorable treatment of its Allowed Superpriority Term Loan Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Superpriority Term Loan Claim, to the extent such Allowed Superpriority Term Loan Claims have not been paid in full with the proceeds of the DIP Facility pursuant to an order of the Bankruptcy Court (including a DIP Order), each Holder of an Allowed Superpriority Term Loan Claim shall receive payment in full in Cash.

(d)

Voting: Class 4 is Unimpaired under the Plan. Holders of Allowed Superpriority Term Loan Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed Superpriority Term Loan Claims are not entitled to vote to accept or reject the Plan.

5.	Class 5 — First Lien Claims

(a)	Classification: Class 5 consists of any First Lien Claims against any Debtor.

(b)

Allowance: On the Effective Date, the First Lien Claims shall be Allowed in their entirety for all purposes of the Plan in the aggregate principal amount of $1,755,987,013, plus any accrued and unpaid interest, fees, costs, and other expenses arising under, and payable pursuant to, the 2023 Stub First Lien Credit Agreement, First Lien Credit Agreement, the First Lien Euro Notes Indenture, and the First Lien U.S. Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments, or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed First Lien Claim agrees to less favorable treatment of its Allowed First Lien Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed First Lien Claim, each Holder of an Allowed First Lien Claim will receive its pro rata share (determined as a percentage of all Allowed First Lien Claims) of the First Lien Claims Recovery.

(d)	Voting: Class 5 is Impaired under the Plan. Holders of Allowed First Lien Claims are entitled to vote to accept or reject the Plan.

6.	Class 6 — Second Lien Notes Claims

(a)	Classification: Class 6 consists of any Second Lien Notes Claims against any Debtor.

(b)

Allowance: On the Effective Date, Second Lien Notes Claims shall be Allowed in their entirety for all purposes of the Plan in the aggregate principal amount of $333,616,814, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the Second Lien Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed Second Lien Notes Claim agrees to less favorable treatment of its Allowed Second Lien Notes Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Second Lien Notes Claim, each Holder of an Allowed Second Lien Notes Claim shall receive its pro rata share of the Second Lien Notes Claims Recovery.

(d)	Voting: Class 6 is Impaired under the Plan. Holders of Allowed Second Lien Notes Claims are entitled to vote to accept or reject the Plan.

7.	Class 7 — 2024 Stub Unsecured Notes Claims

(a)	Classification: Class 7 consists of any 2024 Stub Unsecured Notes Claims against any Debtor.

(b)

Allowance: On the Effective Date, the 2024 Stub Unsecured Notes Claims shall be Allowed in their entirety for all purposes of the Plan in the aggregate principal amount of $72,112,000, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the 2024 Stub Unsecured Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed 2024 Stub Unsecured Notes Claim agrees to less favorable treatment of its Allowed 2024 Stub Unsecured Notes Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed 2024 Stub Unsecured Notes Claim, each Holder of an Allowed 2024 Stub Unsecured Notes Claim shall receive its pro rata share of the 2024 Stub Unsecured Notes Claims Recovery.

(d)	Voting: Class 7 is Impaired under the Plan. Holders of Allowed 2024 Stub Unsecured Notes Claims are entitled to vote to accept or reject the Plan.

8.	Class 8 — General Unsecured Claims

(a)	Classification: Class 8 consists of any General Unsecured Claims against any Debtor.

(b)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of an Allowed General Unsecured Claim agrees to less favorable treatment of its Allowed Claim, in full and final satisfaction, settlement, release, and discharge of, and in exchange for, each Allowed General Unsecured Claim, each Allowed General Unsecured Claim shall be Reinstated and paid in the ordinary course of business in accordance with the terms and conditions of the particular transaction or agreement giving rise to such Allowed General Unsecured Claim.

(c)

Voting: Class 8 is Unimpaired under the Plan. Holders of Allowed General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Allowed General Unsecured Claims are not entitled to vote to accept or reject the Plan.

9.	Class 9 — Section 510(b) Claims

(a)	Classification: Class 9 consists of any Section 510(b) Claims against any Debtor.

(b)

Treatment: On the Effective Date, each Section 510(b) Claim shall be extinguished, cancelled, released and discharged and will be of no further force or effect, and Holders thereof shall receive no distributions from the Debtors in respect of such Section 510(b) Claim.

(c)

Voting: Class 9 is Impaired under the Plan. Holders of Section 510(b) Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

10.	Class 10 — Debtor Intercompany Claims

(a)	Classification: Class 10 consists of any Claim held by a Debtor against another Debtor.

(b)

Treatment: On or after the Effective Date, subject to the Restructuring Steps Memorandum, each Allowed Debtor Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, canceled and released, or otherwise addressed at the option of the Debtors or Reorganized Debtors, as applicable (subject to the Consent Rights, which shall not be unreasonably withheld, conditioned or delayed).

(c)

Voting: Class 10 is Unimpaired under the Plan. Holders of Allowed Debtor Intercompany Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Debtor Intercompany Claims are not entitled to vote to accept or reject the Plan.

11.	Class 11 — Non-Debtor Intercompany Claims

(a)	Classification: Class 11 consists of any Non-Debtor Intercompany Claims against any Debtor.

(b)

Treatment: On or after the Effective Date, subject to the Restructuring Steps Memorandum, each Allowed Non-Debtor Intercompany Claim shall be Reinstated, distributed, contributed, set off, settled, canceled and released, or otherwise addressed at the option of the Debtors or Reorganized Debtors, as applicable (subject to the Consent Rights, which shall not be unreasonably withheld, conditioned or delayed).

(c)

Voting: Class 11 is Unimpaired under the Plan. Holders of Allowed Non-Debtor Intercompany Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Holders of Non-Debtor Intercompany Claims are not entitled to vote to accept or reject the Plan.

12.	Class 12 — Intercompany Interests

(a)	Classification: Class 12 consists of all Interests held by a Debtor or an Affiliate of a Debtor.

(b)

Treatment: On or after the Effective Date, subject to any alternative treatment set forth in the Plan Supplement (including the Restructuring Steps Memorandum), Intercompany Interests shall be Reinstated or, at the option of the Debtors or Reorganized Debtors, as applicable (subject to the Consent Rights, which shall not be unreasonably withheld, conditioned or delayed), canceled without any distribution on account of such Intercompany Interests.

(c)

Voting: Class 12 is Unimpaired under the Plan. Holders of Allowed Intercompany Interests are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. Holders of Intercompany Interests are not entitled to vote to accept or reject the Plan.

13.	Class 13 — DNI Interests

(a)	Classification: Class 13 consists of all DNI Interests.

(b)

Treatment: On the Effective Date, each DNI Interest shall be extinguished, cancelled and discharged, and Holders thereof shall neither receive nor retain any property or distributions from the Debtors in respect of their Interests.

(c)

Voting: Class 13 is Impaired under the Plan. Holders of DNI Interests are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Holders of Allowed DNI Interests are not entitled to vote to accept or reject the Plan.

C.	Distribution of Consideration Under Plan and WHOA Plan

The distributions of consideration as set forth in the Plan and the WHOA Plan take into account Holders’ rights to payment, in respect of their Claims, against all of the Debtors and the Dutch Scheme Parties taken as a whole.

D.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.

E.	Elimination of Vacant Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

F.	Voting Classes; Presumed Acceptance by Non-Voting Classes

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the Holders of such Claims or Interests in such Class.

G.	Subordinated Claims and Interests

The allowance, classification, and treatment of all Allowed Claims and Allowed Interests and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Reorganized Debtors reserve the right to reclassify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

H.	Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and to allow the Reorganized Debtors to maintain their organizational structure to avoid the unnecessary cost of having to reconstitute such structure. For the avoidance of doubt, to the extent Reinstated pursuant to the Plan, on and after the Effective Date, all Intercompany Interests shall be owned by the same Reorganized Debtor that corresponds with the Debtor that owned such Intercompany Interests prior to the Effective Date (subject to the Restructuring Steps Memorandum).

I.	Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

J.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of the Plan by one or more of the Classes entitled to vote pursuant to Article III.B of the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to alter, amend, or modify the Plan, or any document in the Plan Supplement in accordance with the Restructuring Support Agreement and Article X hereof to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims to render such Class of Claims Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or to withdraw the Plan as to such Debtor, subject to and in accordance with the provisions of the Plan and the Restructuring Support Agreement.

ARTICLE IV.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	General Settlement of Claims and Interests

Unless otherwise set forth in the Plan, pursuant to sections 363 and 1123 of the Bankruptcy Code and, to the extent applicable, Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan, including the releases set forth in Article VIII, shall constitute an integrated, good-faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan.

B.	Restructuring Transactions

On and after the Confirmation Date, the Debtors or Reorganized Debtors, as applicable, are authorized to take all actions as necessary or appropriate to effectuate the transactions described in, approved by, contemplated by, or necessary or advisable to effectuate the Restructuring Support Agreement and the Plan, including the Restructuring Transactions and all transactions set forth in the Restructuring Steps Memorandum, in each case subject to the Consent Rights (which shall not be unreasonably withheld, conditioned or delayed). Without limiting the foregoing, unless otherwise provided by the terms of a Restructuring Transaction, all such Restructuring Transactions will be deemed to occur on the Effective Date. The actions to effect these transactions may include, as applicable: (a) the execution and delivery of appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, reorganization, recapitalization, exchange, contribution, distribution, conversion, disposition, transfer, arrangement, continuance, dissolution, sale, purchase, or liquidation containing terms that are consistent with the terms of the Plan; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, subrogation, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, formation, merger, consolidation, conversion, amalgamation, arrangement, continuance, or dissolution or other certificates or documentation pursuant to applicable state or foreign law; (d) the execution and delivery of Exit Facility Documents; (e) the execution and delivery of the New Corporate Governance Documents, and any certificates or articles of incorporation, bylaws, or such other applicable formation documents (if any) of each Reorganized Debtor (including all actions to be taken, undertakings to be made, and obligations to be incurred and fees and expenses to be paid by the Debtors and/or the Reorganized Debtors, as applicable); (f) the issuance, distribution, reservation, or dilution, as applicable, of the New Common Stock, as set forth herein; (g) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with the Restructuring Transactions; and (h) all actions necessary to effectuate the transactions contemplated by the Plan and the Restructuring Support Agreement in any non-U.S. jurisdictions, including any actions taken in connection with the Dutch Scheme Proceedings, the Chapter 15 Proceedings and any other Recognition Proceeding, in each case subject to the Consent Rights. Any such transactions may be effected on or subsequent to the Confirmation Date without any further action by the stockholders, members, partners or directors of any of the Debtors or the Reorganized Debtors.

Without limiting the foregoing, the Restructuring Transactions may include changes to the corporate and/or capital structure of DNI and/or any of its subsidiaries to be made on or prior to the Effective Date, in each case, subject to the Consent Rights and as may be set forth in the Plan Supplement. For the avoidance of doubt, such changes to the corporate and/or capital structure may include, but are not limited to, (i) the conversion of DNI and/or one or more of its subsidiaries into corporations, limited liability companies or partnerships, (ii) the creation of one or more newly formed Entities and/or holdings companies, (iii) the merger of one or more existing or newly formed entities and/or holding companies, (iv) the issuance of intercompany liabilities and/or intercompany equity, (v) any “election” that may be made for United States federal income tax purposes, and/or (vi) the restructuring or repositioning of any of the direct or indirect subsidiaries of DNI.

The Confirmation Order shall be deemed, pursuant to both section 1123 and section 363 of the Bankruptcy Code, to authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan.

C.	Sources of Consideration for Plan Distributions

The Debtors shall fund distributions under the Plan with (a) Cash on hand, (b) the loan proceeds of the Exit Facility, and (c) the issuance of the New Common Stock. Each distribution and issuance referred to in Article VI of the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

1.	Exit Facility

On the Effective Date, (a) the Debtors and the Reorganized Debtors, as applicable, shall be authorized to execute and deliver, and to consummate the transactions contemplated by, the Exit Facility Documents, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity (other than as expressly required by the Exit Facility Documents), and (b) the Exit Facility Documents shall constitute legal, valid, binding and authorized indebtedness and obligations of the Reorganized Debtors, enforceable in accordance with their respective terms and such indebtedness and obligations shall not be and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under the Plan, the Confirmation Order or on account of the Confirmation or Consummation of the Plan.

On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents (a) shall be deemed to be granted, (b) shall be legal, binding and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (c) shall be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents and (d) shall not be subject to recharacterization or equitable subordination for any purposes whatsoever and shall not constitute preferential transfers or fraudulent conveyances under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors, their Affiliates and the Persons and Entities granted such Liens and security interests shall be authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, federal or other law that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order and any such filings, recordings, approvals and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

2.	Issuance and Distribution of New Common Stock

All DNI Interests shall be cancelled as of the Effective Date. On the Effective Date, the New Common Stock shall be issued and distributed by the Distribution Agent to the Entities entitled to receive the New Common Stock pursuant to the Plan and in accordance with the terms of the Plan and the New Corporate Governance Documents. Such New Common Stock, when issued or distributed as provided in the Plan, will be duly authorized, validly issued and fully paid and nonassessable. Any shares of New Common Stock authorized but not necessary to satisfy obligations under the Plan shall have the status of authorized but not issued shares of New Common Stock of Reorganized DNI.

3.	Corporate Governance

Each distribution and issuance of the New Common Stock shall be governed by the terms and conditions set forth in the Plan applicable to such distribution, issuance and/or dilution, as applicable, and by the terms and conditions of the instruments evidencing or relating to such distribution, issuance and/or dilution, as applicable, including the New Corporate Governance Documents, the terms and conditions of which shall bind each Entity receiving such distribution of the New Common Stock. All New Common Stock issued and distributed under the Plan shall be duly authorized, validly issued, fully paid and non-assessable.

On and after the Effective Date, Reorganized DNI shall continue to be a public reporting company. Reorganized DNI shall use commercially reasonable efforts to cause the New Common Stock to be listed for trading on the New York Stock Exchange as soon as practicable after the Effective Date. The New Common Stock will be registered under the Securities Exchange Act of 1934 on the Effective Date.

4.	Cash on Hand

The Debtors or Reorganized Debtors, as applicable, shall use Cash on hand to fund distributions to certain Holders of Allowed Claims consistent with the terms of the Plan.

D.	Exemption from Registration Requirements

To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, all shares of New Common Stock, issued and distributed pursuant to the Plan in exchange for Claims will be exempt from registration under the Securities Act or any similar federal, and any state’s securities law registration requirements and all rules and regulations promulgated thereunder.

The offering, issuance, and distribution of shares of New Common Stock pursuant to the Plan in reliance upon section 1145 of the Bankruptcy Code is exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities. Such shares of New Common Stock to be issued under the Plan (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (b) are freely tradable and transferable by any initial recipient thereof that (i) is not an “affiliate” of the Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, and (iii) is not an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code.

Should the Reorganized Debtors elect, on or after the Effective Date, to reflect all or any portion of the ownership of New Common Stock through the facilities of DTC, the Reorganized Debtors shall not be required to provide any further evidence other than the Plan or Confirmation Order with respect to the treatment of such applicable portion of the New Common Stock.

DTC (and any stock transfer agent) shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of any legal opinion regarding whether the offering and issuance of the New Common Stock is/are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC (or any stock transfer agent)) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the issuance and/or distribution of the New Common Stock is/was exempt from registration and/or whether the New Common Stock is eligible for DTC book-entry delivery, settlement, and depository services.

Notwithstanding any policies, practices, or procedures of DTC, DTC shall cooperate with and take all actions reasonably requested by a Distribution Agent or an indenture trustee to facilitate distributions to Holders of Allowed Claims without requiring that such distributions be characterized as repayments of principal or interest. No Distribution Agent or indenture trustee shall be required to provide indemnification or other security to DTC in connection with any distributions to Holders of Allowed Claims through the facilities of DTC.

E.	Corporate Existence

Except as otherwise provided in the Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws (or other formation documents) are amended under the Plan, the New Corporate Governance Documents, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

F.	Corporate Action

On or before the Effective Date, as applicable, all actions contemplated under the Plan or the Plan Supplement shall be deemed authorized and approved in all respects, including: (1) adoption or assumption, as applicable, of employment or other compensation agreements or arrangements with existing management; (2) selection of the directors, managers, and officers for the Reorganized Debtors; (3) implementation of the Restructuring Transactions and the transactions set forth on the Restructuring Steps Memorandum; (4) the applicable Reorganized Debtors’ and other Entities’ entry into the Exit Facility Documents; (5) rejection or assumption, as applicable, of Executory Contracts and Unexpired Leases; (6) the adoption and filing of the New Corporate Governance Documents; (7) the issuance and distribution of New Common Stock; and (8) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated under the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors, as applicable. On or (as applicable) prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the Exit Facility Documents and any and all other agreements, documents, securities, or instruments related to the foregoing. The authorizations and approvals contemplated by this Article IV.F shall be effective notwithstanding any requirements under non-bankruptcy law.

G.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan or the Plan Supplement, or in any agreement, instrument, or other document incorporated in the Plan, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations under the Exit Facility Documents, and Liens securing obligations on account of Other Secured Claims that are Reinstated pursuant to the Plan, if any). On and after the Effective Date, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

H.	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided in the Plan or the Restructuring Steps Memorandum, all notes, instruments, certificates, shares, and other documents evidencing Claims or Interests shall be contributed, set off or cancelled consistent with the Restructuring Steps Memorandum, and the obligations of the Debtors or the Reorganized Debtors thereunder or in any way related thereto shall be discharged and deemed satisfied in full, without any further action on the part of any Debtor, and, as applicable, shall be deemed to have been surrendered to the Distribution Agent, and the Agents/Trustees shall automatically and fully be released from all duties and obligations thereunder; provided, however, that notwithstanding Confirmation or the occurrence of the Effective Date, any credit document, indenture, or agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of (1) allowing Holders of Allowed Claims to receive distributions under the Plan and the WHOA Plan; (2) allowing and preserving the rights of the Agents/Trustees to make distributions pursuant to the Plan and the WHOA Plan; (3) preserving the Agents’ and Trustees’ rights to compensation and indemnification as against any money or property distributable to the Holders of First Lien Claims, Second Lien Notes Claims, and 2024 Stub Unsecured Notes Claims, including permitting each Agent/Trustee to maintain, enforce, and exercise its charging liens, if any, against such distributions; (4) preserving all rights, remedies, indemnities, powers, and protections, including rights of enforcement, of the Agents/Trustees against any Person (other than with respect to any claim released under the Debtor Release or the Third Party Release or Claims subject to treatment in this Plan), including with respect to indemnification or contribution from the Holders of First Lien Claims, Second Lien Notes Claims, 2024 Stub Unsecured Notes Claims, Superpriority Term Loan Claims, and ABL Facility Claims or any exculpations of the Agents/Trustees, pursuant and subject to the terms of the 2023 Stub First Lien Credit Agreement, the First Lien Credit Agreement, the ABL Credit Agreement, the Superpriority Credit Agreement, the 2024 Stub Unsecured Notes Indenture, the First Lien Euro Notes Indenture, the First Lien U.S. Notes Indenture, or the Second Lien Notes Indenture as in effect on the Effective Date; (5) permitting the Agents/Trustees to enforce any obligation (if any) owed to the Agents/Trustees under the Plan; (6) permitting the Agents/Trustees to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (7) permitting the Agents/Trustees to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that (a) the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, the Plan, the Dutch Sanction Order or the WHOA Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable, except as expressly provided for in the Plan and (b) the terms and provisions of the Plan shall not modify any existing contract or agreement that would in any way be inconsistent with distributions under the Plan. On the Effective Date, the Agents/Trustees shall be automatically and fully discharged and shall have no further obligation or liability except as provided in the Plan, the Confirmation Order, the WHOA Plan and the Dutch Sanction Order, and after the performance by the Agents/Trustees and their representatives and professionals of any obligations and duties required under or related to the Plan, the Confirmation Order, the WHOA Plan and the Dutch Sanction Order, the Agents/Trustees shall be automatically and fully relieved of and released from any obligations and duties arising thereunder. As a condition precedent to receiving any distribution on account of a Claim in respect of any Prepetition Debt, each Holder of such Claim shall be deemed to have surrendered the instruments or other documentation evidencing or underlying each such Claim, and all such surrendered instruments and other documentation shall be deemed to be cancelled pursuant to this Article, except to the extent otherwise expressly provided herein. Notwithstanding anything to the contrary herein, any Agent’s or Trustee’s rights against any Holder of a Claim (but not against the Company Parties, which rights against the Company Parties shall be discharged under the Plan and the WHOA Plan) to reimbursement, indemnity and fees and expenses under any financing document that by its terms survives a termination of such document, shall survive the Effective Date, notwithstanding the payment in full or satisfaction of the Claims thereunder and the terms of the Plan.

I.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the officers and members of the board of directors and managers thereof, shall be authorized to issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Restructuring Support Agreement, the Exit Facility Documents, the New Corporate Governance Documents, and the New Common Stock and Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

J.	Exemptions from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) pursuant to the Plan, including but not limited to the following, shall not be subject to any document recording Tax, stamp Tax, conveyance fee, intangibles or similar Tax, mortgage Tax, real estate transfer Tax, sale or use Tax, value added Tax, mortgage recording Tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar Tax or governmental assessment: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors, including the New Common Stock and the execution and delivery of the Exit Facility; (b) the Restructuring Transactions and the transactions contemplated by the Restructuring Steps Memorandum; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; (e) the grant of collateral as security for the loans under the Exit Facility Documents; or (f) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan. The Confirmation Order will direct and be deemed to direct the appropriate state or local governmental officials or agents to forgo the collection of any such Taxes or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such Taxes or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forego the collection of any such Taxes or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such Taxes or governmental assessment.

K.	New Corporate Governance Documents

The New Corporate Governance Documents shall, among other things: (1) contain terms consistent with the documentation set forth in the Plan Supplement; (2) authorize the issuance, distribution, and reservation of the New Common Stock to the Entities entitled to receive such issuances, distributions and reservations under the Plan; and (3) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, and limited as necessary to facilitate compliance with non-bankruptcy federal laws, prohibit the issuance of non-voting equity Securities.

On or immediately before the Effective Date, each of the Debtors or Reorganized Debtors, as applicable, will file its New Corporate Governance Documents with the applicable Secretary of State and/or other applicable authorities in their state of incorporation or formation in accordance with the applicable laws of its respective state of incorporation or formation, to the extent required for such New Corporate Governance Documents to become effective. After the Effective Date, each Reorganized Debtor may amend and restate its formation, organizational, and constituent documents as permitted by the laws of its respective jurisdiction of formation and the terms of such documents.

L.	Directors and Officers

On the Effective Date, the terms of the current members of the board of directors of DNI shall expire, and the Reorganized DNI Board will include those directors set forth in the list of directors of the Reorganized Debtors included in the Plan Supplement. On the Effective Date, the officers and overall management structure of Reorganized DNI, and all officers and management decisions with respect to Reorganized DNI (and/or any of its direct or indirect subsidiaries), compensation arrangements, and affiliate transactions shall only be subject to the approval of the Reorganized DNI Board or as otherwise set forth in such Reorganized Debtor’s New Corporate Governance Documents or such subsidiary’s organizational documents (as applicable).

On the Effective Date the initial officers of Reorganized DNI and the other Reorganized Debtors will consist of the individuals identified in the Plan Supplement.

From and after the Effective Date, each director, officer, or manager of the Reorganized Debtors shall be appointed and serve pursuant to the terms of their respective charters and bylaws or other formation and constituent documents, the New Corporate Governance Documents and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation. To the extent that any such initial director or officer of the Reorganized Debtors identified in the Plan Supplement is an “insider” pursuant to section 101(31) of the Bankruptcy Code, the Debtors will disclose the nature of any compensation to be paid to such director or officer.

M.	New Management Incentive Plan

The Reorganized DNI Board shall be authorized to, and shall, adopt the New Management Incentive Plan, enact and enter into related policies and agreements, and grant awards under the New Management Incentive Plan to participants on the terms and conditions determined by the Reorganized DNI Board, in all respects consistent with the Restructuring Term Sheet.

N.	Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action, whether arising before or after the Petition Date, including any actions listed on the Retained Causes of Action Schedule, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action expressly released by the Debtors pursuant to the releases and exculpations contained in the Plan.

The Reorganized Debtors may pursue such retained Causes of Action in their discretion. No Entity may rely on the absence of a specific reference in the Plan, the Retained Causes of Action Schedule, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors will not pursue any and all available Causes of Action against it. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity. Unless any Cause of Action against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation.

O.	No Change in Control

For the avoidance of doubt, except as provided in Article V.G.1, (x) the cancellation of any Interests pursuant to the Plan, (y) any issuance, transfer or acquisition of New Common Stock or other Securities pursuant to the Plan or in connection with the Debtors’ restructuring, and (z) the revesting of assets in the Reorganized Debtors as of the Effective Date pursuant to the Plan, shall not, and shall not be deemed to, result in a “change in control” or “change of control” under any contract or other document to which any Debtor or Reorganized Debtor is a party.

ARTICLE V.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided in the Plan or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, all Executory Contracts and Unexpired Leases shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date under section 365 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease (1) was assumed or rejected previously by the Debtors; (2) previously expired or terminated pursuant to its own terms; (3) is the subject of a motion to reject filed on or before the Effective Date; or (4) is identified on the Rejected Executory Contract and Unexpired Lease List.

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the assumption, assumption and assignment (including any related assignment resulting from the Restructuring Transactions or otherwise), or rejection, as applicable, of such Executory Contracts or Unexpired Leases as set forth in the Plan and the Rejected Executory Contract and Unexpired Lease List, as applicable, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Unless otherwise indicated, assumptions, assumptions and assignments, or rejections of Executory Contracts and Unexpired Leases pursuant to the Plan are effective as of the Effective Date. Subject to the Restructuring Steps Memorandum and Restructuring Transactions, each Executory Contract or Unexpired Lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall re-vest in and be fully enforceable by the applicable contracting Reorganized Debtor in accordance with its terms, except as such terms may have been modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law. Any motions to assume Executory Contracts or Unexpired Leases pending on the Effective Date shall be subject to approval by the Bankruptcy Court on or after the Effective Date by a Final Order. Notwithstanding anything to the contrary in the Plan, the Debtors, or the Reorganized Debtors, as applicable, reserve the right to alter, amend, modify, or supplement the Rejected Executory Contract and Unexpired Lease List at any time through and including 30 days after the Effective Date.

Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto, and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. To the extent that any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or modified or deemed breached or modified by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease (including any “change of control” or “change in control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default- or modification-related rights with respect thereto. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

B.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Entry of the Confirmation Order shall constitute a Bankruptcy Court order approving the rejections, if any, of any Executory Contracts or Unexpired Leases as provided for in the Plan or the Rejected Executory Contract and Unexpired Lease List, as applicable. Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be filed with the Solicitation Agent and served on the Reorganized Debtors no later than 30 days after the effective date of such rejection.

Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not filed with the Solicitation Agent within such time shall not be enforceable against the Debtors, the Reorganized Debtors, the Estates, or their property, without the need for any objection by the Debtors or Reorganized Debtors, or further notice to, action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.G of the Plan, notwithstanding anything in a Proof of Claim to the contrary.

Any Claim arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General Unsecured Claim pursuant to Article III.B of the Plan and may be objected to in accordance with the provisions of Article VII of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

C.	Cure of Defaults and Objections to Cure Amounts and Assumption

Any monetary defaults under each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the Cure Amount at such times and in such amounts as in the ordinary course of the Debtors’ business or, at the Debtors’ election, on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree, subject in all events to all defenses and disputes the Debtors or the Reorganized Debtors may have with respect to the underlying Executory Contracts or Unexpired Leases, which the Debtors or the Reorganized Debtors may assert in the ordinary course. If there is any dispute in respect of any Executory Contract or Unexpired Lease, such dispute may be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Cases had not been commenced, and the Debtors and Reorganized Debtors (as applicable) shall have the authority to negotiate resolutions to any such dispute as if the Chapter 11 Cases had not been commenced.

Following the Petition Date, the Debtors shall serve a notice on parties to Executory Contracts and Unexpired Leases to be assumed or assumed and assigned reflecting the Debtors’ intention to assume or assume and assign the Executory Contract or Unexpired Lease in connection with the Plan and indicating that the Cure Amount shall be asserted against the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business. This notice shall include a description of the procedures for objecting to assumption thereof based on the proposed Cure Amounts or the Reorganized Debtors’ ability to provide “adequate assurance of future performance thereunder” (within the meaning of section 365 of the Bankruptcy Code). Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption, assumption and assignment or related Cure Amount must be filed by such counterparty by the Confirmation Objection Deadline or other deadline that may be set by the Bankruptcy Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to object timely to the proposed assumption, assumption and assignment or Cure Amount shall be deemed to have assented to such assumption, assumption and assignment, adequate assurance of future performance and Cure Amount.

Cure Amounts, if any, shall be paid in the ordinary course of the Debtors’ business or, at the Debtors’ election, on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. If there is a dispute regarding the assumption of any Executory Contract or Unexpired Lease, the payment of the Cure Amount shall be made following the entry of a Final Order or orders resolving the dispute and approving the assumption in the event of a dispute regarding (as applicable): (1) the amount of any payments to cure the applicable purported default; (2) the ability of the Reorganized Debtors or any assignee to provide adequate assurance of future performance under the Executory Contract or Unexpired Lease to be assumed; or (3) any other matter pertaining to assumption. If, after the resolution of any such dispute, the applicable Debtor or Reorganized Debtor, as applicable, in the exercise of its sound business judgment, concludes that the Cure Amount as determined by Final Order or as otherwise finally resolved renders assumption of such Executory Contract or Unexpired Lease unfavorable to the applicable Debtor’s Estate or to the applicable Reorganized Debtor, then such Debtor and/or Reorganized Debtor (as applicable) shall be authorized to reject any such Executory Contract or Unexpired Lease. Such rejected Executory Contracts or Unexpired Leases, if any, shall be deemed as listed on the Rejected Executory Contract and Unexpired Lease List.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proof of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Bankruptcy Court.

D.	Insurance Contracts

Each of the Debtors’ Insurance Contracts and any agreements, documents, or instruments relating thereto, are treated as Executory Contracts under the Plan. Notwithstanding anything to the contrary in the Plan (except as set forth in Article V.F of the Plan and the third paragraph of Article V.A of the Plan), the Plan Supplement, the Disclosure Statement, the Confirmation Order, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening), (a) on the Effective Date, all Insurance Contracts will be assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code or continued in accordance with their terms; (b) the parties to each Insurance Contract will continue to be bound by such Insurance Contract as if the Chapter 11 Cases had not occurred; (c) nothing in the Plan shall affect, impair or prejudice the rights and defenses of the insurers or the Reorganized Debtors under the Insurance Contracts in any manner, and such insurers and Reorganized Debtors shall retain all rights and defenses under the Insurance Contracts, and the Insurance Contracts shall apply to, and be enforceable by and against, the Reorganized Debtors and the applicable insurer(s) as if the Chapter 11 Cases had not occurred; and (d) nothing in the Plan shall alter or modify the obligation, if any, that any insurers or third party administrators may have to pay claims covered by such Insurance Contracts and any right that such parties may have to seek payment or reimbursement from the Debtors (or after the Effective Date, the Reorganized Debtors) or draw on any collateral or security therefor (if any).

E.	Indemnification Provisions

On and as of the Effective Date, the Indemnification Provisions will be assumed and irrevocable and will survive the effectiveness of the Plan, and the Reorganized Debtors’ New Corporate Governance Documents will provide for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, employees and agents to the fullest extent permitted by law and at least to the same extent as the organizational documents of each of the respective Debtors on the Petition Date, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted occurring before the Effective Date. None of the Debtors, or the Reorganized Debtors, as applicable, will amend and/or restate their respective governance documents before or after the Effective Date to amend, augment, terminate, or adversely affect any of the Debtors’ or the Reorganized Debtors’ obligations to provide such indemnification rights or such directors’, officers’, employees’, or agents’ indemnification rights.

On and as of the Effective Date, any of the Debtors’ indemnification obligations with respect to any contract or agreement that is the subject of or related to any litigation against the Debtors or Reorganized Debtors, as applicable, shall be assumed by the Reorganized Debtors and otherwise remain unaffected by the Chapter 11 Cases.

F.	Director, Officer, Manager, and Employee Liability Insurance

To the extent not made, purchased or paid prior to the Petition Date, the Debtors shall, prior to the Effective Date: (a) make arrangements to continue the D&O Liability Insurance Policies, and/or purchase a tail policy or policies, for the period from and after the Effective Date, for the benefit of any person who is serving or has served as one of the Debtors’ directors, managers, officers, and employees at any time from and after the Petition Date and (b) fully pay the premium for such insurance.

On the Effective Date, pursuant to section 365(a) of the Bankruptcy Code, the Debtors or Reorganized Debtors, as applicable, shall be deemed to have assumed all of the D&O Liability Insurance Policies (including any “tail policy”) and any agreements, documents, or instruments relating thereto. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such policies (including any “tail policy”).

After the Effective Date, none of the Debtors or the Reorganized Debtors shall terminate or otherwise reduce the coverage under any such policies (including any “tail policy”) with respect to conduct occurring as of the Effective Date, and all officers, directors, managers, and employees of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policies regardless of whether such officers, directors, managers, or employees remain in such positions after the Effective Date. Directors and officers shall be exculpated and indemnified by the Debtors and Reorganized Debtors to the extent of such insurance.

On and after the Effective Date, each of the Reorganized Debtors shall be authorized to purchase a directors’ and officers’ liability insurance policy for the benefit of their respective directors, members, trustees, officers, and managers in the ordinary course of business.

G.	Employee Matters

1.	Continuation of Employee Arrangements

Subject to Article V.G.5, on and after the Effective Date, the Reorganized Debtors shall have authority to: (a) amend, adopt, assume, and/or honor in the ordinary course of business any contracts, agreements, policies, programs, and plans, in accordance with their respective terms, for, among other things, employment, compensation, including any incentive awards (including all cash-based annual, long-term and short-term incentive awards), retention benefits, health care benefits, disability benefits, deferred compensation benefits, savings, severance benefits, retirement benefits, welfare benefits, workers’ compensation insurance, and accidental death and dismemberment insurance for the directors, officers, and employees of any of the Debtors (collectively “Employee Arrangements”) and (b) honor, in the ordinary course of business, Claims of employees for accrued vacation time arising prior to the Petition Date and not otherwise paid pursuant to a Bankruptcy Court order. For the avoidance of doubt, the Reorganized Debtors shall continue, as of the Effective Date, all Employee Arrangements of the Debtors unless otherwise expressly addressed herein, subject to the terms and conditions of any such Employee Arrangement, including the Reorganized Debtors’ rights to amend, modify, supplement or terminate any such Employee Arrangements in accordance with the terms thereof.

Notwithstanding anything to the contrary in the Plan, whether the consummation of the Restructuring Transactions and any associated organizational changes constitutes a “change in control” or “change of control” (or similar term) under the Employee Arrangements shall be determined based on the terms and conditions of each applicable Employee Arrangement and without giving effect to Article IV.O.

2.	Retiree Benefits

Pursuant to section 1129(a)(13) of the Bankruptcy Code, from and after the Effective Date, all retiree benefits (as such term is defined in section 1114 of the Bankruptcy Code), if any, shall continue to be paid in accordance with applicable law and the terms of such benefit plan.

3.	Pension Plans

On the Effective Date, the Reorganized Debtors, as applicable, shall assume their respective defined benefit pension plans. On and after the Effective Date, the Reorganized Debtors, as applicable, will continue to sponsor and administer such defined benefit pension plans in accordance with applicable law.

4.	Workers’ Compensation

From and after the Effective Date: (a) the Reorganized Debtors will continue to administer and pay all valid claims for benefits and liabilities arising under the Debtors’ workers’ compensation programs for which the Debtors or the Reorganized Debtors are responsible under applicable state workers’ compensation law as of the Effective Date, regardless of when the applicable injuries occurred, in accordance with the Debtors’ prepetition practices and procedures and governing state workers’ compensation law; and (b) nothing in the Plan shall discharge, release or relieve the Debtors or the Reorganized Debtors from any current or future liability under applicable state workers’ compensation law in the jurisdictions where the Debtors or the Reorganized Debtors participate in workers’ compensation programs. The Debtors and the Reorganized Debtors, as applicable, expressly reserve the right to challenge the validity of any claim for benefits or liabilities arising under any workers’ compensation program.

5.	Equity Awards

Any DNI Interests granted prior to the Effective Date to a current or former employee, officer, director or contractor under an Employee Arrangement or otherwise shall be deemed cancelled on the Effective Date. For the avoidance of doubt, if an Employee Arrangement is assumed and such Employee Arrangement provides in part for an award or potential award of DNI Interests, such Employee Arrangement shall be assumed in all respects other than the provisions of such agreement relating to DNI Interest awards.

H.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed shall include all modifications, amendments, supplements, restatements, or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and Executory Contracts and Unexpired Leases related thereto, if any, including easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

I.	Reservation of Rights

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease on the Rejected Executory Contract and Unexpired Lease List, nor anything contained in the Plan or Plan Supplement shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.

If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or the Reorganized Debtors, as applicable, shall have 30 calendar days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including by rejecting such contract or lease nunc pro tunc to the Confirmation Date. The deemed assumption provided for herein shall not apply to any such contract or lease, and any such contract or lease shall be assumed or rejected only upon motion of the Debtor following the Bankruptcy Court’s determination that the contract is executory or the lease is unexpired.

J.	Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code, unless such deadline(s) have expired.

K.	Contracts and Leases Entered Into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor and any Executory Contracts and Unexpired Leases assumed by any Debtor may be performed by the applicable Reorganized Debtor in the ordinary course of business.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in the Plan, on the Effective Date (or if a Claim or Interest is not an Allowed Claim or Interest on the Effective Date, on the date that such Claim becomes an Allowed Claim or Interest or as soon as reasonably practicable thereafter) each Holder of an Allowed Claim and Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims and Interests in each applicable Class and in the manner provided in the Plan. If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims or Interests, distributions on account of any such Disputed Claims or Interests shall be made pursuant to the provisions set forth in Article VII. Except as otherwise provided in the Plan, Holders of Claims and Interests shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date. The Debtors shall have no obligation to recognize any transfer of Claims or Interests occurring on or after the Distribution Record Date.

B.	Distributions on Account of Obligations of Multiple Debtors

For all purposes associated with distributions under the Plan, all guarantees by any Debtor of the obligations of any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be deemed eliminated so that any obligation that could otherwise be asserted against more than one Debtor shall result in a single distribution under the Plan; provided, however, that Claims held by a single Entity at different Debtors that are not based on guarantees or joint and several liability shall be entitled to the applicable distribution for such Claim at each applicable Debtor. Any such Claims shall be released and discharged pursuant to Article VIII of the Plan and shall be subject to all potential objections, defenses, and counterclaims, and to estimation pursuant to section 502(c) of the Bankruptcy Code.

C.	Distribution Agent

Except as otherwise provided in the Plan, all distributions under the Plan shall be made by the Distribution Agent on the Effective Date. The Distribution Agent shall not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. The duties of any Third Party Distribution Agent may be set forth in the applicable agreement retaining such Third Party Distribution Agent.

D.	Rights and Powers of Distribution Agent

1.	Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under the Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the distributions pursuant to the Plan.

2.	Expenses Incurred On or After the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and out-of-pocket expenses incurred by any Third Party Distribution Agent on or after the Effective Date (including taxes) and any reasonable compensation and out-of-pocket expense reimbursement claims (including reasonable, actual, and documented attorney and/or other professional fees and expenses) made by any Third Party Distribution Agent shall be paid in Cash by the Reorganized Debtors. Any such Third Party Distribution Agent shall submit detailed invoices to the Debtors or the Reorganized Debtors, as applicable, for all fees and expenses for which the Third Party Distribution Agent seeks reimbursement, and the Debtors or the Reorganized Debtors, as applicable, shall pay those amounts that they deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors or the Reorganized Debtors, as applicable, deem to be unreasonable. In the event that the Debtors or the Reorganized Debtors, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Third Party Distribution Agent’s invoice, the Debtors or the Reorganized Debtors, as applicable, and such Third Party Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtors or the Reorganized Debtors, as applicable, and a Third Party Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

E.	Delivery of Distributions

1.	Delivery of Distributions in General

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be made to Holders of record as of the Distribution Record Date by a Distribution Agent: (a) at the address for each such Holder as indicated on such Distribution Agent’s or the Debtors’ or Reorganized Debtors’ (as applicable) books and records as of the date of any such Distribution; (b) to the signatory set forth on any Proof of Claim or Proof of Interest filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim or Proof of Interest is filed or if the Debtors have not been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Distribution Agent, as appropriate, after the date of any related Proof of Claim or Proof of Interest; or (d) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf. Subject to this Article VI, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each Holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtors, the Reorganized Debtors, and the Distribution Agent, as applicable, shall not incur any liability whatsoever on account of any distributions under the Plan except for fraud, gross negligence, or willful misconduct.

2.	Undeliverable Distributions and Unclaimed Property

In the event that any distribution to any Holder is returned as undeliverable, no distribution to such Holder shall be made to such Holder unless and until the applicable Distribution Agent is notified by written certification of such Holder’s then-current address, at which time such distribution shall be made to such Holder without interest; provided, however, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of six months from the later of (a) the Effective Date and (b) the date of the first attempted distribution. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial, or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be fully discharged, released and forever barred.

Pending the distribution of any New Common Stock, the Distribution Agent shall vote, and shall be deemed to vote, all New Common Stock held by such Distribution Agent, whether relating to undeliverable distributions or undelivered distributions (including any New Common Stock held in reserve), in the same proportion as all outstanding shares of New Common Stock properly cast in a shareholder vote.

3.	No Fractional Distributions

No fractional shares of the New Common Stock shall be distributed under the Plan, and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to the Plan on account of an applicable Allowed Claim would otherwise result in the issuance of a number of shares of the New Common Stock that is not a whole number, the actual distribution of shares of the New Common Stock, as applicable, shall be rounded as follows: (a) fractions of one-half (^) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (^) shall be rounded to the next lower whole number with no further payment therefor. The total number of authorized shares of the New Common Stock shall be adjusted as necessary to account for the foregoing rounding. No consideration shall be provided in lieu of such fractional amounts of the New Common Stock that are rounded down.

4.	Minimum Distributions

Holders of Allowed Claims or Allowed Interests entitled to distributions of $50 or less in value shall not receive distributions, and each Claim or Interest to which this limitation applies shall be discharged pursuant to Article VIII of the Plan and its Holder shall be forever barred pursuant to Article VIII of the Plan from asserting that Claim or Interest against the Reorganized Debtors or their property, provided, however, nothing in this Article VI.E.4 shall alter the treatment of Allowed General Unsecured Claims under Article III.B of the Plan.

F.	Manner of Payment

Except as otherwise specified herein, all Cash payments made pursuant to the Plan shall be in U.S. currency. At the option of the Distribution Agent, any Cash payment to be made under the Plan may be made by check drawn on a domestic bank or foreign bank, as applicable, selected by the Distribution Agent or, at the option of the Distribution Agent, by wire transfer, electronic funds transfer or ACH from a domestic bank or foreign bank, as applicable, selected by the Distribution Agent; provided, however, that Cash payments to foreign Holders of Allowed Claims may be made, at the option of the Distribution Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. If the agreements, documents or contracts underlying a Claim specify a manner of payment in respect of the rights that provide the basis for such Claim, the Distribution Agent may elect to make such payment in such specified manner.

G.	Compliance Matters

In connection with the Plan and all instruments issued in connection therewith and distributed thereunder, to the extent applicable, each of the Debtors, the Reorganized Debtors, the Distribution Agent and any other party issuing any instruments or making any distributions under the Plan shall comply with all Tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan and all related agreements shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including, without limitation, applying a portion of any Cash distribution to be made under the Plan to pay applicable withholding Taxes or establishing any other mechanisms the Distribution Agent believes are reasonable and appropriate, including requiring a Holder of an Allowed Claim to pay the withholding Tax amount to the Distribution Agent in Cash as a condition of receiving any non-Cash distributions under the Plan. Any party issuing any instrument or making any distribution pursuant to the Plan has the right, but not the obligation, to not make a distribution until such Holder has made arrangements satisfactory to the issuing or disbursing party for the payment of any Tax obligations. In the case of any non-Cash distributions subject to withholding, the distributing party may sell any property so withheld to generate Cash necessary to pay over the withholding Tax. The Reorganized Debtors reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. For the avoidance of doubt, any amounts withheld pursuant to this Article VI.G shall be treated as if distributed to the Holder of the Allowed Claim.

Notwithstanding any other provision of the Plan, each Holder of an Allowed Claim receiving a distribution pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any Governmental Unit on account of the distribution, including income, withholding and other Tax obligations.

Any party entitled to receive any property as an issuance or distribution under the Plan will be required, if so requested, to deliver to the Distribution Agent (or such other entity designated by the Debtors, which entity will subsequently deliver to the Distribution Agent) a properly completed appropriate IRS Form W-9 or IRS Form W-8, and any other Tax forms, documentation or certifications that may be requested by the Distribution Agent to establish the amount of withholding or exemption therefrom. Unless a properly completed IRS Form W-9 or IRS Form W-8, as appropriate, and such other requested Tax forms, documentation or certifications are delivered to the Distribution Agent (or such other entity), the Distribution Agent, in its sole discretion, may (a) make a distribution net of any applicable withholding, including backup withholding or (b) reserve such distribution.

If the Distribution Agent reserves a distribution, and the Holder fails to either establish an exemption from withholding to the satisfaction of the issuing or disbursing party or make arrangements satisfactory to the issuing or disbursing party for the payment of any Tax obligations within 180 days after the Effective Date, such distribution shall be treated as unclaimed property under Article VI.E.2, notwithstanding any applicable federal or state escheat, abandoned, or unclaimed property laws to the contrary.

H.	No Postpetition or Default Interest on Claims

Unless otherwise specifically provided for in the Plan, the Interim DIP Order, the Final DIP Order or the Confirmation Order, and notwithstanding any documents that govern the Debtors’ prepetition indebtedness to the contrary, (1) postpetition and/or default interest shall not accrue or be paid on any Claims and (2) no Holder of a Claim shall be entitled to: (a) interest accruing on or after the Petition Date on any such Claim; or (b) interest at the contract default rate, as applicable.

I.	Allocation Between Principal and Accrued Interest

Except as otherwise provided in the Plan, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof) and, thereafter, to the interest, if any, on such Allowed Claim accrued through the Petition Date.

J.	Setoffs and Recoupment

Unless otherwise provided in the Plan or the Confirmation Order, each Debtor and each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against or recoup any Allowed Claim and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled as of the Effective Date (whether pursuant to the Plan or otherwise); provided, however, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder; provided, further, that nothing herein shall limit any rights of setoff or recoupment under the Exit Facility Documents with respect to matters occurring after the Effective Date. Regardless of whether a Holder of a Claim has indicated (in a Filed Proof of Claim or otherwise) that such Holder has, or intends, to preserve any right of setoff or recoupment pursuant to section 553 of the Bankruptcy Code or otherwise, in no event shall any Holder of a Claim be entitled to set off or recoup any such Claim against any claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such Holder has filed a motion with the Bankruptcy Court requesting the authority to perform such setoff or recoupment on or before the Confirmation Date.

K.	Claims Paid or Payable by Third Parties

1.	Claims Paid by Third Parties

A Claim shall be deemed satisfied in full or in part (as applicable), and such Claim shall be disallowed without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives payment in full or in part (as applicable) on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent that a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within 21 days of receipt thereof, repay, return, or deliver any distribution held by or transferred to the Holder to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

2.	Claims Payable by Third Parties

The availability, if any, of insurance policy proceeds for the satisfaction of an Allowed Claim shall be determined by the terms of the insurance policies of the Debtors or Reorganized Debtors, as applicable. No distributions under the Plan will be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ or Reorganized Debtors’ (as applicable) insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim may be disallowed to the extent of any agreed upon satisfaction on the Claims Register by the Solicitation Agent without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.	Applicability of Insurance Policies

Except as otherwise provided in the Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of an applicable insurance policy. Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any policies of insurance, nor shall anything contained in the Plan constitute or be deemed a waiver by such insurers of any defenses, including coverage defenses, held by such insurers.

ARTICLE VII.

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND INTERESTS

This Article VII shall not apply to ABL Facility Claims, Superpriority Term Loan Claims, First Lien Claims, Second Lien Notes Claims or 2024 Stub Unsecured Notes Claims, which Claims shall be Allowed as set forth in Article III hereof, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments, or any other challenges under applicable law or regulation by any entity as set forth in Article III hereof.

A.	Disputed Claims and Interests Process

Holders of Claims and Interests need not file a Proof of Claim or Proof of Interest, as applicable, with the Bankruptcy Court and shall be subject to the Bankruptcy Court process only to the extent provided in the Plan, except to the extent a Claim arises on account of rejection of an Executory Contract or Unexpired Lease in accordance with Article V.B hereof. On and after the Effective Date, except as otherwise provided in the Plan, all Allowed General Unsecured Claims shall be paid pursuant to the Plan in the ordinary course of business of the Reorganized Debtors and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced. Other than (x) Claims arising from the rejection of an Executory Contract or Unexpired Lease, and (y) Claims which are expressly Allowed under Articles III.B.3 (ABL Facility Claims) III.B.4 (Superpriority Term Loan Claims), III.B.5 (First Lien Claims), III.B.6 (Second Lien Notes Claims), and III.B.7 (2024 Stub Unsecured Notes Claims), if the Debtors or the Reorganized Debtors dispute any General Unsecured Claim or Interest, such dispute shall be determined, resolved, or adjudicated, as the case may be, in a manner as if the Chapter 11 Cases had not been commenced and shall survive the Effective Date as if the Chapter 11 Cases had not been commenced, and the Debtors and Reorganized Debtors (as applicable) shall have the authority to negotiate resolutions to any such dispute as if the Chapter 11 Cases had not been commenced. Solely to the extent that an Entity is required to file a Proof of Claim and the Debtors or the Reorganized Debtors, as applicable, do not determine, and without the need for notice to or action, order, or approval of the Bankruptcy Court, that the Claim subject to such Proof of Claim is Allowed, such Claim shall be Disputed unless Allowed or disallowed by a Final Order or as otherwise set forth in this Article VII of the Plan.

Entities must file Cure Amount objections as set forth in Article V.C hereof to the extent such Entity disputes the Debtors’ proposed Cure Amount. All Proofs of Claim required to be filed by the Plan that are filed after the date that they are required to be filed pursuant to the Plan shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

B.	Claims Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority to: (1) file, withdraw, or litigate to judgment, objections to Claims or Interests; (2) settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided in the Plan, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to Article IV.N of the Plan.

C.	Estimation of Claims and Interests

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim or Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party in interest previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been disallowed from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the relevant Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.

D.	No Distributions Pending Allowance

Notwithstanding any other provision hereof, if any portion of a Claim or Interest is a Disputed Claim or Interest, as applicable, no payment or distribution provided hereunder shall be made on account of such Claim or Interest unless and until such Disputed Claim or Interest becomes an Allowed Claim or Interest.

E.	Distributions After Allowance

To the extent that a Disputed Claim or Interest ultimately becomes an Allowed Claim or Interest, distributions (if any) shall be made to the Holder of such Allowed Claim or Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Interest becomes a Final Order, the Distribution Agent shall provide to the Holder of such Claim or Interest the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim or Interest.

F.	No Interest

Interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

ARTICLE VIII.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 1123 of the Bankruptcy Code and, to the extent applicable, Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan, including the releases set forth in this Article VIII, shall constitute a global and integrated, good-faith compromise and settlement of all actual and potential claims or controversies relating to the rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such claims or controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is (a) in the best interests of the Debtors, their Estates, and Holders of Claims and Interests; (b) the result of good faith, arms-length negotiations among the parties; and (c) fair, equitable, and reasonable. The settlements and releases contained within the Plan, including, without limitation, the settlements and releases described in this paragraph, are fully integrated with, and inseparable from, the other provisions of the Plan. In accordance with the provisions of the Plan and, to the extent applicable, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against, and Interests in, the Debtors and their Estates and Causes of Action against other Entities.

B.	Discharge of Claims

Pursuant to sections 524(a)(1), 524(a)(2) and 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or the Confirmation Order, or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of (w) Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, Causes of Action and Liens of any nature whatsoever that arose before the Effective Date (including any interest accrued on Claims or Interests from and after the Petition Date), whether known or unknown, against or on any of the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, Interests, Causes of Action or Liens, (x) any liability (including withdrawal liability) of any of the Debtors to the extent such liability relates to services performed by employees of the Debtors prior to the Effective Date and that arise from a termination of employment, (y) any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and (z) all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan or voted to reject the Plan. The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date, except as otherwise specifically provided in the Plan, the Confirmation Order or in any contract, instrument, or other agreement or document created or entered into pursuant to the Plan. Such discharge will void any judgment obtained against the Debtors or Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim, Interest, Cause of Action, Lien or other right or entitlement.

C.	Release of Liens

Except (1) with respect to the Liens securing (a) the DIP Facility, which shall be retained by the Exit Facility Agent to secure the loans under the Exit Facility Documents, and (b) the Other Secured Claims that are Reinstated pursuant to the Plan, or (2) as otherwise provided in the Plan or in any contract, instrument, release, or other agreement or document created or entered into pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against or in any property of the Estates, and subject to the consummation of the applicable distributions contemplated in the Plan, shall be fully released and discharged and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the applicable Reorganized Debtor and its successors and assigns. As of the Effective Date: (a) the holders of such mortgages, deeds of trust, Liens, pledges, or other security interests shall execute such documents or take such actions as may be reasonably requested by the Debtors or the Reorganized Debtors, as applicable, to reflect or effectuate such releases, including the execution, delivery, filing or recording of such releases, intellectual property assignments, mortgage or deed of trust releases, UCC-3 termination statements and other similar discharge or release documents as may be requested by the Reorganized Debtors; and (b) the Reorganized Debtors shall be authorized to execute and file on behalf of creditors Form UCC-3 termination statements, intellectual property assignments, mortgage or deed of trust releases or such other forms or release documents as may be necessary or appropriate to implement the provisions of this Article VIII.C.

D.	Debtor Release

Notwithstanding anything contained in the Plan to the contrary, effective as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby confirmed, each Released Party is deemed released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, whether in law, equity or otherwise, including any derivative claims, asserted or assertable on behalf of any of the Debtors, that the Debtors, the Reorganized Debtors, or their Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts (including the Prior Refinancing), intercompany transactions, the Interim DIP Order, the Final DIP Order, the Prepetition Debt, the Chapter 11 Cases, the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, any Definitive Document, the Disclosure Statement, the New Corporate Governance Documents, the Plan, the WHOA Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the New Corporate Governance Documents, the Exit Facility Documents, the New Common Stock, the Plan, the WHOA Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) any post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan; (b) any Cause of Action included on the Retained Causes of Action Schedule; (c) the liability of any Released Party that otherwise would result from any act or omission to the extent that act or omission subsequently is determined in a Final Order to have constituted fraud, gross negligence or willful misconduct; or (d) any of the Debtors’ or Reorganized Debtors’ (as applicable) claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to the Plan.

E.	Third Party Release

Notwithstanding anything contained in the Plan to the contrary, effective as of the Effective Date, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, is deemed to have released, acquitted and discharged each Debtor, Reorganized Debtor, and Released Party from any and all Causes of Action, and any Cause of Action asserted or assertable by or on behalf of the Holder of any Claims whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, whether in law, equity or otherwise, including any derivative claims, matured or unmatured, asserted or assertable on behalf of any of the Debtors, that such Entity would have, ever had, now have or thereafter can, shall or may have, been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Debtors’ in- or out-of-court restructuring efforts (including the Prior Refinancing), intercompany transactions, the Interim DIP Order, the Final DIP Order, the Prepetition Debt, the Chapter 11 Cases, the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, any Definitive Document, the Disclosure Statement, the New Corporate Governance Documents, the Plan, the WHOA Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the New Corporate Governance Documents, the Exit Facility Documents, the New Common Stock, the Plan, the WHOA Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance or distribution of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) to the extent that any Causes of Action against any Releasing Party are not released or discharged pursuant to the Plan, any rights of such Releasing Party to assert any and all counterclaims, crossclaims, claims for contribution, defenses, and similar claims in response to such Causes of Action (provided that no such third-party claims or claims for contribution or similar claims may be asserted against the Debtors or the Reorganized Debtors to the extent such claims have been released or discharged pursuant to the Plan); (b) post-Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, including the assumption of the Indemnification Provisions as set forth in the Plan; (c) the liability of any Released Party (other than a Debtor) that otherwise would result from any act or omission to the extent that act or omission subsequently is determined in a Final Order to have constituted gross negligence or willful misconduct; (d) any of the Dutch Scheme Parties’ obligations in respect of the First Lien Credit Agreement, the First Lien Notes Indentures, the 2023 Stub First Lien Credit Agreement, the Second Lien Notes Indenture, or the 2024 Stub Unsecured Notes Indenture (which are being treated in the WHOA Plan); (e) any Agent’s or Trustee’s rights against any Holder of a Claim (but not against the Company Parties) to reimbursement, indemnity and fees and expenses under any financing document that by its terms survives a termination of such document; or (f) any claim against a Dutch Scheme Party relating to any relationship, contract or arrangement that is not impaired by the WHOA Plan pursuant to Article II.E thereof.

F.	Exculpation

Notwithstanding anything contained herein to the contrary, effective as of the Effective Date, and without affecting or limiting either the Debtor Release or the Third Party Release, no Exculpated Party shall have or incur liability for, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, any Definitive Document, the Chapter 11 Cases, the Disclosure Statement, the New Corporate Governance Documents, the Plan, the WHOA Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the WHOA Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the entry into the Exit Facility Documents, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan and the WHOA Plan, or the distribution of property under the Plan or the WHOA Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and the WHOA Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan or the WHOA Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth in this Article VIII.F does not release (a) any post Effective Date obligations of any party or Entity under the Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan or (b) any claim against a Dutch Scheme Party relating to any relationship, contract or arrangement that is not impaired by the WHOA Plan pursuant to Article II.E thereof.

G.	Injunction

Effective as of the Effective Date, pursuant to, inter alia, section 524(a) of the Bankruptcy Code, and except for obligations issued or required to be paid pursuant to the Plan, the Confirmation Order, the WHOA Plan or the Dutch Sanction Order and any post-Effective Date obligations of any party or Entity under the Plan, the WHOA Plan, any Restructuring Transaction, the Exit Facility, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan and the WHOA Plan, all Entities that have been, are or may be Holders of (a) Claims or (b) Interests are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties: (1) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the Debtors, their Estates or assets or the Reorganized Debtors, or the respective assets or property thereof; (2) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order against the Debtors, their Estates or assets or the Reorganized Debtors, or the respective assets or property thereof; (3) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind, including any Lien, against the Debtors, their Estates or assets or the Reorganized Debtors, or the respective assets or property thereof, other than as contemplated by the Plan; (4) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due a Debtor or Reorganized Debtor, or the respective assets or property thereof, unless such Holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner in any place whatsoever any action or other proceeding of any kind, in each case on account of or in connection with or with respect to Claims, Interests, Causes of Action or liens against or in any Debtor or Reorganized Debtor released, exculpated, discharged or settled pursuant to Article VIII.A, Article VIII.B, Article VIII.C, Article VIII.E, or Article VIII.F.

All Persons that have held, currently hold or may hold any Causes of Action, liens, rights or other liabilities released or exculpated pursuant to Article VIII.E and Article VIII.F, respectively, will be permanently enjoined from taking any of the following actions against any Released Party or Exculpated Party or its property on account of such released or exculpated Causes of Action, rights or other liabilities: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind, including any Lien; (d) except as provided herein, asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due a Released Party or Exculpated Party; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

All Entities are enjoined from interfering with any Restructuring Transaction, including the filing of any document, or taking of any other action, in the Dutch Scheme Proceedings or any Recognition Proceeding, including the Chapter 15 Proceedings, that would inhibit, restrain or otherwise seek to prevent consummation of the Plan, the WHOA Plan or any Restructuring Transaction.

H.	Gatekeeper Provision

No party may commence, continue, amend, or otherwise pursue, join in, or otherwise support any other party commencing, continuing, amending, or pursuing, a Claim or Cause of Action of any kind against any of the Debtors, Reorganized Debtors or the Released Parties that arose or arises from or is related to any Covered Claim without first (i) requesting a determination from the Bankruptcy Court, after notice and a hearing, that such Claim or Cause of Action represents a colorable claim against a Debtor or a Released Party, as applicable, and is not a Claim that was released under the Plan, which request must attach the complaint or petition proposed to be filed by the requesting party and (ii) obtaining from the Bankruptcy Court specific authorization for such party to bring such Claim or Cause of Action against a Debtor, Reorganized Debtor or a Released Party, as applicable. For the avoidance of doubt, any party that obtains such determination and authorization and subsequently wishes to amend the authorized complaint or petition to add any Claims or Causes of Action not explicitly included in the authorized complaint or petition must obtain authorization from the Bankruptcy Court before filing any such amendment in the court where such complaint or petition is pending. The Bankruptcy Court will have sole and exclusive jurisdiction to determine whether a Claim or Cause of Action is colorable and, only to the extent legally permissible, will have jurisdiction to adjudicate the underlying colorable Claim or Cause of Action.

I.	Protection Against Discriminatory Treatment

In accordance with section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Governmental Unit shall discriminate against any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, discriminate with respect to such a grant against, the Reorganized Debtors, or another Entity with whom the Reorganized Debtors have been associated, solely because such Reorganized Debtor was a Debtor under chapter 11, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

J.	Recoupment

In no event shall any Holder of Claims or Interests be entitled to recoup any Claim or Interest against any claim, right, or Cause of Action of the Debtors or the Reorganized Debtors, as applicable, unless such Holder actually has performed such recoupment and provided notice thereof in writing to the Debtors on or before the Confirmation Date, notwithstanding any indication in any Proof of Claim or Interest or otherwise that such Holder asserts, has, or intends to preserve any right of recoupment.

K.	Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the Effective Date, such Claim shall be forever disallowed notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Effective Date (1) such Claim has been adjudicated as noncontingent, or (2) the relevant Holder of a Claim has filed a noncontingent Proof of Claim on account of such Claim and a Final Order has been entered determining such Claim as no longer contingent.

L.	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases (pursuant to section 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court) and existing on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

M.	Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

ARTICLE IX.

CONDITIONS TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.B:

1.

the Bankruptcy Court shall have entered an order approving the Disclosure Statement as containing adequate information with respect to the Plan within the meaning of section 1125 of the Bankruptcy Code;

2.

the Bankruptcy Court shall have entered the Confirmation Order in form and substance acceptable to the Debtors, subject to the Consent Rights, which Confirmation Order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

3.	the Dutch Court shall have entered the Dutch Sanction Order sanctioning the WHOA Plan, which Dutch Sanction Order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

4.

the Bankruptcy Court shall have entered an order in the Chapter 15 Proceedings recognizing the Dutch Scheme Proceedings and WHOA Plan, and such order shall be in form and substance acceptable to the Debtors, subject to the Consent Rights, and such order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

5.

all of the Definitive Documents shall be consistent with the Plan, the Restructuring Support Agreement and the Consent Rights, and where applicable, shall have been executed and remain in full force and effect;

6.

the Exit Facility Documents shall have been entered into and all conditions precedent to the funding of the loans thereunder shall have been satisfied or waived in accordance therewith, and the Debtors or Reorganized Debtors, as applicable, shall have received the loans under the Exit Facility Documents;

7.

the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the Plan (including the Definitive Documents), shall be consistent with the Plan, the Restructuring Support Agreement and the Consent Rights;

8.

the Plan shall not have been amended, altered or modified from the Plan as confirmed by the Confirmation Order, unless such material amendment, alteration or modification has been made in accordance with Article X.A of the Plan;

9.

the New Corporate Governance Documents shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived in accordance with such documents’ terms), subject to any applicable post-closing execution and delivery requirements;

10.	the payment in Cash in full of all Restructuring Expenses;

11.

the Debtors shall have received all material authorizations, consents, legal and regulatory approvals, rulings, letters, no-action letters, opinions, or documents that, in the determination of the Debtors, are necessary to implement and consummate the Plan, including Bankruptcy Court approval, and that, in the determination of the Debtors, are required by law, regulation, or order and any and all steps necessary to consummate the Plan, in the judgment of the Debtors, in any applicable jurisdictions other than the United States have been effectuated, including completion of the Restructuring Transactions and the other transactions contemplated by the Plan and the Restructuring Support Agreement, and the implementation and consummation of the contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, and such material authorizations, consents, regulatory approvals, rulings, or documents, shall not be subject to unfulfilled conditions and shall be in full force and effect, and all applicable regulatory waiting periods will have expired;

12.	the Debtors shall have complied, in all material respects, with the terms of the Plan that are to be performed by the Debtors on or prior to the Effective Date;

13.	the Debtors shall have implemented the Restructuring Transactions in a manner consistent in all material respects with the Plan; and

14.

all Professional Fee Claims and expenses of retained professionals required to be approved by the Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses shall have been placed in the Professional Fee Escrow Account pending approval by the Bankruptcy Court.

B.	Waiver of Conditions to the Effective Date

Each condition to the Effective Date set forth in Article IX.A may be waived in whole or in part at any time by the Debtors with the prior reasonable consent of the Required Consenting First Lien Creditors without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than a proceeding to confirm the Plan or Consummate the Plan, provided, however, that the condition in Article IX.A.5 may be waived with respect to a particular Definitive Document only to the extent that every party needed, pursuant to the Restructuring Support Agreement, to consent to the form and substance of a particular Definitive Document agrees to waive such condition with respect to the subject Definitive Document.

C.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, with respect to any of the Debtors, shall be deemed to occur on the Effective Date with respect to such Debtor.

D.	Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur with respect to any of the Debtors, the Plan shall be null and void in all respects with respect to such Debtor, and nothing contained in the Plan or the Disclosure Statement shall, with respect to such Debtor: (1) constitute a waiver or release of any Causes of Action held by, or Claims against or Interests in, such Debtor; (2) prejudice in any manner the rights of such Debtor, or any Holders of a Claim against or Interest in such Debtor, or any other Entity with respect to such Debtor; or (3) constitute an admission, acknowledgment, offer, or undertaking by such Debtor, any Holders, or any other Entity in any respect with respect to such Debtor.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.	Amendment and Modification of Plan

Subject to the Consent Rights, the Debtors reserve the right to modify the Plan prior to Confirmation and seek Confirmation consistent with the Bankruptcy Code and, as appropriate, not resolicit votes on such modified Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and subject to the Consent Rights (other than with respect to immaterial amendments or modifications to the Plan) and the terms of the Restructuring Support Agreement, the Debtors expressly reserve their rights to alter, amend, or modify materially the Plan, one or more times, after Confirmation, and, to the extent necessary, may initiate proceedings in the Bankruptcy Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, in such matters as may be necessary to carry out the purposes and intent of the Plan, provided, however, that this Article X.A. or any of the consent rights herein may only be modified with the consent of the Required Consenting First Lien Creditors.

Holders of Claims that have accepted the Plan shall be deemed to have accepted the Plan, as amended, modified, or supplemented, if the proposed amendment, modification, or supplement does not materially and adversely change the treatment of the Claim of such Holder; provided, however, that any Holders of Claims who were deemed to accept the Plan because such Claims were Unimpaired shall continue to be deemed to accept the Plan only if, after giving effect to such amendment, modification, or supplement, such Claims continue to be Unimpaired.

B.	Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications to the Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

C.	Revocation or Withdrawal of the Plan

The Debtors reserve the right, subject to the terms of the Restructuring Support Agreement, to revoke or withdraw the Plan as to any Debtor or all of the Debtors before the Confirmation Date or at the Confirmation Hearing and to file subsequent chapter 11 plans. If the Debtors revoke or withdraw the Plan as to any Debtor or all of the Debtors, or if the Confirmation Date or the Effective Date does not occur as to any Debtor or all of the Debtors, then as to such Debtors: (1) the Plan will be null and void in all respects; (2) any settlement or compromise embodied in the Plan, assumption of Executory Contracts or Unexpired Leases effected by the Plan, and any document or agreement executed pursuant hereto will be null and void in all respects; and (3) nothing contained in the Plan, nor any action taken or not taken by the Debtors with respect to the Plan, the Disclosure Statement or the Confirmation Order, shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action, (b) prejudice in any manner the rights of any Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.    allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of (a) any request for payment of any Claim, including any Administrative Claim or Interest and (b) any and all objections to the secured or unsecured status, priority, amount, classification or allowance of Claims or Interests;

2.    decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Confirmation Date;

3.    resolve any matters related to Executory Contracts or Unexpired Leases, including: (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims, including any Cure Amount, arising therefrom, including pursuant to section 365 of the Bankruptcy Code; and (b) any dispute regarding whether a contract or lease is or was executory or expired;

4.    ensure that distributions to Holders of Allowed Claims and Interests (as applicable) are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5.    adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

6.    enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan;

7.    enforce any order for the sale of property pursuant to section 363, 1123, or 1146(a) of the Bankruptcy Code;

8.    grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9.    adjudicate, decide, or resolve any and all matters related to the Restructuring Transactions;

10.    adjudicate, decide, or resolve any and all matters related to the enforcement of the Restructuring Support Agreement;

11.    issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders, or take such other actions as may be necessary or appropriate to implement, enforce or restrain interference by any Entity, wherever located, with Consummation, implementation or enforcement of the Plan or the Confirmation Order (including an action by an Entity to disrupt or otherwise interfere with any Recognition Proceeding, the Chapter 15 Proceedings, the Dutch Scheme Proceedings or entry of the Dutch Sanction Order), including taking action to enforce the releases, injunctions and exculpation provided under the Plan;

12.    resolve any cases, controversies, suits, disputes, Causes of Action, or any other matters that may arise in connection with the Consummation, interpretation, or enforcement of the Plan, the Disclosure Statement, the Confirmation Order, or the Restructuring Transactions, or any Entity’s obligations incurred in connection with the foregoing, including disputes arising under agreements, documents, or instruments executed in connection with the Plan, the Disclosure Statement, the Confirmation Order, or the Restructuring Transactions;

13.    hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases or the Plan, including: (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or an Interest for amounts not timely repaid pursuant to Article VI.K.1 of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan, the Disclosure Statement, the Confirmation Order or the Restructuring Transactions and, subject to any applicable forum selection clauses, contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan; or (d) related to section 1141 of the Bankruptcy Code;

14.    enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated or distributions pursuant to the Plan are enjoined or stayed;

15.    consider any modifications to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile or clarify any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, provided, however, that any such modifications are subject to the Consent Rights;

16.    hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

17.    enter an order or Final Decree concluding or closing the Chapter 11 Cases;

18.    enforce, clarify or modify any orders previously entered by the Bankruptcy Court in the Chapter 11 Cases;

19.    enter any order relating to the recovery of assets of the Debtors and their Estates, wherever located; and

20.    hear any other matter not inconsistent with the Bankruptcy Code and over which the Bankruptcy Court has jurisdiction; provided, however, that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement (including the Exit Facility Documents) that have a jurisdictional, forum selection or dispute resolution clause that refers disputes to a different court, and any disputes concerning documents contained in the Plan Supplement (including the Exit Facility Documents) that contain such clauses shall be governed in accordance with the provisions of such documents.

To the extent that it is legally impermissible for the Bankruptcy Court to have exclusive jurisdiction over any of the foregoing matters, the Bankruptcy Court will have non-exclusive jurisdiction over such matters to the extent legally permissible. The Plan shall not modify the jurisdictional provisions of the New Corporate Governance Documents or the Exit Facility Documents. Notwithstanding anything herein to the contrary, on and after the Effective Date, the Bankruptcy Court’s retention of jurisdiction pursuant to the Plan shall not govern the enforcement or adjudication of any rights or remedies with respect to or as provided in the Exit Facility Documents, and the jurisdictional provisions of such documents shall control.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter, including the matters set forth in this Article XI, the provisions of this Article XI shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Article IX.A hereof and notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

B.	Additional Documents

Subject to and in accordance with the Debtors’ obligations under the Restructuring Support Agreement, on or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Subject to their respective obligations under the Restructuring Support Agreement as a party thereto, the Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

C.	Statutory Fees

All fees payable pursuant to section 1930(a) of the Judicial Code related to the Chapter 11 Cases, including fees and expenses payable to the U.S. Trustee, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, will be paid by each of the applicable Reorganized Debtors for each quarter (including any fraction thereof) until the applicable Chapter 11 Case of such Reorganized Debtor is converted, dismissed, or closed, whichever occurs first.

D.	Reservation of Rights

Except as expressly set forth in the Plan, the Plan shall have no force or effect unless the Bankruptcy Court has entered the Confirmation Order. None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests prior to the Effective Date.

E.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

F.	Service of Documents

All notices, requests, and demands to or upon the Debtors or an Ad Hoc Group member to be effective shall be in writing (including by electronic or facsimile transmission) and, unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Debtors, to:

Diebold Nixdorf, Incorporated

50 Executive Pkwy

Hudson, OH 44236

Attn: Jonathan Leiken

Email: Jonathan.Leiken@dieboldnixdorf.com

with copies to:

Jones Day

250 Vesey Street

New York, NY 10281-1047

Attn: Heather Lennox; Daniel T. Moss; Nicholas Morin

Email: hlennox@jonesday.com; dtmoss@jonesday.com; nmorin@jonesday.com

If to an Ad Hoc Group member, to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attn: Damian S. Schaible; Adam L. Shpeen; Dylan A. Consla; Amber Leary

Email: damian.schaible@davispolk.com; adam.shpeen@davispolk.com;

dylan.consla@davispolk.com; amber.leary@davispolk.com

Any notice given by delivery, mail, or courier shall be effective when received.

After the occurrence of the Effective Date, the Reorganized Debtors have authority to send a notice to Entities stating that in order to continue to receive documents pursuant to Bankruptcy Rule 2002, such Entities must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002. After the occurrence of the Effective Date, the Reorganized Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that have filed such renewed requests.

G.	Entire Agreement

Except as otherwise indicated, and without limiting the effectiveness of the Restructuring Support Agreement, the Plan (including, for the avoidance of doubt, the Plan Supplement) supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

H.	Plan Supplement Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. After the exhibits and documents are Filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from https://cases.ra.kroll.com/DieboldNixdorf or for a fee via PACER at https://ecf.txsb.gov. Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, the Plan Supplement shall control. The documents considered in the Plan Supplement are an integral part of the Plan and shall be deemed approved by the Bankruptcy Court pursuant to the Confirmation Order.

I.	Severability of Plan Provisions

If, before the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, in each case at the election and the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan and the Plan Supplement documents, as they may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors (as the case may be), and (c) non-severable and mutually dependent.

J.	Votes Solicited in Good Faith

Upon entry of the Confirmation Order, (a) the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, including, without limitation, section 1125(e) of the Bankruptcy Code, and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation; and (b) the Debtors and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and the WHOA Plan and, therefore, no such parties, individuals, or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan and the WHOA Plan.

K.	Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

L.	Closing of Chapter 11 Cases

As soon as practicable after the Effective Date, the Reorganized Debtors shall, and shall be authorized to, close the Chapter 11 Cases except for one of the Debtors’ Chapter 11 Cases that remains open (the “Remaining Case”), which shall be designated as the lead case. All contested matters and adversary proceedings relating to any of the Debtors, including objections to Claims, shall be filed, administered and adjudicated in the Remaining Case without the need to reopen any of the other Chapter 11 Cases.

Dated: May 30, 2023	Diebold Nixdorf, Incorporated, on behalf of itself and all other Debtors

	By:	/s/ James Barna
	Name:	James Barna
	Title:	Executive Vice President; Chief Financial Officer Diebold Nixdorf, Incorporated

Exhibit 3

See attached

WHOA PLAN

(section 370(1) of the Dutch Restructuring Law)

Relating to a WHOA proceeding with respect to Diebold Nixdorf Dutch Holding B.V. and certain group companies within the meaning of section 370(1) and 372 of the Dutch Restructuring Law1

DELIVERY OF BALLOTS

BALLOTS MUST BE ACTUALLY RECEIVED BY THE SOLICITATION AGENT BY THE VOTING DEADLINE, WHICH IS 4:00 P.M. PREVAILING CENTRAL TIME ON JUNE 28, 2023, VIA THE PREPAID, PRE-ADDRESSED RETURN ENVELOPE INCLUDED WITH THE SOLICITATION MATERIALS DELIVERED WITH THIS WHOA PLAN

OR

AT THE FOLLOWING ADDRESSES:

VIA FIRST CLASS MAIL, OVERNIGHT COURIER, OR HAND DELIVER TO:

Diebold Holding Company, LLC

Ballot Processing Center

c/o Kroll Restructuring Administration LLC

850 Third Avenue, Suite 412

Brooklyn, NY 11232

OR

VIA E-MAIL TO:

DIEBOLDNIXDORFBALLOTS@RA.KROLL.COM

OR

VIA THE E-BALLOTING PORTAL USING THE UNIQUE E-BALLOT ID# ON THE HOLDER’S BALLOT AT:

HTTPS://CASES.RA.KROLL.COM/DIEBOLDNIXDORF/EBALLOT-HOME

BALLOTS RECEIVED VIA FACSIMILE WILL NOT BE COUNTED

IF YOU HAVE QUESTIONS ON THE PROCEDURE FOR VOTING ON THE CHAPTER 11 PLAN OR THIS WHOA PLAN, PLEASE CALL THE SOLICITATION AGENT AT 833-701-9076 (TOLL-FREE U.S./CANADA) OR 646-440-4833 (INTERNATIONAL) OR

EMAIL DieboldNixdorfinfo@ra.kroll.com.

[1]	Those group companies (the Dutch Scheme Companies) are listed on Exhibit 1 to this WHOA Plan.

INTRODUCTION		1

ARTICLE I. DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES		2

A.	Defined Terms	2

B.	Rules of Interpretation	12

C.	Computation of Time	12

D.	Governing Law	12

E.	Reference to Monetary Figures	12

F.	Reference to the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties	12

G.	Controlling Documents	12

H.	Consent Rights	12

ARTICLE II. CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS		13

A.	Classification of Claims	13

B.	Treatment of Classes of Claims	13

C.	Voting	16

D.	Distribution of Consideration Under Chapter 11 Plan and WHOA Plan	16

E.	Non-Impairment of Any Other Relationships of Dutch Scheme Parties	16

F.	Cancellation of DNI Interests Pursuant to Chapter 11 Plan	17

ARTICLE III. MEANS FOR IMPLEMENTATION OF THIS WHOA PLAN		17

A.	General Settlement of Claims	17

B.	Restructuring Transactions	17

C.	Power of Attorney	17

D.	Sources of Consideration for Chapter 11 Plan and WHOA Plan Distributions	17

E.	Cancellation of Notes, Instruments, Certificates, and Other Documents	18

ARTICLE IV. SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS		19

A.	Compromise and Settlement of Claims, Interests, and Controversies	19

B.	Discharge of Claims	19

C.	Release of Liens	20

D.	Third Party Release	20

E.	Exculpation	21

F.	Injunction	21

(continued)

-ii-

INTRODUCTION

Diebold Nixdorf Dutch Holding B.V. (“Diebold Dutch Holding”) proposes this scheme of arrangement (akkoord als aangeboden in een besloten akkoordprocedure in de zin van artikel 369 e.v. Fw, the “WHOA Plan”) for the resolution of certain Claims against (a) Diebold Dutch Holding pursuant to section 370(1) of the Dutch Restructuring Law and (b) the other Dutch Scheme Parties pursuant to sections 370(1) and 372 and of the Dutch Restructuring Law. Capitalized terms used in this WHOA Plan and not otherwise defined shall have the respective meanings set forth in Article I.A of this WHOA Plan. This WHOA Plan does not contemplate substantive consolidation of any of the Dutch Scheme Parties.

Reference is made to the Disclosure Statement for a discussion of the Dutch Scheme Parties’ history, business, properties and operations, projections, risk factors, a summary of this WHOA Plan, and certain related matters. The Disclosure Statement contains information that is necessary for the understanding of this WHOA Plan and should be deemed an integral part of this WHOA Plan. As further described in Sections II and IV of the Disclosure Statement, this WHOA Plan is part of a global restructuring for certain obligations of DNI, Diebold Dutch Holding and other Company Parties. A portion of that global restructuring is being sought in the U.S. Chapter 11 Cases and the Chapter 11 Plan, and a portion of that global restructuring is being sought through the Dutch Scheme Proceedings and this WHOA Plan.

In addition to modifying the rights of Holders of certain Claims against Diebold Dutch Holding pursuant to section 370(1) of the Dutch Restructuring Law, this WHOA Plan also modifies the rights of Holders of Claims against the other Dutch Scheme Parties to the extent arising under any of the following documents pursuant to section 370(1) and 372 of the Dutch Restructuring Law: (a) the First Lien Term Loan and the First Lien Credit Agreement; (b) the First Lien Notes and First Lien Notes Indentures; (c) the 2023 Stub First Lien Term Loan and the 2023 Stub First Lien Credit Agreement; (d) the Second Lien Notes and the Second Lien Notes Indenture; and (e) the 2024 Stub Unsecured Notes and the 2024 Stub Unsecured Notes Indenture. Each of Diebold Dutch Holding and the other Dutch Scheme Parties is currently in the position where it is reasonably likely that they cannot comply with their obligations under such documents when such obligations fall due, within the meaning of Section 370(1) of the Dutch Restructuring Law. Without the proposed modifications of the rights of Holders of Claims against the Diebold Dutch Holding and the other Dutch Scheme Parties, these Dutch Scheme Parties’ insolvency will likely occur.

Each Dutch Scheme Party has consented to the proposed amendments of those obligations pursuant to this WHOA Plan in accordance with section 372 of the Dutch Restructuring Law. The Dutch Court has jurisdiction with respect to Diebold Dutch Holding pursuant to section 369(7)(b) of the Dutch Restructuring Law, section 3(a) of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering) and section 1:10 of the Dutch Civil Code. The Dutch Court also has jurisdiction with respect to each other Dutch Scheme Party, which are companies that pertain to the same group of companies (groep) as Diebold Dutch Holding within the meaning of section 2:24b Dutch Civil Code, pursuant to section 369(7)(b) of the Dutch Restructuring Law and section 3(c) of the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering). The Dutch Court also has jurisdiction as Diebold Dutch Holding has its domicile in the Netherlands and, to the extent relevant, the Claims relating to other (non-Dutch) Dutch Scheme Parties are so closely connected that it is expedient to hear and determine them together to avoid the risk of irreconcilable judgments resulting from separate proceedings.

The distributions to be provided to Holders of Claims in the Classes set forth in Article II.B of this WHOA Plan are consistent with, and refer to, the distributions as set forth in the Chapter 11 Plan except that (x) Holders of 2023 Stub First Lien Term Loan Claims, (y) Holders of Second Lien Notes Claims, and (z) Holders of 2024 Stub Unsecured Notes Claims are not entitled to any consideration under this WHOA Plan as such Claims are unsecured Claims of the Dutch Scheme Parties. Holders of such Claims are limited to the distributions to be provided to such Holders under the Chapter 11 Plan. Section IV.A of the Disclosure Statement provides an overview of the terms of the Chapter 11 Plan.

As consideration for any waiver, release, assignment, transfer, amendment or otherwise amended treatment of Holders’ Claims as contemplated in the Chapter 11 Plan and this WHOA Plan, Diebold Dutch Holding hereby undertakes to each such Holder of Claims, upon sanction of this WHOA Plan and the occurrence of the Effective Date, together with the other Dutch Scheme Parties and in collaboration with DNI and the Company Parties subject to the U.S. Chapter 11 Cases, to provide to each such Holder of Claims, in accordance with and subject to the terms of the Chapter 11 Plan, such consideration as that Holder of Claims is entitled to receive pursuant to the terms of the Chapter 11 Plan.

ALL HOLDERS OF CLAIMS COMPROMISED BY THIS WHOA PLAN ARE REQUESTED TO READ THIS WHOA PLAN AND THE DISCLOSURE STATEMENT, TOGETHER WITH THE OTHER INFORMATION IN THE SOLICITATION PACKAGE, IN THEIR ENTIRETY.

ALL HOLDERS OF CLAIMS COMPROMISED BY THIS WHOA PLAN ARE REQUESTED TO VOTE ON THIS WHOA PLAN IN ACCORDANCE WITH THE VOTING PROCEDURES AS OUTLINED IN THE BALLOT FOR ACCEPTING OR REJECTING (I) THE U.S. JOINT PREPACKAGED CHAPTER 11 PLAN OF REORGANIZATION OF DIEBOLD NIXDORF, INCORPORATED AND ITS DEBTOR AFFILIATES AND (II) THE NETHERLANDS WHOA PLAN OF DIEBOLD NETHERLANDS AND CERTAIN GROUP COMPANIES WITHIN THE MEANING OF ARTICLES 370(1) AND 372 OF THE DUTCH RESTRUCTURING LAW.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,

COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.	Defined Terms

1.    “2023 Stub First Lien Credit Agreement” means that certain Credit Agreement, dated as of November 23, 2015, by and among DNI, as borrower, certain of the Dutch Scheme Parties, and certain other subsidiaries of DNI from time to time party thereto, as guarantors, the 2023 Stub First Lien Term Loan Lenders and the 2023 Stub First Lien Term Loan Administrative Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.

2.    “2023 Stub First Lien Term Loan” means that certain prepetition first lien term loan facility due 2023, provided for under the 2023 Stub First Lien Credit Agreement.

3.    “2023 Stub First Lien Term Loan Administrative Agent” means JPMorgan Chase Bank, N.A., solely in its capacity as Administrative Agent under the 2023 Stub First Lien Credit Agreement, and any predecessor or successor thereto.

4.    “2023 Stub First Lien Term Loan Claims” means any Claim against any Dutch Scheme Party arising under, derived from, based on or related to the 2023 Stub First Lien Term Loan and the 2023 Stub First Lien Credit Agreement.

5.    “2023 Stub First Lien Term Loan Lenders” means, collectively, the banks, financial institutions, and other lenders party to the 2023 Stub First Lien Credit Agreement from time to time, each solely in their capacity as such.

6.    “2024 Stub Unsecured Noteholders” means, collectively, the banks, financial institutions, and other holders of the 2024 Stub Unsecured Notes, each solely in their capacity as such.

7.    “2024 Stub Unsecured Notes” means those certain 8.50% senior notes due 2024, issued by DNI pursuant to the 2024 Stub Unsecured Notes Indenture.

8.    “2024 Stub Unsecured Notes Claims” means any Claim against any Dutch Scheme Party arising under, derived from, based on or related to the 2024 Stub Unsecured Notes and the 2024 Stub Unsecured Notes Indenture.

9.    “2024 Stub Unsecured Notes Claims Recovery” has the meaning given to such term in the Chapter 11 Plan.

10.    “2024 Stub Unsecured Notes Indenture” means that certain Indenture, dated as of April 19, 2016, among DNI, as issuer, Diebold Dutch Holding and certain other Company Parties, as guarantors, and the 2024 Stub Unsecured Notes Trustee, as Trustee, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, relating to the 2024 Stub Unsecured Notes.

11.    “2024 Stub Unsecured Notes Trustee” means U.S. Bank Trust Company, National Association solely in its capacity as Trustee under the 2024 Stub Unsecured Notes Indenture, and any predecessor or successor thereto.

12.    “ABL Credit Agreement” means that certain Asset-Based Revolving Credit and Guaranty Agreement, dated as of December 29, 2022, by and among certain of the Company Parties, as borrowers and guarantors, the ABL Facility Lenders, JPMorgan Chase Bank, N.A., as Administrative Agent, and the collateral agents party thereto, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.

13.    “ABL Facility” means (a) that certain prepetition priority asset-based revolving credit facility, due 2026 and (b) that certain prepetition first-in-last-out term loan facility due 2023, provided for under the ABL Credit Agreement.

14.    “ABL Facility Claims” means Claims arising under, derived from, based on or related to the ABL Facility and the ABL Credit Agreement.

15.    “ABL Facility Lenders” means, collectively, the banks, financial institutions, and other lenders, issuing banks, hedge providers, cash management banks or agents party to the ABL Credit Agreement from time to time, each solely in their capacity as such.

16.    “Ad Hoc Group” means the ad hoc group of Consenting Creditors represented by Davis Polk & Wardwell LLP and advised by Houlihan Lokey, Inc. as counsel and financial advisor, respectively.

17.    “Ad Hoc Group Advisors” means, collectively, Davis Polk & Wardwell LLP and Houlihan Lokey, Inc., as counsel and financial advisor, respectively, to the Ad Hoc Group, as well as any local counsel(s) to the Ad Hoc Group, including, but not limited to, Loyens & Loeff N.V. and Porter Hedges LLP.

18.    “Additional New Common Stock” has the meaning set forth in the Chapter 11 Plan.

19.    “Affiliate” has the meaning set forth in section 101(2) of the U.S. Bankruptcy Code, provided, when such term is used in respect of an Entity, such definition as set forth in section 101(2) of the U.S. Bankruptcy Code shall be interpreted by replacing the term “debtor” in such definition with the applicable Entity.

20.    “Agent” means any administrative agent, collateral agent, or similar Entity under the 2023 Stub First Lien Credit Agreement, the ABL Credit Agreement, the First Lien Credit Agreement or the Superpriority Credit Agreement, in each case, solely in its capacity as such, and, including any predecessor or successor thereto.

21.    “Agents/Trustees” means, collectively, each of the Agents and Trustees.

22.    “Avoidance Actions” means any and all avoidance, recovery, subordination, or other similar claims, actions, or remedies which any of the Dutch Scheme Parties or other appropriate parties in interest have asserted or may assert under applicable statutes and common law (including those of the European Union and the Netherlands).

23.    “Business Day” means any day, other than a Saturday, Sunday, or a New York legal bank holiday.

24.    “Cash” or “$” means the legal tender of the United States of America or the equivalent thereof, including bank deposits, checks, and cash equivalents, as applicable.

25.    “Causes of Action” means any claims, interests, damages, remedies, causes of action, demands, rights, actions, suits, obligations, liabilities, accounts, defenses, offsets, powers, privileges, licenses, liens, indemnities, guaranties, and franchises of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable, directly or derivatively (including without limitation, under alter ego theories), matured or unmatured, suspected or unsuspected, choate or inchoate, in contract, tort, law, equity, or otherwise (including under foreign law). Causes of Action include, without limitation: (a) all rights of setoff, counterclaim, or recoupment and claims under contracts or for breaches of duties imposed by law or in equity; (b) the right to object to or otherwise contest Claims; (c) any Avoidance Action; (d) such claims and defenses as fraud, mistake, duress and usury; and (e) any state or foreign law fraudulent transfer or similar claim.

26.    “Chapter 11 Debtors” means DNI; Diebold Nixdorf Technology Finance, LLC; Griffin Technology Incorporated; Diebold SST Holding Company, LLC; Diebold Holding Company, LLC; Diebold Self-Service Systems; Diebold Global Finance Corporation; Impexa, L.L.C.; Diebold Canada Holding Company Inc.; and Diebold Nixdorf Canada, Limited.

27.    “Chapter 11 Plan” means the Joint Prepackaged Chapter 11 Plan of Reorganization of Diebold Holding Company, LLC and certain of its Affiliates, to be filed with the U.S. Bankruptcy Court.

28.    “Chapter 11 Plan Supplement” means the compilation of documents and forms and/or term sheets of documents, agreements, schedules, and exhibits to the Chapter 11 Plan that will be filed by the Chapter 11 Debtors with the U.S. Bankruptcy Court prior to the Effective Date, each of which shall be consistent in all material respects with the Restructuring Support Agreement (to the extent applicable) and subject to the Consent Rights.

29.    “Chapter 15 Proceedings” means the case to be commenced by Diebold Dutch Holding under chapter 15 of the U.S. Bankruptcy Code in connection with the Restructuring Transactions.

30.    “Claim” means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. For the avoidance of doubt, the term “Claim” shall include any right to payment in respect of the Prepetition Debt.

31.    “Class” means a category of Holders of Claims under the Dutch Restructuring Law.

32.    “Company Parties” has the meaning given to such term in the Restructuring Support Agreement.

33.    “Consent Rights” means the approval, consent and/or consultation rights of the Company Parties and the Consenting Creditors as and to the extent set forth in the Restructuring Support Agreement, including over the Definitive Documents.

34.    “Consenting Creditors” has the meaning given to such term in the Restructuring Support Agreement.

35.    “Consummation” means the occurrence of the Effective Date.

36.    “Definitive Documents” has the meaning given to such term in the Restructuring Support Agreement.

37.    “Diebold Dutch Holding” has meaning given to such term in the preamble to this WHOA Plan.

38.    “DIP Agent” means, collectively, GLAS USA LLC, in its capacity as Administrative Agent, and GLAS Americas LLC, in its capacity as Collateral Agent, in each case, under the DIP Credit Agreement, and any predecessor or successor thereto, or any other institution acceptable to the Required DIP Backstop Parties and the DIP Borrower.

39.    “DIP Borrower” means DNI.

40.    “DIP Credit Agreement” means the Senior Secured Superpriority Debtor In Possession Credit Agreement, to be entered into by the DIP Borrower, the other DIP Obligors, the DIP Lenders and the DIP Agent in connection with the U.S. Chapter 11 Cases, as amended, amended and restated, supplemented, or modified from time to time, in accordance with the terms and conditions set forth in the Restructuring Support Agreement.

41.    “DIP Facility” means that certain $1,250,000,000 debtor-in-possession term loan credit facility to be provided by the DIP Lenders on the terms of, and subject to the conditions set forth in, the DIP Credit Agreement.

42.    “DIP Guarantors” means the Chapter 11 Debtors and their Affiliates that shall guarantee the DIP Borrower’s obligations in connection with the DIP Facility.

43.    “DIP Lenders” means, collectively the banks, financial institutions, and other lenders party to the DIP Credit Agreement from time to time, each solely in their capacity as such.

44.    “DIP Obligors” means, collectively, the DIP Borrower and the DIP Guarantors.

45.    “DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

46.    “Disclosure Statement” means the comprehensive disclosure statement with respect to this WHOA Plan and the Chapter 11 Plan, including, in each case, all exhibits, schedules, supplements, modifications or amendments thereto.

47.    “Distribution Agent” has the meaning given to such term in the Chapter 11 Plan.

48.    “DNI” means Diebold Nixdorf, Incorporated, an Ohio corporation.

49.    “DNI Interests” means any Interest in DNI.

50.    “Dutch Court” means the District Court of Amsterdam.

51.    “Dutch Restructuring Law” means the Dutch Act on Confirmation of Extrajudicial Plans (Wet homologatie onderhands akkoord) as implemented in the Dutch Bankruptcy Act (Faillissementswet).

52.    “Dutch Sanction Hearing” means the hearing at which the Dutch Court will consider sanction of this WHOA Plan.

53.    “Dutch Sanction Order” means the order of the Dutch Court sanctioning this WHOA Plan.

54.    “Dutch Scheme Parties” means the Entities listed on Exhibit 1 attached hereto.

55.    “Dutch Scheme Proceedings” means the voluntary scheme proceedings commenced by Diebold Dutch Holding under the Dutch Restructuring Law in the Dutch Court.

56.    “Effective Date” means the date on which all conditions precedent to the occurrence of the Effective Date set forth in Article V.A of this WHOA Plan have been satisfied or waived in accordance with Article V.B of this WHOA Plan.

57.    “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

58.    “Equity Interests” or “Interests” means any common stock, limited liability company interest, equity security, equity, ownership, profit interests, unit, or share in a Company Party, including all issued, unissued, authorized, or outstanding shares of capital stock of any Company Party and any other rights, options, warrants, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable or exchangeable securities or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in any Company Party.

59.    “Exculpated Party” means, collectively, and in each case in its capacity as such: (a) each of the Dutch Scheme Parties; (b) each of the Reorganized Dutch Scheme Parties; (c) each current and former Affiliate of each Entity in clause (a) through the following clause (d); and (d) each Related Party of each Entity in clause (a) through this clause (d).

60.    “Exit Facility” means the senior secured term loan facility on terms materially consistent with those set forth in the Exit Facility Term Sheet.

61.    “Exit Facility Credit Agreement” means the credit agreement governing the Exit Facility, the form of which shall be included in the Chapter 11 Plan Supplement, and which shall be on terms substantially consistent with the Exit Facility Term Sheet or otherwise acceptable to the Required DIP Lenders, the Required Consenting Creditors and the Company Parties and otherwise in form and substance acceptable to the Required DIP Lenders, the Required Consenting Creditors and the Company Parties.

62.    “Exit Facility Documents” means, collectively, the Exit Facility Credit Agreement, and all other agreements, documents, and instruments evidencing or securing the Exit Facility, to be delivered or entered into in connection therewith (including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, and other security documents) and which shall be on terms substantially consistent with the Exit Facility Term Sheet or otherwise acceptable to the Required DIP Lenders and the Company Parties and otherwise in form and substance acceptable to the Required DIP Lenders, the Required Consenting Creditors and the Company Parties.

63.    “Exit Facility Term Sheet” means the term sheet setting forth the material terms of the Exit Facility attached as Exhibit 2 to the Restructuring Term Sheet.

64.    “Final DIP Order” means the order of the U.S. Bankruptcy Court approving the DIP Facility on a final basis, which order shall be on terms and conditions consistent with the Restructuring Support Agreement and the DIP Credit Agreement.

65.    “Final Order” means an order or judgment of the Dutch Court or the U.S. Bankruptcy Court, as applicable, or any other court of competent jurisdiction, as entered on the docket in the Dutch Scheme Proceedings or the U.S. Chapter 11 Cases, as applicable, or the docket of any other court of competent jurisdiction, with respect to the relevant subject matter that has not been reversed, vacated or stayed, modified or amended, and as to which the time to appeal or seek certiorari or move, under U.S. Bankruptcy Rule 9023 or Rule 59 of the Federal Rules of Civil Procedure, or any analogous rule under Dutch law, for a new trial, stay, reargument or rehearing has expired, and as to which no appeal, petition for certiorari, other proceeding or motion for a new trial, stay, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order; provided that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the U.S. Bankruptcy Rules or under Dutch law, may be filed relating to such order shall not prevent such order from being a Final Order.

66.    “First Lien Claims” means, collectively, the First Lien Term Loan Claims and the First Lien Notes Claims.

67.    “First Lien Claims Recovery” has the meaning given to such term in the Chapter 11 Plan.

68.    “First Lien Credit Agreement” means that certain Credit Agreement, dated as of December 29, 2022, by and among DNI, as borrower, certain of the Dutch Scheme Parties and certain other subsidiaries of DNI from time to time party thereto, as guarantors, the First Lien Term Loan Lenders, the First Lien Term Loan Administrative Agent, and the First Lien Term Loan Collateral Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.

69.    “First Lien Euro Noteholders” means, collectively, the banks, financial institutions, and other holders of the First Lien Euro Notes, each solely in their capacity as such.

70.    “First Lien Euro Notes” means the first lien Euro-denominated notes issued under the First Lien Euro Notes Indenture.

71.    “First Lien Euro Notes Claims” means any Claim against any Dutch Scheme Party arising under, derived from, based on or related to the notes and commitments arising under the First Lien Euro Notes and the First Lien Euro Notes Indenture.

72.    “First Lien Euro Notes Collateral Agent” means GLAS Americas LLC, solely in its capacity as Notes Collateral Agent under the First Lien Euro Notes Indenture, and any predecessor or successor thereto.

73.    “First Lien Euro Notes Indenture” means that certain amended and restated senior secured notes indenture, dated as of December 29, 2022 among Diebold Dutch Holding, as issuer, DNI, as guarantor, certain other Dutch Scheme Parties, as guarantors, certain of the Company Parties, as guarantors, the First Lien Euro Notes Trustee, as Trustee, and the First Lien Euro Notes Collateral Agent, as Notes Collateral Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, relating to the First Lien Euro Notes.

74.    “First Lien Euro Notes Trustee” means U.S. Bank Trust Company, National Association solely in its capacity as Trustee under the First Lien Euro Notes Indenture, and any predecessor or successor thereto.

75.    “First Lien Notes” means, collectively, the First Lien U.S. Notes and the First Lien Euro Notes.

76.    “First Lien Notes Claims” means, collectively, the First Lien U.S. Notes Claims and the First Lien Euro Notes Claims.

77.    “First Lien Notes Indentures” means, collectively, the First Lien U.S. Notes Indenture and the First Lien Euro Notes Indenture.

78.    “First Lien Term Loan” means that certain prepetition first lien term loan facility due 2025, provided for under the First Lien Credit Agreement.

79.    “First Lien Term Loan Administrative Agent” means JPMorgan Chase Bank, N.A., solely in its capacity as Administrative Agent under the First Lien Credit Agreement, and any predecessor or successor thereto.

80.    “First Lien Term Loan Claims” means any Claim against any Dutch Scheme Party arising under, derived from, based on or related to the loans and commitments under the First Lien Term Loan and the First Lien Credit Agreement.

81.    “First Lien Term Loan Collateral Agent” means GLAS Americas LLC, solely in its capacity as Collateral Agent under the First Lien Credit Agreement, and any predecessor or successor thereto.

82.    “First Lien Term Loan Lenders” means collectively, the banks, financial institutions, and other lenders party to the First Lien Credit Agreement from time to time, each solely in their capacity as such.

83.    “First Lien U.S. Noteholders” means, collectively, the banks, financial institutions, and other holders of the First Lien U.S. Notes, each solely in their capacity as such.

84.    “First Lien U.S. Notes” means the U.S. Dollar-denominated notes issued under the First Lien U.S. Notes Indenture.

85.    “First Lien U.S. Notes Claims” means any Claim against any Dutch Scheme Party arising under, derived from, based on or related to the notes and commitments under the First Lien U.S. Notes and the First Lien U.S. Notes Indenture.

86.    “First Lien U.S. Notes Collateral Agent” means GLAS Americas LLC, solely in its capacity as the Notes Collateral Agent under the First Lien U.S. Notes Indenture, and any predecessor or successor thereto.

87.    “First Lien U.S. Notes Indenture” means that certain amended and restated senior secured notes indenture, dated as of December 29, 2022, among DNI, as issuer, certain Dutch Scheme Parties, as guarantors, certain of the Company Parties, as guarantors, the First Lien U.S. Notes Trustee, as Trustee, and the First Lien U.S. Notes Collateral Agent, as Notes Collateral Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, relating to the First Lien U.S. Notes.

88.    “First Lien U.S. Notes Trustee” means U.S. Bank Trust Company, National Association solely in its capacity as Trustee under the First Lien U.S. Notes Indenture, and any predecessor or successor thereto.

89.    “Holder” means an Entity holding a Claim.

90.    “Interim DIP Order” means the order of the U.S. Bankruptcy Court approving the DIP Facility on an interim basis, which order shall be on terms and conditions consistent with the Restructuring Support Agreement and the DIP Credit Agreement.

91.    “New Common Stock” means the new common equity securities of Reorganized DNI.

92.    “New Corporate Governance Documents” means the amended and restated or new applicable corporate governance documents (including, without limitation, the certificate or articles of incorporation, limited liability company agreement, partnership agreement, stockholders agreement, registration rights agreement or such other applicable formation documents or governance documents (if any)) of the Reorganized Company Parties, forms or descriptions of which shall be included in the Chapter 11 Plan Supplement, and all of which shall be in form and substance subject to the Consent Rights.

93.    “New Management Incentive Plan” means the management incentive plan to be implemented by Reorganized DNI, which shall be substantially consistent with the Restructuring Term Sheet.

94.    “Person” has the meaning set forth in section 101(41) of the U.S. Bankruptcy Code.

95.    “Petition Date” means the date on which the Chapter 11 Debtors file their chapter 11 petitions under the U.S. Bankruptcy Code and commence the U.S. Chapter 11 Cases.

96.    “Prepetition Debt” means, collectively, the Dutch Scheme Parties’ and their Affiliates’ obligations under the: 2023 Stub First Lien Credit Agreement, 2024 Stub Unsecured Notes Indenture, ABL Credit Agreement, First Lien Credit Agreement, First Lien Euro Notes Indenture, First Lien U.S. Notes Indenture, Second Lien Notes Indenture, and Superpriority Credit Agreement.

97.    “Prior Refinancing” means the refinancing of certain of the Company Parties’ debt that was effectuated in December 2022.

98.    “Recognition Proceedings” means an in-court proceeding, commenced by a Company Party, to effectuate the recognition of the restructuring contemplated by the Restructuring Support Agreement and the Restructuring Term Sheet, including proceedings to be commenced under chapter 15 of the U.S. Bankruptcy Code.

99.    “Related Party” means each of, and in each case in its capacity as such, current and former directors, managers, officers, investment committee members, special or other committee members, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or special committee member or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, and other professionals and advisors and any such Person’s or Entity’s respective heirs, executors, estates, and nominees.

100.    “Released Party” means, collectively, and in each case, in its capacity as such: (a) each of the Dutch Scheme Parties; (b) each of the Reorganized Dutch Scheme Parties; (c) each of the First Lien Term Loan Lenders; (d) each of the First Lien Euro Noteholders; (e) each of the First Lien U.S. Noteholders; (f) each of the 2023 Stub First Lien Term Loan Lenders; (g) each of the Second Lien Noteholders; (h) each of the 2024 Stub Unsecured Noteholders; (i) the Agents; (j) the Trustees; (k) the DIP Agent; (l) each of the DIP Lenders; (m) each Consenting Creditor; (n) each current and former Affiliate of each Entity in clause (a) through the following clause (o); and (o) each Related Party of each Entity in clause (a) through this clause (o).

101.    “Releasing Parties” means, collectively, and in each case in its capacity as such: (a) each of the Dutch Scheme Parties; (b) each of the Reorganized Dutch Scheme Parties; (c) each of the First Lien Term Loan Lenders; (d) each of the First Lien Euro Noteholders; (e) each of the First Lien U.S. Noteholders; (f) each of the 2023 Stub First Lien Term Loan Lenders; (g) each of the Second Lien Noteholders; (h) each of the 2024 Stub Unsecured Noteholders; (i) the Agents; (j) the Trustees; (k) the DIP Agent; (l) each of the DIP Lenders; (m) each Consenting Creditor; (n) all Holders of Claims who voted to accept this WHOA Plan; (o) all Holders of Claims who abstained from voting on this WHOA Plan or voted to reject this WHOA Plan; (p) each current and former Affiliate of each Entity in clause (a) through the following clause (q); and (q) each Related Party of each Entity in clause (a) through this clause (q).

102.    “Reorganized Company Party” means a Company Party, or any successor or assign thereto, by merger, reorganization, consolidation, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date.

103.    “Reorganized Dutch Scheme Party” means a Dutch Scheme Party, or any successor or assign thereto, by merger, reorganization, consolidation, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date.

104.    “Reorganized DNI” means DNI, or any successor or assign thereto, by merger, reorganization, consolidation, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date.

105.    “Required Consenting Creditors” has the meaning given to such term in the Restructuring Support Agreement.

106.    “Required Consenting First Lien Creditors” has the meaning given to such term in the Restructuring Support Agreement.

107.    “Required DIP Backstop Parties” has the meaning given to such term in the Restructuring Support Agreement.

108.    “Required DIP Lenders” has the meaning given to such term in the Restructuring Support Agreement.

109.    “Restructuring Expenses” means collectively, the reasonable and documented prepetition and postpetition fees and expenses of the Ad Hoc Group Advisors that the Company Parties are obligated to pay under the Restructuring Support Agreement and/or as adequate protection under the DIP Orders, and for which the Company Parties have received an invoice.

110.    “Restructuring Steps Memorandum” has the meaning given to such term in the Chapter 11 Plan.

111.    “Restructuring Support Agreement” means that certain restructuring support agreement, dated as of May 30, 2023 (as may be further amended, supplemented or modified pursuant to the terms thereof), by and among the Company Parties and the Consenting Creditors.

112.    “Restructuring Term Sheet” means the Restructuring Term Sheet attached to the Restructuring Support Agreement as Exhibit B.

113.    “Restructuring Transactions” means, collectively, those mergers, consolidations, restructurings, reorganizations, recapitalizations, exchanges, contributions, distributions, transfers, dispositions, conversions, liquidations or dissolutions that the Company Parties or Reorganized Company Parties determine to be necessary or appropriate to effect a corporate restructuring of their respective businesses or otherwise to simplify the overall corporate structure of the Reorganized Company Parties. For the avoidance of doubt, the term “Restructuring Transactions” shall include all Recognition Proceedings that are necessary or desirable, as determined by the Company Parties with the consent of the Required Consenting Creditors (which consent shall not be unreasonably withheld, conditioned or delayed), to effectuate the restructuring contemplated by the Restructuring Support Agreement and the Restructuring Term Sheet.

114.    “Sanction Date” means the date on which the Dutch Court enters the Dutch Sanction Order.

115.    “Second Lien Noteholders” means, collectively, the banks, financial institutions, and other holders of the Second Lien Notes, each solely in their capacity as such.

116.    “Second Lien Notes” means those certain 8.50%/12.50% senior secured PIK toggle notes due 2026, issued by DNI pursuant to the Second Lien Notes Indenture.

117.    “Second Lien Notes Claims” means any Claim against any Dutch Scheme Party arising under, derived from, based on or related to the Second Lien Notes and the Second Lien Notes Indenture.

118.    “Second Lien Notes Claims Recovery” has the meaning given to such term in the Chapter 11 Plan.

119.    “Second Lien Notes Collateral Agent” means GLAS Americas LLC, solely in its capacity as the Notes Collateral Agent under the Second Lien Notes Indenture, and any predecessor or successor thereto.

120.    “Second Lien Notes Indenture” means that certain senior secured PIK toggle notes indenture, dated as of December 29, 2022, among DNI, as issuer, certain Dutch Scheme Parties, as guarantors, certain of the Company Parties, as guarantors, the Second Lien Notes Trustee, as Trustee, and the Second Lien Notes Collateral Agent, as Notes Collateral Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time, relating to the Second Lien Notes.

121.    “Second Lien Notes Trustee” means U.S. Bank Trust Company, National Association solely in its capacity as Trustee under the Second Lien Notes Indenture, and any predecessor or successor thereto.

122.    “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, 15 U.S.C. §§ 78a et seq., or any similar U.S. federal, state, or local law, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

123.    “Superpriority Credit Agreement” means that certain Credit Agreement, dated as of December 29, 2022, by and among Diebold Nixdorf Holding Germany GmbH, as borrower, certain of the Company Parties, as guarantors, the Superpriority Term Loan Lenders, the Superpriority Term Loan Administrative Agent and the Superpriority Term Loan Collateral Agent, as amended, restated, amended and restated, supplemented, waived, or otherwise modified from time to time.

124.    “Superpriority Term Loan” means that certain prepetition priority term loan facility due July 2025, provided for under Superpriority Credit Agreement.

125.    “Superpriority Term Loan Administrative Agent” means GLAS USA LLC, solely in its capacity as Administrative Agent under the Superpriority Credit Agreement, and any predecessor or successor thereto.

126.    “Superpriority Term Loan Claims” means any Claims arising under, derived from, based on or related to the loans and commitments under the Superpriority Credit Agreement.

127.    “Superpriority Term Loan Collateral Agent” means GLAS Americas LLC, solely in its capacity as Collateral Agent under the Superpriority Credit Agreement, and any predecessor or successor thereto.

128.    “Superpriority Term Loan Lenders” means, collectively, the banks, financial institutions, and other lenders party to the Superpriority Credit Agreement from time to time, each solely in their capacity as such.

129.    “Third Party Release” means the release given by each of the Releasing Parties to the Released Parties as set forth in Article IV.D of this WHOA Plan.

130.    “Trustee” means any indenture trustee, collateral trustee, or other trustee or similar Entity under the 2024 Stub Unsecured Notes Indenture, the First Lien Euro Notes Indenture, the First Lien U.S. Notes Indenture or the Second Lien Notes Indenture, and any predecessor or successor thereto, solely in its capacity as such.

131.    “U.S. Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas and, to the extent of the withdrawal of the reference under 28 U.S.C. § 157, the United States District Court for the Southern District of Texas.

132.    “U.S. Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

133.    “U.S. Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the U.S. Chapter 11 Cases and the general, local, and chambers rules of the U.S. Bankruptcy Court, as now in effect or hereafter amended.

134.    “U.S. Chapter 11 Cases” means the voluntary cases to be commenced by the Chapter 11 Debtors under chapter 11 of the U.S. Bankruptcy Code.

135.    “U.S. Confirmation Order” means the order of the U.S. Bankruptcy Court confirming the Chapter 11 Plan under section 1129 of the U.S. Bankruptcy Code and approving the Disclosure Statement, which shall be in form and substance subject to the Consent Rights.

136.    “WHOA Plan” has the meaning given to such term in the Preamble to this WHOA Plan.

B.	Rules of Interpretation

For purposes of this WHOA Plan, except as otherwise provided in this WHOA Plan: (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) unless otherwise specified, any reference in this WHOA Plan to an existing document, schedule, or exhibit, shall mean such document, schedule, or exhibit, as it may have been or may be amended, modified, or supplemented pursuant to applicable law or otherwise; (3) unless otherwise specified, all references to Sections, Articles or exhibits herein are references to Sections, Articles and exhibits of or to this WHOA Plan; (4) the words “herein,” “hereof,” and “hereto” refer to this WHOA Plan in its entirety rather than to any particular portion of this WHOA Plan; (5) any effectuating provisions may be interpreted by the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties in such a manner that is consistent with the overall purpose and intent of this WHOA Plan (in each case, subject to the Consent Rights, to the extent applicable) all without further notice to or action, order, or approval of the Dutch Court or any other Entity; (6) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this WHOA Plan; (7) references to docket numbers of documents filed in the U.S. Chapter 11 Cases are references to the docket numbers under the U.S. Bankruptcy Court’s CM/ECF system; (8) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable jurisdiction’s limited liability company laws; (9) any reference to a Person as a Holder of a Claim includes that Person’s successors, assigns and Affiliates; (10) the terms “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; and (11) except as otherwise provided in this WHOA Plan, any reference to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

C.	Computation of Time

If the date on which a transaction may occur pursuant to this WHOA Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next Business Day.

D.	Governing Law

The laws of the Netherlands shall govern the rights, obligations, construction, and implementation of this WHOA Plan (except any agreements, documents, instruments, or contracts executed or entered into in connection with this WHOA Plan, in which case the governing law of such agreement shall control); provided, that corporate governance matters relating to the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties, as applicable, shall be governed by the laws of the jurisdiction of incorporation or formation of the relevant Dutch Scheme Parties or Reorganized Dutch Scheme Parties, as applicable.

E.	Reference to Monetary Figures

All references in this WHOA Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided herein.

F.	Reference to the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties

Except as otherwise specifically provided in this WHOA Plan to the contrary, references in this WHOA Plan to the Dutch Scheme Parties or to the Reorganized Dutch Scheme Parties mean the Dutch Scheme Parties and the Reorganized Dutch Scheme Parties, as applicable, to the extent the context requires.

G.	Controlling Documents

In the event of an inconsistency between this WHOA Plan, the Restructuring Support Agreement, and the Disclosure Statement, the terms of this WHOA Plan shall control and take precedence in all respects. It is recognized that the Chapter 11 Plan Supplement is a critical component of the restructuring contemplated by the Restructuring Support Agreement, and the intent of this WHOA Plan is to be interpreted consistently with the Chapter 11 Plan Supplement.

H.	Consent Rights

Notwithstanding anything herein to the contrary, any and all Consent Rights of the parties to the Restructuring Support Agreement, as set forth in the Restructuring Support Agreement, with respect to any matter, including the form and substance of this WHOA Plan, all exhibits to this WHOA Plan, the Chapter 11 Plan Supplement, and any other Definitive Documents, including any amendments, restatements, supplements, or other modifications to such agreements and documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by reference (including to the applicable definitions in Article I.A of this WHOA Plan) and be fully enforceable as if stated in full in this WHOA Plan. Failure to reference herein the rights in the immediately preceding sentence, as such rights relate to any document referenced in the Restructuring Support Agreement, shall not impair such rights and obligations.

ARTICLE II.

CLASSIFICATION, TREATMENT, AND VOTING OF CLAIMS

A.	Classification of Claims

This WHOA Plan does not contemplate and is conditioned upon there being no substantive consolidation of any of the Dutch Scheme Parties. For brevity and convenience, the classification and treatment of Claims have been arranged into one chart. Such classification shall not affect any Dutch Scheme Party’s status as a separate legal entity, change the organization or corporate governance structure of the Dutch Scheme Parties’ business enterprise, constitute a change of control of any Dutch Scheme Party for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any assets; and, except as otherwise provided by or permitted under this WHOA Plan, all Dutch Scheme Parties shall continue to exist as separate legal entities.

All Claims subject to compromise in this WHOA Plan are classified in the Classes set forth below in accordance with section 374 of the Dutch Restructuring Law, which prescribes that creditors must be placed into different classes if either (x) the rights they have in a liquidation of the Dutch Scheme Parties’ assets in bankruptcy or (y) the rights they are offered under this WHOA Plan are, in either case, so different that there is no comparable position. A Claim is classified in a particular Class only to the extent that the Claim qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim qualifies within the description of such other Classes.

For the avoidance of doubt, in no event shall any Holder of a Claim be entitled to receive payments or distributions on account of such Claim under this WHOA Plan that, in the aggregate, exceed the amount of such Holder’s Claim.

A further description of the Classes and the rationale behind this Class division is provided in Section IV.B of the Disclosure Statement.

The following chart represents the classification of Claims against the Dutch Scheme Parties pursuant to this WHOA Plan:

Class	Claim
1	First Lien Claims

2	2023 Stub First Lien Term Loan Claims

3	Second Lien Notes Claims

4	2024 Stub Unsecured Notes Claims

B.	Treatment of Classes of Claims

To the extent a Class contains Claims with respect to any Dutch Scheme Party, the classification of such Claims, and treatment of such Claims, is specified below.

1.	Class 1 — First Lien Claims

(a)	Classification: Class 1 consists of any First Lien Claims against any Dutch Scheme Party. First Lien Claims in Class 1 are secured Claims.

(b)

Amount: On the Effective Date, the First Lien Claims shall be deemed to be in the aggregate principal amount of $1,738,012,894, plus any accrued and unpaid interest, fees, costs, and other expenses arising under, and payable pursuant to, the First Lien Credit Agreement, the First Lien Euro Notes Indenture, and the First Lien U.S. Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross claims, defenses, disallowance, impairments, or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date or as soon as reasonably practicable thereafter, except to the extent that a Holder of a First Lien Claim agrees to less favorable treatment of its First Lien Claim, in full and final satisfaction, settlement, release, and discharge of and in exchange for each First Lien Claim, each Holder of a First Lien Claim will receive a share of the First Lien Claims Recovery as set forth in the Chapter 11 Plan.

(d)

Voting: Holders of First Lien Claims are entitled to vote to accept or reject this WHOA Plan in accordance with the voting procedure as outlined in the Ballot for Accepting or Rejecting (I) the U.S. Joint Prepackaged Chapter 11 Plan of Reorganization of Diebold Nixdorf, Incorporated and Its Debtor Affiliates and (II) the Netherlands WHOA Plan of Diebold Netherlands and Certain Group Companies within the Meaning of Articles 370(1) and 372 of the Dutch Restructuring Law. The voting deadline as included in the respective ballot is Wednesday, 28 June 2023, at 4:00 PM (Prevailing Central Time).

2.	Class 2 — 2023 Stub First Lien Term Loan Claims

(a)	Classification: Class 2 consists of any 2023 Stub First Lien Term Loan Claims against any Dutch Scheme Party. 2023 Stub First Lien Term Loan Claims in Class 2 are unsecured Claims.

(b)

Amount: On the Effective Date, 2023 Stub First Lien Term Loan Claims shall be deemed to be in the aggregate principal amount of $17,974,119, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the 2023 Stub First Lien Credit Agreement as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date, each 2023 Stub First Lien Term Loan Claim shall be extinguished, cancelled and discharged, and Holders thereof shall receive no distributions from the Dutch Scheme Parties in respect of such 2023 Stub First Lien Term Loan Claims; provided, that, it is recognized that, under the Chapter 11 Plan, each Holder of a 2023 Stub First Lien Term Loan Claim shall receive a share of the First Lien Claims Recovery as set forth in the Chapter 11 Plan.

(d)

Voting: Holders of 2023 Stub First Lien Term Loan Claims are entitled to vote to accept or reject this WHOA Plan in accordance with the voting procedure as outlined in the Ballot for Accepting or Rejecting the Netherlands WHOA Plan of Diebold Netherlands and Certain Group Companies within the Meaning of Articles 370(1) and 372 of the Dutch Restructuring Law. The voting deadline as included in the respective ballot is Wednesday, 28 June 2023, at 4:00 PM (Prevailing Central Time).

3.	Class 3 — Second Lien Notes Claims

(a)	Classification: Class 3 consists of any Second Lien Notes Claims against any Dutch Scheme Party. Second Lien Notes Claims in Class 3 are unsecured Claims.

(b)

Amount: On the Effective Date, Second Lien Notes Claims shall be deemed to be in the aggregate principal amount of $333,616,814, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the Second Lien Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date, each Second Lien Notes Claim shall be extinguished, cancelled and discharged, and Holders thereof shall receive no distributions from the Dutch Scheme Parties in respect of such Second Lien Notes Claims; provided, that, it is recognized that, under the Chapter 11 Plan, each Holder of a Second Liens Notes Claim shall receive a share of the Second Lien Notes Claims Recovery as set forth in the Chapter 11 Plan.

(d)

Voting: Holders of Second Lien Notes Claims are entitled to vote to accept or reject this WHOA Plan in accordance with the voting procedure as outlined in the Ballot for Accepting or Rejecting (I) the U.S. Joint Prepackaged Chapter 11 Plan of Reorganization of Diebold Nixdorf, Incorporated and Its Debtor Affiliates and (II) the Netherlands WHOA Plan of Diebold Netherlands and Certain Group Companies within the Meaning of Articles 370(1) and 372 of the Dutch Restructuring Law. The voting deadline as included in the respective ballot is Wednesday, 28 June 2023, at 4:00 PM (Prevailing Central Time).

4.	Class 4 — 2024 Stub Unsecured Notes Claims

(a)	Classification: Class 4 consists of any 2024 Stub Unsecured Notes Claims against any Dutch Scheme Party. 2024 Stub Unsecured Notes Claims in Class 4 are unsecured Claims.

(b)

Amount: On the Effective Date, the 2024 Stub Unsecured Notes Claims shall be deemed to be in the aggregate principal amount of $72,112,000, plus any accrued but unpaid interest, fees, expenses and other amounts arising under or in connection with the 2024 Stub Unsecured Notes Indenture as of the Petition Date, which shall not be subject to any avoidance, reductions, setoff, offset, recharacterization, subordination, counterclaims, cross-claims, defenses, disallowance, impairments or any other challenges under applicable law or regulation by any entity.

(c)

Treatment: On the Effective Date, each 2024 Stub Unsecured Notes Claim shall be extinguished, cancelled and discharged, and Holders thereof shall receive no distributions from the Dutch Scheme Parties in respect of such 2024 Stub Unsecured Notes Claims; provided, that, it is recognized that, under the Chapter 11 Plan, each Holder of a 2024 Stub Unsecured Notes Claim shall receive a share of the 2024 Stub Unsecured Notes Claims Recovery as set forth in the Chapter 11 Plan.

(d)

Voting: Holders of 2024 Stub Unsecured Notes Claims are entitled to vote to accept or reject this WHOA Plan in accordance with the voting procedure as outlined in the Ballot for Accepting or Rejecting (I) the U.S. Joint Prepackaged Chapter 11 Plan of Reorganization of Diebold Nixdorf, Incorporated and Its Debtor Affiliates and (II) the Netherlands WHOA Plan of Diebold Netherlands and Certain Group Companies within the Meaning of Articles 370(1) and 372 of the Dutch Restructuring Law. The voting deadline as included in the respective ballot is Wednesday, 28 June 2023, at 4:00 PM (Prevailing Central Time).

C.	Voting

This WHOA Plan can be sanctioned by the Dutch Court and thereby made binding on Holders of Claims if it is accepted by the Holders of at least two-thirds of the aggregate amount of the Claims that have actually voted in each Class that votes on this WHOA Plan, and if this WHOA Plan otherwise satisfies the applicable requirements of section 384 of the Dutch Restructuring Law. If the requisite acceptances are not obtained and at least one Class that would receive a distribution in case of a bankruptcy liquidation votes to accept this WHOA Plan, the Dutch Court may nonetheless sanction this WHOA Plan if the Dutch Court finds that this WHOA Plan satisfies the requirements of section 384 of the Dutch Restructuring Law. If this WHOA Plan is sanctioned by the Dutch Court, it will be binding (algemeen verbindend) on Holders of Claims regardless of whether they vote or if they vote to accept or reject this WHOA Plan.

Diebold Dutch Holding will:

1.	within seven (7) days after the deadline for voting, prepare a voting report (stemverslag), in accordance with section 382(1) of the Dutch Restructuring Law; and

2.

enable each Holder of a Claim subject to compromise under this WHOA Plan to review such voting report at the registry of the Dutch Court where such voting report will be available for inspection free of charge until the Dutch Court has entered the Dutch Sanction Order.

D.	Distribution of Consideration Under Chapter 11 Plan and WHOA Plan

The distributions of consideration as set forth in the Chapter 11 Plan and this WHOA Plan take into account Holders’ rights to payment, in respect of their Claims, against all Chapter 11 Debtors and Dutch Scheme Parties taken as a whole. Any consideration to be provided to the Holders of Claims under this WHOA Plan will be distributed in accordance with the Chapter 11 Plan. As such, the New Common Stock will be distributed to Holders of Claims in accordance with the mechanics of the Chapter 11 Plan. The obligations of Diebold Dutch Holding under this WHOA Plan will accordingly be fully satisfied by distributions of New Common Stock and other consideration made in accordance with the Chapter 11 Plan. For the avoidance of doubt, the distribution of New Common Stock in accordance with the Chapter 11 Plan to Holders of First Lien Claims (including First Lien Euro Notes Claims) is expressly part of the WHOA Plan.

E.	Non-Impairment of Any Other Relationships of Dutch Scheme Parties

Other than the discharge, cancellation and release of the Claims set forth in Article II.B of this WHOA Plan, this WHOA Plan does not impair or otherwise affect any relationship, contract or arrangement of the Dutch Scheme Parties. As further explained in Section IV.B.1 of the Disclosure Statement, the following categories are excluded from the scope of this WHOA Plan and as such remain unaffected by this WHOA Plan in order to ensure the implementation of the global restructuring as contemplated in the Restructuring Support Agreement in the interest of all creditors of Diebold Dutch Holding: (a) Claims against Diebold Dutch Holding held by any trade vendor or customer of Diebold Dutch Holding; (b) Claims against Diebold Dutch Holding held by any taxing authority with jurisdiction over Diebold Dutch Holding; (c) Claims against Diebold Dutch Holding held by any Company Party; or (d) the Interests in Diebold Dutch Holding held by DNI. Additionally, this WHOA Plan does not compromise any Superpriority Term Loan Claims or ABL Facility Claims against Diebold Dutch Holding. Those Claims will be refinanced through the U.S. Chapter 11 Cases.

Moreover, pursuant to section 372 of the Dutch Restructuring Law, all other claims and/or rights vis-à-vis the other Dutch Scheme Parties other than those discharged and released under this WHOA Plan remain unaffected in accordance with that provision.

None of the Holders of Claims being compromised under this WHOA Plan qualify as an unsecured small or medium size enterprise creditor within the meaning of section 384(2) of the Dutch Restructuring Law and accordingly no Class of Holders of Claims is divided on the basis of those creditors qualifying as such.

F.	Cancellation of DNI Interests Pursuant to Chapter 11 Plan

This WHOA Plan does not cancel or modify existing DNI Interests. The distribution of the New Common Stock as described in Article II of this WHOA Plan is contingent on the cancellation of existing DNI Interests pursuant to the Chapter 11 Plan.

ARTICLE III.

MEANS FOR IMPLEMENTATION OF THIS WHOA PLAN

A.	General Settlement of Claims

Unless otherwise set forth in this WHOA Plan, and in consideration for the classification, distributions, releases, and other benefits provided under this WHOA Plan, upon the Effective Date, the provisions of this WHOA Plan, including the releases set forth in Article IV, shall constitute an integrated, good-faith compromise and settlement of all Claims and controversies resolved pursuant to this WHOA Plan.

B.	Restructuring Transactions

The Dutch Scheme Parties are authorized to take all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate this WHOA Plan, consistent with and contemporaneous with, the effectuation of the Chapter 11 Plan.

Implementation of the restructuring as contemplated under this WHOA Plan will take place in accordance with the Chapter 11 Plan and the Restructuring Steps Memorandum, in each case subject to the Consent Rights (which shall not be unreasonably withheld, conditioned or delayed).

Each Holder of Claims shall perform all such (legal and other) acts and do all such things as may be required or desirable (in the sole discretion of the Company Parties) in connection with the implementation of the restructuring contemplated by this WHOA Plan.

The implementation of this WHOA Plan, upon the Effective Date, is sufficiently guaranteed within the meaning of Section 384(2)(e) of the Dutch Restructuring Law.

C.	Power of Attorney

Each of the Holders of Claims and the other Dutch Scheme Parties (other than Diebold Dutch Holding) hereby grants an irrevocable power of attorney to Diebold Dutch Holding, individually, to perform all acts and execute all documents on its behalf as are necessary for the implementation of this WHOA Plan.

D.	Sources of Consideration for Chapter 11 Plan and WHOA Plan Distributions

Subject to the terms and conditions set forth in Article II of this WHOA Plan, the Company Parties shall fund distributions under the Chapter 11 Plan and this WHOA Plan with (a) Cash on hand, (b) the loan proceeds of the Exit Facility, and (c) the issuance of the New Common Stock. Each distribution and issuance referred to in Article II of this WHOA Plan shall be governed by the terms and conditions set forth in this WHOA Plan applicable to such distribution or issuance and by the terms and conditions of the instruments or other documents evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

1.	Exit Facility

It is acknowledged that, on the Effective Date, the applicable Company Parties shall execute the Exit Facility Documents and will grant liens and security interests pursuant thereto. The Dutch Scheme Parties will not be guarantors under the Exit Facility and will not grant liens thereunder.

2.	Issuance and Distribution of New Common Stock

Pursuant to the Chapter 11 Plan, all DNI Interests shall be cancelled as of the Effective Date. On the Effective Date, the New Common Stock shall be issued and distributed to the Entities entitled to receive the New Common Stock pursuant to, and in accordance with, the terms of this WHOA Plan, the Chapter 11 Plan and the New Corporate Governance Documents. Such New Common Stock, when issued or distributed as provided in this WHOA Plan and the Chapter 11 Plan, will be duly authorized, validly issued and fully paid and nonassessable. Any shares of New Common Stock authorized but not necessary to satisfy obligations under this WHOA Plan or the Chapter 11 Plan shall have the status of authorized but not issued shares of New Common Stock of Reorganized DNI.

3.	Corporate Governance

Each distribution and issuance of the New Common Stock shall be governed by the terms and conditions set forth in this WHOA Plan and the Chapter 11 Plan applicable to such distribution, issuance and/or dilution, as applicable, and by the terms and conditions of the instruments evidencing or relating to such distribution, issuance and/or dilution, as applicable, including the New Corporate Governance Documents, the terms and conditions of which shall bind each Entity receiving such distribution of the New Common Stock. All New Common Stock issued and distributed under this WHOA Plan and the Chapter 11 Plan shall be duly authorized, validly issued, fully paid and non-assessable.

It is understood that, on and after the Effective Date, Reorganized DNI shall continue to be a public reporting company. It is understood that Reorganized DNI shall use commercially reasonable efforts to cause the New Common Stock to be listed for trading on the New York Stock Exchange as soon as practicable after the Effective Date. It is understood that the New Common Stock will be registered under the Securities Exchange Act on the Effective Date.

4.	Cash on Hand

The Company Parties or Reorganized Company Parties, as applicable, shall use Cash on hand to fund distributions to certain Holders of Claims consistent with the terms of this WHOA Plan and the Chapter 11 Plan.

E.	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except to the extent otherwise provided in this WHOA Plan or the Restructuring Steps Memorandum, all notes, instruments, certificates, shares, and other documents evidencing Claims shall be contributed, set off or cancelled consistent with the Restructuring Steps Memorandum, and the obligations of the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties thereunder or in any way related thereto shall be discharged and deemed satisfied in full, without any further action on the part of any Dutch Scheme Party, and, as applicable, shall be deemed to have been surrendered to the Distribution Agent, and the Agents/Trustees shall automatically and fully be released from all duties and obligations thereunder; provided, however, that notwithstanding the sanction of this WHOA Plan or the occurrence of the Effective Date, any credit document, indenture, or agreement that governs the rights of the Holder of a Claim shall continue in effect solely for purposes of (1) allowing Holders of Claims to receive distributions under this WHOA Plan and the Chapter 11 Plan; (2) allowing and preserving the rights of the Agents/Trustees to make distributions pursuant to this WHOA Plan and the Chapter 11 Plan; (3) preserving the Agents’ and Trustees’ rights to compensation and indemnification as against any money or property distributable to the Holders of First Lien Claims, 2023 Stub First Lien Term Loan Claims, Second Lien Notes Claims, and 2024 Stub Unsecured Notes Claims, including permitting each Agent/Trustee to maintain, enforce, and exercise its charging liens, if any, against such distributions; (4) preserving all rights, remedies, indemnities, powers, and protections, including rights of enforcement, of the Agents/Trustees against any Person (other than with respect to any claim released under the Third Party Release or Claims subject to treatment in this WHOA Plan or the Chapter 11 Plan), including with respect to indemnification or contribution from the Holders of First Lien Claims, 2023 Stub First Lien Term Loan Claims, Second Lien Notes Claims, 2024 Stub Unsecured Notes Claims, Superpriority Term Loan Claims, and ABL Facility Claims or any exculpations of the Agents/Trustees, pursuant and subject to the terms of the 2023 Stub First Lien Credit Agreement, the First Lien Credit Agreement, the ABL Credit Agreement, the Superpriority Credit Agreement, 2024 Stub Unsecured Notes Indenture, First Lien Euro Notes Indenture, First Lien U.S. Notes Indenture, or Second Lien Notes Indenture as in effect on the Effective Date; (5) permitting the Agents/Trustees to enforce any obligation (if any) owed to the Agents/Trustees under this WHOA Plan; (6) permitting the Agents/Trustees to appear in the Dutch Scheme Proceedings or in any proceeding in the Dutch Court or any other court; and (7) permitting the Agents/Trustees to perform any functions that are necessary to effectuate the foregoing; provided, further, however, that (a) the preceding proviso shall not affect the discharge of Claims pursuant to the Dutch Sanction Order, this WHOA Plan, the U.S. Confirmation Order or the Chapter 11 Plan, or result in any expense or liability to the Dutch Scheme Parties or Reorganized Dutch Scheme Parties, as applicable, except as expressly provided for in this WHOA Plan and (b) the terms and provisions of this WHOA Plan shall not modify any existing contract or agreement that would in any way be inconsistent with distributions under this WHOA Plan and the Chapter 11 Plan. On the Effective Date, the Agents/Trustees shall be automatically and fully discharged and shall have no further obligation or liability except as provided in this WHOA Plan, the Dutch Sanction Order, the Chapter 11 Plan and the U.S. Confirmation Order, and after the performance by the Agents/Trustees and their representatives and professionals of any obligations and duties required under or related to this WHOA Plan, the Dutch Sanction Order, the Chapter 11 Plan or the U.S. Confirmation Order, the Agents/Trustees shall be automatically and fully relieved of and released from any obligations and duties arising thereunder. As a condition precedent to receiving any distribution on account of a Claim in respect of any Prepetition Debt, each Holder of such Claim shall be deemed to have surrendered the instruments or other documentation evidencing or underlying each such Claim, and all such surrendered instruments and other documentation shall be deemed to be cancelled pursuant to this Article, except to the extent otherwise expressly provided herein. Notwithstanding anything to the contrary herein, any Agents’ or Trustees’ rights against any Holder of a Claim (but not against the Company Parties, which rights against the Company Parties shall be discharged under the Chapter 11 Plan and this WHOA Plan) to reimbursement, indemnity and fees and expenses under any financing document that by its terms survives a termination of such document, shall survive the Effective Date, notwithstanding the payment in full or satisfaction of the Claims thereunder and the terms of the Chapter 11 Plan.

ARTICLE IV.

SETTLEMENT, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A.	Compromise and Settlement of Claims, Interests, and Controversies

In consideration for the distributions and other benefits provided pursuant to this WHOA Plan, the provisions of this WHOA Plan, including the releases set forth in this Article IV, shall constitute a global and integrated, good-faith compromise and settlement of all actual and potential claims or controversies relating to the rights that a Holder of a Claim compromised as set forth in Article II.B may have with respect to any such Claim, or any distribution to be made on account of such Claim. The entry of the Dutch Sanction Order shall constitute the Dutch Court’s approval of the compromise or settlement of all such claims or controversies, as well as a finding by the Dutch Court that such compromise or settlement is (a) in the best interests of the Dutch Scheme Parties and Holders of Claims; (b) fair and reasonable. The settlements and releases contained within this WHOA Plan, including, without limitation, the settlements and releases described in this paragraph, are fully integrated with, and inseparable from, the other provisions of this WHOA Plan.

B.	Discharge of Claims

The distributions, rights, and treatment that are referred to in this WHOA Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of the Claims for which treatment is specified in Article II hereof regardless of whether (a) any Holder of such a Claim receives or retains any property under this WHOA Plan or Chapter 11 Plan on account of any such Claim; or (b) the Holder of such a Claim has accepted this WHOA Plan or voted to reject this WHOA Plan. The Dutch Sanction Order shall be a judicial determination of the discharge of all such Claims subject to the occurrence of the Effective Date.

For the avoidance of doubt, this WHOA Plan and the discharge under this WHOA Plan provide for the amendment and compromise of Claims against all Dutch Scheme Parties arising out of the First Lien Credit Agreement, the First Lien Notes Indentures, the 2023 Stub First Lien Credit Agreement, the Second Lien Notes Indenture and the 2024 Stub Unsecured Notes Indenture, within the meaning of sections 372 and 370(1) of the Dutch Restructuring Law.

C.	Release of Liens

All mortgages, deeds of trust, liens, pledges, or other security interests against or in any property of the Dutch Scheme Parties that secure any Claim for which treatment is specified in Article II hereof, shall be fully released and discharged and all of the right, title, and interest of any Holders of such mortgages, deeds of trust, liens, pledges, or other security interests shall revert to the applicable Reorganized Dutch Scheme Party and its successors and assigns. As of the Effective Date: (a) the Holders of such mortgages, deeds of trust, liens, pledges, or other security interests shall execute such documents or take such actions as may be reasonably requested by the Company Parties or the Reorganized Company Parties, as applicable, to reflect or effectuate such releases, including the execution, delivery, filing or recording of such releases, intellectual property assignments, mortgage or deed of trust releases, UCC-3 termination statements and other similar discharge or release documents as may be requested by the Reorganized Company Parties; and (b) the Reorganized Dutch Scheme Parties and their Affiliates shall be authorized to execute and file on behalf of creditors Form UCC-3 termination statements, intellectual property assignments, mortgage or deed of trust releases or such other forms or release documents as may be necessary or appropriate to implement the provisions of this Article IV.C.

D.	Third Party Release

Notwithstanding anything contained in this WHOA Plan to the contrary, effective as of the Effective Date, each Releasing Party, in each case on behalf of itself and its respective successors, assigns, and representatives, and any and all other entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of the foregoing entities, is deemed to have released, acquitted and discharged each Dutch Scheme Party, Reorganized Dutch Scheme Party, and Released Party from any and all Causes of Action, and any Cause of Action asserted or assertable by or on behalf of the Holder of any Claims whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, whether in law, equity or otherwise, including any derivative claims, matured or unmatured, asserted or assertable on behalf of any of the Dutch Scheme Parties, that such Entity would have, ever had, now have or thereafter can, shall or may have, been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Dutch Scheme Parties (including the management, ownership, or operation thereof), the purchase, sale, or rescission of any security of the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties, the subject matter of, or the transactions or events giving rise to, any Claim that is treated in this WHOA Plan, the business or contractual arrangements between any Dutch Scheme Party and any Released Party, the Dutch Scheme Parties’ in- or out-of-court restructuring efforts (including the Prior Refinancing), intercompany transactions, the Interim DIP Order, the Final DIP Order, the Prepetition Debt, the Dutch Scheme Proceedings, the U.S. Chapter 11 Cases, the Restructuring Support Agreement, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, any Definitive Document, the Disclosure Statement, the New Corporate Governance Documents, the Chapter 11 Plan, this WHOA Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement, the Disclosure Statement, the New Corporate Governance Documents, the Exit Facility Documents, the New Common Stock, the Chapter 11 Plan, this WHOA Plan, the filing of the Dutch Scheme Proceedings, the pursuit of the sanction of this WHOA Plan, the pursuit of Consummation, the administration and implementation of this WHOA Plan, including the issuance or distribution of securities pursuant to the Chapter 11 Plan or this WHOA Plan, or the distribution of property under the Chapter 11 Plan or this WHOA Plan or any other related agreement, or upon any other act, or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date (which release will be in addition to the discharge of Claims provided herein and under the Dutch Sanction Order, the U.S. Confirmation Order and the U.S. Bankruptcy Code). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (a) to the extent that any Causes of Action against any Releasing Party are not released or discharged pursuant to this WHOA Plan, any rights of such Releasing Party to assert any and all counterclaims, crossclaims, claims for contribution, defenses, and similar claims in response to such Causes of Action (provided that no such third-party claims or claims for contribution or similar claims may be asserted against the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties to the extent such claims have been released or discharged pursuant to this WHOA Plan); (b) post-Effective Date obligations of any party or Entity under this WHOA Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement this WHOA Plan, including the assumption of the Indemnification Provisions (as defined in the Chapter 11 Plan) as set forth in the Chapter 11 Plan; (c) the liability of any Released Party (other than a Dutch Scheme Party) that otherwise would result from any act or omission to the extent that act or omission subsequently is determined in a Final Order to have constituted gross negligence or willful misconduct; (d) any of the Chapter 11 Debtors’ obligations in respect of the First Lien Credit Agreement, the First Lien Notes Indentures, the 2023 Stub First Lien Credit Agreement, the Second Lien Notes Indenture, or the 2024 Stub Unsecured Notes Indenture (which are being treated in the Chapter 11 Plan); (e) any Agent’s or Trustee’s rights against any Holder of a Claim (but not against the Company Parties) to reimbursement, indemnity and fees and expenses under any financing document that by its terms survives a termination of such document; (f) any Claim against a Dutch Scheme Party relating to any relationship, contract or arrangement that is not impaired by this WHOA Plan pursuant to Article II.E; or (g) any Claim in classes 1, 2, 8, 10, or 11 as set forth in Article III.B of the Chapter 11 Plan.

E.	Exculpation

Notwithstanding anything contained herein to the contrary, effective as of the Effective Date, and without affecting or limiting the Third Party Release, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any claim related to any act or omission in connection with, relating to, or arising out of, the formulation, preparation, dissemination, negotiation, entry into, or filing of, as applicable, the Restructuring Support Agreement and related prepetition transactions, any Definitive Document, the Dutch Scheme Proceedings, the Disclosure Statement, the New Corporate Governance Documents, this WHOA Plan, the Chapter 11 Plan, the Exit Facility Documents, the New Common Stock, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or this WHOA Plan, the Chapter 11 Plan, the filing of the Dutch Scheme Proceedings, the pursuit of sanction of this WHOA Plan, the pursuit of Consummation, the entry into the Exit Facility Documents, the administration and implementation of this WHOA Plan, including the issuance of securities pursuant to this WHOA Plan and the Chapter 11 Plan, or the distribution of property under this WHOA Plan and the Chapter 11 Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by this WHOA Plan or the reliance by any Exculpated Party on this WHOA Plan or the Dutch Sanction Order in lieu of such legal opinion), except for claims related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to this WHOA Plan. The Exculpated Parties have, and upon Consummation of this WHOA Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to this WHOA Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this WHOA Plan or such distributions made pursuant to this WHOA Plan or the Chapter 11 Plan. Notwithstanding anything to the contrary in the foregoing, the exculpation set forth in this Article IV.E does not release (a) any post Effective Date obligations of any party or Entity under this WHOA Plan, any Restructuring Transaction, the Exit Facility Documents, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement this WHOA Plan; (b) any Claim against a Dutch Scheme Party relating to any relationship, contract or arrangement that is not impaired by this WHOA Plan pursuant to Article II.E; or (c) any Claim in classes 1, 2, 8, 10, or 11 as set forth in Article III.B of the Chapter 11 Plan.

F.	Injunction

Effective as of the Effective Date, and except for obligations issued or required to be paid pursuant to this WHOA Plan, the Dutch Sanction Order, the Chapter 11 Plan or the U.S. Confirmation Order and any post-Effective Date obligations of any party or Entity under this WHOA Plan, the Chapter 11 Plan, any Restructuring Transaction, the Exit Facility, or any document, instrument, or agreement (including those set forth in the Chapter 11 Plan Supplement) executed to implement this WHOA Plan and the Chapter 11 Plan, all Entities that have been, are or may be Holders of Claims are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Dutch Scheme Parties, the Reorganized Dutch Scheme Parties, the Exculpated Parties, or the Released Parties: (1) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind against the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties, or the respective assets or property thereof; (2) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order against the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties, or the respective assets or property thereof; (3) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind, including any lien, against the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties, or the respective assets or property thereof, other than as contemplated by this WHOA Plan; (4) asserting any right of setoff, subrogation, or recoupment of any kind, directly or indirectly, against any obligation due a Dutch Scheme Party or Reorganized Dutch Scheme Party, or the respective assets or property thereof, unless such Holder has filed a motion requesting the right to perform such setoff on or before the Effective Date, and notwithstanding an indication of a claim or interest or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to applicable law or otherwise; and (5) commencing or continuing in any manner in any place whatsoever any action or other proceeding of any kind, in each case on account of or in connection with or with respect to any Claims, Causes of Action or liens against or in any Dutch Scheme Party or Reorganized Dutch Scheme Party released, exculpated, discharged or settled pursuant to Article IV.A, Article IV.B, Article IV.C, Article IV.D, or Article IV.E.

All Persons that have held, currently hold or may hold any Causes of Action, liens, rights or other liabilities released or exculpated pursuant to Article IV.D or Article IV.E, respectively, will be permanently enjoined from taking any of the following actions against any Released Party or Exculpated Party or its property on account of such released or exculpated Causes of Action, rights or other liabilities: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind; (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, directly or indirectly, any judgment, award, decree or order; (c) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind, including any lien; (d) except as provided herein, asserting any setoff, right of subrogation or recoupment of any kind, directly or indirectly, against any obligation due a Released Party or Exculpated Party; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of this WHOA Plan.

All Entities are enjoined from interfering with any Restructuring Transaction, including the filing of any document, or taking of any other action, in the Dutch Scheme Proceedings or any Recognition Proceeding, including the Chapter 15 Proceedings, that would inhibit, restrain or otherwise seek to prevent consummation of this WHOA Plan, the Chapter 11 Plan or any Restructuring Transaction.

ARTICLE V.

CONDITIONS TO THE EFFECTIVE DATE

A.	Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article V.B:

1.

the U.S. Bankruptcy Court shall have entered an order approving the Disclosure Statement as containing adequate information with respect to the Chapter 11 Plan within the meaning of section 1125 of the U.S. Bankruptcy Code;

2.

the U.S. Bankruptcy Court shall have entered the U.S. Confirmation Order in form and substance acceptable to the applicable Company Parties, subject to the Consent Rights, which U.S. Confirmation Order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

3.

the Dutch Court shall have entered the Dutch Sanction Order sanctioning this WHOA Plan, which Dutch Sanction Order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

4.

the U.S. Bankruptcy Court shall have entered an order in the Chapter 15 Proceedings recognizing the Dutch Scheme Proceedings and this WHOA Plan, and such order shall be in form and substance acceptable to the Company Parties, subject to the Consent Rights, and such order shall not be subject to a stay nor have been rescinded, vacated or reversed on appeal;

5.

all of the Definitive Documents shall be consistent with this WHOA Plan, the Chapter 11 Plan, the Restructuring Support Agreement and the Consent Rights, and where applicable, shall have been executed and remain in full force and effect;

6.

the Exit Facility Documents shall have been entered into and all conditions precedent to the funding of the loans thereunder shall have been satisfied or waived in accordance therewith, and the Company Parties or Reorganized Company Parties, as applicable, shall have received the loans under the Exit Facility Documents;

7.

the final version of the Chapter 11 Plan Supplement and all of the schedules, documents, and exhibits contained therein, and all other schedules, documents, supplements and exhibits to the Chapter 11 Plan (including the Definitive Documents), shall be consistent with the Chapter 11 Plan, the Restructuring Support Agreement and the Consent Rights;

8.

this WHOA Plan shall not have been amended, altered or modified from the version of this WHOA Plan as sanctioned by the Dutch Sanction Order, unless such material amendment, alteration or modification has been made in accordance with Article VI.A of this WHOA Plan;

9.

the New Corporate Governance Documents shall be in full force and effect (with all conditions precedent thereto having been satisfied or waived in accordance with such documents’ terms), subject to any applicable post-closing execution and delivery requirements;

10.	the payment in Cash in full of all Restructuring Expenses;

11.

the Dutch Scheme Parties shall have received all material authorizations, consents, legal and regulatory approvals, rulings, letters, no-action letters, opinions, or documents that, in the determination of the Company Parties, are necessary to implement and consummate this WHOA Plan, including Dutch Court approval, and that, in the determination of the Company Parties, are required by law, regulation, or order and any and all steps necessary to consummate this WHOA Plan, in the judgment of the Company Parties, in any applicable jurisdictions have been effectuated, including completion of the Restructuring Transactions and the other transactions contemplated by this WHOA Plan and the Restructuring Support Agreement, and the implementation and consummation of the contracts, instruments, releases and other agreements or documents entered into or delivered in connection with this WHOA Plan, and such material authorizations, consents, regulatory approvals, rulings, or documents, shall not be subject to unfulfilled conditions and shall be in full force and effect, and all applicable regulatory waiting periods will have expired;

12.	the Dutch Scheme Parties shall have complied, in all material respects, with the terms of this WHOA Plan that are to be performed by the Dutch Scheme Parties on or prior to the Effective Date;

13.	the Dutch Scheme Parties shall have implemented the Restructuring Transactions in a manner consistent in all material respects with this WHOA Plan; and

14.

all Professional Fee Claims (as defined in the Chapter 11 Plan) and expenses of retained professionals required to be approved by the U.S. Bankruptcy Court shall have been paid in full or amounts sufficient to pay such fees and expenses shall have been placed in the Professional Fee Escrow Account (as defined in the Chapter 11 Plan) pending approval by the U.S. Bankruptcy Court.

B.	Waiver of Conditions to the Effective Date

Each condition to the Effective Date set forth in Article V.A may be waived in whole or in part at any time by the Dutch Scheme Parties with the prior reasonable consent of the Required Consenting First Lien Creditors without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Dutch Court, and without any formal action other than a proceeding to sanction this WHOA Plan or Consummate this WHOA Plan, provided, however, that the condition in Article V.A.5 may be waived with respect to a particular Definitive Document only to the extent that every party needed, pursuant to the Restructuring Support Agreement, to consent to the form and substance of a particular Definitive Document agrees to waive such condition with respect to the subject Definitive Document.

C.	Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur with respect to any of the Dutch Scheme Parties, this WHOA Plan shall be null and void in all respects with respect to such Dutch Scheme Party, and nothing contained in this WHOA Plan or the Disclosure Statement shall, with respect to such Dutch Scheme Party: (1) constitute a waiver or release of any Causes of Action held by, or Claims against such Dutch Scheme Party; (2) prejudice in any manner the rights of such Dutch Scheme Party, or any Holders of a Claim against such Dutch Scheme Party, or any other Entity with respect to such Dutch Scheme Party; or (3) constitute an admission, acknowledgment, offer, or undertaking by such Dutch Scheme Party, any Holders, or any other Entity in any respect with respect to such Dutch Scheme Party.

ARTICLE VI.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THIS WHOA PLAN

A.	Amendment and Modification of WHOA Plan

Subject to the Consent Rights, the Dutch Scheme Parties reserve the right to modify this WHOA Plan prior to entry of the Dutch Sanction Order and seek sanction of this WHOA Plan and, as appropriate, not resolicit votes on such modified WHOA Plan, to the extent permitted under Dutch law. Subject to the Consent Rights (other than with respect to immaterial amendments or modifications to this WHOA Plan) and the terms of the Restructuring Support Agreement, the Dutch Scheme Parties expressly reserve their rights to alter, amend, or modify materially this WHOA Plan, one or more times, after sanction by the Dutch Court, and, to the extent necessary, may take the necessary actions and initiate proceedings to so alter, amend, or modify this WHOA Plan, or remedy any defect or omission, or reconcile any inconsistencies in this WHOA Plan, the Disclosure Statement, or the Dutch Sanction Order (in each such instance to the extent permissible under applicable law), in such matters as may be necessary to carry out the purposes and intent of this WHOA Plan, provided, however, that this Article VI.A or any of the consent rights herein may only be modified with the consent of the Required Consenting First Lien Creditors.

To the extent permissible under applicable law, Holders of Claims that have accepted this WHOA Plan shall be deemed to have accepted this WHOA Plan, as amended, modified, or supplemented, if the proposed amendment, modification, or supplement does not materially and adversely change the treatment of the Claim of such Holder.

B.	Effect of Sanction on Modifications

To the extent permissible under applicable law, entry of the Dutch Sanction Order shall constitute approval of all modifications to this WHOA Plan occurring after the solicitation thereof and a finding that such modifications to this WHOA Plan do not require additional disclosure or resolicitation.

C.	Revocation or Withdrawal of this WHOA Plan

In accordance with the Dutch Restructuring Law, and in particular sections 382 to 383 and under the conditions in section 369(5), the Dutch Scheme Parties reserve the right, subject to the terms of the Restructuring Support Agreement, to revoke or withdraw this WHOA Plan as to any Dutch Scheme Party or all of the Dutch Scheme Parties before the Sanction Date or at the Dutch Sanction Hearing and to file subsequent schemes of arrangement. If the Dutch Scheme Parties revoke or withdraw this WHOA Plan as to any Dutch Scheme Party or all of the Dutch Scheme Parties, or if the entry of the Dutch Sanction Order or the Effective Date does not occur as to any Dutch Scheme Party or all of the Dutch Scheme Parties, then as to such Dutch Scheme Parties: (1) this WHOA Plan will be null and void in all respects; (2) any settlement or compromise embodied in this WHOA Plan and any document or agreement executed pursuant hereto will be null and void in all respects; and (3) nothing contained in this WHOA Plan, nor any action taken or not taken by the Dutch Scheme Parties with respect to this WHOA Plan, the Disclosure Statement or the Dutch Sanction Order, shall (a) constitute a waiver or release of any Claims or Causes of Action, (b) prejudice in any manner the rights of any Dutch Scheme Party or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Dutch Scheme Party or any other Entity.

ARTICLE VII.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Dutch Sanction Order and the occurrence of the Effective Date, the Dutch Court shall retain exclusive jurisdiction over all matters arising out of or relating to this WHOA Plan or the discharge and release of the Claims as set forth in Article II of this WHOA Plan; provided, that if any such matters also relate to the Chapter 11 Plan or the Chapter 11 Cases, the Dutch Court shall retain non-exclusive jurisdiction (to be shared with the U.S. Bankruptcy Court) in respect of such matters.

If the Dutch Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter, including the matters set forth in this Article VII, the provisions of this Article VII shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

A.	Immediate Binding Effect

Subject to Article V.A hereof, and pursuant to section 385 of the Dutch Restructuring Law, upon the occurrence of the Effective Date, the terms of this WHOA Plan and the Chapter 11 Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Dutch Scheme Parties, the Reorganized Dutch Scheme Parties, and any and all Holders of Claims (irrespective of whether such Claims are deemed to have accepted this WHOA Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this WHOA Plan, and each Entity acquiring property under this WHOA Plan or the Chapter 11 Plan.

B.	Additional Documents

Subject to and in accordance with the Dutch Scheme Parties’ obligations under the Restructuring Support Agreement, on or before the Effective Date, the Dutch Scheme Parties may file with the Dutch Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this WHOA Plan. Subject to their respective obligations under the Restructuring Support Agreement as a party thereto, the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties, as applicable, and all Holders of Claims receiving distributions pursuant to this WHOA Plan and the Chapter 11 Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this WHOA Plan.

C.	Reservation of Rights

Except as expressly set forth in this WHOA Plan, this WHOA Plan shall have no force or effect unless the Dutch Court has entered the Dutch Sanction Order. None of the filing of this WHOA Plan, any statement or provision contained in this WHOA Plan, or the taking of any action by any Dutch Scheme Party with respect to this WHOA Plan, the Disclosure Statement, the Chapter 11 Plan, or the Chapter 11 Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Dutch Scheme Party with respect to the Holders of Claims prior to the Effective Date.

D.	Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in this WHOA Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

E.	Service of Documents

All notices, requests, and demands to or upon the Dutch Scheme Parties or an Ad Hoc Group member to be effective shall be in writing (including by electronic or facsimile transmission) and, unless otherwise expressly provided in this WHOA Plan, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

If to the Dutch Scheme Parties, to:

Diebold Nixdorf, Incorporated

50 Executive Pkwy

Hudson, OH 44236

Attn: Jonathan Leiken

Email: Jonathan.Leiken@dieboldnixdorf.com

with copies to:

Jones Day

250 Vesey Street

New York, NY 10281-1047

Attn: Heather Lennox; Daniel T. Moss; Nicholas Morin

Email: hlennox@jonesday.com; dtmoss@jonesday.com; nmorin@jonesday.com

- and -

Jones Day

Concertgebouwplein 20

1071 LN Amsterdam

The Netherlands

Attn: Jasper Berkenbosch; Sid Pepels

Email: jberkenbosch@jonesday.com; spepels@jonesday.com

If to an Ad Hoc Group member, to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attn: Damian Schaible; Adam Shpeen; Dylan A. Consla; Amber Leary

Email: damian.schaible@davispolk.com; adam.shpeen@davispolk.com;

dylan.consla@davispolk.com; amber.leary@davispolk.com

- and -

Loyens & Loeff N.V.

Postbus/P.O. Box 71170, 1008 BD Amsterdam

Parnassusweg 300, 1081 LC Amsterdam

Nederland/The Netherlands

Email: Vincent.vroom@loyensloeff.com; joris.dunki.jacobs@loyensloeff.com

Any notice given by delivery, mail, or courier shall be effective when received.

F.	Entire Agreement

Except as otherwise indicated, and without limiting the effectiveness of the Restructuring Support Agreement, this WHOA Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this WHOA Plan, the Chapter 11 Plan, and the Chapter 11 Plan Supplement.

G.	Chapter 11 Plan Supplement Exhibits

It is recognized that all exhibits and documents included in the Chapter 11 Plan Supplement are critical components of the restructuring contemplated by the Restructuring Support Agreement. After the exhibits and documents are filed, copies of such exhibits and documents shall be made available upon written request to the Dutch Scheme Parties’ counsel at the address above or by downloading such exhibits and documents from https://cases.ra.kroll.com/DieboldNixdorf or for a fee via PACER at https://ecf.txsb.gov. The intent of this WHOA Plan is to be interpreted consistently with all exhibits and documents included in the Chapter 11 Plan Supplement.

H.	Severability of WHOA Plan Provisions

If, before the entry of the Dutch Sanction Order, any term or provision of this WHOA Plan is held by the Dutch Court to be invalid, void, or unenforceable, the Dutch Court, in each case at the election and the request of the Dutch Scheme Parties, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable and permissible under Dutch law, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this WHOA Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration, or interpretation. The Dutch Sanction Order shall constitute a judicial determination and shall provide that each term and provision of this WHOA Plan, as they may have been altered or interpreted in accordance with the foregoing, is (a) valid and enforceable pursuant to its terms, (b) integral to this WHOA Plan and may not be deleted or modified without the consent of the Dutch Scheme Parties or the Reorganized Dutch Scheme Parties (as the case may be), and (c) non-severable and mutually dependent.

I.	Votes Solicited in Good Faith

Upon entry of the Dutch Sanction Order, (a) the Dutch Scheme Parties and their Affiliates will be deemed to have solicited votes on this WHOA Plan in good faith and in compliance with the Dutch Restructuring Law and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with such solicitation; and (b) the Dutch Scheme Parties and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Dutch Restructuring Law in the offer, issuance, sale, and purchase of securities offered and sold under this WHOA Plan and the Chapter 11 Plan and, therefore, no such parties, individuals, or the Reorganized Dutch Scheme Parties will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on this WHOA Plan or the offer, issuance, sale, or purchase of the securities offered and sold under this WHOA Plan and the Chapter 11 Plan.

J.	Waiver

Pursuant to section 385 of the Dutch Restructuring Law, upon the Dutch Court having entered the Dutch Sanction Order sanctioning this WHOA Plan, this WHOA Plan will be binding (algemeen verbindend) on each Holder of a Claim.

Exhibit 1

Dutch Scheme Parties

•	Diebold Nixdorf Dutch Holding B.V.

•	Diebold Nixdorf Global Holding, B.V.

•	Diebold Nixdorf Software Partner B.V.

•	Diebold Nixdorf Software CV

•	Diebold Nixdorf Global Solutions B.V.

•	Diebold Nixdorf B.V., an entity organized in the Netherlands

•	Diebold Nixdorf Sp. z o. o.

•	Diebold Nixdorf BPO Sp. z o. o.

•	Diebold Nixdorf S.L.

•	Diebold Nixdorf BV, an entity organized in Belgium

•	Diebold Nixdorf S.A.S.

•	Diebold Nixdorf AB

•	Diebold Nixdorf (UK) Limited

•	Diebold Nixdorf S.r.l.

Exhibit 4

See attached

Diebold 3Q 2023 – 4Q 2025 Forecast (1) $ in millions 3Q23 4Q23 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 Revenue $638.6 $1,026.6 $816.0 $919.8 $934.5 $1,062.6 $835.3 $942.0 $957.1 $1,088.8 Gross Profit $161.4 $274.6 $186.1 $224.6 $240.6 $290.0 $190.9 $230.7 $247.1 $298.1 (-) Operating Expenses (103.0) (153.8) (153.6) (157.6) (157.6) (157.6) (158.2) (158.2) (158.2) (158.2) (+) Depreciation & Amortization 9.8 14.5 14.5 14.5 14.5 14.5 14.7 14.7 14.7 14.7 Adjusted EBITDA $68.2 $135.3 $47.0 $81.5 $97.4 $146.9 $47.5 $87.3 $103.6 $154.7 Unlevered Free Cash Flow ($45.5) $313.1 ($111.2) ($25.3) ($28.7) $392.0 $2.1 ($33.4) ($43.3) $385.8 Deferred Revenue Adjustment – – (12.0) – – – – – – – In-Court AP Adjustment 33.3 63.3 25.8 – – – – – – – Cash Interest (25.6) (37.3) (35.9) (35.9) (35.9) (35.9) (35.9) (35.9) (35.9) (35.9) Levered Free Cash Flow ($37.8) $339.1 ($133.4) ($61.3) ($64.6) $356.1 ($33.9) ($69.4) ($79.3) $349.9 Beginning Cash $318.7 $280.9 $620.0 $486.7 $425.4 $360.8 $716.9 $683.0 $613.6 $534.3 ( + / - ) Net Change in Cash (37.8) 339.1 (133.4) (61.3) (64.6) 356.1 (33.9) (69.4) (79.3) 349.9 Ending Cash $280.9 $620.0 $486.7 $425.4 $360.8 $716.9 $683.0 $613.6 $534.3 $884.2 Sources: Management Projections Note: 1 (1) Represents period from August 1, 2023 emergence through September 30, 2023

Disclaimer General: This presentation, any other material accompanying this presentation and the information contained in the foregoing (collectively, the “Materials”) have been prepared by Diebold Nixdorf, Inc. (the “Company”) for the exclusive use of the party to whom the Company or its Representatives (as defined below) deliver this presentation (each such party, together with its subsidiaries and affiliates, the “Recipient”). The Materials and all information contained in the Materials constitute “Confidential Information” (or other similarly defined term) for purposes of the Confidentiality Agreement entered into and in effect as of the date of these Materials between the Recipient and the Company or to which the Recipient is otherwise bound (the “Confidentiality Agreement”), and nothing herein shall be deemed to modify, amend or supersede the terms thereof. None of the Company, or any of its partners, members, directors, officers, employees, agents, professional advisors (including legal counsel, financial advisors, investment bankers, consultants and accountants), affiliates, independent contractors or other representatives (such persons, the “Representatives”) make any representation or warranty, either express or implied, as to the adequacy, accuracy, completeness or reliability of the information contained in the Materials. Statements contained in the Materials describing documents and agreements are summaries only and such summaries are qualified in their entirety by reference to such documents and agreements. Nothing contained in the Materials is, or shall be relied upon as, a promise or representation, either express or implied, as to future performance. In addition, the information contained in the Materials is as of the date hereof (except where otherwise expressly noted), and the Company and its representatives have no obligation to update such information, including in the event that such information becomes inaccurate. The Materials have been prepared solely for informational purposes only. The recipient should not construe the contents of the Materials as legal, tax, accounting, investment advice or recommendation or business, financial or related advice. The recipient should consult its own counsel and tax and financial advisors as to legal and related matters concerning the matters described in the Materials. No person providing any Materials is acting as a fiduciary or advisor with respect to the Materials. The Materials do not purport to be all-inclusive or to contain all of the information that the recipient may require. To the maximum extent permitted by law, none of the Company, its representatives, nor any other person accepts any liability, including, without limitation, any liability arising out of fault or negligence for any loss arising from the use of the information contained in the Materials. The Materials do not constitute an offer to sell or the solicitation of an offer to buy any securities, assets or business of the Company. Forward-Looking Statements: The Materials contain statements that are not historical information and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the Company’s expected future performance (including expected results of operations and financial guidance), future financial condition, potential impact of the ongoing coronavirus (COVID-19) pandemic, anticipated operating results, strategy plans, future liquidity and financial position. Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the Company’s future plans, objectives or goals are also forward-looking statements, which reflect the current views of the Company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the Company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The factors that may affect the Company’s results include, among others: the participation by the Company’s creditors in the transactions contemplated by these Materials or variations thereof on commercially reasonable terms or at all; the overall impact of the global supply chain complexities on the Company and its business, including delays in sourcing key components as well as longer transport times, especially for container ships and U.S. trucking, given the Company’s reliance on suppliers, subcontractors and availability of raw materials and other components; the ability of the Company to raise necessary equity capital to pay its 2024 senior notes at maturity if there is insufficient participation in the current exchange offer for those notes; the Company’s ability to generate sufficient cash or have access to capital resources to service its debt, which, if unsuccessful or insufficient, could force the Company to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance its indebtedness; the Company’s ability to comply with the covenants contained in the agreements governing its debt and to successfully refinance its debt in the future; the Company’s ability to successfully convert its backlog into sales, including its ability to overcome supply chain and liquidity challenges; the ultimate impact of the ongoing COVID-19 pandemic and other public health emergencies, including further adverse effects to the Company’s supply chain, maintenance of increased order backlog, and the effects of any COVID-19 related cancellations; the Company’s ability to successfully meet its cost-reduction goals and continue to achieve benefits from its cost-reduction initiatives and other strategic initiatives, such as the current $150 million-plus cost savings plan; the success of the Company’s new products, including its DN Series line and EASY family of retail checkout solutions, and electronic vehicle charging service business; the impact of a cybersecurity breach or operational failure on the Company’s business; the Company’s ability to attract, retain and motivate key employees; the Company’s reliance on suppliers, subcontractors and availability of raw materials and other components; changes in the Company’s intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes; the Company’s success in divesting, reorganizing or exiting non-core and/or non-accretive businesses and its ability to successfully manage acquisitions, divestitures, and alliances; the ultimate outcome of the appraisal proceedings initiated in connection with the implementation of the Domination and Profit Loss Transfer Agreement with the former Diebold Nixdorf AG (which was dismissed in the Company’s favor at the lower court level in May 2022) and the merger/squeeze- out; the impact of market and economic conditions, including the bankruptcies, restructuring or consolidations of financial institutions, as well as liquidity issues these institutions may have, which could reduce the Company’s customer base and/or adversely affect its customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit; the impact of competitive pressures, including pricing pressures and technological developments; changes in political, economic or other factors such as currency exchange rates, inflation rates (including the impact of possible currency devaluations in countries experiencing high inflation rates), recessionary or expansive trends, hostilities or conflicts (including the war between Russia and Ukraine and the tension between the U.S. and China), disruption in energy supply, taxes and regulations and laws affecting the worldwide business in each of the Company’s operations; the Company’s ability to maintain effective internal controls; unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments; the effect of changes in law and regulations or the manner of enforcement in the U.S. and internationally and the Company’s ability to comply with applicable laws and regulations; and other factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022 and in other documents the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The Company assumes no obligation to update any forward-looking statements, which speak only to the date of the Materials. Non-GAAP Financial Measures and Other Information: To provide investors with additional information regarding our financial results, the Company discloses certain financial measures that are not prepared in accordance with GAAP, including levered free cash flow/(use) and unlevered free cash flow/(use) and adjusted EBITDA. The Company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the Company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The Company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The Company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the Company and the non-GAAP financial measures of other companies may not be calculated in the same manner. We provide adjusted EBITDA because we believe that investors will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures and working capital requirements. We consider free cash flow (use) to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment and capitalized software development, changes in cash of assets held for sale and the use of cash for M&A activities, and excluding the use/proceeds of cash for the settlement of foreign exchange derivative instruments, can be used for debt servicing, strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet and paying dividends. Unlevered free cash flow (use) provides incremental visibility into the Company’s liquidity by excluding cash used for interest payments and other debt servicing from free cash flow (use). 2

Exhibit 5

See attached

Diebold Nixdorf, Inc., et al Valuation Analysis May 2023 Ducera

Table of Contents I. Introduction 3 II. Diebold Nixdorf Overview 7 III. Valuation Analysis 19 i. Executive Summary 20 ii. Historical Trading Values 23 iii. Public Peer Analysis 26 iv. Discounted Cash Flow Analysis 30 v. Precedent Transactions Analysis 35 IV. Value Waterfall and Creditor Recoveries 37 Ducera

I. Introduction 3 Ducera

Executive Summary § In March 2023, Diebold Nixdorf, Inc. (“Diebold”) retained Ducera Partners LLC (“Ducera”) to: Ducera was engaged by Diebold in March – Familiarize itself with the business, operations, properties, financial condition, prospects, and capital 2023 to provide structure of Diebold strategic and financial – Analyze Diebold’s financial liquidity and evaluate alternatives to improve such liquidity in connection advice in connection with a transaction with its comprehensive – Assist in the evaluation of Diebold’s valuation, debt capacity, and alternative capital structures in restructuring light of its projected cash flow, and – Advise Diebold and negotiate with lenders in connection with a transaction (the “Restructuring”) § Specifically, Ducera provided certain restructuring services to Diebold, including: – Analyzing various restructuring scenarios, the potential impact of these scenarios on the value of Diebold, and the recoveries of those stakeholders impacted by the Restructuring – Providing strategic advice with regard to restructuring or refinancing Diebold’s obligations – Providing financial advice and assistance to Diebold in developing the Restructuring, and – Assisting Diebold and participating in negotiations with entities and groups affected by the Restructuring § At the request of the Diebold, Ducera performed a valuation analysis of Diebold on a post- reorganization basis (“Reorganized Diebold”) § The estimated going concern Total Enterprise Value of Reorganized Diebold, as of an assumed Effective Date for purposes of this illustrative valuation analysis of August 1, 2023 (the “Assumed Effective Date”), would be in a range between $2,150 million and $2,450 million § The midpoint of the Total Enterprise Value range is $2,300 million Note: All capitalized terms used on this page shall have the meanings ascribed to such terms in the Plan and the Disclosure Statement 4 Ducera

Ducera’s Qualifications § Ducera is an investment banking firm specializing in providing leading-edge capital structure and restructuring advice to companies, creditors, and investors in bankruptcy § Ducera provides a broad range of corporate and financial services to its clients, including: general corporate advice; mergers, acquisitions, and divestitures; corporate restructurings; and private placements § The firm serves corporations, institutions, and governments worldwide from three (3) offices located across the United States § Ducera is involved in advising various constituencies in more than thirty (30) restructuring situations a year, ranging from closely held companies to Global 500 corporations § Since inception in 2015, Ducera has rendered financial advisory services to clients in connection with more than $750 billion of transaction value § Ducera’s professionals have extensive experience rendering investment banking services to financially distressed companies and to creditors, equity holders, and other constituencies in reorganization proceedings and complex financial restructurings, both in- court and out-of-court 5 Ducera

Discussion of Assumptions, Qualifications, and Limitations § In its valuation analysis Ducera has assumed and relied upon, without undertaking any independent verification of the following: – The accuracy and completeness of all of the financial and other information supplied or otherwise made available to, discussed with, or reviewed by Ducera (including information that is available from generally recognized public sources), and Ducera assumes no liability for such information; – All of the information furnished by Diebold Management for purposes of the analysis is accurate as of the date hereof (except to the extent superseded by other information provided prior to such date) and does not contain any material omissions or misstatement of material facts; – The projected financial data relating to Diebold and Reorganized Diebold have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of Diebold Management as to Reorganized Diebold’s future financial performance; – The final executed restructuring will not materially differ from the draft Restructuring Support Agreement, Restructuring Term Sheet, and Chapter 11 Plan of Reorganization reviewed by Ducera; – All conditions to the consummation of the Restructuring will be satisfied without material modification or delay; – All governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Restructuring will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the Restructuring, the contemplated benefits expected to be derived in the proposed Restructuring or the consummation of the Restructuring § Ducera expresses no view as to any projected financial data relating to Diebold, or the assumptions on which they are based § Ducera has not made, nor assumed any responsibility for making, any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of Diebold, nor has Ducera been furnished with any such valuations or appraisals § Ducera’s opinion is necessarily based upon information made available as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on such date § Ducera is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters Note: All capitalized terms used on this page shall have the meanings ascribed to such terms in the Plan and the Disclosure Statement 6 Ducera

II.Diebold Nixdorf Overview 7 Ducera

Diebold Overview

- Diebold is a leading manufacturer of hardware and software solutions for self-service banking and retail with a core competency in ATMs, self-checkout machines ("SCO"), and electronic point-of-sale systems ("ePOS")
- Diebold offers a wide variety of services across its banking and retail segments including security, managed services, preventative maintenance, technology implementation, and regular maintenance through its own fleet of technicians
- A combination of in-house developed software and cloud-connected hardware creates a powerful suite of solutions for Diebold's clients in the financial, retail, grocery, and fuel and convenience industries

2022A Revenue Breakdown

39%
61%
Service
Product
30%
70%
Banking
Retail
9%
42%
49%
Americas
EMEA
APAC

Key Facts

22k	100+	#1
Employees	Countries	ATM Global Market Share[(1)]

Banking Product Suite

ATMs

Cash Recyclers

Teller Automation Systems

Retail Product Suite

SCO

ePOS

Diebold is a global manufacturer of hardware and software solutions for financial institutions and retailers

Diebold's core products include ATMs, cash recyclers, self-checkout machines, and ePOS systems; service revenue from both its hardware and software offerings is a significant percentage of the business

8

Ducera

Diebold Overview § Diebold is a leading manufacturer of hardware and Diebold is a global 2022A Revenue Breakdown software solutions for self-service banking and manufacturer of 9% retail with a core competency in ATMs, self- hardware and software checkout machines (“SCO”), and electronic point- 30% solutions for financial 39% 42% of-sale systems (“ePOS”) institutions and 70% 61% 49% retailers § Diebold offers a wide variety of services across its banking and retail segments including security, Americas EMEA Banking Retail Service Product APAC managed services, preventative maintenance, Diebold’s core technology implementation, and regular products include maintenance through its own fleet of technicians Key Facts ATMs, cash recyclers, self-checkout § A combination of in-house developed software and machines, and ePOS cloud-connected hardware creates a powerful suite systems; service 22k 100+ #1 of solutions for Diebold’s clients in the financial, revenue from both its retail, grocery, and fuel and convenience industries ATM Global Employees Countries hardware and software (1) Market Share offerings is a significant percentage Banking Product Suite Retail Product Suite of the business Teller Cash ATMs SCO ePOS Automation Recyclers Systems Sources: Public Filings 8 (1) RBR 2021, Global ATM Market and Forecasts to 2027 Ducera

Investment Highlights & Considerations

Strengths / Opportunities	Weaknesses / Threats
▪ Leading market position in the Americas, Europe, and Asia-Pacific ▪ Strong demand and robust backlog ▪ Deep, long-standing relationships with blue-chip customers, ▪ Best-in-class, proprietary hardware and software solutions create high installation to contract base attachment rates ▪ Asset-light business model with minimal capital expenditure and working capital requirements relative to EBITDA generation (assuming a normalized working capital position) ▪ Normalization of working capital position enables Diebold to exert more negotiating leverage with supplier base to drive down costs ▪ Easing of global supply chain pressures that created challenges to Diebold's ability to deliver orders across the globe	▪ Leadership changes and restructuring / transformation costs have hampered Diebold's ability to convert EBITDA to cash ▪ Complex operational / logistics profile and supply chain disruption have created lags between the production schedule and cash receipts ▪ Stretched payables and elevated deferred revenue negatively impact Diebold's margin profile ▪ Falling demand for cash due to alternatives such as growth in online and mobile payments, or mainstreaming of cryptocurrency ▪ Increasing global competition from incumbents and upstart local players ▪ FX exposure

Despite recent macroeconomic headwinds and short-term liquidity challenges, Diebold remains a strong business with a compelling investment case for debt and equity investors

9

Ducera

Investment Highlights & Considerations § Diebold is a global leader in ATMs, SCO, and EPOS products and related service offerings Despite recent macroeconomic § Since the 2016 merger with Wincor-Nixdorf, Diebold’s performance has been overshadowed by an headwinds and short- unsustainable capital structure, leadership changes, and ongoing restructuring charges that have term liquidity challenged its ability to convert EBITDA to cash flow challenges, Diebold remains a strong Strengths / Opportunities Weaknesses / Threats business with a § Leading market position in the Americas, Europe, § Leadership changes and restructuring / compelling investment and Asia-Pacific transformation costs have hampered Diebold’s case for debt and ability to convert EBITDA to cash equity investors § Strong demand and robust backlog § Complex operational / logistics profile and supply § Deep, long-standing relationships with blue-chip chain disruption have created lags between the customers, production schedule and cash receipts § Best-in-class, proprietary hardware and software § Stretched payables and elevated deferred solutions create high installation to contract base revenue negatively impact Diebold’s margin attachment rates profile § Asset-light business model with minimal capital § Falling demand for cash due to alternatives such expenditure and working capital requirements as growth in online and mobile payments, or relative to EBITDA generation (assuming a mainstreaming of cryptocurrency normalized working capital position) § Increasing global competition from incumbents § Normalization of working capital position enables and upstart local players Diebold to exert more negotiating leverage with supplier base to drive down costs§ FX exposure § Easing of global supply chain pressures that created challenges to Diebold’s ability to deliver orders across the globe 9 Ducera

Historical EBITDA to Cash Conversion

Restructuring charges and one-time expenses have weighed on Diebold's ability to convert EBITDA to cash flow historically but current forecasts indicate a reversal in this trend

Unadjusted vs. Adjusted EBITDA

($ in millions)
$320
$431
($111)
$401
$231
$170
$453
$256
$198
$416
$128
$288
$265
$355
($89)
$349
$78
$271
$402
$78
$324
2018
2019
2020
2021
2022
2023 Risk-Adj. Case
2023 Base Case
Unadjusted EBITDA
Adjustments

10

Sources: Diebold SEC filings, management business plan projections

Ducera

Historical EBITDA to Cash Conversion § Prior to 2022, Diebold consistently generated between $300-$400+ million Adjusted EBITDA annually Restructuring charges and one-time expenses § However, in each year, Adjusted EBITDA was buoyed by significant non-cash add-backs of $100-$400+ have weighed on million, which have weighed on Diebold’s ability to convert Adjusted EBITDA into free cash flow Diebold’s ability to § Variances between Adjusted EBITDA and cash EBITDA have historically been driven by restructuring convert EBITDA to and transformation costs, which have totaled over $600 million from 2018 through 2023E cash flow historically but current forecasts – Restructuring and transformation costs have been driven by (i) various strategic and initiatives indicate a reversal in pursued by prior leadership and (ii) severance costs due to multiple rounds of operational this trend restructurings Unadjusted vs. Adjusted EBITDA ($ in millions) $453 $416 $401 $402 $349 $320 $78 $128 $256 $265 $78 $231 $431 $324 $288 $271 $355 $198 $170 ($89) ($111) 2018 2019 2020 2021 2022 2023 Risk-Adj. 2023 Base Case Case Unadjusted EBITDA Adjustments Sources: Diebold SEC filings, management business plan projections 10 Ducera

Summary of Historical Restructuring & Transformation Costs From 2018 – 2022, Historical Restructuring, Transformation, and Non-Routine Expenses Diebold incurred ($ in millions) ~$580 million and Restructuring and Transformation Breakout 2018 2019 2020 2021 2022 ~$620 million of Restructuring and Severance $65.0 $50.2 $81.6 $15.4 $62.5 Transformation and Transition Costs and Third-Party Transformation 14.3 62.7 85.4 81.6 60.9 Non-Routine Total Restructuring and Transformation $79.3 $112.9 $167.0 $97.0 $123.4 Expenses, respectively Non-Routine Expenses, Net Breakout 2018 2019 2020 2021 2022 Legal / Deal $5.0 $20.6 $8.4 $8.1 $6.0 Russia / Ukraine Operations – – – – 4.5 Divestitures and Asset Sales (9.0) 6.2 11.3 2.0 (5.3) Inventory Charges 74.5 12.8 2.3 6.6 34.4 Loss-Making Contract – – 25.5 2.8 0.9 Other 44.5 16.6 11.7 (2.3) 2.0 Impairments 180.2 30.2 7.5 1.3 111.9 Total Non-Routine Expenses, Net $295.2 $86.4 $66.7 $18.5 $154.4 Source: Diebold SEC filings 11 Ducera

Historical Financial Performance Overview

Diebold has seen significant revenue declines since 2017 due to a variety of idiosyncratic and exogenous factors

~$1.2 billion of restructuring, transformation, and non-recurring charges were the main drivers in Diebold's conversion of ~$2.2 billion of Adjusted EBITDA to only ~$600 million of Unlevered Free Cash Flow

Historical Financial Metrics

($ in millions)

	2017	2018	2019	2020	2021	2022
(A) **Revenue**	$4,609	$4,579	$4,409	$3,902	$3,905	$3,441
Growth	*39.0%*	*(0.7%)*	*(3.7%)*	*(11.5%)*	*0.1%*	*(11.9%)*
(B) **Reported EBITDA**	$174	($111)	$170	$198	$288	($89)
Margin	*3.8%*	*(2.4%)*	*3.9%*	*5.1%*	*7.4%*	*(2.6%)*
(B) (C) **Adjusted EBITDA**	$382	$320	$401	$453	$416	$265
Margin	*8.3%*	*7.0%*	*9.1%*	*11.6%*	*10.6%*	*7.7%*
(B) (C) **Unlevered FCF**	$68	($33)	$283	$195	$276	($187)
% Conversion	*17.7%*	*(10.3%)*	*70.6%*	*43.0%*	*66.4%*	*(70.6%)*

Commentary

(A) Diebold experienced significant revenue growth in 2017 primarily due to the Wincor-Nixdorf acquisition. However, revenue has declined in almost every year since

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Ducera

Historical Financial Performance Overview § At the time of the 2016 Wincor-Nixdorf acquisition, Diebold projected 2018 revenue and EBIT of ~$5.6 Diebold has seen (1) billion and ~$525 million, respectively significant revenue declines since 2017 § However, business integration challenges, strategic divestitures (which represented a ~$100 million due to a variety of reduction in revenue during the period), COVID-impacts, and secular headwinds challenged Diebold’s idiosyncratic and ability to execute on the business plan outlined at the time of the acquisition exogenous factors Historical Financial Metrics ~$1.2 billion of ($ in millions) restructuring, 2017 2018 2019 2020 2021 2022 Commentary transformation, and A Revenue $4,609 $4,579 $4,409 $3,902 $3,905 $3,441 A § Diebold experienced significant non-recurring charges Growth 39.0% (0.7%) (3.7%) (11.5%) 0.1% (11.9%) revenue growth in 2017 were the main drivers primarily due to the Wincor- in Diebold’s conversion Nixdorf acquisition. However, B Reported EBITDA $174 ($111) $170 $198 $288 ($89) of ~$2.2 billion of revenue has declined in almost Margin 3.8% (2.4%) 3.9% 5.1% 7.4% (2.6%) Adjusted EBITDA to every year since only ~$600 million of § B Significant gap in Reported vs B Unlevered Free Cash Adjusted EBITDA $382 $320 $401 $453 $416 $265 C Adjusted EBITDA primarily due Flow Margin 8.3% 7.0% 9.1% 11.6% 10.6% 7.7% to restructuring charges driven by various strategic initiatives B Unlevered FCF $68 ($33) $283 $195 $276 ($187) and severance obligations. As a C result, Diebold has experienced % Conversion 17.7% (10.3%) 70.6% 43.0% 66.4% (70.6%) negative free cash flow in two of the six years since 2017 C § ~$2.2 billion of 2017-2022 Adjusted EBITDA has converted to only ~$600 million of unlevered free cash flow Sources: Diebold SEC filings, Diebold internal documents Notes: 12 (1) Figures based on Diebold internal documents Ducera

Business Plan Overview

Diebold has prepared its Base Case and Risk-Adjusted forecasts to reflect Management's unadjusted expectations of the business and adjustments to account for execution risk and exogenous macroeconomic factors

Summary of Base Case Forecast

(Adj. EBITDA)
(Adj. EBITDA Margin)
$550
$500
$450
$400
$350
$300
$250
$200
$150
12.5%
12.0%
11.5%
11.0%
10.5%
10.0%
9.5%
9.0%
8.5%
8.0%
$236
$428
$450
$472
$495
$519
10.0%
10.3%
10.6%
10.8%
11.1%
2023 (1)
2024E
2025E
2026E
2027E
2028E

Summary of Risk-Adj. Case Forecast

(Adj. EBITDA)
(Adj. EBITDA Margin)
$500
$450
$400
$350
$300
$250
$200
$150
12.5%
12.0%
11.5%
11.0%
10.5%
10.0%
9.5%
9.0%
8.5%
8.0%
$203
$373
$393
$413
$434
$456
10.0%
10.3%
10.6%
10.8%
11.1%
2023 (1)
2024E
2025E
2026E
2027E
2028E

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Ducera

Business Plan Overview § Ducera utilized management’s business plan to prepare its valuation analysis, which consist of two Diebold has prepared forecast cases: its Base Case and Risk-Adjusted – The “Base Case” forecast projecting $402 million FY23 Adjusted EBITDA, which reflects forecasts to reflect Management’s unadjusted expectations of the business Management’s – The “Risk-Adjusted” or “R&O” forecast projecting $349 million FY23 Adjusted EBITDA unadjusted — The Risk-Adjusted forecast incorporates various adjustments to account for risks inherent in the expectations of the Base Case, which are primarily related to (i) service revenue, (ii) product revenue, (iii) business and macroeconomic factors, and (iv) other risks adjustments to account for execution Summary of Base Case Forecast Summary of Risk-Adj. Case Forecast risk and exogenous (Adj. EBITDA) (Adj. EBITDA Margin) (Adj. EBITDA) (Adj. EBITDA Margin) macroeconomic factors $550 12.5% $500 12.5% $519 $456 $495 12.0% 12.0% $500 $472 $434 $450 $450 $413 11.5% 11.5% $450 $428 $393 $400 $373 11.0% 11.0% $400 11.1% 11.1% $350 10.5% 10.5% 10.8% 10.8% $350 10.6% 10.6% 10.0% 10.0% 10.3% $300 10.3% $300 10.0% 10.0% 9.5% 9.5% $250 $236 $250 9.0% 9.0% $203 $200 $200 8.5% 8.5% $150 8.0% $150 8.0% (1) (1) 2023 2024E 2025E 2026E 2027E 2028E 2023 2024E 2025E 2026E 2027E 2028E Represents post-emergence period Represents post-emergence period of 2023. Base Case projects full- of 2023. R&O Case projects full- year 2023E EBITDA of $402 million year 2023E EBITDA of $349 million Source: Diebold management projections Notes: 13 (1) Represents post-emergence period from August 1, 2023 through December 31, 2023 Ducera

Key Base Case Assumptions

	2023	2024	2025-2028
Revenue	▪ Bottoms-up product revenue build by customer ▪ Top-down service revenue	▪ 2.4% annual revenue growth through combination of: – 2% services growth – 3% product growth	▪ 2.4% annual revenue growth through combination of: – 2% services growth – 3% product growth
COGS	▪ Bottoms-up / top-down product cost build ▪ Top-down service margin build	▪ Flat services margins ▪ 25 bps annual product margin expansion	▪ Flat services margins ▪ 25 bps annual product margin expansion
Opex	▪ Bottoms-up cost build	▪ 3-4% vendor / wage inflation ▪ Offset by efficiency improvements	▪ 1% net annual SG&A inflation
Working Capital	▪ **DSO:** ~60 days on average; flex month to month based on seasonal norms ▪ **DIH:** Rolled forward monthly; beginning balance plus shipped units less revenue units ▪ **DPO:** Begins at ~90 days; brought down to ~75 days through trade paydown at the time of filing through DIP proceeds ▪ **Deferred Revenue:** Inflated at beginning of period due to product pre-payments; unwinds down to historical norm at year-end	▪ **DSO:** Regional collections efficiency in-line with historical performances ▪ **DIH:** Rolled forward monthly; beginning balance plus shipped units less revenue units ▪ **DPO:** 75 days ▪ **Deferred Revenue:** Assumes similar shape of the year without inflated product pre-payments	▪ **DSO:** In-line with historical cadence (low 60s on average) ▪ **DIH:** Assumes carry 110% of next 2 months Product COGS (~60 days of inventory) ▪ **DPO:** 75 days ▪ **Deferred Revenue:** Similar shape and cadence to 2024
Other Cash Items	▪ **CapEx:** $49mm (full year) ▪ **Taxes:** Post-emergence period Assumes 30% annual tax rate on estimated earnings before taxes (EBT) ▪ **Other:** ~$76mm full-year other cash outflows driven by restructuring costs, refinancing costs, and assets held-for-sale	▪ **CapEx:** ~$50mm ▪ **Taxes:** Assumes 30% annual tax rate on estimated earnings before taxes (EBT) ▪ **Other:** ~$5mm other cash outflows driven pension, OPEB, offset by increase in payroll and benefits liabilities	▪ **CapEx:** ~$50mm annually ▪ **Taxes:** Assumes 30% annual tax rate on estimated earnings before taxes (EBT) ▪ **Other:** ~$15mm other annual cash outflows in-line with 2024

Ducera utilized Diebold's Base and R&O business plans. The Base case utilizes the assumptions outlined herein, with the R&O case layering on additional risks and opportunities inherent in the plan as detailed on page 16

Sources: Diebold management projections

14

Ducera

Key Base Case Assumptions Ducera utilized 2023 2024 2025-2028 Diebold’s Base and § Bottoms-up product revenue § 2.4% annual revenue growth § 2.4% annual revenue growth R&O business plans. build by customer through combination of: through combination of: Revenue § Top-down service revenue – 2% services growth – 2% services growth The Base case utilizes – 3% product growth – 3% product growth the assumptions outlined herein, with § Bottoms-up / top-down product § Flat services margins§ Flat services margins cost build COGS § 25 bps annual product margin § 25 bps annual product margin the R&O case layering § Top-down service margin build expansion expansion on additional risks and § Bottoms-up cost build§ 3-4% vendor / wage inflation§ 1% net annual SG&A inflation opportunities inherent Opex § Offset by efficiency in the plan as detailed improvements on page 16 § DSO: ~60 days on average; flex § DSO: Regional collections § DSO: In-line with historical month to month based on efficiency in-line with historical cadence (low 60s on average) seasonal norms performances § DIH: Assumes carry 110% of next § DIH: Rolled forward monthly; § DIH: Rolled forward monthly; 2 months Product COGS (~60 beginning balance plus shipped beginning balance plus shipped days of inventory) units less revenue units units less revenue units § DPO: 75 days § DPO: Begins at ~90 days; § DPO: 75 days § Deferred Revenue: Similar brought down to ~75 days Working Capital § Deferred Revenue: Assumes shape and cadence to 2024 through trade paydown at the similar shape of the year without time of filing through DIP inflated product pre-payments proceeds § Deferred Revenue: Inflated at beginning of period due to product pre-payments; unwinds down to historical norm at year- end § CapEx: $49mm (full year)§ CapEx: ~$50mm§ CapEx: ~$50mm annually § Taxes: Post-emergence period § Taxes: Assumes 30% annual tax § Taxes: Assumes 30% annual tax Assumes 30% annual tax rate on rate on estimated earnings rate on estimated earnings estimated earnings before taxes before taxes (EBT) before taxes (EBT) Other Cash Items (EBT) § Other: ~$5mm other cash § Other: ~$15mm other annual § Other: ~$76mm full-year other outflows driven pension, OPEB, cash outflows in-line with 2024 cash outflows driven by offset by increase in payroll and restructuring costs, refinancing benefits liabilities costs, and assets held-for-sale Sources: Diebold management projections 14 Ducera

Base Case Forecast Summary Consolidated Summary P&L to FCF Post-Emerg. (1) ($ in millions) 2021 2022 2023 2024 2025 2026 2027 2028 Services Revenue $2,288 $2,089 $928 $2,186 $2,230 $2,274 $2,319 $2,366 Y/Y Growth N/A (8.7%) N/A 2.0% 2.0% 2.0% 2.0% 2.0% Product Revenue $1,593 $1,351 $826 $1,706 $1,757 $1,809 $1,864 $1,920 Y/Y Growth N/A (15.2%) N/A 3.0% 3.0% 3.0% 3.0% 3.0% Total Revenue $3,882 $3,440 $1,754 $3,892 $3,987 $4,084 $4,183 $4,286 Y/Y Growth (0.5%) (11.4%) N/A 2.4% 2.4% 2.4% 2.4% 2.4% Gross Profit $1,064 $819 $469 $997 $1,025 $1,053 $1,083 $1,113 Gross Margin 27.4% 23.8% 26.7% 25.6% 25.7% 25.8% 25.9% 26.0% Services Margin 32.4% 30.4% 33.3% 31.3% 31.3% 31.3% 31.3% 31.3% Product Margin 20.3% 13.6% 19.4% 18.3% 18.6% 18.8% 19.1% 19.3% Total Operating Expenses 718 621 257 627 634 640 646 653 Depreciation & Amortization 64 55 24 58 59 59 59 59 Adjusted EBITDA $416 $265 $236 $428 $450 $472 $495 $519 Adjusted EBITDA Margin 10.7% 7.7% N/A 11.0% 11.3% 11.6% 11.8% 12.1% Accounts Receivable 7 (49) 6 (24) (1) (17) (17) (18) Inventory (90) (94) 150 (14) 16 (5) (5) – Accounts Payable 195 (86) 55 13 13 13 14 14 Deferred Revenue (9) 141 (22) (12) (0) – – – Income Taxes (42) (42) (64) (111) (117) (124) (131) (138) Other Cash Flow (70) (93) 63 (5) (15) (15) (15) (15) Restructuring Costs (50) (94) (7) – – – – – Refinancing Costs – (59) – – – – – – Assets Held-for-sale – (19) (4) – – – – – Capital Expenditures (80) (56) (23) (50) (50) (50) (50) (50) Unlevered Free Cash Flow $276 ($187) $390 $225 $297 $275 $291 $313 Unlevered Free Cash Flow Conversion 66.4% (70.7%) 165.2% 52.4% 66.0% 58.2% 58.7% 60.3% Sources: Management Projections Notes: Cash taxes calculated at a 30% corporate tax rate and are presented on an unlevered basis 15 (1) Represents post-emergence period from August 1, 2023 through December 31, 2023 Ducera

Summary of Risks and Opportunities § Amidst challenging idiosyncratic factors and an uncertain macroeconomic environment, Diebold has taken steps to ensure that its internal forecast appropriately accounts for potential risks and opportunities to its Revised Forecast, as summarized below ($ in thousands) 1Q 2023 2Q 2023 3Q 2023 4Q 2023 2023 Total 2023 Forecast Adjusted EBITDA $46,362 $91,873 $112,916 $151,317 $402,468 Identified Risks and Opportunities Service Revenue Risks and Opportunities – (3,300) (10,797) (14,086) (28,182) Product Revenue Risks and Opportunities (6,541) (7,574) (2,536) 7,150 (9,500) Macro-Economic Risk – – (6,593) (8,283) (14,876) Other Risks and Opportunities 56 (101) (276) (776) (1,098) Identified Risks and Opportunities - Total ($6,485) ($10,975) ($20,203) ($15,995) ($53,657) Adjusted EBITDA, with Identified Risks and Opportunities $39,877 $80,899 $92,714 $135,322 $348,811 Net Working Capital Impact of Consolidated Adjustments: Accounts Receivable 32,024 (23,538) 54,945 (20,956) 42,474 Sales Tax / VAT (2,357) (780) (1,950) 89 (4,997) Inventory (22,284) (11,222) (29,727) (15,609) (78,843) Accounts Payable (294) (5,853) (40,159) (2,006) (48,312) Total Working Capital Adjustments to Free Cash Flow $7,089 ($41,394) ($16,891) ($38,482) ($89,678) Total Cash Impact (P&L and Working Capital) $604 ($52,369) ($37,093) ($54,476) ($143,334) 16 Ducera

Risk-Adjusted Forecast Summary Consolidated Summary P&L to FCF Post-Emerg. (1) ($ in millions) 2021 2022 2023 2024 2025 2026 2027 2028 Services Revenue $2,288 $2,089 $908 $2,159 $2,202 $2,246 $2,291 $2,337 Y/Y Growth N/A (8.7%) N/A 2.0% 2.0% 2.0% 2.0% 2.0% Product Revenue $1,593 $1,351 $758 $1,574 $1,621 $1,670 $1,720 $1,772 Y/Y Growth N/A (15.2%) N/A 3.0% 3.0% 3.0% 3.0% 3.0% Total Revenue $3,882 $3,440 $1,665 $3,733 $3,823 $3,916 $4,011 $4,108 Y/Y Growth (0.5%) (11.4%) N/A 2.4% 2.4% 2.4% 2.4% 2.4% Gross Profit $1,064 $819 $436 $941 $967 $993 $1,020 $1,048 Gross Margin 27.4% 23.8% 26.2% 25.3% 25.3% 25.3% 25.4% 25.5% Services Margin 32.4% 30.4% 32.2% 30.7% 30.7% 30.7% 30.7% 30.7% Product Margin 20.3% 13.6% 19.0% 17.7% 18.0% 18.2% 18.5% 18.7% Total Operating Expenses 718 621 257 626 633 639 645 652 Depreciation & Amortization 64 55 24 58 59 59 59 59 Adjusted EBITDA $416 $265 $203 $373 $393 $413 $434 $456 Adjusted EBITDA Margin 10.7% 7.7% 12.2% 10.0% 10.3% 10.6% 10.8% 11.1% Accounts Receivable 7 (49) 5 (49) (2) (16) (17) (17) Inventory (90) (94) 109 41 42 (5) (5) – Accounts Payable 195 (86) 58 12 13 13 13 13 Deferred Revenue (9) 141 (22) (12) – – – – Income Taxes (42) (42) (54) (94) (100) (106) (113) (119) Other Cash Flow (70) (93) 63 (5) (15) (15) (15) (15) Restructuring Costs (50) (94) (7) – – – – – Refinancing Costs – (59) – – – – – – Assets Held-for-sale – (19) (4) – – – – – Capital Expenditures (80) (56) (23) (50) (50) (50) (50) (50) Unlevered Free Cash Flow $276 ($187) $329 $216 $281 $234 $248 $268 Unlevered Free Cash Flow Conversion 66.4% (70.7%) 161.6% 58.0% 71.4% 56.6% 57.2% 58.9% Sources: Management Projections Notes: Cash taxes calculated at a 30% corporate tax rate and are presented on an unlevered basis 17 (1) Represents post-emergence period from August 1, 2023 through December 31, 2023 Ducera

Business Plan Case Comparison

Revenue

($ in millions)
$1,754
$1,665
$3,892
$3,733
$3,987
$3,823
$4,084
$3,916
$4,183
$4,011
$4,286
$4,108
2023E (1)
2024E
2025E
2026E
2027E
2028E
Base Case
R&O Case

Gross Profit

$469
$436
$997
$941
$1,025
$967
$1,053
$993
$1,083
$1,020
$1,113
$1,048
2023E (1)
2024E
2025E
2026E
2027E
2028E
Base Case
R&O Case

The Base Case represents management's target business plan, while the R&O Case overlays various risks to the 2023 plan which carry forward throughout the remainder of the forecast period

Adjusted EBITDA

$236
$203
$428
$373
$450
$393
$472
$413
$495
$434
$519
$456
2023E (1)
2024E
2025E
2026E
2027E
2028E
Base Case
R&O Case

Unlevered Free Cash Flow

$390
$329
$225
$216
$297
$281
$275
$234
$291
$248
$313
$268
2023E (1)
2024E
2025E
2026E
2027E
2028E
Base Case
R&O Case

18

Ducera

Business Plan Case Comparison The Base Case Revenue Gross Profit represents ($ in millions) $1,113 $1,083 $4,286 $1,053 $4,183 $1,048 management’s target $1,025 $1,020 $3,987 $4,084 $997 $993 $4,108 $3,892 $4,011 $967 $3,916 $941 $3,823 business plan, while $3,733 the R&O Case overlays various risks to the 2023 plan which carry $469 $1,754 $436 $1,665 forward throughout the remainder of the forecast period (1) (1) 2023E 2024E 2025E 2026E 2027E 2028E 2023E 2024E 2025E 2026E 2027E 2028E Base Case R&O Case Base Case R&O Case Adjusted EBITDA Unlevered Free Cash Flow $519 $390 $495 $472 $456 $450 $329 $434 $428 $313 $413 $297 $393 $291 $373 $281 $275 $268 $248 $234 $225 $216 $236 $203 (1) (1) 2023E 2024E 2025E 2026E 2027E 2028E 2023E 2024E 2025E 2026E 2027E 2028E Base Case R&O Case Base Case R&O Case Sources: Diebold management projections Notes: 18 (1) Represents post-emergence period from August 1, 2023 through December 31, 2023 Ducera

III.Valuation Analysis 19 Ducera

i. Executive Summary 20 Ducera

Summary of Valuation Analysis § Diebold’s Total Enterprise Value as of an assumed effective date of July 31, 2023 is estimated to be between approximately $2.15 billion and $2.45 billion, with a midpoint of $2.3 billion § The valuation presented herein is based on management’s Base and R&O business plans and relies upon the following valuation methodologies, which have been averaged to determine the estimated valuation range Methodology Overview Implied Total Enterprise Value Range Valuation Date§ Valuation analyses are reflected as of August 1, 2023 § Ducera evaluated Diebold’s past market valuations over the past ~5 years § From 2018 through early 2022, Diebold’s market valuation was driven by the equity 2018 to 1Q22 $2.5-$3.0bn markets, with debt trading around par apart from certain idiosyncratic events − During this time, Diebold traded in an implied Total Enterprise Value range of Historical approximately $2.5 - $3.0 billion Trading Values§ Following performance challenges and macroeconomic headwinds in early 2022, the market valuations implied by the equity and debt markets dislocated 1Q22 through present $1.5-$2.0bn − Since early 2022, Diebold’s market-implied Total Enterprise Value as traded in a range of approximately $1.5 - $2.0 billion inclusive of the market value of debt (1) § Ducera evaluated Diebold’s publicly-traded peers in the banking and retail LTM Adj. EBITDA $1.8-$1.9bn products and services sectors (5.5x – 6.0x) § While several public companies have operations in Diebold’s markets, there are (2) FY23E Adj. EBITDA Base: $2.2-$2.4bn Public Peer numerous factors that limit the breadth of an appropriate comparables universe. (5.5x – 6.0x) R&O: $1.9-$2.1bn Analysis As a result, Ducera utilized NCR as the primary comparable § Ducera utilized several metrics to estimate Diebold’s Total Enterprise Value relative (3) FY24E Adj. EBITDA Base: $2.1-$2.4bn to NCR, including multiples of 1Q23 LTM, FY23E, and FY24E EBITDA on both the (5.0x – 5.5x) R&O: $1.9-$2.1bn Base Case and R&O Case § Ducera utilized the Base Case and R&O Case to conduct a discounted cash flow Base Case $2.4-$3.2bn analysis, valuing Diebold based on a range of weighted-average cost of capital DCF Analysis (“WACC”) between 10% and 15% and a range of terminal exit multiples ranging from R&O Case $2.1-$2.8bn 5.0 – 6.0x § Ducera evaluated a range of precedent control M&A transactions in the banking/retail products and services sector (1) Precedent LTM Adj. EBITDA $2.4-$2.8bn § Ducera utilized the implied Total Enterprise Value-to-LTM EBITDA implied by these Transactions (7.5x – 9.0x) transactions to determine a range applicable to Diebold Notes: (1) Based on LTM Adjusted EBITDA of $314 million as of 1Q23 21 (2) Based on Base Case and R&O Case 2023 EBITDA of $402 million and $348 million, respectively per management business plan Ducera (3) Based on Base Case and R&O Case 2024 EBITDA of $428 million and $373 million, respectively per management business plan Control Publicly-Traded Equivalent Equivalent

Summary of Valuation Methodologies

Ducera TEV Range: $2.15bn - $2.45bn
($ in millions)
Ducera Midpoint TEV: $2.3bn
Publicly-Traded Equivalent
Control
Historical Diebold Trading Values
2018 – 1Q22
Prior to Market Dislocation
$2,500
$3,000
1Q22 – 2023
Post-Market Dislocation
$1,500
$2,000
Public Peer Analysis
Multiple of 1Q23 LTM Adj. EBITDA ($314mm): 5.5x – 6.0x
$1,728
$1,885
Multiple of Base Case 2023E Adj. EBITDA ($402mm): 5.5x – 6.0x
$2,214
$2,415
Multiple of Base Case 2024E Adj. EBITDA ($428mm): 5.0x – 5.5x
$2,142
$2,356
Multiple of R&O Case 2023E Adj. EBITDA ($348mm): 5.5x – 6.0x
$1,918
$2,093
Multiple of R&O Case 2024E Adj. EBITDA ($373mm): 5.0x – 5.5x
$1,864
$2,051
DCF Analysis
Base Case
10% - 15% WACC
5.0x – 6.0x Exit Multiple
$2,422
$3,215
R&O Case
10% - 15% WACC
5.0x – 6.0x Exit Multiple
$2,134
$2,830
Precedent Transactions
Multiple of 1Q23 LTM Adj. EBITDA ($314mm): 7.5x – 9.0x
$2,356
$2,827

Based on the valuation methodologies applied to Diebold's historical and forward-looking financial performance, Ducera estimated a Total Enterprise Value valuation range of $2.15bn to $2.45bn, with a midpoint of $2.3bn on a publicly-traded equivalent basis

22

Ducera

Summary of Valuation Methodologies Ducera TEV Range: $2.15bn - $2.45bn Based on the valuation ($ in millions) Ducera Midpoint TEV: $2.3bn methodologies applied to Diebold’s historical 2018 – 1Q22 $2,500 $3,000 Historical Prior to Market Dislocation and forward-looking Diebold financial performance, Trading 1Q22 – 2023 Values Ducera estimated a $1,500 $2,000 Post-Market Dislocation Total Enterprise Value valuation range of Multiple of 1Q23 LTM Adj. $1,728 $1,885 $2.15bn to EBITDA ($314mm): 5.5x – 6.0x $2.45bn, with a midpoint of $2.3bn on Multiple of Base Case 2023E $2,214 $2,415 Adj. EBITDA ($402mm): 5.5x – 6.0x a publicly-traded equivalent basis Public Peer Multiple of Base Case 2024E $2,142 $2,356 Analysis Adj. EBITDA ($428mm): 5.0x – 5.5x Multiple of R&O Case 2023E $1,918 $2,093 Adj. EBITDA ($348mm): 5.5x – 6.0x Multiple of R&O Case 2024E $1,864 $2,051 Adj. EBITDA ($373mm): 5.0x – 5.5x Base Case 10% - 15% WACC $2,422 $3,215 5.0x – 6.0x Exit Multiple DCF Analysis R&O Case 10% - 15% WACC $2,134 $2,830 5.0x – 6.0x Exit Multiple Multiple of 1Q23 LTM Adj. Precedent $2,356 $2,827 EBITDA ($314mm): 7.5x – 9.0x Transactions 22 Ducera Control Publicly-Traded Equivalent

ii.Historical Trading Values 23 Ducera

Historical Diebold Trading Values § From 2018 through early 2022, Diebold’s valuation was predominantly driven by the equity capital From 2018 through markets, with debt trading around par excluding idiosyncratic events in mid-2018 and 2020 early 2022, Diebold traded in an implied – Generally, Diebold’s market-implied Total Enterprise Value traded in a range of approximately Total Enterprise Value $2.5-$3.0 billion during this period range of approximately § Beginning in early 2022, financial performance challenges and turbulent market conditions drove $2.5bn and $3.0bn market values to dislocate between debt and equity, with the market prices of debt implying a significantly lower value relative to that implied by equity Following financial – Since early 2022, Diebold’s market-implied Total Enterprise Value, including the market value of performance debt, has traded in a range of approximately $1.5-$2.0 billion challenges and market dislocation in early Historical Diebold Market-Implied Total Enterprise Value 2022, Diebold’s market ($ in millions) implied enterprise $4,000 value has traded in a range of approximately $3,500 $1.5bn to $2.0bn Prior to Dislocation: $2.5-$3bn TEV $3,000 $2,500 $2,000 $1,500 Post-Dislocation: $1.5-$2bn TEV $1,000 Jan-18 May-18 Sep-18 Jan-19 May-19 Sep-19 Jan-20 May-20 Sep-20 Jan-21 May-21 Sep-21 Jan-22 May-22 Sep-22 Jan-23 May-23 Market Value of Debt & Equity Market Value of Equity / Par Value of Debt 24 Sources: Diebold SEC filings, Market data per Bloomberg and FactSet as of 5/25/23 Ducera

Historical Valuation Metrics by Quarter § The following outlines Diebold’s historical market-implied Total Enterprise Value on a quarterly basis. Ducera considered the following definitions of Total Enterprise Value for this analysis: – Prior to Market Dislocation / Performance Challenges: Total enterprise value implied by equity markets, based on Diebold’s equity market capitalization and par value of debt – Post-Market Dislocation / Performance Challenges: Total enterprise value implied by debt and equity markets, based on Diebold’s equity market capitalization and market value of debt Historical Diebold Market Valuation Metrics ($ in millions) COVID Market / Performance Dislocation 12/17 03/18 06/18 09/18 12/18 03/19 06/19 09/19 12/19 03/20 06/20 09/20 12/20 03/21 06/21 09/21 12/21 03/22 06/22 09/22 12/22 03/23 [A] Total Debt (Book Value) 1,888 1,814 1,917 2,443 2,291 2,287 2,265 2,212 2,190 2,511 2,445 2,496 2,400 2,330 2,390 2,534 2,328 2,383 2,450 2,451 2,743 2,766 Global Cash (617) (386) (314) (449) (492) (409) (273) (261) (291) (526) (455) (284) (362) (256) (232) (230) (423) (267) (281) (143) (344) (288) (1) Adjustment for Min. Cash 200 200 200 200 200 200 200 200 200 200 200 200 200 200 200 200 200 200 200 143 200 200 [B] Global Cash Less Minimum (417) (186) (114) (249) (292) (209) (73) (61) (91) (326) (255) (84) (162) (56) (32) (30) (223) (67) (81) – (144) (88) Net Debt $1,471 $1,627 $1,804 $2,194 $1,999 $2,077 $2,192 $2,152 $2,099 $2,185 $2,190 $2,412 $2,239 $2,274 $2,357 $2,504 $2,104 $2,317 $2,369 $2,451 $2,599 $2,678 (2) [D] Market Value of Debt $1,905 $1,810 $1,806 $2,207 $2,148 $2,199 $2,257 $2,091 $2,187 $2,172 $2,559 $2,485 $2,523 $2,449 $2,494 $2,608 $2,360 $1,754 $1,935 $1,799 $1,988 $1,499 (2) [E] Equity Market Capitalization $1,080 $980 $536 $297 $553 $773 $1,011 $534 $711 $386 $582 $524 $1,061 $996 $839 $672 $624 $189 $310 $174 $183 $65 Implied Enterprise Value Metrics: (3) [A-B+E] Equity Market TEV $2,551 $2,607 $2,339 $2,491 $2,552 $2,850 $3,202 $2,686 $2,810 $2,571 $2,771 $2,936 $3,300 $3,270 $3,196 $3,176 $2,728 $2,505 $2,679 $2,625 $2,782 $2,743 (4) [D-B+E] Debt & Equity Market TEV $2,568 $2,604 $2,228 $2,255 $2,409 $2,762 $3,195 $2,565 $2,807 $2,232 $2,885 $2,925 $3,422 $3,389 $3,300 $3,251 $2,761 $1,876 $2,164 $1,973 $2,027 $1,476 LTM EBITDA Multiple $368 $364 $331 $301 $320 $323 $389 $394 $401 $425 $441 $456 $453 $464 $428 $417 $416 $325 $315 $288 $265 $314 Equity Market TEV 6.9x 7.2x 7.1x 8.3x 8.0x 8.8x 8.2x 6.8x 7.0x 6.0x 6.3x 6.4x 7.3x 7.1x 7.5x 7.6x 6.6x 7.7x 8.5x 9.1x 10.5x 8.7x Debt & Equity Market TEV 7.0x 7.2x 6.7x 7.5x 7.5x 8.5x 8.2x 6.5x 7.0x 5.2x 6.5x 6.4x 7.6x 7.3x 7.7x 7.8x 6.6x 5.8x 6.9x 6.9x 7.6x 4.7x (5) Consensus FY1 EBITDA $408 $391 $289 $302 $392 $400 $415 $407 $442 $337 $404 $443 $492 $493 $464 $417 $444 $345 $310 $276 $455 $450 Equity Market TEV 6.3x 6.7x 8.1x 8.2x 6.5x 7.1x 7.7x 6.6x 6.4x 7.6x 6.9x 6.6x 6.7x 6.6x 6.9x 7.6x 6.2x 7.3x 8.6x 9.5x 6.1x 6.1x Debt & Equity Market TEV 6.3x 6.7x 7.7x 7.5x 6.1x 6.9x 7.7x 6.3x 6.4x 6.6x 7.1x 6.6x 7.0x 6.9x 7.1x 7.8x 6.2x 5.4x 7.0x 7.2x 4.5x 3.3x Sources: Diebold SEC filings, Equity Research, market data per Bloomberg as of 5/25/23 Notes: (1) Assumes $200 million global minimum cash per Diebold management. Analysis assumes no excess cash to the extent cash balance is below $200 million (2) Market values are as of the reporting date for each fiscal period noted (3) Equity market TEV is based on equity market capitalization plus book value of net debt (4) Debt & equity market TEV is based on market capitalization plus market value of debt less cash 25 (5) Consensus analyst estimated EBITDA for the next fiscal year end as of the period indicated Ducera

iii.Public Peer Analysis 26 Ducera

Public Peer Analysis: Methodology § Selected publicly traded peers analysis provides a valuation range based on how the public markets Ducera analyzed value businesses with operations and financial characteristics comparable in certain respects to several companies in Diebold the sector based on certain characteristics § In selecting the appropriate public peer group for this analysis, Ducera evaluated several publicly- to determine an traded companies that compete in similar markets to Diebold, including NCR, Hyosung, GRG Banking appropriate valuation Equipment Co., and Euronet Worldwide, among others multiple for Diebold § To evaluate each company for inclusion in the peer group, Ducera considered several factors, including: – Size of the company – Business model – Growth profile – Margin profile – Financial leverage, including the impact of pension obligations – Geographic reach – Concentration in individual markets – Product mix § Based on evaluation of these and other factors, Ducera ultimately selected only NCR for inclusion in the public peers analysis § Based on NCR’s market-implied Total Enterprise Value, Ducera applied several valuation metrics to determine valuation ranges for Diebold, including multiples of last twelve months (“LTM”), 2023E, and 2024E EBITDA 27 Ducera

Selected Publicly Traded Peers: NCR Market Value

NCR Market-Implied Total Enterprise Value Build

($ in millions)

	Face Value	Market Price	Market Value	Market Value / EBITDA LTM	2023E	2024E
Revolving Credit Facility	$393	100.0%[1]	$393			
Term Loan Facilities	1,853	98.5%[2]	1,825			
2027 Notes	500	98.9%	494			
2028 Notes	650	88.2%	573			
2029 Notes	1,200	86.3%	1,035			
2029 Notes	500	98.7%	494			
2030 Notes	450	85.2%	383			
Other Debt	12	100.0%[1]	12			
Total Debt	$5,558		$5,210			
(-) Cash	(519)		(519)			
Net Debt	$5,039		$4,691			
(+) Preferred Stock	276	100.0%[1]	276			
(+) Market Capitalization	3,411[3]		3,411			
Total Enterprise Value	**$8,726**		**$8,378**	**6.0x**	**5.7x**	**5.3x**
Adjusted EBITDA				*$1,401*	*$1,473*[4]	*$1,575*[4]

Ducera evaluated NCR's current market valuation on multiples of LTM, 2023, and 2024 Adjusted EBITDA

28

Ducera

Selected Publicly Traded Peers: NCR Market Value Ducera evaluated NCR Market-Implied Total Enterprise Value Build NCR’s current market ($ in millions) valuation on multiples Face Market Market Market Value / EBITDA of LTM, 2023, and Value Price Value LTM 2023E 2024E 2024 Adjusted EBITDA (1) Revolving Credit Facility $393 100.0% $393 (2) Term Loan Facilities 1,853 98.5% 1,825 2027 Notes 500 98.9% 494 2028 Notes 650 88.2% 573 2029 Notes 1,200 86.3% 1,035 2029 Notes 500 98.7% 494 2030 Notes 450 85.2% 383 (1) Other Debt 12 100.0% 12 Total Debt $5,558 $5,210 ( - ) Cash (519) (519) Net Debt $5,039 $4,691 (1) ( + ) Preferred Stock 276 100.0% 276 (3) ( + ) Market Capitalization 3,411 3,411 Total Enterprise Value $8,726 $8,378 6.0x 5.7x 5.3x (4) (4) Adjusted EBITDA $1,401 $1,473 $1,575 Sources: NCR SEC filings, Equity Research, Bloomberg, FactSet (pricing as of 5/25/2023) Notes: (1) Assumes equal to par due to lack of pricing data or limited trading volume (2) Represents weighted average price across NCR Term Loan A and Term Loan B facilities 28 (3) Based on closing share price of $23.94 as of 5/25/23 and approximately 142.5 million fully-diluted shares outstanding estimated as of 4/21/23 (4) 2023 and 2024 estimated EBITDA figures based on consensus equity research analyst estimates as of 5/25/23 Ducera

Selected Publicly Traded Peers: Implied Diebold Valuation

Methodology Overview

Implied Diebold Valuation Ranges

($ in millions)

		Selected Multiples	
	$ Metric	**Low**	**High**
1Q23 LTM EBITDA	$314	5.50x	6.00x
Implied Total Enterprise Value		**$1,728**	**$1,885**
Base Case			
2023E EBITDA	$402	5.50x	6.00x
Implied Total Enterprise Value		**$2,214**	**$2,415**
2024E EBITDA	$428	5.00x	5.50x
Implied Total Enterprise Value		**$2,142**	**$2,356**
R&O Case			
2023E EBITDA	$349	5.50x	6.00x
Implied Total Enterprise Value		**$1,918**	**$2,093**
2024E EBITDA	$373	5.00x	5.50x
Implied Total Enterprise Value		**$1,864**	**$2,051**

Memo: NCR Multiples	**LTM**	**2023E**	**2024E**
TEV / EBITDA	6.0x	5.7x	5.3x

Ducera applied several valuation metrics to Diebold's historical and forward-looking financials based on current NCR trading levels and multiples

29

Ducera

Selected Publicly Traded Peers: Implied Diebold Valuation Ducera applied several Methodology Overview Implied Diebold Valuation Ranges valuation metrics to ($ in millions) § Ducera evaluated NCR’s current market-implied Selected Multiples Diebold’s historical Total Enterprise Value as a multiple of several $ Metric Low High and forward-looking historical and forward-looking EBITDA metrics financials based on 1Q23 LTM EBITDA $314 5.50x 6.00x § Based on this analysis, Ducera applied the current NCR trading Implied Total Enterprise Value $1,728 $1,885 following valuation ranges to Diebold: levels and multiples – 1Q23 LTM Adjusted EBITDA: 5.5x – 6.0x Base Case – 2023E Adj. EBITDA: 5.5x – 6.0x 2023E EBITDA $402 5.50x 6.00x – 2024E Adj. EBITDA: 5.0x – 5.5x Implied Total Enterprise Value $2,214 $2,415 § In determining appropriate valuation ranges applicable to Diebold, Ducera considered additional factors regarding NCR’s 2024E EBITDA $428 5.00x 5.50x comparability to Diebold Implied Total Enterprise Value $2,142 $2,356 – On a sum-of-the-part basis, analysts have historically valued NCR’s self-service R&O Case banking and retail segments (most comparable to Diebold) at a discount relative 2023E EBITDA $349 5.50x 6.00x to NCR’s other segments that are less Implied Total Enterprise Value $1,918 $2,093 (1) comparable to Diebold – NCR is currently in the process of spinning 2024E EBITDA $373 5.00x 5.50x off its self-service banking business, which is Implied Total Enterprise Value $1,864 $2,051 directly comparable to Diebold’s banking business. While the separation has not been completed to date, analysts have generally LTM 2023E 2024E Memo: NCR Multiples applied multiples in the range of 4.5x – 5.5x TEV / EBITDA 6.0x 5.7x 5.3x (1) forward EBITDA to the separated business Sources: Diebold management projections, NCR SEC filings, Equity Research, Bloomberg, FactSet (pricing as of 5/25/2023) 29 Notes: Ducera (1) Based on Stephens equity research report dated 12/8/22, Morgan Stanley equity research report dated 9/19/22, and Oppenheimer equity research report dated 3/13/23

iv.Discounted Cash Flow Analysis 30 Ducera

Discounted Cash Flow Analysis: Methodology & Assumptions § Discounted cash flow analysis is based on Diebold’s Base Case and Risk-Adjusted projections from Ducera estimated August 1, 2023 through December 31, 2028, assuming an expected emergence date of July 31, 2023 Diebold’s Total Enterprise Value using § To calculate Diebold’s Total Enterprise Value, Ducera calculated the i) present value of unlevered free a DCF analysis utilizing cash flows over the forecast period; and ii) and the terminal value of the business at the end of the both the Base Case forecast period, each discounted at Diebold’s weighted-average cost of capital (“WACC”) and the R&O Case – Ducera utilized the Base Case and R&O Case cash flow forecasts for its analysis across a range of assumptions for – The terminal value has been estimated using the exit multiple method, assuming an exit multiple weighted-average cost range of 5.0-6.0x 2028E Adjusted EBITDA of capital and exit – Unlevered free cash flows and terminal value were discounted using a WACC range of 10.0% to multiples 15.0%, with unlevered free cash flows discounted on a monthly basis. The sum of these present values provided a range of estimates for the Total Enterprise Value of Diebold § Applying these assumptions, Ducera derived an estimated range for Total Enterprise Value of $2.4 billion to $3.2 billion for the Base Case and $2.1 billion to $2.8 billion for the R&O Case 31 Ducera

Discounted Cash Flow Analysis: Base Case

Discounted Cash Flow Analysis

($ in millions)

Projection Period Unlevered Free Cash Flow	2023 [1]	2024E	2025E	2026E	2027E	2028E
Revenue	1,754	3,892	3,987	4,084	4,184	4,286
% Growth YoY	*N/A*	*2.4%*	*2.4%*	*2.4%*	*2.4%*	*2.4%*
Adjusted EBITDA	**$236**	**$428**	**$450**	**$472**	**$495**	**$519**
% Margin	*N/A*	*11.0%*	*11.3%*	*11.6%*	*11.8%*	*12.1%*
Working Capital	188	(38)	29	(9)	(9)	(4)
Other Cash Flow	63	(5)	(15)	(15)	(15)	(15)
One-Time Costs	(10)	-	-	-	-	-
Capital Expenditures	(23)	(50)	(50)	(50)	(50)	(50)
Cash Taxes	(64)	(111)	(117)	(124)	(131)	(138)
Unlevered Free Cash Flow	**$390**	**$225**	**$297**	**$275**	**$291**	**$313**
Discount Period [2]	0.42	1.42	2.42	3.42	4.42	5.42
Implied Discount Factor [2]	95.7%	80.4%	73.7%	64.4%	57.5%	51.3%
PV of Unlevered Free Cash Flow	**$373**	**$181**	**$219**	**$177**	**$167**	**$160**

Terminal Value & TEV Build	
FY28E Adjusted EBITDA	$519
(x) Illustrative Multiple	5.5x
Illustrative Terminal Value	**$2,853**
(x) Discount Factor	52.8% [3]
PV of Terminal Value	**$1,507**

TEV Build	
PV of Terminal Value	$1,507
(+) Cumulative PV of Cash Flows	1,278
Implied Total Enterprise Value	**$2,785**
Memo: Implied TEV / FY24E EBITDA	*6.5x*

Discounted Cash Flow Sensitivity Analysis

Implied TEV

		Terminal Multiple				
		5.00x	5.25x	5.50x	5.75x	6.00x
WACC	10.00%	$2,906	$2,983	$3,060	$3,138	$3,215
	11.25%	$2,772	$2,845	$2,918	$2,991	$3,064
	12.50%	$2,648	$2,716	$2,785	$2,853	$2,922
	13.75%	$2,531	$2,596	$2,660	$2,725	$2,790
	15.00%	$2,422	$2,483	$2,544	$2,605	$2,665

Implied TEV / FY24E EBITDA

Sources: Diebold management business plan

32

Ducera

Discounted Cash Flow Analysis: Base Case Discounted Cash Flow Analysis ($ in millions) Projection Period Unlevered Free Cash Flow Terminal Value & TEV Build (1) 2023 2024E 2025E 2026E 2027E 2028E FY28E Adjusted EBITDA $519 Revenue 1,754 3,892 3,987 4,084 4,184 4,286 (x) Illustrative Multiple 5.5x % Growth YoY N/A 2.4% 2.4% 2.4% 2.4% 2.4% Illustrative Terminal Value $2,853 (3) Adjusted EBITDA $236 $428 $450 $472 $495 $519 (x) Discount Factor 52.8% % Margin N/A 11.0% 11.3% 11.6% 11.8% 12.1% PV of Terminal Value $1,507 Working Capital 188 (38) 29 (9) (9) (4) Other Cash Flow 63 (5) (15) (15) (15) (15) TEV Build One-Time Costs (10) – – – – – PV of Terminal Value $1,507 Capital Expenditures (23) (50) (50) (50) (50) (50) (+) Cumulative PV of Cash Flows 1,278 Cash Taxes (64) (111) (117) (124) (131) (138) Implied Total Enterprise Value $2,785 Unlevered Free Cash Flow $390 $225 $297 $275 $291 $313 Memo: Implied TEV / FY24E EBITDA 6.5x (2) Discount Period 0.42 1.42 2.42 3.42 4.42 5.42 (2) Implied Discount Factor 95.7% 80.4% 73.7% 64.4% 57.5% 51.3% PV of Unlevered Free Cash Flow $373 $181 $219 $177 $167 $160 Discounted Cash Flow Sensitivity Analysis Implied TEV Implied TEV / FY24E EBITDA Terminal Multiple Terminal Multiple 5.00x 5.25x 5.50x 5.75x 6.00x 2,785 5.00x 5.25x 5.50x 5.75x 6.00x 10.00% 6.8x 7.0x 7.1x 7.3x 7.5x 10.00% $2,906 $2,983 $3,060 $3,138 $3,215 11.25% 6.5x 6.6x 6.8x 7.0x 7.2x 11.25% $2,772 $2,845 $2,918 $2,991 $3,064 WACC WACC 12.50% $2,648 $2,716 $2,785 $2,853 $2,922 12.50% 6.2x 6.3x 6.5x 6.7x 6.8x 13.75% $2,531 $2,596 $2,660 $2,725 $2,790 13.75% 5.9x 6.1x 6.2x 6.4x 6.5x 15.00% 5.7x 5.8x 5.9x 6.1x 6.2x 15.00% $2,422 $2,483 $2,544 $2,605 $2,665 Sources: Diebold management business plan Notes: Cash taxes calculated at a 30% corporate tax rate based on guidance from Diebold management (1) Represents period from August 1, 2023 emergence through December 31, 2023 (2) Unlevered free cash flows are discounted monthly. Figures represent the end of year discount period and the implied annualized discount factor for 32 reference purposes Ducera (3) Terminal value discounted assuming discount period at year-end 2028

Discounted Cash Flow Analysis: R&O Case

Discounted Cash Flow Analysis

($ in millions)

Projection Period Unlevered Free Cash Flow	2023 [(1)]	2024E	2025E	2026E	2027E	2028E
Revenue	1,665	3,733	3,823	3,916	4,011	4,108
% Growth YoY	*N/A*	*2.4%*	*2.4%*	*2.4%*	*2.4%*	*2.4%*
Adjusted EBITDA	**$203**	**$373**	**$393**	**$413**	**$434**	**$456**
% Margin	*N/A*	*10.0%*	*10.3%*	*10.6%*	*10.8%*	*11.1%*
Working Capital	150	(8)	53	(9)	(9)	(4)
Other Cash Flow	63	(5)	(15)	(15)	(15)	(15)
One-Time Costs	(10)	-	-	-	-	-
Capital Expenditures	(23)	(50)	(50)	(50)	(50)	(50)
Cash Taxes	(54)	(94)	(100)	(106)	(113)	(119)
Unlevered Free Cash Flow	**$329**	**$216**	**$281**	**$234**	**$248**	**$268**
Discount Period [(2)]	0.42	1.42	2.42	3.42	4.42	5.42
Implied Discount Factor [(2)]	95.5%	80.8%	74.7%	64.4%	57.4%	51.3%
PV of Unlevered Free Cash Flow	**$314**	**$175**	**$210**	**$150**	**$143**	**$138**

Terminal Value & TEV Build	
FY28E Adjusted EBITDA	$456
(x) Illustrative Multiple	5.5x
Illustrative Terminal Value	**$2,506**
(x) Discount Factor	52.8% [(3)]
PV of Terminal Value	**$1,324**

TEV Build	
PV of Terminal Value	$1,324
(+) Cumulative PV of Cash Flows	1,129
Implied Total Enterprise Value	**$2,453**
Memo: Implied TEV / FY24E EBITDA	*6.6x*

Discounted Cash Flow Sensitivity Analysis

Implied TEV

		Terminal Multiple				
		5.00x	**5.25x**	**5.50x**	**5.75x**	**6.00x**
WACC	**10.00%**	$2,558	$2,626	$2,694	$2,762	$2,830
WACC	**11.25%**	$2,442	$2,506	$2,570	$2,633	$2,697
WACC	**12.50%**	$2,332	$2,393	$2,453	$2,513	$2,573
WACC	**13.75%**	$2,230	$2,287	$2,344	$2,400	$2,457
WACC	**15.00%**	$2,134	$2,188	$2,241	$2,295	$2,348

Implied TEV / FY24E EBITDA

		Terminal Multiple				
		5.00x	**5.25x**	**5.50x**	**5.75x**	**6.00x**
WACC	**10.00%**	6.9x	7.0x	7.2x	7.4x	7.6x
WACC	**11.25%**	6.5x	6.7x	6.9x	7.1x	7.2x
WACC	**12.50%**	6.3x	6.4x	6.6x	6.7x	6.9x
WACC	**13.75%**	6.0x	6.1x	6.3x	6.4x	6.6x
WACC	**15.00%**	5.7x	5.9x	6.0x	6.2x	6.3x

33

Ducera

Discounted Cash Flow Analysis: R&O Case Discounted Cash Flow Analysis ($ in millions) Projection Period Unlevered Free Cash Flow Terminal Value & TEV Build (1) 2023 2024E 2025E 2026E 2027E 2028E FY28E Adjusted EBITDA $456 Revenue 1,665 3,733 3,823 3,916 4,011 4,108 (x) Illustrative Multiple 5.5x % Growth YoY N/A 2.4% 2.4% 2.4% 2.4% 2.4% Illustrative Terminal Value $2,506 (3) Adjusted EBITDA $203 $373 $393 $413 $434 $456 (x) Discount Factor 52.8% % Margin N/A 10.0% 10.3% 10.6% 10.8% 11.1% PV of Terminal Value $1,324 Working Capital 150 (8) 53 (9) (9) (4) Other Cash Flow 63 (5) (15) (15) (15) (15) TEV Build One-Time Costs (10) – – – – – PV of Terminal Value $1,324 Capital Expenditures (23) (50) (50) (50) (50) (50) (+) Cumulative PV of Cash Flows 1,129 Cash Taxes (54) (94) (100) (106) (113) (119) Implied Total Enterprise Value $2,453 Unlevered Free Cash Flow $329 $216 $281 $234 $248 $268 Memo: Implied TEV / FY24E EBITDA 6.6x (2) Discount Period 0.42 1.42 2.42 3.42 4.42 5.42 (2) Implied Discount Factor 95.5% 80.8% 74.7% 64.4% 57.4% 51.3% PV of Unlevered Free Cash Flow $314 $175 $210 $150 $143 $138 Discounted Cash Flow Sensitivity Analysis Implied TEV Implied TEV / FY24E EBITDA Terminal Multiple Terminal Multiple 5.00x 5.25x 5.50x 5.75x 6.00x 2,453 5.00x 5.25x 5.50x 5.75x 6.00x 10.00% 6.9x 7.0x 7.2x 7.4x 7.6x 10.00% $2,558 $2,626 $2,694 $2,762 $2,830 11.25% 6.5x 6.7x 6.9x 7.1x 7.2x 11.25% $2,442 $2,506 $2,570 $2,633 $2,697 WACC WACC 12.50% $2,332 $2,393 $2,453 $2,513 $2,573 12.50% 6.3x 6.4x 6.6x 6.7x 6.9x 13.75% $2,230 $2,287 $2,344 $2,400 $2,457 13.75% 6.0x 6.1x 6.3x 6.4x 6.6x 15.00% 5.7x 5.9x 6.0x 6.2x 6.3x 15.00% $2,134 $2,188 $2,241 $2,295 $2,348 Sources: Diebold management business plan Notes: Cash taxes calculated at a 30% corporate tax rate based on guidance from Diebold management (1) Represents period from August 1, 2023 emergence through December 31, 2023 (2) Unlevered free cash flows are discounted monthly. Figures represent the end of year discount period and the implied annualized discount factor for 33 reference purposes Ducera (3) Terminal value discounted assuming discount period at year-end 2028

Discounted Cash Flow Analysis: Weighted-Average Cost of Capital

WACC Build-Up	
(A) Unlevered Beta	0.8
(B) Levered Beta	1.3
(C) Market Risk Premium	6.4%
Company Risk Premium	8.4%
(D) Risk-Free Rate	4.1%
Cost of Equity	12.5%
(E) (+) Size Premium	1.4%
Adj. Cost of Equity	**13.8%**
(F) Equity / Capitalization	49.0%
(F) (G) Cost of Debt	12.7%
(H) Tax Rate	30.0%
After-Tax Cost of Debt	**8.9%**
(F) Debt / Capitalization	51.0%
Calculated WACC	**11.3%**

Inputs / Assumptions

Ducera's DCF analysis utilizes a weighted-average cost of capital range of 10% - 15%

Ducera

Discounted Cash Flow Analysis: Weighted-Average Cost of Capital Ducera’s DCF analysis WACC Build-Up Inputs / Assumptions utilizes a weighted- A Unlevered Beta 0.8§ A Unlevered beta based on NCR 5-year raw, unadjusted beta average cost of capital range of 10% - 15% B Levered Beta 1.3§ Beta is re-levered based on Diebold’s pro forma capital B C Market Risk Premium 6.4% structure at emergence assuming a 30% tax rate Company Risk Premium 8.4% C § Long-term equity risk premium (supply-side) per Kroll D Risk-Free Rate 4.1% th § D Kroll-recommended size premium based on 7 decile for Cost of Equity 12.5% information technology sector ($789mm to $1.389bn) E (+) Size Premium 1.4% Adj. Cost of Equity 13.8% E § Yield on 20-year US treasury as of 5/25/23 F Equity / Capitalization 49.0% F § Due to the limited available universe of publicly-traded comparable companies, Ducera utilized Diebold’s expected F G Cost of Debt 12.7% Tax Rate 30.0% pro forma capital structure at emergence for the purposes of H calculating equity/debt capitalization and cost of debt After-Tax Cost of Debt 8.9% F Debt / Capitalization 51.0% G § Based on exit facility pricing of SOFR + 750 bps, using 3- month Term SOFR of 5.26% per CME as of 5/25/23 Calculated WACC 11.3% § H Assumes 30% effective tax rate per Diebold management guidance reflecting Diebold’s global tax profile. However, Diebold’s ability to offset income through debt costs at the 30% effective global rate is unlikely based on guidance from management. This risk to the analysis is accounted for in the selected WACC range Sources: Diebold SEC filings, Bloomberg, CME, FactSet, Kroll, US Treasury. Market data as of 5/25/23 34 Ducera

v. Precedent Transactions Analysis 35 Ducera

Precedent Transactions Analysis § Ducera evaluated a range of precedent control M&A transactions in the banking/retail products and Ducera evaluated services sector several precedent transactions that § Based on the transactions summarized below, Ducera applied a 7.5x to 9.0x multiple range to Diebold’s collectively imply a 1Q23 LTM Adjusted EBITDA to derive an estimated Total Enterprise Value range 7.5x-9.0x multiple § The below transactions represent control acquisitions by strategic buyers and prices/multiples range based on LTM generally include both a control premium and an expectation of synergies following the transaction Adjusted EBITDA § Incorporating expected synergies at the time of announcement, acquisition multiples range from approximately 5.0x – 6.5x pro forma LTM Adjusted EBITDA Selected Precedent Transactions ($ in millions) Announcement Target TEV / LTM Multiple Incl. Target Acquiror TEV Date LTM EBITDA EBITDA Synergies April 6, 2021 PAI The Brink's Company $213 $30 7.1x ND (1) March 30, 2021 Cardtronics plc NCR Corp. 2,500 275 9.1x 6.5x (2) February 26, 2020 G4S plc The Brink's Company 860 115 7.5x 6.5x (3) November 23, 2015 Wincor Nixdorf AG Diebold, Inc. 1,931 169 11.4x 5.1x Low $213 $30 7.1x 5.1x Median $1,395 $142 8.3x 6.5x Average $1,376 $147 8.8x 6.0x Average ex-Diebold/Wincor Nixdorf $1,191 $140 7.9x 6.5x High $2,500 $275 11.4x 6.5x Implied Diebold Valuation Range Low High Selected Multiple Range (LTM EBITDA) 7.5x 9.0x Diebold 1Q23 LTM Adjusted EBITDA $314 $314 Implied Total Enterprise Value $2,356 $2,827 Sources: Public Filings, Equity Research, Diebold internal documents (1) Based on midpoint of estimated synergies at the time of announcement of $110 million per NCR SEC filings 36 (2) Based on 6.5x multiple inclusive of synergies disclosed by Brinks at the time of announcement (3) Based on $174 million expected synergies per Diebold internal documents reviewed in conjunction with this analysis Ducera

IV. Value Waterfall and Creditor Recoveries

37

Ducera

IV.Value Waterfall and Creditor Recoveries 37 Ducera

Plan Equity Value Bridge ($ in millions) Low Midpoint High Total Enterprise Value $2,150 $2,300 $2,450 (1) ( + ) Projected Cash at Emergence 319 319 319 (2) ( - ) Minimum Cash (200) (200) (200) (3) ( - ) Projected FCF Through Trough (38) (38) (38) ( - ) 2024 Notes Cash Recovery (3) (3) (3) Remaining Value $2,227 $2,377 $2,527 ( - ) DIP-to-Exit Term Loan (1,250) (1,250) (1,250) Equity Value $977 $1,127 $1,277 ( - ) DIP Backstop Premiums 27.0% 264 304 345 ( - ) DIP Participation Premium 10.0% 98 113 128 Equity Value for Creditors 63.0% $616 $710 $805 Sources: Diebold management projections Notes: (1) Projected cash at July 31, 2023 emergence based on management projections 38 (2) Assumes $200 million minimum global cash per Diebold management Ducera (3) Projected levered free cash flow from July 31, 2023 emergence through September 30, 2023 liquidity trough based on management projections

Prepetition Creditor Recoveries ($ in millions) Low Midpoint High Equity Value for Creditors $616 $710 $805 % of Total % of Equity (1) (2) Equity for Creditors Equity Value to 1L Claims 61.5% 97.7% $602 $694 $786 1L Claims 1,807 1,807 1,807 1L Claims Recovery 33.3% 38.4% 43.5% Value to 2L Notes 1.5% 2.3% $14 $16 $19 2L Notes Claims 346 346 346 2L Notes Recovery 4.1% 4.8% 5.4% 2024 Stub Unsecured Notes Claims $73 $73 $73 (3) Cash Recovery % 4.8% 4.8% 4.8% 2024 Stub Unsecured Notes Recovery $3.5 $3.5 $3.5 Note: Claims as of 5/31/2023. EUR / USD conversion rate of 1.0735 as of 5/25/2023 per the European Central Bank (1) Represents total equity ownership, adjusted for dilution from Additional New Common Stock but prior to dilution from New Management Incentive Plan 39 (2) Represents relative split of equity value between 1L Claims and 2L Notes Claims after deduction for the issuance of the Additional New Common Stock Ducera (3) 2024 Stub Unsecured Notes recovery based on recovery to 2L Notes Claims at midpoint plan equity value

Allocation of Value to WHOA Entities § Based on Diebold’s estimated midpoint Total Enterprise Value, Ducera allocated Total Enterprise Value to individual legal entities participating in the WHOA proceedings – Allocation are based on the premium of Ducera’s estimated midpoint Total Enterprise Value to the midpoint gross liquidation proceeds estimated under the liquidation analysis prepared by FTI Consulting as part of the Chapter 11 and WHOA processes (1) Gross Liquidation Proceeds Enterprise Value Allocation ($ in USD millions) Low $ Mid $ High $ Low Mid High Diebold Nixdorf Dutch Holding B.V. $ 111 $ 111 $ 111 $174 $174 $174 Diebold Nixdorf Global Holdings B.V. 269 308 346 420 480 539 Diebold Nixdorf Software Partner B.V. - - - – – – Diebold Nixdorf Software C.V. 21 31 40 33 48 62 Diebold Nixdorf Global Solutions B.V. 4 7 10 6 11 16 Diebold Nixdorf B.V. 9,177 10,675 12,173 14,305 16,641 18,977 Diebold Poland Sp. z o. o. - - - – – – Diebold Nixdorf Sp. z o. o. 15, 872 18,577 21,282 24,742 28,960 33,177 Diebold Nixdorf BPO Sp. z o. o. 396 429 462 617 668 720 Diebold Spain S.L. - - - – – – Diebold Nixdorf S.L. 9,138 1 0,602 12,067 14,244 16,527 18,810 Diebold Nixdorf B.V. 5,246 6,513 7, 779 8,178 10,152 12,126 Diebold Nixdorf S.A.S. 28,625 33,682 38 ,738 44,623 52,506 60,388 Diebold Nixdorf AB 7,149 8,155 9,162 11,145 12,713 14,282 Diebold Nixdorf (UK) Ltd. 34,839 39,935 4 5,031 54,310 62,254 70,198 Diebold Nixdorf s.r.l. 27,746 31,894 36,042 43,252 49,719 56,185 Total WHOA Entities 138,593 16 0,918 183,243 $216,050 $250,853 $285,655 Total Gross Liquidation Proceeds 1,045,555 1,285,432 1,532,308 $1,285,432 Implied Enterprise Valuation 2,300,000 $2,300,000 Midpoint Enterprise Value Premium to Liquidation Value 55.9% 55.9% Sources: FTI Consulting liquidation analysis dated May 30, 2023 40 (1) Figures apply the premium of Ducera’s estimated midpoint Total Enterprise Value to midpoint gross liquidation proceeds (~56%) to the gross liquidation Ducera value of each legal entity participating in the WHOA proceedings

Legal Notice These materials have been prepared by Ducera Partners LLC and its affiliates (collectively, “Ducera”) for Diebold Nixdorf, Inc. (“Diebold”) and may not be used or relied upon for any purpose other than as specifically contemplated. The information used in preparing these materials may have been obtained from or through Diebold or Diebold’s representatives, other potential transaction participants, public sources or otherwise. Ducera assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of Diebold or Diebold’s representatives, other potential transaction participants or obtained from public sources, Ducera has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management, such representatives or such potential transaction participants (or, with respect to estimates and forecasts obtained from public sources or otherwise, represent reasonable estimates). Ducera assumes no responsibility for, and expresses no view as to, such forecasts or the assumptions on which they are based. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials are not intended to provide the sole basis for evaluating and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Ducera and were prepared exclusively for the benefit and internal use of Diebold. These materials were compiled for use by Diebold without assessing whether they would comply with state or federal securities laws of the United States or any foreign jurisdiction. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Ducera to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Ducera is not acting in any capacity as a fiduciary to Diebold. Ducera has no obligation (express or implied) to update any or all of these materials or to advise Diebold of any changes; nor does Ducera make any express or implied warranties or representations as to the completeness or accuracy or accept responsibility for errors. Ducera does not provide legal, accounting, regulatory or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Ducera to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. 41 Ducera

Exhibit 6

See attached

Diebold Nixdorf, Incorporated

Liquidation Analysis

FTI CONSULTING

May 30, 2023

Diebold Nixdorf, Incorporated Liquidation Analysis May 30, 2023

Limiting Factors and Other Assumptions ■ This document has been prepared solely for Management for the purposes stated herein and should not be relied upon for any other purpose, except for the legal proceedings as part of the Chapter 11 and WHOA processes. ■ All valuation methodologies are predicated on numerous assumptions pertaining to prospective economic and operating conditions. This Report is necessarily based on business, general economic, market and other conditions as they exist and can be reasonably evaluated by FTI as of the date hereof. Subsequent events that could affect the conclusions set forth in this Report include adverse changes in industry performance or market conditions and changes to the business, financial condition and results of operations of the Company. ■ FTI has not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and does not assume any responsibility with respect to it. FTI has not made any physical inspection or independent appraisal of any of the properties or assets of the Company. ■ FTI has relied upon and assumed, without independent verification, that the historic financial information and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results of the Company, and that there has been no material change in the assets, financial performance or prospects of the Company since the date of the most recent financial information made available to us (notably between the date of the most recent financial information made available to us and the Valuation Date). FTI does not provide assurances or guarantees on the achievability of any forecasts, projections or other forward-looking matters. Unanticipated events and circumstances may occur and actual results may vary from those contemplated herein. Such variations may be material. ■ The conclusions set forth in this Report are based on methods and techniques that FTI considered appropriate under the circumstances, and represent the opinion of FTI based upon information furnished by the Company and its advisors and publicly available sources. FTI has relied upon the Company’s (i) representations that the information provided by it, or on its behalf, is accurate and complete in all material respects, and (ii) agreement to notify us if it learns of any material misstatement in, or material omission from, any information previously delivered to FTI. While all public information (including industry and statistical information) was obtained from sources we believe are reliable, FTI makes no representation as to the accuracy or completeness thereof, and we have relied upon such public information and all information provided by, or on behalf of, the Company without independent verification. ■ While FTI is frequently engaged to render tax and financial reporting opinions to its clients, including ASC 820 fair value opinions, purchase price allocation opinions, goodwill impairment opinions and equity-based incentive opinions, we were not engaged to render any such opinions (or perform any supplemental due diligence and/or analyses that might be customary in connection with such opinions) in connection with this Report. As such, the form of this Report and/or the conclusions set herein may not be appropriate for tax and/or financial reporting purposes. ■ FTI has relied upon the Company’s representations regarding the underlying capital structure of the Company and related agreements (if any), as well as the Company’s interpretation of such agreements. ■ For purposes of this Report, FTI assumed that the Company has complied with all applicable foreign, federal, state and local regulations and laws, unless the lack of compliance is specifically noted herein. 2

Limiting Factors and Other Assumptions (Continued) ■ The opinions set forth in this Report are not intended by FTI, and should not be construed, to be investment advice in any manner whatsoever. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, accounting, tax, insurance or other appropriate professional advice. Such opinions, counsel or interpretations should be obtained by any recipient of this Report from the appropriate professional sources. ■ The determination of the costs of, and proceeds from, the hypothetical liquidation of the Liquidation Entities’ assets in chapter 7 cases or liquidation is an uncertain process involving the extensive use of significant estimates and assumptions that, although considered reasonable by FTI and the Company based upon their business judgment and input from certain of their advisors, are inherently subject to significant business, economic, and competitive uncertainties and contingencies beyond the control of the Company, its management and its advisors. Inevitably, some assumptions in the Liquidation Analysis would not materialize in an actual chapter 7 liquidation, and unanticipated events and circumstances could materially affect the ultimate results in an actual chapter 7 liquidation. The Liquidation Analysis was prepared for the sole purpose of generating a reasonable good faith estimate of the proceeds that would be generated if the Liquidation Entities’ assets were liquidated in accordance with chapter 7 of the Bankruptcy Code or applicable foreign bankruptcy laws. The Liquidation Analysis is not intended and should not be used for any other purpose. The underlying financial information in the Liquidation Analysis was not compiled or examined by independent accountants in accordance with standards promulgated by the American Institute of Certified Public Accountants. ■ Neither FTI, the Company, nor their advisors make any representation or warranty that the actual results would or would not approximate the estimates and assumptions represented in the liquidation analysis. Actual results could vary materially. Nothing contained in this liquidation analysis is intended to be, or constitutes, a concession, admission, or allowance of any claim by the Debtors or Diebold Dutch Holding. The actual amount or priority of allowed claims in the chapter 11 cases and WHOA case could materially differ from the estimated amounts set forth and used in this liquidation analysis. FTI and the Debtors reserve all rights to supplement, modify, or amend the analysis set forth herein. ■ This Report should be read and analyzed in its entirety. 3

Table of Contents Introduction and Summary of Outcome 5 ABL Collateral – Gross Liquidation Proceeds 13 Non-ABL Collateral – Gross Liquidation Proceeds 16 Liquidation Analysis for Equity Value – Non-Guarantors 24 Liquidation Costs – Trustee Fee and Advisory Fees 26 Claims and Waterfall Recoveries 29 Appendix A – Listing of Legal Entities by Collateral Group 31 Appendix B – Dutch Scheme Entities 39 Appendix C – Off Balance Sheet Intellectual Property – Gross Liquidation Proceeds Supporting Detail 43 4

Introduction and Summary of Outcome

Introduction and Summary of Outcome Introduction ■ Diebold Nixdorf, Incorporated (“DNI”) has retained FTI Consulting, Inc. (“FTI”) to prepare the following hypothetical liquidation analysis (the “Liquidation Analysis”). ■ Section 1129(a)(7) of the Bankruptcy often called the “best interests test,” requires that a bankruptcy court find, as a condition of confirmation, that the chapter 11 plan provides, with respect to each impaired class, that each holder of an allowed claim in that impaired class either (i) has accepted the chapter 11 plan, or (ii) will receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the value such non-accepting holders would so receive or retain if the debtors were liquidated under chapter 7 of the Bankruptcy Code. ■ Section 384(3) of the Dutch Bankruptcy Act, non-consenting parties whose rights will be altered by virtue of a Dutch WHOA Plan (onderhands akkoord), may petition the Dutch Court who has been requested to sanction such a Dutch WHOA Plan to deny that sanction if those respective creditors would receive less value under the Dutch WHOA Plan than they would in case of a liquidation of their debtor’s assets in case of a bankruptcy proceeding. ■ Accordingly, to demonstrate that the Chapter 11 Plan and WHOA Plan satisfy the “best interests test” FTI has prepared the following Liquidation Analysis of DNI, DNI’s debtor affiliates (together with DNI, the “Debtors”), DNI’s WHOA party affiliates (“Dutch Scheme Participants”) and DNI’s non-debtor affiliates (together with the Debtors and Dutch Scheme Participants, the “Company” and, each individually, an “Affiliate”) in connection with the Chapter 11 and WHOA Plans. ■ While we understand that the assets of certain Affiliates may not be available for distribution to (a) the Debtors’ creditors if the Debtors were liquidated under chapter 7 of the Bankruptcy Code or (b) the Dutch Scheme Parties’ creditors if the Dutch Scheme Parties were liquidated in local bankruptcy proceedings, FTI has included all Affiliates in the Liquidation Analysis to conservatively estimate any residual equity value the Debtors may have in non-debtor Affiliates and any residual equity value the Dutch Scheme Parties may have in their Affiliates not involved in the Dutch Scheme. ■ For the Debtors, the Liquidation Analysis assumes that the Debtors would commence a Chapter 7 liquidation on or about the Conversion Date under the supervision of a single court appointed Chapter 7 trustee. The selection of a separate Chapter 7 trustee for one or more of the Estates likely would result in substantially higher administrative expenses associated with the chapter 7 cases from a large duplication of effort by each trustee and his or her professionals. In addition, the selection of separate Chapter 7 trustees likely would give rise to complicated, expensive, and time-consuming disputes regarding certain inter- Debtor issues. 6

Introduction and Summary of Outcome Introduction (Cont’d) ■ For the Dutch Scheme Parties and the Global Non-Debt Parties, the Liquidation Analysis assumes these entities would separately wind-down pursuant to local rules and regulations, which may require local insolvency proceedings outside of a hypothetical Chapter 7 process. The Liquidation Analysis includes the costs to execute the administration of the wind down for the Dutch Scheme Parties and the Global Non-Debt parties at a similar rate to those in the Chapter 7 process. ■ No order or finding has been entered or made by the US Bankruptcy Court or Dutch Court estimating or otherwise fixing the amount of Claims at the estimated amounts of Allowed Claims set forth in this Liquidation Analysis. The estimate of the amount of Allowed Claims set forth in this Liquidation Analysis should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan. The actual amount of Allowed Claims could be materially different from the amount of Claims estimated in this Liquidation Analysis. 7

Introduction and Summary of Outcome Process and Procedure ■ The following definition of Liquidation Value, as required for a Chapter 11 Bankruptcy and WHOA, is used for purposes of this analysis: “the expected cash amount each relevant asset will generate when being monetized by a trustee / administrator, to be appointed in a liquidation scenario of the Company, within a timeframe of approximately one year.” ■ DNI and the Affiliates (together, the “Liquidation Entities”) considered in the Liquidation Analysis include: — Borrowers and guarantors under the ABL Facility (the “ABL Debt Parties”); — Borrowers, issuers and guarantors under the Superpriority Loan, 1L Term Loans, 1L Senior Secured Notes, 2L Notes and 2024 Senior Notes (the “Non-ABL Debt Parties”); and — Other Affiliates that are neither ABL Parties nor Non-ABL Debt Parties (the “Global Non-Debt Parties”). — See Appendix A for a detailed listing of the Liquidation Entities. ■ The basis of the Liquidation Analysis is the Liquidation Entities’ estimated cash balance as of May 31, 2023 (the “Conversion Date”) and non- cash assets as of April 30, 2023, in addition to the net costs to execute the administration of the wind down of the Liquidation Entities. ■ The analysis assumes a theoretical entity-by-entity global liquidation of DNI, each of the Debtors, each of the Dutch Scheme Participants and the other Affiliates. ■ Consistent with local insolvency law, estimated monetization proceeds from encumbered assets of the German entities have been reduced by 9% of the expected gross monetization value, which would be withheld by the Germany insolvency administrator in a theoretical liquidation process and not distributable to the secured lender. ■ The Liquidation Value is presented as a range due to the uncertainty involved in valuing the assets. ■ This Liquidation Analysis includes all material, monetizable balance sheet and off-balance sheet assets of the Liquidation Entities, including: — Current Assets: Cash & Cash Equivalents, Accounts Receivable, Inventories, Other Current Assets; — Long Term Assets: Fixed Assets, Securities and Other Investments, Customer Relationships (Net); and — Off Balance Sheet Assets: Intellectual Property. 8

Introduction and Summary of Outcome Process and Procedure (Cont.) ■ Notably, this Liquidation Analysis excludes any intercompany receivables or payable balances between Liquidation Entities. ■ For the purposes of this analysis, the Superpriority Term Loan Claims are assumed to have senior liens on net liquidation proceeds compared to the First Lien Debt claims. While certain exceptions may exist, including Unreleased Non-ABL Priority U.S. Collateral assets which may be pari- passu with the First Lien Debt claims, these applicable assets do not have meaningful value and would not have a meaningful impact to the analysis, as presented, if treated on a pari passu basis. FTI has determined, as summarized in this report, that confirmation of the Chapter 11 Plan and that the sanction of the WHOA Plan will provide creditors with a recovery that is not less than what they would otherwise receive in connection with a liquidation under chapter 7 of the bankruptcy code or the Dutch Scheme Parties under chapter 7 analogs in their respective jurisdictions. 9

Introduction and Summary of Outcome Overall Liquidation Value Summary Illustrative Chapter 7 Liquidation Analysis - Consolidated Low Mid High ■ The table to the left summarizes the ($'s in 000's) Note Adj. Book Value $ % $ % $ % Gross Liquidation Proceeds range of outcomes on a consolidated 1 Total Gross ABL Collateral Proceeds A - O 762,850 337,287 4 4% 410,689 54% 484,092 63% basis from the entity-by-entity Liquidation 1 Total Gross Non-ABL Collateral Proceeds A - O 1,223,510 377,940 N/A 493,133 N/A 615,326 N/A 2 Analysis across both ABL and non-ABL Total Gross Global Non-Debt Parties Proceeds A - O, P 1,686,991 330,328 2 0% 381,609 23% 432,891 26% 3 collateral, as well as the equity value Total Gross Liquidation Proceeds $ 3 ,673,351 $ 1,045,555 28% $ 1,285,432 35% $ 1,532,308 42% gained from non-guarantor entities 3 (-) Total Claims at Global Non-Debt Parties with Equity Value A - O, P (268,675) (307,260) (340,451) (-) Wind-Down / Operating Expenses Q (38,844) 5.00% (58,690) 6.00% (83,430) 7.00% owned by the Liquidation Entities. (-) Chapter 7 and Global Insolvency Trustee Fees R (22,506) 3.00% (28,545) 3.00% (34,955) 3.00% (-) Chapter 7 and Global Insolvency Legal Fees & Financial Advisors S (23,306) 3.00% (34,236) 3.50% (47,674) 4.00% 1 ■ The Gross Liquidation Proceeds range of Net Liquidation Proceeds after Liquidation Costs $ 692,224 $ 856,701 $ 1,025,798 the ABL Debt Parties Collateral has been Net ABL Debt Parties Collateral Proceeds after Liquidation Costs 300,533 359,689 416,644 estimated at $337.3 million to $484.1 Net Non-ABL Debt Parties Collateral Proceeds after Liquidation Costs 336,756 431,895 529,594 Net Equity Collateral in Global Non-Debt Parties after Liquidation Costs 5 4,935 6 5,117 7 9,560 million and consists of certain Liquidation Claims Recovery Analysis Low Mid High Entities’ accounts receivable and Claim Notes Claim Amount $ % $ % $ % inventories. ABL Collateral Recovery Waterfall 2 Net ABL Debt Parties Collateral Proceeds after Liquidation Costs $ 300,533 $ 359,689 $ 416,644 ■ The Gross Liquidation Proceeds range of Less: ABL Facility Claim Recovery T $ 152,091 $ 152,091 $ 152,091 $ 152,091 the Non-ABL Debt Parties Collateral has Less: ABL Facility LC Claim Recovery U 28,958 28,958 28,958 28,958 been estimated at $377.9 million to Total ABL Claims Recovery 181,049 181,049 100% 181,049 100% 181,049 100% Less: FILO Facility Claim Recovery V 59,010 59,010 100% 59,010 100% 59,010 100% $615.3 million and consists of certain Remaining ABL Collateral after ABL and FILO Claims $ 60,474 $ 119,630 $ 176,585 Liquidation Entities’ material balance Plus: Net Non-ABL Debt Parties Collateral Proceeds after Liquidation Costs 336,756 431,895 529,594 sheet items. Plus: Net Equity Collateral in Global Non-Debt Parties after Liquidation Costs 54,935 6 5,117 7 9,560 Net Liquidation Proceeds Available for Non-ABL Debt Parties $ 452,165 $ 616,642 $ 785,739 3 ■ The Gross Liquidation Proceeds range of Remaining Net Liquidation Proceeds Waterfall the Equity in Global Non-Debt Parties has Superpriority Term Loan Claims W 502,760 452,165 90% 502,760 100% 502,760 100% been estimated at $61.7 million to $92.4 2025 Extended 1L Term Loan Claims pari passu X 646,772 - 0% 40,655 6% 101,020 16% 2025 1L Senior Secured Notes Claims pari passu Y 1,146,877 - 0% 72,090 6% 179,132 16% million after claims at Global Non-Debt 2023 Legacy 1L Term Loan Claims pari passu Z 18,094 - 0% 1,137 6% 2,826 16% Parties have been satisfied. 2026 2L Secured Notes Claims AA 345,669 - 0% - 0% - 0% 2024 Senior Notes Claims AB 72,895 - 0% - 0% - 0% ■ Liquidation costs are deducted from Gross Administrative, Priority Tax and Gen. Unsec. Claims AC Undetermined - 0% - 0% - 0% Liquidation Proceeds and applied on a Common Equity AD N/A - 0% - 0% - 0% 510(b) Claims AE Undetermined - 0% - 0% - 0% pro-rata basis across all three collateral Total Recovery $ 2 ,973,126 $ 692,224 23% $ 856,701 29% $ 1,025,798 35% groups. 10 1. Non-ABL Debt Parties Collateral includes the Off Balance Sheet value of Intellectual Property.

Introduction and Summary of Outcome Liquidation Value Summary – Net Liquidation Proceeds after Liquidation Costs Illustrative Chapter 7 Liquidation Analysis - Consolidated Low Mid High ($'s in 000's) Adj. Book Value $ % $ % $ % Gross Liquidation Proceeds - ABL Collateral B Accounts Receivable $ 3 63,841 $ 249,844 69% $ 285,536 78% $ 321,228 8 8% C Inventories 399,009 87,443 22% 125,154 31% 162,864 4 1% Total Gross ABL Collateral Proceeds 762,850 3 37,287 44% 410,689 54% 484,092 63% Gross Liquidation Proceeds - Non-ABL Guarantor Collateral A Cash & Cash Equivalents $ 25,688 $ 2 5,688 100% $ 2 5,688 1 00% $ 2 5,688 100% B Accounts Receivable - - N/A - N/A - N/A C Inventories 49,737 16,884 34% 21,727 44% 26,570 5 3% Total ST Investments - - N/A - N/A - N/A D Intercompany Accounts Receivable (57,119) - - - - - - E Other Current Assets 81,946 4,097 5% 8,195 10% 12,292 1 5% F Prepaid Expenses 40,869 - - - - - - Assets Held for Sale - - N/A - N/A - N/A G Fixed Assets 101,094 24,995 25% 29,425 29% 33,855 3 3% H Securities and Other Investments 7,384 6,276 85% 6,646 90% 7,015 9 5% I Other Long Term Assets 47,455 - - - - - - J Deferred Income Tax Assets (73,802) - - - - - - K Customer Relationships, Net 178,138 - - 4,453 2 .5% 8,907 5 % L Goodwill 712,782 - - - - - - M Intangible Assets 43,899 - - - - - - N Off Balance Sheet Intellectual Property N/A 300,000 N/A 397,000 N/A 501,000 N/A O Right of Use Asset Operating Lease 65,440 - - - - - - Total Gross Non-ABL Collateral Proceeds 1,223,510 3 77,940 N/A 493,133 N/A 615,326 N/A Gross Liquidation Proceeds - Equity Value in Global Non-Debt Parties 1 P Equity in Global Non-Debt Parties N/A 61,653 N/A 74,349 N/A 92,440 N/A Total Gross Liquidation Proceeds 1,986,360 $ 776,880 39% $ 978,172 49% $ 1 ,191,857 60% Q (-) Wind-Down / Operating Expenses (38,844) 5.00% (58,690) 6.00% (83,430) 7.00% R (-) Chapter 7 and Global Insolvency Trustee Fees (22,506) 3.00% (28,545) 3.00% (34,955) 3.00% (-) Chapter 7 and Global Insolvency Legal Fees & Financial Advisors (23,306) 3.00% (34,236) 3.50% (47,674) 4.00% S 11 Net Liquidation Proceeds after Liquidation Costs $ 692,224 $ 856,701 $ 1 ,025,798 1. Further detail is provided on page 25 of this report.

Introduction and Summary of Outcome (Cont’d) Liquidation Value Summary – Net Liquidation Proceeds after Liquidation Costs and Estimated Recoveries ■ After deduction of Liquidation Costs, the Net Liquidation Proceeds after Liquidation Costs $ 692,224 $ 856,701 $ 1 ,025,798 Net Liquidation proceeds are available for Net ABL Debt Parties Collateral Proceeds after Liquidation Costs 300,533 359,689 416,644 Net Non-ABL Debt Parties Collateral Proceeds after Liquidation Costs 336,756 431,895 529,594 distribution to various stakeholders with Net Equity Collateral in Global Non-Debt Parties after Liquidation Costs 54,935 6 5,117 7 9,560 funded debt obligations on the balance Claims Recovery Analysis Low Mid High sheet as of the Conversion Date. Claim Claim Amount $ % $ % $ % ■ ABL Facility claims have first lien priority ABL Collateral Recovery Waterfall on the Net ABL Collateral Proceeds and Net ABL Debt Parties Collateral Proceeds after Liquidation Costs $ 300,533 $ 359,689 $ 416,644 T are estimated to receive 100% recoveries Less: ABL Facility Claim Recovery $ 152,091 $ 152,091 $ 152,091 $ 152,091 U Less: ABL Facility LC Claim Recovery 28,958 28,958 28,958 28,958 in all three scenarios. Total ABL Claims Recovery 181,049 181,049 100% 181,049 100% 181,049 100% V Less: FILO Facility Claim Recovery 59,010 59,010 100% 59,010 100% 59,010 100%■ FILO Facility claims have the next priority to the remaining Net ABL Collateral Remaining ABL Collateral after ABL and FILO Claims $ 60,474 $ 119,630 $ 176,585 Proceeds and are estimated to receive Plus: Net Non-ABL Debt Parties Collateral Proceeds after Liquidation Costs 336,756 431,895 529,594 Plus: Net Equity Collateral in Global Non-Debt Parties after Liquidation Costs 5 4,935 6 5,117 7 9,560 100% recoveries in all three scenarios. Net Liquidation Proceeds Available for Non-ABL Debt Parties $ 452,165 $ 616,642 $ 785,739 ■ The Superpriority Facility claims have Remaining Net Liquidation Proceeds Waterfall access to the remaining Net ABL W Superpriority Term Loan Claims 502,760 452,165 90% 502,760 100% 502,760 100% X 2025 Extended 1L Term Loan Claims 646,772 - 0% 40,655 6% 101,020 16% Collateral Proceeds, in addition to first Y 2025 1L Senior Secured Notes Claims 1,146,877 - 0% 72,090 6% 179,132 16% lien priority on all other Net Liquidation Z 2023 Legacy 1L Term Loan Claims 18,094 - 0% 1 ,137 6% 2 ,826 16% Proceeds. The Superpriority Facility is AA 2026 2L Secured Notes Claims 345,669 - 0% - 0% - 0% estimated to receive a range of 90% to AB 2024 Senior Notes Claims 72,895 - 0% - 0% - 0% 100% recovery, depending on scenario. AC Administrative, Priority Tax and Gen. Unsec. Claims Undetermined - 0% - 0% - 0% AD Common Equity N/A - 0% - 0% - 0% ■ The Extended 1L TL, 2025 1L Senior AE 510(b) Claims Undetermined - 0% - 0% - 0% Secured Notes, and 2023 Legacy 1L TL are Total Recovery $ 2 ,973,126 $ 692,224 23% $ 856,701 29% $ 1 ,025,798 35% pari passu and share equally in recoveries ranging from 0% to 16%. ■ All other subordinated claims are estimated to receive no recovery in all three scenarios. 12 1. The 2023 Legacy 1L Term Loan does not have a lien on foreign collateral. For purposes of the presentation above, this claim was treated pari passu with the other first lien senior debt claims, which include recoveries from foreign collateral, because this claim would likely receive similar treatment in the U.S. due to its lien on U.S. assets. In the chapter 7 analogs for the Dutch Scheme Parties, this claim would receive no recovery and the recovery on this claim above would accrete to the X and Y claims.

ABL Collateral – Gross Liquidation Proceeds

F T I CONSULTING

ABL Collateral – Gross Liquidation Proceeds

ABL Collateral – Gross Liquidation Proceeds B Accounts Receivable ■ Accounts Receivable consists of all third-party trade accounts, net of any reserves. This balance does not include any intercompany related accounts receivable balances. The Company estimates that it will have approximately $363.8 million Accounts Receivable balance as of the Conversion Date (excluding Accounts Receivable balances at Global Non-Debt Parties), and the liquidation proceeds are estimated at a blended recovery of 69% to 88% of the adjusted book value. ■ In a hypothetical chapter 7 liquidation, where the Affiliates’ businesses cease to operate, a portion of outstanding eligible accounts receivable will likely not be collected as each customer will receive no future service and would thus seek to terminate contracts and/or assert counterclaims for services not performed. ■ In the normal course of its business, the Company regularly invoices its customers for certain goods and or services in advance of the Company fully performing the obligation to the revenue (e.g., annual/quarterly service contracts, large product and installation orders, etc.). The Company recognizes these unearned obligations as deferred revenue liability on its balance sheet. The Liquidation Analysis incorporates a reduction to Accounts Receivable balances otherwise available for monetization based on the estimated deferred revenue liability that could be used by customers to setoff balances owed to the Liquidation Entities. Accounts Receivable Estimated Recovery Values and Rates 1 Adj. Book Value ($'s in 000's) Low Mid High $ % $ % $ % ABL Collateral Package Tranche A - US and Canada 124,474 87,131 70.0% 99,579 80.0% 1 12,026 90.0% Tranche B - France and Italy 66,761 46,733 70.0% 53,409 80.0% 60,085 90.0% Tranche C - Rest of Europe 172,606 120,824 70.0% 138,085 80.0% 1 55,345 90.0% (-) German Insolvency Reserve (4,845) (5,537) (6,229) Accounts Receivable - Gross ABL Collateral Proceeds $ 363,841 $ 249,844 68.7% $ 285,536 78.5% $ 321,228 88.3% Accounts Receivable - Gross Non-ABL Collateral Proceeds - - n/a - n/a - n/a Accounts Receivable - Gross Liquidation Proceeds $ 363,841 $ 249,844 68.7% $ 285,536 78.5% $ 321,228 88.3% 14 1. Accounts Receivable book values adjusted to remove customer-specific, non-monetizable deferred revenue balances.

ABL Collateral – Gross Liquidation Proceeds C Inventories ■ The Liquidation Entities’ inventory balance consists of raw materials, work-in-process goods, parts, and finished goods, many of which are specifically purchased to create ATM, self-checkout, and point of sale products for banking and retail customers. — Raw materials consists of direct and indirect materials required for the products’ manufacturing processes. — Work-in-process goods consist of partially completed products in the assembling and testing phase prior to finished goods shipment. — Parts consists of spare and replacement parts for completed products available for sale to customers. — Finished goods consists of completed products prepared for shipment to customers and converted to revenue units. ■ The Company estimates that it will have approximately $448.7 million Inventories balance as of the Conversion Date, with $399 million included in the ABL Collateral package. The Inventories book value is net of the excess inventory reserve held for aged and obsolete portion of parts and finished goods per the Liquidation Entities’ corporate policy. ■ Liquidation proceeds are estimated at a blended recovery of 23% to 42% of the adjusted book value. ■ This estimate is informed by Net Orderly Liquidation Values calculated by a third-party appraisal company. Additionally, the recovery percentages reflect the specialized nature of the Liquidation Entities’ custom products, made custom for banking and retail work orders. Inventories Estimated Recovery Values and Rates ($'s in 000's) Adj. Book Value Low Mid High $ % $ % $ % ABL Collateral Package Tranche A - US and Canada 155,627 42,959 27.6% 58,521 37.6% 74,084 47.6% Tranche B - France and Italy - - n/a - n/a - n/a Tranche C - Rest of Europe 243,382 48,884 20.1% 73,223 30.1% 97,561 40.1% (-) German Insolvency Reserve (4,400) (6,590) (8,780) Inventories - Gross ABL Collateral Proceeds $ 399,009 $ 87,443 21.9% $ 125,154 31.4% $ 162,864 40.8% Inventories - Gross Non-ABL Collateral Proceeds 49,737 16,884 33.9% 21,727 43.7% 26,570 53.4% Inventories - Gross Liquidation Proceeds $ 448,747 $ 104,327 23.2% $ 146,880 32.7% $ 189,434 42.2% 15

Non-ABL Collateral – Gross Liquidation Proceeds

FTI CONSULTING

Non-ABL Collateral – Gross Liquidation Proceeds

Non-ABL Collateral – Gross Liquidation Proceeds A Cash and Cash Equivalents ■ Cash and Cash Equivalents consists of cash in the Liquidation Entities’ bank accounts and highly liquid investment securities that have original maturities of three months or less. — The Liquidation Entities estimate that operations during the liquidation period would not generate additional cash available for distribution. — The Liquidation Entities estimate that the liquidation proceeds of the Company’s Cash and Cash Equivalents would be 100% of the Cash and Cash Equivalents balance. ■ The Liquidation Entities estimate that they will have approximately $120.0 million Cash and Cash Equivalents balance as of the Conversion Date, most of which sits on the balance sheet of Global Non-Debt Parties and would be subject to potential equity value in liquidation (see pg. 25 for Equity Collateral in Global Non-Debt Parties). ■ For purposes of this analysis, it is assumed that all cash on the balance sheet is available for liquidation and no cash is trapped in local jurisdictions or in anyway restricted from Liquidation Entities’ recovery. Cash & Cash Equivalents Estimated Recovery Values and Rates ($'s in 000's) Adj. Book Value Low Mid High $ % $ % $ % ABL Collateral Package Tranche A - US and Canada - - n/a - n/a - n/a Tranche B - France and Italy - - n/a - n/a - n/a Tranche C - Rest of Europe - - n/a - n/a - n/a (-) German Insolvency Reserve - - - Cash & Cash Equivalents - Gross ABL Collateral Proceeds $ - $ - n/a $ - n/a $ - n/a Cash & Cash Equivalents - Gross Non-ABL Collateral Proceeds 25,688 25,688 100.0% 25,688 100.0% 25,688 100.0% Cash & Cash Equivalents - Gross Liquidation Proceeds $ 25,688 $ 25,688 100.0% $ 25,688 100.0% $ 2 5,688 100.0% 17

Non-ABL Collateral – Gross Liquidation Proceeds C Inventories ■ The Liquidation Entities’ inventory balance consists of raw materials, work-in-process goods, parts, and finished goods, many of which are specifically purchased to create ATM, self-checkout, and point of sale products for banking and retail customers. — Raw materials consists of direct and indirect materials required for the products’ manufacturing processes. — Work-in-process goods consist of partially completed products in the assembling and testing phase prior to finished goods shipment. — Parts consists of spare and replacement parts for completed products available for sale to customers. — Finished goods consist of completed products prepared for shipment to customers and converted to revenue units. ■ The Company estimates that it will have approximately $448.7 million Inventories balance as of the Conversion Date, with $49.7 million included in the Non-ABL Collateral package. The Inventories book value is net of the excess inventory reserve held for aged and obsolete portion of parts and finished goods per the Liquidation Entities’ corporate policy. ■ Liquidation proceeds are estimated at a blended recovery of 23% to 42% of the adjusted book value. ■ This estimate is informed by Net Orderly Liquidation Values calculated by a third-party appraisal company. Additionally, the recovery percentages reflect the specialized nature of the Liquidation Entities’ custom products, made custom for banking and retail work orders. Inventories Estimated Recovery Values and Rates ($'s in 000's) Adj. Book Value Low Mid High $ % $ % $ % ABL Collateral Package Tranche A - US and Canada 155,627 42,959 27.6% 58,521 37.6% 74,084 47.6% Tranche B - France and Italy - - n/a - n/a - n/a Tranche C - Rest of Europe 243,382 48,884 20.1% 73,223 30.1% 97,561 40.1% (-) German Insolvency Reserve (4,400) (6,590) (8,780) Inventories - Gross ABL Collateral Proceeds $ 399,009 $ 87,443 21.9% $ 125,154 31.4% $ 162,864 40.8% Inventories - Gross Non-ABL Collateral Proceeds 49,737 16,884 33.9% 21,727 43.7% 26,570 53.4% Inventories - Gross Liquidation Proceeds $ 448,747 $ 104,327 23.2% $ 146,880 32.7% $ 189,434 42.2% 18

Non-ABL Collateral – Gross Liquidation Proceeds E Other Current Assets ■ The Company estimates that it will have approximately $81.9 million Other Current Assets balance as of the Conversion Date. Other Current Assets consists of deposits and advance payments to suppliers, deferred costs, net VAT receivables, finance receivables, general 3rd party claims, and other items. ■ In assessing the potential recoverability of Other Current Assets in a liquidation process, FTI held conversations with the North America Controller and Assistant Controller to delve into sub-accounts which build up to the global Other Current Assets. ■ Based on our findings, we assigned a blended recovery rate of 5% to 15% of total Other Current Assets. — Recoveries on receivables in connection with pass through or indirect tax obligations are assumed to receive no recovery. — Advanced payments to suppliers and deferred costs were determined to hold no liquidation value given the likely cessation of business activity with vendors. — Finance receivables primarily represent receivables from leased equipment to banking and retail customers; finance leases are estimated to receive no recovery in a liquidation scenario. — All remaining Other Current Assets are not expected to be recoverable under a liquidation scenario. Other Current Assets Estimated Recovery Values and Rates ($'s in 000's) Adj. Book Value Low Mid High $ % $ % $ % ABL Collateral Package Tranche A - US and Canada - - n/a - n/a - n/a Tranche B - France and Italy - - n/a - n/a - n/a Tranche C - Rest of Europe - - n/a - n/a - n/a (-) German Insolvency Reserve - - - Other Current Assets - Gross ABL Collateral Proceeds $ - $ - n/a $ - n/a $ - n/a Other Current Assets - Gross Non-ABL Collateral Proceeds 81,946 4,097 5.0% 8,195 10.0% 12,292 15.0% Other Current Assets - Gross Liquidation Proceeds $ 81,946 $ 4,097 5.0% $ 8,195 10.0% $ 1 2,292 15.0% 19

Non-ABL Collateral – Gross Liquidation Proceeds G Fixed Assets ■ Fixed Assets comprise buildings and building improvements, machinery, tools, and equipment, furniture and fixtures, computer equipment and software, and construction in progress. Estimated useful life of fixed assets ranges from 3 years (computer equipment and certain tooling) to 15-30 years (building and building improvement). ■ The Company estimates that it will have approximately $101.1 million Fixed Assets balance as of the Conversion Date, net of depreciation. ■ Limited recovery is assumed, ranging from 25% to 34% in aggregate for Non-ABL Debt Parties’ total fixed assets, yielding a recovery of $25.0 to $33.9 million. The primary sources of recovery are building and building improvements (10% to 40%, with the exception of owned German real estate noted below), furniture and fixtures (25% to 35%), and machinery, tools and equipment (25% to 35%). — Valuation of owned real estate under a German guarantor is informed by a third-party appraisal report which provided a market value range for the subject building assets. A 70% recovery rate has been applied to the appraised value range, driven by the market discount for asset sale under the liquidation timeline. ■ Other sub-categories in Fixed Assets, including demo units, leasehold improvements, and construction-in-progress assets, are not expected to be recoverable under a liquidation scenario. Fixed Assets Estimated Recovery Values and Rates ($'s in 000's) Adj. Book Value Low Mid High $ % $ % $ % ABL Collateral Package Tranche A - US and Canada - - n/a - n/a - n/a Tranche B - France and Italy - - n/a - n/a - n/a Tranche C - Rest of Europe - - n/a - n/a - n/a (-) German Insolvency Reserve - - - Fixed Assets - Gross ABL Collateral Proceeds $ - $ - n/a $ - n/a $ - n/a Fixed Assets - Gross Non-ABL Collateral Proceeds 101,094 24,995 24.7% 29,425 29.1% 33,855 33.5% Fixed Assets - Gross Liquidation Proceeds $ 101,094 $ 24,995 24.7% $ 29,425 29.1% $ 3 3,855 33.5% 20

Non-ABL Collateral – Gross Liquidation Proceeds H Securities and Other Investments ■ Securities and Other Investments are primarily investment instruments for deferred compensation plans which allow certain employees to defer receipt of a portion of their cash, 401(k) or share-based compensation, and enable non-employee directors to defer receipt of director fees at the participants’ discretion. — For deferred cash-based compensation, the Debtor established rabbi trusts, which are recorded at fair value of the underlying securities within securities and other investments. ■ The Liquidation Entities estimate that they will have approximately $7.4 million in Securities and Other Investments balance as of the Conversion Date. ■ The Liquidation Analysis assumes an 85% to 95% recovery rate for the book value of Securities and Other Investments, which yields a recovery of $6.3 - 7.0 million. Securities and Other Investments Estimated Recovery Values and Rates ($'s in 000's) Adj. Book Value Low Mid High $ % $ % $ % ABL Collateral Package Tranche A - US and Canada - - n/a - n/a - n/a Tranche B - France and Italy - - n/a - n/a - n/a Tranche C - Rest of Europe - - n/a - n/a - n/a (-) German Insolvency Reserve - - - Securities and Investments - Gross ABL Collateral Proceeds $ - $ - n/a $ - n/a $ - n/a Securities and Investments - Gross Non-ABL Collateral Proceeds 7,384 6,276 85.0% 6,646 90.0% 7,015 95.0% Securities and Other Investments - Gross Liquidation Proceeds $ 7,384 $ 6,276 85.0% $ 6,646 90.0% $ 7,015 95.0% 21

Non-ABL Collateral – Gross Liquidation Proceeds K Customer Relationships ■ Customer Relationships represent the intangible value of the Liquidation Entities’ customer relationships, primarily on account of the strength of existing customer relationships within the banking and retail segments. ■ The Company estimates that the value of these relationships would be significantly impaired in a liquidation, and that any recovery would be limited to what a competitor or new market entrant might pay for a database of accumulated customer information. ■ The Liquidation Analysis assumes a 0% to 5% recovery rate for the book value of Customer Relationships, which yields a recovery of $0- 8.9 million. Customer Relationships, Net Estimated Recovery Values and Rates ($'s in 000's) Adj. Book Value Low Mid High $ % $ % $ % ABL Collateral Package Tranche A - US and Canada - - n/a - n/a - n/a Tranche B - France and Italy - - n/a - n/a - n/a Tranche C - Rest of Europe - - n/a - n/a - n/a (-) German Insolvency Reserve - - - Customer Relationships, Net - Gross ABL Collateral Proceeds $ - $ - n/a $ - n/a $ - n/a Customer Relationships - Gross Non-ABL Collateral Proceeds 178,138 - - 4,453 2.5% 8,907 5.0% Customer Relationships, Net - Gross Liquidation Proceeds $ 178,138 $ - - $ 4,453 2.5% $ 8,907 5 .0% 22

Non-ABL Collateral – Gross Liquidation Proceeds N Off Balance Sheet Intellectual Property ■ The Company owns Intellectual Property that it markets to banking and retail customers through its products and services portfolio. The Intellectual Property consists of differentiated brands, patents, design registrations, and copyrighted works, including data-driven and cloud software technologies developed for applications across its banking and retail product offerings, and advanced self-service products within its banking segment. The liquidation value is representative of marketable Intellectual Property assets with sole or joint ownership by certain US and German guarantor entities. — These intellectual property assets have no book value on the balance sheet due to the IP being internally generated. The estimated recovery ranges are informed by a third-party appraisal report which assigns a range of indicated values for each class of Intellectual Property. — The Liquidation Analysis assumes a 40% to 60% recovery rate, yielding $300.0 million to $501.0 million in gross liquidation proceeds. FTI corroborated the estimated Intellectual Property value and market discount under a liquidation scenario with the head of Intellectual Property at the Company. The recovery rate presents a ‘de-risked’ market recovery range in a liquidation scenario, given the volume of patents to sell in US and German jurisdictions under the proposed liquidation timeline. — A detailed build up of Gross Proceeds can be found in Appendix C. Off Balance Sheet Intellectual Property Estimated Recovery Values and Rates ($'s in 000's) Adj. Book Value Low Mid High $ % $ % $ % ABL Collateral Package Tranche A - US and Canada - - n/a - n/a - n/a Tranche B - France and Italy - - n/a - n/a - n/a Tranche C - Rest of Europe - - n/a - n/a - n/a (-) German Insolvency Reserve - - - Off BS Intellectual Property - Gross ABL Collateral Proceeds $ - $ - n/a $ - n/a $ - n/a Off BS Intellectual Property - Gross Non-ABL Collateral Proceeds n/a 300,000 n/a 397,000 n/a 5 01,000 n/a Off BS Intellectual Property - Gross Liquidation Proceeds $ 300,000 n/a $ 397,000 n/a $ 501,000 n/a 23

Liquidation Analysis for Equity Value – Non-Guarantors

FTI CONSULTING

Liquidation Analysis for Equity Value – Non-Guarantors

Liquidation Analysis for Equity Value – Non-Guarantors

P Equity Collateral in Non-Guarantor Entities

Liquidation Analysis - Equity in Global Non-Debt Parties		Low		Mid		High	
($'s in 000's)	Book Value	$	%	$	%	$	%
Gross Liquidation Proceeds							
Cash & Cash Equivalents	$ 93,513	$ 93,513	100%	$ 93,513	100%	$ 93,513	100%
Accounts Receivable	233,267	163,287	70%	186,614	80%	209,941	90%
Inventories	239,357	55,647	23%	78,345	33%	101,042	42%
Total ST Investments	11,922	11,922	100%	11,922	100%	11,922	100%
Intercompany Accounts Receivable	14,033	-	-	-	-	-	-
Other Current Assets	91,106	4,555	5%	9,111	10%	13,666	15%
Prepaid Expenses	9,945	-	-	-	-	-	-
Assets Held for Sale			-		-		-
Fixed Assets	14,033	1,403	10%	2,105	15%	2,807	20%
Securities and Other Investments	-	-	-	-	-	-	-
Other Long Term Assets	44,146	-	-	-	-	-	-
Deferred Income Tax Assets	43,153	-	-	-	-	-	-
Customer Relationships, Net	0	-	-	0	3%	0	5%
Goodwill	53,469	-	-	-	-	-	-
Intangible Assets	800,664	-	-	-	-	-	-
Right of Use Asset Operating Lease	38,383	-	-	-	-	-	-
Total Gross Liquidation Proceeds Prior to Claims	**$ 1,686,991**	**$ 330,328**	**20%**	**$ 381,609**	**23%**	**$ 432,891**	**26%**
Total Claims at Global Non-Debt Parties with Equity Value		**(268,675)**		**(307,260)**		**(340,451)**	
Total Gross Liquidation Proceeds	**N/A**	**$ 61,653**	**N/A**	**$ 74,349**	**N/A**	**$ 92,440**	**N/A**

25

Liquidation Analysis for Equity Value – Non-Guarantors P Equity Collateral in Non-Guarantor Entities ■ Non-Guarantor Entities with pledged equity are subject to liquidation in foreign jurisdictions with proceeds from liquidation payable towards claims at the foreign entity level. The equity value in non-guarantor subsidiaries represents the residual value after debt and all other local claims have been satisfied. Gross proceeds from the liquidation are assumed to be recoverable by creditors after costs to wind down foreign operations. Gross liquidation proceeds for the non-guarantor parties with pledged equity have a blended recovery rate of 20% to 26% of the adjusted book value. Liquidation Analysis - Equity in Global Non-Debt Parties Low Mid High ($'s in 000's) Book Value $ % $ % $ % Gross Liquidation Proceeds Cash & Cash Equivalents $ 93,513 $ 93,513 1 00% $ 93,513 100% $ 93,513 100% Accounts Receivable 233,267 163,287 70% 186,614 8 0% 209,941 9 0% Inventories 239,357 55,647 23% 78,345 3 3% 101,042 4 2% Total ST Investments 1 1,922 11,922 1 00% 11,922 100% 11,922 100% Intercompany Accounts Receivable 1 4,033 - - - - - - Other Current Assets 9 1,106 4 ,555 5% 9,111 1 0% 13,666 1 5% Prepaid Expenses 9,945 - - - - - - Assets Held for Sale - - - Fixed Assets 1 4,033 1 ,403 10% 2,105 1 5% 2,807 2 0% Securities and Other Investments - - - - - - - Other Long Term Assets 4 4,146 - - - - - - Deferred Income Tax Assets 4 3,153 - - - - - - Customer Relationships, Net 0 - - 0 3% 0 5 % Goodwill 5 3,469 - - - - - - Intangible Assets 800,664 - - - - - - Right of Use Asset Operating Lease 3 8,383 - - - - - - Total Gross Liquidation Proceeds Prior to Claims $ 1,686,991 $ 3 30,328 20% $ 381,609 23% $ 4 32,891 26% Total Claims at Global Non-Debt Parties with Equity Value (268,675) (307,260) (340,451) Total Gross Liquidation Proceeds N/A $ 61,653 N/A $ 74,349 N/A $ 92,440 N/A 25

Liquidation Costs – Trustee Fee and Advisory Fees

F T I CONSULTING

Liquidation Costs – Trustee Fee and Advisory Fees

Liquidation Costs – Trustee and Advisory Fees Wind-Down Expenses, Ch. 7 US Trustee Fees, and Legal / Financial Advisory Fees ■ Wind-Down / Operating Expenses: This Liquidation Analysis assumes the cessation of the Debtors’ ordinary course operations as of the Q Conversion Date. The Debtors anticipate incurring costs to wind-down the business in an orderly manner, including continuation of certain leases and service arrangements following the Liquidation Date in order to secure books and records and allow for access to physical assets during the liquidation period. The Debtors expect orderly liquidation of their facilities and subsidiaries to last approximately three months. During that period, the Liquidating Entities are assumed to continue paying rent, utilities, and other direct operating expenses at certain sites in order to effect the wind-down. A blended cost as a percentage of gross liquidation proceeds is assumed to be 5% to 7%. R■ Chapter 7 and Global Insolvency Trustee Fees: Section 326(a) of the Bankruptcy Code provides for fees payable to the Trustee of 3.0% for liquidation proceeds in excess of $1 million, excluding cash. Although the Liquidation Entities encompass many different non-US jurisdictions, this analysis assumes that similar costs to the US Ch. 7 insolvency process would apply to the liquidation of the other international Liquidation Entities and these entities’ collateral is assumed to be subject to the same fees. Total Gross Liquidation Proceeds 1,986,360 $ 776,880 3 9% $ 9 78,172 49% $ 1,191,857 60% ABL Debt Parties Collateral - Gross Liquidation Proceeds 762,850 337,287 4 4% 410,689 54% 484,092 63% Non-ABL Debt Parties Collateral - Gross Liquidation Proceeds 1,223,510 377,940 N/A 493,133 N/A 615,326 N/A Equity in Global Non-Debt Parties - Gross Liquidation Proceeds 6 1,653 N/A 74,349 N/A 92,440 N/A (-) Wind-Down / Operating Expenses Q (38,844) 5.00% (58,690) 6.00% (83,430) 7.00% (-) Chapter 7 and Global Insolvency Trustee Fees R (22,506) 3.00% (28,545) 3.00% (34,955) 3.00% (-) Chapter 7 and Global Insolvency Legal Fees & Financial Advisors S (23,306) 3.00% (34,236) 3.50% (47,674) 4.00% Net Liquidation Proceeds after Liquidation Costs $ 692,224 $ 8 56,701 $ 1,025,798 Net ABL Debt Parties Collateral Proceeds after Liquidation Costs 300,533 359,689 416,644 Net Non-ABL Debt Parties Collateral Proceeds after Liquidation Costs 336,756 431,895 529,594 Net Equity Pledge Collateral in Global Non-Debt Parties after Liquidation Costs 5 4,935 65,117 79,560 27

Liquidation Costs – Trustee and Advisory Fees Wind-Down Expenses, Ch. 7 US Trustee Fees, and Legal / Financial Advisory Fees (Cont.) ■ Chapter 7 and Global Insolvency Legal Fees & Financial Advisors: Professional fees include estimates for certain legal and financial S advisory professionals required during the wind-down period. These professionals are assumed to be paid 3.0% to 4.0% of the gross liquidation proceeds, excluding cash. ■ This analysis assumes that Wind-Down expenses, Insolvency Trustee fees, and Insolvency Professionals' fees are distributed evenly across all three of the Collateral Groups on a pro-rata basis, allocated by amount of Gross Liquidation Proceeds for each group. Total Gross Liquidation Proceeds 1,986,360 $ 776,880 3 9% $ 9 78,172 49% $ 1,191,857 60% ABL Debt Parties Collateral - Gross Liquidation Proceeds 762,850 337,287 4 4% 410,689 54% 484,092 63% Non-ABL Debt Parties Collateral - Gross Liquidation Proceeds 1,223,510 377,940 N/A 493,133 N/A 615,326 N/A Equity in Global Non-Debt Parties - Gross Liquidation Proceeds 6 1,653 N/A 74,349 N/A 92,440 N/A (-) Wind-Down / Operating Expenses Q (38,844) 5.00% (58,690) 6.00% (83,430) 7.00% (-) Chapter 7 and Global Insolvency Trustee Fees R (22,506) 3.00% (28,545) 3.00% (34,955) 3.00% (-) Chapter 7 and Global Insolvency Legal Fees & Financial Advisors S (23,306) 3.00% (34,236) 3.50% (47,674) 4.00% Net Liquidation Proceeds after Liquidation Costs $ 692,224 $ 8 56,701 $ 1,025,798 Net ABL Debt Parties Collateral Proceeds after Liquidation Costs 300,533 359,689 416,644 Net Non-ABL Debt Parties Collateral Proceeds after Liquidation Costs 336,756 431,895 529,594 Net Equity Pledge Collateral in Global Non-Debt Parties after Liquidation Costs 5 4,935 65,117 79,560 28

Claims and Waterfall Recoveries

Claims and Waterfall Recoveries Overview ■ ABL Facility Claims: Claim class represents estimated secured debt claims (excluding any letters of credit) for the ABL Credit Facility. Based on T available proceeds, these claims are estimated to receive a 100% recovery in all three scenarios. ABL Credit Facility has first lien on ABL collateral. ■ ABL Facility Letter of Credit Claims: Claim class represents estimated letters of credit claims in relation to the ABL Credit Facility. Based on U available proceeds, these claims are estimated to receive a 100% recovery in all three scenarios. ABL Facility Letter of Credit has first lien on ABL collateral. V■ FILO Facility Claims: Claim class represents estimated secured debt claims for the FILO Credit Facility. Based on available proceeds, these claims should receive a 100% recovery in all three scenarios. FILO Credit Facility has first lien on ABL collateral put paid after ABL Facility Claims. ■ Superpriority Term Loan Claims: Claim class represents estimated secured debt claims for the Superpriority Term Loan Credit Facility. Based on W available proceeds, these claims are estimated to receive a recovery of 90%-100%. ■ 2025 Extended 1L Term Loan Claims: Claim class represents estimated secured debt claims for the 2025 Extended 1L Term Loan. Based on X available proceeds, these claims are estimated to receive a blended recovery of 0%-16%. This claim class is pari-passu with the other 1L debt claims. Y■ 2025 1L Secured Notes Claims: Claim class represents estimated secured debt claims for the 2025 1L Secured Notes. Based on available proceeds, these claims are estimated to receive a blended recovery of 0%-16%. This claim class is pari-passu with the other 1L debt claims. ■ 2023 Legacy 1L Term Loan Claims: Claim class represents estimated secured debt claims for the 2023 Legacy 1L Loan. Based on available Z proceeds, these claims are estimated to receive a blended recovery of 0%-16%. This claim class is pari-passu with the other 1L debt claims. While these claims do not have a lien on foreign collateral, for purposes of this analysis this claim was treated as pari-passu with the other 1L debt claims. ■ 2026 2L Secured Notes Claims: Claim class represents estimated secured debt claims for the 2026 2L Secured Notes. Based on available AA proceeds, these claims are estimated to receive no recovery. ■ 2024 Senior Notes Claims: Claim class represents estimated unsecured debt claims for the 2024 Senior Notes. Based on available proceeds, AB these claims are estimated to receive no recovery. ■ Other Unsecured Claims: Claims class represents remaining, unsecured liabilities incurred by the company such as trade payables, and other AC types of prepetition unsecured liabilities. These claims are estimated to receive no recovery. AD ■ Common Equity: Common Equity is estimated to receive no recovery. AE■ 510(b) Claims: 510(b) Claims are estimated to receive no recovery. 30

Appendix A – Listing of Legal Entities by Collateral Group

FTI CONSULTING

Appendix A – Listing of Legal Entities by Collateral Group

Appendix A – Listing of Legal Entities by Collateral Group Collateral Group Legal Entities included in each Collateral Group LE Code ABL Debt Parties Diebold Nixdorf, Incorporated L001 (AR and Inventory Only) Diebold Nixdorf Technology Finance, LLC L051 Diebold Nixdorf Canada, Limited L301 Diebold Nixdorf S.A.S. L823 Diebold Nixdorf s.r.l. L837 Diebold Nixdorf Deutschland GmbH L775 Diebold Nixdorf Global Logistics GmbH L888 Diebold Nixdorf Systems GmbH L817 Wincor Nixdorf International GmbH L883 Diebold Nixdorf Security GmbH L802 Wincor Nixdorf Facility GmbH L806 Diebold Nixdorf B.V. L700 Diebold Nixdorf B.V. L838 Diebold Nixdorf Global Holdings B.V. L762 Diebold Nixdorf Sp.z.o.o. L832 Diebold Nixdorf BPO Sp.z.o.o. L890 Diebold Nixdorf S.L. L827 Diebold Nixdorf AB L825 Diebold Nixdorf (UK) Limited L824 32

Appendix A – Listing of Legal Entities by Collateral Group Collateral Group Legal Entities included in each Collateral Group LE Code Non-ABL Debt Parties Diebold Nixdorf, Incorporated L001 Diebold Global Finance Corporation L006 Diebold Holding Company, LLC L009 Diebold SST Holding Company, LLC L016 Griffin Technology, Incorporated L019 Diebold Self-Service Systems L026 Diebold Canada Holding Company Inc. L046 Diebold Nixdorf Technology Finance, LLC L051 Diebold Nixdorf Canada, Limited L301 Diebold Nixdorf B.V. L700 Diebold Poland Sp. z.o.o. L707 Diebold Spain S.L. L711 Diebold Nixdorf Dutch Holding B.V. L761 Diebold Nixdorf Global Holdings B.V. L762 Diebold Nixdorf Holding Germany GmbH L767 Diebold Finance Germany GmbH L769 Diebold Nixdorf Deutschland GmbH L775 Diebold Nixdorf Security GmbH L802 Diebold Nixdorf Operations GmbH L819 Diebold Nixdorf Logistics GmbH L805 Wincor Nixdorf Facility GmbH L806 Diebold Nixdorf Real Estate GmbH & Co. KG L807 Diebold Nixdorf Systems GmbH L817 Diebold Nixdorf Business Administration Center GmbH L818 Diebold Nixdorf S.A.S. L823 Diebold Nixdorf (UK) Limited L824 Diebold Nixdorf AB L825 Diebold Nixdorf S.L. L827 33

Appendix A – Listing of Legal Entities by Collateral Group Collateral Group Legal Entities included in each Collateral Group LE Code Non-ABL Debt Parties Diebold Nixdorf Sp.z.o.o. L832 Diebold Nixdorf S.r.l. L837 Diebold Nixdorf B.V. L838 Diebold Nixdorf Software CV L869 Diebold Nixdorf Software Partner B.V. L870 Diebold Nixdorf Global Solutions B.V. L871 Wincor Nixdorf International GmbH L883 IP Management GmbH L887 Diebold Nixdorf Global Logistics GmbH L888 Diebold Nixdorf BPO Sp.z.o.o. L890 Diebold Nixdorf Vermögensverwaltungs GmbH L892 34

Appendix A – Listing of Legal Entities by Collateral Group Collateral Group Legal Entities included in each Collateral Group LE Code Global Non-Debt Parties Diebold Latin America Holding Company, LLC L011 Diebold Mexico Holding Company, LLC L012 Diebold Software Solutions, Inc. L021 VDM Holding Company, Inc. L024 Diebold Brasil Servicos de Tecnologia e Participacoes Ltda L041 J.J.F. Panama Inc. L043 CR Panama Inc. L044 Diebold Switzerland Holding Company, LLC L045 Diebold Netherlands Holding Company, LLC L047 Phoenix Interactive USA Inc. L049 Impexa, LLC L050 DCHC S.A. L400 Diebold Argentina S.A. L401 Diebold Nixdorf Colombia, S.A.S. L402 Diebold Nixdorf De Mexico S.A. de C.V. L403 Diebold Panama Inc. L405 Diebold Paraguay S.A. L406 Diebold Uruguay, S.A. L407 D&G Panama S. de R.L. L409 D&G ATMs y Seguridad de Costa Rica Ltda. L410 D&G de Honduras S. de R.L. L411 DB&GB de El Salvador Limitada L412 DB&GB ATMs y Seguridad de Guatemala, Limitada L413 D&G Centroamerica y GBM de Nicaragua y Compania Ltda. L414 D&G Dominicana S.A. L415 D&G Centroamerica, S. de R.L. L416 Diebold Bolivia S.R.L. L417 Procomp Amazonia Industria Eletronica S.A. L501 35

Appendix A – Listing of Legal Entities by Collateral Group Collateral Group Legal Entities included in each Collateral Group LE Code Global Non-Debt Parties Procomp Industria Eletronica LTDA L503 Diebold Brasil LTDA L504 Diebold Financial Equipment Company, Ltd. L600 Diebold Nixdorf (Thailand) Company Limited L601 Diebold Nixdorf Australia Pty Limited L602 Diebold Nixdorf India Private Limited L603 Diebold Pacific, Limited L604 Diebold - Corp Systems Sdn. Bhd. L618 Diebold Nixdorf Philippines, Inc. L622 Diebold Nixdorf Vietnam Company Limited L623 Diebold Nixdorf Myanmar Limited L630 Cable Print B.V. L712 Diebold Self Service Solutions Namibia (Pty) Ltd L718 Diebold Nixdorf South Africa (Proprietary) Limited L720 Diebold Self-Service Solutions Limited Liability Company L746 Diebold Africa Investment Holdings (Proprietary) Limited L755 Diebold Africa (Proprietary) Limited L756 Diebold Staff Share Incentive Trust L757 Dieco Investments (Proprietary) Limited L758 Diebold Nixdorf Srl. L760 MOXX Netherlands L770 Diebold Nixdorf Aktiengesellschaft (Diebold Nixdorf AG) L800 Diebold Nixdorf Technology Germany L801 Diebold Nixdorf Grundstücksverwaltung Ilmenau GmbH & Co. KG L814 Prosystems IT GmbH L815 Aevi International GmbH L820 Diebold Nixdorf GmbH L821 Diebold Nixdorf AG L822 36

Appendix A – Listing of Legal Entities by Collateral Group Collateral Group Legal Entities included in each Collateral Group LE Code Global Non-Debt Parties Diebold Nixdorf s.r.o.(Czech Republic) L828 Diebold Nixdorf Information Systems (Shanghai) Co. Ltd. L830 Diebold Nixdorf S.A. L831 Diebold Nixdorf Teknoloji A.S. L833 Diebold Nixdorf Oy L834 Diebold Nixdorf Information Systems S.A. L835 Diebold Nixdorf (Ireland) Ltd. L836 Diebold Nixdorf Kft. L839 Diebold Nixdorf Portugal Unipessoal, Lda. L840 Diebold Nixdorf A/S L841 Diebold Nixdorf Middle East FZ-LLC L843 Diebold Nidorf Peru S. r. l. L844 Diebold Nixdorf Technologies LLC L845 Diebold Ecuador, S.A. L846 Bitelco Diebold Chile Limitada L848 DIEBOLD NIXDORF s.r.o. L856 Diebold Nixdorf AS L857 Diebold Nixdorf EURL L861 Diebold Nixdorf LLC L863 LLC Diebold Nixdorf L864 Diebold Nixdorf Retail Solutions s.r.o. L872 Aevi CZ s.r.o. L873 Aevi UK Limited L874 SecurCash Nederland B.V. L876 SecurCash Geldverwerking B.V. L877 CI Tech Sensors AG L878 Diebold Nixdorf Finance Malta Holding Limited L884 Diebold Nixdorf Fuel and Convenience Solutions GmbH L889 37

Appendix A – Listing of Legal Entities by Collateral Group Collateral Group Legal Entities included in each Collateral Group LE Code Global Non-Debt Parties Wincor Nixdorf Soluções em Tecnologia da Informação Ltda. L900 Wincor Nixdorf IT Support S.A. de C.V. L901 Dynasty Technology Brasil Software Ltda. L903 Diebold Nixdorf C.A. L904 Wincor Nixdorf Inc. L920 Aevi Americas Incorporated L922 Diebold Nixdorf Sdn Bhd L930 Diebold Nixdorf Taiwan Ltd. L931 Aisino-Wincor Retail & Banking Systems (Shanghai) Co., Ltd. (JV) L932 PT. Diebold Nixdorf Indonesia L933 Diebold Nixdorf (Hong Kong) Ltd. L934 Wincor Nixdorf (Thailand) Co., Ltd. L935 Wincor Nixdorf Australia Pty Ltd. L937 Wincor Nixdorf (Philippines), Inc. L938 Diebold Nixdorf Manufacturing Pte. Ltd. L939 Aisino Wincor Manufacturing (Shanghai) Co., Ltd. (JV) L940 Diebold Nixdorf Singapore Pte. Ltd. L941 38

Appendix B – Dutch Scheme Entities

FTI CONSULTING

Appendix B – Dutch Scheme Entities

Appendix B – Dutch Scheme Entities Summary Total Gross Liquidation Proceeds – Low Gross Liquidation Value – Low Cash & Accounts Other Fixed Securities & Customer Dutch Scheme Entities Cash Equivalents Receivable Inventories Current Assets Assets Investments Relationships Total Diebold Nixdorf Dutch Holding B.V. $ 111.4 $ - $ - $ - $ - $ - $ - $ 111.4 Diebold Nixdorf Global Holdings B.V. 1.7 2 67.7 - - - - - 269.4 Diebold Nixdorf Software Partner B.V. - - - - - - - - Diebold Nixdorf Software C.V. - - 16.4 4.3 0.6 - - 21.4 Diebold Nixdorf Global Solutions B.V. 0.1 - - 3.0 0.5 - - 3.6 Diebold Nixdorf B.V. 1,320.8 6,095.2 1,564.8 1 61.9 33.8 - - 9,176.6 Diebold Nixdorf Sp. z o. o. 1,407.8 10,187.6 4,239.3 30.6 6.6 - - 15,871.9 Diebold Nixdorf BPO Sp. z o. o. 177.6 2 14.0 0.9 1.1 2.1 - - 395.7 Diebold Nixdorf S.L. 425.7 7,477.9 1,166.7 56.0 11.3 - - 9,137.5 Diebold Nixdorf B.V. 10.5 3,699.6 1,090.7 4 04.9 40.4 - - 5,246.1 Diebold Nixdorf S.A.S. 268.2 22,868.3 5,160.0 2 91.1 37.3 - - 28,624.9 Diebold Nixdorf AB 476.6 6,327.3 336.9 3.3 5.1 - - 7,149.2 Diebold Nixdorf (UK) Ltd. 1,033.6 32,721.6 904.6 1 44.2 35.3 - - 34,839.4 Diebold Nixdorf s.r.l. 1,479.1 23,864.7 2,329.1 68.9 3.9 - - 27,745.8 Total $ 6,713.2 $ 113,723.8 $ 16,809.5 $ 1,169.3 $ 176.9 $ - $ - $ 138,592.8 40

Appendix B – Dutch Scheme Entities Summary Total Gross Liquidation Proceeds – Mid Gross Liquidation Value – Mid Cash & Accounts Other Fixed Securities & Customer Dutch Scheme Entities Cash Equivalents Receivable Inventories Current Assets Assets Investments Relationships Total Diebold Nixdorf Dutch Holding B.V. $ 111.4 $ - $ - $ - $ - $ - $ - $ 111.4 Diebold Nixdorf Global Holdings B.V. 1.7 3 05.9 - - - - - 307.6 Diebold Nixdorf Software Partner B.V. - - - - - - - - Diebold Nixdorf Software C.V. - - 21.1 8.6 0.9 - - 30.7 Diebold Nixdorf Global Solutions B.V. 0.1 - - 6.0 0.8 - - 6.9 Diebold Nixdorf B.V. 1,320.8 6,965.9 2,013.7 3 23.8 50.7 - - 10,674.9 Diebold Nixdorf Sp. z o. o. 1,407.8 11,643.0 5,455.3 61.3 9.8 - - 18,577.1 Diebold Nixdorf BPO Sp. z o. o. 177.6 2 44.5 1.2 2.3 3.2 - - 428.8 Diebold Nixdorf S.L. 425.7 8,546.2 1,501.3 1 11.9 16.9 - - 10,602.0 Diebold Nixdorf B.V. 10.5 4,228.1 1,403.5 8 09.7 60.6 - - 6,512.5 Diebold Nixdorf S.A.S. 268.2 26,135.2 6,640.0 5 82.3 55.9 - - 33,681.6 Diebold Nixdorf AB 476.6 7,231.2 433.5 6.5 7.6 - - 8,155.5 Diebold Nixdorf (UK) Ltd. 1,033.6 37,396.1 1,164.1 2 88.4 53.0 - - 39,935.2 Diebold Nixdorf s.r.l. 1,479.1 27,274.0 2,997.2 1 37.8 5.9 - - 31,893.9 Total $ 6,713.2 $ 129,970.1 $ 21,630.8 $ 2,338.6 $ 265.4 $ - $ - $ 160,918.1 41

Appendix B – Dutch Scheme Entities Summary Total Gross Liquidation Proceeds – High Gross Liquidation Value – High Cash & Accounts Other Fixed Securities & Customer Dutch Scheme Entities Cash Equivalents Receivable Inventories Current Assets Assets Investments Relationships Total Diebold Nixdorf Dutch Holding B.V. $ 111.4 $ - $ - $ - $ - $ - $ - $ 111.4 Diebold Nixdorf Global Holdings B.V. 1.7 3 44.2 - - - - - 345.8 Diebold Nixdorf Software Partner B.V. - - - - - - - - Diebold Nixdorf Software C.V. - - 25.8 12.9 1.2 - - 40.0 Diebold Nixdorf Global Solutions B.V. 0.1 - - 9.1 1.0 - - 10.1 Diebold Nixdorf B.V. 1,320.8 7,836.6 2,462.5 4 85.7 67.6 - - 12,173.3 Diebold Nixdorf Sp. z o. o. 1,407.8 13,098.4 6,671.2 91.9 13.1 - - 21,282.3 Diebold Nixdorf BPO Sp. z o. o. 177.6 2 75.1 1.4 3.4 4.2 - - 461.8 Diebold Nixdorf S.L. 425.7 9,614.4 1,835.9 1 67.9 22.6 - - 12,066.5 Diebold Nixdorf B.V. 10.5 4,756.6 1,716.4 1,214.6 80.9 - - 7,778.9 Diebold Nixdorf S.A.S. 268.2 29,402.1 8,120.0 8 73.4 74.5 - - 38,738.2 Diebold Nixdorf AB 476.6 8,135.2 530.1 9.8 10.2 - - 9,161.8 Diebold Nixdorf (UK) Ltd. 1,033.6 42,070.6 1,423.6 4 32.6 70.7 - - 45,031.0 Diebold Nixdorf s.r.l. 1,479.1 30,683.2 3,665.2 2 06.7 7.9 - - 36,042.1 Total $ 6,713.2 $ 146,216.4 $ 26,452.2 $ 3,507.9 $ 353.8 $ - $ - $ 183,243.5 42

Appendix C – Off Balance Sheet Intellectual Property – Gross Liquidation Proceeds Supporting Detail

Appendix C – Off Balance Sheet Intellectual Property – Gross Liquidation Proceeds Supporting Detail Gross Liquidation Proceeds from Off Balance Sheet IP – Estimated Recovery Ranges 1 2 Indicative Value of Contributed IP US Only Germany Only Total Combined Figures in millions of USD Indicated Value Indicative Value Indicative Value Low High Low High Low High Confidential IP Asset Class #1 $ 7 9 $ 9 7 $ 119 $ 146 $ 198 $ 243 Confidential IP Asset Class #2 6 7 9 11 15 18 Confidential IP Asset Class #3 14 16 n/a n/a 14 16 Confidential IP Asset Class #4 57 65 n/a n/a 57 65 Confidential IP Asset Class #5 46 51 69 77 115 128 Confidential IP Asset Class #6 20 21 n/a n/a 20 21 Confidential IP Asset Class #7 1 25 1 31 n/a n/a 1 25 131 Total Contributed Value $ 347 $ 388 $ 197 $ 233 $ 544 $ 621 Liquidation Proceeds from Intellectual Property Estimated Recoveries Low Medium High Contributed Intellectual Property Indicative Value Range $ 544 $ 582 $ 621 Assumed Liquidation Recovery Range 40% 50% 60% (-) German Insolvency Reserve (18) (19) (21) 3 Gross Liquidation Proceeds from Contributed Intellectual Property $ 200 $ 272 $ 351 Asset Held for Sale (Confidential) $ 250 $ 250 $ 250 Assumed Liquidation Recovery Range 40% 50% 60% Gross Liquidation Proceeds from Asset Held for Sale $ 100 $ 125 $ 150 Total Gross Liquidation Proceeds from Off Balance Sheet Intellectual Property $ 300 $ 397 $ 501 44 1. Owned by Diebold Nixdorf, Incorporated. 2. Owned by Diebold Nixdorf Systems GmbH and Wincor Nixdorf International GmbH. 50% to 50% joint ownership split assumed between both legal entities.

™ Experts with Impact

Exhibit 7

See attached

D Di ie ebo bol ld d N Ni ix xdo dor rf f, , I Inc nco or rpo por rat ate ed d Di Die eb bo ol ld d N Ni ix xd do or rf f, , I In nc co or rp po or rat ate ed d & & S Su ub bs si id di iar ari ie es s ( (O Ohi hio o) ) 7 74 4. .9 98 86 6% % 6 62 2. .4 42 2% % 50% 50% 50% 50% 9 99 9. .8 86 6% % 9 98 8. .8 88 8% % 2 25 5.0 .00 04 4% % o ow wn ne ed d b by y D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d D Di ieb ebo ol ld d N Ni ix xd do or rf f B B.V .V. . D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d G Gl lo ob ba al l D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d L La ati tin n N Ni ix xd do or rf f D Di ieb ebo ol ld d S SS ST T D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d –– C Co or rp p S Sta tar rb bu uc ck k D Di ieb ebo ol ld d C Ca an na ad da a D Di ieb ebo ol ld d ( (T Th ha ai il la an nd d) ) G Gr ri if ff fi in n T Tec ech hn no ol lo og gy y V VD DM M H Ho ol ld di in ng g D Di ieb ebo ol ld d H Ho ol ld di in ng g D Di ieb ebo ol ld d S So of ftw twa ar re e C Ca ab bl le e P Pr ri in nt t .0 .01 1% % o ow wn ned ed b by y V Vi ietn etna am m D Di ieb ebo ol ld d P Pa ac ci if fi ic c D Di ieb ebo ol ld d O OL LT TP P D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d P Per eru u, , B Bi itel telc co o D Di ie eb bo ol ld d F Fi in na an nc ce e T Te ec ch hn no ol lo og gy y A Am mer eri ic ca a H Ho ol ld di in ng g In Inc co or rp po or ra ate ted d H Ho ol ld di in ng g D Du utc tch h H Ho ol ld di in ng g G Gl lo ob ba al l H Ho ol ld di in ng gs s H Ho ol ld di in ng g D Di ieb ebo ol ld d H Ho ol ld di in ng g In Ind di ia a P Pr ri iv va ate te S Sy ys stem tems s S Sd dn n. . C Co om mp pu ute ter r H Ho ol ld di in ng g In Inc co or rp po or ra ate ted d C Co om mp pa an ny y C Co or rp po or ra ati tio on n In Inc co or rp po or ra ate ted d F Fi in na an nc ce e, , L LL LC C C Co om mp pa an ny y, , In Inc c. . C Co om mp pa an ny y, , L LL LC C C Co om mp pa an ny y, , L LL LC C C Co om mp pa an ny y, , L LL LC C S So ol lu uti tio on ns s, , In Inc c. . B B.V .V. . BV BV G Ger erm ma an ny y G Gm mb bH H B B.V .V . .. C Co om mp pa an ny y L Li im mi ited ted L Li im mi ited ted B Bh hd d. . S Sy ys stem tems s A A.V .V.V .V. . E Em mp pi ir re e A A.V .V.V .V. . C Co om mp pa an ny y In Inc c. . P Ph hi il li ip pp pi in nes es , , I In nc c. . B Br ra an nc ch h O Of ff fi ic ce e S S.r .r.l .l. . C Ch hi il le e L Li im mi ita tad da a L Li im mi ited ted ( (N New ew Y Yo or rk k) ) ( (D De el la aw wa ar re) e) B Br ra an nc ch h O Of ff fi ic ce e ( (D De el la aw wa ar re) e) ( (D De el la aw wa ar re) e) ( (B Bel elg gi iu um m) ) C Co om mp pa an ny y, , LLC LLC L Li im mi ited ted 1 19 9.0 .03 3% % o ow wn ne ed d b by y D Di ieb ebo ol ld d ( (H Ho on ng g K Ko on ng g) ) ( (A Ar ru ub ba a, , D D W W I) I) ( (P Ph hi il li ip pp pi in nes es) ) ( (P Per eru u) ) ( (C Ch hi il le) e) ( (D De el la aw wa ar re) e) ( (D De el la aw wa ar re) e) ( (D De el la aw wa ar re) e) ( (P Pu ue er rt to o R Ri ic co o & & ( (D De el la aw wa ar re) e) ( (N Neth ethe er rl la an nd ds s) ) ( (N Neth ethe er rl la an nd ds s) ) ( (G Ger erm ma an ny y) ) ( (I In nd di ia a) ) ( (M Ma al la ay ys si ia a) ) ( (A Ar ru ub ba a, , D D W W I) I) ( (C Ca an na ad da a) ) ( (J Ja am ma ai ic ca a) ) ( (T Th ha ai il la an nd d) ) G Gu ua am m E En nti tity ty i in n D Di is ss so ol lu uti tio on n ( (V Vi ie etn tna am m) ) S Sel elf f - -S Ser erv vi ic ce e S So ol lu uti tio on ns s, , S S.a .a.r .r.l .l .; .; ) ) 1 11 1.7 .72 2% % o ow wn ne ed d b by y W WIN INC CO OR R, , In Inter tern na ati tio on na al l 9 99 9. .9 99 9% % 70% 70% 3 30% 0% 9 99 9. .9 99 9% % G Gm mb bH H; ; 6 6.8 .82 2% % o ow wn ned ed b by y 0 0.1 .14 4% % o ow wn ned ed b by y 0 0.1 .12 2% % o ow wn ned ed b by y D Di ieb ebo ol ld d S Sw wi itz tze er rl la an nd d H Ho ol ld di in ng g D Di ieb ebo ol ld d B Br ra as si il l D Di ieb ebo ol ld d L La ati tin n D Di ieb ebo ol ld d L La ati tin n C Co om mp pa an ny y, , S S.a .a.r .r.l .l .; .; .0 .01 1% % o ow wn ned ed A Am mer eri ic ca a H Ho ol ld di in ng g A Am mer eri ic ca a H Ho ol ld di in ng g D Di ieb ebo ol ld d S Sp pa ai in n D Di ieb ebo ol ld d N Ni ix xd do or rf f 60% 60% .0 .01 1% % o ow wn ned ed b by y P Pr ro oc co om mp p S Ser erv vi ic co os s d de e b by y D Di ie eb bo ol ld d H Ho ol ld di in ng g C Co om mp pa an ny y, , T Te ec cn no ol lo og gi ia a e e C Co om mp pa an ny y, , L LL LC C C Co om mp pa an ny y, , L LL LC C S S.L .L. . M My ya an nm ma ar r L Li im mi it ted ed 3 39 9.9 .96 6% % o ow wn ne ed d b by y IP IP LLC LLC A Am ma az zo on ni ia a In Ind du us str tri ia a ( (S Sp pa ai in n) ) ( (M Ma ay ya an nm ma ar r) ) E El letr etro on ni ic ca a L Ltd tda a. . P Pa ar rt ti ic ci ip pa ac co oes es L Ltd tda a D Di ieb ebo ol ld d M Ma an na ag gem emen ent t G Gm mb bH H; ; S Sel elf f S Ser erv vi ic ce e .4 .4% % o ow wn ned ed b by y ( (B Br ra az zi il l) ) D Di ieb ebo ol ld d N Ni ix xd do or rf f S Sy ys stem tems s D Di ieb ebo ol ld d N Ni ix xd do or rf f ..0 .01 1% % o ow wn ned ed b by y D Di ieb ebo ol ld d S So of ftw twa ar re e C C.V .V. . 9 99 9. .9 99 9% % . .0 00 00 01 1% % P Pa ac ci if fi ic c, , L Li im mi ited ted ( (N New ew Y Yo or rk k ) ) ( (N Neth ethe er rl la an nd ds s) ) S So of ftw twa ar re e P Pa ar rt tn ne er r B B.V .V . . P Pr ro oc co om mp p In Ind du us str tri ia a .0 .01 1% % o ow wn ned ed b by y P Pa ar ren ent t E El letr etro on ni ic ca a L LT TD DA A D Di ieb ebo ol ld d ( (B Br ra az zi il l) ) 51% 51% N Ni ix xd do or rf f L LL LC C ( (R Ru us ss si ia a) ) 9 99 9. .9 99 9% % 9 99 9. .9 99 9% % D Di ieb ebo ol ld d N Ni ix xd do or rf f G Gl lo ob ba al l W WIN INC CO OR R N NIX IXD DO OR RF F 9 99 9. .9 99 9% % In Inter tern na ati tio on na al l G Gm mb bH H S So ol lu uti tio on ns s . .B B.V .V D D& &G G D Di ieb ebo ol ld d P Pa an na am ma a, , ( (G Ger erm ma an ny y) ) C C.R .R. . P Pa an na am ma a, , J J.J .J.F .F. . P Pa an na am ma a, , D DC CH HC C, , S S.A. .A. D Di ieb ebo ol ld d D Di ieb ebo ol ld d D Di ieb ebo ol ld d D Di ieb ebo ol ld d B Br ra as si il l ( (N Neth ethe er rl la an nd ds s) ) D Dy yn na as sty ty C Cen entr tro oa am mér éri ic ca a, , In Inc c. . In Inc c. . In Inc c. . ( (P Pa an na am ma a) ) U Ur ru ug gu ua ay y, , S S.A .A. . A Ar rg gen enti tin na a S S.A. .A. P Pa ar ra ag gu ua ay y S S.A. .A. L LT TD DA A T Te ec ch hn no ol lo og gy y B Br ra as si il l S S. . d de e R R. .L L. . ( (P Pa an na am ma a) ) ( (P Pa an na am ma a) ) ( (P Pa an na am ma a) ) D Do or rm ma an nt t E En nti tity ty ( (U Ur ru ug gu ua ay y) ) ( (A Ar rg gen enti tin na a ) ) ( (P Pa ar ra ag gu ua ay y) ) ( (B Br ra az zi il l) ) S So of ftw twa ar re e L Ltd tda a. . ( (P Pa an na am ma a) ) D Do or rm ma an nt t E En nti tity ty ( (B Br ra az zi il l) ) 1 1% % o ow wn ned ed b by y 0 0.0 .01 1% % o ow wn ned ed b by y 2 21 1. .4 44 4% % 3 31 1. .5 5% % 1 13 3. .5 5 1 16 6. .7 78 8 1 16 6. .7 78 8 P Pa ar re en nt t P Pa ar re en nt t 100% 100% D Di ieb ebo ol ld d 9 99 9. .9 99 9% % D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d M Mex exi ic co o D Di ieb ebo ol ld d N Ni ix xd do or rf f S Sw wi itz tze er rl la an nd d P Po or rtu tug ga al l A Au us str tra al li ia a P Pty ty. . H Ho ol ld di in ng g H Ho ol ld di in ng g C Ca an na ad da a L Li im mi ited ted G Gm mb bH H D D& &G G A AT TM Ms s y y P Pr ro oc co om mp p U Un ni ip pes ess so oa al l, , L Ld da a. . L Ltd td. . C Co om mp pa an ny y, , L LL LC C W Wi in nc co or r S Seg egu ur ri id da ad d d de e D DB B & & G GB B A AT TM Ms s C Co om mp pa an ny y S Sá ár rl l ( (C Ca an na ad da a) ) ( (A Au us str tri ia a) ) N Ni ix xd do or rf f In Inc c. . D Di ieb ebo ol ld d N Ni ix xd do or rf f A Am ma az zo on ni ia a ( (P Po or rt tu ug ga al l) ) ( (A Au us str tra al li ia a) ) ( (D De el la aw wa ar re) e) C Co os sta ta R Ri ic ca a L Ltd tda a. . 99% 99% S Seg egu ur ri id da ad d d de e In Ind du us str tri ia a ( (S Sw wi itz tzer erl la an nd d) ) ( (D De el la aw wa ar re) e) C Co ol lo om mb bi ia a S S.A.S .A.S. . ( (C Co os sta ta R Ri ic ca a) ) G Gu ua atem tema al la a E El letr etro on ni ic ca a L Ltd tda a. . L Li im mi ita tad da a ( (C Co ol lo om mb bi ia a) ) ( (B Br ra az zi il l) ) ( (G Gu ua atem tema al la a) ) . .0 03 3% % 0 0.0 .01 1% % o ow wn ned ed b by y P Ph ho oen eni ix x P Ph ho oen eni ix x W Wi in nc co or re e N Ni ix xd do or rf f P Pa ar re en nt t In Inter tera ac cti tiv ve e D D& &G G d de e 60% 60% In Inter tera ac cti tiv ve e U US SA A A Au us str tra al li ia a P Pty ty ( (A Au us st t ) ) In Inc c. . L Ltd td. . H Ho on nd du ur ra as s S S. . d de e 9 99 9. .9 99 9% % P Pty ty L Lt td d. . R R.L .L. . ( (D De el la aw wa ar re) e) ( (A Au us str tra al li ia a) ) 8 87 7. .3 33 3% % ( (A Au us str tra al li ia a) ) ( (H Ho on nd du ur ra as s) ) 4 48 8. .1 1% % D Di ieb ebo ol ld d N Ni ix xd do or rf f P PT T. . D Di ieb ebo ol ld d D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d A Af fr ri ic ca a D Di ieb ebo ol ld d S Sel elf f- - 9 93 3. .4 43 3% % In Inf fo or rm ma ati tio on n N Ni ix xd do or rf f S So of ftw twa ar re e D Di ieb ebo ol ld d E Ec cu ua ad do or r, , D Di ieb ebo ol ld d B Bo ol li iv vi ia a In Ins sp pu ur r F Fi in na an na ac ci ia al l E EU UR RL L s s. .r r.o .o . . A A/ /S S Oy Oy S S.A.S .A.S K Kf ft t . . ( (I Ir rel ela an nd d) ) L Lt td d. . s s. .r r.l .l. . S S.A. .A. B B.V .V. . In Inv ves estm tme en nt t H Ho ol ld di in ng gs s S Ser erv vi ic ce e S Sy ys stem tems s S S.A. .A. In Ind do on nes esi ia a P Pa ar rt tn ner ers s B B.V .V. . S S.A. .A. S S.R .R. .L L. . In Inf fo or rm ma ati tio on n T Tec ech hn no ol lo og gy y ( (A Al lg ger eri ia a) ) ( (C Cz zec ech h R Rep epu ub bl li ic c) ) ( (D De en nm ma ar rk k) ) ( (F Fi in nl la an nd d) ) ( (F Fr ra an nc ce) e) ( (H Hu un ng ga ar ry y) ) ( (I Ir rel ela an nd d) ) ( (I Ita tal ly y) ) ( (M Mo or ro oc cc co o) ) ( (N Neth ethe er rl la an nd ds s) ) D D& &G G 9 99 9. .8 85 5% % ( (P Pr ro op pr ri ieta etar ry y) ) L Li im mi ited ted C Co o., ., L Lt td d. . S So ol lu uti tio on ns s S S.a .ar r.L .L D Di ieb ebo ol ld d N Ni ix xd do or rf f ( (G Gr ree eec ce) e) ( (I In nd do on nes esi ia a) ) ( (N Neth ethe er rl la an nd ds s) ) ( (E Ec cu ua ad do or r) ) ( (B Bo ol li iv vi ia a) ) ( (S So ou uth th A Af fr ri ic ca a ) ) ( (S Sw wi itz tzer erl la an nd d) ) D Do om mi in ni ic ca an na a S S.A .A. . ( (C Ch hi in na a) ) d de e M Mex exi ic co o S S.A .A. . Im Imp pex exa a L LL LC C d de e C C.V .V. . ( (T Tex exa as s) ) ( (D Do om mi in ni ic ca an n 1 12 2.5 .52 2% % o ow wn ne ed d b by y R Rep epu ub bl li ic c) ) .0 .01 1% % o ow wn ned ed b by y D Di ieb ebo ol ld d 4 40 0% % o ow wn ned ed b by y 7 74 4. .9 9% % ( (M Mex exi ic co o) ) C Ca as sh h P Po oo ol li in ng g D Di ieb ebo ol ld d N Ni ix xd do or rf f L La ati tin n A Am me er ri ic ca a H Ho ol ld di in ng g D Di ieb ebo ol ld d N Ni ix xd do or rf f G Gl lo ob ba al l H Ho ol ld di in ng gs s, , D Di ieb ebo ol ld d A Af fr ri ic ca a D Di ieb ebo ol ld d N Ni ix xd do or rf f S So ou uth th A Af fr ri ic ca a E En nt ti it ty y C Co om mp pa an ny y, , L LL LC C P Per eru u S S.R .R.L .L. . B B.V .V. . ( (P Pr ro op pr ri ieta etar ry y) ) L Li im mi ited ted ( (P Pr ro op pr ri ieta etar ry y) ) L Li im mi ited ted <.0 <.00 01 1% % o ow wn ne ed d b by y D Di ieb ebo ol ld d F Fi in na an nc ci ia al l ( (S So ou uth th A Af fr ri ic ca a ) ) ( (S So ou uth th A Af fr ri ic ca a ) ) E Eq qu ui ip pm men ent t C Co om mp pa an ny y, , P Pa ar re en nt; t; 6 6.5 .56 6% % D DB B & & G GB B d de e E El l 99% 99% S Sa al lv va ad do or r L Ltd td. . o ow wn ned ed b by y W WIN INC CO OR R N NIX IXD DO OR RF F L Li im mi ita tad da a ( (C Ch hi in na a) ) W Wi in nc co or r N Ni ix xd do or rf f In Inter tern na ati tio on na al l G Gm mb bH H; ; ( (E El l S Sa al lv va ad do or r) ) ( (P Pr ro op pr ri ieta etar ry y) ) L Ltd td. . <.0 <.00 01 1% % o ow wn ne ed d by by ( (S So ou uth th A Af fr ri ic ca a ) ) D Di ieb ebo ol ld d N Ni ix xd do or rf f C C.A .A. . 9 99 9. .9 99 9% % W WIN INC CO OR R N NIX IXD DO OR RF F D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D DIE IEB BO OL LD D N NIX IXD DO OR RF F D Di ieb ebo ol ld d N Ni ix xd do or rf f C CI I T Tec ech h D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f In Inter tern na ati tio on na al l G Gm mb bH H L LL LC C D Di ieb ebo ol ld d D Di ieb ebo ol ld d N Ni ix xd do or rf f B BP PO O D Di ieb ebo ol ld d N Ni ix xd do or rf f S S.L .L. . D Di ieb ebo ol ld d S Sel elf fS Ser erv vi ic ce e L Li im mi ited ted A A/ /S S S S.p .p . . z z. .o o.o .o . . s s. .r r.o .o. . AB AB S Sen ens so or rs s A AG G T Te ek kn no ol lo oj ji i A A.S .S. . ( (U UK K) ) L Li im mi ited ted R Rep epr res esen enta tati tiv ve e N Ni ix xd do or rf f C C.A. .A. D Di ieb ebo ol ld d D Di ieb ebo ol ld d S Sel elf f - -S Ser erv vi ic ce e S S.p .p. . z z.o .o.o .o. . ( (S Sp pa ai in n) ) D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f S So ol lu uti tio on ns s, , L LL LC C ( (N Ni ig ger eri ia a) ) ( (N No or rw wa ay y) ) ( (P Po ol la an nd d) ) ( (S Sl lo ov va ak ki ia a) ) ( (S Sw wed eden en) ) ( (S Sw wi itz tzer erl la an nd d) ) ( (T Tu ur rk ke ey y) ) ( (U Un ni ite ted d K Ki in ng gd do om m) ) O Of ff fi ic ce e ( (U Uk kr ra ai in ne) e) ( (V Ven enez ezu uel ela a) ) Poland S So ol lu uti tio on ns s S S.a .ar r.l .l ( (P Po ol la an nd d) ) BV BV S Sr rl l AG AG R Rep epr res esen enta tati tiv ve e ( (U Uk kr ra ai in ne) e) S S.p .p. . z z.o .o.o .o. . O Of ff fi ic ce e B Br ra an nc ch h O Of ff fi ic ce e ( (B Bel elg gi io ou um m) ) ( (P Po ol la an nd d) ) ( (R Ro om ma an ni ia a) ) ( (S Sw wi itz tzer erl la an nd d) ) ( (U Un ni it ted ed A Ar ra ab b E Emi mir ra at tes es) ) ( (U Ug ga an nd da a) ) .0 .01 1% % o ow wn ned ed b by y D Di ieb ebo ol ld d 80% 80% 49% 49% W Wi in nc co or r N Ni ix xd do or rf f S Sw wi itz tze er rl la an nd d H Ho ol ld di in ng g W Wi in nc co or r N Ni ix xd do or rf f W Wi in nc co or r N Ni ix xd do or rf f W Wi in nc co or r N Ni ix xd do or rf f IT IT S Su up pp po or rt t S S.A .A. . S S.L .L. . S S.L .L. . S S.L .L. . C Co om mp pa an ny y, , S S.a .a.r .r.l .l . . W Wi in nc co or r N Ni ix xd do or rf f d de e C C.V ..V. . D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f W Wi in nc co or r N Ni ix xd do or rf f B Br ra an nc ch h O Of ff fi ic ce e B Br ra an nc ch h O Of ff fi ic ce e B Br ra an nc ch h O Of ff fi ic ce e S So ol lu uc cõ ões es em em D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f W Wi in nc co or r N Ni ix xd do or rf f W Wi in nc co or r N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f ( (M Mex exi ic co o) ) B Bel elg gi iu um m B BV V S Si in ng ga ap po or re e P Pt te e ( (T Th ha ai il la an nd d) ) C Co o. . ( (A Ar rg ge en nt ti in na a) ) ( (C Ch hi il le) e) ( (C Co ol lo om mb bi ia a) ) B Br ra an nc ch h O Of ff fi ic ce e T Te ec ch hn no ol lo og gi ie e d da a L Ltd td. . S Sd dn n. . B Bh hd d. . T Ta ai iw wa an n L Ltd td. . ( (H Ho on ng g K Ko on ng g) ) L Lt td d. . ( (P Ph hi il li ip pp pi in nes es ) ) In Inc c. . R Reta etai il l M ME E J JL LT T M Mi id dd dl le e E Ea as st t F FZ Z - -LLC LLC T Te ec ch hn no ol lo og gi ies es L LL LC C L Ltd td. . In Inf fo or rm ma aç çã ão o L Ltd tda a. . ( (M Ma al la ay ys si ia a) ) ( (T Ta ai iw wa an n) ) ( (H Ho on ng g K Ko on ng g) ) ( (P Ph hi il li ip pp pi in nes es) ) ( (U Un ni ite ted d A Ar ra ab b E Em mi ir ra ates tes) ) ( (U Un ni ite ted d A Ar ra ab b E Em mi ir ra ates tes) ) ( (U Un ni ite ted d A Ar ra ab b E Em mi ir ra ates tes) ) ( (L Lu ux xem emb bo ou ur rg g) ) ( (S Si in ng ga ap po or re e) ) ( (T Th ha ai il la an nd d) ) ( (B Br ra az zi il l ) ) 1 10 0% % o ow wn ned ed b by y ** ** E En nti tity ty i in n D Di is ss so ol lu uti tio on n D Di ieb ebo ol ld d N Ni ix xd do or rf f A AG G D Di ieb ebo ol ld d N Ni ix xd do or rf f 49% 49% 7 71 1. .9 9% % K Key ey: : M Ma an nu uf fa ac ct tu ur ri in ng g P Pte te L Ltd td. . D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d U. U.S S. . D Deb ebt to or rs s A Ai is si in no o W Wi in nc co or r R Reta etai i l l D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f A Ae ev vi i ( (S Si in ng ga ap po or re e) ) D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f W Wi in nc co or r N Ni ix xd do or rf f B Bu us si in ne es ss s D Di ieb ebo ol ld d N Ni ix xd do or rf f N Ni ix xd do or rf f F Fu uel el a an nd d D Di ieb ebo ol ld d F Fi in na an nc ce e D Di ie eb bo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f IP IP M Ma an na ag gem emen ent t In Inf fo or rm ma ati tio on n S Sy ys ste tem ms s & & B Ba an nk ki in ng g S Sy ys st tem ems s S Sec ecu ur ri ity ty G Gm mb bH H F Fa ac ci il li ity ty G Gm mb bH H A Ad dm mi in ni is str tra ati tio on n D Deu euts tsc ch hl la an nd d S Sy ys stem tems s G Gm mb bH H O Op pe er ra ati tio on ns s In Inter tern na ati tio on na al l C Co on nv ve en ni ien enc ce e V Ve er rm mö ög ge en ns sv ve er rw wa al ltu tun ng gs s G Gm mb bH H G Ger erm ma an ny y G Gm mb bH H G Gm mb bH H L Lo og gi is st ti ic cs s G Gm mb bH H G Gm mb bH H D Du ut tc ch h S Sc ch he em me e P Pa ar rt ti ies es ( (S Sh ha an ng gh ha ai i) ) C Co o. . L Ltd td. . ( (S Sh ha an ng gh ha ai i) ) C Co o. . L Ltd td . . ( (G Ger erm ma an ny y) ) ( (G Ger erm ma an ny y) ) C Cen enter ter G Gm mb bH H G Gm mb bH H ( (G Ger erm ma an ny y) ) G Gm mb bH H S So ol lu uti tio on ns s G Gm mb bH H ( (G Ger erm ma an ny y) ) ( (G Ger erm ma an ny y) ) ( (G Ger erm ma an ny y) ) ( (C Ch hi in na a) ) ( (G Ger erm ma an ny y) ) ( (G Ger erm ma an ny y) ) ( (G Ger erm ma an ny y) ) ( (G Ge er rm ma an ny y) ) ( (C Ch hi in na a) ) ( (G Ger erm ma an ny y) ) ( (G Ger erm ma an ny y) ) A Ai is si in no o W Wi in nc co or r A Ae ev vi i A Am mer eri ic ca as s D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f D Di ieb ebo ol ld d N Ni ix xd do or rf f A Ae ev vi i CZ CZ s s. .r r.o .o . . A Ae ev vi i U UK K L Ltd td. . M Ma an nu uf fa ac ct tu ur ri in ng g In Inc co or rp po or ra ate ted d G Gl lo ob ba al l L Lo og gi is st ti ic cs s R Reta etai i l l S So ol lu uti tio on ns s R Rea eal l E Es sta tate te G Gm mb bH H & & C Co oK KG G ( (C Cz zec ech h R Rep epu ub bl li ic c) ) ( (U Un ni ite ted d K Ki in ng gd do om m) ) ( (S Sh ha an ng gh ha ai i) ) C Co o. . L Ltd td. . ( (G Ger erm ma an ny y) ) ( (G Geo eor rg gi ia a) ) G Gm mb bH H s s. .r r.o .o . . ( (S Sh ha an ng gh ha ai i) ) ( (G Ger erm ma an ny y) ) ( (C Cz zec ech h R Rep epu ub bl li ic c) )

Exhibit 8

See attached

Balance Sheets for Dutch Scheme Entities

Legal Entity by Legal Entity Balance Sheets	Diebold Nixdorf	Diebold Nixdorf	Diebold Nixdorf

Balances as of 4/30/23	Dutch	Global	Software

Figures in 000’s of USD	Holding B.V.	Holdings B.V.	Partner B.V.

Assets

Cash & Cash Equivalents	$180	$3	$-

Accounts Receivable	-	382	-

Inventories	-	-	-

Total Short Term Investments	-	-	-

Intercompany Accounts Receivable	377,374	-	-

Other Current Assets	-	-	-

Prepaid Expenses	-	-	-

Assets Held for Sale	-	-	-

Fixed Assets	-	-	-

Securities and Other Investments	-	-	-

Other Long Term Assets	-	-	0

Deferred Income Tax Assets	887	-	1

Customer Relationships, Net	-	-	-

Goodwill	-	-	-

Intangible Assets	-	140,995	-

Right of Use Asset Operating Lease	-	-	-
Total Assets	$378,440	$141,380	$1

Liabilities and Equity

Accounts Payable	-	-	-

Notes Payable	-	-	-

Deferred Revenue	-	-	-

Payroll & Benefits Liabilities	-	-	-

Other Current Liabilities	367	113,849	(28)

Pension, Post Retirement and Other Benefits	-	-	-

Long-Term Debt[1]	382,845	-	-

Long-Term Operaing Lease Liabilities	-	-	-

Deferred Income Tax Liabilities	-	-	-

Other Long-Term Liabilities	-	-	-
Total Liabilities	$383,212	$113,849	$(28)

Total Equity	$(4,772)	$27,531	$29

Total Liabilities and Equity	$378,440	$141,380	$1

Footnotes:

1. Funded debt guarantees are not included in the balance sheets because they are contingent liabilities.

Balance Sheets for Dutch Scheme Entities

Legal Entity by Legal Entity Balance Sheets		Diebold Nixdorf	Diebold Nixdorf

Balances as of 4/30/23	Diebold Nixdorf	Global	B.V.

Figures in 000’s of USD	Software C.V.	Solutions B.V.	(Netherlands)

Assets

Cash & Cash Equivalents	$-	$0	$2,131

Accounts Receivable	(0)	-	9,035

Inventories	48	-	4,610

Total Short Term Investments	-	-	-

Intercompany Accounts Receivable	29,573	8,707	23,216

Other Current Assets	86	60	3,238

Prepaid Expenses	-	5	4,474

Assets Held for Sale	-	-	-

Fixed Assets	6	5	338

Securities and Other Investments	-	-	-

Other Long Term Assets	-	-	-

Deferred Income Tax Assets	(193)	(10)	(2,254)

Customer Relationships, Net	-	-	-

Goodwill	-	-	-

Intangible Assets	5,365	-	50

Right of Use Asset Operating Lease	169	111	233
Total Assets	$35,055	$8,880	$45,070

Liabilities and Equity

Accounts Payable	152	372	5,190

Notes Payable	-	-	(12)

Deferred Revenue	-	-	6,286

Payroll & Benefits Liabilities	448	875	2,052

Other Current Liabilities	1,924	536	6,528

Pension, Post Retirement and Other Benefits	-	-	-

Long-Term Debt[1]	-	-	-

Long-Term Operaing Lease Liabilities	-	1	(20)

Deferred Income Tax Liabilities	-	-	-

Other Long-Term Liabilities	-	-	40
Total Liabilities	$2,524	$1,784	$20,062

Total Equity	$32,531	$7,095	$25,008

Total Liabilities and Equity	$35,055	$8,880	$45,070

Footnotes:

1. Funded debt guarantees are not included in the balance sheets because they are contingent liabilities.

Balance Sheets for Dutch Scheme Entities

Legal Entity by Legal Entity Balance Sheets

Balances as of 4/30/23	Diebold Nixdorf	Diebold Nixdorf	Diebold Nixdorf

Figures in 000’s of USD	Sp. z o. o.	BPO Sp. z o. o.	S.L.

Assets

Cash & Cash Equivalents	$2,271	$286	$687

Accounts Receivable	14,554	306	10,745

Inventories	12,488	3	3,437

Total Short Term Investments	-	-	-

Intercompany Accounts Receivable	13,807	13,153	28,068

Other Current Assets	613	23	1,119

Prepaid Expenses	54	18	62

Assets Held for Sale	-	-	-

Fixed Assets	66	21	113

Securities and Other Investments	-	-	-

Other Long Term Assets	0	76	73

Deferred Income Tax Assets	3,397	2,247	627

Customer Relationships, Net	-	-	-

Goodwill	-	-	-

Intangible Assets	-	-	-

Right of Use Asset Operating Lease	886	2,132	868
Total Assets	$48,135	$18,265	$45,798

Liabilities and Equity

Accounts Payable	5,771	1,387	12,288

Notes Payable	33	154	(0)

Deferred Revenue	11,279	-	5,239

Payroll & Benefits Liabilities	1,337	3,727	1,743

Other Current Liabilities	13,274	8,336	2,562

Pension, Post Retirement and Other Benefits	-	-	-

Long-Term Debt[1]	-	-	-

Long-Term Operaing Lease Liabilities	2,714	1,528	397

Deferred Income Tax Liabilities	-	-	-

Other Long-Term Liabilities	-	-	902
Total Liabilities	$34,407	$15,131	$23,131

Total Equity	$13,728	$3,134	$22,667

Total Liabilities and Equity	$48,135	$18,265	$45,798

Footnotes:

1. Funded debt guarantees are not included in the balance sheets because they are contingent liabilities.

Balance Sheets for Dutch Scheme Entities

Legal Entity by Legal Entity Balance Sheets

Balances as of 4/30/23	Diebold Nixdorf	Diebold Nixdorf	Diebold Nixdorf

Figures in 000’s of USD	B.V. (Belgium)	S.A.S	AB

Assets

Cash & Cash Equivalents	$17	$433	$769

Accounts Receivable	7,445	38,498	9,213

Inventories	3,213	15,200	992

Total Short Term Investments	-	-	-

Intercompany Accounts Receivable	23,735	42,288	16,517

Other Current Assets	8,097	5,823	65

Prepaid Expenses	536	1,014	6

Assets Held for Sale	-	-	-

Fixed Assets	404	373	51

Securities and Other Investments	-	-	-

Other Long Term Assets	688	-	-

Deferred Income Tax Assets	(393)	3,984	431

Customer Relationships, Net	-	-	-

Goodwill	-	-	-

Intangible Assets	2,900	-	138

Right of Use Asset Operating Lease	909	5,090	875
Total Assets	$47,551	$112,702	$29,059

Liabilities and Equity

Accounts Payable	4,684	25,847	1,623

Notes Payable	(0)	0	79

Deferred Revenue	1,872	21,088	6,198

Payroll & Benefits Liabilities	3,305	11,808	1,021

Other Current Liabilities	2,686	12,442	11,416

Pension, Post Retirement and Other Benefits	326	4,597	-

Long-Term Debt[1]	3,525	10,620	3,215

Long-Term Operaing Lease Liabilities	786	4,180	662

Deferred Income Tax Liabilities	-	-	-

Other Long-Term Liabilities	-	-	-

Total Liabilities	$17,185	$90,582	$24,214

Total Equity	$30,367	$22,120	$4,845

Total Liabilities and Equity	$47,551	$112,702	$29,059

Footnotes:

1. Funded debt guarantees are not included in the balance sheets because they are contingent liabilities.

Balance Sheets for Dutch Scheme Entities

Legal Entity by Legal Entity Balance Sheets

Balances as of 4/30/23	Diebold Nixdorf	Diebold Nixdorf

Figures in 000’s of USD	(UK) Ltd.	s.r.l.

Assets

Cash & Cash Equivalents	$1,667	$2,386

Accounts Receivable	49,011	34,451

Inventories	2,665	6,861

Total Short Term Investments	-	-

Intercompany Accounts Receivable	46,923	6,838

Other Current Assets	2,884	1,378

Prepaid Expenses	4,880	778

Assets Held for Sale	-	-

Fixed Assets	353	39

Securities and Other Investments	-	-

Other Long Term Assets	1	39

Deferred Income Tax Assets	(619)	1,547

Customer Relationships, Net	-	-

Goodwill	-	-

Intangible Assets	0	-

Right of Use Asset Operating Lease	5,647	2,447
Total Assets	$113,412	$56,763

Liabilities and Equity

Accounts Payable	27,566	18,409

Notes Payable	(854)	0

Deferred Revenue	9,660	12,622

Payroll & Benefits Liabilities	2,048	4,081

Other Current Liabilities	23,138	9,484

Pension, Post Retirement and Other Benefits	(8,610)	1,069

Long-Term Debt[1]	29,354	1,098

Long-Term Operaing Lease Liabilities	5,820	1,269

Deferred Income Tax Liabilities	-	-

Other Long-Term Liabilities	-	-
Total Liabilities	$88,122	$48,031

Total Equity	$25,290	$8,732

Total Liabilities and Equity	$113,412	$56,763

Footnotes:

1. Funded debt guarantees are not included in the balance sheets because they are contingent liabilities.